Filed pursuant to Rule 424(b)(5)
                                               Registration Number 333-114525-01


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 6, 2004)

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                                    DEPOSITOR
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                     GERMAN AMERICAN CAPITAL CORPORATION AND
                              BANK OF AMERICA, N.A.
                              MORTGAGE LOAN SELLERS

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C3
--------------------------------------------------------------------------------

     GE Commercial Mortgage Corporation is offering certain classes of the Series 2004-C3 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will be 127 mortgage loans secured primarily by first liens on 176 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2004-C3 certificates are not obligations of GE Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
--------------------------------------------------------------------------------

     Certain characteristics of the offered certificates include:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  EXPECTED
                                          INITIAL                                                  RATINGS
                  INITIAL CLASS        PASS-THROUGH      PASS-THROUGH        ASSUMED FINAL          (S&P/           RATED FINAL
             CERTIFICATE BALANCE(1)       RATE         RATE DESCRIPTION    DISTRIBUTION DATE(6)    MOODY'S)     DISTRIBUTION DATE(6)
------------------------------------------------------------------------------------------------------------------------------------
 Class A-1(8)       $ 89,332,000          3.7520%         Fixed              March 10, 2009         AAA/Aaa          July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------
 Class A-2(8)       $240,728,000          4.4330%         Fixed             August 10, 2010         AAA/Aaa          July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------
 Class A-3(8)       $221,265,000          4.8650%         Fixed(2)           May 10, 2013           AAA/Aaa          July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------
 Class A-4(8)       $301,331,000          5.1890%         Fixed(2)           July 10, 2014          AAA/Aaa          July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------
 Class B            $ 32,727,000          5.2759%         Variable(3)        July 10, 2014          AA/Aa2           July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------
 Class C            $ 15,502,000          5.3259%         Variable(3)        July 10, 2014          AA-/Aa3          July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------
 Class D            $ 27,559,000          5.4159%         Variable(4)        July 10, 2014            A/A2           July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------
 Class E            $ 15,502,000          5.4159%         Variable(4)        July 10, 2014           A-/A3           July 10, 2039
------------------------------------------------------------------------------------------------------------------------------------

--------------------
(FOOTNOTES TO TABLE ON PAGE S-7)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
                                   ----------
     GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.
                                   ----------
     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-33 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

     The underwriters, Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about July 23, 2004. We expect to receive from this offering approximately 100.43% of the initial principal amount of the offered certificates, plus accrued interest from July 1, 2004, before deducting expenses payable by us.

DEUTSCHE BANK SECURITIES                         BANC OF AMERICA SECURITIES LLC
JOINT BOOK RUNNING MANAGER                           JOINT BOOK RUNNING MANAGER

CITIGROUP                         JPMORGAN                   MERRILL LYNCH & CO.
JULY 16, 2004

                       GE COMMERCIAL MORTGAGE CORPORATION
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C3
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

                               [Graphic Omitted]

WASHINGTON                                                VIRGINIA
2 Properties                                              7 Properties
$20,723,781                                               $61,352,345
1.5% of total                                             4.5% of total

OREGON                                                    MARYLAND
3 Properties                                              4 Properties
$24,700,000                                               $19,020,430
1.8% of total                                             1.4% of total

CALIFORNIA                                                NEW JERSEY
21 Properties                                             3 Properties
$191,991,387                                              $30,730,000
13.9% of total                                            2.2% of total

ALASKA                                                    CONNECTICUT
1 Property                                                2 Properties
$8,400,000                                                $17,900,000
0.6% of total                                             1.3% of total

ARIZONA                                                   MASSACHUSETTS
10 Properties                                             2 Properties
$58,380,537                                               $18,378,487
4.2% of total                                             1.3% of total

NEW MEXICO                                                NEW YORK
2 Properties                                              12 Properties
$6,800,000                                                $179,946,361
0.5% of total                                             13.1% of total

TEXAS                                                     PENNSYLVANIA
13 Properties                                             7 Properties
$104,510,549                                              $44,379,754
7.6% of total                                             3.2% of total

OKLAHOMA                                                  OHIO
9 Properties                                              3 Properties
$18,733,546                                               $19,842,868
1.4% of total                                             1.4% of total

ARKANSAS                                                  KENTUCKY
3 Properties                                              2 Properties
$17,626,977                                               $35,789,846
1.3% of total                                             2.6% of total

LOUISIANA                                                 MICHIGAN
2 Properties                                              2 Properties
$25,981,775                                               $18,520,000
1.9% of total                                             1.3% of total

MISSISSIPPI                                               INDIANA
1 Property                                                4 Properties
$5,218,546                                                $12,880,000
0.4% of total                                             0.9% of total

ALABAMA                                                   ILLINOIS
4 Properties                                              3 Properties
$33,100,000                                               $24,740,000
2.4% of total                                             1.8% of total

TENNESSEE                                                 MISSOURI
9 Properties                                              3 Properties
$24,513,806                                               $66,724,816
1.8% of total                                             4.8% of total

FLORIDA                                                   MINNESOTA
24 Properties                                             2 Properties
$157,801,660                                              $13,504,416
11.5% of total                                            1.0% of total

GEORGIA                                                   KANSAS
3 Properties                                              4 Properties
$54,384,000                                               $6,087,705
3.9% of total                                             0.4% of total

SOUTH CAROLINA                                            NORTH DAKOTA
1 Property                                                1 Property
$21,800,000                                               $5,831,787
1.6% of total                                             0.4% of total

NORTH CAROLINA                                            COLORADO
1 Property                                                6 Properties
$4,297,674                                                $23,371,482
0.3% of total                                             1.7% of total



------------------------------------------------------------
[  ] < 1.00% of Initial Pool Balance

[  ]   1.01 - 5.00% of Initial Pool Balance

[  ]   5.01 - 10.00% of Initial Pool Balance

[  ] > 10.01% of Initial Pool Balance



                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                              [Graphic Omitted]




  MULTIFAMILY(1)    SELF-STORAGE    HOTEL    INDUSTRIAL    MIXED USE    OFFICE    RETAIL
  --------------    ------------   ------    ----------    --------     ------    ------
    29.57%             7.29%        4.85%      4.47%         3.16%      27.04%     23.61%

    (1)  Includes Multifamily (18.66%) and Manufactured Housing (10.91%)

     DDR-MACQUARIE PORTFOLIO

        [Graphic Omitted]
UNION CONSUMER SQUARE, Cheektowaga, NY

        [Graphic Omitted]
THE MARKETPLACE, Nashville, TN

        [Graphic Omitted]
TOWNSHIP MARKETPLACE, Monaca, PA

        [Graphic Omitted]
RIVERDALE VILLAGE-INNER RING, Coon Rapids, MN

        [Graphic Omitted]
SPRING CREEK CENTER AND STEELE CROSSING, Fayetteville, AR

        [Graphic Omitted]
TRANSIT-WEHRLE PLAZA, Clarence, NY


      STATEGIC HOTEL PORTFOLIO

        [Graphic Omitted]
HYATT REGENCY PHOENIX, Phoenix, AZ

        [Graphic Omitted]
HYATT REGENCY LA JOLLA AT AVENTINE, La Jolla, CA

        [Graphic Omitted]
HYATT REGENCY NEW ORLEANS, New Orleans, LA

        PIERCE BUILDING
        [Graphic Omitted]

     BANK OF AMERICA PLAZA
        [Graphic Omitted]


731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS
        [Graphic Omitted]



     180 LIVINGSTON STREET
        [Graphic Omitted]


      GREENBRIER APARTMENTS
        [Graphic Omitted]

    SUN COMMUNITIES PORTFOLIO 5

        [Graphic Omitted]
ALPINE MEADOWS, Grand Rapids, MI

        [Graphic Omitted]
GOLDCOASTER, Homestead, FL

        [Graphic Omitted]
ALPINE MEADOWS, Grand Rapids, MI

        [Graphic Omitted]
FISHERMAN'S COVE, Flint, MI


    EMERALD RIDGE APARTMENTS
        [Graphic Omitted]

   EXTRA SPACE PORTFOLIO 2

        [Graphic Omitted]
     FOUNTAINBLEAU, Doral, FL

        [Graphic Omitted]
FOREST PARK, St. Louis, MO

        [Graphic Omitted]
OXFORD, North Oxford, MA

     STONEGATE BIRMINGHAM

        [Graphic Omitted]
1000 URBAN CENTER, Vestavia Hills, AL

        [Graphic Omitted]
1400 URBAN CENTER, Vestavia Hills, AL

        [Graphic Omitted]
1500 URBAN CENTER, Vestavia Hills, AL

        [Graphic Omitted]
RIVER VILLAGE, Birmingham, AL

WEST VILLAGE RETAIL
        [Graphic Omitted]
        [Graphic Omitted]
        [Graphic Omitted]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                    PROSPECTUS AND THE REGISTRATION STATEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-C3 certificates and the trust in abbreviated form:

     SUMMARY OF CERTIFICATES, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     SUMMARY OF TERMS, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-C3 certificates and a description of the mortgage loans; and

     RISK FACTORS, commencing on page S-33 of this prospectus supplement, which describe risks that apply to the Series 2004-C3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "INDEX OF PRINCIPAL DEFINITIONS" beginning on page S-199 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "INDEX OF PRINCIPAL DEFINITIONS" beginning on page 112 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO PERSONS"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS PERSONS" and together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

NOTICE TO RESIDENTS OF THE UNITED
   KINGDOM .........................................   S-4
SUMMARY OF CERTIFICATES ............................   S-7
SUMMARY OF TERMS ...................................   S-9
RISK FACTORS .......................................  S-33
   Geographic Concentration Entails Risks ..........  S-33
   Risks Relating to Loan Concentrations ...........  S-33
   Mortgage Loans with Related Borrowers ...........  S-35
   Mortgage Loans Secured by Multiple
     Mortgaged Properties ..........................  S-35
   Borrower Organization Considerations ............  S-35
   Cross-Collateralized Mortgage Loans
     Entail Risks ..................................  S-36
   Ability to Incur Other Borrowings Entails
     Risk ..........................................  S-36
   Borrower May Be Unable to Repay
     Remaining Principal Balance on
     Maturity Date or Anticipated
     Prepayment Date ...............................  S-37
   Commercial, Multifamily and
     Manufactured Housing Community
     Lending is Dependent Upon Net
     Operating Income ..............................  S-38
   Tenant Concentration Entails Risk ...............  S-39
   Certain Additional Risks Relating to
     Tenants .......................................  S-40
   Mortgaged Properties Leased to Multiple
     Tenants Also Have Risks .......................  S-41
   Tenant Bankruptcy Entails Risks .................  S-41
   Tenant-in-Common Borrowers Own
     Some of the Mortgaged Properties ..............  S-41
   Mortgage Loans Are Nonrecourse and
     Are Not Insured or Guaranteed .................  S-42
   Risks to the Mortgaged Properties
     Relating to Terrorist Attacks .................  S-42
   Recent Developments May Increase the
     Risk of Loss on the Mortgage Loans ............  S-42
   Office Properties Have Special Risks ............  S-42
   Multifamily Properties Have Special Risks .......  S-43
   Retail Properties Have Special Risks ............  S-44
   Manufactured Housing Community
     Properties Have Special Risks .................  S-45
   Self Storage Properties Have Special Risks ......  S-46
   Industrial Properties Have Special Risks ........  S-46
   Hotel Properties Have Special Risks .............  S-47
   Properties with Condominium Ownership
     Have Special Risks ............................  S-48
   Lack of Skillful Property Management
     Entails Risks .................................  S-50
   Some Mortgaged Properties May Not Be
     Readily Convertible To Alternative Uses .......  S-51
   Mortgage Loans Secured by Leasehold
     Interests May Expose Investors To
     Greater Risks of Default and Loss .............  S-51
   Limitations of Appraisals .......................  S-51
   Your Lack of Control Over the Trust
     Fund Can Create Risks .........................  S-51
   Potential Conflicts of Interest .................  S-51
   Directing Certificateholder May Direct
     Servicer Actions ..............................  S-52
   Class SHP Directing Certificateholder and
     Holders of The Strategic Hotel Portfolio
     Pari Passu Loans May Direct Servicer
     Actions .......................................  S-53
   The Holders of Certain Other Subordinate
     and Pari Passu Loans May Direct
     Servicer Actions ..............................  S-54
   Bankruptcy Proceedings Entail
     Certain Risks .................................  S-55
   Risks Relating to Prepayments and
     Repurchases ...................................  S-56
   Risks Relating to Enforceability of Yield
     Maintenance Charges or Defeasance
     Provisions ....................................  S-58
   Risks Relating to Borrower Default ..............  S-58
   Risks Relating to Certain Payments ..............  S-59
   Risks of Limited Liquidity and
     Market Value ..................................  S-59
   Different Timing of Mortgage Loan
     Amortization Poses Certain Risks ..............  S-59
   Subordination of Subordinate Offered
     Certificates ..................................  S-59
   Environmental Risks Relating to the
     Mortgaged Properties ..........................  S-60
   Tax Considerations Relating to
     Foreclosure ...................................  S-61
   Risks Associated with One Action Rules ..........  S-61
   Property Insurance ..............................  S-61
   Zoning Compliance and Use Restrictions ..........  S-63
   Risks Relating to Costs of Compliance
     with Applicable Laws and Regulations ..........  S-64
   No Reunderwriting of the
     Mortgage Loans ................................  S-64
   Litigation ......................................  S-64
   Book-Entry Registration .........................  S-64
   Risks of Inspections Relating to Properties .....  S-65
   Mortgage Electronic Registration Systems
     (MERS) ........................................  S-65
   Other Risks .....................................  S-65

DESCRIPTION OF THE MORTGAGE
   POOL ............................................  S-66
   General .........................................  S-66
   The DDR-Macquarie Portfolio
     Mortgage Loan .................................  S-70
   The 731 Lexington Avenue-Bloomberg
     Headquarters Mortgage Loan ....................  S-71
   The Strategic Hotel Portfolio Mortgage
     Loan ..........................................  S-74
   The Belvedere Plaza Mortgage Loan and
     the Parkwest II Mortgage Loan .................  S-75
   Affiliated Borrower Concentrations ..............  S-76
   Significant Mortgage Loans ......................  S-77
   APD Loan ........................................  S-77
   Certain Terms and Conditions of the
     Mortgage Loans ................................  S-78
   Additional Mortgage Loan Information ............  S-83
   Underwritten Net Cash Flow ......................  S-86
   Assessments of Property Condition ...............  S-87
   The Mortgage Loan Sellers .......................  S-88
   Underwriting Standards ..........................  S-89
   Representations and Warranties;
     Repurchases and Substitutions .................  S-93
   Lock Box Accounts ............................... S-106
DESCRIPTION OF THE CERTIFICATES .................... S-107
   General ......................................... S-107
   Certificate Registrar and
     Authenticating Agent .......................... S-110
   Book-Entry Registration and Definitive
     Certificates .................................. S-110
   Distributions ................................... S-112
   Allocation of Yield Maintenance Charges ......... S-127
   Assumed Final Distribution Date; Rated
     Final Distribution Date ....................... S-128
   Subordination; Allocation of Collateral
     Support Deficit and Certificate
     Deferred Interest ............................. S-128
   Advances ........................................ S-132
   Appraisal Reductions ............................ S-136
   Reports to Certificateholders; Certain
     Available Information ......................... S-138
   Voting Rights ................................... S-142
   Termination; Retirement of Certificates ......... S-143
   The Trustee ..................................... S-143
SERVICING OF THE MORTGAGE LOANS .................... S-145
   General ......................................... S-145
   The Master Servicer ............................. S-150
   The Special Servicer ............................ S-150
   Replacement of the Special Servicer ............. S-151
   Servicing and Other Compensation and
     Payment of Expenses ........................... S-151
   Maintenance of Insurance ........................ S-154
   Modifications, Waivers and Amendments ........... S-157
   Limitation on Liability of Directing
     Certificateholder ............................. S-160
   Sale of Defaulted Mortgage Loans ................ S-161
   Realization upon Defaulted Mortgage
     Loans ......................................... S-162
   Inspections; Collection of Operating
     Information ................................... S-165
   Certain Matters Regarding the Master
     Servicer, the Special Servicer and
     the Depositor ................................. S-166
   Events of Default ............................... S-167
   Rights Upon Event Of Default .................... S-169
   Amendment ....................................... S-170
   Rights of the Class SHP Directing
     Certificateholder and the Holders of
     the Strategic Hotel Portfolio Pari Passu
     Loans ......................................... S-172
   Rights of the Holders of the Mezz
     Cap B Notes ................................... S-176
   Servicing of the Non-Serviced
     Mortgage Loans ................................ S-177
YIELD AND MATURITY
   CONSIDERATIONS .................................. S-185
   Yield Considerations ............................ S-185
   Weighted Average Life ........................... S-188
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES .................................... S-193
METHOD OF DISTRIBUTION ............................. S-194
LEGAL MATTERS ...................................... S-195
RATINGS ............................................ S-195
LEGAL INVESTMENT ................................... S-196
ERISA CONSIDERATIONS ............................... S-196
INDEX OF PRINCIPAL DEFINITIONS ..................... S-199
ANNEX A-1--CERTAIN CHARACTERISTICS
   OF THE MORTGAGE LOANS AND
   MORTGAGED PROPERTIES
ANNEX A-2--CERTAIN
   CHARACTERISTICS OF THE
   MULTIFAMILY MORTGAGE LOANS
   AND MORTGAGED PROPERTIES
ANNEX A-3--CERTAIN ADDITIONAL
   MORTGAGE LOAN INFORMATION
ANNEX A-4--731 LEXINGTON AVENUE--
   BLOOMBERG HEADQUARTERS
   MORTGAGE LOAN INTEREST
   RATE AND PRINCIPAL
   AMORTIZATION SCHEDULE
ANNEX A-5--AMORTIZATION SCHEDULE
FORA-1 NOTE:STRATEGICHOTEL
PORTFOLIO
ANNEX A-6--RATES TO BE USED IN
   DETERMINING CLASS X-1 AND
   CLASS X-2 PASS-THROUGH RATES
ANNEX B--COLLATERAL TERM SHEET

                             SUMMARY OF CERTIFICATES

----------------------------------------------------------------------------------------------------------------------------------
            INITIAL CLASS
             CERTIFICATE    APPROX-                                   INITIAL     WEIGHTED                 EXPECTED
             BALANCE OR      IMATE    PASS-THROUGH   ASSUMED FINAL     PASS-      AVERAGE                  RATINGS
              NOTIONAL      CREDIT        RATE       DISTRIBUTION     THROUGH      LIFE                     (S&P/         PRINCIPAL
    CLASS     AMOUNT(1)     SUPPORT    DESCRIPTION      DATE(6)     RATE (APPROX.) (YRS.)(7)  CUSIP NO.    MOODY'S)        WINDOW(7)
-----------------------------------------------------------------------------------------------------------------------------------
  OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------------
   A-1(8)  $   89,332,000   14.000%       Fixed      March 10, 2009    3.7520%       3.02    36828QHT6      AAA/Aaa          1-56
-----------------------------------------------------------------------------------------------------------------------------------
   A-2(8)  $  240,728,000   14.000%       Fixed      August 10, 2010   4.4330%       4.91    36828QHU3      AAA/Aaa          56-73
-----------------------------------------------------------------------------------------------------------------------------------
   A-3(8)  $  221,265,000   14.000%      Fixed(2)     May 10, 2013     4.8650%       7.01    36828QHV1      AAA/Aaa         73-106
-----------------------------------------------------------------------------------------------------------------------------------
   A-4(8)  $  301,331,000   14.000%      Fixed(2)     July 10, 2014    5.1890%       9.74    36828QHW9      AAA/Aaa         106-120
-----------------------------------------------------------------------------------------------------------------------------------
    B      $   32,727,000   11.625%     Variable(3)   July 10, 2014    5.2759%       9.96    36828QHX7      AA/Aa2          120-120
-----------------------------------------------------------------------------------------------------------------------------------
    C      $   15,502,000   10.500%     Variable(3)   July 10, 2014    5.3259%       9.96    36828QHY5      AA-/Aa3         120-120
-----------------------------------------------------------------------------------------------------------------------------------
    D      $   27,559,000    8.500%     Variable(4)   July 10, 2014    5.4159%       9.96    36828QHZ2       A/A2           120-120
-----------------------------------------------------------------------------------------------------------------------------------
    E      $   15,502,000    7.375%     Variable(4)   July 10, 2014    5.4159%       9.96    36828QJA5       A-/A3          120-120
-----------------------------------------------------------------------------------------------------------------------------------
  NON-OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------------
                                        Variable
   X-1     $1,377,964,535    N/A    Interest-Only(5)  July 10, 2019    0.0541%       N/A     36828QJK3        AAA/Aaa           N/A
-----------------------------------------------------------------------------------------------------------------------------------
                                       Variable
   X-2     $1,329,839,000    N/A    Interest-Only(5)  July 10, 2011    0.5097%       N/A     36828QKK1      AAA/Aaa            N/A
-----------------------------------------------------------------------------------------------------------------------------------
  A-1A(8)  $  332,393,000   14.000%      Fixed(2)     July 10, 2014    4.9910%       8.17    36828QJL1      AAA/Aaa          1-120
-----------------------------------------------------------------------------------------------------------------------------------
    F      $   15,502,000    6.250%     Variable(4)   July 10, 2014    5.4159%  -    9.96    36828QJM9     BBB+/Baa1        120-120
-----------------------------------------------------------------------------------------------------------------------------------
    G      $   12,057,000    5.375%     Variable(4)   July 10, 2014    5.4159%       9.96    36828QJN7     BBB/Baa2         120-120
-----------------------------------------------------------------------------------------------------------------------------------
    H      $   18,947,000    4.000%     Variable(4)   July 10, 2014    5.4159%       9.96    36828QJP2     BBB-/Baa3        120-120
-----------------------------------------------------------------------------------------------------------------------------------
    J      $    6,890,000    3.500%      Fixed(2)     July 10, 2014    4.8760%       9.96    36828QJQ0      BB+/Ba1         120-120
-----------------------------------------------------------------------------------------------------------------------------------
    K      $    6,890,000    3.000%      Fixed(2)     July 10, 2014    4.8760%       9.96    36828QJR8      BB/Ba2          120-120
-----------------------------------------------------------------------------------------------------------------------------------
    L      $    6,890,000    2.500%      Fixed(2)    August 10, 2014   4.8760%      10.04    36828QJS6      BB-/Ba3         120-121
-----------------------------------------------------------------------------------------------------------------------------------
    M      $    5,167,000    2.125%      Fixed(2)    August 10, 2014   4.8760%      10.05    36828QJT4       B+/B1          121-121
-----------------------------------------------------------------------------------------------------------------------------------
    N      $    5,168,000    1.750%      Fixed(2)    August 10, 2014   4.8760%      10.05    36828QJU1       B/B2           121-121
-----------------------------------------------------------------------------------------------------------------------------------
    O      $    5,167,000    1.375%      Fixed(2)     May 10, 2015     4.8760%      10.60    36828QJV9       B-/NR          121-130
-----------------------------------------------------------------------------------------------------------------------------------
    P      $   18,947,535    0.000%      Fixed(2)     July 10, 2019    4.8760%      11.46    36828QJW7       NR/NR          130-180
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The Class A-3, Class A-4, Class A-1A, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel Portfolio B Note).

(3) The Class B and Class C certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel Portfolio B Note) less 0.14% and 0.09%, respectively.

(4) The Class D, Class E, Class F, Class G and Class H certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel Portfolio B Note).

(5) The aggregate pass-through rate on the Class X-1 and Class X-2 certificates will be equal to the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans (other than the Strategic Hotel Portfolio B Note) determined without regard to any reductions in the interest rate resulting from modification of such mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 certificates, the residual certificates and the Class S certificates) as described in this prospectus supplement. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" in this prospectus supplement.

     With respect to two mortgage loans (identified as Loan Nos. 2 and 4 on Annex A-1 to this prospectus supplement), representing approximately 8.35% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 11.00% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property or properties also secure a subordinate mortgage loan. The Class X certificates were structured assuming that such subordinate loans absorb any loss prior to the related mortgage loan. For more information regarding these loans, see "DESCRIPTION OF THE MORTGAGE POOL--THE 731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS MORTGAGE LOAN" and "--THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

(6) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "DESCRIPTION OF THE CERTIFICATES--ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE" in this prospectus supplement. The rated final distribution date for each class of certificates is July 10, 2039, which is the first distribution date following the 24th month following the end of the stated amortization term for the mortgage loan (other than the Strategic Hotel Portfolio B Note) that, as of the cut-off date, will have the longest remaining amortization term. See "DESCRIPTION OF THE CERTIFICATES--ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE" in this prospectus supplement.

(7) The weighted average life and period during which distributions of principal would be received, set forth in the foregoing table with respect to each class of certificates, is based on the assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--WEIGHTED AVERAGE LIFE" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(8) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans (other than the Strategic Hotel Portfolio B Note) will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 92 mortgage loans, representing approximately 75.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 35 mortgage loans, representing approximately 24.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 77.61% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 88.35% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties. The Strategic Hotel Portfolio B Note will not be included in either loan group.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

     In addition, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balance of the Class A-4 certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA.

     The Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates are not offered by this prospectus supplement. The Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                           RELEVANT PARTIES AND DATES

Depositor ..................  GE Commercial Mortgage Corporation, a Delaware
                              corporation. The principal executive offices of the depositor are located at 292 Long Ridge Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. See "THE DEPOSITOR" in the prospectus.

Master Servicer ............  GEMSA Loan Services, L.P. a Delaware limited partnership. The principal servicing offices of the master servicer are located at 1500 City West Boulevard, Suite 200, Houston, Texas 77042, and its telephone number is (713) 458-7200. GEMSA Loan Services, L.P. is a joint venture owned by GECIA Holdings, Inc., an affiliate of the depositor and of L.J. Melody & Company. The master servicer will be responsible for the servicing of all of the mortgage loans, except with respect to the DDR-Macquarie Portfolio mortgage loan and the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan (identified as Loan Nos. 1 and 2, respectively, on Annex A-1 to this prospectus supplement), both of which will be serviced by Midland Loan Services, Inc. a Delaware corporation, pursuant to the terms of the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates. Midland Loan Services, Inc.'s principal address is 10851 Martin Street, Building 82, Suite 700, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See "--THE MORTGAGE LOANS--THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN" and "-- THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN."

                              Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers selected by the mortgage loan sellers with respect to certain of the mortgage loans. In particular, the master servicer has informed the depositor that Bank of America, N.A. will act as sub-servicer with respect to certain of the mortgage loans originated by Bank of America, N.A. and that GMAC Commercial Mortgage Corporation will act a sub-servicer with respect to the Strategic Hotel Portfolio mortgage loan and related pari passu and subordinated loans. See "SERVICING OF THE MORTGAGE LOANS--THE MASTER SERVICER" in this prospectus supplement.

Special Servicer ...........  Lennar Partners, Inc., a Florida corporation.
                              Lennar Partners, Inc.'s address is 1601 Washington Avenue, Suite 900, Miami Beach, Florida 33139, and its telephone number is (305) 695-5500. The special servicer will initially be responsible for the special servicing of the mortgage loans, except that the DDR-Macquarie Portfolio mortgage loan and the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan will be specially serviced by Lennar Partners, Inc. pursuant to the terms of the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates. See "--THE MORTGAGE LOANS--THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN" and "--THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN" below.

                              Under the pooling and servicing agreement, the special servicer is permitted to hire sub-servicers with respect to its special servicing duties, subject to the consent of the directing certificateholder. See "SERVICING OF THE MORTGAGE LOANS--THE SPECIAL SERVICER" in this prospectus supplement.

Trustee ....................  Wells Fargo Bank, N.A., a national banking association. The trustee's address is (i) for certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
                              Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3). See "DESCRIPTION OF THE CERTIFICATES--THE TRUSTEE" in this prospectus supplement.

Mortgage Loan Sellers ......  General Electric Capital Corporation, a Delaware
                              corporation, German American Capital Corporation, a Maryland corporation, and Bank of America, N.A., a national banking association. General Electric Capital Corporation is the parent of the depositor and an affiliate of GEMSA Loan Services, L.P., the master servicer. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. Bank of America, N.A. is an affiliate of Banc of America Securities LLC, one of the underwriters. See "DESCRIPTION OF THE MORTGAGE POOL--THE MORTGAGE LOAN SELLERS" in this prospectus supplement.

                            SELLERS OF THE MORTGAGE LOANS

                                           AGGREGATE
                                           PRINCIPAL                % OF      % OF
                                            BALANCE       % OF     INITIAL   INITIAL
                             NUMBER OF      OF THE       INITIAL    LOAN      LOAN
                             MORTGAGE      MORTGAGE       POOL     GROUP 1   GROUP 2
SELLER                         LOANS         LOANS       BALANCE   BALANCE   BALANCE
-------------------------    ---------    ----------     -------   -------   -------
General Electric Capital
  Corporation ..............    69      $  615,283,262    44.65%    37.11%    68.37%
German American ............
  Capital Corporation ......    21         487,100,506    35.35%    42.38%    13.25%
Bank of America, N.A. ......    37         275,580,768    20.00%    20.51%    18.38%
                              ----      --------------   -------   -------   -------
Total ......................   127      $1,377,964,536   100.00%   100.00%   100.00%
                              ====      ==============   =======   =======   =======

       ---------------
(1) Subject to a permitted variance of plus or minus 10%.

Cut-off Date ....................  With respect to each mortgage loan, the latter of July 1, 2004 and the date of
                                   origination of such mortgage loan.

Closing Date ....................  On or about July 23, 2004.

Distribution Date ...............  The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in August 2004.

Interest Accrual Period .........  Interest will accrue on the offered certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period ......................  The period commencing on the day immediately succeeding the due date of a mortgage loan occurring in the month preceding the month in which the related distribution date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the due date occurring in the month in which the related distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during Due Period and not during any other Due Period.

Determination Date ..............  The earlier of (i) the sixth day of the month in which the related distribution date
                                   occurs, or if such sixth day is not a
                                   business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.


                               OFFERED SECURITIES

General .........................  We are offering the following eight classes of commercial mortgage pass-through
                                   certificates as part of Series 2004-C3:

                                   o Class A-1

                                   o Class A-2

                                   o Class A-3

                                   o Class A-4

                                   o Class B

                                   o Class C

                                   o Class D

                                   o Class E

                                   Series 2004-C3 will consist of a total of 28 classes, the following 20 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                   Class X-1, Class X-2, Class A-1A, Class F,
                                   Class G, Class H, Class J, Class K, Class L,
                                   Class M, Class N, Class O, Class P, Class
                                   SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class R, Class LR and Class S.

                                   The Series 2004-C3 certificates will
                                   collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will be 127 mortgage loans primarily secured by first liens on 176 commercial, multifamily and manufactured housing community properties.

                                   The trust's assets also include the four subordinate mortgage loans identified herein as the Strategic Hotel Portfolio B Note. Although the Strategic Hotel Portfolio B Note is an asset of the trust, for the purpose of the numerical and statistical information contained in this prospectus supplement, the Strategic Hotel Portfolio B Note is not reflected in this prospectus supplement and the term "mortgage loan" in that context does not include the Strategic Hotel Portfolio B Note, unless otherwise expressly stated. The Strategic Hotel Portfolio B Note supports only the Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 certificates, which certificates are not being offered pursuant to this prospectus supplement.

Certificate Principal Amounts ...  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

                                   Class A-1 .................  $ 89,332,000
                                   Class A-2 .................  $240,728,000
                                   Class A-3 .................  $221,265,000
                                   Class A-4 .................  $301,331,000
                                   Class B ...................  $ 32,727,000
                                   Class C ...................  $ 15,502,000
                                   Class D ...................  $ 27,559,000
                                   Class E ...................  $ 15,502,000

                                   See "DESCRIPTION OF THE
                                   CERTIFICATES--GENERAL" in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates .........  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class of certificates:

                                   Class A-1 .................    3.7520%
                                   Class A-2 .................    4.4330%
                                   Class A-3 .................    4.8650%(1)
                                   Class A-4 .................    5.1890%(1)
                                   Class B ...................    5.2759%(2)
                                   Class C ...................    5.3259%(2)
                                   Class D ...................    5.4159%(3)
                                   Class E ...................    5.4159%(3)

                                    ---------------

                                   (1) The Class A-3 and Class A-4 certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of net mortgage interest rates of the mortgage loans (other than the Strategic Hotel Portfolio B Note).

                                   (2)  The Class B and Class C certificates
                                        will each accrue interest at a rate
                                        equal to the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel Portfolio B Note) less 0.14% and 0.09%, respectively.

                                   (3)  The Class D and Class E certificates
                                        will each accrue interest at a rate
                                        equal to the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel Portfolio B Note).

B. Interest Rate Calculation
   Convention ...................  Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months (I.E., a 30/360 basis). For purposes of calculating the limit on the pass-through rates on any class of certificates subject to the weighted average net mortgage rate and certain non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "DESCRIPTION OF THE
                                   CERTIFICATES--DISTRIBUTIONS--PASS-THROUGH
                                   RATES" and "--DISTRIBUTIONS--INTEREST
                                   DISTRIBUTION AMOUNT" in this prospectus
                                   supplement.

Distributions

A. Amount and Order of
   Distributions ................  For purposes of making distributions to the
                                   Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans (other than the Strategic Hotel Portfolio B Note) will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 92 mortgage loans, representing approximately 75.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 35 mortgage loans, representing approximately 24.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 77.61% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 88.35% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The Strategic Hotel Portfolio B Note will not be included in either loan group.

                                   On each distribution date, funds from the mortgage loans (other than the Strategic Hotel Portfolio B Note) available for distribution to the certificates, net of specified trust expenses, will be distributed, to the extent available, in the following order of priority:

                                   FIRST/CLASS A-1, CLASS A-2, CLASS A-3, CLASS
                                   A-4, CLASS A-1A, CLASS X-1 AND CLASS X-2
                                   CERTIFICATES: To pay interest, concurrently,

                                   o    on the Class A-1, Class A-2, Class A-3
                                        and Class A-4
                                        certificates, from the portion of the
                                        available distribution amount for such
                                        distribution date that is attributable
                                        to the mortgage loans in loan group 1,
                                        in each case in accordance with their
                                        interest entitlements;

                                   o on the Class A-1A certificates, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2; and

                                   o    on the Class X-1 and Class X-2
                                        certificates, from the available
                                        distribution amount.


                                   However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes PRO RATA in accordance with their interest entitlements.

                                   SECOND/CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS A-1A CERTIFICATES: To the extent of amounts then required to be distributed as principal,

                                   (A) to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates:

                                   o    FIRST, to the Class A-1 certificates,
                                        available principal received from loan
                                        group 1 and, after the Class A-1A
                                        certificates have been reduced to zero,
                                        available principal received from loan
                                        group 2 remaining after payments to the
                                        Class A-1A certificates have been made,
                                        until the principal balance of the Class
                                        A-1 certificates is reduced to zero,

                                   o    SECOND, to the Class A-2 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-1 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-1 certificates have been made, until the principal balance of the Class A-2 certificates is reduced to zero,

                                   o    THIRD, to the Class A-3 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-1 and Class A-2 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made, until the principal balance of the Class A-3 is reduced to zero,

                                   o    FOURTH, to the Class A-4 certificates,
                                        available principal received from loan
                                        group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2 and Class A-3 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class

                                        A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-4 is reduced to zero; and

                                   (B) to the Class A-1A certificates, available principal received from loan group 2 and, after the Class A-4 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until the principal balance of the Class A-1A certificates is reduced to zero.

                                   If the principal amount of each class of principal balance certificates other than Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A has been reduced to zero as a result of losses on the mortgage loans or has been deemed reduced to zero as a result of appraisal reductions on the mortgage loans (without regard to any collateral support deficitremaining unreimbursed), principal received from loan group 1 and loan group 2 will be distributed among the outstanding Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA.

                                   THIRD/CLASS A-1, CLASS A-2, CLASS A-3, CLASS
                                   A-4 AND CLASS A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, PRO RATA, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                   FOURTH/CLASS B CERTIFICATES:

                                   o    to interest on Class B certificates in
                                        accordance with its interest
                                        entitlement;

                                   o    to the extent of funds allocated to
                                        principal remaining after distributions
                                        in respect of principal to each class
                                        with a higher priority (in this case,
                                        Class A-1, Class A-2, Class A-3, Class
                                        A-4 and Class A-1A), to principal on
                                        Class B until reduced to zero; and

                                   o    to reimburse Class B certificates for
                                        any previously unreimbursed losses on
                                        the mortgage loans allocable to
                                        principal that were previously borne by
                                        that class, together with interest.


                                   FIFTH/CLASS C CERTIFICATES: To Class C
                                   certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                   SIXTH/CLASS D CERTIFICATES: To Class D
                                   certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                   SEVENTH/CLASS E CERTIFICATES: To Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                   EIGHTH/NON-OFFERED CERTIFICATES (OTHER THAN
                                   THE CLASS X-1, CLASS X-2 AND CLASS A-1A): In the amounts and order of priority described in "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS--PRIORITY" in this prospectus supplement.

B. Interest and Principal
   Entitlements .................  A description of each class's interest entitlement can be found in "DESCRIPTION OF
                                   THE CERTIFICATES--DISTRIBUTIONS--INTEREST
                                   DISTRIBUTION AMOUNT" in this prospectus
                                   supplement.

                                   A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS--PRINCIPAL DISTRIBUTION AMOUNT" in this prospectus supplement.

C. Yield Maintenance Charges ....  Yield maintenance charges with respect to the mortgage loans included in loan group 1 will be allocated between the Class A-1 through Class H certificates (excluding the Class A-1A certificates) and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                   Yield maintenance charges with respect to the mortgage loans included in loan group 2 will be allocated between the Class A-1A and Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                   For an explanation of the calculation of yield maintenance charges, see "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES-- ALLOCATION OF YIELD MAINTENANCE CHARGES" in this prospectus supplement.

Subordination

A. General ......................  The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses (other than mortgage loan losses on the Strategic Hotel Portfolio B Note, which will be allocated solely to the Class SHP certificates) are allocated in ascending order (beginning with the other Series 2004-C3 certificates that are not being offered by this prospectus supplement, but not including the Class SHP-1, Class SHP-2, Class SHP-3 or Class SHP-4 certificates). However, no principal payments or mortgage loan losses allocable to principal will be allocated to the Class X-1 and Class X-2 certificates, although mortgage loan losses (other than losses in respect of the Strategic Hotel Portfolio B Note) will reduce the notional amounts of the Class X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.

                                         Class A-1, Class A-2, Class
                                         A-3, Class A-4, Class A-1A*,
                                         Class X-1** and Class X-2**

                                   ---------------------------------
                                                  Class B
                                   ---------------------------------


                                   ---------------------------------
                                                  Class C
                                   ---------------------------------


                                   ---------------------------------
                                                  Class D
                                   ---------------------------------


                                   ---------------------------------
                                                  Class E
                                   ---------------------------------


                                   ---------------------------------
                                              non-offered
                                            certificates***
                                   ---------------------------------




                                   *    The Class A-1A certificates are not
                                        offered hereby. The Class A-1A
                                        certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3 and Class A-4 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "DESCRIPTION OF THE
                                        CERTIFICATES--DISTRIBUTIONS--PRIORITY"
                                        in this prospectus supplement.

                                   ** The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                                   *** Other than the Class A-1A, Class X-1 and Class X-2, Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class S, Class R and Class LR certificates.

                                   No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                   Any allocation of a loss to a class of
                                   principal balance certificates will reduce the principal amount of that class. See "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

B. Shortfalls in Available Funds   The following types of shortfalls in
                                   available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

                                   o    shortfalls resulting from additional
                                        compensation, other than the servicing
                                        fee, which the master servicer or the
                                        special servicer is entitled to receive;

                                   o    shortfalls resulting from interest on
                                        advances made by the master servicer,
                                        the special servicer or the trustee (to
                                        the extent not covered by default
                                        interest and late charges paid by the
                                        borrower as described herein);

                                   o    shortfalls resulting from the
                                        reimbursement of nonrecoverable advances made by the master servicer, the special servicer or the trustee;

                                   o    shortfalls resulting from extraordinary
                                        expenses of the trust; and

                                   o shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                                   See "DESCRIPTION OF THE CERTIFICATES--
                                   DISTRIBUTIONS--PRIORITY" in this prospectus supplement.

                                   Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest (other than shortfalls in respect of the Strategic Hotel Portfolio B Note) due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class X-1, Class X-2, Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class S, Class R and Class LR certificates). In each case, such allocations will be made PRO RATA to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS" in this prospectus supplement.

Advances

A. P&I Advances .................  The master servicer is required to advance delinquent periodic mortgage loan payments
                                   (including payments on the Strategic Hotel
                                   Portfolio B Note) unless it determines that the advance will not be recoverable from collections from the related borrower. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan's balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage
                                   loan's regular interest rate or yield
                                   maintenance charges. There may be other
                                   circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts deemed nonrecoverable. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. In addition, neither the master servicer nor the trustee will be required to make an advance of principal or interest with respect to a loan that is not included in the trust.

                                   See "DESCRIPTION OF THE CERTIFICATES--
                                   ADVANCES" in this prospectus supplement.

B. Servicing Advances ...........  Except with respect to the DDR-Macquarie
                                   Portfolio mortgage loan (identified as Loan
                                   No. 1 on Annex A-1 to this prospectus
                                   supplement) and the 731 Lexington
                                   Avenue-Bloomberg Headquarters mortgage loan
                                   (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), the master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property, to maintain insurance (including under the master servicer's force-placed insurance policy) with respect to the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis. None of the master servicer, the trustee or the special servicer are required to advance amounts deemed nonrecoverable. In addition, the master servicer will be permitted, at its option, to make certain nonrecoverable servicing advances that it is not otherwise required to make.

                                   Servicing advances with respect to the
                                   DDR-Macquarie Portfolio mortgage loan and the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the COMM 2004-LNB3 pooling and servicing agreement described below under "--THE MORTGAGE LOANS--THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN" and "--THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN."

                                   See "DESCRIPTION OF THE CERTIFICATES--
                                   ADVANCES" in this prospectus supplement.

C. Interest on Advances .........  The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances at the "Prime Rate" as published in The Wall Street Journal, as described in this prospectus supplement; provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                   See "DESCRIPTION OF THE CERTIFICATES--
                                   ADVANCES" and "--SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT AND CERTIFICATE DEFERRED INTEREST" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus.

Reports to Certificateholders ...  On each distribution date, the following reports (to the extent received from the master servicer), among others, will be available to certificateholders and will contain the information described under "DESCRIPTION OF THE CERTIFICATES--REPORTS TO

                                   CERTIFICATEHOLDERS; CERTAIN AVAILABLE
                                   INFORMATION" in this prospectus supplement:

                                   o    delinquent loan status report,

                                   o    historical liquidation report,

                                   o    historical loan modification and
                                        corrected mortgage loan report,

                                   o    REO status report,

                                   o    servicer watch list,

                                   o    comparative financial status report,

                                   o    loan level reserve/LOC report, and

                                   o    reconciliation of funds report.

                                   It is expected that each report will be
                                   substantially in the final form promulgated as recommended by the Commercial Mortgage Securities Association (to the extent any changes thereto are reasonably acceptable to the master servicer, special servicer or trustee, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

                                   See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.


                               THE MORTGAGE LOANS

The Mortgage Pool ...............  The trust's primary assets will be 127 fixed rate mortgage loans, each evidenced by one or more promissory notes secured primarily by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 176 commercial, multifamily and manufactured housing community properties.

                                   The following tables set forth certain
                                   anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL MORTGAGE LOAN INFORMATION" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the later of the cut-off date or the origination date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in July 2004 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                                   With respect to the DDR-Macquarie Portfolio mortgage loan, the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan, the Strategic Hotel Portfolio mortgage loan, the Belvedere Plaza mortgage loan and the Parkwest II mortgage loan (identified as Loan Nos. 1, 2, 4, 20 and 85, respectively, on Annex A-1 to this prospectus supplement), as to which the related mortgaged property also secures one or more PARI PASSU loans and/or a subordinate loan,

                                   o    the loan amount used in this prospectus
                                        supplement for calculating the related
                                        loan-to-value ratio, the related debt
                                        service coverage ratio and the related
                                        balance per unit includes the principal
                                        balance of such mortgage loan and any
                                        related pari passu loan and excludes the principal balance of any subordinate loan; and

                                   o    the loan amount used in this prospectus
                                        supplement for weighting the related
                                        loan-to-value ratio, related debt
                                        service coverage ratio and the related
                                        balance per unit includes the principal
                                        balance of such mortgage loan and
                                        excludes the principal balance of any
                                        PARI PASSU loan and any subordinate
                                        loan.

                                   The trust's assets also include the
                                   subordinate mortgage loan identified in this prospectus supplement as the Strategic Hotel Portfolio B Note. Although the Strategic Hotel Portfolio B Note is an asset of the trust, for the purpose of the numerical and statistical information contained in this prospectus supplement, the Strategic Hotel Portfolio B Note is not reflected in this prospectus supplement and the term "mortgage loan" in that context does not include the Strategic Hotel Portfolio B Note, unless otherwise expressly stated. The Strategic Hotel Portfolio B Note supports only the Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 certificates, which certificates are not being offered pursuant to this prospectus supplement.

                                   The mortgage loans (other than the Strategic
                                   Hotel Portfolio BNote) will have the
                                   following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                                                   ALL MORTGAGE LOANS         LOAN GROUP 1         LOAN GROUP 2
                                                                  -------------------        -------------         -------------
Aggregate principal balance(1) .................................       $1,377,964,536       $1,045,571,146         $332,393,389
Number of mortgage loans .......................................                  127                   92                   35
Number of mortgaged properties .................................                  176                  133                   43
Number of fully amortizing loans ...............................                    1                    0                    1
Number of balloon mortgage loans ...............................                  101                   74                   27
Number of anticipated prepayment date loans ....................                    3                    3                    0
Number of interest-only loans(2) ...............................                    4                    4                    0
Number of partial interest-only mortgage loans .................                   18                   11                    7
                                                                          $340,788 to          $340,788 to        $1,800,000 to
Range of mortgage loan principal balances ......................          $66,000,000          $66,000,000          $41,200,000
Average mortgage loan principal balance ........................          $10,850,114          $11,364,904           $9,496,954
Range of mortgage rates ........................................     4.180% to 6.600%     4.180% to 6.600%     4.430% to 6.140%
Weighted average mortgage rate .................................               5.300%               5.338%               5.178%
                                                                         60 months to         60 months to         60 months to
Range of original terms to maturity(3) .........................           180 months           132 months           180 months
Weighted average original term to maturity(3) ..................           101 months            98 months           109 months
                                                                         55 months to         55 months to         58 months to
Range of remaining terms to maturity(3) ........................           180 months           130 months           180 months
Weighted average remaining term to maturity(3) .................           100 months            97 months           108 months
                                                                        180 months to        237 months to        180 months to
Range of original amortization terms(4) ........................           360 months           360 months           360 months
Weighted average original amortization term(4) .................           338 months           334 months           350 months
                                                                        180 months to        237 months to        180 months to
Range of remaining amortization terms(4) .......................           360 months           360 months           360 months
Weighted average remaining amortization term(4) ................           337 months           333 months           349 months
Range of loan-to-value ratios as of the cut-off date(5) ........     24.76% to 80.00%     28.45% to 80.00%     24.76% to 80.00%
Weighted average loan-to-value ratio as of the
  cut-off date(5) ..............................................               70.33%               68.36%               76.50%
Range of loan-to-value ratios as of the maturity date(3)(5) ....      0.66% to 75.65%     22.07% to 74.66%      0.66% to 75.65%
Weighted average loan-to-value ratio as of the
  maturity date(3)(5) ..........................................               60.14%               58.86%               64.18%
Range of occupancy rates .......................................    60.20% to 100.00%    60.20% to 100.00%    83.17% to 100.00%
Weighted average occupancy rate ................................               92.07%               90.92%               95.69%
Range of debt service coverage ratios(5)(6) ....................       1.20x to 3.87x       1.21x to 3.87x       1.20x to 3.51x
Weighted average debt service coverage ratio(5)(6) .............                1.55x                1.61x                1.37x



                                   ---------------------------------------------

                                   (1)  Subject to a permitted variance of plus
                                        or minus 10%.

                                   (2)  Annual debt service, monthly debt
                                        service and the debt service coverage
                                        ratios for loans which pay interest only for the entirety of their respective loan terms are calculated using the interest payments for the first twelve payment periods on such mortgage loans.

                                   (3)  Calculated with respect to the
                                        anticipated prepayment date for three
                                        mortgage loans (identified as Loan Nos.
                                        2, 7 and 55), representing approximately
                                        7.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                   (4) Excludes four mortgage loans (identified as Loan Nos. 1, 28, 30 and 54), representing approximately 7.73% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (all of which are included in loan group 1, or approximately 10.18% of the aggregate principal balance of such loan group as of the cut-off date) that pay interest-only for the entirety of their respective loan terms.

                                   (5)  Calculated based on principal loan
                                        balance, as of the cut-off date or
                                        maturity date, as applicable, after
                                        netting out holdback and/or letter of
                                        credit amounts for three mortgage loans
                                        (identified as Loan Nos. 8, 14 and 46 on
                                        Annex A-1 to this prospectus
                                        supplement), representing approximately
                                        4.78% of the principal balance of the
                                        pool of mortgage loans as of the cut-off date (or approximately 6.30% of the aggregate principal balance of loan group 1 as of the cut-off date).

                                   (6)  Calculated after the related interest
                                        only period for 19 mortgage loans
                                        (identified as Loan Nos. 2, 5, 8, 9, 15,
                                        16, 17, 33, 40, 47, 53, 70, 72, 93, 107,
                                        113, 114, 115 and 116), representing
                                        approximately 22.50% of the principal
                                        balance of the pool of mortgage loans as of the cut-off date (which include 12 mortgage loans in loan group 1, or approximately 19.88% of the aggregate principal balance of such loan group as of the cut-off date, and 7 mortgage loans in loan group 2, or approximately 30.74% of the aggregate principal balance of such loan group as of the cut-off date), which have interest only periods at the beginning of their term, ranging from 3 to 37 scheduled payments.

                                   The following table sets forth the current uses of the mortgaged properties:


                            CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                                        AGGREGATE
                                                        PRINCIPAL
                                          NUMBER OF  BALANCE OF THE
                                          MORTGAGED     MORTGAGE   % OF INITIAL
              CURRENT USE                PROPERTIES     LOANS(2)   POOL BALANCE
              -------------------------- ----------   ------------  -----------

              Multifamily ..............       53   $ 407,482,535         29.57%
                MULTIFAMILY ............       29     257,186,105         18.66%
                MANUFACTURED HOUSING ...       24     150,296,429         10.91%
              Office ...................       37     372,558,697         27.04%
              Retail(3) ................       39     325,379,450         23.61%
              Self Storage .............       34     100,511,565          7.29%
              Hotel ....................        5      66,882,555          4.85%
              Industrial ...............        4      61,613,773          4.47%
              Mixed Use ................        4      43,535,961          3.16%
                                             ----   -------------         -----
              Total ....................      176  $1,377,964,536        100.00%
                                             ====   =============         =====

                                   ---------------

                                   (1)  Because this table presents information
                                        relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

                                   (2)  Based on the allocated loan amounts for
                                        mortgage loans secured by more than one
                                        mortgaged property.

                                   (3)  37 of such mortgage loans, representing
                                        approximately 23.01% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date,
                                        are secured by retail properties that
                                        are considered by the applicable
                                        mortgage loan seller to be "anchored" or "shadow anchored" (or approximately 30.33% of the aggregate principal balance of loan group 1 as of the cut-off date).

                                   For more information regarding the current use of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                   The mortgaged properties are located in 34 states. The following table lists the states which have concentrations of mortgaged properties at or above 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                                GEOGRAPHIC DISTRIBUTION(1)

                                                       AGGREGATE
                                                       PRINCIPAL
                                         NUMBER OF  BALANCE OF THE
                                         MORTGAGED     MORTGAGE   % OF INITIAL
          STATE                         PROPERTIES       LOANS    POOL BALANCE
          ----------------------------  ----------   ------------  -----------
          California .................      21     $ 191,991,387         13.93%
            SOUTHERN CALIFORNIA(2) ...      16       145,989,324         10.59%
            NORTHERN CALIFORNIA(2) ...       5        46,002,063          3.34%
          New York ...................      12       179,946,361         13.06%
          Florida ....................      24       157,801,660         11.45%
          Texas ......................      13       104,510,549          7.58%
          Other(3) ...................     106       743,714,578         53.97%
                                          ----     -------------        ------
          Total ......................     176    $1,377,964,536        100.00%
                                          ====     =============        ======

                                   ---------------

                                   (1)  Because this table presents information
                                        relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

                                   (2)  Northern California properties have a
                                        zip code greater than or equal to 93600.
                                        Southern California properties have a
                                        zip code less than 93600.

                                   (3)  This reference consists of 30 states.

                                   For more information regarding the location of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                   All of the mortgage loans provide for
                                   scheduled payments of principal and/or
                                   interest due on the first day of each month.

                                   The mortgage loans have grace periods as set forth in the following table:


                                        GRACE PERIODS

                                        AGGREGATE              % OF      % OF
                                        PRINCIPAL     % OF    INITIAL   INITIAL
                          NUMBER OF    BALANCE OF    INITIAL   LOAN      LOAN
                           MORTGAGE   THE MORTGAGE    POOL    GROUP 1   GROUP 2
          GRACE PERIOD       LOANS        LOANS      BALANCE  BALANCE   BALANCE
          ---------------  ---------  ------------   -------  -------   -------
          0 days ........       1    $   50,000,000    3.63%    4.78%     0.00%
          2 days ........       1        65,000,000    4.72%    6.22%     0.00%
          5 days ........      86     1,007,651,037   73.13%   70.09%    82.67%
          7 days ........       5        37,715,073    2.74%    0.00%    11.35%
          10 days .......      34       217,598,426   15.79%   18.91%     5.99%
                             ----    --------------  -------  -------   -------
          Total .........     127    $1,377,964,536  100.00%  100.00%   100.00%
                             ====    ==============  =======  =======   =======

                                   Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than 10 days, after which time default interest may be levied or other remedies pursued. See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement.

                                   All of the mortgage loans bear interest at fixed rates.

                                   The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (I.E., an actual/360 basis) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (I.E., a 30/360 basis), as set forth in the following table:


                                         INTEREST ACCRUAL BASIS

                                        AGGREGATE              % OF      % OF
                                        PRINCIPAL     % OF    INITIAL   INITIAL
                          NUMBER OF    BALANCE OF    INITIAL   LOAN      LOAN
            INTEREST       MORTGAGE   THE MORTGAGE    POOL    GROUP 1   GROUP 2
         ACCRUAL BASIS       LOANS        LOANS      BALANCE  BALANCE   BALANCE
         ---------------  ---------  ------------    -------  -------   -------
         Actual/360 .....     125   $1,296,284,036    94.07%   92.19%   100.00%
         30/360 .........       2       81,680,500     5.93%    7.81%     0.00%
                             ----   --------------   -------  -------   -------
         Total ..........     127   $1,377,964,536   100.00%  100.00%   100.00%
                             ====   ==============   =======  =======   =======

                                   See "DESCRIPTION OF THE MORTGAGE
                                   POOL--CERTAIN TERMS AND CONDITIONS OF THE
                                   MORTGAGE LOANS" in this prospectus
                                   supplement.

                                   Fixed periodic payments on the mortgage loans are determined assuming interest is calculated on a 30/360 basis, but, with respect to 125 mortgage loans, interest actually accrues and is applied on the mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of such mortgage loans, resulting in a higher final payment on such mortgage loans.

                                   The mortgage loans have the amortization characteristics set forth in the following table:


                                      AMORTIZATION TYPES

                                      AGGREGATE                % OF     % OF
                                      PRINCIPAL      % OF     INITIAL    INITIAL
                         NUMBER OF    BALANCE OF     INITIAL   LOAN      LOAN
   TYPE OF               MORTGAGE   THE MORTGAGE      POOL     GROUP 1  GROUP 2
AMORTIZATION              LOANS         LOANS       BALANCE   BALANCE   BALANCE
---------------         --------- ---------------   -------   -------   --------
Balloon Loans ..........    101   $  916,274,967      66.49%    65.79%    68.72%
Partial interest only
  Loans(1) .............     18      245,055,000      17.78%    13.66%    30.74%
Interest only
  Loans ................      4      106,464,500       7.73%    10.18%     0.00%
Fully amortizing
  Loans ................      1        1,800,000       0.13%     0.00%    0.54%
Anticipated
  prepayment
  date Loans(2) ........      3      108,370,069       7.86%    10.36%     0.00%
                          -----   -------------      ------    ------    ------
Total ..................    127   $1,377,964,536      100.0%    100.0%   100.00%
                          =====   =============      ======    ======    ======


                                   ---------------

                                   (1)  Includes 18 mortgage loans representing
                                        approximately 17.78% of the aggregate
                                        principal balance of the pool of
                                        mortgage loans as of the cut-off date
                                        that pay interest-only for the first 3
                                        to 37 scheduled payments of their
                                        respective loan terms.

                                   (2)  The 731 Lexington Avenue-Bloomberg
                                        Headquarters Loan pays interest-only for the first 24 scheduled payments of its loan term, but has been classified as an "Anticipated Prepayment Date Loan" in the above table.

                                   Three mortgage loans (identified as Loan Nos. 2, 7 and 55 on Annex A-1 to this prospectus supplement), representing approximately 7.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 10.36% of the aggregate principal balance of loan group 1 as of the cut-off date), provides for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S certificates.

                                   The following table contains general
                                   information regarding the prepayment
                                   provisions of the mortgage loans:

                                       PREPAYMENT PROTECTION

                                                      AGGREGATE
                                                      PRINCIPAL
                                        NUMBER OF    BALANCE OF
                                        MORTGAGE    THE MORTGAGE   % OF INITIAL
        PREPAYMENT PROTECTION             LOANS         LOANS      POOL BALANCE
      --------------------------       ----------   ------------   ------------

      Lockout period followed by
        Defeasance ....................    110    $1,249,808,009       90.70%
      Lockout period followed by
        prepayment subject to Yield
        Maintenance Charge ............     17    $  128,156,527        9.30%
                                         -----    --------------     --------
      Total ...........................    127    $1,377,964,536      100.00%
                                         =====    ==============     ========

                                   For more information regarding the prepayment protection of the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                   Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                                   Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                                   The mortgage loans specify a period of time immediately prior to the stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or the anticipated prepayment date, as applicable).

                                   All of the mortgage loans that permit
                                   prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                                   See "DESCRIPTION OF THE MORTGAGE POOL --
                                   ADDITIONAL MORTGAGE LOAN INFORMATION" and
                                   "--CERTAIN TERMS AND CONDITIONS OF THE
                                   MORTGAGE LOANS--DEFEASANCE; COLLATERAL
                                   SUBSTITUTION" in this prospectus supplement.

The DDR-Macquarie Portfolio
  Mortgage Loan .................  With respect to the DDR-Macquarie Portfolio mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 4.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.31% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure two fixed rate PARI PASSU loans (with unpaid principal balances as of the cut-off date of $75,000,000 and $24,250,000, respectively) and one floating rate PARI PASSU loan (with an unpaid principal balance as of the cut-off date of $49,750,000).

                                   See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                   DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

                                   The DDR-Macquarie Portfolio mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement under which the Series 2004-C3 certificates are issued. In that regard,

                                   o    Wells Fargo Bank, N.A., which is the
                                        trustee under the COMM 2004-LNB3 pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the DDR-Macquarie Portfolio mortgage loan;

                                   o    Midland Loan Services, Inc., which is
                                        the master servicer under the COMM
                                        2004-LNB3 pooling and servicing
                                        agreement, will, in that capacity, be
                                        the master servicer for the
                                        DDR-Macquarie Portfolio mortgage loan
                                        under the COMM 2004-LNB3 pooling and
                                        servicing agreement, however, P&I
                                        advances with respect to the
                                        DDR-Macquarie Portfolio mortgage loan
                                        will be made by the master servicer or
                                        the trustee, as applicable, in
                                        accordance with the provisions of the
                                        pooling and servicing agreement; and

                                   o    Lennar Partners, Inc., which is the
                                        special servicer of the DDR-Macquarie
                                        Portfolio mortgage loan under the COMM
                                        2004-LNB3 pooling and servicing
                                        agreement, will, in that capacity, be
                                        the special servicer for the
                                        DDR-Macquarie Portfolio mortgage loan
                                        under the COMM 2004-LNB3 pooling and
                                        servicing agreement.

                                   See "SERVICING OF THE MORTGAGE
                                   LOANS--SERVICING OF THE NON-SERVICED MORTGAGE LOANS" in this prospectus supplement.

The 731 Lexington Avenue-
  Bloomberg Headquarters
  Mortgage Loan .................  With respect to the 731 Lexington
                                   Avenue-Bloomberg Headquarters mortgage loan
                                   (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately

                                   4.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.22% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures four PARI PASSU loans (with unpaid principal balances as of the cut-off date of $125,000,000, $50,000,000,
                                   $74,000,000 and, in the case of one
                                   interest-only loan (which commences accrual only after the anticipated repayment date of the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan), a notional balance of $86,000,000, respectively) and one subordinate loan (with an unpaid principal balance as of the cut-off date of $86,000,000).

                                   See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                   731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS
                                   MORTGAGE LOAN" in this prospectus supplement.

                                   The 731 Lexington Avenue-Bloomberg
                                   Headquarters mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement under which the Series 2004-C3 certificates are issued. In that regard,

                                   o    Wells Fargo Bank, N.A., which is the
                                        trustee under the COMM 2004-LNB3 pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the 731 Lexington
                                        Avenue-Bloomberg Headquarters mortgage
                                        loan;

                                   o    Midland Loan Services, Inc., which is
                                        the master servicer under the COMM
                                        2004-LNB3 pooling and servicing
                                        agreement, will, in that capacity, be
                                        the master servicer for the 731
                                        Lexington Avenue-Bloomberg Headquarters
                                        mortgage loan under the COMM 2004-LNB3
                                        pooling and servicing agreement,
                                        however, P&I advances with respect to
                                        the 731 Lexington Avenue-Bloomberg
                                        Headquarters mortgage loan will be made
                                        by the master servicer or the trustee,
                                        as applicable, in accordance with the
                                        provisions of the pooling and servicing
                                        agreement; and

                                   o    Lennar Partners, Inc., which is the
                                        special servicer of the 731 Lexington
                                        Avenue-Bloomberg Headquarters mortgage
                                        loan under the COMM 2004-LNB3 pooling
                                        and servicing agreement, will, in that
                                        capacity, be the special servicer for
                                        the 731 Lexington Avenue-Bloomberg
                                        Headquarters mortgage loan under the
                                        COMM 2004-LNB3 pooling and servicing
                                        agreement.

                                   See "SERVICING OF THE MORTGAGE
                                   LOANS--SERVICING OF THE NON-SERVICED MORTGAGE
                                   LOANS--SERVICING OF THE 731 LEXINGTON
                                   AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN" in this prospectus supplement.

The Strategic Hotel Portfolio
  Mortgage Loan .................  With respect to the Strategic Hotel Portfolio mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.78% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure two PARI PASSU loans (with unpaid principal balances as of the cut-off date of $62,500,000 and $62,500,000, respectively) and four subordinate loans
                                   (with unpaid principal balances as of the cut-off date of $5,169,000, $10,831,000,
                                   $3,509,000 and $13,991,000, respectively).

                                   See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                   STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

                                   The Strategic Hotel Portfolio mortgage loan, the related PARI PASSU loans and the related subordinate loans will be serviced and administered pursuant to the pooling and servicing agreement. In addition, the holder of the subordinate loans may have the right to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the related mortgage loan and to appoint a separate special servicer with respect to the related mortgage loan. The holder (or the holder's designee) of more than 50%, by certificate balance, of the most subordinate class of Class SHP Certificates (as determined pursuant to the pooling and servicing agreement) will be entitled to exercise the rights of the holder of the Strategic Hotel Portfolio B Note under the pooling and servicing agreement and the related intercreditor agreement.

                                   See "SERVICING OF THE MORTGAGE LOANS--RIGHTS
                                   OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER
                                   AND THE HOLDERS OF THE STRATEGIC HOTEL
                                   PORTFOLIO PARI PASSU LOANS" in this
                                   prospectus supplement.

The Belvedere Plaza
  Mortgage Loan
  and the Parkwest II ...........  Mortgage Loan With respect to each of the
                                   Belvedere Plaza mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement), representing approximately 1.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.68% of the aggregate principal balance of loan group 1 as of the cut-off date), and the Parkwest II mortgage loan (identified as Loan No. 85 on Annex A-1 to this prospectus supplement), representing approximately 0.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.50% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure one subordinate loan (with original principal balances of $1,100,000 and $326,500, respectively).

                                   See "DESCRIPTION OF THE MORTGAGE POOL--THE
                                   BELVEDERE PLAZA MORTGAGE LOAN AND THE
                                   PARKWEST II MORTGAGE LOAN" in this prospectus supplement.

                                   The Belvedere Plaza mortgage loan and the Parkwest II mortgage loan and the related subordinate loans will be serviced and administered pursuant to the pooling and servicing agreement, except as described in "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDERS OF THE MEZZ CAP B NOTES" in this prospectus supplement. In addition, the holder of each subordinate loan may have the right to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the related mortgage loan.

                                   See "SERVICING OF THE MORTGAGE LOANS--RIGHTS
                                   OF THE HOLDERS OF THE MEZZ CAP B NOTES" in this prospectus supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations ...................  The offered certificates will be offered in minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
  Settlement ....................  Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or The Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or The Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                                   We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                   See "DESCRIPTION OF THE
                                   CERTIFICATES--BOOK-ENTRY REGISTRATION AND
                                   DEFINITIVE CERTIFICATES" in this prospectus supplement and in the prospectus.

Information Available to
  Certificateholders ............  On each distribution date, the trustee will prepare and make available to each
                                   certificateholder of record, initially
                                   expected to be Cede & Co., a statement as to the distributions being made on that date.

                                   Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                                   See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

Deal Information/Analytics ......  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                                   o    Bloomberg, L.P.

                                   o    the trustee's website at
                                        www.ctslink.com/cmbs.

Optional Termination ............  On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X-1, Class X-2, Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 certificates (PROVIDED, HOWEVER, that the Class A-1 through Class H certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates (other than the Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 certificates) would have to voluntarily participate in such exchange).

                                   See "DESCRIPTION OF THE
                                   CERTIFICATES--TERMINATION; RETIREMENT OF
                                   CERTIFICATES" in this prospectus supplement and "DESCRIPTION OF THE
                                   CERTIFICATES--TERMINATION" in the prospectus.

Tax Status ......................  Elections will be made to treat designated portions of the trust as two separate REMICs
                                   -- a Lower-Tier REMIC and an Upper-Tier REMIC -- for federal income tax purposes. The portion of the trust consisting of excess interest will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment. Pertinent federal income tax consequences of an investment in the offered certificates include:

                                   o    Each class of offered certificates (and
                                        the Class X-1, Class X-2, Class A-1A,
                                        Class F, Class G, Class H, Class J,
                                        Class K, Class L, Class M, Class N,
                                        Class O, Class P, Class SHP-1, Class
                                        SHP-2, Class SHP-3 and Class SHP-4
                                        certificates) will represent "regular
                                        interests" in the Upper-Tier REMIC.

                                   o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                                   o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                   o    It is anticipated that the Class A-1,
                                        Class A-2, Class A-3, Class A-4, Class
                                        B, Class C and Class D certificates will be issued at a premium and that the Class E certificates will be issued with a DE MINIMIS amount of original issue discount for federal income tax purposes.

                                   See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations ............  Subject to important considerations described under "ERISA CONSIDERATIONS" in this
                                   prospectus supplement and "CERTAIN ERISA
                                   CONSIDERATIONS" in the accompanying
                                   prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment ................  The offered certificates will not constitute
                                   "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                   See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

Ratings .........................  The offered certificates will not be issued unless each of the offered classes receives the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.:

                                                       S&P             MOODY'S
                                                   -----------       ----------
                                  Class A-1 .....      AAA               Aaa
                                  Class A-2 .....      AAA               Aaa
                                  Class A-3 .....      AAA               Aaa
                                  Class A-4 .....      AAA               Aaa
                                  Class B .......      AA                Aa2
                                  Class C .......      AA-               Aa3
                                  Class D .......       A                A2
                                  Class E .......      A-                A3

                                   A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of the mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "YIELD AND MATURITY CONSIDERATIONS," "RISK FACTORS" and "RATINGS" in this prospectus supplement and "RATING" and "YIELD AND MATURITY CONSIDERATIONS" in the prospectus.

                                   See "RATINGS" in this prospectus supplement and "RATING" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "RISK FACTORS") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, New York, Florida, Texas and Missouri represent approximately 13.93%, 13.06%, 11.45%, 7.58% and 4.84%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--E.G., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 4.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 6.31% of the aggregate principal balance of loan group 1 as of the cut-off date.

     o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 20.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 32.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represents less than approximately 1.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

PROPERTY TYPE CONCENTRATIONS(1)

                                     NUMBER OF                            % OF
                                     MORTGAGED          AGGREGATE     INITIAL POOL      % OF          % OF
          PROPERTY TYPE            PROPERTIES(2)       BALANCE(3)        BALANCE    LOAN GROUP 1  LOAN GROUP 2
---------------------------------  ------------     ----------------   ----------   ------------  ------------
Multifamily ....................            53         407,482,535        29.57%         7.18%        100.00%
  MULTIFAMILY ..................            29         257,186,105        18.66%         5.51%         60.05%
  MANUFACTURED HOUSING .........            24         150,296,429        10.91%         1.67%         39.95%
Office .........................            37         372,558,697        27.04%        35.63%            --
Retail(4) ......................            39         325,379,450        23.61%        31.12%            --
  ANCHORED .....................            37         317,114,215        23.01%        30.33%            --
  UNANCHORED ...................             2           8,265,235         0.60%         0.79%            --
Self Storage ...................            34         100,511,565         7.29%         9.61%            --
Hotel ..........................             5          66,882,555         4.85%         6.40%            --
Industrial .....................             4          61,613,773         4.47%         5.89%            --
Mixed Use ......................             4          43,535,961         3.16%         4.16%            --
                                      --------       -------------     --------      --------       --------
Total ..........................           176       1,377,964,536       100.00%       100.00%        100.00%
                                      ========       =============     ========      ========       ========


------------------------
(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2) The pool of mortgage loans includes 12 multi-property mortgage loans (identified as Loan Nos. 1, 4, 5, 6, 8, 14, 29, 34, 35, 69, 74 and 83 on
     Annex A-1 to this prospectus supplement), representing approximately 22.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 10 mortgage loans in loan group 1, or approximately 23.95% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 17.12% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(4) 37 of such mortgaged properties, representing approximately 23.01% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 30.33% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" retail mortgaged properties.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing community properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing community properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing community properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, PRO RATA, with the Class A-1, Class A-2, Class A-3 and Class A-4 certificates.

MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 21, 22, 23, 24, 25, 44, 74, 75, 76, 77 and 79 on Annex A-1 to this prospectus supplement) represents approximately 2.87% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.78% of the aggregate principal balance of loan group 1 as of the cut-off date).

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

     12 mortgage loans (identified as Loan Nos. 1, 4, 5, 6, 8, 14, 29, 34, 35, 69, 74 and 83 on Annex A-1 to this prospectus supplement), representing approximately 22.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 10 mortgage loans in loan group 1, or approximately 23.95% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 17.12% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property.

     See "DESCRIPTION OF THE MORTGAGE POOL--ADDITIONAL MORTGAGE LOAN INFORMATION" in this prospectus supplement.

     Mortgage loans secured by more than one mortgaged property in a state with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one state, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.


BORROWER ORGANIZATION CONSIDERATIONS

     The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances that would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAW" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

     Two groups of mortgage loans, consisting of 9 mortgage loans (identified as Loan Nos. 21, 22, 23, 24, 25, 74, 75, 76 and 77 on Annex A-1 to this prospectus supplement), in the aggregate representing approximately 1.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.22% of the aggregate principal balance of loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

     o   was insolvent or was rendered insolvent by such obligation or transfer,

     o was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was inadequate capital, or

     o intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that:

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital to pay, or was not otherwise able to pay its debts as they matured, and

     o the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--GENERAL."

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--GENERAL."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt, with respect to the mortgage loans described under "DESCRIPTION OF THE MORTGAGE POOL--GENERAL."

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     See "DESCRIPTION OF THE MORTGAGE POOL--GENERAL" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     123 of the mortgage loans, representing approximately 92.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 89 mortgage loans in loan group 1, or approximately 89.64% of the aggregate principal balance of such loan group as of the cut-off date, and 34 mortgage loans in loan group 2, or approximately 99.46% of the aggregate principal balance of such loan group as of the cut-off date), are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective maturity dates, thus requiring a balloon payment on their stated maturity date. Three of the mortgage loans, representing approximately 7.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 10.36% of the aggregate principal balance of loan group 1 as of the cut-off date) are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective anticipated prepayment dates.

     84 of the mortgage loans, representing approximately 58.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 59 mortgage loans in loan group 1, or approximately 53.16% of the aggregate principal balance of such loan group as of the cut-off date, and 25 mortgage loans in loan group 2, or approximately 73.49% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2014.

     Mortgage loans with substantial remaining principal balances at their stated maturity or with substantial remaining principal balances at an anticipated prepayment date involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS" in this prospectus supplement and "RISK FACTORS--BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS" in the prospectus.


COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the adequacy of the property's management and maintenance;

     o    the age, design and construction quality of the properties;

     o management's ability to convert an unsuccessful property to an alternate use;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o increases in operating expenses, including, but not limited to, insurance premium increases;

     o    dependence on tenant(s) in a particular business or industry;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    rent control or rent stabilization laws;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease or if such tenant were to close or, in certain circumstances, fail to open. See "--RETAIL PROPERTIES HAVE SPECIAL RISKS" below. Under such circumstances, this is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Three mortgage loans (identified as Loan Nos. 2, 55 and 112 on Annex A-1 to this prospectus supplement), representing approximately 5.60% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.38% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by a single mortgaged property that is leased to a single tenant. All of the leases for each of these single tenants extend beyond the related anticipated prepayment date or stated maturity date, as applicable, of the mortgage loans. Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers may have considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans may have taken into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--RETAIL PROPERTIES HAVE SPECIAL RISKS" and "--OFFICE PROPERTIES HAVE SPECIAL RISKS" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants or other third parties a right of first offer or first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

TENANT-IN-COMMON BORROWERS OWN SOME OF THE MORTGAGED PROPERTIES

     With respect to 6 mortgage loans (identified as Loan Nos. 15, 37, 56, 57, 59 and 70 on Annex A-1 to this prospectus supplement), representing approximately 4.89% of the outstanding balance of the pool of mortgage loans as of the cut-off date, the borrowers are special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. In order to reduce the likelihood of a partition action, each tenant-in-common borrower has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for these loans generally provide that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy.

     Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. In this case, the related mortgage loan documents generally provide that:

     o a tenant-in-common borrower and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies, and

     o the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant in common borrower and its owner or the tenant-in-common borrower and its owner will be personally liable for any losses suffered by lender if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant in common.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--PROPERTY INSURANCE" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     There are 37 office properties, securing approximately 27.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 35.63% of the aggregate principal balance of loan group 1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

     o a decline in the business of tenants or a relocation of jobs, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--RISKS RELATING TO LOAN CONCENTRATIONS" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

     Included in the office properties referenced above are 15 medical office properties (which secure the mortgage loans identified as Loan Nos. 21, 22, 23, 24, 25, 38, 44, 74, 75, 76, 77, 78, 79 and 89 on Annex A-1 to this prospectus supplement), which secure in the aggregate approximately 4.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.97% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may therefore adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     There are 29 multifamily properties, securing approximately 18.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 5 mortgaged properties securing approximately 5.51% of the aggregate principal balance of loan group 1 as of the cut-off date, and 24 mortgaged properties securing approximately 60.05% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building, such as its age, appearance and construction quality;

     o local employers, including military bases and colleges, relocating, closing or going out of business;

     o the location of the property, which may become less desirable over time;

     o the ability of management to rent units and provide adequate maintenance and insurance;

     o    the services and amenities at the property;

     o    the property's reputation;

     o the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

     o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use;

     o    the presence of competing properties;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a local military base or workers from a particular business or industry;

     o    local competitive conditions;

     o    quality of management;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent property; and

     o    the length of the term of the lease.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     There are 39 retail properties, securing approximately 23.61% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 31.12% of the aggregate principal balance of loan group 1 as of the cut-off date).

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 37 of the mortgaged properties, securing approximately 23.01% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 30.33% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." 2 of the mortgaged properties, securing approximately 0.60% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately

0.79% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences if such space is not occupied.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

     o    local competitive conditions;

     o    adverse changes in consumer spending;

     o    quality of management;

     o    physical attributes and quality of the premises; and

     o a decline in the business of a particular tenant or tenants, which may result in such tenant or other tenants at the property ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     There are 24 manufactured housing community properties, securing approximately 10.91% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 5 mortgaged properties securing approximately 1.67% of the aggregate principal balance of loan group 1 as of the cut-off date and 19 mortgaged properties securing approximately 39.95% of the aggregate principal balance of loan group 2 as of the cut-off date). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing communities;

     o    apartment buildings; and

     o    single family homes.

     Other factors may also include:

     o the physical attributes of the manufactured housing community, including its age and appearance;

     o    location of the manufactured housing community;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     There are 34 self storage properties, securing approximately 7.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 9.61% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

     o    decreased demand;

     o    competition;

     o    lack of proximity to apartment complexes or commercial users;

     o    apartment tenants moving to single-family homes;

     o    decline in services rendered, including security;

     o    dependence on business activity ancillary to renting units;

     o    age of improvements; or

     o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are 4 industrial properties, securing approximately 4.47% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.89% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

     o   the quality of tenants;

     o   building design and adaptability; and

     o   the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There are 5 hotel properties, securing approximately 4.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.40% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    conversion to alternative uses which may not be readily made;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

     o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o    management ability of property managers;

     o    desirability of particular locations;

     o location, quality and hotel management company affiliation which affect the economic performance of a hotel; and

     o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     One of the five hotel properties is affiliated with a franchise company through a franchise agreement. The other hotel properties are affiliated with a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence, reputation, and financial strength of the franchisor or hotel management company and,

     o the public perception of the franchise or management company or hotel chain service mark; and

     o the duration of the franchise licensing agreement or management agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

     Transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

     No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     8 mortgage loans, representing aggregately approximately 10.75% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 7 mortgage loans in loan group 1, or approximately 13.88% of the aggregate principal balance of loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, or approximately 0.87% of the aggregate principal balance of loan group 2 as of the cut-off date) are primarily secured by the related borrower's fee simple ownership interest in one or more condominium units.

     The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

     The 731 Lexington Avenue-Bloomberg Headquarters mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing 4.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.22% of the aggregate principal balance of loan group 1 as of the cut-off date), is primarily secured by an office condominium unit (the "BLOOMBERG UNIT") in a complex consisting of another office condominium unit, a retail condominium unit and residential condominium units. With respect to the Bloomberg Unit, the borrower holds two of the four positions on the office condominium board and two of the five positions on the overall condominium board and is responsible for approximately 49.06% of the common charges. However, the borrower does not have controlling voting rights in either case. As of the cut-off date, the borrower also owns the other office condominium unit and such other unit is additional collateral for the 731 Lexington Avenue-Bloomberg Headquarters whole loan. The additional collateral was granted to the lender solely as a result of rights of the tenant, under its lease for the primary mortgaged property, to expand into the second office condominium unit; references in this prospectus supplement to the related mortgaged property are references to the Bloomberg Unit only unless specific reference is made to the additional second office condominium unit. No value or cash flow from such unit was included in the appraisal for valuation purposes or in the underwriting of the mortgage loan. The additional second office condominium unit collateral is subject to release, without payment of a release price, under certain circumstances, including if space in such unit is no longer required to be available to Bloomberg, L.P. pursuant to is lease with the borrower, further rents and other cash flows from such units are not required to be deposited in the lockbox and may be separately financed. As of the cut-off date, affiliates of the borrower own the other units in the condominium, but such units may be sold at any time. The condominium association is required to give the lender notice of default and an opportunity to cure.

     In addition, in the case of the 731 Lexington Avenue-Bloomberg Headquarters whole loan, the construction of the condominium units at the complex, other than the Bloomberg Unit, is continuing and is expected to be completed on or before the fourth quarter of 2005. The mortgage loan documents do not require a reserve or completion guaranty in connection with the project. Absent adverse circumstances, such as construction accidents that result in damage to the Bloomberg Unit, the construction of the other condominium units should not adversely impact the Bloomberg Unit or affect the cash flow from the Bloomberg Unit.

     With respect to the West Village Retail mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing 2.01% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.66% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the retail unit in a condominium regime comprised of one retail and one residential unit. The retail unit has the majority voting interest, and is entitled to appoint two-thirds of the association's directors. The retail unit thus has a controlling interest in the condominium regime as to operational matters requiring director or unit holder approval, and sole authority to determine matters that are relevant to the operations of the retail unit alone.

     With respect to the Trainer's Corner mortgage loan (identified as Loan No. 19 on Annex A-1 to this prospectus supplement), representing 1.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.68% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the borrower's majority ownership interest in a land condominium regime. The borrower has either direct or indirect control over the operational affairs of the condominium association.

     With respect to the 180 Livingston Street mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing 1.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.53% of the aggregate principal balance of loan group 1 as of the cut-of date), is secured by the related borrower's ownership interest in one of two condominium units comprising the project. The borrower has the right to elect two-thirds of the board members, and thus has either direct or indirect control over the operational affairs of the condominium regime.

     With respect to the Memorial Healthcare Plaza mortgage loan (identified as Loan No. 21 on Annex A-1 to this prospectus supplement), representing 0.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.71% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the borrower's ownership interest in three of the four condominium units comprising the project. The borrower thus has either direct or indirect control over the operational affairs of the condominium regime.

     With respect to the Oak Medical Plaza II mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), representing 0.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.05% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the borrower's ownership interest in a majority of the condominium units comprising the project. Each owner of a condominium unit has one vote. A majority vote means 60% of the votes exercised by no less than a quorum of the total votes of all unit owners. A quorum of members means 60% of the votes of the association. Members of the board of directors are elected by a majority vote at the annual meeting. The borrower thus has either direct or indirect control over the operational affairs of the condominium regime.

     With respect to the Oak Medical Plaza I mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), representing 0.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.03% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by the borrower's ownership interest in a majority of the condominium units comprising the project. Each owner of a condominium unit has one vote. A majority vote means 60% of the votes exercised by no less than a quorum of the total votes of all unit owners. A quorum of members means 60% of the votes of the association. Members of the board of directors are elected by a majority vote at the annual meeting. The borrower thus has either direct or indirect control over the operational affairs of the condominium regime.

     With respect to the Gull Harbor loan (identified as Loan No. 117 on Annex A-1 to this prospectus supplement), representing 0.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.87% of the aggregate principal balance of loan group 2 as of the cut-of date), is secured by the borrower's ownership interest in a majority of the residential condominium units comprising the project. The borrower thus has either direct or indirect control over the operational affairs of the condominium regime.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--ZONING COMPLIANCE AND USE RESTRICTIONS" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     Nine of the mortgage loans (identified as Loan Nos. 6, 19, 22, 23, 37, 44, 75, 77 and 79 on Annex A-1 to this prospectus supplement), representing approximately 7.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.93% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured in whole or in part by a lien on a leasehold estate in the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE--LEASEHOLD RISKS" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2004-C3 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the special servicer or affiliates thereof may be holders of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of its affiliates. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2004-C3 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if the special servicer or an affiliate holds Series 2004-C3 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2004-C3 non-offered certificates.

     Additionally, each of the master servicer, sub-servicers and special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer sub-servicers and special servicer currently may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, sub-servicers and special servicer.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SERVICER ACTIONS

     In connection with the servicing under the pooling and servicing agreement, the directing certificateholder may withhold its consent to certain actions proposed by the master servicer or the special servicer or direct the master servicer or the special servicer to take or refrain from taking certain actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     It is possible that the directing certificateholder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, neither the master servicer nor the special servicer is required to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

CLASS SHP DIRECTING CERTIFICATEHOLDER AND HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS MAY DIRECT SERVICER ACTIONS

     With respect to the Strategic Hotel Portfolio mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.78% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures the Strategic Hotel Portfolio B Note and two PARI PASSU loans. The Strategic Hotel Portfolio B Note is an asset of the trust, but only supports the Class SHP certificates. Pursuant to the related intercreditor agreement, the Class SHP directing certificateholder has the right under certain conditions to advise and direct the master servicer and the special servicer with respect to various servicing matters affecting the Strategic Hotel Portfolio mortgage loan. The Class SHP directing certificateholder may have interests in conflict with those of the certificateholders of the classes of offered certificates.
     It is possible that the Class SHP directing certificateholder may withhold its consent to actions proposed by the master servicer or a special servicer or direct the master servicer or the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the Class SHP directing certificateholder will have no liability to any certificateholder outside the Class SHP controlling class for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" and "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" in this prospectus supplement.
     Following the occurrence of a control appraisal event described under "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS," any decision with respect to the Strategic Hotel Portfolio mortgage loan which requires the approval of the directing certificateholder (or otherwise requires approval under the related intercreditor agreement) will require the approval of the holders (or their designees) of a majority by principal balance of the Strategic Hotel Portfolio mortgage loan and the PARI PASSU loans, or if a majority of such holders (or their designees) by principal balance cannot agree on a course of action within a certain period of time, the directing certificateholder.
     As of the cut-off date, the Strategic Hotel Portfolio mortgage loan represents approximately 28.57% of the aggregate principal balance of the three PARI PASSU loans secured by the related mortgaged properties. As a result, the trust, as holder of the Strategic Hotel Portfolio mortgage loan, will not be the single party that represents a majority of the aggregate outstanding principal balance of the Strategic Hotel Portfolio mortgage loan and the related PARI PASSU loans. Accordingly, any determinations made by the directing certificateholder under the pooling and servicing agreement (the party entitled to exercise the rights of the holder of the Strategic Hotel Portfolio mortgage loan under the pooling and servicing agreement) will not necessarily be implemented and approvals by the directing certificateholder to proposed actions of the master servicer or the special servicer under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. The interests of the holders of the two other PARI PASSU loans (or their respective designees) may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of offered certificates.

     No certificateholder may take any action against the Class SHP directing certificateholder or the holder of any related pari passu loan for having acted solely in its own interest.

THE HOLDERS OF CERTAIN OTHER SUBORDINATE AND PARI PASSU LOANS MAY DIRECT SERVICER ACTIONS

     THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN

     With respect to the DDR-Macquarie Portfolio mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 4.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.31% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure two other fixed rate PARI PASSU loans and one floating rate PARI PASSU loan. The DDR-Macquarie Portfolio mortgage loan and the three PARI PASSU loans will be serviced under the COMM 2004-LNB3 pooling and servicing agreement. Any decision to be made with respect to the DDR-Macquarie Portfolio mortgage loan that requires the approval of the directing certificateholder of the controlling class under the COMM 2004-LNB3 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the special servicer under the COMM 2004-LNB3 pooling and servicing agreement and appointment of successor special servicer with respect to such mortgage loan) will require the approval of the holders (or their designees) of the DDR-Macquarie Portfolio mortgage loan and the three other PARI PASSU loans then holding a majority of the aggregate outstanding principal balance of the DDR-Macquarie Portfolio mortgage loan and such PARI PASSU loans. If a majority of such holders (or their designees) by principal balance cannot agree on a course of action within a certain period of time, the directing certificateholder under the COMM 2004-LNB3 pooling and servicing agreement will be entitled to direct the master servicer or the special servicer under the COMM 2004-LNB3 pooling and servicing agreement with respect to which course of action it should follow.

     As of the cut-off date, the DDR-Macquarie Portfolio mortgage loan represents approximately 30.70% of the aggregate principal balance of the four loans secured by the related mortgaged property. As a result, the trust, as holder of the DDR-Macquarie Portfolio mortgage loan, will not be the single party that represents a majority of the aggregate outstanding principal balance of the DDR-Macquarie Portfolio mortgage loan and the related PARI PASSU loans. Accordingly, any determinations made by the directing certificateholder under the pooling and servicing agreement (the party entitled to exercise the rights of the holder of the DDR-Macquarie Portfolio mortgage loan under the pooling and servicing agreement) will not necessarily be implemented and approvals by the directing certificateholder to proposed actions of the master servicer or the special servicer under the COMM 2004-LNB3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. The interests of the holders of the three other PARI PASSU loans (or their respective designees) may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against the holder of any related PARI PASSU note for having acted solely in its respective interest.

     THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 4.72% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.22% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures a subordinate loan and three PARI PASSU loans (as well as a PARI PASSU interest only loan). The 731 Lexington Avenue-Bloomberg Headquarters mortgage loan, the PARI PASSU loans and the subordinate loan will be serviced under the COMM 2004-LNB3 pooling and servicing agreement. Pursuant to the related intercreditor agreement, the holder of the 731 Lexington Avenue-Bloomberg Headquarters subordinate loan has the right under certain conditions to advise and direct the master servicer and the special servicer of the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan with respect to various servicing matters affecting the mortgage loan; PROVIDED, HOWEVER, that for so long as the holder of the 731 Lexington Avenue-Bloomberg Headquarters subordinate loan is an affiliate of the tenant at the related mortgaged property, such holder will not be permitted, under certain circumstances, to exercise certain of those rights. The holder of the 731 Lexington Avenue-Bloomberg Headquarters subordinate loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     However, if a control appraisal event exists with respect to the 731 Lexington Avenue-Bloomberg Headquarters subordinate loan as described under "SERVICING OF THE MORTGAGE LOANS--SERVICING OF THE NON-SERVICED MORTGAGE LOANS--SERVICING OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN" in this prospectus supplement or as described above with respect to limitations on tenant affiliate rights, any decision with respect to the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan which requires the approval of the majority of holders of the then controlling class of the COMM 2004-LNB3 securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders (or their designees) of a majority of holders by principal balance of the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan and PARI PASSU loans, or if such majority of the holders (or their designees) of the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan and PARI PASSU loans cannot agree on a course of action within a certain period of time, the majority certificateholder of the controlling class under the COMM 2004-LNB3 pooling and servicing agreement. As of the cut-off date, the 731 Lexington Avenue--Bloomberg Headquarters mortgage loan represents approximately 20.70% of the aggregate principal balance of the four PARI PASSU loans secured by the related mortgaged property. As a result, the trust, as holder of the 731 Lexington Avenue--Bloomberg Headquarters mortgage loan, will not be the single party that represents a majority of the aggregate outstanding principal balance of the 731 Lexington Avenue--Bloomberg Headquarters mortgage loan and the other related PARI PASSU loans. Accordingly, any determinations made by the directing certificateholder under the pooling and servicing agreement (the party entitled to exercise the rights of the holder of the 731 Lexington Avenue--Bloomberg Headquarters mortgage loan under the pooling and servicing agreement) will not necessarily be implemented and approvals by the directing certificateholder to proposed actions of the master servicer or the special servicer under the COMM 2004-LNB3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. The holders of such pari passu loans (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     As a result, approvals to proposed servicer actions may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note or any related PARI PASSU loan for having acted solely in its own interest.

     THE BELVEDERE PLAZA MORTGAGE LOAN AND THE PARKWEST II MORTGAGE LOAN

     With respect to each of the Belvedere Plaza mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement), representing approximately 1.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.68% of the aggregate principal balance of loan group 1 as of the cut-off date), and the Parkwest II mortgage loan (identified as Loan No. 85 on Annex A-1 to this prospectus supplement), representing approximately 0.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.50% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure one subordinate loan.

     Pursuant to the terms of the related intercreditor agreements, the holder of the related subordinate loan has certain consent rights with respect to modifications of the related mortgage loan as described under "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDERS OF THE MEZZ CAP B NOTES."

     The holders of the subordinate loans (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of any related subordinate note for having acted solely in its own interest.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In IN RE 203 NORTH LASALLE STREET PARTNERSHIP, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or the special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average of the net mortgage interest rates of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2 Class A-3, and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment or yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o special provisions in certain of the loan documents that permit prepayment under limited circumstances, including in connection with a release;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or the special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loans from the former due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or early prepayment as described under "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PERFORMANCE ESCROWS" in this prospectus supplement may adversely affect the yield to maturity on your certificates.

     With respect to the Strategic Hotel Portfolio mortgage loan, the Belvedere Plaza mortgage loan and the Parkwest II mortgage loan, the related mortgaged property also secures subordinate mortgage loans. With respect to such mortgage loans, the holder of the related subordinate debt (in the case of the Strategic Hotel Portfolio mortgage loan, the Class SHP directing certificateholder) will have the right, subject to the satisfaction of certain conditions (including a loan default) described under "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDERS OF THE MEZZ CAP B NOTES" and "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of a yield maintenance charge. This circumstance would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letter of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer and the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-1 and Class X-2 certificates.

     See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" and "--SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT AND CERTIFICATE DEFERRED INTEREST" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments within the 13 month period prior to the cut-off date, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions include, for example,


     o    leaks from storage tanks,

     o    on-site spills, and

     o    soil and groundwater contamination from dry cleaning operations.

     Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     See "SERVICING OF THE MORTGAGE LOANS--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement and "RISK FACTORS--ENVIRONMENTAL RISKS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the DDR-Macquarie Portfolio mortgage loan and the 731 Lexington Avenue-Bloomberg Headquarters mortgage loan under the COMM 2004-LNB3 pooling and servicing agreement.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus.

PROPERTY INSURANCE

     The mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance, either with an insurance carrier or pursuant to self-insurance obligations of a tenant at the mortgaged property. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, the mortgaged properties securing approximately 13.93%, 11.45% and 7.58% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately 14.22%, 10.10% and 8.32%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the mortgaged properties securing approximately 13.04%, 15.71% and 5.26%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in, California, Florida and Texas, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes, fires and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     With respect to certain of the mortgage loans, the "all risk" property insurance coverage, terrorism insurance coverage and/or earthquake insurance coverage for the related mortgaged properties are provided under blanket policies that also cover other properties (that do not secure assets of the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program.

     The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department established procedures for the Terrorism Risk Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

     However, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk Insurance Program.

     Furthermore, because the Terrorism Risk Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Risk Insurance Program terminates on December 31, 2005. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to 7 mortgage loans (identified as Loan Nos. 31, 53, 58, 88, 94, 105 and 112 on Annex A-1 to this prospectus supplement), representing approximately 3.63% of the principal balance of the pool as of the cut-off date (which included 2 mortgage loans in loan group 1, or approximately 1.18% of the aggregate principal balance of such loan group as of the cut-off date and 5 mortgage loans in loan group 2, or approximately 11.35% of the aggregate principal balance of such loan group as of the cut-off date) the related loan documents either do not require the borrower to maintain terrorism insurance or for which terrorism insurance is not in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. In other instances, the insurance policies specifically exclude coverage for acts of terrorism. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer, may not enforce such default or cause the borrower to obtain such insurance if the master servicer (with the consent of the directing certificateholder) or the special servicer (with the consent of the directing certificateholder), as the case may be, has determined, in accordance with the servicing standard, that either:

     o    such insurance is not available at any rate, or

     o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

     Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer (with the consent of the directing certificateholder) or the special servicer (with the consent of the directing certificateholder), as the case may be, determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "SERVICING OF THE MORTGAGE LOANS--MAINTENANCE OF INSURANCE" in this prospectus supplement.

     In addition, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the related borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--AMERICANS WITH DISABILITIES ACT" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "RISK FACTORS--BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS"), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal and interest on the offered certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

OTHER RISKS

     See "RISK FACTORS" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages of the anticipated aggregate principal balance of the pool of mortgage loans as of, with respect to each mortgage loan, the later of July 1, 2004 and the date of origination of such mortgage loan (the "CUT-OFF DATE"), assuming that the mortgage loans make their scheduled monthly payments in July 2004. The trust will consist primarily of 127 mortgage loans secured by 176 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance as of the Cut-off Date, of approximately $1,377,964,536 (the "INITIAL POOL BALANCE"), subject to a permitted variance of plus or minus 10%. The "CUT-OFF DATE BALANCE" of any mortgage loan, PARI PASSU loan or subordinate loan will be the unpaid principal balance of that mortgage loan, PARI PASSU loan or subordinate loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numeric information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

     The trust's assets will also include the four subordinate mortgage loans collectively referred to herein as the Strategic Hotel Portfolio B Note. The Strategic Hotel Portfolio B Note supports only the Class SHP Certificates. Although that mortgage loan is an asset of the trust, for the purpose of numerical and statistical information contained in this prospectus supplement, the Strategic Hotel Portfolio B Note is not reflected in this prospectus supplement and the term "mortgage loan" in that context does not include the Strategic Hotel Portfolio B Note unless otherwise expressly stated.

     The pool of mortgage loans will be deemed to consist of two loan groups ("LOAN GROUP 1" and "LOAN GROUP 2" and, collectively, the "LOAN GROUPS"). Loan Group 1 will consist of 92 mortgage loans with an aggregate principal balance of $1,045,571,146, representing approximately 75.88% of the Initial Pool Balance (the "INITIAL LOAN GROUP 1 BALANCE"). Loan Group 2 will consist of 35 mortgage loans with an aggregate principal balance of $332,393,389 (or approximately 77.61% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 88.35% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 24.12% of the Initial Pool Balance (the "INITIAL LOAN GROUP 2 BALANCE"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan. The Strategic Hotel Portfolio B Note will not be included in either Loan Group.

     Each mortgage loan is evidenced by a promissory note (a "MORTGAGE NOTE") and secured by a mortgage, deed of trust or other similar security instrument (a "MORTGAGE") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

          (2) with respect to 7 mortgage loans (identified as Loan Nos. 6, 19, 22, 23, 75, 77 and 79 on Annex A-1 to this prospectus supplement), representing approximately 6.68% of the Initial Pool Balance (or approximately 5.07% of the Initial Loan Group 1 Balance), on both the partial fee simple estate and the partial leasehold estate in the mortgaged property; or

          (3) with respect to 2 mortgage loans (identified as Loan Nos. 37 and 44), representing approximately 1.70% of the Initial Pool Balance (or approximately 2.25% of the Initial Loan Group 1 Balance), on a leasehold estate in the mortgaged property.

     Each property described in clauses (1), (2) and (3) above is referred to in this prospectus supplement as a "MORTGAGED PROPERTY."

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least twenty years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE--LEASEHOLD RISKS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in tHE prospectus.

     On or about July 23, 2004 (the "CLOSING DATE"), GE Commercial Mortgage Corporation (the "DEPOSITOR") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), German American Capital Corporation ("GACC") and Bank of America, N.A. ("BANK OF AMERICA" and, collectively with GECC and GACC, the "MORTGAGE LOAN SELLERS"), pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "PURCHASE AGREEMENTS"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), for the benefit of the holders of the certificates (the "CERTIFICATEHOLDERS"). See "--THE MORTGAGE LOAN SELLERS" below and "DESCRIPTION OF THE POOLING AGREEMENTS--ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between September 2003 and July 2004.

     With respect to any Mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the mortgage loan sellers will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan or the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement, the Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

     o With respect to the 5 mortgage loans (identified as Loan Nos. 1, 2, 4, 20 and 85 on Annex A-1 to this prospectus supplement), representing approximately 14.79% of the Initial Pool Balance, the related mortgaged property or properties also secure one or more pari passu loans and/or subordinate loans. See "--THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN," "--THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN," "--THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN," "--THE BELVEDERE PLAZA MORTGAGE LOAN AND THE PARKWEST II MORTGAGE LOAN" below.

     All of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

     o With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 4.79% of the Initial Pool Balance (or approximately 6.31% of the Loan Group 1 balance), two of the borrowers owning properties in Pennsylvania entered into subordinate notes with its parent in the aggregate principal amount of $14,921,546. These notes (i) provide for interest to accrue and not be paid during the period that the mortgage loan is outstanding, (ii) have a term of 20 years, (iii) are fully subordinated to the mortgage loan, and (iv) are defaultable only upon failure to repay at maturity.

     o With respect to one mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), representing approximately 1.04% of the Initial Pool Balance (or approximately 1.37% of the Initial Loan Group 1 Balance), the related borrower has existing unsecured subordinate debt in the amount of $2,250,000 payable to an affiliate. Such debt has been subordinated to the respective mortgage loan pursuant to a subordination and standstill agreement.

     o With respect to one mortgage loan (identified as Loan No. 38 on Annex A-1 to this prospectus supplement), representing approximately 0.85% of the Initial Pool Balance (or approximately 1.13% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur subordinate debt in the amount up to $500,000, subject to the satisfaction of certain conditions, including the mortgagee's approval of the unsecured loan documents and the unsecured creditor's entering into a subordination and standstill agreement.

     o With respect to one mortgage loan (identified as Loan No. 87 on Annex A-1 to this prospectus supplement), representing approximately 0.38% of the Initial Pool Balance (or approximately 0.50% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur subordinate debt, subject to the satisfaction of certain conditions, including a loan-to-value ratio not to exceed 80% and a debt service coverage ratio of at least 1.25x (each calculated taking into account the combined mortgage loan and mezzanine loan), and the unsecured creditor's entering into a subordination and standstill agreement.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to one mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 1.15% of the Initial Pool Balance (or approximately 1.51% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.20x, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 56 on Annex A-1 to this prospectus supplement), representing approximately 0.65% of the Initial Pool Balance (or approximately 0.86% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.20x, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 98 on Annex A-1 to this prospectus supplement), representing approximately 0.32% of the Initial Pool Balance (or approximately 0.42% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio of 80%, an aggregate debt service coverage ratio of at least 1.20x, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 4 on Annex A-1 of this prospectus supplement), representing approximately 3.63% of the Initial Pool Balance (or approximately 4.78% of the Initial Loan Group 1 Balance), the loan documents permit a one-time simultaneous transfer of the borrower and/or the operating lessees to affiliates and non-affiliates that qualify as a permitted borrower transferee under the Mortgage Loan Documents who are experienced in owning and operating hotels.

     o With respect to one mortgage loan (identified as Loan No. 119 on Annex A-1 to this prospectus supplement), representing approximately 0.19% of the Initial Pool Balance (or approximately 0.80% of the Initial Loan Group 2 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 80% and debt service coverage ratio of at least 1.20x.

     o With respect to one mortgage loan (identified as Loan No. 42 on Annex A-1 to this prospectus supplement), representing approximately 0.76% of the Initial Pool Balance (or approximately 1.00% of the Loan Group 1 balance) the loan documents provide that a non-managing member of borrower may incur mezzanine debt, not to exceed $3,000,000, provided certain conditions are satisfied, including (i) an aggregate debt service coverage ratio at least equal to 1.45x and an aggregate loan-to-value ratio not to exceed 65%, (ii) delivery of an acceptable intercreditor agreement, (iii) proceeds of mezzanine debt required to be used solely for improvements to the Mortgaged Property and/or the acquisition of an interest in a parking facility to service the Mortgaged Property and (iv) rating agency "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.49% of the Initial Pool Balance (or approximately 3.29% of the Loan Group 1 balance), the loan documents permit the equity owners of the borrower to pledge their interest in the borrower in connection with preferred equity or subordinate financing subject to the satisfaction of conditions, including (i) an after financing aggregate loan-to-value ratio not to exceed 80%, (ii) delivery of an acceptable intercreditor agreement and (iii) rating agency "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing approximately 1.92% of the Initial Pool Balance (or approximately 2.53% of the Initial Loan Group 1 Balance), the loan documents permit the members of the related borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including a loan-to-value ratio not to exceed 85% and a debt service coverage ratio of at least 1.20x (each calculated taking into account the combined mortgage loan and mezzanine loan), an acceptable intercreditor and subordination agreement, rating agency approval of mezzanine loan documents and a "no downgrade" confirmation.

     o With respect to eleven mortgage loans (identified as Loan Nos. 21, 22, 23, 24, 25, 44, 74, 75, 76, 77 and 79 on Annex A-1 to this prospectus supplement), representing approximately 2.87% of the Initial Pool Balance (or approximately 3.78% of the Initial Loan Group 1 Balance), the loan documents permit the members of the related borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including a loan-to-value ratio not to exceed 70% and a debt service coverage ratio of at least 1.15x for the trailing four quarter period (each calculated taking into account the combined mortgage loan and mezzanine loan), an acceptable intercreditor and subordination agreement, rating agency approval of mezzanine loan documents and a "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 113 on Annex A-1 to this prospectus supplement) on Annex A-1 to this prospectus supplement), representing approximately 0.23% of the Initial Pool Balance (or approximately 0.96% of the Initial Loan Group 2 Balance), the loan documents permit the members of the related borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including a loan-to-value ratio not to exceed 80% and a debt service coverage ratio constant of at least 0.85x (each calculated taking into account the combined mortgage loan and mezzanine loan), an acceptable intercreditor and subordination agreement, rating agency approval of mezzanine loan documents and a "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 114) on Annex A-1 to this prospectus supplement), representing approximately 0.23% of the Initial Pool Balance (or approximately 0.30% of the Initial Loan Group 1 Balance), the loan documents permit the members of the related borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including a loan-to-value ratio not to exceed 80% and a debt service coverage ratio constant of at least 1.00x (each calculated taking into account the combined mortgage loan and mezzanine loan), an acceptable intercreditor and subordination agreement, rating agency approval of mezzanine loan documents and a "no downgrade" confirmation.

     Certain risks relating to additional debt are described in "RISK FACTORS--ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.

THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN"), representing approximately 4.79% of the Initial Pool Balance (or approximately 6.31% of the Initial Loan Group 1 Balance), the related mortgaged property also secures three other mortgage loans (the "DDR-MACQUARIE PORTFOLIO PARI PASSU LOANS" and, together with the DDR-Macquarie Portfolio Mortgage Loan, the "DDR-MACQUARIE PORTFOLIO WHOLE LOAN"). The DDR-Macquarie Portfolio Pari Passu Loans are PARI PASSU in right of payment with the DDR-Macquarie Portfolio Mortgage Loan and have Cut-off Date Balances of $75,000,000, $24,250,000 and $49,750,000, respectively. The DDR-Macquarie Portfolio Mortgage Loan and the DDR-Macquarie Portfolio Pari Passu Loans with the Cut-off Date Balances of $75,000,000 and $24,250,000 have the same interest rate, maturity date and amortization term. The DDR-Macquarie Portfolio Pari Passu Loan with the Cut-off Date Balance of $49,750,000 (such note, the "DDR-MACQUARIE PORTFOLIO PARI PASSU A4 NOTE" has an interest rate of (i) from the Closing Date through and including August 31, 2004, LIBOR (as defined in the related mortgage note) plus 0.25%, and
(ii) from and including September 1, 2004, LIBOR plus 0.84%, but the same maturity date and amortization terms as the other mortgage loans. Only the DDR-Macquarie Portfolio Mortgage Loan is included in the trust. The DDR-Macquarie Portfolio Pari Passu Loans are not assets of the trust.

     As of the Cut-off Date, the largest of the DDR-Macquarie Portfolio Pari Passu Loans (with a Cut-off Date Balance of $75,000,000) is owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB3 Mortgage Pass-Through Certificates (the "COMM 2004-LNB3 POOLING AND SERVICING AGREEMENT" or the "NON-SERVICED MORTGAGE LOAN POOLING AND SERVICING AGREEMENT"). The other two DDR-Macquarie Portfolio Pari Passu Loans are beneficially owned by GACC or an affiliate, and may be sold at any time (subject to compliance with the related intercreditor agreement).

     The holders of the DDR-Macquarie Portfolio Mortgage Loan and the DDR-Macquarie Portfolio Pari Passu Loans have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the DDR-Macquarie Portfolio Whole Loan. Pursuant to the terms of that intercreditor agreement,

     o the DDR-Macquarie Portfolio Mortgage Loan and the DDR-Macquarie Portfolio Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the DDR-Macquarie Portfolio Mortgage Loan and/or the DDR-Macquarie Portfolio Pari Passu Loans (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement, the Master Servicer, the Special Servicer and the Trustee, and any other service providers with respect to a DDR-Macquarie Portfolio Pari Passu Loan to payments and reimbursements pursuant to and in accordance with the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement) will be applied to the DDR-Macquarie Portfolio Mortgage Loan and the DDR-Macquarie Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances; PROVIDED, HOWEVER, that
           (i) any permitted voluntary prepayment of the DDR-Macquarie Portfolio Pari Passu A4 Note and any payment of the DDR-Macquarie Portfolio Pari Passu A4 Note at maturity will be applied solely in payment of the DDR-Macquarie Portfolio Pari Passu A4 Note, except if both options to extend the DDR-Macquarie Portfolio Pari Passu A4 Note are exercised, payment at maturity will be applied to the DDR-Macquarie Portfolio Pari Passu Loans and the DDR-Macquarie Portfolio Mortgage Loan on a PRO RATA basis, (ii) any "liquidated damages" paid by the related borrower under the DDR-Macquarie Portfolio Pari Passu A4 Note will be applied to the DDR-Macquarie Portfolio Pari Passu A4 Note, except in connection with an "event of default" under the DDR-Macquarie Portfolio Whole Loan (and instead shall be applied to the DDR-Macquarie Portfolio Pari Passu Loans and the DDR-Macquarie Portfolio Mortgage Loan on a PRO RATA basis), and (iii) any "liquidated damages" paid by the related borrower under the DDR-Macquarie Portfolio Whole Loan (other than under the DDR-Macquarie Portfolio Pari Passu A4 Note) will be applied solely to the DDR-Macquarie Portfolio Whole Loan (other than under the DDR-Macquarie Portfolio Pari Passu A4 Note) on a PARI PASSU basis according to the holders' respective interests in the DDR-Macquarie Portfolio Whole Loan, except in connection with an "event of default" under the DDR-Macquarie Portfolio Whole Loan (and instead will be applied to the DDR-Macquarie Portfolio Pari Passu Loans and the DDR-Macquarie Portfolio Mortgage Loan on a PRO RATA basis).

     The related intercreditor agreement also permits GACC, so long as it is the holder of one or more DDR-Macquarie Portfolio Pari Passu Loans, to reallocate the principal of such mortgage loan or mortgage loans among each other (to the extent so retained) or to such new PARI PASSU loans or to divide such retained mortgage loan or mortgage loans into one or more "component" PARI PASSU notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, PROVIDED that the aggregate principal balance of all outstanding DDR-Macquarie Portfolio Pari Passu Loans held by GACC and the new PARI PASSU mortgage loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The DDR-Macquarie Portfolio Mortgage Loan will be serviced pursuant to the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement. However, P&I Advances with respect to the DDR-Macquarie Portfolio Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, as described in "DESCRIPTION OF THE CERTIFICATES--ADVANCES" in this prospectus supplement. For more information regarding the servicing of the DDR-Macquarie Portfolio Mortgage Loan, see "SERVICING OF THE MORTGAGE LOANS--SERVICING OF THE NON-SERVICED MORTGAGE LOANS--SERVICING OF THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN" and, together with the DDR-Macquarie Portfolio Mortgage Loan, the "NON-SERVICED MORTGAGE LOANS"), representing approximately 4.72% of the Initial Pool Balance (or approximately 6.22% of the Initial Loan Group 1 Balance), the related mortgaged properties also secure five other mortgage loans (the "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS COMPANION LOANS"). Four of the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans (the "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS PARI PASSU LOANS" and, together with the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the

"731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS SENIOR LOANS") are pari passu in right of payment with the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and have Cut-off Date Balances of $125,000,000, $50,000,000 and $74,000,000, and, in the case of one interest-only loan (which commences accruals only after the anticipated repayment date of 731 Lexington Avenue-Bloomberg Headquarters Whole Loan), a notional balance of $86,000,000, respectively. The other 731 Lexington Avenue-Bloomberg Headquarters Companion Loan (the "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS B NOTE" or "NON-SERVICED B NOTE" and, together with the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans, the "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS WHOLE LOAN") is subordinate in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and has a Cut-off Date Balance of $86,000,000. The 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (other than the interest-only loan referred to above) have the same interest rate, maturity date and amortization term. The 731 Lexington Avenue-Bloomberg Headquarters B Note has the same maturity date and amortization term as the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans, but an interest rate of 5.21125%. Only the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan is included in the trust. The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans are not assets of the trust.

     As of the Cut-off Date, the largest of the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (the "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS PARI PASSU LOAN A-1") is owned by a commercial mortgage securitization trust created pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement. As of the Cut-off Date, the other three 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans are beneficially owned by GACC or an affiliate and may be sold at any time (subject to compliance with the related intercreditor agreement). The 731 Lexington Avenue-Bloomberg Headquarters B Note is currently held by 731 Funding LLC, an affiliate of the tenant at the related Mortgaged Property.

     The holders of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan. Pursuant to the terms of that intercreditor agreement,

     o if no monetary event of default, or a non-monetary event of default that results in a transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing (a "731 LEXINGTON SERVICING TRANSFER EVENT"), shall have occurred and be continuing (or if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note has cured such event of default or, in the case of a non-monetary event of default, such event of default has not been cured but the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is diligently pursuing a cure thereof, in each case in accordance with the terms of that intercreditor agreement and the COMM 2004-LNB3 Pooling and Servicing Agreement), (i) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally be entitled to receive its scheduled principal and interest payments after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive their scheduled principal (other than 731 Lexington Avenue-Bloomberg Headquarters Additional Principal) and interest payments (other than default interest, prepayment premiums, and 731 Lexington Avenue-Bloomberg Headquarters Additional Interest) and after any advances in respect of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note are repaid in full,
           (ii) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally be entitled to receive its 731 Lexington Avenue-Bloomberg Headquarters Additional Principal after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive their 731 Lexington Avenue-Bloomberg Headquarters Additional Principal, (iii) the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally be entitled to receive their respective unscheduled payments of principal on a pro rata basis, and
           (iv) the holder of the 731 Lexington

           Avenue-Bloomberg Headquarters B Note will generally be entitled to receive its 731 Lexington Avenue-Bloomberg Headquarters Additional Interest after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive their 731 Lexington
           Avenue-Bloomberg Headquarters Additional Interest; and

     o if a monetary event of default or a non-monetary event of default that results in a transfer of the 731 Lexington Servicing Transfer Event shall have occurred and be continuing (and has not been cured by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note exercising its cure rights or, in the case of a non-monetary event of default, such event of default has not been cured within a specified time period and the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is not diligently pursuing a cure thereof, in each case, in accordance with the terms of the related intercreditor agreement and the COMM 2004-LNB3 Pooling and Servicing Agreement), the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will not be entitled to receive payments of principal and interest until the holders of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans receive all their respective accrued scheduled interest and outstanding principal in full.

     "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS ANTICIPATED REPAYMENT DATE" means March 1, 2014.

     "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS ADDITIONAL INTEREST" means the excess of interest accrued on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan at the interest rate applicable after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date (other than default interest) over interest that would have accrued on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan for such period at the interest rate applicable prior to the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date.

     "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS ADDITIONAL PRINCIPAL" means principal payments from excess cash flow required with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date.

     In addition, the holders of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

     o the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other (except that one 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan is entitled to payments of interest only, based on an outstanding notional balance as of the Cut-off Date of $86,000,000, after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date); and

     o all payments, proceeds and other recoveries on or in respect of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and/or the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement, the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement, and any other service providers with respect to an 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan, to payments and reimbursements pursuant to and in accordance with the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement) will be applied to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans on a PARI PASSU basis according to their respective outstanding principal balances or in the case of the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan, its outstanding notional balance.

     The related intercreditor agreements also permit GACC, so long as it is the holder of one or more 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans, to reallocate the principal of such mortgage loan or mortgage loans among each other (to the extent so retained) or to such new PARI PASSU loans or to divide such mortgage loan or mortgage loans into one or more "component" PARI PASSU loans in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, PROVIDED that the aggregate principal balance of all outstanding 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans held by GACC and the new PARI PASSU mortgage loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan will be serviced pursuant to the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement. However, P&I Advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, as described in "DESCRIPTION OF THE CERTIFICATES--ADVANCES" in this prospectus supplement. For more information regarding the servicing of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, see "SERVICING OF THE MORTGAGE LOANS--SERVICING OF THE NON-SERVICED MORTGAGE LOANS--SERVICING OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN" in this prospectus supplement.

THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) (the "STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN," representing approximately 3.63% of the Initial Pool Balance (or approximately 4.78% of the Initial Loan Group 1 Balance), the related mortgaged properties also secure two other PARI PASSU loans (the "STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" or "SERVICED PARI PASSU LOANS" and, together with the Strategic Hotel Portfolio Mortgage Loan, the "STRATEGIC HOTEL PORTFOLIO SENIOR LOANS") and four subordinate loans (collectively, the "STRATEGIC HOTEL PORTFOLIO B NOTE" and, together with the Strategic Hotel Portfolio Senior Loans, the "STRATEGIC HOTEL PORTFOLIO WHOLE LOAN"). The Strategic Hotel Portfolio Pari Passu Loans have Cut-off Date Balances of $62,500,000 and $62,500,000, respectively. The Strategic Hotel Portfolio B Note has a Cut-off Date Balance of $5,169,000 (the "STRATEGIC HOTEL PORTFOLIO B-1 NOTE"), $10,831,000 (the "STRATEGIC HOTEL PORTFOLIO B-2 NOTE"), $3,509,000 (the "STRATEGIC HOTEL PORTFOLIO B-3 NOTE") and $13,991,000 (the "STRATEGIC HOTEL PORTFOLIO B-4 NOTE"), respectively. The Strategic Hotel Portfolio Senior Loans have the same interest rate, maturity date and amortization term. The Strategic Hotel Portfolio B Note has the same maturity date and amortization term as the Strategic Hotel Portfolio Senior Loans, but an interest rate of 5.820% per annum with respect to Strategic Hotel Portfolio B-1 Note, 6.477% per annum with respect to Strategic Hotel Portfolio B-2 Note, 7.152% per annum with respect to Strategic Hotel Portfolio B-3 Note and 7.392% per annum with respect to Strategic Hotel Portfolio B-4 Note per annum. The Strategic Hotel Portfolio Mortgage Loan and the Strategic Hotel Portfolio B Note are both included in the trust but the Strategic Hotel Portfolio B Note only supports the Class SHP Certificates. The Strategic Hotel Portfolio Pari Passu Loans are not assets of the trust.

     As of the Cut-off Date, the Strategic Hotel Portfolio Pari Passu Loans are beneficially owned by GACC or an affiliate thereof and may be sold at any time (subject to compliance with the related intercreditor agreement).

     The holders of the Strategic Hotel Portfolio Senior Loans and the Strategic Hotel Portfolio B Note have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Strategic Hotel Portfolio Whole Loan. Pursuant to the terms of that intercreditor agreement,

     o if no monetary event of default or other material non-monetary event of default that results in a transfer of the Strategic Hotel Portfolio Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the Strategic Hotel Portfolio B Note has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement), the holder of the Strategic Hotel Portfolio B Note will generally be entitled to receive its scheduled interest payments after the holders of the Strategic Hotel Portfolio Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the Strategic Hotel Portfolio Senior Loans and the Strategic Hotel Portfolio B Note are repaid in full, and the holders of the Strategic Hotel Portfolio Senior Loans and the Strategic Hotel Portfolio B Note will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a PRO RATA basis; and

     o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the Strategic Hotel Portfolio B Note exercising its cure rights in accordance with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement), the holder of the Strategic Hotel Portfolio B Note will not be entitled to receive payments of interest until the holders of the Strategic Hotel Portfolio Senior Loans receive all accrued interest and scheduled principal payments due and owing on the Strategic Hotel Portfolio Senior Loans, and the holder of the Strategic Hotel Portfolio B Note will not be entitled to receive payments of principal until the holders of the Strategic Hotel Portfolio Senior Loans receive all their respective oustanding principal in full.

     In addition, the holders of the Strategic Hotel Portfolio Senior Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

     o the Strategic Hotel Portfolio Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of each Strategic Hotel Portfolio Senior Loan (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the Pooling and Servicing Agreement and any other service providers, if any, with respect to a Strategic Hotel Portfolio Senior Loan, to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Strategic Hotel Portfolio Senior Loans on a PARI PASSU basis according to their respective outstanding principal balances.

     The related intercreditor agreements also permit GACC, so long as it is the holder of one or more Strategic Hotel Portfolio Pari Passu Loans, to reallocate the principal of such mortgage loans among each other (to the extent so retained) or to such new PARI PASSU loans or to divide such mortgage loans into one or more "component" PARI PASSU loans in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, PROVIDED that the aggregate principal balance of all outstanding Strategic Hotel Portfolio Pari Passu Loans held by GACC and the new PARI PASSU loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The Strategic Hotel Portfolio Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement. For more information regarding the servicing of the Strategic Hotel Portfolio Whole Loan, see "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" in this prospectus supplement.

THE BELVEDERE PLAZA MORTGAGE LOAN AND THE PARKWEST II MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement) (the "BELVEDERE PLAZA MORTGAGE LOAN"), representing approximately 1.28% of the Initial Pool Balance (or approximately 1.68% of the Initial Loan Group 1 Balance), the related mortgaged property also secures a subordinate loan (the "BELVEDERE PLAZA B NOTE" and, together with the Belevedere Plaza Mortgage Loan, the "BELEVEDERE PLAZA WHOLE LOAN"). With respect to one mortgage loan (identified as Loan No. 85 on Annex A-1 to this prospectus supplement) (the "PARKWEST II MORTGAGE LOAN" and, together with the Belvedere Plaza Mortgage Loan, the "MEZZ CAP MORTGAGE LOANS"), representing approximately 0.38% of the Initial Pool Balance (or approximately 0.50% of the Initial Loan Group 1 Balance), the related mortgaged property also secures a subordinate loan (the "PARKWEST II B NOTE" and, together with the Parkwest II Mortgage Loan, the "PARKWEST IIWHOLE LOAN"). The Belvedere Plaza B Note and the Parkwest II B Note are collectively referred to in this prospectus supplement as the "Mezz Cap B Notes." Each Mezz Cap Mortgage Loan, together with the applicable Mezz Cap B Note, shall be referred to in this prospectus supplement as a "MEZZ CAP WHOLE LOAN". The Mezz Cap Whole Loans and the Strategic Hotel Portfolio Whole Loan shall each be referred to in this prospectus supplement as a "SERVICED WHOLE LOAN." The Mezz Cap B Notes, together with the Strategic Hotel Portfolio B Note, shall be referred to in this prospectus supplement as the "SERVICED B NOTES."

     The Belvedere Plaza B Note is subordinate in right of payment to the Belvedere Plaza Mortgage Loan and has an unpaid principal balance as of the Cut-off Date of $1,100,000. The Parkwest II B Note is subordinate in right of payment to the Parkwest II Mortgage Loan and has an unpaid principal balance as of the Cut-off Date of $326,500. Only the Mezz Cap Mortgage Loans are included in the trust. The Mezz Cap B Notes are not assets of the trust.

     The holders of each Mezz Cap Mortgage Loan and the related Mezz Cap B Note entered into a separate intercreditor agreement, each of which sets forth the respective rights of each of the holders of the related Mezz Cap Whole Loan. Pursuant to the terms of the related intercreditor agreement,

     o the rights of the holder of the Mezz Cap B Note to receive payments are subordinate to the rights of the holder of the related Mezz Cap Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto,

     o prior to the occurrence of (i) the acceleration of a Mezz Cap Mortgage Loan or the related Mezz Cap B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Mezz Cap B Note, and

     o following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Mortgage Loan or its related Mezz Cap B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the holder of such Mezz Cap B Note will not be entitled to receive any payment of principal or interest until the holder of the related Mezz Cap Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

     The Cut-off Date LTV and DSCR of the Belevedere Plaza Whole Loan are 83.11% and 1.14x, respectively. The Cut-off Date LTV and DSCR of the Parkwest II Whole Loan are 84.92% and 1.16x, respectively.

     For information regarding the servicing of the Mezz Cap Mortgage Loans, see "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE HOLDERS OF THE MEZZ CAP B NOTES" in this prospectus supplement.

     The DDR-Macquarie Portfolio Pari Passu Loans, the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans and the Strategic Hotel Portfolio Pari Passu Loans are collectively referred to herein as the "PARI PASSU LOANS." The 731 Lexington Avenue-Bloomberg Headquarters B Note, the Strategic Hotel Portfolio B Note and the Mezz Cap B Notes are collectively referred to herein as the "B NOTES."

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of 5 mortgage loans (identified as Loan Nos. 31, 58, 88, 94 and 105 on Annex A-1 to this prospectus supplement), representing approximately 2.74% of the Initial Pool Balance (or approximately 11.35% of the Initial Loan Group 2 Balance).

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the Cut-off Date which exceeds 4.79% of the Initial Pool Balance (or 6.31% of the Initial Loan Group 1 Balance or 12.39% of the Initial Loan Group 2 Balance, as applicable).

     The following table sets forth information regarding the ten largest mortgage loans in the pool, which represent, in the aggregate, approximately 32.11% of the Initial Pool Balance.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                          ---------------------------------------------
                                        NUMBER    AGGREGATE      % OF                STATED           CUT-OFF
                              NUMBER      OF       CUT-OFF      INITIAL             REMAINING          DATE       LTV
                                OF     MORTGAGED    DATE         POOL     MORTGAGE    TERM              LTV    RATIO AT
LOAN NAME                      LOANS  PROPERTIES   BALANCE      BALANCE     RATE     (MOS.)   DSCR     RATIO   MATURITY
-----------------            -------- ----------- ----------   ---------  --------- -------- ------   -------  --------
DDR-Macquarie Portfolio         1         10      66,000,000     4.79%      4.180%     59     3.62x    54.31%   54.31%
731 Lexington Avenue
  --Bloomberg Headquarters      1          1      65,000,000     4.72       5.330     116     1.48x    58.69    42.01
Bank of America Plaza           1          1      63,000,000     4.57       4.546      60     1.27x    70.00    58.18
Strategic Hotel Portfolio       1          3      50,000,000     3.63       5.158      84     2.65x    46.35    41.40
Sun Communities Portfolio 5     1          6      41,200,000     2.99       5.051     120     1.36x    80.00    69.32
Extra Space Portfolio #2        1         10      35,530,811     2.58       4.700      57     1.50x    72.68    64.66
Emerald Ridge Apartments        1          1      34,370,069     2.49       4.600      81     1.31x    76.38    67.26
Stonegate Birmingham            1          4      33,100,000     2.40       5.690      84     1.26x    59.91    55.08
West Village Retail             1          1      27,765,000     2.01       6.240     120     1.21x    77.13    67.26
180 Livingston Street           1          1      26,500,000     1.92       5.900     120     1.30x    69.74    58.97
                               --         --     -----------    -----       -----     ---     -----    -----    -----
TOTAL/WEIGHTED AVERAGE         10         38     442,465,880    32.11%      5.017%     87     1.84x    64.64%   55.98%
                               ==         ==     ===========    =====       =====     ===     =====    =====    =====

---------------

(1) Except for the mortgage loan identified above as Sun Communities Portfolio 5, all of the mortgage loans represented in this table are part of Loan Group 1.

(2) With respect to the DDR-Macquarie Portfolio Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the Strategic Hotel Portfolio Mortgage Loan, the principal balance of the related Pari Passu Loans are included in the calculation of the DSCR, LTV Ratios and balance per unit and the principal balance of the related B Notes are not included in the calculation of the DSCR, LTV Ratios and balance per unit. With respect to the Stonegate Birmingham Loan, calculated based on principal loan balance, as of the Cut-Off Date or Maturity Date, as applicable, after netting out a cash holdback of $5,000,000.

     Summaries of certain additional information with respect to each of the ten largest mortgage loans detailed above can be found on Annex B to this prospectus supplement.

APD LOANS

     Three mortgage loans (identified as Loan Nos. 2, 7 and 55 on Annex A-1 to this prospectus supplement) (each, an "APD LOAN"), representing approximately 7.86% of the Initial Pool Balance (or approximately 10.36% of the Initial Loan Group 1 Balance), provide that if, after a certain date (each, an "ANTICIPATED PREPAYMENT DATE"), the borrower has not prepaid the APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "REVISED RATE") rather than the stated Mortgage Rate (the "INITIAL RATE"). After the Anticipated Prepayment Date, the APD Loans requires that all cash flow available, after payment of monthly debt service, and any escrows and property expenses required under the related loan documents, be used to accelerate amortization of principal on the APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis after the Anticipated Prepayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loan will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the APD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loan will be prepaid by the related borrower on or about its Anticipated Prepayment Date. There can be no assurance that any borrower will prepay the related ARD Loan on its Anticipated Prepayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

                                  GRACE PERIODS

                                                              AGGREGATE
                                                              PRINCIPAL
                                             NUMBER OF       BALANCE OF                   % OF INITIAL   % OF INITIAL
                                             MORTGAGE         MORTGAGE      % OF INITIAL  LOAN GROUP 1   LOAN GROUP 2
               GRACE PERIODS                   LOANS            LOANS       POOL BALANCE     BALANCE        BALANCE
------------------------------------------  -----------     ------------    ------------  -------------  ------------
0 days ...................................         1       $   50,000,000        3.63%        4.78%          0.00%
2 days ...................................         1           65,000,000        4.72         6.22           0.00
5 days ...................................        86        1,007,651,037       73.13        70.09          82.67
7 days ...................................         5           37,715,073        2.74         0.00          11.35
10 days ..................................        34          217,598,426       15.79        18.91           5.99
                                                 ---       --------------      ------       ------         ------
Total ....................................       127       $1,377,964,536      100.00%      100.00%        100.00%
                                                 ===       ==============      ======       ======         ======

     Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

     All of the mortgage loans bear interest at fixed rates. The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("ACTUAL/360 BASIS"), or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 BASIS"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                                              AGGREGATE
                                                              PRINCIPAL
                                             NUMBER OF       BALANCE OF                   % OF INITIAL   % OF INITIAL
                                             MORTGAGE         MORTGAGE      % OF INITIAL  LOAN GROUP 1   LOAN GROUP 2
          INTEREST ACCRUAL BASIS               LOANS            LOANS       POOL BALANCE     BALANCE        BALANCE
------------------------------------------  -----------     ------------    ------------  -------------  ------------
30/360 ...................................         2       $   81,680,500        5.93%        7.81%          0.00%
Actual/360 ...............................       125        1,296,284,036       94.07        92.19         100.00
                                                 ---       --------------      ------       ------         ------
Total ....................................       127       $1,377,964,536      100.00%      100.00%        100.00%
                                                 ===       ==============      ======       ======         ======

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                              AGGREGATE
                                                              PRINCIPAL
                                             NUMBER OF       BALANCE OF                   % OF INITIAL   % OF INITIAL
                                             MORTGAGE         MORTGAGE      % OF INITIAL  LOAN GROUP 1   LOAN GROUP 2
           TYPE OF AMORTIZATION                LOANS            LOANS       POOL BALANCE     BALANCE        BALANCE
------------------------------------------  -----------     ------------    ------------  -------------  ------------
Balloon mortgage loans ...................       101       $  916,274,967       66.49%       65.79%         68.72%
Partial interest only mortgage
  loans(1) ...............................        18          245,055,000       17.78        13.66          30.74
Interest only mortgage loans .............         4          106,464,500        7.73        10.18           0.00
Fully amortizing mortgage loans ..........         1            1,800,000        0.13         0.00           0.54
Anticipated prepayment date
  mortgage loans(2) ......................         3          108,370,069        7.86        10.36           0.00
                                                 ---       --------------      ------       ------         ------
Total ....................................       127       $1,377,964,536      100.00%      100.00%        100.00%
                                                 ===       ==============      ======       ======         ======

---------------

(1) Includes 18 mortgage loans representing approximately 17.78% of the Initial Pool Balance that pay interest-only for the first 3 to 37 scheduled payments of their respective loan terms.

(2) The 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan pays interest only for the first 24 scheduled payments of its loan term, but has been classified as an "Anticipated Prepayment Date Loan" in the above table.

     PREPAYMENT PROVISIONS. Each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "LOCK-OUT PERIOD"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

                              PREPAYMENT PROTECTION

                                                              AGGREGATE
                                                              PRINCIPAL
                                             NUMBER OF       BALANCE OF                   % OF INITIAL   % OF INITIAL
                                             MORTGAGE         MORTGAGE      % OF INITIAL  LOAN GROUP 1   LOAN GROUP 2
           TYPE OF AMORTIZATION                LOANS            LOANS       POOL BALANCE     BALANCE        BALANCE
------------------------------------------  -----------     ------------    ------------  -------------  ------------
Lockout followed by Defeasance ...........       110       $1,249,808,009       90.70%       90.15%         92.41%
Lockout followed by prepayment
  subject to Yield
  Maintenance Charge .....................        17          128,156,527        9.30         9.85           7.59
                                                 ---       --------------      ------       ------         ------
Total ....................................       127       $1,377,964,536      100.00%      100.00%        100.00%
                                                 ===       ==============      ======       ======         ======

     "YIELD MAINTENANCE CHARGE" means:

     o with respect to Loan No. 7, the greater of (a) the present value of the Income Difference (defined below) as of the prepayment date based on (i) a stream of monthly interest payments corresponding to the stream of payments comprising the Income Difference, and (ii) a discount rate equal to the Comparable Treasury Rate (as defined below) closest to par, or (b) 1% of the unpaid principal balance of the related note immediately preceding such prepayment.

     o with respect to Loan Nos. 33 and 53, the greater of (a) the sum of the present value on the date of prepayment, discounted using the Replacement Treasury Rate (as defined below) converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loan, or (b) 1% of the unpaid principal balance of the mortgage loan immediately preceding such prepayment.

     o with respect to Loan No. 48, the greater of (i) 1% of the portion of the mortgage loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date (Conditional) (as defined below) of a series of monthly payments over the remaining term of the mortgage loan each equal to the amount of interest which would be due on the portion of the mortgage loan being prepaid assuming a PER ANNUM interest rate equal to the excess of the related note rate over the Reinvestment Yield (as defined below), and discounted at the Reinvestment Yield.

     o     with respect to Loan Nos. 21, 22, 23, 24, 25, 30, 44, 74, 75, 76, 77,
           79 and 100, the greater of (i) 1% of the principal amount of the loan being prepaid, or (ii) the product obtained by multiplying (A) the principal amount of the loan being prepaid, times (B) the positive difference obtained by subtracting (I) the Yield Rate (as defined below) from (II) the interest rate under the related note, multiplied by (C) the present value factor calculated using the following formula:

                                            1-(1+r)-n
                                            ---------
                                                r

           where "r" is equal to the Yield Rate and "n" is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related mortgage note.

     "INCOME DIFFERENCE" means, (i) the total amount of interest that would accrue on the principal balance of the Note at the related interest rate from the prepayment date through the maturity date, minus (ii) the total amount of investment income that would be earned from the prepayment date through the maturity date.

     "COMPARABLE TREASURY RATE" means, the rate of interest which is equal to the average yield (determined as of the date which is seven days prior to the prepayment date) on then generally available United States Government general issue Treasury Securities maturing nearest to the maturity date of the mortgage loan.

     "REPLACEMENT TREASURY RATE" means, the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate.

     "WEIGHTED AVERAGED LIFE" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12.

     "MONTHLY INTEREST SHORTFALL" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

     "PREPAYMENT CALCULATION DATE" shall mean, as applicable, the date on which
(i) the related lender applies any prepayment to the reduction of the outstanding principal amount of the related note, (ii) the related lender accelerates the mortgage loan, in the case of a prepayment resulting from acceleration, or (iii) the related lender applies funds held under any related reserve account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the mortgage loan).

     "PREPAYMENT CALCULATION DATE (CONDITIONAL)" shall mean, as applicable, the date on which (i) the related lender applies any prepayment to the reduction of the outstanding principal amount of the related note, provided that the related lender shall apply such prepayment on the day it is received if such prepayment is received by the related lender on a business day by 11:00 a.m. on such business day, or otherwise on the following business day, (ii) the related lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) the related lender applies funds held under any related reserve account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the mortgage loan).

     "REINVESTMENT YIELD" means the yield calculated by the liner interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the related Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the related maturity date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, the related lender shall select a comparable publication to determine the Reinvestment Yield.

     "YIELD RATE" means the yield rate for the U.S. Treasury Security identified in the applicable loan documents, as reported in The Wall Street Journal on the fifth business day preceding the related Prepayment Calculation Date (Conditional). If the Yield Rate is not published for such U.S. Treasury Security, then the "Yield Rate" shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at the related lender's sole and absolute discretion reasonably exercised) as reported in The Wall Street Journal on the fifth business day preceding the Prepayment Calculation Date (Conditional). If the publication of such Yield Rate in The Wall Street Journal is discontinued, the related lender shall determine such Yield Rate from another source selected by lender in lender's sole and absolute discretion reasonably exercised.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF YIELD MAINTENANCE CHARGES."

     Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "RISK FACTORS--RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus.

     DEFEASANCE; COLLATERAL SUBSTITUTION. 110 mortgage loans, representing approximately 90.70% of the Initial Pool Balance (which include 77 mortgage loans in Loan Group 1, or 90.15% of the Initial Loan Group 1 Balance, and 33 mortgage loans in Loan Group 2, or approximately 92.41% of the Initial Loan Group 2 Balance), permit the applicable borrower, on any due date after a specified period (the "DEFEASANCE LOCK-OUT PERIOD") and prior to the open prepayment period before maturity of the related mortgage loan, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (a "DEFEASANCE OPTION"). The Defeasance Lock-out Period ends at least two years after the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "RELEASE DATE") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment date (or the Anticipated Prepayment Date), assuming in the case of the APD Loan, that the loan prepays on the Anticipated Prepayment Date, or in certain cases, through the date on which the mortgage loan is freely prepayable, and (y) in amounts at least equal to the scheduled payments due on each such payment date or the related defeased portion of the mortgage loan in the case of a partial defeasance, and (4) any costs and expenses incurred in connection with the defeasance; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     In the case of one mortgage loan (identified as Loan No. 5 on Annex A to this prospectus supplement) representing approximately 2.99% of the Initial Pool Balance (or approximately 12.39% of the initial Loan Group 2 Balance), the related borrower will be required to provide defeasance collateral in an amount necessary to prepay the outstanding principal balance of such mortgage loan (or the portion of such balance defeased, in the case of partial defeasance) on the first scheduled payment date occurring after the expiration of the related lockout period).

     PERFORMANCE ESCROWS. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels or realizing lease execution, occupancy or rent payment milestones. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, certain of such mortgage loans allow, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. To the extent that the related mortgage loan documents provide that the lender will be entitled to consent to such action, the Master Servicer will be permitted to consent to such action, subject to the satisfaction of the conditions described under "SERVICING OF THE MORTGAGE LOANS--MODIFICATIONS, WAIVERS AND AMENDMENTS" in this prospectus supplement. Certain, mortgage loans have performances escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loans unless there is an event of default.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or if equity interests in the borrower or certain affiliates of the borrower are transferred without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--GENERAL" above.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Loans, and the Special Servicer, with respect to Specially Serviced Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than a Non-Serviced Mortgage
Loan) containing a "due-on-sale" clause to either (a) accelerate the payments on those mortgage loans, or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

     o Moody's, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

     o S&P, with respect to any such mortgage loan, if (A) such mortgage loan represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust, (B) the Stated Principal Balance of the mortgage loan is over $35,000,000, or (C) such mortgage loan is one of the ten largest mortgage loans in the trust based on principal balance.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Loans, and the Special Servicer, with respect to Specially Serviced Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than a Non-Serviced Mortgage
Loan) containing a "due-on-encumbrance" clause to either (a) accelerate the payments thereon, or (b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related borrower, in a manner that is consistent with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

     o Moody's, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

     o S&P, if the applicable mortgage loan (A) represents 2% (or 5% if the pool balance is less than $100,000,000) or more of the Stated Principal Balance of all of the mortgage loans by the trust, (B) has a principal balance over $20,000,000, (C) is one of the ten largest mortgage loans based on Stated Principal Balance, (D) has a loan-to-value ratio (which includes existing, permitted and proposed additional debt of the related borrower, if any) that is greater than or equal to 85%, or (E) a Debt Service Coverage Ratio (which includes debt service on existing, permitted and proposed additional debt of the related borrower, if any) that is less than 1.20x.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive any right under a "due-on-sale" or "due-on-encumbrance" clause unless

     o the Master Servicer has submitted its written recommendation and analysis of the proposed waiver to the Special Servicer, together with any other information reasonably requested by the Special Servicer,

     o the Special Servicer has approved such waiver, notified the Directing Certificateholder of the request for the waiver and has provided information submitted to the Special Servicer by the Master Servicer; and

     o the Directing Certificateholder has informed the Special Servicer that it has approved such waiver;

     PROVIDED, HOWEVER, that

     o the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such waiver within 10 business days of its receipt of the written recommendation and analysis and any reasonably requested information from the Master Servicer, and

     o if the Directing Certificateholder fails to respond within five business days following receipt of the Special Servicer's recommendation and any such information as it reasonably requests, then the waiver will be deemed approved.

     With respect to the preceding paragraph, "waiver" includes the approval or acceptance of the satisfaction of conditions for a due-on-sale or due-on-encumbrance provision, if such approval or acceptance is subject to the lender's discretion under the terms of the applicable loan documents.

     Notwithstanding the foregoing, with respect to the Strategic Hotel Portfolio Whole Loan, prior to the occurrence and continuance of a Strategic Hotel Portfolio Control Appraisal Event, the rights set forth above will be exercised by the Class SHP Directing Certificateholder. See "SERVICING OF THE MORTGAGE LOANS--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS--CONSULTATION AND CONSENT in this prospectus supplement.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DUE-ON-SALE AND DUE-ON-ENCUMBRANCE" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SUBORDINATE FINANCING" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented on Annex A-3 in this prospectus supplement set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in July 2004 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "FORM 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or the Anticipated Prepayment Date in the tables presented on Annex A-3 of this prospectus supplement, original balance, Cut-off Date Balance and Maturity/ARD Balance are reduced by approximately $7,230,000, in the aggregate, for letters of credit and holdback amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance (or 6.30% of the Initial Loan Group 1 Balance).

     In addition, with respect to each of the DDR-Macquarie Portfolio Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the Strategic Hotel Portfolio Mortgage Loan, the Belvedere Plaza Mortgage Loan and the Parkwest II Mortgage Loan, as to which the related mortgaged property also secures one or more Pari Passu Loans and/or a B Note, the loan amount used in this prospectus supplement for calculating the related LTV Ratio and the related DSCR includes the principal balance of any related Pari Passu Loan and excludes the principal balance of any B Note. The loan amount used for weighting the related LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari Passu Loan and any B Note.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

     The tables presented on Annex A-3 that are entitled "RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE" set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "DEBT SERVICE COVERAGE RATIO" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "PERIODIC PAYMENTS") due for the 12-month period immediately following the Cut-off Date, except with respect to:

          (a) One mortgage loan (identified as Loan No. 72 on Annex A to this prospectus supplement), representing approximately 0.47% of the Initial Pool Balance (or approximately 1.95% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first three scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (b) Two mortgage loans (identified as Loan Nos. 40 and 115 on Annex A to this prospectus supplement), representing approximately 1.00% of the Initial Pool Balance (or approximately 0.29% of the Initial Loan Group 1 Balance and 3.23% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 12 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (c) One mortgage loan (identified as Loan No. 2 on Annex A to this prospectus supplement), representing approximately 4.72% of the Initial Pool Balance (or approximately 6.22% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 237-month amortization schedule;

          (d) Ten mortgage loans (identified as Loan Nos. 5, 8, 15, 16, 17, 93, 107, 113, 114 and 116 on Annex A to this prospectus supplement), representing approximately 11.32% of the Initial Pool Balance (or approximately 8.23% of the Initial Loan Group 1 Balance and 21.04% of the Initial Group 2 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (e) One mortgage loan (identified as Loan No. 9 on Annex A to this prospectus supplement), representing approximately 2.01% of the Initial Pool Balance (or approximately 2.66% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 336-month amortization schedule;

          (f) One mortgage loan (identified as Loan No. 53 on Annex A to this prospectus supplement), representing approximately 0.66% of the Initial Pool Balance (or approximately 0.87% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 25 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (g) Two mortgage loans (identified as Loan Nos. 47 and 70 on Annex A to this prospectus supplement), representing approximately 1.23% of the Initial Pool Balance (or approximately 1.62% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 36 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (h) One mortgage loan (identified as Loan No. 33 on Annex A to this prospectus supplement), representing approximately 1.09% of the Initial Pool Balance (or approximately 4.51% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 37 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule; and

          (i) Four mortgage loans (identified as Loan Nos. 1, 28, 30 and 54 on Annex A to this prospectus supplement), representing approximately 7.73% of the Initial Pool Balance (or approximately 10.18% of the Initial Date Group 1 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms.

     For the mortgage loans identified in (a) through (h) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest-only period. For the mortgage loans identified in (i) above, DSCR is based on interest payments only.

     The tables presented on Annex A-3 that are entitled "RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE" and "RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An "LTV RATIO" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or the Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or the Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or the Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--UNDERWRITING STANDARDS" and "--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" and in the prospectus under "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

UNDERWRITTEN NET CASH FLOW

     The "UNDERWRITTEN NET CASH FLOW" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized recurring annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-recurring or non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers at the time or as updated prior to the Closing Date and may or may not reflect the amounts calculated and adjusted by S&P and Moody's for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     REVENUE. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one- to 12-month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases in place and other borrower supplied information.

     EXPENSES. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased or decreased for underwriting purposes.

     REPLACEMENT RESERVES. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve was waived or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

     APPRAISALS. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     ENVIRONMENTAL REPORTS. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS" below.

     BUILDING CONDITION REPORTS. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     EARTHQUAKE ANALYSES. An architectural and engineering consultant performed an analysis on 21 Mortgaged Properties, securing mortgage loans representing approximately 14.63% of the Initial Pool Balance, located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Seven of the Mortgaged Properties described above, representing approximately 6.26% of the Initial Pool Balance (or approximately 8.25% of the Initial Loan Group 1 Balance), are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan, except for the Strategic Hotel Portfolio Mortgage Loan, which requires earthquake insurance for the property in California in an amount equal to the lesser of twice the probable maximum loss as determined by the lender and $25,000,000. The remaining 14 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, GACC and Bank of America. GECC is the parent corporation of the Depositor and an affiliate of GEMSA Loan Services, L.P., the Master Servicer. See "THE DEPOSITOR" in the prospectus and "SERVICING OF THE MORTGAGE LOANS--THE MASTER SERVICER" in this prospectus supplement. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. Bank of America is an affiliate of Banc of America Securities LLC, one of the Underwriters. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC, except for two mortgage loans (identified as Loan Nos. 81 and 101 on Annex A-1 to this prospectus supplement), representing approximately 0.71% of the Initial Pool Balance (or 2.96% of the Initial Loan Group 2 Balance) that GECC acquired after underwriting and closing such mortgage loans as origination agent for the related mortgage lender. GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC. Bank of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

     GECC'S UNDERWRITING STANDARDS

     GENERAL. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $29.0 billion of assets.

     GE Real Estate originates commercial mortgage loans through approximately 18 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     LOAN ANALYSIS. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

        PROPERTY TYPE                       DSCR GUIDELINE   LTV RATIO GUIDELINE
        ---------------------------------   --------------   -------------------
        Anchored Retail .................        1.20x               80.0%
        Unanchored Retail ...............        1.20x               80.0%
        Multifamily .....................        1.20x               80.0%
        Office ..........................        1.20x               80.0%
        Manufactured Housing ............        1.20x               80.0%
        Self Storage ....................        1.25x               80.0%
        Industrial/Warehouse ............        1.20x               80.0%
        Hotel ...........................        1.40x               70.0%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     ESCROW REQUIREMENTS. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

     o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o INSURANCE--If the property is insured under an individual policy (I.E., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o REPLACEMENT RESERVES--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:

                  Retail .........................   $0.15 per square foot
                  Multifamily ....................   $200-$250 per unit
                  Office .........................   $0.20 per square foot
                  Manufactured Housing ...........   $50.00 per pad
                  Self Storage ...................   $0.15 per square foot
                  Industrial/Warehouse ...........   $0.15 per square foot
                  Hotel ..........................   4-5% of revenues

     o COMPLETION REPAIR/ENVIRONMENTAL REMEDIATION--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o RE-TENANTING--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

     GACC'S UNDERWRITING STANDARDS

     GENERAL. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United States.

     LOAN ANALYSIS. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

        PROPERTY TYPE                       DSCR GUIDELINE   LTV RATIO GUIDELINE
        ---------------------------------   --------------   -------------------
        Anchored Retail .................        1.25x               75%
        Unanchored Retail ...............        1.30x               70%
        Multifamily .....................        1.20x               80%
        Office ..........................        1.25x               75%
        Manufactured Housing ............        1.20x               80%
        Self Storage ....................        1.30x               70%
        Industrial/Warehouse ............        1.25x               75%
        Hotel ...........................        1.60x               70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     o ESCROW REQUIREMENTS. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o TAXES AND INSURANCE. Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o REPLACEMENT RESERVES. Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

                  Retail ............................   $0.20 per square foot
                  Multifamily .......................   $250 per unit
                  Office ............................   $0.20 per square foot
                  Manufactured Housing Community ....   $50 per pad
                  Self Storage ......................   $0.15 per square foot
                  Industrial/Warehouse ..............   $0.20 per square foot
                  Hotel .............................   5% of gross revenue

     o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o RE-TENANTING--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

     BANK OF AMERICA'S UNDERWRITING STANDARDS

     GENERAL. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     LOAN ANALYSIS. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

     ESCROW REQUIREMENTS. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

     o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

     o INSURANCE--If the property is insured under an individual policy (I.E., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

     o REPLACEMENT RESERVES--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o IMMEDIATE REPAIR/ENVIRONMENTAL REMEDIATION--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o TENANT IMPROVEMENT/LEASE COMMISSIONS--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (other than (i) the rights of a holder of a related Pari Passu Loan pursuant to a co-lender agreement or pooling and servicing agreement, or (ii) the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement) and the Mortgage Loan Seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of all such liens, pledges, charges and interests or encumbrances. Subject to (i) and (ii) above, the Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan. The sale of the mortgage loans to the Depositor does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Trustee and each such endorsement is genuine;

          (3) the proceeds of each mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on site or off site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, PROVIDED, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

          (4) each related Mortgage Note, Mortgage, assignment of leases (if it is a document separate from the Mortgage) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non- recourse provisions therein and any state anti deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. No person other than the related borrower owns any interest in any payments due under the related leases. If the related assignment of Mortgage and/or assignment of assignment of leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of assignment of leases in favor of the Trustee will be required to be prepared or delivered and instead, the related Mortgage Loan Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each related assignment of leases provides for the appointment of a receiver for rent and allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the mortgage loan documents;

          (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, subject to the limitations on enforceability described in Paragraph (4) and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

          (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Mortgage Loan Seller and constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to limitations on enforceability described in Paragraph (4). Each related Mortgage and assignment of leases is freely assignable upon notice to the related borrower and such notice has been provided.

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "TITLE EXCEPTION," and collectively, the "TITLE EXCEPTIONS"): except with respect to the rights of the holder of any companion loan related to a mortgage loan, or any right of first offer or refusal or purchase options that is not extinguished by foreclosure, (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) any other exceptions and exclusions (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially and adversely affects the value of the Mortgaged Property, (d) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided, that such tenants are performing under such leases) and (e) if such mortgage loan is part of a Whole Loan, the rights of any related Pari Passu Loan or B Note pursuant to an intercreditor agreement or a pooling and servicing agreement; and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for, or insured against by a lender's title insurance policy as described above and to the Mortgage Loan Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage that is not bonded over, escrowed for or covered by insurance;

          (9) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became delinquent have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or due and owing until the date on which interest or penalties may first be payable thereon;

          (10) in the case of each mortgage loan, one or more engineering assessments which included a physical visit and inspection of the Mortgaged Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Mortgage Loan Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. Except with respect to Loan No. 1, for which deferred maintenance obligations were guaranteed by the borrower's parent entity, if an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (1) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance, or (2) such repairs and maintenance have been completed. As of origination of such mortgage loan there was no proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any mortgage loan. As of the date of the origination of each mortgage loan and to the Mortgage Loan Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the Title Insurance Policy (described in paragraph (11) below) or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and
     (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the use or the value of such Mortgaged Property, except those encroachments that are insured against by the Title Insurance Policy;

          (11) the related Mortgage Loan Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction (the "TITLE INSURANCE POLICY"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such mortgage loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related mortgage loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related mortgage loan, such Title Insurance Policy will inure to the benefit of the Depositor and its successors and assigns without consent or notice to the title insurer. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. Such policy contains no exclusions for, or affirmatively insures against losses from (other than in jurisdictions in which affirmative insurance is unavailable), (a) access to public roads, (b) encroachments of any part of the building thereon over easements and (c) the area shown on the survey not being the same as the property described in the Mortgage;

          (12) except with respect to two mortgage loans (identified as Loan Nos. 61 and 73 on Annex A-1 of this prospectus supplement) for which additional business interruption and hotel keeper's insurance coverage required by the loan documents has either not been provided or has been waived due to such coverage's not being commercially reasonably available or otherwise not being applicable to project operations, as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under the related loan documents, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; except with respect to one mortgage loan (identified as Loan No. 112 on Annex A-1 of this prospectus supplement) for which the borrower's obligation to provide required insurance is suspended in the event the related single tenant elects self-insurance and continues to satisfy the financial and other criteria set forth in the related lease and loan documents, (A) each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss" insurance (or its equivalent) policy in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (B) each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; PROVIDED, HOWEVER, such business interruption insurance is only recoverable to the extent the related tenant has an abatement right in connection with such casualty pursuant to the terms of its respective lease and (C) each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties; if any material portion of the improvements on a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH AREA") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such mortgage loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program; if any Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of origination and seismic insurance was obtained to the extent such Mortgaged Property has a probable maximum loss (PML) of greater than twenty percent (20%) calculated using at least a 450 year look back with a 10% probability of exceedance in a 50 year period; if the Mortgaged Property is located in Florida or within 25 miles of the coast in Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina and South Carolina, windstorm insurance; any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2) constitutes a legal non conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non conformity or
     (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the mortgage loan; and additionally, except with respect to Loan Nos. 1, 2, 3, 4, 13 and 14 for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from S&P, Moody's or Fitch of not less than "A minus" (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). At origination, and to the Mortgage Loan Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related loan documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property with the holder of the Mortgage Note or a third party custodian acceptable to the holder of the Mortgage Note having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each mortgage loan require that the related borrower maintain insurance as described above. Based on the due diligence performed by the applicable Mortgage Loan Seller, which in all events was at least such due diligence as a prudent commercial mortgage lender would undertake with respect to such issue after September 11, 2001, for each mortgage loan, the related all risk property casualty insurance policy and business interruption policy do not exclude acts of terrorism, or any related damage claims, from coverage (or a separate policy provides such excluded coverage) as of the later of (i) the date of origination of the mortgage loan and (ii) the date as of which the policy was renewed or amended, and, except with respect to Loan Nos. 1 and 42 for which yearly premiums cannot exceed $150,000 and $174,750, respectively; and except with respect to Loan Nos. 28, 31, 53, 58, 88, 94,105 and 112 for which terrorism insurance either was not required by the loan documents in all circumstances or such insurance is not in place as of the Cut-off Date, the related mortgage loan documents do not expressly prohibit or waive such coverage, except to the extent that any right to require such coverage may be limited by commercially reasonable availability;

          (13) other than payments due but not yet 30 days or more delinquent
     (A) there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage and
     (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller or prior holder of such mortgage loan of an event of acceleration under the related Mortgage or Mortgage Note, and (C) to Mortgage Loan Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; PROVIDED, HOWEVER, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation or warranty made by the mortgage loan seller in any of paragraphs (9), (14), (16), (17) or (23) or disclosed in the schedule of exceptions attached to the related Purchase Agreement;

          (14) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Periodic Payment without giving effect to any applicable grace or cure period;

          (15) except with respect to the mortgage loans with related companion loans, and except with respect to Loan No. 14 for which one of the two related Mortgaged Properties also secures tax increment financing, the related loan documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another mortgage loan;

          (16) one or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("ENVIRONMENTAL REPORT"), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a mortgage loan in connection with the origination of such mortgage loan and thereafter updated such that (a) such Environmental Report is dated, except with respect to Loan No. 37, no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Master Servicer, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true -- (A) a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (D) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E) the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions (F) the circumstance or condition has been fully remediated, (G) the cost of remediation is less than the lesser of
     (i) 2% of the original principal balance of the related mortgage loan or
     (ii) $50,000, and the related borrower or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as having been recommended by the Environmental Report or required by the applicable governmental authority,
     (H) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related borrower or to the mortgagee to cover the costs of any required investigation, testing monitoring or remediation, or (I) the related borrower or other responsible party obtained a "No Further Action" letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance. To the Mortgage Loan Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any borrower questionnaire delivered to the Mortgage Loan Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the mortgage file, for each mortgage loan encumbering the Mortgaged Property requires the related borrower to comply and cause the Mortgaged Property to comply with all applicable federal, state and local environmental laws and regulations. The Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Mortgage Loan Seller or its successors and assigns to liability under such laws. Except with respect to Loan No. 13 for which two partially buried underground storage tanks were present on the Mortgaged Property, each borrower represents and warrants in the related mortgage loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge, (i) as of the date of origination of such mortgage loan, there were no hazardous materials on the related Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored for off-site disposal or otherwise present in or at properties of the relevant property type, and (ii) that the borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such mortgage loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach;

          (17) although certain tenants at certain of the mortgaged properties may be the subject of a bankruptcy or insolvency proceeding, no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

          (18) except with respect to the mortgage loans with related companion loans, and except with respect to Loan Nos. 1 and 42 for which the related borrower, or the direct parent of the borrower, is permitted, subject to certain conditions, to incur subordinate or mezzanine debt, the mortgage loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another mortgage loan without the prior written consent of the holder thereof (except with respect to certain mortgage loans, as described under "DESCRIPTION OF THE MORTGAGE POOL--GENERAL"). To the Mortgage Loan Seller's knowledge, as of origination, and, to the Mortgage Loan Seller's actual knowledge as of the Closing Date and except for cases involving other mortgage loans, none of the Mortgaged Properties securing the mortgage loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The loan documents require the related borrower to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable rating agency fees.

     Except with respect to Loan Nos. 1, 2, 4, 6, 7, 8, 28, 42 and 62 for which certain transfers are permitted subject to the satisfaction of certain conditions, the loan documents contain a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any direct equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the related borrower, issuance of non controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the mortgage loan documents, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the related borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgaged loans or multi property mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan;

          (19) the terms of the related loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related mortgage file. Except with respect to Loan No. 19 on Annex A-1 to this prospectus supplement) for which a loan modification is in process to restructure a contingent interest rate step-up (triggered if performance milestones associated with reverse earn-out not satisfied) as a springing debt service escrow in equivalent amount; and except with respect to Loan No. 53 for which a waiver of the terrorism insurance requirement was granted, and except with respect to one mortgage loan (identified as Loan No. 70 on Annex A-1 to this prospectus supplement) for which a loan modification is in process to extend the determination date on reverse earn-out eligibility by two months, no alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the related Mortgage Loan Seller since the latest date on which final due diligence materials were delivered for such mortgage loan to the initial Directing Certificateholder. The Mortgage Loan Seller has not taken any affirmative action that would cause the representations and warranties of the related borrower under the mortgage loan not to be true and correct in any material respect;

          (20) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. Except with respect to Loan No. 69 for which the related borrower is permitted to obtain release of a portion of the mortgaged property constituting the parking lot to construct a multi-level parking garage and apartment/condominium units, subject to certain conditions, including (i) appurtenant parking easements benefiting mortgaged property and insured by mortgagee's title policy; (ii) "no downgrade" confirmation from applicable rating agencies; and (iii) satisfactory tenant estoppels, the terms of the related loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except: (a) in consideration of payment therefore equal to, except with respect to Loan Nos. 1 and 4 for which the release amount is, in the case of Loan No. 1 either 115% or 120% of the allocated loan amount for each property to be released, and in the case of Loan No. 4, 120% of the allocated loan amount for each property to be released, not less than 125% of the related allocated loan amount of such Mortgaged Property specifically set forth in the related mortgage loan documents, (b) upon payment in full of such mortgage loan, (c) mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) and "government securities" within the meaning of the REMIC Provisions sufficient to pay the mortgage loans in accordance with their terms, (d) mortgage loans which permit the related borrower to substitute a replacement property subject to the satisfaction of enumerated conditions or (e) a portion of the Mortgaged Property that was not given any value in connection with either the initial underwriting of the mortgage loan or the appraisal of the Mortgaged Property;

          (21) with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral (a "DEFEASANCE LOAN"), the related Mortgage Note, Mortgage or other related loan document contained in the mortgage file, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with the REMIC Provisions; requires prior written notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the related borrower of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, except with respect to Loan No. 4, the mortgage loan (or the portion thereof being defeased) to be assumed by a single purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of the REMIC Provisions in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due. Further, the Mortgage or other related loan document contained in the mortgage file requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To the Mortgage Loan Seller's actual knowledge, defeasance under the mortgage loan is only for the purpose of facilitating the release of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related borrower shall (a) pay all rating agency fees associated with defeasance (if rating agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the mortgage loan or the related documents require confirmation from the rating agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the mortgage loan and require the related borrower to pay any rating agency fees and expenses;

          (22) to the Mortgage Loan Seller's knowledge as of the date of origination of such mortgage loan, and, to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, the Mortgaged Property and the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a mortgage loan were or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof or constitute a legal non conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non conforming use or structure, either law and ordinance insurance coverage has been obtained in amounts adequate to avoid loss to the mortgagee or such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property; and

          (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A-1 to this prospectus supplement which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "GROUND LEASE") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease, subject, in the case of Loan No. 44 to the discussion below), but not by the related fee interest in such Mortgaged Property (the "FEE INTEREST") and:

               (A) such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related mortgage file;

               (B) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related Fee Interest;

               (C) except with respect to Loan No. 6 for which one of the constituent properties in the loan group is secured by the borrower's interest in a ground lease and which ground lease provides that the related lessor's consent (not to be unreasonably withheld) is required for post-foreclosure transfers by mortgagee and its successors or assigns, the borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

               (D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

               (E) the Mortgage Loan Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

               (F) except with respect to Loan No. 44, the related mortgaged property is a portion of a tract of land sub-ground leased to the related borrower by the ground lessee. In relation to the ground lease, the ground lessor has issued municipal bonds. Such ground lease will expire upon payment in full of the municipal bonds, to occur not later than December 31, 2008. Upon such expiration, the related borrower is to acquire (subject to the continuing lien of the related mortgage) the portion of the previously ground leased property covered by the sublease and constituting the related motgaged property. The mortgagee under such mortgage loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the borrower under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

               (G) except with respect to Loan No. 6 for which one of the constituent properties in the loan group is secured by the borrower's interest in a ground lease whose term expires 5 years beyond the amortization term and 25 years past the stated maturity date for the related mortgage loan, such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgage Loan Seller and its successors and assigns) which extends not less than the greater of 10 years beyond the amortization term or 20 years beyond the stated maturity date for the related mortgage loan;

               (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such mortgage loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

               (I) except with respect to Loan No. 6 for which one of the constituent properties in the loan group is secured by the borrower's interest in a ground lease and which ground lease provides that condemnation proceeds are not required to be applied solely to restoration or loan payment (but for which an indemnity was obtained from the sponsor of the related borrower for losses resulting from any termination of ground lease), under the terms of such Ground Lease and the related loan documents, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon;

               (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

               (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns; and

               (L) the terms of such Ground Lease have not been waived, modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to (a) repurchase the affected mortgage loan within the 90-day period at a price (the "PURCHASE PRICE") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout Fees allocable to the mortgage loan, (4) any payable Liquidation Fee and
(5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the mortgage loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding, the foregoing, if the related Mortgage Loan Seller repurchases the mortgage loan following the expiration of the initial 90-day cure period discussed in the preceding sentence, then the Special Servicer will be entitled to receive a Liquidation Fee with respect to such mortgage loan. See "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

     If one or more (but not all) of the mortgage loans cross-collateralized with the affected mortgage loan are to be repurchased by the applicable Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the applicable Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between the mortgage loans in such cross-collateralized group that are to be repurchased, on the one hand, and the remaining mortgage loans therein, on the other hand, such that those two groups of mortgage loans are each secured only by their respective Mortgaged Properties directly corresponding thereto; PROVIDED, that the applicable Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the applicable Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of any REMIC as a REMIC nor result in the imposition of any tax on any REMIC or the trust fund and (ii) written confirmation from S&P and Moody's that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; PROVIDED, FURTHER, that such Mortgage Loan Seller may, at its option and within 30 days, purchase the entire subject cross-collateralized group of mortgage loans related to such affected mortgage loan in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loans to be repurchased. If the cross-collateralization of any cross-collateralized group of mortgage loans cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and
(ii) the application of remedies, such cross-collateralized group is required to be treated as a single mortgage loan.

     A "QUALIFIED SUBSTITUTE MORTGAGE LOAN" is a mortgage loan which must, on the date of substitution, among other things:

     o have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

     o     have the same due date as the deleted mortgage loan;

     o accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

     o have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

     o materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement;

     o have an environmental report less than 12 months old with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

     o have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan;

     o be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;

     o not have a maturity date after the date two years prior to the Rated Final Distribution Date;

     o not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by S&P and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of S&P or Moody's to any class of Certificates then rated by S&P or Moody's, respectively, (the cost, if any, of obtaining any such confirmation to be paid by the applicable Mortgage Loan Seller);

     o has been approved by the Directing Certificateholder in its sole discretion;

     o     prohibit defeasance within two years of the Closing Date; and

     o not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause
(a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; PROVIDED, that no individual Mortgage Rate for any Qualified Substitute Mortgage Loan will be permitted to be lower than the highest Pass-Through Rate that is a fixed rate not subject to a cap equal to the WAC Rate of any class of Certificates having a principal balance then outstanding). When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "DESCRIPTION OF THE POOLING AGREEMENTS--REPRESENTATIONS AND WARRANTIES; REPURCHASES" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 18 mortgage loans (the "LOCK BOX LOANS"), representing approximately 37.11% of the Initial Pool Balance (which include 17 mortgage loans in Loan Group 1, or approximately 44.95% of the Initial Loan Group 1 Balance, and 1 mortgage loans in Loan Group 2, or approximately 12.39% of the Initial Loan Date Group 2 Balance), one or more lock box accounts (collectively, the "LOCK BOX ACCOUNTS") have been established. Pursuant to the requirements of the Lock Box Loans, the related tenants are required to either transfer their rent directly to a Lock Box Account (a "HARD LOCK BOX") or transfer their rent to the related borrower or a property manager who then transfers the funds into the Lock Box Account (a "SOFT LOCK BOX"). Such requirements may apply from the closing of the loan or "spring" into existence after the occurrence of one or more trigger events specified in the related loan documents. In addition, "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account. The table below

                                                         #
     summarizes the types of Lock Box arrangements applicable under the Lock Box Loans. See the footnotes to Annex A-1 for a further description of these terms. The Lock Box Accounts will not be assets of any REMIC.

                        OVERVIEW OF LOCK BOX ARRANGEMENTS

                                                         AGGREGATE
                                                         PRINCIPAL
                                            NUMBER OF   BALANCE OF                    % OF INITIAL   % OF INITIAL
                                            MORTGAGE     MORTGAGE       % OF INITIAL  LOAN GROUP 1   LOAN GROUP 2
              TYPE OF LOCKBOX                 LOANS        LOANS        POOL BALANCE     BALANCE        BALANCE
-----------------------------------------  ----------- --------------   ------------  -------------  ------------
No Lock Box .............................      106     $  832,543,313       60.42%        51.78%         87.61%
Hard Lock Box ...........................       14        386,767,154       28.07         36.99             --
Soft at Closing, Springing Hard
  Lock Box ..............................        3        102,070,069        7.41          5.82          12.39
Springing Hard Lock Box .................        3         34,184,000        2.48          3.27             --
Soft Lock Box ...........................        1         22,400,000        1.63          2.14             --
                                               ---     --------------      ------        ------         ------
Total ...................................      127     $1,377,964,536      100.00%       100.00%        100.00%
                                               ===     ==============      ======        ======         ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "POOLING AND SERVICING AGREEMENT") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Strategic Hotel Portfolio B Note) and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date); (2) the Trust's interest in any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related mortgage loan), the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) the Excess Liquidation Proceeds Reserve Account; and (6) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C3 (the "CERTIFICATES") will consist of the following 28 classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "CLASS A CERTIFICATES"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class R, Class LR and Class S Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "SUBORDINATE CERTIFICATES" in this prospectus supplement. The Class B, Class C, Class D and Class E Certificates are referred to collectively as the "SUBORDINATE OFFERED CERTIFICATES" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "RESIDUAL CERTIFICATES" in this prospectus supplement. The Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 Certificates are referred to collectively in this prospectus supplement as the "CLASS SHP CERTIFICATES." The Class SHP Certificates will be entitled to receive distributions only from collections on the Strategic Hotel Portfolio B Note in accordance with the related intercreditor agreement.

     Only the Class A (other than the Class A-1A Certificates), Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "OFFERED CERTIFICATES"). The Class X, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates and the Class SHP Certificates (collectively, the "NON-OFFERED CERTIFICATES") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "CERTIFICATE BALANCE" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date, and will be increased by Certificate Deferred Interest allocated to that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "NOTIONAL AMOUNT"). The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate

Balances of all of the Certificates (other than the Class SHP, Class X, Class S, Class R and Class LR Certificates). The Notional Amount of the Class X-2 Certificates will equal:

     (1) until the Distribution Date in July 2005, the sum of (a) the lesser of $78,931,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $329,118,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

     (2) after the Distribution Date in July 2005 through and including the Distribution Date in January 2006, the sum of (a) the lesser of $55,686,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $321,822,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

     (3) after the Distribution Date in January 2006 through and including the Distribution Date in July 2006, the sum of (a) the lesser of $28,411,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $313,468,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

     (4) after the Distribution Date in July 2006 through and including the Distribution Date in January 2007, the sum of (a) the lesser of $234,538,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $304,269,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and (d) the lesser of $4,512,000 and the Certificate Balance of the Class L Certificates;

     (5) after the Distribution Date in January 2007 through and including the Distribution Date in July 2007, the sum of (a) the lesser of $201,160,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $295,363,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $6,187,000 and the Certificate Balance of the Class J Certificates;

     (6) after the Distribution Date in July 2007 through and including the Distribution Date in January 2008, the sum of (a) the lesser of $169,729,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $286,786,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $13,522,000 and the Certificate Balance of the Class H Certificates;

     (7) after the Distribution Date in January 2008 through and including the Distribution Date in July 2008, the sum of (a) the lesser of $140,080,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $278,538,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $2,441,000 and the Certificate Balance of the Class H Certificates;

     (8) after the Distribution Date in July 2008 through and including the Distribution Date in January 2009, the sum of (a) the lesser of $60,207,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $270,602,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $3,919,000 and the Certificate Balance of the Class G Certificates;

     (9) after the Distribution Date in January 2009 through and including the Distribution Date in July 2009, the sum of (a) the lesser of $141,929,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $224,537,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D and Class E Certificates and (d) the lesser of $9,563,000 and the Certificate Balance of the Class F Certificates;

     (10) after the Distribution Date in July 2009 through and including the Distribution Date in January 2010, the sum of (a) the lesser of $115,432,000 and the Certificate Balance of the Class A-3

Certificates, (b) the lesser of $215,458,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D and Class E Certificates and (d) the lesser of $2,104,000 and the Certificate Balance of the Class F Certificates;

     (11) after the Distribution Date in January 2010 through and including the Distribution Date in July 2010, the sum of (a) the lesser of $96,977,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $208,844,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C and Class D Certificates and (d) the lesser of $10,602,000 and the Certificate Balance of the Class E Certificates;

     (12) after the Distribution Date in July 2010 through and including the Distribution Date in January 2011, the sum of (a) the lesser of $71,465,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $202,570,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C and Class D Certificates and (d) the lesser of $3,903,000 and the Certificate Balance of the Class E Certificates;

     (13) after the Distribution Date in January 2011 through and including the Distribution Date in July 2011, the sum of (a) the lesser of $250,212,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $185,188,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class B and Class C Certificates and (d) the lesser of $25,097,000 and the Certificate Balance of the Class D Certificates; and

     (14) after the Distribution Date in July 2011, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,329,839,000.

     The Notional Amounts of the Class X Certificates are used solely for the purpose of determining the amount of interest to be distributed on the Class X Certificates and does not represent the right to receive any distributions of principal.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $101,625,535. The Class A-1A Certificates will have an initial Certificate Balance of approximately $332,393,000. The Class SHP Certificates will have an aggregate initial Certificate Balance of $33,500,000.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "PERCENTAGE INTEREST" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "CERTIFICATE OWNER") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and the Euroclear System ("EUROCLEAR") participating organizations (the "PARTICIPANTS"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, N.A. will initially serve as registrar (in that capacity, the "CERTIFICATE REGISTRAR") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "AUTHENTICATING AGENT").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     GENERAL. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "DEPOSITORIES") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("DIRECT Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.

DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     DEFINITIVE CERTIFICATES. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in the prospectus.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in August 2004 (each, a "DISTRIBUTION DATE"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "RECORD DATE" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated PRO RATA among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "CERTIFICATE ACCOUNT") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

          (a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in a Serviced Whole Loan);

          (b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or any related intercreditor agreement, and

          (c) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "INSURANCE PROCEEDS") or in connection with the full or partial condemnation of a Mortgaged Property (the "CONDEMNATION PROCEEDS") and certain amounts received and retained in connection with the liquidation of defaulted mortgage loans (other than a mortgage loan included in a Serviced Whole Loan) or property acquired by foreclosure or otherwise (the "LIQUIDATION PROCEEDS") (or, in the case of a Non-Serviced Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement).

     The Master Servicer will be permitted to make withdrawals from the Certificate Account as set forth in the Pooling and Servicing Agreement.

     With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a sub-account of the Certificate Account as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in each custodial account within one business day following receipt of available funds, in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

          (a) all payments and collections due after the Cut-off Date and other amounts received with respect to such Serviced Whole Loan;

          (b) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds with respect to the related Mortgaged Property or Serviced Whole Loan (other than Liquidation Proceeds derived from the sale of the related mortgage loan to the holder of any related Serviced B Note (or, in the case of the Strategic Hotel Portfolio B Note, the Class SHP Directing Certificateholder) pursuant to the related intercreditor agreement, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial account that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

     The Trustee is required to establish and maintain an account (the "DISTRIBUTION ACCOUNT"), which will be deemed to consist of a "LOWER-TIER DISTRIBUTION ACCOUNT" and an "UPPER-TIER DISTRIBUTION ACCOUNT," in the name of the Trustee and for the benefit of holders of the Certificates. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement.

     The Trustee is required to establish and maintain an "INTEREST RESERVE ACCOUNT," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account during the related interest period, in respect of all of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "WITHHELD LOANS"), an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each of the Withheld Loans on its Stated Principal Balance as of the Due Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "WITHHELD AMOUNTS"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account and deposit an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "EXCESS INTEREST DISTRIBUTION ACCOUNT" in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received on or prior to the related Determination Date. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

     The Trustee is required to establish and maintain an "EXCESS LIQUIDATION PROCEEDS RESERVE ACCOUNT," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer will be required to remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received on or prior to the Determination Date. "Excess Liquidation Proceeds" means, with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of that mortgage loan or related REO Property net of any related expenses incurred in connection with the liquidation of such mortgage loan, unpaid servicing compensation, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such mortgage loan on the Due Date immediately following the date on which such proceeds were received.

     Each of the Certificate Account, the separate custodial accounts with respect to the Serviced Whole Loans, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account are required to conform to certain eligibility criteria set forth in the Pooling and Servicing Agreement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to the Serviced Whole Loans) in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("PERMITTED INVESTMENTS"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     Any investment of funds held in the Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account must be in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on the funds. The Trustee will be required to bear any losses resulting from the investment of the funds.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class SHP Certificates) on each Distribution Date (the "AVAILABLE DISTRIBUTION AMOUNT") will, in general, equal the sum of the following amounts (not including any amounts allocable to the Strategic Hotel Portfolio B Note pursuant to the related intercreditor agreement) (without duplication):

          (a) the total amount of all cash received on the mortgage loans and any REO Properties (and in the case of the Non-Serviced Mortgage Loans, only to the extent received by the Master Servicer pursuant to the related intercreditor agreement and/or Non-Serviced Mortgage Loan Pooling and Servicing Agreement) that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the close of business on the related Servicer Remittance Date (including, with respect to any mortgage loan included in a Serviced Whole Loan, any amounts to be transferred from the related custodial account on such date), exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

               (3) all amounts in the Certificate Account and the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges; and

               (7) all amounts deposited in the Certificate Account and the Lower-Tier Distribution Account in error;

          (b) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

          (c) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

          (d) all funds released from the Excess Liquidation Proceeds Reserve Account with respect to such Distribution Date.

     See "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus.

     The "DUE PERIOD" for each Distribution Date will be the period commencing on the day immediately succeeding the due date of a mortgage loan or a Serviced Whole Loan occurring in the month preceding the month in which that Distribution Date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the due date occurring in the month in which the related distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans or Serviced Whole Loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     PRIORITY. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     FIRST, to pay interest, concurrently,

     o on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date;

     o on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and

     o on the Class X Certificates, from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date.

     However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available Distribution Amount for such Distribution Date will be allocated among all those Classes, pro rata, in accordance with their interest entitlements;

     SECOND, in reduction of the Certificate Balances thereof:

          (A) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates:

     o FIRST, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero;

     o THEN, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero;

     o THEN, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero;

     o THEN, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and

          (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     THIRD, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     FOURTH, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FIFTH, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     SIXTH, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     SEVENTH, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     EIGHTH, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     NINTH, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     TENTH, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     ELEVENTH, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A,

Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWELFTH, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTEENTH, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FOURTEENTH, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     FIFTEENTH, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     SIXTEENTH, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     SEVENTEENTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     EIGHTEENTH, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     NINETEENTH, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTIETH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWENTY-FIRST, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     TWENTY-SECOND, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTY-THIRD, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWENTY-FOURTH, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     TWENTY-FIFTH, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTY-SIXTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and

Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     TWENTY-SEVENTH, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     TWENTY-EIGHTH, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     TWENTY-NINTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTIETH, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTY-FIRST, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     THIRTY-SECOND, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTY-THIRD, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTY-FOURTH, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     THIRTY-FIFTH, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTY-SIXTH, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     THIRTY-SEVENTH, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     THIRTY-EIGHTH, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     THIRTY-NINTH, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     FORTIETH, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FORTY-FIRST, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     FORTY-SECOND, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     FORTY-THIRD, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     FORTY-FOURTH, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     FORTY-FIFTH, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

     FORTY-SIXTH, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Distribution Account (based on amounts deemed to be on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account), with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "CROSS-OVER DATE"), the Principal Distribution Amount for the entire pool of mortgage loans will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities in the distribution priority second set forth above.

     PASS-THROUGH RATES. The interest rate (the "PASS-THROUGH RATE" applicable to each class of Certificates (other than the Class SHP, Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.7520%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.4330%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.8650%(1).

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.1890%(1).

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.9910%(1).

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate less 0.14%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate less 0.09%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 4.8760%(1).

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.8760%(1).

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.8760%(1).

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.8760%(1).

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.8760%(1).

     The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 4.8760%(1).

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.8760%(1).

---------------

     (1) The Class A-3, Class A-4, Class A-1A, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will each accrue interest at a fixed rate subject to a cap at the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Class A or Subordinate Certificates. In general, the Certificate Balance of each such class will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any such class of Certificates is identified above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before July 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-6 attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or Subordinate Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-6 attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
           (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or Subordinate Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates.

     For any Distribution Date occurring after July 2011, the Certificate Balance of each class of the Class A and Subordinate Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in July 2011 will, in general, equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Following the July 2011 Distribution Date, the Class X-2 Certificates will cease to accrue interest. In connection therewith, the Class X-2 Certificates will have a 0% Pass-Through Rate for the May Distribution Date and for each Distribution Date thereafter.

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of the Class A or Subordinate Certificates. If all or a designated portion of the Certificate Balance of any such class of Certificates is identified above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-2 Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before July 2011, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Annex A-6 attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for such class of Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest. The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on the cover to this prospectus supplement.

     The "WAC RATE" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (other than the Strategic Hotel Portfolio B Note) weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal (other than in respect of Class SHP Certificates) on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     The "NET MORTGAGE RATE" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; PROVIDED, HOWEVER, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "ADMINISTRATIVE COST RATE" as of any date of determination will be equal to the sum of the Servicing Fee Rate (which includes, with respect to each Non-Serviced Mortgage Loan, the applicable Non-Serviced Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate.

     The "MORTGAGE RATE" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which does not accrue interest on a 30/360 Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     "EXCESS INTEREST" is the interest accrued at an increased interest rate in respect of the APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     INTEREST DISTRIBUTION AMOUNT. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "INTEREST DISTRIBUTION AMOUNT" of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "DISTRIBUTABLE CERTIFICATE INTEREST" in respect of each class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to the Accrued Certificate Interest in respect of such class of Certificates reduced (to not less than zero) by such Class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan; provided, however, that the Accrued Certificate Interest with respect to any Class of Class SHP Certificates will only be reduced by such Class' share of the such shortfalls in respect of the Strategic Hotel Portfolio B Note.

     The "ACCRUED CERTIFICATE INTEREST" for any Distribution Date and any class of Certificates (other than the Class S and Residual Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class outstanding immediately prior to such Distribution Date.

     A "PREPAYMENT INTEREST SHORTFALL" with respect to any Distribution Date, for any mortgage loan as to which a principal prepayment was made in full or in part which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate (exclusive of Excess Interest) for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or

Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls (other than Uncovered Prepayment Interest Shortfalls in respect of the Strategic Hotel Portfolio B Note) will generally be allocated to all classes of Certificates (other than the Class SHP, Class X, Class S and Residual Certificates). In each case, such allocations will be made PRO RATA to such classes on the basis of their Accrued Certificate Interest and will reduce such classes' respective interest entitlements.

     An "UNCOVERED PREPAYMENT INTEREST SHORTFALL" is, with respect to any mortgage loan, any related Prepayment Interest Shortfall in excess of the Compensating Interest Payment.

     A "COMPENSATING INTEREST PAYMENT" is, with respect to each prepaid or partially prepaid mortgage loan (other than a Non-Serviced Mortgage Loan) other than (i) a Specially Serviced Loan, (ii) a mortgage loan subject to a prepayment as a result of the payment of Insurance Proceeds and Condemnation Proceeds,
(iii) a mortgage loan subject to a prepayment subsequent to a default under the related mortgage loan documents (provided that, the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),
(iv) a mortgage loan subject to a prepayment the acceptance of which is required by applicable law or a court order, or (v) a mortgage loan subject to a prepayment at the request of or with the consent of the Directing Certificateholder, a payment by the Master Servicer in an amount equal to the lesser of

     o the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of such mortgage loan on or prior to the related Determination Date, but such payment shall be made in any case, only if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments and

     o the aggregate of (A) that portion of its Servicing Fees with respect to such mortgage loan for the period ending on the related Determination Date that is being paid in such period and (B) all Prepayment Interest Excess on such mortgage loan.

     A "PREPAYMENT INTEREST EXCESS" is, with respect to any Distribution Date, the aggregate amount, with respect to all mortgage loans that were subject to principal prepayment in full or in part or as to which Insurance Proceeds and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such mortgage loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such mortgage loans on the amount of such principal prepayments or Insurance Proceeds and Condemnation Proceeds after the Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such mortgage loans, to the extent such interest is collected by the Master Servicer or the Special Servicer.

     PRINCIPAL DISTRIBUTION AMOUNT. The "PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; PROVIDED that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of

     o Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and

     o Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

PROVIDED that, in the case of either bullet point above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     In the event that the Certificate Balances of each of the Class A-4 Certificates and the Class A-1A Certificates have not been reduced to zero, a Group 1 Principal Distribution Amount and a Group 2 Principal Distribution Amount will be calculated for purposes of making distributions on the Class A Certificates.

     The "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; PROVIDED that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of

          (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date,

          (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date and

          (iii) following the reimbursements provided for in clauses (i) and
     (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as provided for in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution Amount (prior to giving effect to clauses
     (i), (ii) and (iii) of the definition of "Group 2 Principal Distribution Amount") for that Distribution Date;

PROVIDED, FURTHER, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; PROVIDED that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of

          (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date,

          (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date and

          (iii) following the reimbursements provided for in clauses (i) and
     (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable

     Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as provided for in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount (prior to giving effect to clauses
     (i), (ii) and (iii) of the definition of "Group 1 Principal Distribution Amount") for that Distribution Date;

PROVIDED, FURTHER, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal, with respect to each mortgage loan (other than the Strategic Hotel Portfolio B Note), the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments and Excess Interest) due on a Due Date during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date (or, with respect to the Non-Serviced Mortgage Loans, to the extent remitted by the related servicer to the Master Servicer on or prior to the business day preceding the Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable, and (ii) all balloon payments in respect of any mortgage loan to the extent received by the Master Servicer on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, and to the extent not included in clause (i) above. The Scheduled Principal Distribution Amount with respect to any mortgage loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer or the Trustee (and, with respect to a Non-Serviced Mortgage Loan, the parties specified under any pooling and servicing agreement with respect to a related Pari Passu Loan), as the case may be, for prior Advances.

     The "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the aggregate of

     o all voluntary prepayments of principal received on the mortgage loans (other than the Strategic Hotel Portfolio B Note) on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (which will include, in the case of a Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement); and

     o any other collections (exclusive of payments by borrowers) received on the mortgage loans (other than the Strategic Hotel Portfolio B
           Note) and any related REO Properties on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include, in the case of a Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "ASSUMED SCHEDULED PAYMENT" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and
(b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "PRINCIPAL SHORTFALL" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "GROUP 1 PRINCIPAL SHORTFALL" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "GROUP 2 PRINCIPAL SHORTFALL" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     CERTAIN CALCULATIONS WITH RESPECT TO INDIVIDUAL MORTGAGE LOANS. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "STATED PRINCIPAL BALANCE" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--BANKRUPTCY LAWS" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Serviced Whole Loan, any of the loans comprising such Serviced Whole Loan (an "REO LOAN"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property (net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property) generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; PROVIDED, HOWEVER, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related Intercreditor Agreement.

     EXCESS INTEREST. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans on or prior to the Determination Date occurring in the month in which such Distribution Date occurs, to the Class S Certificates.

     EXCESS LIQUIDATION PROCEEDS. Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "EXCESS LIQUIDATION PROCEEDS" are the trust's allocable share of the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates (other than the Class A-1A and Class SHP Certificates) representing principal payments in respect of mortgage loans included in Loan Group 1 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and
(c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 2 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of
(a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates (other than the Class SHP Certificates) representing principal payments in respect of mortgage loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and
(c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "BASE INTEREST FRACTION" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class H Certificates and the Class A-1A Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; PROVIDED, HOWEVER, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a) (i) above, then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement. See also "RISK FACTORS--RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "ASSUMED FINAL DISTRIBUTION DATE" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

     CLASS DESIGNATIONS                          ASSUMED FINAL DISTRIBUTION DATE
     ------------------                          -------------------------------
     CLASS A-1 ................................          March 10, 2009
     Class A-2 ................................          August 10, 2010
     Class A-3 ................................           May 10, 2013
     Class A-4 ................................           July 10, 2014
     Class B ..................................           July 10, 2014
     Class C ..................................           July 10, 2014
     Class D ..................................           July 10, 2014
     Class E ..................................           July 10, 2014

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loan is prepaid in full on its Anticipated Prepayment Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "RATED FINAL DISTRIBUTION DATE" for each class of Offered Certificates will be the Distribution Date in July 2039, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT AND CERTIFICATE DEFERRED INTEREST

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     Each Class of Class SHP Certificates will represent interests in, and will be payable only out of payments, advances and other collections on, the Strategic Hotel Portfolio B Note. The rights of the holders of the Class SHP Certificates to receive distributions of amounts collected or advanced on the Strategic Hotel Portfolio Whole Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates and the Subordinate Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--THE STRATEGIC HOTEL PORTFOLIO MORTGAGE LOAN" in this prospectus supplement.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B, Class C, Class D and Class E Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "NON-OFFERED SUBORDINATE CERTIFICATES"), to the holders of the Class D Certificates by means of the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class E and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class E, Class D and Class C Certificates and the Non-Offered Subordinate Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--DISTRIBUTIONS" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (unless the Cross-Over Date has occurred, FIRST to the Class A-1 Certificates until their Certificate Balance has been reduced to zero; SECOND, to the Class A-2 Certificates until their Certificate Balance has been reduced to zero; THIRD, to the Class A-3 Certificates until their certificate balance has been reduced to zero; and FOURTH, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero) and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class SHP, Class X, Class S and the Residual Certificates) with later alphabetical Class designations.

     COLLATERAL SUPPORT DEFICIT

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such Workout-Delayed Reimbursement Amount has not been determined to be nonrecoverable from Related Proceeds or from the Certificate Account) of the mortgage loans (other than the Strategic Hotel Portfolio B Note) and any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class SHP, Class S, Class X and Residual Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, "COLLATERAL SUPPORT DEFICIT"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any

Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the class or classes of certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such class. If the Certificate Balance of any class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "DESCRIPTION OF THE POOLING AGREEMENTS--CERTAIN MATTERS REGARDING THE TRUSTEE" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "DESCRIPTION OF THE POOLING AGREEMENTS--CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     CERTIFICATE DEFERRED INTEREST.On each Distribution Date, the Accrued Certificate Interest for the Regular Certificates (other than the Class X Certificates) will be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the due date occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated FIRST to the Class P Certificates, SECOND to the Class OCertifcates, THIRD to the Class N Certificates, FOURTH to the Class M Certificates, FIFTH to the Class L Certificates, SIXTH to the Class K Certificates, SEVENTH to the Class J Certificates, EIGHTH to the Class H Certificates, NINTH to the Class G Certificates, TENTH to the Class F Certificates, ELEVENTH to the Class E Certificates, TWELFTH to the Class D Certificates, THIRTEENTH to the Class C Certificates, FOURTEENTH to the Class B Certificates, and FIFTEENTH, PRO RATA, to the Class A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. Additionally, on each Distribution Date, the Certificate Balance of the Regular Certificates (other than the Class X Certificates)will be increased by the amount of Certificate Deferred Interest allocated to each such Class of Certificates.

     "CERTIFICATE DEFERRED INTEREST" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage DeferredInterest allocated to such Class as described above.

     "MORTGAGE DEFERRED INTEREST" means with respect to any Mortgage Loan as of any due date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Periodic Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such due date.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--DISTRIBUTIONS--PRIORITY" above.

ADVANCES

     P&I ADVANCES

     On the business day immediately preceding each Distribution Date (the "SERVICER REMITTANCE DATE"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I ADVANCE") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees (including any applicable primary servicing fees payable to a Non-Serviced Mortgage Loan Master Servicer)), other than balloon payments, which were due on the mortgage loans (including the Strategic Hotel Portfolio B Note) during the related Due Period and delinquent as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each mortgage loan included in the trust delinquent in respect of its balloon payment on the Determination Date (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement with respect to a mortgage loan included in the trust, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date.

     Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be required to make a P&I Advance that would constitute a nonrecoverable P&I Advance. The Master Servicer and the Trustee may make its determination that a nonrecoverable P&I Advance has been made. The Trustee may conclusively rely on such determination made by the Master Servicer. In addition, the Special Servicer may make a determination that a P&I Advance that has been made is a Nonrecoverable Advance, which determination is binding on the Master Servicer and the Trustee and may be conclusively relied on by the Master Servicer and the Trustee; PROVIDED, HOWEVER, that each of the Master Servicer and the Trustee may continue to make its own nonrecoverability determinations thereafter, unless the Special Servicer has determined that any future or additional P&I Advances on that mortgage loan will be nonrecoverable.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, prepayment premiums, Yield Maintenance Charges or Excess Interest or with respect to any Serviced Pari Passu Loan or Serviced B Note (other than the Strategic Hotel Portfolio B Note).

     With respect to the DDR-Macquarie Portfolio Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the Strategic Hotel Portfolio Mortgage Loan, the Master Servicer will be required to make its determination that a nonrecoverable P&I Advance has been made on such mortgage loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such mortgage loan independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding any of the related Pari Passu Loans: PROVIDED, HOWEVER, that the Special Servicer may also make such a nonrecoverability determination, which is binding on the Master Servicer and may be conclusively relied on by the Master Servicer; PROVIDED, HOWEVER, that the Master Servicer may continue to make its own nonrecoverability determinations thereafter, unless the Special Servicer has determined that any future or additional P&I Advances will be nonrecoverable. If the Master Servicer determines that a proposed P&I Advance with respect to one of such mortgage loans, if made, or if the Master Servicer or the Special Servicer determines that any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the master servicer of each securitization that holds the related Pari Passu Loans written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related mortgage loan unless the Master Servicer has consulted with the other master servicers and they agree that circumstances with respect to such mortgage loan and the related Pari Passu Loans have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a nonrecoverable P&I Advance; PROVIDED, HOWEVER, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if any of the other master servicers determines that any P&I Advance with respect to a Non-Serviced Mortgage Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Master Servicer or the Master Servicer receives written notice of such nonrecoverability determination by any of the other master servicers, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to such mortgage loan except as set forth in this paragraph.

     SERVICING ADVANCES

     In addition to P&I Advances, the Master Servicer will be obligated (subject to the limitations described in this prospectus supplement) to make advances ("SERVICING ADVANCEs" and, collectively with P&I Advances, "ADVANCEs") in connection with the servicing and administration of any mortgage loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, maintain insurance (including under the Master Servicer's force-placed insurance policy) with respect to the related Mortgaged Property or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. In addition, the Special Servicer may, but will not be required to, make Servicing Advances on an emergency basis. With respect to the Non-Serviced Mortgage Loans, servicing advances will be made under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     With respect to the payment of insurance premiums, delinquent tax assessments and ground rents (if applicable), neither the Master Servicer nor the Trustee, as applicable, will be required to make a Servicing Advance for such amounts if such Advance would be a Nonrecoverable Advance. In such case, the Master Servicer will be required to notify the Special Servicer of its determination that such Advance would be a Nonrecoverable Advance. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (a) is necessary to preserve the related Mortgaged Property and (b) would nonetheless be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Serviced Mortgage Loan and Serviced Pari Passu Loans). If the Special Servicer determines that such payment
(a) is necessary to preserve the related Mortgaged Property and (b) would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Serviced Mortgage Loan and Serviced Pari Passu
Loan), the Special Servicer will be required to direct the Master Servicer to make such payment, and the Master Servicer will then be required to make such payment from funds in the Certificate Account. In addition, the Special Servicer may make a determination that the Servicing Advance that has been made is a Nonrecoverable Advance, which determination is binding on the Master Servicer and the Trustee and may be conclusively relied on by the Master Servicer and the Trustee; provided, however, that the Master Servicer and the Trustee may continue to make its own nonrecoverability determinations thereafter, unless the Special Servicer has determined that any future or additional Servicing Advances will be nonrecoverable.

     RECOVERY OF ADVANCES

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("RELATED PROCEEDS"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it (or the Special Servicer, as described under "--P&I ADVANCES" and "--SERVICING ADVANCES" in this prospectus supplement, with respect to the Advance that has been made by the Master Servicer or the Trustee) determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "NONRECOVERABLE ADVANCE"). Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it (including a P&I Advance in respect of the Strategic Hotel Portfolio B Note) that it (or the Special Servicer) subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

     Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion (with Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of general collections.

     Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "WORKOUT-DELAYED REIMBURSEMENT AMOUNT") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

     To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

     To the extent a P&I Advance in respect of the Strategic Hotel Portfolio B
Note is determined to be a Nonrecoverable Advance and is required to be reimbursed from the principal portion or interest portion of general collections on the mortgage loans as described above, such reimbursement will be made first from the applicable collections in Loan Group 1 and, if the applicable collections in Loan Group 1 are not sufficient to make such reimbursement in full, then from the applicable collections in Loan Group 2 (after giving effect to any reimbursements of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to Loan Group 2).

     See "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "REIMBURSEMENT RATE") accrued on the amount of the Advance from the date made to but not including the date of reimbursement and compounded annually; PROVIDED, HOWEVER, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to any mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, an Appraisal Reduction is required to be calculated with respect to such mortgage loan or Serviced Whole Loan. An "APPRAISAL REDUCTION EVENT" with respect to any mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan will occur on the earliest of:

          (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan, by the Master Servicer or the Special Servicer, which extension does not decrease the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan;

          (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such mortgage loan or Serviced Whole Loan;

          (3) the date on which a reduction in the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity date) becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer;

          (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

          (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy);

          (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

          (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for such mortgage loan or Serviced Whole Loan if the related borrower has not delivered to the Master Servicer prior to such date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing Certificateholder); and

          (8) immediately after such mortgage loan or Serviced Whole Loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Promptly after the Appraisal Reduction Event, the Special Servicer will be required to order an MAI appraisal or valuation; PROVIDED, HOWEVER, that with respect to an Appraisal Reduction Event described in clause (2) above, the Special Servicer will be required to order an MAI appraisal or valuation within the 120-day period set forth in such clause (2). By the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or Serviced Whole Loan, until the MAI appraisal or internal valuation is received and the Appraisal Reduction is calculated.

     The "DETERMINATION DATE" for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, then the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "APPRAISAL REDUCTION" for any Distribution Date and for any mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as to which any Appraisal Reduction Event has occurred, will be an amount calculated by the Special Servicer by the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, equal to the excess of:

          (a) the outstanding Stated Principal Balance of that mortgage loan or Serviced Whole Loan as of the date of such determination over

          (b) the excess of

               (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as the Special Servicer deems appropriate, as determined
          (1) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any such mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as a Servicing Advance) or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any such mortgage loan with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such mortgage loan over

               (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan (together with any mortgage loan cross-collateralized with such mortgage loan), at a per annum rate equal to the Mortgage Rate (or, in the case of a Serviced Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan,
          (C) all unpaid Servicing Fees (to the extent not duplicative of clause
          (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable). The Appraisal Reduction with respect to any Non-Serviced Mortgage Loan will be calculated pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     As a result of calculating one or more Appraisal Reductions (including an Appraisal Reduction calculated with respect to a Non-Serviced Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) or, in the case of any Appraisal Reduction in respect of the Strategic Hotel Portfolio Whole Loan, first, the amount of interest available to the Class SHP Certificates and then, the amount of interest available to the most subordinate class of Certificates outstanding. The Appraisal Reduction with respect to any Non-Serviced Mortgage Loan will be calculated pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement. See "--ADVANCES" above. The "APPRAISAL REDUCTION AMOUNT" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (I.E., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "SERVICING OF THE MORTGAGE LOANS--GENERAL" in this prospectus supplement.

     With respect to each mortgage loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such mortgage loan or Serviced Whole

Loan has become a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property that materially affects the value of such Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or internal valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan; provided, that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or internal valuation.

     Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction calculated with respect to such Serviced Whole Loan will be applied first to the related Serviced B Note (up to the full principal balance thereof). Any Appraisal Reduction Amount in respect of a Serviced Whole Loan that exceeds the outstanding principal balance of any related Serviced B Note will be allocated to the related mortgage loan and any related Serviced Pari Passu Loan on a pro rata basis, based on each such loan's outstanding principal balance.

     Any mortgage loan or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "STATEMENT TO CERTIFICATEHOLDERS") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date;

          (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans (other than the Strategic Hotel Portfolio B Note) and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) as of the related Determination Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          (8) the value of any REO Property included in the trust fund as of the related Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Yield Maintenance Charges;

          (11) the Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

          (12) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (13) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount (with respect to the mortgage pool and with respect to each Loan Group) for the Distribution Date;

          (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (15) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

          (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

          (17) the number and related principal balances of any mortgage loans extended or modified on a loan by loan basis since the previous Determination Date;

          (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

          (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

          (20) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

          (21) the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

          (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (23) the aggregate unpaid principal balance of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) outstanding as of the close of business on the related Determination Date;

          (24) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer and the Trustee since the prior Distribution Date;

          (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicer and the Trustee since the prior Distribution Date;

          (28) the original and then current credit support levels for each class of Certificates (other than the Class SHP Certificates);

          (29) the original and then current ratings for each class of Certificates;

          (30) the amounts held in the Excess Liquidation Proceeds Reserve Account; and

          (31) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Trustee will make available each month, to the general public via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor.

     In addition, the Trustee will make available each month, to the extent received from the Master Servicer, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file, the financial file and any other information requested by the Depositor. "PRIVILEGED PERSON" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate, Intex Solutions, Inc. and Trepp LLC.

     "SERVICER REPORTS" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report, the CMSA reconciliation of funds report, and the CMSA supplemental advance recovery report.

     The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

     Each report referred to above is expected to be in the form recommended by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, S&P, Moody's, the Directing Certificateholder or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING
     AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING
     AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus;

          (5) any property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) the mortgage loan files;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

          (9) trustee exception reports;

          (10) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

          (11) an explanation of the calculation of any Prepayment Interest Shortfall.

     Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; PROVIDED, that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "VOTING RIGHTS") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X Certificates, based on their respective Notional Amounts at the time of determination), and
(2) in the case of any other class of Certificates (other than the Class SHP, Class S and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class SHP Certificates), each determined as of the prior Distribution Date. Neither the Class SHP, Class S, Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class (other than the Class SHP Certificates) will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicer or the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer or (3) the exchange of all then outstanding Certificates (other than the Class SHP, Class S and Residual Certificates), including the Class X Certificates, for the mortgage loans remaining in the trust (other than the Strategic Hotel Portfolio B Note) by the holder of certain Classes of the Certificates and the exchange of all then outstanding Class SHP Certificates for the Strategic Hotel Portfolio B Note by the holders of those Class SHP Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of all outstanding certificates (other than the Class S or Residual Certificates), including the Class X Certificates, for the remaining mortgage loans, is not subject to the 1% limit but is limited to certain Classes of the Certificates and all certificateholders (other than holders of the Class SHP, Class S or Residual Certificates) must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in the prospectus), will be applied generally as described under "--DISTRIBUTIONS--PRIORITY" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A. will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "TRUSTEE"). The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3). As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "TRUSTEE FEE"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "TRUSTEE FEE RATE"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.00175% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the Intercreditor Agreements with respect to the Whole Loans. See "DESCRIPTION OF THE POOLING AGREEMENTS--THE TRUSTEE," "--DUTIES OF THE TRUSTEE," "--CERTAIN MATTERS REGARDING THE TRUSTEE" and "--RESIGNATION AND REMOVAL OF THE TRUSTEE" in the prospectus.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Non-Serviced Mortgage Loans, which are serviced under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as described under "--SERVICING OF THE NON-SERVICED MORTGAGE LOANS" below), the Serviced Whole Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, Serviced Whole Loans and related REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, Serviced Whole Loans and any related REO Properties; PROVIDED, that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "DESCRIPTION OF THE POOLING AGREEMENTS" in the prospectus.

     Each of the Master Servicer and the Special Servicer (each, directly or through one or more sub-servicers) will be required to service and administer the mortgage loans and Serviced Whole Loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans and Serviced Whole Loans to one or more affiliates. The Master Servicer and the Special Servicer, as applicable, will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; PROVIDED, that the Special Servicer will only be permitted to appoint sub-servicers with respect to their servicing obligations and duties upon the consent of the Directing Certificateholder; PROVIDED, FURTHER, that each of the Master Servicer and the Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans and Serviced Whole Loans for which it is responsible notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as a collective whole, taking into consideration that a Serviced B Note is subordinate to the related mortgage loan and any related Serviced Pari Passu Loans) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans (other than the Non-Serviced Mortgage Loans) (and, in the case of any Serviced Whole Loan, the terms of any related Serviced Pari Passu Loan or Serviced B Note, and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     o the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans; and

     o the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the Non-Serviced Mortgage Loans) or Specially Serviced Loans, as applicable (including the Serviced Whole Loans), and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced B Note or Serviced Pari Passu Loan, as a collective whole, taking into consideration that a Serviced B Note is subordinate to the related mortgage loan and Serviced Pari Passu Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

           (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

           (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either;

           (C)  the Master Servicer's obligation to make Advances;

           (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

           (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable;

           (F) any obligation of the Master Servicer, in its capacity as a Mortgage Loan Seller, to cure a breach of a representation or warranty or repurchase the mortgage loan; and

           (G) any debt that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "SERVICING STANDARD").

     Except as otherwise described under "--INSPECTIONS; COLLECTION OF OPERATING INFORMATION" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans. With respect to any mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which a Servicing Transfer Event has occurred, the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan or Serviced Whole Loan (including amounts collected by the Special Servicer) to make certain calculations with respect to the mortgage loan, Serviced Pari Passu Loan or Serviced B Note and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts but the Interest Reserve Account and the REO Account. In addition, at the sole option of the Directing Certificateholder, the Master Servicer will also transfer its servicing responsibilities with respect to any mortgage loan that is cross-collateralized with another mortgage loan as to which any of the aforementioned events has occurred.

     A "SERVICING TRANSFER EVENT" will occur upon the occurrence of any of the following events:

          (1) either (x) with respect to any mortgage loan or Serviced Whole Loan other than a balloon loan, a payment default shall have occurred on such mortgage loan or Serviced Whole Loan at its original maturity date or, if the original maturity date of such mortgage loan or Serviced Whole Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such mortgage loan or Serviced Whole Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default shall have occurred with respect to the related balloon payment; PROVIDED, HOWEVER, that if (i) the borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer (which, in turn, forwards such notice to the Special Servicer and the Directing Certificateholder) within 30 days after such default), (ii) such borrower continues to make its Assumed Scheduled Payment, (iii) no other Servicing Transfer Event has occurred with respect to the related mortgage loan or Serviced

     Whole Loan and (iv) the Special Servicer and the Directing Certificateholder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; PROVIDED, FURTHER, if the related borrower has delivered to the Special Servicer and the Directing Certificateholder, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Directing Certificateholder, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to such mortgage loan or Serviced Whole Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date and (2) the termination of the refinancing commitment; or

          (2) any Periodic Payment (other than a Balloon Payment) is 60 days or more delinquent; or

          (3) the date upon which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that a payment default or any other default under the applicable loan documents that (with respect to such other default) would impair the value of the related Mortgaged Property as security for such mortgage loan or Serviced Whole Loan or otherwise would materially adversely affect the interests of certificateholders and, if applicable, the holders of any related Serviced Pari Passu Loan or Serviced B Note and would continue unremedied beyond the applicable grace period under the terms of the related loan documents (or, if no grace period is specified, for 60 days, and PROVIDED that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (1) above, in the case of a balloon payment, for at least 30 days; or

          (4) the date upon which a decree or order of a bankruptcy court in an involuntary bankruptcy case, or the appointment of a conservator or receiver in any insolvency or similar proceedings, has been entered against the related borrower; PROVIDED that, if such decree or order shall have been dismissed, discharged or stayed within 60 days thereafter, the mortgage loan shall no longer be a Specially Serviced Loan and no Special Servicing Fees shall be payable with respect thereto; or

          (5) the related borrower shall consent to the appointment of a conservator, receiver or liquidator in any insolvency or similar proceedings relating to such borrower; or

          (6) the related borrower shall admit in writing its inability to pay its debts generally as they become due; or

          (7) a default of which the Master Servicer or the Special Servicer has notice or actual knowledge (other than a failure by such borrower to pay principal or interest) and which in the opinion of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, materially and adversely affects the interests of the certificateholders (or, with respect to any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) has occurred and remained unremedied for the applicable grace period specified in such mortgage loan or Serviced Whole Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

          (8) the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

     With respect to the Strategic Hotel Portfolio Whole Loan, any consent right of the Directing Certificateholder specified in the preceding paragraph will be exercised by the Class SHP Directing Certificateholder so long as no Strategic Hotel Portfolio Control Appraisal Event exists.

     If the related Mortgaged Property is acquired in respect of any mortgage loan (other than a Non-Serviced Mortgage Loan) (upon acquisition, an "REO PROPERTY") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management.

     The mortgage loans and the Serviced Whole Loans serviced by the Special Servicer and any mortgage loans or Serviced Whole Loans secured by Mortgaged Properties that have become REO Properties (excluding a Non-Serviced Mortgage Loan and any successor REO Loan) are referred to in this prospectus supplement as the "SPECIALLY SERVICED LOANS." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. The Special Servicer will not have any responsibility for the performance of the Master Servicer of its duties under the Pooling and Servicing Agreement.

     A Servicing Transfer Event for a mortgage loan included in a Serviced Whole Loan will trigger a Servicing Transfer Event for any related Serviced Pari Passu Loan and/or Serviced B Note, and a Servicing Transfer Event for any Serviced Pari Passu Loan or Serviced B Note included in a Serviced Whole Loan will trigger a Servicing Transfer Event for the related mortgage loan.

     Notwithstanding the foregoing, with respect to the Strategic Hotel Portfolio Whole Loan, a transfer to special servicing as a result of a determination by the Master Servicer or the Special Servicer that a payment default is imminent, as described in clause (3) of the fifth preceding paragraph, will be delayed (unless an event described in clause (2) or (7) of the fifth preceding paragraph has occurred that has not been or is not being cured by the related borrower or unless an event described in clause (1), (4),
(5), (6) or (8) of the fifth preceding paragraph is also occurring) (a "STRATEGIC HOTEL PORTFOLIO SPECIAL SERVICING DELAY"), if, within the time frame specified in the Pooling and Servicing Agreement, the Class SHP Directing Certificateholder has deposited with the Master Servicer an amount equal to the monthly debt service payment for the Strategic Hotel Portfolio Senior Loans due on the first due date following such deposit; PROVIDED, HOWEVER, that such deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the Master Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date (each such deposit will constitute a Strategic Hotel Portfolio Cure Event); PROVIDED, HOWEVER,

               (A) if the related borrower makes the monthly debt service payment on the first due date but a payment default is still determined by the Master Servicer or the Special Servicer to be imminent, such deposit will either be retained by the Master Servicer for application on the second due date following the date of such deposit or, upon the business day following written request, will be returned to the Class SHP Directing Certificateholder (in which event there will no longer exist a Strategic Hotel Portfolio Special Servicing Delay and a transfer of servicing from the Master Servicer to the Special Servicer may be determined to be required) and

               (B) if the related borrower makes the monthly debt service payment on the first due date and a payment default is no longer determined by the Master Servicer or the Special Servicer to be imminent, such deposit will be returned to the Class SHP Directing Certificateholder.

     The right of the Class SHP Directing Certificateholder to effect a Strategic Hotel Portfolio Cure Event or cause a Strategic Hotel Portfolio Special Servicing Delay is subject to the limitation that there be no more than three consecutive Strategic Hotel Portfolio Cure Events or Strategic Hotel Portfolio Special Servicing Delays, in any combination, and no more than an aggregate of three Strategic Hotel Portfolio Cure Events or Strategic Hotel Portfolio Special Servicing Delays in any twelve calendar month period.

     In addition, so long as the Class SHP Directing Certificateholder is exercising its right to cure a monetary event of default under the Strategic Hotel Portfolio Whole Loan pursuant to the related intercreditor agreement, neither the Master Servicer nor the Special Servicer may treat such event of default as such for purposes of accelerating the Strategic Hotel Portfolio Whole Loan, commencing foreclosure proceedings or making a determination to transfer the Strategic Hotel Portfolio Whole Loan to special servicing. See also "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" below.

     If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan or Serviced Whole Loan for at least three Periodic Payments (PROVIDED, no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan or Serviced Whole Loan (a "CORRECTED LOAN") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "ASSET STATUS REPORT") for each mortgage loan (other than a Non-Serviced Mortgage Loan) which becomes a Specially Serviced Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Trustee, the Directing Certificateholder (as defined below), S&P and Moody's, and with respect to a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; PROVIDED, HOWEVER, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole, taking into consideration that the Serviced B Note is subordinate in right to the related mortgage loan and Serviced Pari Passu Loans). If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders; PROVIDED, HOWEVER, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

     No direction, consent, approval or lack thereof of the Directing Certificateholder will, and the Special Servicer will not be required to take or refrain from taking any action pursuant to such directions or consent or lack thereof or approval or lack thereof from the Directing Certificateholder that would, (a) require, permit or cause the Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standard, or the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "DIRECTING CERTIFICATEHOLDER" will be the Controlling Class Certificateholder or its designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; PROVIDED, HOWEVER, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "CONTROLLING CLASS CERTIFICATEHOLDER" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "CONTROLLING CLASS" will be as of any time of determination the most subordinate class of Certificates (other than the Class SHP, Class R, Class LR, Class X and Class S Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

THE MASTER SERVICER

     GEMSA Loan Services, L.P. (the "MASTER SERVICER") will be the Master Servicer under the Pooling and Servicing Agreement. The principal offices of the Master Servicer are located at 1500 City West Boulevard, Suite 200, Houston, Texas 77042, and its telephone number is (713)458-7200. As of May 31, 2004, the Master Servicer has a total commercial and multifamily mortgage loan servicing portfolio of approximately $62 billion.

     The Master Servicer is the successor by merger to GE Capital Loan Services, Inc. ("GECLS"). GECLS was a wholly-owned subsidiary of GECIA Holdings, Inc., an affiliate of the Depositor. The Master Servicer is owned by GECIA Holdings, Inc., and affiliates of L.J. Melody & Company. The merger of GECLS into the Master Servicer was completed on August 1, 2001.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Master Servicer will be responsible for the primary servicing of all of the mortgage loans (other than a Non-Serviced Mortgage Loan, which will be serviced by the Non-Serviced Mortgage Loan Master Servicer pursuant to the terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and the Serviced Whole Loans. The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. In particular, the Master Servicer has informed the depositor that Bank of America will act as sub-servicer with respect to certain of the mortgage loans originated by Bank of America and that GMAC Commercial Mortgage Corporation will act as sub-servicer with respect to the Strategic Hotel Portfolio Whole Loan. The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation (the "SPECIAL SERVICER" or "LENNAR") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of all of the mortgage loans other than the Non-Serviced Mortgage Loans. Each Non-Serviced Mortgage Loan will be specially serviced by the Non-Serviced Mortgage Loan Special Servicer pursuant to the terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties,
(ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS"). Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California. As of November 30, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country with an original face value of over $101 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which Lennar is master servicer or special servicer.

     The information set forth in this prospectus supplement concerning Lennar has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer may elect to sub-service some or all of its sub-servicing duties with respect to the Specially Serviced Loans, subject to the consent of the Directing Certificateholder.

     A separate Special Servicer may be appointed for the Strategic Hotel Portfolio Whole loan as described in "--Replacement of the Special Servicer" and "--Rights of the Class SHPDirecting Certificateholder and the Holder of the Strategic Hotel Portfolio Pari Passu Loans."

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class; PROVIDED, HOWEVER, that any such decision to terminate the Special Servicer with respect to the Strategic Hotel Portfolio Whole Loan will require the approval of the Class SHP Directing Certificateholder so long as no Strategic Hotel Portfolio Control Appraisal Event exists or, if a Strategic Hotel Portfolio Control Appraisal Event exists, the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans or such holders' designees (or if such holders or their designees fail to agree on a successor Special Servicer within a specified time period, the Directing Certificateholder). Any appointment of a successor Special Servicer will be subject to written confirmation from each of S&P and Moody's that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A servicing fee (the "SERVICING FEE") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "SERVICING FEE RATE"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.03000% to 0.12000%. As of the Cut-off Date, the weighted average Servicing Fee Rate (including, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate, but excluding any servicing fee payable on the Strategic Hotel Portfolio B Note) will be 0.05014% per annum. With respect to each Non-Serviced Mortgage Loan, the Servicing Fee includes a primary servicing fee which will be payable under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement and will accrue at a per annum rate equal to 0.02000% (the "NON-SERVICED MORTGAGE LOAN PRIMARY SERVICING FEE RATE").

     In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan and any successor REO Loan),

               (1) assumption, extension, modification, consent, waiver, earnout, and defeasance fees and similar fees with respect to mortgage loans which are not Specially Serviced Loans, to the extent set forth in the Pooling and Servicing Agreement,

               (2) charges for beneficiary statements, demand fees, application and processing fees and NSF check charges with respect to mortgage loans which are not Specially Serviced Loans, to the extent set forth in the Pooling and Servicing Agreement, and

               (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Loans), but only to the extent the amounts are not needed to pay additional expenses of the trust fund with respect to the related mortgage loan that have been incurred and interest on Advances that has been incurred since the Closing Date with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement.

     The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities in respect of the mortgage loans (other than the Non-Serviced Mortgage Loans) will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "SPECIAL SERVICING FEE" will accrue with respect to each Specially Serviced Loan at a rate equal to 0.25% per annum (the "SPECIAL SERVICING FEE RATE") calculated on the basis of the actual principal balance of such Specially Serviced Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund (and, in the case of the Serviced Whole Loans, from amounts received in respect of the related Serviced Whole Loan). Each Non-Serviced Mortgage Loan Special Servicer will accrue a comparable special servicing fee with respect to the Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     The "WORKOUT FEE" will generally be payable with respect to each Corrected Loan and will be calculated by application of a "WORKOUT FEE RATE" of 1.0% to each collection (other than Excess Interest and default interest) of interest and principal (other than any amount for which a Liquidation Fee will be paid) including, but not limited to, scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as such remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the mortgage loan again becomes a Corrected Loan. The Non-Serviced Mortgage Loan Special Servicer will accrue a comparable workout fee with respect to each Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans or Serviced Whole Loan that became Corrected Loans for which it was acting as Special Servicer prior to the time of the termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that the Special Servicer has been terminated or has resigned and, as of the time of such termination or resignation, a Specially Serviced Loan for which it was acting as Special Servicer would be a Corrected Loan but for the failure of the borrower to have paid three consecutive payments, then the Special Servicer will be paid the related Workout Fee in the event such Specially Serviced Loan does in fact become a Corrected Loan upon payment by the borrower of three consecutive payments and the successor Special Servicer will not be entitled to any portion of those Workout Fees.

     A "LIQUIDATION FEE" will be payable

     o with respect to each Specially Serviced Loan or REO Property as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Condemnation Proceeds attributable to principal (PROVIDED, HOWEVER, that a Liquidation Fee will not be payable to the Special Servicer with respect to Condemnation Proceeds unless the Special Servicer, prior to the related condemnation, has spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property); and

     o in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation after the expiration of a certain cure period set forth in the Pooling and Servicing Agreement.

     The Liquidation Fee for each Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of a "LIQUIDATION FEE RATE" of 1.0% to the amount of the related payment or proceeds; PROVIDED, HOWEVER, that with respect to the Liquidation Fee payable in connection with the repurchase of a mortgage loan by the Mortgage Loan Seller as described in the preceding sentence, such Liquidation Fee Rate will be 0.25%. The Non-Serviced Mortgage Loan Special Servicer will accrue a comparable liquidation fee under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable to the Special Servicer based on, or out of, Liquidation Proceeds received in connection with:

     o generally, the purchase of any Defaulted Mortgage Loan by the Directing Certificateholder or the Special Servicer;

     o the purchase of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note, which liquidation fee will be payable, if required, to the COMM 2004-LNB3 Special Servicer;

     o the purchase of a mortgage loan by the related mezzanine lender pursuant to the related intercreditor agreement (unless the related intercreditor agreement provides for the payment of a Liquidation Fee for the purchase of the related mortgage loan by the mezzanine lender);

     o the purchase of a mortgage loan by a holder of a related B Note (in the case of the Strategic Hotel Portfolio BNote, the Class SHP Directing Certificateholder), pursuant to the related intercreditor agreement (unless the related intercreditor agreement provides for the payment of a Liquidation Fee for the purchase of such mortgage loan by such holder); or

     o the purchase or exchange of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund.

     If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes and remains a Corrected Loan. Liquidation Proceeds do not include Condemnation Proceeds, Insurance Proceeds or REO revenues.

     The Special Servicer will also be entitled to the following additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan and any successor REO Loan):

               (1) assumption, assumption application, extension, modification, consent, waiver and earnout fees with respect to the Specially Serviced Loans,

               (2) charges for beneficiary statements, demands fees and NSF check charges with respect to the Specially Serviced Loans,

               (3) certain fees with respect to mortgage loans which are not Specially Serviced Loans, to the extent set forth in the Pooling and Servicing Agreement, and

               (4) late payment charges and default interest paid by the borrowers on Specially Serviced Loans for which it is acting as Special Servicer, but only to the extent those amounts are not needed to pay additional expenses of the trust fund and interest on Advances that has accrued from the Closing Date with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--ADVANCES," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer, as applicable, will be responsible for all fees of any related sub-servicers. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--METHOD, TIMING AND AMOUNT" in this prospectus supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" and "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in the prospectus.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (but excluding a Non-Serviced Mortgage Loan, each Specially Serviced Loan (except as provided below) and any mortgage loan as to which the related Mortgaged Property has become an REO Property) and Serviced Whole Loan, the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

          (i) a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the mortgaged property or the outstanding principal balance of the mortgage loan or Serviced Whole Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          (ii) all other insurance coverage (including, but not limited to, coverage for acts of terrorism), as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related mortgage loan documents,

PROVIDED, HOWEVER, that:

          (i) the Master Servicer will not be required to maintain or cause the related borrower to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related mortgage loan or Serviced Whole Loan or was required by the mortgage loan documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard and with the consent of the Directing Certificateholder), at the trust's expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

          (ii) if and to the extent that any mortgage loan or Serviced Whole Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard taking into consideration the existing insurance in place by the related borrower at the loan origination) require the related borrower to obtain the requisite insurance coverage;

          (iii) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; PROVIDED, HOWEVER, that this clause will not limit the Master Servicer's obligation to obtain and maintain a forced-placed insurance policy as set forth in the Pooling and Servicing Agreement;

          (iv) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the Master Servicer will be required to be made not less frequently than annually);

          (v) the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Master Servicer on a force-placed basis;

          (vi) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available to the Master Servicer on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in clause (iv) above); and

          (vii) any explicit terrorism insurance requirements contained in the related mortgage loan documents is required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the Servicing Standard);

PROVIDED, FURTHER, HOWEVER, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Directing Certificateholder; PROVIDED, FURTHER, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder.

     Notwithstanding the provision described in clause (iv) above, the Master Servicer must, prior to availing itself of any limitation described in that clause with respect to any mortgage loan that has an unpaid principal balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--GENERAL" and "--MODIFICATIONS, WAIVERS AND AMENDMENTS" and (with respect to the Strategic Hotel Portfolio Whole Loan) "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS"). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--GENERAL" and "--MODIFICATIONS, WAIVERS AND AMENDMENTS" and (with respect to the Strategic Hotel Portfolio Whole Loan) "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER". The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular mortgage loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determinations by the Master Servicer, with respect to that mortgage loan.

     With respect to each Specially Serviced Loan and REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to cause the borrower to maintain, or if the borrower does not maintain, to (with respect to an REO Property but not a Specially Serviced Loan) maintain or force-place, subject to the right of the Special Servicer to (i) direct the Master Servicer to make a Servicing Advance for the costs associated with coverage that the Special Servicer determines to maintain or force-place, in which case the Master Servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described in this prospectus supplement) and (ii) with respect to a Specially Serviced Loan but not an REO Property, direct the Master Servicer to cause that coverage to be maintained under the Master Servicer's force-place insurance policy, in which case the Master Servicer will be required to so cause that coverage to be maintained, to the extent that the identified coverage is available under the Master Servicer's existing force-placed policy,
(a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the Mortgaged Property or the Stated Principal Balance of the mortgage loan or Serviced Whole Loan (or such greater amount of coverage required by the mortgage loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage (including but not limited to coverage for acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related loan documents; PROVIDED, HOWEVER, that the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

     If any of the Master Servicer or the Special Servicer obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans and Serviced Whole Loans or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained, and (ii) (x) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or the Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by Moody's and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account (or, in the case of a Serviced Whole Loan, the separate custodial account maintained with respect to such Serviced Whole Loan), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan or Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not Nonrecoverable Advances) as set forth in the Pooling and Servicing Agreement. However, even if such Servicing Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Certificate Account or may be permitted to make such Servicing Advance, subject to certain conditions set forth under "DESCRIPTION OF THE Certificates--Advances" in this prospectus supplement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Master Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of a mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is neither (a) a Specially Serviced Loan nor (b) a Defaulted Mortgage Loan or a mortgage loan or Serviced Whole Loan as to which default is reasonably foreseeable and the Special Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of any such mortgage loan or Serviced Whole Loan; except that any extension entered into by the Master Servicer or the Special Servicer will not be permitted to extend the maturity date beyond the earlier of:

     o     two years prior to the Rated Final Distribution Date, and

     o in the case of a mortgage loan secured by a leasehold estate and not also the related fee interest, the date twenty years (or ten years, PROVIDED that the Directing Certificateholder has consented to such extension) prior to the expiration of the leasehold estate.

     Subject to the preceding sentence,

     o the Master Servicer will not be permitted to extend a mortgage loan more than twelve months from the original maturity date, unless the Master Servicer provides a recommendation and analysis to the Special Servicer and the Special Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund,

     o the Master Servicer will not be permitted to extend a mortgage loan with a maturity date five years or less from the date of origination for more than two periods of six months each and the Special Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of any such loan thereafter, subject to the following bullet point and

     o the Special Servicer will not be permitted to extend a mortgage loan more than twelve months from the original maturity date, unless the Special Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund;

PROVIDED, HOWEVER, that the aggregate of such longer extensions will not be permitted to exceed five years from the original maturity date. If any such extension would extend the maturity date of a mortgage loan or Serviced Whole Loan for more than twelve months from and after the original maturity date of the mortgage loan or Serviced Whole Loan, the Master Servicer or the Special Servicer, as applicable, must obtain an opinion of counsel (at the expense of the related borrower) that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b).

     Notwithstanding the foregoing, the Master Servicer will not be permitted to extend any mortgage loan unless

     o it has sent notice of such proposed extension, together with its written recommendation, analysis, the details of such proposed extension and any other information reasonably requested by the Directing Certificateholder (and, in the case of the first bullet point in the immediately preceding paragraph, the Special Servicer) to the Directing Certificateholder (and, in the case of the first bullet point in the immediately preceding paragraph, to the Special Servicer), and

     o the Directing Certificateholder (and, in the case of the first bullet point in the immediately preceding paragraph, the Special Servicer) has also approved such extension;

PROVIDED, HOWEVER, that if the Directing Certificateholder (and, in the case of the first bullet point above, the Special Servicer) does not object to such recommendation within ten business days of its receipt of the Master Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Master Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Notwithstanding the foregoing, to the extent that the related mortgage loan documents provide that the lender has the right to approve any material modification (other than an extension), the Master Servicer will not be permitted to agree to any material modification unless

     o the Master Servicer has submitted its written recommendation, analysis and any other information reasonably requested by the Special Servicer to the Special Servicer,

     o the Special Servicer has approved such material modification and advised the Directing Certificateholder of the request for such material modification, and

     o the Directing Certificateholder has informed the Special Servicer that it has approved such material modification;

     PROVIDED, HOWEVER, that

           o the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such material modification within 10 business days of its receipt of all of the notice, its recommendation, analysis and any reasonably requested documents from the Master Servicer; and

           o if the Directing Certificateholder does not respond to or approve such recommendation within 5 business days of its receipt of the Special Servicer's recommendation and any reasonably requested information then the material modification will be deemed approved.

     Unless required by the related mortgage loan documents or the Servicing Standard, neither the Master Servicer nor the Special Servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the Directing Certificateholder).

     Except as otherwise described in this section (and other than with respect to the Non-Serviced Mortgage Loans), neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for

     o the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and

     o any waiver, modification or amendment that would not be a "significant modification."

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery to Certificateholders on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate or weighted average mortgage rates, if applicable) than liquidation of the Specially Serviced Loan pursuant to the terms described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Loan, subject to the restrictions and limitations described below. The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The Special Servicer will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

     o extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, PROVIDED that the Directing Certificateholder has consented to such extension) prior to the expiration of the leasehold estate;

     o reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X Certificates), unless such Specially Serviced Loan is subject to a bankruptcy proceeding and the Special Servicer deems such reduction to be in the best interest of the trust fund and if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole); or

     o provide for the deferral of interest unless (A)(x) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (y) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Loan, or (B) such Specially Serviced Loan is subject to a bankruptcy proceeding and the Special Servicer deems such deferral to be in the best interest of the trust fund.

     With respect to the following actions,

     o the termination or replacement of any property manager with respect to any Mortgaged Property;

     o the termination or change of the franchise for any Mortgaged Property operated as a hospitality property;

     o the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related mortgage loan or Serviced Whole Loan, or which can be released at the option of the Lender upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; and

     o the incurrence by a borrower of any debt other than the mortgage loan or Serviced Whole Loan and trade debt incurred in the normal operation of the related Mortgaged Property,

to the extent that the related mortgage loan documents provide that the lender has the right to consent to such action, the Master Servicer will not be permitted to consent to such action unless

     o the Master Servicer has submitted to the Special Servicer a written recommendation, its analysis and any related documents within the possession of the Master Servicer reasonably requested by the Special Servicer,

     o the Special Servicer has approved such action and notified the Directing Certificateholder of the request for such consent and

     o the Directing Certificateholder has also informed the Special Servicer that it has approved such action;

PROVIDED, HOWEVER, that

     o the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such action promptly upon (but in no case to exceed 10 business days following) its receipt of all of the notice, recommendation, analysis and reasonably requested documents from the Master Servicer; and

     o if the Directing Certificateholder does not respond to or approve such recommendation within 5 business days of its receipt of the Special Servicer's recommendation and any reasonably requested information, then such action will be deemed approved.

     Unless required by the related loan documents or the Servicing Standard, the Special Servicer will not be permitted to approve such action unless the borrower agrees to pay all fees and costs associated with such action (unless such condition shall have been waived by the Directing Certificateholder).

     In the event the Master Servicer or the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer or the Master Servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the Servicing Standard), the Special Servicer or the Master Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, Moody's and S&P.

     Notwithstanding the foregoing, the Master Servicer may not agree to any modification, waiver, extension, amendment or grant any consent or similar approval (including, without limitation, those described in this section) with respect to or of a mortgage loan or Serviced Whole Loan that is a Specially Serviced Loan or REO Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, S&P, Moody's and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to the Strategic Hotel Portfolio Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Class SHP Directing Certificateholder will initially be entitled to exercise the rights and powers described under "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" below.

     See also "--GENERAL" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates,

     o that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates,

     o that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class,

     o that the Directing Certificateholder does not have any duties to the holders of any class of Certificates other than the Controlling Class,

     o that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates,

     o that the Directing Certificateholder will have no liability whatsoever by reason of its having acted solely in the interests of the Controlling Class, and

     o that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan (other than a Non-Serviced Mortgage Loan and other than the Strategic Hotel Portfolio B Note) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan as to which the Servicer has received, and the Directing Certificateholder has approved, a written refinancing commitment, within 150 days after such Balloon Loan becomes a Defaulted Mortgage Loan), the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "DEFAULTED MORTGAGE LOAN" is a mortgage loan (other than a Non-Serviced Mortgage Loan and other than the Strategic Hotel Portfolio B Note) which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the mortgage loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard.

     In the event a mortgage loan (other than a Non-Serviced Mortgage Loan and other than the Strategic Hotel Portfolio B Note) becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer, in that order (only if the Directing Certificateholder or Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller) (subject, in the case of a mortgage loan subject to a Serviced B Note or to mezzanine debt, to any rights of the holder of the such Serviced B Note or mezzanine debt to purchase the such mortgage loan pursuant to the terms of the related intercreditor agreement) will each have an assignable option to purchase (a "PURCHASE OPTION") the Defaulted Mortgage Loan from the trust fund at a price (the "OPTION PRICE") equal to (i) the sum of the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (including accrued and unpaid interest thereon), plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

     With respect to the Strategic Hotel Portfolio Mortgage Loan, the Belvedere Plaza Mortgage Loan and the Parkwest II Mortgage Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase such mortgage loan and not any related Serviced Pari Passu Loan or Serviced B Note.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or such Defaulted Mortgage Loan is purchased by the holder of a related B Note or mezzanine debt pursuant to the related intercreditor agreement if such holder is entitled to so purchase the Defaulted Mortgage
Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan or a document defect or (v) a purchase of a Defaulted Mortgage Loan by the holder of a related B Note or mezzanine debt pursuant to the related intercreditor agreement. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is affiliated with the Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

     For a discussion of the fair value call option with respect to the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, see "--SERVICING OF THE NON-SERVICED MORTGAGE LOANS--SERVICING OF THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN" and "--SERVICING OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing the mortgage loans (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer is permitted, however, to initiate foreclosure proceedings or acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an

"operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

     o the Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o the Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) above, is reasonably likely to produce a greater recovery to the certificateholders, taking into account the time value of money, than not taking those actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in the prospectus.

     In addition, subject to certain exceptions set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, unless

           o the Special Servicer shall have notified the Directing Certificateholder of the proposed foreclosure and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and

           o the Directing Certificateholder shall have approved such proposed foreclosure;

PROVIDED, HOWEVER, that if the Directing Certificateholder does not reject such recommendation within 10 business days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed foreclosure will be deemed approved. Notwithstanding the foregoing, with respect to the Strategic Hotel Portfolio Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Class SHP Directing Certificateholder will initially be entitled to exercise the rights and powers described under "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" below.

     If title to any Mortgaged Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and, in the case of the Serviced Whole Loans, on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition (or such longer period as IRS may subsequently permit), unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or
(2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

     Subject to certain exceptions set forth in the Pooling and Servicing Agreement, the Special Servicer will not, however, be permitted to sell any REO Property, unless

     o the Special Servicer shall have notified the Directing Certificateholder of the proposed sale and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and

     o the Directing Certificateholder shall have approved such proposed sale;

PROVIDED, HOWEVER, that if the Directing Certificateholder does not reject such recommendation within 10 business days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed sale will be deemed approved. Notwithstanding the foregoing, with respect to the Strategic Hotel Portfolio Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Class SHP Directing Certificateholder will initially be entitled to exercise the rights and powers described under "--RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS" below.

     If the Special Servicer, with respect to mortgage loans (other than a Non-Serviced Mortgage Loan), has not received an extension of time to sell the property or an opinion of independent counsel, as described above, and the Special Servicer is unable to sell such REO Property within the period specified above, or if an extension of time to sell the property has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will be required, after consultation with the Directing Certificateholder, before the end of such period or extended period, as the case may be, to auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer will be required to give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer will be required to offer such REO Property in a commercially reasonable manner. Where any of the Depositor, Master Servicer, Special Servicer, Certificateholders, independent contractors retained by the Special Servicer or affiliates of any such parties is among those bidding with respect to an REO Property, the Special Servicer will require that all bids be submitted in writing and accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the Special Servicer or any of its affiliates or the Directing Certificateholder intends to bid on any REO Property, (i) the Special Servicer will be required to notify the Trustee of such intent, (ii) the Trustee will promptly obtain, at the expense of the trust fund and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note, an appraisal of such REO Property and (iii) the Special Servicer will not be permitted to bid less than the greater of (a) the fair market value set forth in such appraisal or (b) the Purchase Price.

     The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in the prospectus. Similar considerations apply with respect to a Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances and interest on Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note, taking into consideration that the right of the holder of the Serviced B
Note is subordinate to the related mortgage loan and Serviced Pari Passu Loans) on liquidation of the mortgage loan after reimbursement of the Special Servicer or Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that such advance will not be a Nonrecoverable Advance; PROVIDED, HOWEVER, that the Special Servicer may determine that the advance that has already been made, if any, is nonrecoverable, which determination is binding on the Master Servicer and on which the Master Servicer may conclusively rely.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2005; PROVIDED, HOWEVER, that if any mortgage loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a Specially Serviced Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense (and, if a Serviced Whole Loan is involved, an expense of the holders of any related Serviced Pari Passu Loan or Serviced B Note). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     The Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and, upon collection, to review the annual operating statements of the related Mortgaged Property (other than with respect to a Non-Serviced Mortgage Loan). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Upon request by the Trustee to the Special Servicer, or the Master Servicer, as applicable, copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P, Moody's and any other rating agency then rating securities backed by a Serviced Pari Passu Loan that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or securities backed by such Serviced Pari Passu Loan or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or, if a Serviced Pari Passu Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders, for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; PROVIDED, HOWEVER, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; PROVIDED, HOWEVER, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan Special Servicer, any Non-Serviced Mortgage Loan Trustee, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's PRO RATA share of any loss, liability or expense incurred in connection with any legal action or claim that relates to the DDR-Macquarie Portfolio Whole Loan or the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, as applicable, under the Pooling and Servicing Agreement or any pooling and servicing agreement related to a securitization that holds a DDR-Macquarie Portfolio Pari Passu Loan or a 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan, as applicable; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the COMM 2004-LNB3 Pooling and Servicing Agreement or any pooling and servicing agreement related to a securitization that holds a DDR-Macquarie Portfolio Pari Passu Loan or 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders and, if a Serviced Whole Loan is affected, the rights of the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the related custodial account maintained with respect to any Serviced Whole Loan) on the day and by the time such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied (with interest) by 10:00 a.m. (New York City time) on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the related custodial account maintained with respect to any Serviced Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by Master Servicer pursuant to the Pooling and Servicing Agreement, 15 days for any other insurance premium, or 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement, and 10 days in the case of a failure to provide reports and items specified under "DESCRIPTION OF THE POOLING AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus, but solely with respect to the first time such reports and items are required to be provided, and 15 days in the case of a failure to make a Servicing Advance or in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, or the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25% or any affected holder of a Serviced Pari Passu Loan or Serviced B Note; PROVIDED, HOWEVER, if that failure (other than the failure to deliver to provide reports and items specified under "DESCRIPTION OF THE POOLING AGREEMENTS--EVIDENCE AS TO COMPLIANCE" in the prospectus set forth above) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected holder of a Serviced Pari Passu Loan or Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by any affected holder of a related Serviced Pari Passu Loan or Serviced B Note or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; PROVIDED, HOWEVER, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (a) not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a Serviced Passu Loan are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier;

          (g) the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of the Certificates or any securities backed in whole or in part by a Serviced Pari Passu Loan, or (2) placed one or more Classes of the Certificates or any securities backed in whole or in part by a Serviced Pari Passu Loan on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date when the Master Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either CLAUSE (1) or
     (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; and

          (h) the Trustee has received written notice from Fitch or DBRS that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any class of securities backed in whole or in part by a Serviced Pari Passu Loan and, with respect to any such notice that the continuation of the Master Servicer or the Special Servicer in such capacity would result in such downgrade or withdrawal, such notice is not rescinded within 60 days.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights (other than rights to indemnification under the Pooling and Servicing Agreement, and further subject to the provisions of the Pooling and Servicing Agreement, including the compensation provisions), and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

     Prior to the occurrence of a Strategic Hotel Portfolio Control Appraisal Event, if an Event of Default occurs with respect to the Master Servicer under the Pooling and Servicing Agreement that affects a holder of any class of Class SHP Certificates or a holder of any Strategic Hotel Portfolio Pari Passu Loan or any class of securities backed thereby, and the Master Servicer is not otherwise terminated, then, at the request of the Class SHP Directing Certificateholder, such holder of a Strategic Hotel Portfolio Pari Passu Loan or the majority certificateholder of the controlling class of the securitization that holds such Strategic Hotel Portfolio Pari Passu Loan, the Trustee shall, at the direction of the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio Whole Loan or such holders' designees, require the Master Servicer to appoint, within 30 days of the Trustee's request, a sub-servicer (or, if the related Serviced Whole Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current sub-servicer with a new sub-servicer) with respect to such Serviced Whole Loan; provided, that if a majority of such holders (or their respective designees) fail to agree on such sub-servicer within a specified time period, such appointment (or replacement) will be at the direction of the Directing Certificateholder.

     If an Event of Default occurs with request to the Master Servicer under the Pooling and Servicing Agreement that affects a holder of any Serviced Pari Passu Loan (other than a Strategic Hotel Portfolio Pari Passu Loan) or if a Strategic Hotel Portfolio Control Appraisal Event exists, a holder of any Strategic Hotel Portfolio Pari Passu Loan, or any class of securities backed thereby and the Master Servicer is not otherwise terminated then, at the request of such affected holder of such Serviced Pari Passu Loan or the majority holder of the controlling class of the securitization that holds such Serviced Pari Passu Loan, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a sub-servicer (or, if the related Serviced Whole Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then current sub-servicer with a new sub-servicer); provided, that in the case of a Strategic Hotel Portfolio Pari Passu Loan, the Trustee shall act at the direction of the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio A Notes or such holders' designees, and if a majority of such holders (or their respective designees) by principal balance fail to agree on such sub-servicer within a specified time period, such appointment (or replacement) will be at the direction of the Directing Certificateholder.

     If the initial Master Servicer is terminated due to an Event of Default, the Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial Master Servicer. If the initial Master Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates and any class of securities backed in whole or in part by a Serviced Pari Passu Loan by either of S&P or Moody's or any other applicable rating agency to act as successor to the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial account maintained with respect to each Serviced Whole Loan, the Distribution Account or the REO Account, PROVIDED that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, any holder of a related Serviced Pari Passu Loan or Serviced B Note, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates or any class of securities backed in whole or in part by a Serviced Pari Passu Loan by either of S&P, Moody's or any other applicable rating agency, as evidenced by a letter from each of S&P, Moody's and such other applicable rating agency;

          (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund; PROVIDED, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, any holder of a related Serviced Pari Passu Loan or Serviced B Note or (B) to restrict the transfer of the Residual Certificates; PROVIDED that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES," "--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES" in the prospectus;

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change; PROVIDED, that the required action will not adversely affect in any material respect the interests of any Certificateholder, any holder of a related Serviced Pari Passu Loan or Serviced B Note (unless the affected Certificateholder, holder of a related Serviced Pari Passu Loan or Serviced B Note consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates or any class of securities backed in whole or in part by a Serviced Pari Passu Loan by S&P, Moody's and such other applicable rating agency; or

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates or any class of securities backed in whole or in part by a Serviced Pari Passu Loan by each of S&P, Moody's and any other applicable rating agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates or such securities by either of S&P, Moody's or any other applicable rating agency.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans, Serviced Pari Passu Loan or any Serviced B Note which are required to be distributed on a Certificate of any class or to the holder of such Serviced Pari Passu Loan or any Serviced B Note without the consent of the holder of that Certificate or such Serviced Pari Passu Loan or Serviced B Note, as the case may be, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding, the holders of the Serviced Pari Passu Loans and Serviced B Notes.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any REMIC to fail to qualify as a REMIC.

RIGHTS OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE STRATEGIC HOTEL PORTFOLIO PARI PASSU LOANS

     CLASS SHP CERTIFICATES. The Class SHP Directing Certificateholder will be entitled to exercise the rights and powers granted to the holder of the Strategic Hotel Portfolio B Note under the Pooling and Servicing Agreement and the related intercreditor agreement, as described below; provided, that in no event shall such rights and powers be exercised by the Class SHP Directing Certificateholder at any time it is an affiliate of the related borrower.

     The "CLASS SHP DIRECTING CERTIFICATEHOLDER" will be the Class SHP Controlling Class Certificateholder or its designee selected by more than 50% of the Class SHP Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; PROVIDED, HOWEVER, that (1) absent that selection, (2) until a Class SHP Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Class SHP Controlling Class Certificateholders, by Certificate Balance, that a Class SHP Directing Certificateholder is no longer designated, the Class SHP Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Class SHP Controlling Class will be the Class SHP Directing Certificateholder.

     A "CLASS SHP CONTROLLING CLASS CERTIFICATEHOLDER" is each holder (or Certificate Owner, if applicable) of a Certificate of the Class SHP Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "CLASS SHP CONTROLLING CLASS" will be as of any time of determination the most subordinate class of Class SHP Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Class SHP Controlling Class, the Certificate Balance of each Class of Class SHP Certificates will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Class SHP Controlling Class as of the Closing Date will be the Class SHP-4 Certificates.

     RIGHT TO EXERCISE THE RIGHTS OF THE DIRECTING CERTIFICATEHOLDER IN THE POOLING AND SERVICING AGREEMENT WITH RESPECT TO THE STRATEGIC HOTEL PORTFOLIO WHOLE LOAN. So long as no Strategic Hotel Portfolio Control Appraisal Event exists, the Class SHP Directing Certificateholder, in lieu of the Directing Certificateholder, will be entitled to exercise substantially all rights of the Directing Certificateholder under the Pooling and Servicing Agreement with respect to the Strategic Hotel Portfolio Whole Loan; PROVIDED, HOWEVER, that

     o the Directing Certificateholder will also have the right to consult with the Special Servicer regarding the Strategic Hotel Portfolio Whole Loan, and

     o the Directing Certificateholder (and not the Class SHP Directing Certificateholder) will be entitled to exercise the Purchase Option with respect to the Strategic Hotel Portfolio Mortgage Loan.

     Following the occurrence and during the continuance of a Strategic Hotel Portfolio Control Appraisal Event, the Class SHP Directing Certificateholder will not be entitled to exercise any such rights, and any decision to be made with respect to the Strategic Hotel Portfolio Whole Loan which requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Strategic Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans. If the holders of the Strategic Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans are not able to agree on a course of action that satisfies the Servicing Standard within 30 days after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (including that such action does not violate the Servicing Standard or another provision of the Pooling and Servicing Agreement, the Strategic Hotel Portfolio Whole Loan or any applicable REMIC provisions), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

     In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Strategic Hotel Portfolio Whole Loan (as a collective whole), the Special Servicer may take any such action without waiting for the instruction of the holders of Strategic Hotel Portfolio Senior Loans.

     A "STRATEGIC HOTEL PORTFOLIO CONTROL APPRAISAL EVENT" will be deemed to have occurred and be continuing if the initial principal balance of the Strategic Hotel Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Strategic Hotel Portfolio B Note and any appraisal reduction amounts and realized losses allocated to the Strategic Hotel Portfolio B Note, is less than 25% of the initial principal balance of the Strategic Hotel Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Strategic Hotel Portfolio B Note).

     CONSULTATION AND CONSENT. Unless a Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing, then (i) the Special Servicer will be required to consult with the Class SHP Directing Certificateholder upon the occurrence of any event of default for the Strategic Hotel Portfolio Mortgage Loan under the related mortgage loan documents, to consider alternative actions recommended by the Class SHP Directing Certificateholder and to consult with the Class SHP Directing Certificateholder with respect to certain determinations made by the Special Servicer pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the Master Servicer and the Special Servicer will be required to consult with the Class SHP Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the Strategic Hotel Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class SHP Directing Certificateholder and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Strategic Hotel Portfolio Whole Loan, the Master Servicer and the Special Servicer will be required to notify in writing to the Class SHP Directing Certificateholder of any proposal to take any of such actions (and to provide the Class SHP Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Class SHP Directing Certificateholder in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the Class SHP Directing Certificateholder (which approval may be withheld in its sole discretion) with respect to:

          (1) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Strategic Hotel Portfolio Whole Loan, a modification or waiver of any other monetary term of the Strategic Hotel Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

          (2) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          (3) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the Strategic Hotel Portfolio Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

          (4) any proposed or actual sale of the related REO Property or the Strategic Hotel Portfolio Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the Strategic Hotel Portfolio Mortgage Loan by the Mortgage Loan Seller under the Pooling and Servicing Agreement and/or the Mortgage Loan Purchase Agreement by reason of a Material Breach or Material Defect);

          (5) any release of the related borrower, any guarantor or other obligor from liability;

          (6) any modification or amendment of, or waiver of any term of the Strategic Hotel Portfolio Whole Loan that would result in a discounted pay-off;

          (7) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

          (8) any substitution or release of collateral or acceptance of additional collateral for the Strategic Hotel Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

          (9) any adoption or approval of a plan in a bankruptcy of the borrower;

          (10) any termination or consent to termination of the related property manager of the Strategic Hotel Portfolio Whole Loan or a change in any franchise arrangement related to the Strategic Hotel Portfolio Whole Loan;

          (11) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

          (12) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

PROVIDED that, in the event that the Class SHP Directing Certificateholder fails to notify the applicable Special Servicer or the Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the Class SHP Directing Certificateholder by such Special Servicer or Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the Class SHP Directing Certificateholder, such action shall be deemed to have been approved by the Class SHP Directing Certificateholder.

     Such rights will terminate and will be exercised by the holders of the Strategic Hotel Portfolio Senior Loans (as described above) at any time that a Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Master Servicer by the Class SHP Directing Certificateholder, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     CURE RIGHTS. In the event that the borrower fails to make any payment of principal or interest on the Strategic Hotel Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the Class SHP Directing Certificateholder will have the right to cure such event of default (each such cure, a "STRATEGIC HOTEL PORTFOLIO CURE EVENT") subject to certain limitations set forth in the related intercreditor agreement; PROVIDED that the right of the Class SHP Directing Certificateholder to effect a Strategic Hotel Portfolio Cure Event or cause a special servicing delay is subject to the limitation that there be no more than three consecutive Strategic Hotel Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of three Strategic Hotel Portfolio Cure Events or special servicing delays in any combination in any twelve calendar month period. So long as the Class SHP Directing Certificateholder is exercising its cure right, neither the Master Servicer nor the Special Servicer will be permitted to (i) accelerate the Strategic Hotel Portfolio Whole Loan, (ii) treat such event of default as such for purposes of transferring the Strategic Hotel Portfolio Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The Class SHP Directing Certificateholder will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     PURCHASE OPTION. So long as no Strategic Hotel Portfolio Control Appraisal Event exists, the Class SHP Directing Certificateholder has the option of purchasing the Strategic Hotel Portfolio Mortgage Loan from the trust, together with the Strategic Hotel Portfolio Pari Passu Loans, at any time after the Strategic Hotel Portfolio Whole Loan becomes a Specially Serviced Loan under the Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the Strategic Hotel Portfolio Whole Loan, PROVIDED that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

     The purchase price required to be paid by the Class SHP Directing Certificateholder will generally equal the aggregate outstanding principal balance of the Strategic Hotel Portfolio Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Strategic Hotel Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class SHP Directing Certificateholder's purchase, a 1% liquidation fee.

     SALE OF DEFAULTED MORTGAGE LOAN. Under the Pooling and Servicing Agreement, if the Strategic Hotel Portfolio Mortgage Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the other Strategic Hotel Portfolio Senior Loans. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the Strategic Hotel Portfolio Mortgage Loan and each holder of a Strategic Hotel Portfolio Pari Passu Loan (or its designees) will have an option to purchase its respective Strategic Hotel Portfolio Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

     TERMINATION OF THE SPECIAL SERVICER. So long as no Strategic Hotel Portfolio Control Appraisal Event exists, the Class SHP Directing Certificateholder is permitted to terminate, at its expense, the Special Servicer for the Strategic Hotel Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. If a Strategic Hotel Portfolio Control Appraisal Event exists, or if the Class SHP Directing Certificateholder is an affiliate of the related borrower, the holders of the Strategic Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 60 days after receipt of notice, then the Directing Certificateholder will be entitled to appoint a replacement special servicer.

     The Class SHPDirecting Certificateholder has informed the depositor that it is considering appointing GMACCommercial Mortgage Corporation as Special Servicer of the Strategic Hotel Portfolio Whole Loan.

     LIMITATION ON LIABILITY OF THE CLASS SHP DIRECTING CERTIFICATEHOLDER. The Class SHP Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Class SHP Controlling Class Certificateholders and shall have no liability to any Class SHP Controlling Class Certificateholder for any action taken, for refraining from the taking of any action, or for giving or withholding any consent in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that with respect to the Class SHP Controlling Class Certificateholders, the Class SHP Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates,

     o that the Class SHP Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates,

     o that the Class SHP Directing Certificateholder may act solely in the interests of the holders of the Class SHP Controlling Class,

     o that the Class SHP Directing Certificateholder does not have any duties to the holders of any class of Certificates other than the Class SHP Controlling Class,

     o that the Class SHP Directing Certificateholder may take or refrain from taking actions that favor the interests of the holders of the Class SHP Controlling Class over the interests of the holders of one or more other classes of Certificates,

     o that the Class SHP Directing Certificateholder will have no liability whatsoever by reason of its having acted solely in the interests of the Class SHP Controlling Class, and

     o that no Certificateholder may take any action whatsoever against the Class SHP Directing Certificateholder or any director, officer, employee, agent or principal of the Class SHP Directing Certificateholder for having so acted.

RIGHTS OF THE HOLDERS OF THE MEZZ CAP B NOTES

     CONSENT RIGHTS. In general, the written approval of, the holder of the related Mezz Cap B Note will be required for material approvals and certain other actions with respect to the related Mezz Cap Whole Loan and related mortgaged property, including the following:

     o increasing the interest rate or the principal amount of the related Mezz Cap Mortgage Loan or increasing in any material respect the related borrower's monetary obligations;

     o     decreasing the interest or principal amount of the related Mezz Cap B
           Note;

     o shortening the scheduled maturity date of the related Mezz Cap Mortgage Loan;

     o accepting any additional collateral for the related Mezz Cap Mortgage Loan unless such collateral also secures the related Mezz Cap B Note;

     o     releasing the lien of the mortgage securing the related Mezz Cap B
           Note; or

     o modifying any prepayment or defeasance provision of the related Mezz Cap Mortgage Loan in a manner materially adverse to the holder of the related Mezz Cap B Note.

     The consent rights of the holder of the related Mezz Cap B Note will be eliminated at the time the right of the holder of the related Mezz Cap B Note to purchase the related Mezz Cap Mortgage Loan, as described below, has expired.

     PURCHASE OPTION. The holder of the related Mezz Cap B Note has the option of purchasing the related Mezz Cap Mortgage Loan from the trust at any time that
(i) any payment of principal or interest on either or both of the related Mezz Cap Mortgage Loan or the related Mezz Cap B Note become 90 or more days delinquent, (ii) the principal balance of the related Mezz Cap Mortgage Loan and/or the related Mezz Cap B Note has been accelerated, (iii) the principal balance of either or both of the related Mezz Cap Mortgage Loan or the related Mezz Cap B Note is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related Mezz Cap B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement.

     The purchase price will generally equal the outstanding principal balance of the related Mezz Cap Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the related Mezz Cap Mortgage Loan; any reasonable expenses incurred in enforcing the related Mezz Cap Whole Loan; any servicing fees, including special servicing compensation, and trustee's fees payable pursuant to the Pooling and Servicing Agreement; and any out of pocket expenses incurred by the trust or any servicer with respect to the related Mezz Cap Whole Loan. The purchase option will terminate if the holder of the related Mezz Cap B Note does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the related Mezz Cap Mortgage Loan has delivered a notice of certain defaults under the related Mezz Cap Mortgage Loan and/or the related Mezz Cap B Note.

     SERVICING OF THE MEZZ CAP B NOTES. The Pooling and Servicing Agreement and the related intercreditor agreement will govern the servicing and administration of the Mezz Cap Whole Loans and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of each Mezz Cap Mortgage Loan or the related Mezz Cap B Note will be effected in accordance with the Pooling and Servicing Agreement), provided that upon the securitization of the related Mezz Cap B Note, the servicers under the related pooling and servicing agreement for the trust that then owns the related Mezz Cap B Note will be generally entitled to collect debt service payments from the related borrower.

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     GENERAL. Pursuant to the terms of the related intercreditor agreements, all four loans included in the DDR-Macquarie Portfolio Whole Loan and all six loans included in the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan will be serviced and administered pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o Wells Fargo Bank, N.A., which is the trustee under the COMM 2004-LNB3 Pooling and Servicing Agreement (the "COMM 2004-LNB3 TRUSTEE" or the "NON-SERVICED MORTGAGE LOAN TRUSTEE"), will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the DDR-Macquarie Portfolio Whole Loan and the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan;

     o Midland Loan Services, Inc., which is the master servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement (the "COMM 2004-LNB3 MASTER SERVICER" or the "NON-SERVICED MORTGAGE LOAN MASTER SERVICER"), will, in that capacity, be the master servicer for the DDR-Macquarie Portfolio Whole Loan and the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement, however, P&I Advances with respect to the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan will be made by the Master Servicer or the Trustee, as described in "DESCRIPTION OF THE CERTIFICATES--ADVANCES" in the prospectus supplement;

     o Lennar Partners, Inc., which is the special servicer of the DDR-Macquarie Portfolio Whole Loan and the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement (the "COMM 2004-LNB3 SPECIAL SERVICER"), will, in that capacity, be the special servicer for the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement; and

     o the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the COMM 2004-LNB3 Master Servicer, the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Trustee or to make servicing advances with respect to the DDR-Macquarie Portfolio Whole Loan or the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan is dependent on its receipt of the corresponding information and collections from the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable.

SERVICING OF THE DDR-MACQUARIE PORTFOLIO MORTGAGE LOAN

     GENERAL. The DDR-Macquarie Portfolio Mortgage Loan will be serviced pursuant to the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement as set forth under "--SERVICING OF THE NON-SERVICED MORTGAGE LOANS" in this prospectus supplement.

     The Directing Certificateholder will not have any rights with respect to the servicing and administration of the DDR-Macquarie Portfolio Mortgage Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement except as set forth below.

     Under the terms of the related intercreditor agreement and the Pooling and Servicing Agreement, the PRO RATA portion of certain servicing expenses incurred with respect to the DDR-Macquarie Portfolio Whole Loan that is allocable to the DDR-Macquarie Portfolio Mortgage Loan will be payable from the trust fund.

     CONSULTATION AND CONSENT. Any decision to be made with respect to the DDR Macquarie Portfolio Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the COMM 2004-LNB3 Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the DDR Macquarie Portfolio Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the DDR Macquarie Portfolio Whole Loan are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB3 securitization will be entitled to direct the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement (PROVIDED, that such action does not violate applicable law, the servicing standard or any other provision of the COMM 2004-LNB3 Pooling and Servicing Agreement, the related mortgage loan documents or the REMIC provisions), and the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement. Pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement and related intercreditor agreement, each holder of the DDR Macquarie Portfolio Whole Loan may consult separately with the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the DDR Macquarie Portfolio Whole Loan will be entitled to approve the following:

               (i) any modification or amendment of, or waiver with respect to, the DDR Macquarie Portfolio Whole Loan or the mortgage loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the DDR Macquarie Portfolio Whole Loan, modification or waiver of any other monetary term of the DDR Macquarie Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the DDR Macquarie Portfolio Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

               (ii) any modification or amendment of, or waiver with respect to the related mortgage loan documents that would result in a discounted pay-off;

               (iii) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related Mortgaged Property securing such Specially Serviced Loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

               (iv) any proposed or actual sale of the related REO Property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a mortgage loan in connection with a breach of a representation or a warranty or a document defect);

               (v) any release of the related borrower, any guarantor or other obligor from liability;

               (vi) any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

               (vii) any action to bring the related Mortgaged Property or related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO Property;

               (viii) any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the DDR Macquarie Portfolio Whole Loan unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non material easement or right-of-way or other non material release such as a "curb-cut");

               (ix) any adoption or approval of a plan in a bankruptcy of the related borrower;

               (x) consenting to any "new lease" or "lease modification" at any Mortgaged Property securing the DDR Macquarie Portfolio Whole Loan, to the extent the lender's approval is required under the related mortgage loan documents;

               (xi) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; and

               (xii) any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the DDR Macquarie Portfolio Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Master Servicer by the noteholders then holding a majority of the outstanding principal balance of the DDR Macquarie Portfolio Whole Loan, in no event will the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2004-LNB3 Pooling and Servicing Agreement or the related mortgage loan documents.

     SALE OF DEFAULTED MORTGAGE LOAN. Under the COMM 2004-LNB3 Pooling and Servicing Agreement, if the DDR-Macquarie Portfolio Pari Passu Loan that was deposited into the securitization created under that pooling and servicing agreement is subject to a fair value purchase option, then the Directing Certificateholder will be entitled to purchase the DDR-Macquarie Portfolio Mortgage Loan from the trust at the purchase price determined by the COMM 2004-LNB3 Special Servicer.

     TERMINATION OF THE COMM 2004-LNB3 MASTER SERVICER. If the DDR-Macquarie Portfolio Mortgage Loan is affected by the occurrence of an event of default with respect to the COMM 2004-LNB3 Master Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement and the COMM 2004-LNB3 Master Servicer is not otherwise terminated, then the Trustee (at the discretion of Certificateholders holding at least 25% of the Certificate Balance of the Certificates (excluding the Class SHP Certificates)), will be entitled to direct the COMM 2004-LNB3 Trustee to appoint a sub-servicer (or if the DDR-Macquarie Portfolio Whole Loan is being sub-serviced, to appoint a replacement sub-servicer) with respect to all of the rights and obligations of the COMM 2004-LNB3 Master Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement related to the DDR-Macquarie Portfolio Whole Loan. Such sub-servicer will be selected by holders of a majority of the aggregate outstanding principal balance of such DDR-Macquarie Portfolio Whole Loan. If such holders are not able to agree on a sub-servicer (or if the DDR-Macquarie Portfolio Whole Loan is being sub-serviced, a replacement sub-servicer) within 30 days, then the majority certificateholder of the controlling class under the COMM 2004-LNB3 securitization will select the sub-servicer.

     TERMINATION OF THE COMM 2004-LNB3 SPECIAL SERVICER. The noteholders holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan (or their designees) will be entitled to terminate the COMM 2004-LNB3 Special Servicer with respect to the special servicing of the DDR-Macquarie Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB3 Pooling and Servicing Agreement.

SERVICING OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE LOAN

     GENERAL. The 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan will be serviced pursuant to the terms of the COMM 2004-LNB3 Pooling and Servicing Agreement as set forth under "--SERVICING OF THE NON-SERVICED MORTGAGE LOANS" in this prospectus supplement.

     The Directing Certificateholder will not have any rights with respect to the servicing and administration of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan under the COMM 2004-LNB3 Pooling and Servicing Agreement except as set forth below.

     Under the terms of the related intercreditor agreement and the Pooling and Servicing Agreement, the PRO RATA portion of certain servicing expenses incurred with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan that is allocable to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan will be payable from the trust fund.

     CONSULTATION AND CONSENT. Unless a 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event (as defined below) has occurred and is continuing, and PROVIDED the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is not an affiliate of the related borrower or, except as set forth below, an affiliate of the tenant at the related Mortgaged Property (a "TENANT AFFILIATE"): (i) the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as the case may be, will be required to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note upon the occurrence of any event of default for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the related mortgage loan documents, to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note and to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note with respect to certain determinations made by the COMM 2004-LNB3 Special Servicer pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer will be required to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note (1) with respect to proposals to take any significant action with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer will be required to notify in writing to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note of any proposal to take any of such actions (and to provide the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note (which approval may be withheld in its sole discretion) with respect to:

               (i) any modification, amendment or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or a deferral or forgiveness of interest on or principal of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, a modification or waiver of any other monetary term of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring all or any material portion of the related Mortgaged Property or the equity interests in the related borrower;

               (ii) any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan;

               (iii) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

               (iv) any proposed or actual sale of the related Mortgaged Property or any related REO Property;

               (v) any proposed or actual sale of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement) or the provisions of the related intercreditor agreement;

               (vi) any release of the related borrower, any guarantor or other obligor from liability;

               (vii) any determination not to enforce a "due-on-sale" clause and/or "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower)

               (viii) any action to bring the related Mortgaged Property, or related REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

               (ix) any substitution or release of collateral or acceptance of additional collateral for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, including the release of additional collateral (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

               (x) any termination or consent to termination of the property manager of the related Mortgaged Property;

               (xi) any adoption or approval of a plan in a bankruptcy of the borrower;

               (xii) any consent to a new lease or material lease modification or material amendment to the condominium declaration for the related Mortgaged Property; or

               (xiii) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     A "731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS CHANGE OF CONTROL EVENT" will be deemed to have occurred and be continuing if the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Note, and appraisal reduction amounts and any realized losses allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Note, is less than 25% of the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Note.

     Notwithstanding the foregoing, pursuant to the provisions of the related intercreditor agreement, while the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is a Tenant Affiliate, it will not have certain of the consent rights described above during a "Tenant Default Period." A "TENANT DEFAULT PERIOD" means any period of time during:

               (i) the continuation of a material default or event of default under the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan where such material default or event of default was in any way related to an event of default under the tenant's lease, or otherwise resulted from collusive activity between the related borrower and the tenant, or the inaction or action of the tenant (including, without limitation, any rightful exercise of set off, abatement or termination rights under the tenant's lease), or

               (ii) the continuation of an event of default under the tenant's lease.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Master Servicer by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note or the noteholders then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans, as applicable, in no event will the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2004-LNB3 Pooling and Servicing Agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement, the Directing Certificateholder and the holders of the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (or their designees) will always have the right to consult with the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer regarding the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan.

     During the occurrence and continuation of a 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event or a Tenant Default Period (if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is a Tenant Affiliate), any decision to be made with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan which requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans. If the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB3 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement will be entitled to direct the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement (including that such action does not violate the servicing standard or another provision of the COMM 2004-LNB3 Pooling and Servicing Agreement, the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan or any applicable REMIC provisions), and the COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement. For purposes of the foregoing, the Directing Certificateholder will be entitled to exercise the rights described in this paragraph with respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan.

     CURE RIGHTS. In the event that the borrower fails to make any payment of principal or interest on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, resulting in a monetary event of default, or a non-monetary event of default exists that results in a 731 Lexington Servicing Transfer Event and is capable of being cured within thirty days, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will have the right to cure such event of default (each such cure, a "731 LEXINGTON AVENUE CURE EVENT") subject to certain limitations set forth in the related intercreditor agreement; PROVIDED that the right of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note to effect a 731 Lexington Avenue Cure Event or cause a delay in the transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing is subject to the limitation that there be no more than three consecutive 731 Lexington Avenue Cure Events or special servicing delays, in any combination and no more than an aggregate of six 731 Lexington Avenue Cure Events or special servicing delays in any twelve calendar month period. So long as the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is exercising its cure right, neither the COMM 2004-LNB3 Master Servicer nor the COMM 2004-LNB3 Special Servicer will be permitted to:

               (i) accelerate the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan,

               (ii) treat such event of default as such for purposes of transferring the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing, or

               (iii) commence foreclosure proceedings.

     The holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower or, during any Tenant Default Period, a Tenant Affiliate.

     PURCHASE OPTION. So long as no 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event exists, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note has the option of purchasing the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan from the trust, together with the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans from their respective holders, at any time that a 731 Lexington Servicing Transfer Event that constitutes an event of default under the related mortgage loan documents occurs, PROVIDED that no foreclosure or comparable conversion of the related Mortgaged Property has occurred; and PROVIDED FURTHER that the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is not an affiliate of the related borrower or, during a Tenant Default Period, a Tenant Affiliate. The purchase price required to be paid by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note will generally equal the aggregate outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans, together with accrued and unpaid interest thereon (excluding default interest), any applicable yield maintenance premium, any unreimbursed advances, together with unreimbursed interest thereon, relating to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, and, if such purchase price is being paid more than 90 days after notice to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note of the event giving rise to such purchase, a 1% liquidation fee (which will be paid to the COMM 2004-LNB3 Special Servicer).

     SALE OF DEFAULTED MORTGAGE LOAN. Under the COMM 2004-LNB3 Pooling and Servicing Agreement, if the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan that was deposited into the securitization created under that pooling and servicing agreement is subject to a fair value purchase option, then the Directing Certificateholder will be entitled to purchase the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan from the trust at the purchase price determined by the COMM 2004-LNB3 Special Servicer.

     TERMINATION OF THE COMM 2004-LNB3 MASTER SERVICER. If the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan is affected by the occurrence of an event of default with respect to the COMM 2004-LNB3 Master Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement and the COMM 2004-LNB3 Master Servicer is not otherwise terminated, then the Trustee (at the discretion of Certificateholders holding at least 25% of the Certificate Balance of the Certificates (excluding the Class SHP Certificates)), will be entitled to direct the COMM 2004-LNB3 Trustee to appoint a sub-servicer (or if the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan is being sub-serviced, to appoint a replacement sub-servicer) with respect to all of the rights and obligations of the COMM 2004-LNB3 Master Servicer under the COMM 2004-LNB3 Pooling and Servicing Agreement related to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan. Such sub-servicer will be selected by holders of a majority of the aggregate outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans. If such holders are not able to agree on a sub-servicer (or if the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan is being sub-serviced, a replacement sub-servicer) within 60 days, then the majority certificateholder of the controlling class under the COMM 2004-LNB3 securitization will select the sub-servicer.

     TERMINATION OF THE COMM 2004-LNB3 SPECIAL SERVICER. So long as no 731 Lexington Avenue-Bloomberg Headquarters COMM 2004-LNB3 Control Appraisal Event exists, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note, unless such holder is an affiliate of the related borrower or a Tenant Affiliate, is permitted to terminate, at its expense, the COMM 2004-LNB3 Special Servicer for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB3 Pooling and Servicing Agreement. If a 731 Lexington Avenue-Bloomberg Headquarters Control Appraisal Event exists, or if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note is an affiliate of the related borrower or a Tenant Affiliate, the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans will be entitled to exercise this right and if a majority of such holders by principal balance (or their respective designees) are not able to agree on such appointment and removal within 60 days after receipt of notice, then the majority certificateholder of the controlling class under the COMM 2004-LNB3 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     PASS-THROUGH RATE. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificate until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, the Class C, the Class D and the Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X Certificates), in that order, in each case until the Certificates Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the APD Loan may have certain incentives to prepay the APD Loan on its Anticipated Prepayment Date, we cannot assure you that the borrowers will be able to prepay the APD Loan on its Anticipated Prepayment Date. The failure of a borrower to prepay the APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the APD Loan; PROVIDED that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "RISK FACTORS--BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE" in this prospectus supplement.

     In addition, if the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections on the mortgage pool for any Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRINCIPAL DISTRIBUTION AMOUNT") otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--MODIFICATIONS, WAIVERS AND AMENDMENTS" and "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate. The Pass-Through Rate on those classes of certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, PRO RATA, by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (and Class X Certificates with respect to shortfalls of interest).

     CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "RISK FACTORS" and "YIELD AND MATURITY CONSIDERATIONS--YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods, any period during which a Yield Maintenance Charge is required (each, a "YIELD MAINTENANCE PERIOD"). See "DESCRIPTION OF THE MORTGAGE POOL--CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS--PREPAYMENT PROVISIONS" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS. Because each monthly distribution is made on each Distribution Date, which is at least 9 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. As described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS--PRIORITY" in this prospectus supplement, if the portion of the Available Distribution AmounT distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, the Class C, the Class D and the Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "CONSTANT PREPAYMENT RATE" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period and Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     o scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on each Distribution Date, beginning in August 2004;

     o the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate or, with respect to the 731

           Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the Mortgage Rate will be the applicable rate set forth on Annex A-4 of this prospectus supplement;

     o the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

     o any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

     o no Mortgage Loan Seller will be required to repurchase any mortgage loan, no holder of the related subordinate debt with respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan will exercise its option to purchase such mortgage loan, and neither the Master Servicer nor the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

     o     the Closing Date is July 23, 2004;

     o     the APD Loan prepays on its Anticipated Prepayment Date;

     o the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                     AT THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR        25% CPR        50% CPR        75% CPR      100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................         87            87             87             87            87
July 10, 2006 ........................         73            73             73             73            73
July 10, 2007 ........................         55            55             55             55            55
July 10, 2008 ........................         36            36             36             36            36
July 10, 2009 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       3.02          3.01           3.00           3.00          2.97
Estimated Month of First Principal ...       8/04          8/04           8/04           8/04          8/04
Estimated Month of Maturity ..........       3/09          2/09           2/09           2/09         12/08

---------------

(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES AT
                      THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................        100           100            100            100           100
July 10, 2006 ........................        100           100            100            100           100
July 10, 2007 ........................        100           100            100            100           100
July 10, 2008 ........................        100           100            100            100           100
July 10, 2009 ........................          7             7              7              7             7
July 10, 2010 ........................          0             0              0              0             0
July 10, 2011 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       4.91          4.90           4.88           4.86          4.68
Estimated Month of First Principal ...       3/09          2/09           2/09           2/09         12/08
Estimated Month of Maturity ..........       8/10          8/10           8/10           8/10          8/10

---------------

(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES AT
                      THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................        100           100            100            100           100
July 10, 2006 ........................        100           100            100            100           100
July 10, 2007 ........................        100           100            100            100           100
July 10, 2008 ........................        100           100            100            100           100
July 10, 2009 ........................        100           100            100            100           100
July 10, 2010 ........................        100           100            100            100           100
July 10, 2011 ........................         12            12             12             12            12
July 10, 2012 ........................          6             6              6              6             6
July 10, 2013 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       7.01          7.00           6.98           6.96          6.79
Estimated Month of First Principal ...       8/10          8/10           8/10           8/10          8/10
Estimated Month of Maturity ..........       5/13          5/13           5/13           5/13          4/13

---------------

(1)  The weighted average life of the Class A-3 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES AT
                      THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................        100           100            100            100           100
July 10, 2006 ........................        100           100            100            100           100
July 10, 2007 ........................        100           100            100            100           100
July 10, 2008 ........................        100           100            100            100           100
July 10, 2009 ........................        100           100            100            100           100
July 10, 2010 ........................        100           100            100            100           100
July 10, 2011 ........................        100           100            100            100           100
July 10, 2012 ........................        100           100            100            100           100
July 10, 2013 ........................         99            99             99             99            99
July 10, 2014 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       9.74          9.73           9.71           9.69          9.56
Estimated Month of First Principal ...       5/13          5/13           5/13           5/13          4/13
Estimated Month of Maturity ..........       7/14          6/14           6/14           6/14          4/14

---------------

(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES AT
                      THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................        100           100            100            100           100
July 10, 2006 ........................        100           100            100            100           100
July 10, 2007 ........................        100           100            100            100           100
July 10, 2008 ........................        100           100            100            100           100
July 10, 2009 ........................        100           100            100            100           100
July 10, 2010 ........................        100           100            100            100           100
July 10, 2011 ........................        100           100            100            100           100
July 10, 2012 ........................        100           100            100            100           100
July 10, 2013 ........................        100           100            100            100           100
July 10, 2014 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       9.96          9.96           9.96           9.96          9.71
Estimated Month of First Principal ...       7/14          7/14           7/14           7/14          4/14
Estimated Month of Maturity ..........       7/14          7/14           7/14           7/14          4/14

---------------

(1) The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES AT
                      THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................        100           100            100            100           100
July 10, 2006 ........................        100           100            100            100           100
July 10, 2007 ........................        100           100            100            100           100
July 10, 2008 ........................        100           100            100            100           100
July 10, 2009 ........................        100           100            100            100           100
July 10, 2010 ........................        100           100            100            100           100
July 10, 2011 ........................        100           100            100            100           100
July 10, 2012 ........................        100           100            100            100           100
July 10, 2013 ........................        100           100            100            100           100
July 10, 2014 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       9.96          9.96           9.96           9.96          9.71
Estimated Month of First Principal ...       7/14          7/14           7/14           7/14          4/14
Estimated Month of Maturity ..........       7/14          7/14           7/14           7/14          4/14

---------------

(1) The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES AT
                      THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................        100           100            100            100           100
July 10, 2006 ........................        100           100            100            100           100
July 10, 2007 ........................        100           100            100            100           100
July 10, 2008 ........................        100           100            100            100           100
July 10, 2009 ........................        100           100            100            100           100
July 10, 2010 ........................        100           100            100            100           100
July 10, 2011 ........................        100           100            100            100           100
July 10, 2012 ........................        100           100            100            100           100
July 10, 2013 ........................        100           100            100            100           100
July 10, 2014 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       9.96          9.96           9.96           9.96          9.80
Estimated Month of First Principal ...       7/14          7/14           7/14           7/14          4/14
Estimated Month of Maturity ..........       7/14          7/14           7/14           7/14          5/14

---------------

(1) The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES AT
                      THE RESPECTIVE CPRS SET FORTH BELOW:

                  DATE                      0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------    ----------    -----------    -----------    -----------   ----------
Initial Percent ......................        100%          100%           100%           100%          100%
July 10, 2005 ........................        100           100            100            100           100
July 10, 2006 ........................        100           100            100            100           100
July 10, 2007 ........................        100           100            100            100           100
July 10, 2008 ........................        100           100            100            100           100
July 10, 2009 ........................        100           100            100            100           100
July 10, 2010 ........................        100           100            100            100           100
July 10, 2011 ........................        100           100            100            100           100
July 10, 2012 ........................        100           100            100            100           100
July 10, 2013 ........................        100           100            100            100           100
July 10, 2014 ........................          0             0              0              0             0
Weighted Average Life Years(1) .......       9.96          9.96           9.96           9.96          9.80
Estimated Month of First Principal ...       7/14          7/14           7/14           7/14          5/14
Estimated Month of Maturity ..........       7/14          7/14           7/14           7/14          5/14

---------------

(1) The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) the Non-Serviced Mortgage Loan Pooling and Servicing Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "CODE"), including the REMIC Provisions, for federal income tax purposes, the trust fund will qualify as two separate "real estate mortgage investment conduits" (the "UPPER-TIER REMIC" and the "LOWER-TIER REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC PROVISIONS"). Furthermore, (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 Certificates will evidence the "regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC and (3) Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans, exclusive of Excess Interest, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the REO Accounts (each as defined in the prospectus). The Offered Certificates are "REGULAR CERTIFICATES" as defined in the prospectus.

     In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests therein.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class Card Class D Certificates will be issued at a premium and that the Class E Certificates will be issued with DE MINIMIS original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount ("OID") or whether the OID is DE MINIMIS and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; PROVIDED that it is assumed that the APD Loans prepay on their respective Anticipated Prepayment Dates (the "PREPAYMENT ASSUMPTION)." No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "--TAXATION OF REGULAR CERTIFICATES" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF YIELD MAINTENANCE CHARGES" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" for a "real estate investment trust" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 26 and 18 mortgage loans, representing approximately 18.66% and 10.91% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--STATUS OF REMIC CERTIFICATES" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR CERTIFICATES" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "UNDERWRITING AGREEMENT"), among Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "UNDERWRITERS") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                                                                             MERRILL LYNCH
                                                                                            PIERCE, FENNER
                        DEUTSCHE BANK   BANC OF AMERICA  CITIGROUP GLOBAL    J.P. MORGAN        & SMITH
                       SECURITIES INC.  SECURITIES LLC     MARKETS INC.    SECURITIES INC.   INCORPORATED
                      ---------------- ----------------- ---------------- ----------------- -------------
Class A-1 ...........   $  59,554,667     $  29,777,333    $         0       $         0      $         0
Class A-2 ...........   $ 160,485,333     $  80,242,667    $         0       $         0      $         0
Class A-3 ...........   $ 147,510,000     $  73,755,000    $         0       $         0      $         0
Class A-4 ...........   $ 140,887,333     $  70,443,667    $30,000,000       $30,000,000      $30,000,000
Class B .............   $  21,818,000     $  10,909,000    $         0       $         0      $         0
Class C .............   $  10,334,667     $   5,167,333    $         0       $         0      $         0
Class D .............   $  18,372,667     $   9,186,333    $         0       $         0      $         0
Class E .............   $  10,334,667     $   5,167,333    $         0       $         0      $         0
                        -------------     -------------    -----------       -----------      -----------

                        =============     =============

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered

Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be 100.43% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2004. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers. Banc of America Securities LLC is an affiliate of Bank of America, which is one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES"):

            CLASS                             S&P                   MOODY'S
            -----------------------    -----------------       -----------------
            A-1 ...................           AAA                     Aaa
            A-2 ...................           AAA                     Aaa
            A-3 ...................           AAA                     Aaa
            A-4 ...................           AAA                     Aaa
            B .....................           AA                      Aa2
            C .....................           AA-                     Aa3
            D .....................            A                      A2
            E .....................           A-                      A3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges, default interest or Excess Interest will be received; or (vi) the yield to maturity that investors may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "LEGAL INVESTMENT" in the prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA PLAN") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("SIMILAR LAW") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "PLAN") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9,

1996), Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), and Citigroup Global Markets, Inc., PTE 89-89, 54 Fed. Reg. 42,589 (October 17, 1989) each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000) and
PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), and to J.P. Morgan
Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002)
(collectively, the "EXEMPTION"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans described in this prospectus supplement, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, PROVIDED that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "RESTRICTED GROUP" other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the

Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "EXCLUDED PLAN" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code, by reason of Section 4975(c)(1)(E) of the Code, in connection with
(1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is
(a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Moody's and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "CERTAIN ERISA CONSIDERATIONS" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

0% CPR ...........................................S-188       Certificate Account ..............................S-112
100% CPR .........................................S-188       Certificate Balance ..............................S-107
25% CPR ..........................................S-188       Certificate Deferred Interest ....................S-131
30/360 Basis ......................................S-78       Certificate Owner ................................S-109
50% CPR ..........................................S-188       Certificate Registrar ............................S-110
731 Lexington Avenue Cure Event ..................S-183       Certificateholders ................................S-67
731 Lexington Avenue-Bloomberg                                Certificates .....................................S-107
  Headquarters Additional Interest ................S-73       Class A Certificates .............................S-107
731 Lexington Avenue-Bloomberg                                Class SHP Certificates ...........................S-107
  Headquarters Additional Principal ...............S-73       Class SHP Controlling Class ......................S-172
731 Lexington Avenue-Bloomberg                                Class SHP Controlling Class
  Headquarters Anticipated Repayment                            Certificateholder ..............................S-172
  Date ............................................S-73       Class SHP Directing Certificateholder ............S-172
731 Lexington Avenue-Bloomberg                                Clearstream, Luxembourg ..........................S-109
  Headquarters B Note .............................S-72       Closing Date ......................................S-67
731 Lexington Avenue-Bloomberg                                CMBS .............................................S-150
  Headquarters Companion Loans ....................S-71       Code .............................................S-193
731 Lexington Avenue-Bloomberg                                Collateral Support Deficit .......................S-130
  Headquarters Mortgage Loan ......................S-71       COMM 2004-LNB3 Master Servicer ...................S-177
731 Lexington Avenue-Bloomberg                                COMM 2004-LNB3 Pooling and
  Headquarters Pari Passu Loan A-1 ................S-72         Servicing Agreement .............................S-70
731 Lexington Avenue-Bloomberg                                COMM 2004-LNB3 Special Servicer ..................S-177
  Headquarters Pari Passu Loans ...................S-71       COMM 2004-LNB3 Trustee ...........................S-177
731 Lexington Avenue-Bloomberg                                Comparable Treasury Rate ..........................S-79
  Headquarters Senior Loans .......................S-72       Compensating Interest Payment ....................S-123
731 Lexington Avenue-Bloomberg                                Condemnation Proceeds ............................S-112
  Headquarters Whole Loan .........................S-72       Constant Prepayment Rate .........................S-188
731 Lexington Servicing Transfer Event ............S-72       Controlling Class ................................S-150
75% CPR ..........................................S-188       Controlling Class Certificateholder ..............S-149
Accrued Certificate Interest .....................S-122       Corrected Loan ...................................S-149
Actual/360 Basis ..................................S-78       CPR ..............................................S-188
Administrative Cost Rate .........................S-122       Cross-Over Date ..................................S-119
Advances .........................................S-133       Cut-off Date ......................................S-66
Anticipated Prepayment Date .......................S-77       Cut-off Date Balance ..............................S-66
APD Loan ..........................................S-77       DDR-Macquarie Portfolio Mortgage Loan .............S-70
Appraisal Reduction ..............................S-137       DDR-Macquarie Portfolio Pari Passu A4
Appraisal Reduction Amount .......................S-137         Note ............................................S-70
Appraisal Reduction Event ........................S-136       DDR-Macquarie Portfolio Pari Passu Loans ..........S-70
Asset Status Report ..............................S-149       DDR-Macquarie Portfolio Whole Loan ................S-70
Assumed Final Distribution Date ..................S-128       Debt Service Coverage Ratio .......................S-84
Assumed Scheduled Payment ........................S-125       Defaulted Mortgage Loan ..........................S-161
Authenticating Agent .............................S-110       Defeasance Loan ..................................S-101
Available Distribution Amount ....................S-114       Defeasance Lock-out Period ........................S-81
B Notes ...........................................S-76       Defeasance Option .................................S-81
Bank of America ...................................S-67       Depositor .........................................S-67
Base Interest Fraction ...........................S-127       Depositories .....................................S-110
Belevedere Plaza Whole Loan .......................S-75       Determination Date ...............................S-136
Belvedere Plaza B Note ............................S-75       Direct Participants ..............................S-110
Belvedere Plaza Mortgage Loan .....................S-75       Directing Certificateholder ......................S-149
Bloomberg Unit ....................................S-49       Distributable Certificate Interest ...............S-122

Distribution Account .............................S-113       Lower-Tier Distribution Account ..................S-113
Distribution Date ................................S-112       Lower-Tier REMIC .................................S-193
DSCR ..............................................S-84       LTV Ratio .........................................S-85
DTC ..............................................S-109       MAI ..............................................S-137
Due Period .......................................S-115       Master Servicer ..................................S-150
Environmental Report ..............................S-98       MERS ..............................................S-67
ERISA ............................................S-196       Mezz Cap Mortgage Loans ...........................S-75
ERISA Plan .......................................S-196       Mezz Cap Whole Loan ...............................S-76
Euroclear ........................................S-109       Monthly Interest Shortfall ........................S-80
Events of Default ................................S-167       Moody's ..........................................S-195
Excess Interest ..................................S-122       Mortgage ..........................................S-66
Excess Interest Distribution Account .............S-113       Mortgage Deferred Interest .......................S-131
Excess Liquidation Proceeds ......................S-127       Mortgage Loan Sellers .............................S-67
Excess Liquidation Proceeds Reserve                           Mortgage Note .....................................S-66
  Account ........................................S-113       Mortgage Rate ....................................S-122
Excluded Plan ....................................S-198       Mortgaged Property ................................S-66
Exemption ........................................S-197       Net Mortgage Rate ................................S-122
Fee Interest .....................................S-101       Non-Offered Certificates .........................S-107
FIRREA ............................................S-87       Non-Offered Subordinate Certificates .............S-130
Form 8-K ..........................................S-84       Non-Serviced B Note ...............................S-72
FPO Persons ........................................S-4       Non-Serviced Mortgage Loan Master
FSMA ...............................................S-4         Servicer .......................................S-177
GACC ..............................................S-67       Non-Serviced Mortgage Loan Pooling and
GECC ..............................................S-67         Servicing Agreement .............................S-70
GECLS ............................................S-150       Non-Serviced Mortgage Loan Primary
Ground Lease .....................................S-101         Servicing Fee Rate .............................S-151
Group 1 Principal Distribution Amount ............S-124       Non-Serviced Mortgage Loan Trustee ...............S-177
Group 1 Principal Shortfall ......................S-126       Non-Serviced Mortgage Loans .......................S-71
Group 2 Principal Distribution Amount ............S-124       Nonrecoverable Advance ...........................S-134
Group 2 Principal Shortfall ......................S-126       Notional Amount ..................................S-107
Hard Lock Box ....................................S-106       Offered Certificates .............................S-107
Income Difference .................................S-79       OID ..............................................S-193
Indirect Participants ............................S-110       Option Price .....................................S-161
Initial Loan Group 1 Balance ......................S-66       P&I Advance ......................................S-132
Initial Loan Group 2 Balance ......................S-66       Pari Passu Loans ..................................S-76
Initial Pool Balance ..............................S-66       Parkwest II B Note ................................S-75
Initial Rate ......................................S-77       Parkwest II Mortgage Loan .........................S-75
Insurance Proceeds ...............................S-112       Parkwest IIWhole Loan .............................S-75
Interest Distribution Amount .....................S-122       Participants .....................................S-109
Interest Reserve Account .........................S-113       Pass-Through Rate ................................S-119
IRS ..............................................S-163       PCIS Persons .......................................S-4
Lennar ...........................................S-150       Percentage Interest ..............................S-109
Liquidation Fee ..................................S-152       Periodic Payments .................................S-84
Liquidation Fee Rate .............................S-153       Permitted Investments ............................S-114
Liquidation Proceeds .............................S-112       Plan .............................................S-196
LNR ..............................................S-150       Pooling and Servicing Agreement ..................S-107
Loan Group 1 ......................................S-66       Prepayment Assumption ............................S-193
Loan Group 2 ......................................S-66       Prepayment Calculation Date .......................S-80
Loan Groups .......................................S-66       Prepayment Calculation Date (Conditional) .........S-80
Lock Box Accounts ................................S-106       Prepayment Interest Excess .......................S-123
Lock Box Loans ...................................S-106       Prepayment Interest Shortfall ....................S-122
Lock-out Period ...................................S-79       Principal Distribution Amount ....................S-123

Principal Shortfall ..............................S-126       Specially Serviced Loans .........................S-148
Privileged Person ................................S-140       Stated Principal Balance .........................S-126
PTE ..............................................S-196       Statement to Certificateholders ..................S-138
Purchase Agreements ...............................S-67       Strategic Hotel Portfolio B Note ..................S-74
Purchase Option ..................................S-161       Strategic Hotel Portfolio Control
Purchase Price ...................................S-103         Appraisal Event ................................S-173
Qualified Substitute Mortgage Loan ...............S-104       Strategic Hotel Portfolio Cure Event .............S-175
Rated Final Distribution Date ....................S-128       Strategic Hotel Portfolio Mortgage Loan ...........S-74
Rating Agencies ..................................S-195       Strategic Hotel Portfolio Pari Passu Loans ........S-74
Record Date ......................................S-112       Strategic Hotel Portfolio Senior Loans ............S-74
Regular Certificates .............................S-193       Strategic Hotel Portfolio Special
Reimbursement Rate ...............................S-135         Servicing Delay ................................S-148
Reinvestment Yield ................................S-80       Strategic Hotel Portfolio Whole Loan ..............S-74
Related Proceeds .................................S-134       Subordinate Certificates .........................S-107
Release Date ......................................S-81       Subordinate Offered Certificates .................S-107
Relevant Persons ...................................S-4       Tenant Affiliate .................................S-180
REMIC ............................................S-193       Tenant Default Period ............................S-182
REMIC Provisions .................................S-193       Terms and Conditions .............................S-111
REO Loan .........................................S-126       Title Exception ...................................S-94
REO Property .....................................S-147       Title Exceptions ..................................S-94
Replacement Treasury Rate .........................S-80       Title Insurance Policy ............................S-95
Residual Certificates ............................S-107       Trustee ..........................................S-143
Restricted Group .................................S-197       Trustee Fee ......................................S-143
Revised Rate ......................................S-77       Trustee Fee Rate .................................S-144
Rules ............................................S-111       Uncovered Prepayment Interest Shortfall ..........S-123
S&P ..............................................S-195       Underwriters .....................................S-194
Scheduled Principal Distribution Amount ..........S-125       Underwriting Agreement ...........................S-194
Senior Certificates ..............................S-107       Underwritten Net Cash Flow ........................S-86
Serviced B Notes ..................................S-76       Unscheduled Principal Distribution
Serviced Pari Passu Loans .........................S-74         Amount .........................................S-125
Serviced Whole Loan ...............................S-76       Upper-Tier Distribution Account ..................S-113
Servicer Remittance Date .........................S-132       Upper-Tier REMIC .................................S-193
Servicer Reports .................................S-140       Voting Rights ....................................S-142
Servicing Advances ...............................S-133       WAC Rate .........................................S-121
Servicing Fee ....................................S-151       Weighted Averaged Life ............................S-80
Servicing Fee Rate ...............................S-151       Withheld Amounts .................................S-113
Servicing Standard ...............................S-146       Withheld Loans ...................................S-113
Servicing Transfer Event .........................S-146       Workout Fee ......................................S-152
SFH Area ..........................................S-96       Workout Fee Rate .................................S-152
Similar Law ......................................S-196       Workout-Delayed Reimbursement
Soft Lock Box ....................................S-106         Amount .........................................S-135
Special Servicer .................................S-150       Yield Maintenance Charge ..........................S-79
Special Servicing Fee ............................S-152       Yield Maintenance Period .........................S-187
Special Servicing Fee Rate .......................S-152       Yield Rate ........................................S-80

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C3

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                     % OF                  % OF APPLICABLE               MORTGAGE
                                                                 INITIAL POOL  LOAN GROUP    LOAN GROUP        # OF        LOAN
 ID                                PROPERTY NAME                   BALANCE     ONE OR TWO     BALANCE       PROPERTIES   SELLER (1)
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                   4.79%          1           6.31%            10        GACC
 1.1  Cheektowaga Properties                                        1.39%                      1.84%                      GACC
 1.2  Clarence Portfolio                                            0.89%                      1.17%                      GACC
 1.3  Spring Creek Center and Steele Crossing                       0.60%                      0.79%                      GACC
 1.4  Riverdale Village-Inner Ring                                  0.52%                      0.68%                      GACC
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                   0.31%                      0.41%                      GACC
 1.6  Township Marketplace                                          0.30%                      0.39%                      GACC
 1.7  The Marketplace                                               0.24%                      0.32%                      GACC
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                         0.21%                      0.27%                      GACC
 1.9  Towne Centre                                                  0.20%                      0.26%                      GACC
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                              0.14%                      0.18%                      GACC
  2   731 Lexington Avenue - Bloomberg Headquarters                 4.72%          1           6.22%             1        GACC
  3   Bank of America Plaza                                         4.57%          1           6.03%             1        GACC
  4   Strategic Hotel Portfolio (8)                                 3.63%          1           4.78%             3        GACC
 4.1  Hyatt Regency New Orleans                                     1.65%                      2.20%                      GACC
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                         0.83%                      1.31%                      GACC
 4.3  Hyatt Regency La Jolla at Aventine                            1.15%                      1.27%                      GACC
  5   Sun Communities Portfolio 5 (8)                               2.99%          2           12.39%            6        BOFA
 5.1  Sun Communities Portfolio 5 - Alpine Meadows                  0.95%                      3.94%                      BOFA
 5.2  Sun Communities Portfolio 5 - Goldcoaster                     0.74%                      3.06%                      BOFA
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill                      0.43%                      1.77%                      BOFA
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove                0.39%                      1.64%                      BOFA
 5.5  Sun Communities Portfolio 5 - Snow to Sun                     0.25%                      1.03%                      BOFA
 5.6  Sun Communities Portfolio 5 - Casa Del Valle                  0.23%                      0.96%                      BOFA
  6   Extra Space Portfolio #2 (8)                                  2.58%          1           3.40%            10        GECC
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                   0.62%                      0.82%                      GECC
 6.2  Fountainbleau                                                 0.34%                      0.45%                      GECC
 6.3  Oakland                                                       0.34%                      0.44%                      GECC
 6.4  Extra Space Storage - Inglewood                               0.33%                      0.44%                      GECC
 6.5  Margate                                                       0.22%                      0.28%                      GECC
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                              0.18%                      0.24%                      GECC
 6.7  Halls Ferry                                                   0.18%                      0.24%                      GECC
 6.8  Banksville                                                    0.16%                      0.21%                      GECC
 6.9  Oxford                                                        0.12%                      0.16%                      GECC
6.10  Forest Park                                                   0.09%                      0.12%                      GECC
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                      2.49%          1           3.29%             1        GACC
  8   Stonegate Birmingham (8)                                      2.40%          1           3.17%             4        GACC
 8.1  1000 Urban Center                                             0.83%                      1.10%                      GACC
 8.2  River Village                                                 0.61%                      0.80%                      GACC
 8.3  1500 Urban Center                                             0.51%                      0.67%                      GACC
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                             0.45%                      0.60%                      GACC
  9   West Village Retail                                           2.01%          1           2.66%             1        GECC
 10   180 Livingston Street                                         1.92%          1           2.53%             1        BOFA
 11   Beaumont Apartments                                           1.89%          2           7.82%             1        GECC
 12   Casa Del Monte Manufactured Housing Community                 1.81%          2           7.50%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                     1.77%          1           2.34%             1        GACC
 14   RVG Portfolio (8)                                             1.63%          1           2.14%             2        GACC
14.1  Coliseum Marketplace                                          0.89%                      1.17%                      GACC
14.2  Liberty Marketplace                                           0.74%                      0.98%                      GACC
 15   Greenbrier Apartments                                         1.58%          2           6.56%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                             1.52%          1           2.01%             1        GECC
 17   Watkins-Dawson Business Center                                1.52%          1           2.01%             1        BOFA
 18   Pines City Center Plaza                                       1.36%          1           1.79%             1        GECC
 19   Trainer's Corner Shopping Center                              1.28%          1           1.68%             1        GECC
 20   Belvedere Plaza                                               1.28%          1           1.68%             1        GACC
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                              1.23%                      1.62%                      BOFA
 21   Memorial Healthcare Plaza                                     0.54%          1           0.71%             1        BOFA
 22   Memorial Medical Office Building                              0.41%          1           0.54%             1        BOFA
 23   JFK Cancer Center                                             0.22%          1           0.29%             1        BOFA
 24   Oak Medical Plaza II                                          0.04%          1           0.05%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                           0.02%          1           0.03%             1        BOFA
 26   The Pierce Building                                           1.21%          1           1.60%             1        GECC
 27   Newsome Park                                                  1.19%          2           4.95%             1        GECC
 28   Village Shoppes at East Cherokee                              1.15%          1           1.51%             1        GECC
 29   Wiener Portfolio VIII (8)                                     1.14%          2           4.72%             4        GACC
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                       0.62%                      2.58%                      GACC
29.2  115 East 21st Street                                          0.24%                      1.01%                      GACC
29.3  35-19 147th Street                                            0.23%                      0.95%                      GACC
29.4  314 Clinton Avenue                                            0.04%                      0.18%                      GACC
 30   Paradise Valley Marketplace                                   1.14%          1           1.50%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community    1.12%          2           4.64%             1        GECC
 32   30 North Michigan Avenue                                      1.09%          1           1.43%             1        GECC
 33   Stony Brook Village                                           1.09%          2           4.51%             1        GECC
 34   OKC SUSA Portfolio (8)                                        1.04%          1           1.37%             8        GECC
34.1  9809 SE 29th Street                                           0.27%                      0.35%                      GECC
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                            0.18%                      0.23%                      GECC
34.3  8311 S. Western                                               0.14%                      0.19%                      GECC
34.4  5110 NW 10th Street                                           0.12%                      0.16%                      GECC
34.5  2420 South Meridian Avenue                                    0.10%                      0.13%                      GECC
34.6  201 N. Sooner Road                                            0.09%                      0.12%                      GECC
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                          0.08%                      0.10%                      GECC
34.8  168 Southeast 33rd Street                                     0.07%                      0.09%                      GECC
 35   Clark Portfolio (8)                                           1.01%          1           1.34%             8        GECC
35.1  Clark - Quebec/Pontiac Way                                    0.17%                      0.23%                      GECC
35.2  Clark - Pikes Peak                                            0.15%                      0.20%                      GECC
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                               0.13%                      0.17%                      GECC
35.4  Clark - Sycamore, Fort Worth                                  0.12%                      0.16%                      GECC
35.5  Clark - Austin Bluffs                                         0.12%                      0.16%                      GECC
35.6  Clark - Maize Road                                            0.12%                      0.16%                      GECC
35.7  Clark - 21st Street                                           0.10%                      0.14%                      GECC
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                              0.09%                      0.12%                      GECC
 36   Villager Apartments                                           1.00%          2           4.16%             1        GACC
 37   Jefferson Square                                              0.95%          1           1.25%             1        GECC
 38   Galloway I and II Medical Office Buildings                    0.85%          1           1.13%             1        BOFA
 39   Plaza Apartments                                              0.83%          2           3.45%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                 0.78%          2           3.23%             1        GACC
 41   Saf Keep Self Storage Melrose                                 0.78%          1           1.02%             1        GECC
 42   Hotel Lucia                                                   0.76%          1           1.00%             1        GACC
 43   Hall Office Park-G1                                           0.76%          1           1.00%             1        GECC
 44   Skyline Medical Office Building                               0.76%          1           1.00%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                              0.76%          1           1.00%             1        GECC
 46   Ventu Park                                                    0.76%          1           1.00%             1        GACC
 47   Prospect Center                                               0.75%          1           0.99%             1        GECC
 48   Chesapeake Landing Apartments                                 0.74%          2           3.07%             1        BOFA
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery               0.73%          1           0.96%             1        GACC
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                       0.73%          1           0.96%             1        BOFA
 51   Mansards Apartments                                           0.72%          2           3.00%             1        GECC
 52   Corporate Plaza                                               0.71%          1           0.94%             1        GECC
 53   Haddonfield Estates                                           0.66%          1           0.87%             1        GECC
 54   Dallas Communications Complex                                 0.65%          1           0.86%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                        0.65%          1           0.86%             1        BOFA
 56   Moreno Valley Village                                         0.65%          1           0.86%             1        GECC
 57   1600 Dove                                                     0.62%          1           0.82%             1        BOFA
 58   Sunshine Holiday                                              0.62%          2           2.57%             1        GECC
 59   Bragaw Office Building                                        0.61%          1           0.80%             1        GACC
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                      0.60%          1           0.80%             1        GECC
 61   The Aspens Manufactured Housing Community                     0.58%          1           0.76%             1        GECC
 62   5000 & 7000 Atrium Way                                        0.57%          1           0.75%             1        GACC
 63   8505 Freeport Parkway                                         0.56%          1           0.74%             1        BOFA
 64   Evergreen Plaza                                               0.56%          1           0.74%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                  0.55%          2           2.29%             1        GECC
 66   Rancho Riverside Manufactured Housing Community               0.54%          2           2.26%             1        GECC
 67   Broadway Mesa Center                                          0.52%          1           0.69%             1        GACC
 68   2601 Ocean Park Boulevard                                     0.50%          1           0.65%             1        GACC
 69   Uptown Park and Morgan Stanley Office (8)                     0.49%          1           0.65%             2        GECC
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                   0.27%                      0.35%                      GECC
69.2  Morgan Stanley Office                                         0.23%                      0.30%                      GECC
 70   Somerset Village Shopping Center                              0.48%          1           0.63%             1        GECC
 71   Fifth Third Bank Center                                       0.47%          1           0.62%             1        GECC
 72   Walnut Knolls                                                 0.47%          2           1.95%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                          0.46%          1           0.61%             1        GECC
      MOB Portfolio 2 (Crossed Rollup)                              0.45%                      0.59%                      BOFA
 74   Galen Medical Building & East Ridge Professional Building (8) 0.22%          1           0.29%             2        BOFA
74.1  Galen Medical Building                                        0.13%                      0.18%                      BOFA
74.2  East Ridge Professional Building                              0.08%                      0.11%                      BOFA
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                     0.09%          1           0.11%             1        BOFA
 76   East Ridge Medical Office Building                            0.08%          1           0.10%             1        BOFA
 77   Plaza II                                                      0.07%          1           0.09%             1        BOFA
 78   6333 Wilshire Medical                                         0.44%          1           0.57%             1        GACC
 79   Columbia Medical Center - Lewisville                          0.43%          1           0.57%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                0.42%          2           1.75%             1        GECC
 81   Cypress Estates Manufactured Housing Community                0.41%          2           1.69%             1        GECC
 82   Sentry Self Storage                                           0.40%          1           0.52%             1        BOFA
 83   Point East/West (8)                                           0.38%          1           0.50%             1        GECC
83.1  Point West I                                                  0.22%                      0.29%                      GECC
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East                                                    0.16%                      0.22%                      GECC
 84   Robinson Station Shopping Center                              0.38%          1           0.50%             1        BOFA
 85   Parkwest II                                                   0.38%          1           0.50%             1        GECC
 86   Shirlington Self Storage                                      0.38%          1           0.50%             1        GECC
 87   Bend Center Shopping Center                                   0.38%          1           0.50%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community               0.37%          2           1.54%             1        GECC
 89   Med Tech                                                      0.37%          1           0.49%             1        GECC
 90   Park Lee Shopping Center                                      0.37%          1           0.49%             1        BOFA
 91   Somerset Woods                                                0.36%          2           1.50%             1        GECC
 92   Barrington Centre Office Building                             0.36%          1           0.47%             1        BOFA
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                               0.35%          1           0.46%             1        GECC
 94   Carefree Cove Manufactured Housing Community                  0.35%          2           1.44%             1        GECC
 95   Solana Beach Corporate Center                                 0.34%          1           0.44%             1        BOFA
 96   Sierra Crossing                                               0.33%          2           1.35%             1        GECC
 97   Huntington Village Apartments                                 0.33%          1           0.43%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                               0.32%          1           0.42%             1        GECC
 99   Simi Valley Plaza                                             0.32%          1           0.42%             1        BOFA
 100  A+ Mini Storage                                               0.31%          1           0.41%             1        BOFA
 101  Villa Carmel Manufactured Housing Community                   0.30%          2           1.26%             1        GECC
 102  The Barney & WL Stockade Apartments                           0.29%          2           1.20%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                      0.29%          2           1.20%             1        GECC
 104  Storage USA - West Colonial                                   0.28%          1           0.37%             1        BOFA
 105  Las Palmas Manufactured Housing Community                     0.28%          2           1.15%             1        GECC
 106  233 S. Beverly Drive                                          0.28%          1           0.36%             1        BOFA
 107  Home Manufactured Housing Community                           0.27%          2           1.13%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                             0.27%          2           1.13%             1        GACC
 109  Maysville Market Center                                       0.27%          1           0.36%             1        BOFA
 110  Stonebridge Ranch Retail Center                               0.24%          1           0.32%             1        GECC
 111  Storage USA - Red Bug                                         0.24%          1           0.31%             1        BOFA
 112  Walgreens - Greenwell & Joor                                  0.23%          1           0.31%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                  0.23%          2           0.96%             1        BOFA
 114  Continental Communities - Washington Estates II MHC           0.23%          1           0.30%             1        BOFA
 115  Coconut Cay Shoppes                                           0.22%          1           0.29%             1        GECC
 116  Armored Self Storage - Lamar                                  0.22%          1           0.29%             1        GECC
 117  Gull Harbor                                                   0.21%          2           0.87%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                    0.20%          1           0.27%             1        GECC
 119  The Meadows Manufactured Housing Community                    0.19%          2           0.80%             1        GECC
 120  Brookmore Hollow Apartments                                   0.19%          2           0.78%             1        GECC
 121  Ho Ho Kam Mobile Village                                      0.15%          2           0.60%             1        GECC
 122  Moberly Manor Phase II                                        0.13%          2           0.54%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                               0.13%          1           0.17%             1        GECC
 124  Calverton Project                                             0.13%          1           0.17%             1        GECC
 125  WSG Development - Charlottesville                             0.12%          1           0.16%             1        GECC
 126  Point West II                                                 0.08%          1           0.11%             1        GECC
 127  Central Self Storage - Chandler                               0.07%          1           0.10%             1        GECC
------------------------------------------------------------------------------------------------------------------------------------


                                                                               CUT-OFF        GENERAL              DETAILED
                                                                  ORIGINAL      DATE         PROPERTY              PROPERTY
 ID                                PROPERTY NAME                  BALANCE      BALANCE        TYPE                  TYPE
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                 66,000,000  66,000,000  Retail                Anchored
 1.1  Cheektowaga Properties                                      19,216,744  19,216,744  RETAIL                ANCHORED
 1.2  Clarence Portfolio                                          12,217,674  12,217,674  Retail                Anchored
 1.3  Spring Creek Center and Steele Crossing                      8,226,977   8,226,977  Retail                Anchored
 1.4  Riverdale Village-Inner Ring                                 7,121,860   7,121,860  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                  4,297,674   4,297,674  Retail                Anchored
 1.6  Township Marketplace                                         4,113,488   4,113,488  Retail                Anchored
 1.7  The Marketplace                                              3,346,047   3,346,047  Retail                Anchored
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                        2,854,884   2,854,884  Retail                Anchored
 1.9  Towne Centre                                                 2,732,093   2,732,093  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                             1,872,558   1,872,558  Retail                Anchored
  2   731 Lexington Avenue - Bloomberg Headquarters               65,000,000  65,000,000  Office                CBD
  3   Bank of America Plaza                                       63,000,000  63,000,000  Office                CBD
  4   Strategic Hotel Portfolio (8)                               50,000,000  50,000,000  Hotel                 Full Service
 4.1  Hyatt Regency New Orleans                                   22,781,775  22,781,775  HOTEL                 FULL SERVICE
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                       11,390,887  11,390,887  Hotel                 Full Service
 4.3  Hyatt Regency La Jolla at Aventine                          15,827,338  15,827,338  Hotel                 Full Service
  5   Sun Communities Portfolio 5 (8)                             41,200,000  41,200,000  Manufactured Housing  Manufactured Housing
 5.1  Sun Communities Portfolio 5 - Alpine Meadows                13,080,000  13,080,000  MANUFACTURED HOUSING  MANUFACTURED HOUSING
 5.2  Sun Communities Portfolio 5 - Goldcoaster                   10,160,000  10,160,000  Manufactured Housing  Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill                     5,880,000   5,880,000  Manufactured Housing  Manufactured Housing
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove               5,440,000   5,440,000  Manufactured Housing  Manufactured Housing
 5.5  Sun Communities Portfolio 5 - Snow to Sun                    3,440,000   3,440,000  Manufactured Housing  Manufactured Housing
 5.6  Sun Communities Portfolio 5 - Casa Del Valle                 3,200,000   3,200,000  Manufactured Housing  Manufactured Housing
  6   Extra Space Portfolio #2 (8)                                35,715,000  35,530,811  Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                  8,585,071   8,540,796  SELF STORAGE          SELF STORAGE
 6.2  Fountainbleau                                                4,687,066   4,662,894  Self Storage          Self Storage
 6.3  Oakland                                                      4,651,586   4,627,597  Self Storage          Self Storage
 6.4  Extra Space Storage - Inglewood                              4,608,963   4,585,194  Self Storage          Self Storage
 6.5  Margate                                                      2,978,366   2,963,006  Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                             2,533,024   2,519,961  Self Storage          Self Storage
 6.7  Halls Ferry                                                  2,485,596   2,472,777  Self Storage          Self Storage
 6.8  Banksville                                                   2,219,921   2,208,472  Self Storage          Self Storage
 6.9  Oxford                                                       1,706,878   1,698,075  Self Storage          Self Storage
6.10  Forest Park                                                  1,258,529   1,252,039  Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                    34,500,000  34,370,069  Multifamily           Conventional
  8   Stonegate Birmingham (8)                                    33,100,000  33,100,000  Office                Suburban
 8.1  1000 Urban Center                                           11,452,658  11,452,658  OFFICE                SUBURBAN
 8.2  River Village                                                8,344,395   8,344,395  Office                Suburban
 8.3  1500 Urban Center                                            7,046,709   7,046,709  Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                            6,256,238   6,256,238  Office                Suburban
  9   West Village Retail                                         27,765,000  27,765,000  Retail                Anchored
 10   180 Livingston Street                                       26,500,000  26,500,000  Office                CBD
 11   Beaumont Apartments                                         26,000,000  26,000,000  Multifamily           Conventional
 12   Casa Del Monte Manufactured Housing Community               25,000,000  24,941,975  Manufactured Housing  Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                   24,500,000  24,420,941  Industrial            Office/Warehouse
 14   RVG Portfolio (8)                                           22,400,000  22,400,000  Retail                Anchored
14.1  Coliseum Marketplace                                        12,200,000  12,200,000  RETAIL                ANCHORED
14.2  Liberty Marketplace                                         10,200,000  10,200,000  Retail                Anchored
 15   Greenbrier Apartments                                       21,800,000  21,800,000  Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                           21,000,000  21,000,000  Retail                Anchored
 17   Watkins-Dawson Business Center                              21,000,000  21,000,000  Industrial            Office/Warehouse
 18   Pines City Center Plaza                                     18,700,000  18,676,986  Retail                Anchored
 19   Trainer's Corner Shopping Center                            17,600,000  17,600,000  Retail                Anchored
 20   Belvedere Plaza                                             17,600,000  17,600,000  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                            17,077,848  16,978,976  Office                Medical
 21   Memorial Healthcare Plaza                                    7,490,000   7,446,637  OFFICE                MEDICAL
 22   Memorial Medical Office Building                             5,706,270   5,673,234  Office                Medical
 23   JFK Cancer Center                                            3,017,074   2,999,607  Office                Medical
 24   Oak Medical Plaza II                                           521,732     518,711  Office                Medical
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                            342,772     340,788  Office                Medical
 26   The Pierce Building                                         16,700,000  16,680,412  Mixed Use             Retail/Office
 27   Newsome Park                                                16,500,000  16,445,608  Multifamily           Conventional
 28   Village Shoppes at East Cherokee                            15,784,000  15,784,000  Retail                Anchored
 29   Wiener Portfolio VIII (8)                                   15,725,000  15,704,028  Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                      8,594,967   8,583,505  MULTIFAMILY           CONVENTIONAL
29.2  115 East 21st Street                                         3,349,886   3,345,418  Multifamily           Conventional
29.3  35-19 147th Street                                           3,175,733   3,171,497  Multifamily           Conventional
29.4  314 Clinton Avenue                                             604,414     603,608  Multifamily           Conventional
 30   Paradise Valley Marketplace                                 15,680,500  15,680,500  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community  15,424,000  15,407,650  Manufactured Housing  Manufactured Housing
 32   30 North Michigan Avenue                                    15,000,000  15,000,000  Office                Office Space
 33   Stony Brook Village                                         15,000,000  15,000,000  Multifamily           Conventional
 34   OKC SUSA Portfolio (8)                                      14,400,000  14,333,546  Self Storage          Self Storage
34.1  9809 SE 29th Street                                          3,721,008   3,703,837  SELF STORAGE          SELF STORAGE
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                           2,444,370   2,433,089  Self Storage          Self Storage
34.3  8311 S. Western                                              1,990,588   1,981,402  Self Storage          Self Storage
34.4  5110 NW 10th Street                                          1,663,866   1,656,187  Self Storage          Self Storage
34.5  2420 South Meridian Avenue                                   1,337,143   1,330,972  Self Storage          Self Storage
34.6  201 N. Sooner Road                                           1,222,185   1,216,545  Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                         1,064,874   1,059,960  Self Storage          Self Storage
34.8  168 Southeast 33rd Street                                      955,966     951,555  Self Storage          Self Storage
 35   Clark Portfolio (8)                                         14,000,000  13,977,253  Self Storage          Self Storage
35.1  Clark - Quebec/Pontiac Way                                   2,376,658   2,372,796  SELF STORAGE          SELF STORAGE
35.2  Clark - Pikes Peak                                           2,116,711   2,113,272  Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                              1,730,504   1,727,692  Self Storage          Self Storage
35.4  Clark - Sycamore, Fort Worth                                 1,708,223   1,705,447  Self Storage          Self Storage
35.5  Clark - Austin Bluffs                                        1,700,796   1,698,032  Self Storage          Self Storage
35.6  Clark - Maize Road                                           1,641,379   1,638,712  Self Storage          Self Storage
35.7  Clark - 21st Street                                          1,440,849   1,438,508  Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                             1,284,881   1,282,793  Self Storage          Self Storage
 36   Villager Apartments                                         13,830,000  13,830,000  Multifamily           Conventional
 37   Jefferson Square                                            13,070,000  13,023,781  Mixed Use             Office/Retail
 38   Galloway I and II Medical Office Buildings                  11,775,000  11,762,818  Office                Medical
 39   Plaza Apartments                                            11,500,000  11,476,583  Multifamily           Student Housing
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                               10,750,000  10,750,000  Multifamily           Conventional
 41   Saf Keep Self Storage Melrose                               10,700,000  10,700,000  Self Storage          Self Storage
 42   Hotel Lucia                                                 10,500,000  10,500,000  Hotel                 Full Service
 43   Hall Office Park-G1                                         10,500,000  10,488,267  Office                Office Space
 44   Skyline Medical Office Building                             10,507,944  10,454,160  Office                Medical
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                            10,450,000  10,438,432  Retail                Anchored
 46   Ventu Park                                                  10,410,000  10,410,000  Retail                Anchored
 47   Prospect Center                                             10,400,000  10,400,000  Office                Office Space
 48   Chesapeake Landing Apartments                               10,240,000  10,216,624  Multifamily           Conventional
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery             10,050,000  10,039,000  Mixed Use             Multifamily/Retail
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                     10,000,000  10,000,000  Office                Suburban
 51   Mansards Apartments                                         10,000,000   9,966,294  Multifamily           Conventional
 52   Corporate Plaza                                              9,800,000   9,789,846  Office                Office Space
 53   Haddonfield Estates                                          9,100,000   9,100,000  Multifamily           Conventional
 54   Dallas Communications Complex                                9,000,000   9,000,000  Industrial            Office/Warehouse
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                       9,000,000   9,000,000  Retail                Anchored
 56   Moreno Valley Village                                        9,000,000   8,991,510  Retail                Anchored
 57   1600 Dove                                                    8,600,000   8,582,089  Office                Suburban
 58   Sunshine Holiday                                             8,560,000   8,550,926  Manufactured Housing  Manufactured Housing
 59   Bragaw Office Building                                       8,400,000   8,400,000  Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                     8,350,000   8,316,781  Office                Office Space
 61   The Aspens Manufactured Housing Community                    8,000,000   7,990,298  Manufactured Housing  Manufactured Housing
 62   5000 & 7000 Atrium Way                                       7,800,000   7,800,000  Office                Suburban
 63   8505 Freeport Parkway                                        7,800,000   7,782,341  Office                Suburban
 64   Evergreen Plaza                                              7,700,000   7,700,000  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                 7,600,000   7,600,000  Multifamily           Conventional
 66   Rancho Riverside Manufactured Housing Community              7,500,000   7,500,000  Manufactured Housing  Manufactured Housing
 67   Broadway Mesa Center                                         7,200,000   7,192,832  Industrial            Industrial/Retail
 68   2601 Ocean Park Boulevard                                    6,850,000   6,833,637  Office                Suburban
 69   Uptown Park and Morgan Stanley Office (8)                    6,800,000   6,800,000  Mixed Use             Retail/Office
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                  3,667,416   3,667,416  RETAIL                SHADOW ANCHORED
69.2  Morgan Stanley Office                                        3,132,584   3,132,584  Office                Office Space
 70   Somerset Village Shopping Center                             6,550,000   6,550,000  Retail                Shadow Anchored
 71   Fifth Third Bank Center                                      6,500,000   6,480,703  Office                Office Space
 72   Walnut Knolls                                                6,480,000   6,480,000  Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                         6,400,000   6,382,555  Hotel                 Limited Service
      MOB Portfolio 2 (Crossed Rollup)                             6,232,590   6,196,506  Office                Medical
 74   Galen Medical Building & East Ridge Professional Building(8) 3,016,876   2,999,410  OFFICE                MEDICAL
74.1  Galen Medical Building                                       1,847,413   1,836,717  Office                Medical
74.2  East Ridge Professional Building                             1,169,463   1,162,693  Office                Medical
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                    1,180,537   1,173,702  Office                Medical
 76   East Ridge Medical Office Building                           1,067,500   1,061,320  Office                Medical
 77   Plaza II                                                       967,677     962,075  Office                Medical
 78   6333 Wilshire Medical                                        6,000,000   6,000,000  Office                Medical
 79   Columbia Medical Center - Lewisville                         5,950,000   5,919,546  Office                Medical
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                               5,850,000   5,831,787  Multifamily           Conventional
 81   Cypress Estates Manufactured Housing Community               5,632,000   5,632,000  Manufactured Housing  Manufactured Housing
 82   Sentry Self Storage                                          5,500,000   5,452,248  Self Storage          Self Storage
 83   Point East/West (8)                                          5,275,000   5,275,000  Manufactured Housing  Manufactured Housing
83.1  Point West I                                                 3,006,183   3,006,183  MANUFACTURED HOUSING  MANUFACTURED HOUSING
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East                                                   2,268,817   2,268,817  Manufactured Housing  Manufactured Housing
 84   Robinson Station Shopping Center                             5,300,000   5,265,235  Retail                Unanchored
 85   Parkwest II                                                  5,224,000   5,218,546  Multifamily           Conventional
 86   Shirlington Self Storage                                     5,200,000   5,200,000  Self Storage          Self Storage
 87   Bend Center Shopping Center                                  5,200,000   5,200,000  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community              5,136,000   5,130,556  Manufactured Housing  Manufactured Housing
 89   Med Tech                                                     5,100,000   5,090,443  Office                Medical
 90   Park Lee Shopping Center                                     5,100,000   5,088,550  Retail                Anchored
 91   Somerset Woods                                               5,000,000   4,983,113  Multifamily           Conventional
 92   Barrington Centre Office Building                            4,900,000   4,900,000  Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                              4,840,000   4,840,000  Retail                Shadow Anchored
 94   Carefree Cove Manufactured Housing Community                 4,800,000   4,800,000  Manufactured Housing  Manufactured Housing
 95   Solana Beach Corporate Center                                4,650,000   4,650,000  Office                Suburban
 96   Sierra Crossing                                              4,500,000   4,500,000  Multifamily           Student Housing
 97   Huntington Village Apartments                                4,509,000   4,490,232  Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                              4,400,000   4,400,000  Multifamily           Conventional
 99   Simi Valley Plaza                                            4,400,000   4,390,224  Retail                Shadow Anchored
 100  A+ Mini Storage                                              4,250,000   4,240,146  Self Storage          Self Storage
 101  Villa Carmel Manufactured Housing Community                  4,200,000   4,200,000  Manufactured Housing  Manufactured Housing
 102  The Barney & WL Stockade Apartments                          4,000,000   3,993,090  Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                     4,000,000   3,985,799  Multifamily           Conventional
 104  Storage USA - West Colonial                                  3,840,000   3,832,852  Self Storage          Self Storage
 105  Las Palmas Manufactured Housing Community                    3,830,000   3,825,940  Manufactured Housing  Manufactured Housing
 106  233 S. Beverly Drive                                         3,800,000   3,792,768  Mixed Use             Office/Retail
 107  Home Manufactured Housing Community                          3,750,000   3,750,000  Manufactured Housing  Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                            3,750,000   3,750,000  Multifamily           Conventional
 109  Maysville Market Center                                      3,750,000   3,746,244  Retail                Shadow Anchored
 110  Stonebridge Ranch Retail Center                              3,375,000   3,365,616  Retail                Shadow Anchored
 111  Storage USA - Red Bug                                        3,255,000   3,248,941  Self Storage          Self Storage
 112  Walgreens - Greenwell & Joor                                 3,200,000   3,200,000  Retail                Anchored
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                 3,200,000   3,200,000  Manufactured Housing  Manufactured Housing
 114  Continental Communities - Washington Estates II MHC          3,120,000   3,120,000  Manufactured Housing  Manufactured Housing
 115  Coconut Cay Shoppes                                          3,000,000   3,000,000  Retail                Unanchored
 116  Armored Self Storage - Lamar                                 3,000,000   3,000,000  Self Storage          Self Storage
 117  Gull Harbor                                                  2,900,000   2,900,000  Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                   2,800,000   2,800,000  Retail                Shadow Anchored
 119  The Meadows Manufactured Housing Community                   2,650,000   2,647,083  Manufactured Housing  Manufactured Housing
 120  Brookmore Hollow Apartments                                  2,600,000   2,594,332  Multifamily           Conventional
 121  Ho Ho Kam Mobile Village                                     2,000,000   2,000,000  Manufactured Housing  Manufactured Housing
 122  Moberly Manor Phase II                                       1,800,000   1,800,000  Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                              1,785,000   1,785,000  Retail                Shadow Anchored
 124  Calverton Project                                            1,740,000   1,734,738  Retail                Shadow Anchored
 125  WSG Development - Charlottesville                            1,700,000   1,700,000  Retail                Shadow Anchored
 126  Point West II                                                1,125,000   1,125,000  Manufactured Housing  Manufactured Housing
 127  Central Self Storage - Chandler                              1,000,000     995,768  Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      INTEREST         ORIGINAL
                                                                     INTEREST     ADMINISTRATIVE      ACCRUAL      TERM TO MATURITY
 ID                                PROPERTY NAME                    RATE (12)       FEE RATE          BASIS       OR APD (MOS.) (13)
-----------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                    4.1800%        0.03175%          30/360              60
 1.1  Cheektowaga Properties
 1.2  Clarence Portfolio
 1.3  Spring Creek Center and Steele Crossing
 1.4  Riverdale Village-Inner Ring
-----------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills
 1.6  Township Marketplace
 1.7  The Marketplace
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons
 1.9  Towne Centre
-----------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace
  2   731 Lexington Avenue - Bloomberg Headquarters                  5.3625%        0.03175%        Actual/360           120
  3   Bank of America Plaza                                          4.5460%        0.03175%        Actual/360            60
  4   Strategic Hotel Portfolio (8)                                  5.1575%        0.03175%        Actual/360            84
 4.1  Hyatt Regency New Orleans
-----------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix
 4.3  Hyatt Regency La Jolla at Aventine
  5   Sun Communities Portfolio 5 (8)                                5.0510%        0.12175%        Actual/360           120
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
-----------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                   4.7000%        0.03175%        Actual/360            60
-----------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall
 6.2  Fountainbleau
 6.3  Oakland
 6.4  Extra Space Storage - Inglewood
 6.5  Margate
-----------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale
 6.7  Halls Ferry
 6.8  Banksville
 6.9  Oxford
6.10  Forest Park
-----------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                       4.6000%        0.03175%        Actual/360            84
  8   Stonegate Birmingham (8)                                       5.6900%        0.03175%        Actual/360            84
 8.1  1000 Urban Center
 8.2  River Village
 8.3  1500 Urban Center
-----------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center
  9   West Village Retail                                            6.2400%        0.03175%        Actual/360           120
 10   180 Livingston Street                                          5.9000%        0.12175%        Actual/360           120
 11   Beaumont Apartments                                            4.8800%        0.03175%        Actual/360           120
 12   Casa Del Monte Manufactured Housing Community                  4.8900%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                      5.3750%        0.03175%        Actual/360           120
 14   RVG Portfolio (8)                                              6.1300%        0.03175%        Actual/360           120
14.1  Coliseum Marketplace                                                                          ACTUAL/360
14.2  Liberty Marketplace                                                                           Actual/360
 15   Greenbrier Apartments                                          4.8200%        0.03175%        Actual/360            60
-----------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                              5.3700%        0.03175%        Actual/360           132
 17   Watkins-Dawson Business Center                                 5.0350%        0.12175%        Actual/360            84
 18   Pines City Center Plaza                                        4.8700%        0.03175%        Actual/360           120
 19   Trainer's Corner Shopping Center                               5.7100%        0.03175%        Actual/360           120
 20   Belvedere Plaza                                                5.7600%        0.03175%        Actual/360            84
-----------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                               5.1155%        0.12175%        Actual/360            60
 21   Memorial Healthcare Plaza                                      5.1155%        0.12175%        ACTUAL/360            60
 22   Memorial Medical Office Building                               5.1155%        0.12175%        Actual/360            60
 23   JFK Cancer Center                                              5.1155%        0.12175%        Actual/360            60
 24   Oak Medical Plaza II                                           5.1155%        0.12175%        Actual/360            60
-----------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                            5.1155%        0.12175%        Actual/360            60
 26   The Pierce Building                                            5.1300%        0.03175%        Actual/360           120
 27   Newsome Park                                                   5.2700%        0.03175%        Actual/360           120
 28   Village Shoppes at East Cherokee                               5.2900%        0.03175%        Actual/360           120
 29   Wiener Portfolio VIII (8)                                      4.4300%        0.03175%        Actual/360            60
-----------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road
29.2  115 East 21st Street
29.3  35-19 147th Street
29.4  314 Clinton Avenue
 30   Paradise Valley Marketplace                                    4.5520%        0.12175%          30/360              60
-----------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community     5.6700%        0.03175%        Actual/360           120
 32   30 North Michigan Avenue                                       5.9900%        0.03175%        Actual/360           121
 33   Stony Brook Village                                            4.9400%        0.03175%        Actual/360           120
 34   OKC SUSA Portfolio (8)                                         5.4000%        0.03175%        Actual/360           120
34.1  9809 SE 29th Street
-----------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway
34.3  8311 S. Western
34.4  5110 NW 10th Street
34.5  2420 South Meridian Avenue
34.6  201 N. Sooner Road
-----------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot
34.8  168 Southeast 33rd Street
 35   Clark Portfolio (8)                                            5.2200%        0.03175%        Actual/360           120
35.1  Clark - Quebec/Pontiac Way
35.2  Clark - Pikes Peak
-----------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College
35.4  Clark - Sycamore, Fort Worth
35.5  Clark - Austin Bluffs
35.6  Clark - Maize Road
35.7  Clark - 21st Street
-----------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside
 36   Villager Apartments                                            5.7500%        0.03175%        Actual/360           120
 37   Jefferson Square                                               4.9200%        0.03175%        Actual/360            60
 38   Galloway I and II Medical Office Buildings                     5.7980%        0.12175%        Actual/360           120
 39   Plaza Apartments                                               5.5100%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                  5.3200%        0.11175%        Actual/360            84
 41   Saf Keep Self Storage Melrose                                  6.0300%        0.03175%        Actual/360           120
 42   Hotel Lucia                                                    6.6000%        0.03175%        Actual/360           120
 43   Hall Office Park-G1                                            5.3900%        0.03175%        Actual/360           120
 44   Skyline Medical Office Building                                5.7433%        0.12175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                               5.4400%        0.03175%        Actual/360            84
 46   Ventu Park                                                     5.8400%        0.03175%        Actual/360            84
 47   Prospect Center                                                5.5700%        0.03175%        Actual/360            60
 48   Chesapeake Landing Apartments                                  4.9700%        0.12175%        Actual/360            60
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                5.5000%        0.03175%        Actual/360            84
-----------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                        5.8600%        0.12175%        Actual/360           120
 51   Mansards Apartments                                            5.1600%        0.03175%        Actual/360           120
 52   Corporate Plaza                                                5.7900%        0.03175%        Actual/360           120
 53   Haddonfield Estates                                            4.7700%        0.03175%        Actual/360           120
 54   Dallas Communications Complex                                  5.4800%        0.03175%        Actual/360            60
-----------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                         5.5820%        0.12175%        Actual/360            84
 56   Moreno Valley Village                                          6.2800%        0.09175%        Actual/360           120
 57   1600 Dove                                                      5.4050%        0.12175%        Actual/360           120
 58   Sunshine Holiday                                               5.6700%        0.03175%        Actual/360           120
 59   Bragaw Office Building                                         5.8200%        0.03175%        Actual/360            60
-----------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                       5.6400%        0.03175%        Actual/360           120
 61   The Aspens Manufactured Housing Community                      4.9500%        0.03175%        Actual/360           120
 62   5000 & 7000 Atrium Way                                         6.2100%        0.03175%        Actual/360           120
 63   8505 Freeport Parkway                                          5.0100%        0.12175%        Actual/360           118
 64   Evergreen Plaza                                                5.5020%        0.12175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                   5.6900%        0.03175%        Actual/360           180
 66   Rancho Riverside Manufactured Housing Community                5.1400%        0.03175%        Actual/360            84
 67   Broadway Mesa Center                                           6.0000%        0.03175%        Actual/360           120
 68   2601 Ocean Park Boulevard                                      4.7500%        0.08175%        Actual/360            60
 69   Uptown Park and Morgan Stanley Office (8)                      6.4300%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                               5.7000%        0.03175%        Actual/360           120
 71   Fifth Third Bank Center                                        5.5000%        0.10175%        Actual/360           120
 72   Walnut Knolls                                                  5.1020%        0.12175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                           6.0000%        0.09175%        Actual/360           120
      MOB Portfolio 2 (Crossed Rollup)                               5.1155%        0.12175%        Actual/360            60
 74   Galen Medical Building & East Ridge Professional Building (8)  5.1155%        0.12175%        ACTUAL/360            60
74.1  Galen Medical Building
74.2  East Ridge Professional Building
-----------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                      5.1155%        0.12175%        Actual/360            60
 76   East Ridge Medical Office Building                             5.1155%        0.12175%        Actual/360            60
 77   Plaza II                                                       5.1155%        0.12175%        Actual/360            60
 78   6333 Wilshire Medical                                          6.0400%        0.03175%        Actual/360           120
 79   Columbia Medical Center - Lewisville                           5.7433%        0.12175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                 5.5500%        0.03175%        Actual/360           120
 81   Cypress Estates Manufactured Housing Community                 4.9900%        0.03175%        Actual/360            61
 82   Sentry Self Storage                                            5.8800%        0.12175%        Actual/360           120
 83   Point East/West (8)                                            5.6400%        0.03175%        Actual/360           120
83.1  Point West I
-----------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                               5.7500%        0.12175%        Actual/360           120
 85   Parkwest II                                                    5.7500%        0.03175%        Actual/360           120
 86   Shirlington Self Storage                                       5.7200%        0.03175%        Actual/360           120
 87   Bend Center Shopping Center                                    6.2350%        0.12175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                5.6700%        0.03175%        Actual/360           120
 89   Med Tech                                                       5.8900%        0.10175%        Actual/360           120
 90   Park Lee Shopping Center                                       5.0500%        0.12175%        Actual/360           120
 91   Somerset Woods                                                 5.1500%        0.03175%        Actual/360           120
 92   Barrington Centre Office Building                              6.1520%        0.12175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                5.8700%        0.03175%        Actual/360           121
 94   Carefree Cove Manufactured Housing Community                   5.6700%        0.03175%        Actual/360           120
 95   Solana Beach Corporate Center                                  5.9680%        0.08175%        Actual/360            84
 96   Sierra Crossing                                                5.7400%        0.03175%        Actual/360           120
 97   Huntington Village Apartments                                  5.4300%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                4.8600%        0.03175%        Actual/360           120
 99   Simi Valley Plaza                                              5.1000%        0.12175%        Actual/360           108
 100  A+ Mini Storage                                                4.8950%        0.12175%        Actual/360            60
 101  Villa Carmel Manufactured Housing Community                    4.9900%        0.03175%        Actual/360            61
 102  The Barney & WL Stockade Apartments                            4.8100%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                       4.9000%        0.03175%        Actual/360           120
 104  Storage USA - West Colonial                                    5.9200%        0.12175%        Actual/360           120
 105  Las Palmas Manufactured Housing Community                      5.6700%        0.03175%        Actual/360           120
 106  233 S. Beverly Drive                                           5.8200%        0.12175%        Actual/360           120
 107  Home Manufactured Housing Community                            5.1200%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                              6.1200%        0.03175%        Actual/360           120
 109  Maysville Market Center                                        5.9680%        0.12175%        Actual/360           120
 110  Stonebridge Ranch Retail Center                                6.0900%        0.09175%        Actual/360           120
 111  Storage USA - Red Bug                                          5.9200%        0.12175%        Actual/360           120
 112  Walgreens - Greenwell & Joor                                   5.7000%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                   5.6600%        0.12175%        Actual/360           120
 114  Continental Communities - Washington Estates II MHC            5.6500%        0.12175%        Actual/360           120
 115  Coconut Cay Shoppes                                            5.7900%        0.03175%        Actual/360            60
 116  Armored Self Storage - Lamar                                   5.1300%        0.03175%        Actual/360           120
 117  Gull Harbor                                                    5.5200%        0.03175%        Actual/360            60
-----------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                     6.0800%        0.03175%        Actual/360           120
 119  The Meadows Manufactured Housing Community                     5.4700%        0.03175%        Actual/360           120
 120  Brookmore Hollow Apartments                                    5.1900%        0.03175%        Actual/360           120
 121  Ho Ho Kam Mobile Village                                       6.1400%        0.03175%        Actual/360           120
 122  Moberly Manor Phase II                                         5.4300%        0.03175%        Actual/360           180
-----------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                5.6000%        0.03175%        Actual/360           120
 124  Calverton Project                                              5.6900%        0.03175%        Actual/360           120
 125  WSG Development - Charlottesville                              5.9100%        0.03175%        Actual/360           121
 126  Point West II                                                  5.8200%        0.03175%        Actual/360           120
 127  Central Self Storage - Chandler                                5.9300%        0.03175%        Actual/360           120
-----------------------------------------------------------------------------------------------------------------------------------


                                                               STATED REMAINING      ORIGINAL       REMAINING      FIRST    MATURITY
                                                              TERM TO MATURITY     AMORTIZATION   AMORTIZATION    PAYMENT     DATE
 ID                                PROPERTY NAME              OR APD (MOS.) (13)    TERM (MOS.)    TERM (MOS.)   DATE (13)   OR APD
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                     59                                          7/1/04      6/1/09
 1.1  Cheektowaga Properties
 1.2  Clarence Portfolio
 1.3  Spring Creek Center and Steele Crossing
 1.4  Riverdale Village-Inner Ring
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills
 1.6  Township Marketplace
 1.7  The Marketplace
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons
 1.9  Towne Centre
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace
  2   731 Lexington Avenue - Bloomberg Headquarters                  116                237            237        4/1/04      3/1/14
  3   Bank of America Plaza                                           60                240            240        8/1/04      7/1/09
  4   Strategic Hotel Portfolio (8)                                   84                360            360        8/1/04      7/1/11
 4.1  Hyatt Regency New Orleans
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix
 4.3  Hyatt Regency La Jolla at Aventine
  5   Sun Communities Portfolio 5 (8)                                120                360            360        8/1/04      7/1/14
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                    57                300            297        5/1/04      4/1/09
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall
 6.2  Fountainbleau
 6.3  Oakland
 6.4  Extra Space Storage - Inglewood
 6.5  Margate
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale
 6.7  Halls Ferry
 6.8  Banksville
 6.9  Oxford
6.10  Forest Park
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                        81                360            357        5/1/04      4/1/11
  8   Stonegate Birmingham (8)                                        84                360            360        8/1/04      7/1/11
 8.1  1000 Urban Center
 8.2  River Village
 8.3  1500 Urban Center
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center
  9   West Village Retail                                            120                336            336        8/1/04      7/1/14
 10   180 Livingston Street                                          120                360            360        8/1/04      7/1/14
 11   Beaumont Apartments                                            120                300            300        8/1/04      7/1/14
 12   Casa Del Monte Manufactured Housing Community                  118                360            358        6/1/04      5/1/14
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                      117                360            357        5/1/04      4/1/14
 14   RVG Portfolio (8)                                              120                360            360        8/1/04      7/1/14
14.1  Coliseum Marketplace
14.2  Liberty Marketplace
 15   Greenbrier Apartments                                           59                360            360        7/1/04      6/1/09
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                              130                360            360        6/1/04      5/1/15
 17   Watkins-Dawson Business Center                                  83                360            360        7/1/04      6/1/11
 18   Pines City Center Plaza                                        119                360            359        7/1/04      6/1/14
 19   Trainer's Corner Shopping Center                               120                360            360        8/1/04      7/1/14
 20   Belvedere Plaza                                                 84                360            360        8/1/04      7/1/11
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                                55                360            355        3/1/04      2/1/09
 21   Memorial Healthcare Plaza                                       55                360            355        3/1/04      2/1/09
 22   Memorial Medical Office Building                                55                360            355        3/1/04      2/1/09
 23   JFK Cancer Center                                               55                360            355        3/1/04      2/1/09
 24   Oak Medical Plaza II                                            55                360            355        3/1/04      2/1/09
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                             55                360            355        3/1/04      2/1/09
 26   The Pierce Building                                            119                360            359        7/1/04      6/1/14
 27   Newsome Park                                                   117                360            357        5/1/04      4/1/14
 28   Village Shoppes at East Cherokee                               119                                          7/1/04      6/1/14
 29   Wiener Portfolio VIII (8)                                       59                360            359        7/1/04      6/1/09
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road
29.2  115 East 21st Street
29.3  35-19 147th Street
29.4  314 Clinton Avenue
 30   Paradise Valley Marketplace                                     60                                          8/1/04      7/1/09
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community     119                360            359        7/1/04      6/1/14
 32   30 North Michigan Avenue                                       121                300            300        8/1/04      8/1/14
 33   Stony Brook Village                                            119                360            360        7/1/04      6/1/14
 34   OKC SUSA Portfolio (8)                                         117                300            297        5/1/04      4/1/14
34.1  9809 SE 29th Street
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway
34.3  8311 S. Western
34.4  5110 NW 10th Street
34.5  2420 South Meridian Avenue
34.6  201 N. Sooner Road
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot
34.8  168 Southeast 33rd Street
 35   Clark Portfolio (8)                                            119                300            299        7/1/04      6/1/14
35.1  Clark - Quebec/Pontiac Way
35.2  Clark - Pikes Peak
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College
35.4  Clark - Sycamore, Fort Worth
35.5  Clark - Austin Bluffs
35.6  Clark - Maize Road
35.7  Clark - 21st Street
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside
 36   Villager Apartments                                            120                360            360        8/1/04      7/1/14
 37   Jefferson Square                                                57                360            357        5/1/04      4/1/09
 38   Galloway I and II Medical Office Buildings                     119                360            359        7/1/04      6/1/14
 39   Plaza Apartments                                               118                360            358        6/1/04      5/1/14
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                   83                360            360        7/1/04      6/1/11
 41   Saf Keep Self Storage Melrose                                  120                360            360        8/1/04      7/1/14
 42   Hotel Lucia                                                    120                300            300        8/1/04      7/1/14
 43   Hall Office Park-G1                                            119                360            359        7/1/04      6/1/14
 44   Skyline Medical Office Building                                115                360            355        3/1/04      2/1/14
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                                83                360            359        7/1/04      6/1/11
 46   Ventu Park                                                      84                360            360        8/1/04      7/1/11
 47   Prospect Center                                                 58                360            360        6/1/04      5/1/09
 48   Chesapeake Landing Apartments                                   58                360            358        6/1/04      5/1/09
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                 83                360            359        7/1/04      6/1/11
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                        120                300            300        8/1/04      7/1/14
 51   Mansards Apartments                                            117                360            357        5/1/04      4/1/14
 52   Corporate Plaza                                                119                360            359        7/1/04      6/1/14
 53   Haddonfield Estates                                            119                360            360        7/1/04      6/1/14
 54   Dallas Communications Complex                                   60                                          8/1/04      7/1/09
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                          84                360            360        8/1/04      7/1/11
 56   Moreno Valley Village                                           119               360            359        7/1/04      6/1/14
 57   1600 Dove                                                       118               360            358        6/1/04      5/1/14
 58   Sunshine Holiday                                                119               360            359        7/1/04      6/1/14
 59   Bragaw Office Building                                          60                360            360        8/1/04      7/1/09
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                       116                360            356        4/1/04      3/1/14
 61   The Aspens Manufactured Housing Community                      119                360            359        7/1/04      6/1/14
 62   5000 & 7000 Atrium Way                                         120                360            360        8/1/04      7/1/14
 63   8505 Freeport Parkway                                          116                360            358        6/1/04      3/1/14
 64   Evergreen Plaza                                                120                360            360        8/1/04      7/1/14
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                   180                204            204        8/1/04      7/1/19
 66   Rancho Riverside Manufactured Housing Community                 84                360            360        8/1/04      7/1/11
 67   Broadway Mesa Center                                           119                360            359        7/1/04      6/1/14
 68   2601 Ocean Park Boulevard                                       58                360            358        6/1/04      5/1/09
 69   Uptown Park and Morgan Stanley Office (8)                      120                324            324        8/1/04      7/1/14
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                               116                360            360        4/1/04      3/1/14
 71   Fifth Third Bank Center                                        118                300            298        6/1/04      5/1/14
 72   Walnut Knolls                                                  118                360            360        6/1/04      5/1/14
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                           118                300            298        6/1/04      5/1/14
      MOB Portfolio 2 (Crossed Rollup)                                55                360            355        3/1/04      2/1/09
 74   Galen Medical Building & East Ridge Professional Building (8)   55                360            355        3/1/04      2/1/09
74.1  Galen Medical Building
74.2  East Ridge Professional Building
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                       55                360            355        3/1/04      2/1/09
 76   East Ridge Medical Office Building                              55                360            355        3/1/04      2/1/09
 77   Plaza II                                                        55                360            355        3/1/04      2/1/09
 78   6333 Wilshire Medical                                          120                360            360        8/1/04      7/1/14
 79   Columbia Medical Center - Lewisville                           115                360            355        3/1/04      2/1/14
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                 117                360            357        5/1/04      4/1/14
 81   Cypress Estates Manufactured Housing Community                  61                360            360        8/1/04      8/1/09
 82   Sentry Self Storage                                            111                360            351        11/1/03     10/1/1
 83   Point East/West (8)                                            120                288            288        8/1/04      7/1/14
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                               117                240            237        5/1/04      4/1/14
 85   Parkwest II                                                    119                360            359        7/1/04      6/1/14
 86   Shirlington Self Storage                                       120                360            360        8/1/04      7/1/14
 87   Bend Center Shopping Center                                    120                360            360        8/1/04      7/1/14
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                119                360            359        7/1/04      6/1/14
 89   Med Tech                                                       118                360            358        6/1/04      5/1/14
 90   Park Lee Shopping Center                                       118                360            358        6/1/04      5/1/14
 91   Somerset Woods                                                 117                360            357        5/1/04      4/1/14
 92   Barrington Centre Office Building                              120                360            360        8/1/04      7/1/14
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                121                360            360        8/1/04      8/1/14
 94   Carefree Cove Manufactured Housing Community                   120                360            360        8/1/04      7/1/14
 95   Solana Beach Corporate Center                                   84                360            360        8/1/04      7/1/11
 96   Sierra Crossing                                                120                360            360        8/1/04      7/1/14
 97   Huntington Village Apartments                                  116                360            356        4/1/04      3/1/14
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                120                300            300        8/1/04      7/1/14
 99   Simi Valley Plaza                                              106                360            358        6/1/04      5/1/13
 100  A+ Mini Storage                                                 58                360            358        6/1/04      5/1/09
 101  Villa Carmel Manufactured Housing Community                     61                360            360        8/1/04      8/1/09
 102  The Barney & WL Stockade Apartments                            119                300            299        7/1/04      6/1/14
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                       117                360            357        5/1/04      4/1/14
 104  Storage USA - West Colonial                                    118                360            358        6/1/04      5/1/14
 105  Las Palmas Manufactured Housing Community                      119                360            359        7/1/04      6/1/14
 106  233 S. Beverly Drive                                           118                360            358        6/1/04      5/1/14
 107  Home Manufactured Housing Community                            117                360            360        5/1/04      4/1/14
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                              120                360            360        8/1/04      7/1/14
 109  Maysville Market Center                                        119                360            359        7/1/04      6/1/14
 110  Stonebridge Ranch Retail Center                                117                360            357        5/1/04      4/1/14
 111  Storage USA - Red Bug                                          118                360            358        6/1/04      5/1/14
 112  Walgreens - Greenwell & Joor                                   120                360            360        8/1/04      7/1/14
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                   119                360            360        7/1/04      6/1/14
 114  Continental Communities - Washington Estates II MHC            119                360            360        7/1/04      6/1/14
 115  Coconut Cay Shoppes                                             59                360            360        7/1/04      6/1/09
 116  Armored Self Storage - Lamar                                   120                360            360        8/1/04      7/1/14
 117  Gull Harbor                                                     60                360            360        8/1/04      7/1/09
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                     120                360            360        8/1/04      7/1/14
 119  The Meadows Manufactured Housing Community                     119                360            359        7/1/04      6/1/14
 120  Brookmore Hollow Apartments                                    118                360            358        6/1/04      5/1/14
 121  Ho Ho Kam Mobile Village                                       120                300            300        8/1/04      7/1/14
 122  Moberly Manor Phase II                                         180                180            180        8/1/04      7/1/19
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                120                360            360        8/1/04      7/1/14
 124  Calverton Project                                              117                360            357        5/1/04      4/1/14
 125  WSG Development - Charlottesville                              121                360            360        8/1/04      8/1/14
 126  Point West II                                                  120                288            288        8/1/04      7/1/14
 127  Central Self Storage - Chandler                                117                300            297        5/1/04      4/1/14
------------------------------------------------------------------------------------------------------------------------------------

                                                                             ANNUAL          MONTHLY              REMAINING
                                                                              DEBT            DEBT              INTEREST ONLY
 ID                                PROPERTY NAME                           SERVICE (2)      SERVICE (2)       PERIOD (MOS.) (13)
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                          2,758,800          229,900               59
 1.1  Cheektowaga Properties
 1.2  Clarence Portfolio
 1.3  Spring Creek Center and Steele Crossing
 1.4  Riverdale Village-Inner Ring
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills
 1.6  Township Marketplace
 1.7  The Marketplace
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons
 1.9  Towne Centre
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace
  2   731 Lexington Avenue - Bloomberg Headquarters                        5,389,070          449,089               20
  3   Bank of America Plaza                                                4,801,621          400,135
  4   Strategic Hotel Portfolio (8)                                        3,243,606          270,300
 4.1  Hyatt Regency New Orleans
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix
 4.3  Hyatt Regency La Jolla at Aventine
  5   Sun Communities Portfolio 5 (8)                                      2,669,477          222,456               24
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                         2,431,100          202,592
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall
 6.2  Fountainbleau
 6.3  Oakland
 6.4  Extra Space Storage - Inglewood
 6.5  Margate
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale
 6.7  Halls Ferry
 6.8  Banksville
 6.9  Oxford
6.10  Forest Park
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                             2,122,348          176,862
  8   Stonegate Birmingham (8)                                             2,302,834          191,903               24
 8.1  1000 Urban Center
 8.2  River Village
 8.3  1500 Urban Center
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center
  9   West Village Retail                                                  2,100,176          175,015               24
 10   180 Livingston Street                                                1,886,174          157,181
 11   Beaumont Apartments                                                  1,802,174          150,181
 12   Casa Del Monte Manufactured Housing Community                        1,590,357          132,530
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                            1,646,315          137,193
 14   RVG Portfolio (8)                                                    1,634,126          136,177
14.1  Coliseum Marketplace
14.2  Liberty Marketplace
 15   Greenbrier Apartments                                                1,375,689          114,641               23
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                                    1,410,342          117,529               22
 17   Watkins-Dawson Business Center                                       1,358,186          113,182               23
 18   Pines City Center Plaza                                              1,186,862           98,905
 19   Trainer's Corner Shopping Center                                     1,227,144          102,262
 20   Belvedere Plaza                                                      1,233,848          102,821
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                                     1,114,642           92,887
 21   Memorial Healthcare Plaza                                              488,860           40,738
 22   Memorial Medical Office Building                                       372,439           31,037
 23   JFK Cancer Center                                                      196,919           16,410
 24   Oak Medical Plaza II                                                    34,053            2,838
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                                     22,372            1,864
 26   The Pierce Building                                                  1,091,769           90,981
 27   Newsome Park                                                         1,095,817           91,318
 28   Village Shoppes at East Cherokee                                       846,570           70,548              119
 29   Wiener Portfolio VIII (8)                                              948,283           79,024
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road
29.2  115 East 21st Street
29.3  35-19 147th Street
29.4  314 Clinton Avenue
 30   Paradise Valley Marketplace                                            713,776           59,481               60
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community           1,070,735           89,228
 32   30 North Michigan Avenue                                             1,158,642           96,554                1
 33   Stony Brook Village                                                    959,689           79,974               36
 34   OKC SUSA Portfolio (8)                                               1,050,849           87,571
34.1  9809 SE 29th Street
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway
34.3  8311 S. Western
34.4  5110 NW 10th Street
34.5  2420 South Meridian Avenue
34.6  201 N. Sooner Road
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot
34.8  168 Southeast 33rd Street
 35   Clark Portfolio (8)                                                  1,003,765           83,647
35.1  Clark - Quebec/Pontiac Way
35.2  Clark - Pikes Peak
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College
35.4  Clark - Sycamore, Fort Worth
35.5  Clark - Austin Bluffs
35.6  Clark - Maize Road
35.7  Clark - 21st Street
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside
 36   Villager Apartments                                                    968,498           80,708
 37   Jefferson Square                                                       834,299           69,525
 38   Galloway I and II Medical Office Buildings                             828,902           69,075
 39   Plaza Apartments                                                       784,415           65,368
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                          717,946           59,829               11
 41   Saf Keep Self Storage Melrose                                          772,301           64,358
 42   Hotel Lucia                                                            858,651           71,554
 43   Hall Office Park-G1                                                    706,743           58,895
 44   Skyline Medical Office Building                                        735,321           61,277
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                                       707,294           58,941
 46   Ventu Park                                                             736,157           61,346
 47   Prospect Center                                                        714,091           59,508               34
 48   Chesapeake Landing Apartments                                          657,395           54,783
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                        684,753           57,063
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                                762,925           63,577
 51   Mansards Apartments                                                    655,971           54,664
 52   Corporate Plaza                                                        689,273           57,439
 53   Haddonfield Estates                                                    570,956           47,580               24
 54   Dallas Communications Complex                                          500,050           41,671               60
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                                 618,780           51,565
 56   Moreno Valley Village                                                  667,083           55,590
 57   1600 Dove                                                              579,822           48,318
 58   Sunshine Holiday                                                       594,236           49,520
 59   Bragaw Office Building                                                 592,731           49,394
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                               577,757           48,146
 61   The Aspens Manufactured Housing Community                              512,419           42,702
 62   5000 & 7000 Atrium Way                                                 573,878           47,823
 63   8505 Freeport Parkway                                                  503,037           41,920
 64   Evergreen Plaza                                                        524,753           43,729
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                           698,586           58,215
 66   Rancho Riverside Manufactured Housing Community                        490,869           40,906
 67   Broadway Mesa Center                                                   518,012           43,168
 68   2601 Ocean Park Boulevard                                              428,794           35,733
 69   Uptown Park and Morgan Stanley Office (8)                              531,292           44,274
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                                       456,195           38,016               32
 71   Fifth Third Bank Center                                                478,988           39,916
 72   Walnut Knolls                                                          422,293           35,191                1
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                                   494,823           41,235
      MOB Portfolio 2 (Crossed Rollup)                                       406,791           33,899
 74   Galen Medical Building & East Ridge Professional Building (8)          196,906           16,409
74.1  Galen Medical Building
74.2  East Ridge Professional Building
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                               77,052            6,421
 76   East Ridge Medical Office Building                                      69,674            5,806
 77   Plaza II                                                                63,159            5,263
 78   6333 Wilshire Medical                                                  433,530           36,127
 79   Columbia Medical Center - Lewisville                                   416,367           34,697
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                         400,793           33,399
 81   Cypress Estates Manufactured Housing Community                         362,393           30,199                1
 82   Sentry Self Storage                                                    390,626           32,552
 83   Point East/West (8)                                                    401,568           33,464
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                                       446,525           37,210
 85   Parkwest II                                                            365,830           30,486
 86   Shirlington Self Storage                                               362,961           30,247
 87   Bend Center Shopping Center                                            383,599           31,967
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                        356,542           29,712
 89   Med Tech                                                               362,608           30,217
 90   Park Lee Shopping Center                                               330,408           27,534
 91   Somerset Woods                                                         327,616           27,301
 92   Barrington Centre Office Building                                      358,302           29,859
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                        343,380           28,615               25
 94   Carefree Cove Manufactured Housing Community                           333,216           27,768
 95   Solana Beach Corporate Center                                          333,402           27,784
 96   Sierra Crossing                                                        314,786           26,232
 97   Huntington Village Apartments                                          304,847           25,404
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                        304,372           25,364
 99   Simi Valley Plaza                                                      286,677           23,890
 100  A+ Mini Storage                                                        270,516           22,543
 101  Villa Carmel Manufactured Housing Community                            270,250           22,521                1
 102  The Barney & WL Stockade Apartments                                    275,315           22,943
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                               254,749           21,229
 104  Storage USA - West Colonial                                            273,907           22,826
 105  Las Palmas Manufactured Housing Community                              265,879           22,157
 106  233 S. Beverly Drive                                                   268,140           22,345
 107  Home Manufactured Housing Community                                    244,881           20,407               21
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                                      273,279           22,773
 109  Maysville Market Center                                                268,873           22,406
 110  Stonebridge Ranch Retail Center                                        245,166           20,431
 111  Storage USA - Red Bug                                                  232,179           19,348
 112  Walgreens - Greenwell & Joor                                           222,874           18,573
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                           221,901           18,492               23
 114  Continental Communities - Washington Estates II MHC                    216,117           18,010               23
 115  Coconut Cay Shoppes                                                    211,002           17,583               11
 116  Armored Self Storage - Lamar                                           196,126           16,344               24
 117  Gull Harbor                                                            198,027           16,502
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                             203,180           16,932
 119  The Meadows Manufactured Housing Community                             179,959           14,997
 120  Brookmore Hollow Apartments                                            171,130           14,261
 121  Ho Ho Kam Mobile Village                                               156,693           13,058
 122  Moberly Manor Phase II                                                 175,689           14,641
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                        122,968           10,247
 124  Calverton Project                                                      121,055           10,088
 125  WSG Development - Charlottesville                                      121,130           10,094                1
 126  Point West II                                                           87,094            7,258
 127  Central Self Storage - Chandler                                         76,803            6,400
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                       CROSSED
                                                                                        APD             WITH             DSCR
 ID                                PROPERTY NAME                       LOCKBOX (3)    (YES/NO)    OTHER LOANS (10)  (2)(4)(6)(7)(10)
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                   Hard                 No              No              3.62
 1.1  Cheektowaga Properties
 1.2  Clarence Portfolio
 1.3  Spring Creek Center and Steele Crossing
 1.4  Riverdale Village-Inner Ring
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills
 1.6  Township Marketplace
 1.7  The Marketplace
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons
 1.9  Towne Centre
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace
  2   731 Lexington Avenue - Bloomberg Headquarters                 Hard                Yes              No              1.48
  3   Bank of America Plaza                                         Hard                 No              No              1.27
  4   Strategic Hotel Portfolio (8)                                 Hard                 No              No              2.65
 4.1  Hyatt Regency New Orleans
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix
 4.3  Hyatt Regency La Jolla at Aventine
  5   Sun Communities Portfolio 5 (8)                               Soft at Closing,     No              No              1.36
                                                                    Springing Hard
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                  No                   No              No              1.50
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall
 6.2  Fountainbleau
 6.3  Oakland
 6.4  Extra Space Storage - Inglewood
 6.5  Margate
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale
 6.7  Halls Ferry
 6.8  Banksville
 6.9  Oxford
6.10  Forest Park
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                      Soft at Closing,    Yes              No              1.31
                                                                    Springing Hard
  8   Stonegate Birmingham (8)                                      Hard                 No              No              1.26
 8.1  1000 Urban Center
 8.2  River Village
 8.3  1500 Urban Center
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center
  9   West Village Retail                                           Hard                 No              No              1.21
 10   180 Livingston Street                                         Soft at Closing,     No              No              1.30
                                                                    Springing Hard
 11   Beaumont Apartments                                           No                   No              No              1.21
 12   Casa Del Monte Manufactured Housing Community                 No                   No              No              1.37
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                     Hard                 No              No              1.26
 14   RVG Portfolio (8)                                             Soft                 No              No              1.29
14.1  Coliseum Marketplace
14.2  Liberty Marketplace
 15   Greenbrier Apartments                                         No                   No              No              1.37
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                             No                   No              No              1.27
 17   Watkins-Dawson Business Center                                No                   No              No              1.31
 18   Pines City Center Plaza                                       No                   No              No              1.39
 19   Trainer's Corner Shopping Center                              No                   No              No              1.27
 20   Belvedere Plaza                                               Hard                 No              No              1.27
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                              No                   No      Yes (GECMC 04-3-A)      1.45
 21   Memorial Healthcare Plaza                                     NO                   NO      YES (GECMC 04-3-A)      1.45
 22   Memorial Medical Office Building                              No                   No      Yes (GECMC 04-3-A)      1.45
 23   JFK Cancer Center                                             No                   No      Yes (GECMC 04-3-A)      1.45
 24   Oak Medical Plaza II                                          No                   No      Yes (GECMC 04-3-A)      1.45
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                           No                   No      Yes (GECMC 04-3-A)      1.45
 26   The Pierce Building                                           No                   No              No              1.44
 27   Newsome Park                                                  No                   No              No              1.43
 28   Village Shoppes at East Cherokee                              Springing Hard       No              No              1.92
 29   Wiener Portfolio VIII (8)                                     No                   No              No              1.22
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road
29.2  115 East 21st Street
29.3  35-19 147th Street
29.4  314 Clinton Avenue
 30   Paradise Valley Marketplace                                   No                   No              No              2.55
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community    No                   No              No              1.26
 32   30 North Michigan Avenue                                      No                   No              No              1.25
 33   Stony Brook Village                                           No                   No              No              1.33
 34   OKC SUSA Portfolio (8)                                        No                   No              No              1.41
34.1  9809 SE 29th Street
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway
34.3  8311 S. Western
34.4  5110 NW 10th Street
34.5  2420 South Meridian Avenue
34.6  201 N. Sooner Road
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot
34.8  168 Southeast 33rd Street
 35   Clark Portfolio (8)                                           No                   No              No              1.29
35.1  Clark - Quebec/Pontiac Way
35.2  Clark - Pikes Peak
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College
35.4  Clark - Sycamore, Fort Worth
35.5  Clark - Austin Bluffs
35.6  Clark - Maize Road
35.7  Clark - 21st Street
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside
 36   Villager Apartments                                           No                   No              No              1.20
 37   Jefferson Square                                              No                   No              No              1.63
 38   Galloway I and II Medical Office Buildings                    No                   No              No              1.32
 39   Plaza Apartments                                              No                   No              No              1.21
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                 No                   No              No              1.38
 41   Saf Keep Self Storage Melrose                                 No                   No              No              1.32
 42   Hotel Lucia                                                   No                   No              No              1.65
 43   Hall Office Park-G1                                           No                   No              No              1.46
 44   Skyline Medical Office Building                               No                   No              No              1.33
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                              No                   No              No              1.33
 46   Ventu Park                                                    No                   No              No              1.28
 47   Prospect Center                                               No                   No              No              1.36
 48   Chesapeake Landing Apartments                                 No                   No              No              1.35
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery               No                   No              No              1.26
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                       Springing Hard       No              No              1.90
 51   Mansards Apartments                                           No                   No              No              1.47
 52   Corporate Plaza                                               No                   No              No              1.38
 53   Haddonfield Estates                                           No                   No              No              1.41
 54   Dallas Communications Complex                                 No                   No              No              1.73
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                        Hard                Yes              No              1.24
 56   Moreno Valley Village                                         No                   No              No              1.21
 57   1600 Dove                                                     No                   No              No              1.37
 58   Sunshine Holiday                                              No                   No              No              1.28
 59   Bragaw Office Building                                        Springing Hard       No              No              1.45
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                      No                   No              No              1.44
 61   The Aspens Manufactured Housing Community                     No                   No              No              1.77
 62   5000 & 7000 Atrium Way                                        Hard                 No              No              1.26
 63   8505 Freeport Parkway                                         Hard                 No              No              1.32
 64   Evergreen Plaza                                               No                   No              No              1.28
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                  No                   No              No              1.27
 66   Rancho Riverside Manufactured Housing Community               No                   No              No              1.38
 67   Broadway Mesa Center                                          No                   No              No              1.35
 68   2601 Ocean Park Boulevard                                     Hard                 No              No              1.38
 69   Uptown Park and Morgan Stanley Office (8)                     No                   No              No              1.31
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                              No                   No              No              1.23
 71   Fifth Third Bank Center                                       No                   No              No              1.33
 72   Walnut Knolls                                                 No                   No              No              1.34
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                          No                   No              No              1.81
      MOB Portfolio 2 (Crossed Rollup)                              No                   No      Yes (GECMC 04-3-B)      1.46
 74   Galen Medical Building & East Ridge Professional Building (8) NO                   NO      YES (GECMC 04-3-B)      1.46
74.1  Galen Medical Building                                                                                             1.46
74.2  East Ridge Professional Building                                                                                   1.46
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                     No                   No      Yes (GECMC 04-3-B)      1.46
 76   East Ridge Medical Office Building                            No                   No      Yes (GECMC 04-3-B)      1.46
 77   Plaza II                                                      No                   No      Yes (GECMC 04-3-B)      1.46
 78   6333 Wilshire Medical                                         No                   No              No              1.25
 79   Columbia Medical Center - Lewisville                          No                   No              No              1.55
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                No                   No              No              1.41
 81   Cypress Estates Manufactured Housing Community                No                   No              No              1.46
 82   Sentry Self Storage                                           No                   No              No              1.29
 83   Point East/West (8)                                           No                   No              No              1.68
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                              Hard                 No              No              1.25
 85   Parkwest II                                                   No                   No              No              1.30
 86   Shirlington Self Storage                                      No                   No              No              1.86
 87   Bend Center Shopping Center                                   No                   No              No              1.28
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community               No                   No              No              1.26
 89   Med Tech                                                      No                   No              No              1.36
 90   Park Lee Shopping Center                                      No                   No              No              1.54
 91   Somerset Woods                                                No                   No              No              2.19
 92   Barrington Centre Office Building                             No                   No              No              1.25
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                               No                   No              No              1.40
 94   Carefree Cove Manufactured Housing Community                  No                   No              No              1.28
 95   Solana Beach Corporate Center                                 No                   No              No              1.26
 96   Sierra Crossing                                               No                   No              No              1.46
 97   Huntington Village Apartments                                 No                   No              No              1.27
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                               No                   No              No              1.80
 99   Simi Valley Plaza                                             No                   No              No              1.32
 100  A+ Mini Storage                                               No                   No              No              1.38
 101  Villa Carmel Manufactured Housing Community                   No                   No              No              1.47
 102  The Barney & WL Stockade Apartments                           No                   No              No              1.41
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                      No                   No              No              3.51
 104  Storage USA - West Colonial                                   No                   No              No              1.25
 105  Las Palmas Manufactured Housing Community                     No                   No              No              1.23
 106  233 S. Beverly Drive                                          No                   No              No              1.25
 107  Home Manufactured Housing Community                           No                   No              No              1.38
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                             No                   No              No              1.22
 109  Maysville Market Center                                       No                   No              No              1.37
 110  Stonebridge Ranch Retail Center                               No                   No              No              1.60
 111  Storage USA - Red Bug                                         No                   No              No              1.36
 112  Walgreens - Greenwell & Joor                                  Hard                 No              No              1.36
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                  No                   No              No              1.20
 114  Continental Communities - Washington Estates II MHC           No                   No              No              1.34
 115  Coconut Cay Shoppes                                           No                   No              No              1.53
 116  Armored Self Storage - Lamar                                  No                   No              No              2.06
 117  Gull Harbor                                                   No                   No              No              1.36
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                    No                   No              No              1.29
 119  The Meadows Manufactured Housing Community                    No                   No              No              1.39
 120  Brookmore Hollow Apartments                                   No                   No              No              1.40
 121  Ho Ho Kam Mobile Village                                      No                   No              No              1.25
 122  Moberly Manor Phase II                                        No                   No              No              1.29
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                               No                   No              No              1.67
 124  Calverton Project                                             No                   No              No              1.41
 125  WSG Development - Charlottesville                             No                   No              No              1.35
 126  Point West II                                                 No                   No              No              1.73
 127  Central Self Storage - Chandler                               No                   No              No              3.87
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                     CUT-OFF              LTV
                                                                    GRACE  PAYMENT  APPRAISED      DATE LTV            RATIO AT
 ID                                PROPERTY NAME                   PERIOD   DATE      VALUE    RATIO (4)(6)(10)  MATURITY/APD(6)(10)
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                    5       1     395,875,000        54.31%            54.31%
 1.1  Cheektowaga Properties                                                       115,000,000
 1.2  Clarence Portfolio                                                            74,000,000
 1.3  Spring Creek Center and Steele Crossing                                       49,300,000
 1.4  Riverdale Village-Inner Ring                                                  42,200,000
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                                   25,800,000
 1.6  Township Marketplace                                                          23,450,000
 1.7  The Marketplace                                                               20,200,000
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                                         17,000,000
 1.9  Towne Centre                                                                  16,275,000
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                                              12,650,000
  2   731 Lexington Avenue - Bloomberg Headquarters                  2       1     535,000,000        58.69%            42.01%
  3   Bank of America Plaza                                          5       1      90,000,000        70.00%            58.18%
  4   Strategic Hotel Portfolio (8)                                                377,600,000        46.35%            41.40%
 4.1  Hyatt Regency New Orleans                                                    185,000,000
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                                        102,700,000
 4.3  Hyatt Regency La Jolla at Aventine                                            89,900,000
  5   Sun Communities Portfolio 5 (8)                                5       1      51,500,000        80.00%            69.32%
 5.1  Sun Communities Portfolio 5 - Alpine Meadows                                  16,350,000        80.00%            69.32%
 5.2  Sun Communities Portfolio 5 - Goldcoaster                                     12,700,000        80.00%            69.32%
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill                                       7,350,000        80.00%            69.32%
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove                                 6,800,000        80.00%            69.32%
 5.5  Sun Communities Portfolio 5 - Snow to Sun                                      4,300,000        80.00%            69.32%
 5.6  Sun Communities Portfolio 5 - Casa Del Valle                                   4,000,000        80.00%            69.32%
  6   Extra Space Portfolio #2 (8)                                   5       1      48,890,000        72.68%            64.66%
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                                   11,450,000
 6.2  Fountainbleau                                                                  6,280,000
 6.3  Oakland                                                                        6,100,000
 6.4  Extra Space Storage - Inglewood                                                6,050,000
 6.5  Margate                                                                        4,020,000
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                                               4,320,000
 6.7  Halls Ferry                                                                    3,280,000
 6.8  Banksville                                                                     2,920,000
 6.9  Oxford                                                                         2,350,000
6.10  Forest Park                                                                    2,120,000
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                       5       1      45,000,000        76.38%            67.26%
  8   Stonegate Birmingham (8)                                       5       1      46,900,000        59.91%            55.08%
 8.1  1000 Urban Center                                                             16,300,000
 8.2  River Village                                                                 10,600,000
 8.3  1500 Urban Center                                                             10,200,000
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                                              9,800,000
  9   West Village Retail                                            5       1      36,000,000        77.13%            67.26%
 10   180 Livingston Street                                         10       1      38,000,000        69.74%            58.97%
 11   Beaumont Apartments                                            5       1      32,675,000        79.57%            59.23%
 12   Casa Del Monte Manufactured Housing Community                  5       1      31,400,000        79.43%            65.22%
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                      5       1      31,800,000        76.80%            64.10%
 14   RVG Portfolio (8)                                              5       1      26,100,000        79.69%            66.93%
14.1  Coliseum Marketplace                                           5       0      13,300,000
14.2  Liberty Marketplace                                            5       0      12,800,000
 15   Greenbrier Apartments                                          5       1      27,500,000        79.27%            75.65%
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                              5       1      26,700,000        78.65%            67.11%
 17   Watkins-Dawson Business Center                                10       1      28,000,000        75.00%            69.21%
 18   Pines City Center Plaza                                        5       1      23,500,000        79.48%            65.14%
 19   Trainer's Corner Shopping Center                               5       1      22,000,000        80.00%            67.26%
 20   Belvedere Plaza                                                5       1      22,500,000        78.22%            70.35%
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                              10       1      26,550,000        63.95%            59.43%
 21   Memorial Healthcare Plaza                                     10       1      10,700,000        63.95%            59.43%
 22   Memorial Medical Office Building                              10       1       9,800,000        63.95%            59.43%
 23   JFK Cancer Center                                             10       1       4,400,000        63.95%            59.43%
 24   Oak Medical Plaza II                                          10       1         775,000        63.95%            59.43%
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                           10       1         875,000        63.95%            59.43%
 26   The Pierce Building                                            5       1      21,500,000        77.58%            64.13%
 27   Newsome Park                                                   5       1      20,750,000        79.26%            65.94%
 28   Village Shoppes at East Cherokee                               5       1      24,300,000        64.95%            64.95%
 29   Wiener Portfolio VIII (8)                                      5       1      19,950,000        78.72%            72.05%
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                                       10,900,000
29.2  115 East 21st Street                                                           4,200,000
29.3  35-19 147th Street                                                             4,000,000
29.4  314 Clinton Avenue                                                               850,000
 30   Paradise Valley Marketplace                                   10       1      26,500,000        59.17%            59.17%
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community     7       1      19,760,000        77.97%            65.54%
 32   30 North Michigan Avenue                                       5       1      22,800,000        65.79%            50.92%
 33   Stony Brook Village                                            5       1      18,800,000        79.79%            70.68%
 34   OKC SUSA Portfolio (8)                                         5       1      23,800,000        60.22%            45.89%
34.1  9809 SE 29th Street                                                            6,150,000
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                                             4,040,000
34.3  8311 S. Western                                                                3,290,000
34.4  5110 NW 10th Street                                                            2,750,000
34.5  2420 South Meridian Avenue                                                     2,210,000
34.6  201 N. Sooner Road                                                             2,020,000
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                                           1,760,000
34.8  168 Southeast 33rd Street                                                      1,580,000
 35   Clark Portfolio (8)                                            5       1      18,850,000        74.15%            55.97%
35.1  Clark - Quebec/Pontiac Way                                                     3,200,000
35.2  Clark - Pikes Peak                                                             2,850,000
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                                2,330,000
35.4  Clark - Sycamore, Fort Worth                                                   2,300,000
35.5  Clark - Austin Bluffs                                                          2,290,000
35.6  Clark - Maize Road                                                             2,210,000
35.7  Clark - 21st Street                                                            1,940,000
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                                               1,730,000
 36   Villager Apartments                                            5       1      17,700,000        78.14%            65.77%
 37   Jefferson Square                                               5       1      19,800,000        65.78%            60.80%
 38   Galloway I and II Medical Office Buildings                    10       1      15,700,000        74.92%            63.22%
 39   Plaza Apartments                                               5       1      15,100,000        76.00%            63.64%
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                  5       1      13,900,000        77.34%            70.33%
 41   Saf Keep Self Storage Melrose                                  5       1      14,380,000        74.41%            63.16%
 42   Hotel Lucia                                                    5       1      16,900,000        62.13%            49.07%
 43   Hall Office Park-G1                                            5       1      14,850,000        70.63%            58.86%
 44   Skyline Medical Office Building                               10       1      16,200,000        64.53%            54.59%
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                               5       1      13,250,000        78.78%            70.47%
 46   Ventu Park                                                     5       1      14,700,000        66.53%            59.50%
 47   Prospect Center                                                5       1      15,900,000        65.41%            63.74%
 48   Chesapeake Landing Apartments                                 10       1      12,800,000        79.82%            73.75%
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                5       1      13,400,000        74.92%            67.09%
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                       10       1      24,000,000        41.67%            32.11%
 51   Mansards Apartments                                            5       1      13,500,000        73.82%            61.21%
 52   Corporate Plaza                                                5       1      12,750,000        76.78%            64.77%
 53   Haddonfield Estates                                            5       1      11,900,000        76.47%            65.92%
 54   Dallas Communications Complex                                  5       1      14,400,000        62.50%            62.50%
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                         5       1      12,000,000        75.00%            67.21%
 56   Moreno Valley Village                                          5       1      12,400,000        72.51%            62.05%
 57   1600 Dove                                                     10       1      11,325,000        75.78%            63.25%
 58   Sunshine Holiday                                               7       1      11,200,000        76.35%            64.17%
 59   Bragaw Office Building                                         5       1      10,500,000        80.00%            74.66%
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                       5       1      10,600,000        78.46%            66.09%
 61   The Aspens Manufactured Housing Community                      5       1      12,000,000        66.59%            54.72%
 62   5000 & 7000 Atrium Way                                         5       1       9,800,000        79.59%            67.91%
 63   8505 Freeport Parkway                                          5       1      12,000,000        64.85%            53.70%
 64   Evergreen Plaza                                               10       1      10,300,000        74.76%            62.45%
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                   5       1      11,300,000        67.26%            12.60%
 66   Rancho Riverside Manufactured Housing Community                5       1      10,800,000        69.44%            61.66%
 67   Broadway Mesa Center                                           5       1       9,400,000        76.52%            64.95%
 68   2601 Ocean Park Boulevard                                      5       1       8,600,000        79.46%            73.18%
 69   Uptown Park and Morgan Stanley Office (8)                      5       1       8,900,000        76.40%            62.56%
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                                    4,800,000
69.2  Morgan Stanley Office                                                          4,100,000
 70   Somerset Village Shopping Center                               5       1       8,500,000        77.06%            69.24%
 71   Fifth Third Bank Center                                        5       1       8,700,000        74.49%            56.87%
 72   Walnut Knolls                                                 10       1       8,100,000        80.00%            66.42%
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                           5       1      10,500,000        60.79%            47.20%
      MOB Portfolio 2 (Crossed Rollup)                              10       1      10,225,000        60.60%            56.32%
 74   Galen Medical Building & East Ridge Professional Building (8) 10       1       4,450,000        60.60%            56.32%
74.1  Galen Medical Building                                                         2,725,000
74.2  East Ridge Professional Building                                               1,725,000
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                     10       1       2,750,000        60.60%            56.32%
 76   East Ridge Medical Office Building                            10       1       1,525,000        60.60%            56.32%
 77   Plaza II                                                      10       1       1,500,000        60.60%            56.32%
 78   6333 Wilshire Medical                                          5       1       8,300,000        72.29%            61.38%
 79   Columbia Medical Center - Lewisville                          10       1       8,500,000        69.64%            58.91%
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                 5       1       7,325,000        79.61%            66.81%
 81   Cypress Estates Manufactured Housing Community                 5       1       7,040,000        80.00%            73.77%
 82   Sentry Self Storage                                           10       1       8,000,000        68.15%            58.11%
 83   Point East/West (8)                                            5       1       9,300,000        56.72%            42.30%
83.1  Point West I                                                                   5,300,000
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East                                                                     4,000,000
 84   Robinson Station Shopping Center                              10       1       7,075,000        74.42%            48.64%
 85   Parkwest II                                                    5       1       6,530,000        79.92%            67.34%
 86   Shirlington Self Storage                                       5       1       8,450,000        61.54%            51.75%
 87   Bend Center Shopping Center                                   10       1       7,150,000        72.73%            62.10%
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                7       1       6,420,000        79.92%            67.17%
 89   Med Tech                                                       5       1       7,000,000        72.72%            61.59%
 90   Park Lee Shopping Center                                      10       1       7,800,000        65.24%            53.84%
 91   Somerset Woods                                                 5       1      11,400,000        43.71%            36.23%
 92   Barrington Centre Office Building                             10       1       6,400,000        76.56%            65.22%
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                5       1       6,050,000        80.00%            70.69%
 94   Carefree Cove Manufactured Housing Community                   7       1       6,600,000        72.73%            61.07%
 95   Solana Beach Corporate Center                                 10       1       6,200,000        75.00%            67.73%
 96   Sierra Crossing                                                5       1       6,140,000        73.29%            61.67%
 97   Huntington Village Apartments                                  5       1       5,820,000        77.15%            64.58%
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                5       1       7,100,000        61.97%            46.10%
 99   Simi Valley Plaza                                             10       1       5,700,000        77.02%            65.36%
 100  A+ Mini Storage                                               10       1       7,250,000        58.48%            53.98%
 101  Villa Carmel Manufactured Housing Community                    5       1       5,650,000        74.34%            68.54%
 102  The Barney & WL Stockade Apartments                            5       1       7,000,000        57.04%            42.42%
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                       5       1      16,100,000        24.76%            20.36%
 104  Storage USA - West Colonial                                   10       1       4,900,000        78.22%            66.31%
 105  Las Palmas Manufactured Housing Community                      7       1       4,870,000        78.56%            66.03%
 106  233 S. Beverly Drive                                          10       1       5,920,000        64.07%            54.15%
 107  Home Manufactured Housing Community                            5       1       4,700,000        79.79%            69.25%
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                              5       1       5,190,000        72.25%            61.49%
 109  Maysville Market Center                                       10       1       5,000,000        74.92%            63.54%
 110  Stonebridge Ranch Retail Center                                5       1       4,500,000        74.79%            63.77%
 111  Storage USA - Red Bug                                         10       1       4,150,000        78.29%            66.36%
 112  Walgreens - Greenwell & Joor                                   5       1       4,450,000        71.91%            60.44%
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                  10       1       4,000,000        80.00%            70.35%
 114  Continental Communities - Washington Estates II MHC           10       1       3,900,000        80.00%            70.33%
 115  Coconut Cay Shoppes                                            5       1       5,000,000        60.00%            56.87%
 116  Armored Self Storage - Lamar                                   5       1       4,700,000        63.83%            55.42%
 117  Gull Harbor                                                    5       1       3,700,000        78.38%            72.84%
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                     5       1       3,500,000        80.00%            68.01%
 119  The Meadows Manufactured Housing Community                     5       1       3,480,000        76.07%            63.55%
 120  Brookmore Hollow Apartments                                    5       1       3,320,000        78.14%            64.78%
 121  Ho Ho Kam Mobile Village                                       5       1       2,510,000        79.68%            62.00%
 122  Moberly Manor Phase II                                         5       1       3,200,000        56.25%             0.66%
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                5       1       2,550,000        70.00%            58.65%
 124  Calverton Project                                              5       1       2,175,000        79.76%            67.22%
 125  WSG Development - Charlottesville                              5       1       2,300,000        73.91%            62.51%
 126  Point West II                                                  5       1       2,300,000        48.91%            36.71%
 127  Central Self Storage - Chandler                                5       1       3,500,000        28.45%            22.07%
------------------------------------------------------------------------------------------------------------------------------------






 ID                                PROPERTY NAME                ADDRESS                                  CITY
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                               Various                                  Various
 1.1  Cheektowaga Properties                                    Union Road & Walden Avenue               Cheektowaga
 1.2  Clarence Portfolio                                        Transit Road                             Clarence-Amherst-Lancaster
 1.3  Spring Creek Center and Steele Crossing                   352-464 & 637 East Joyce Boulevard       Fayetteville
                                                                  and 3575 North Shiloh Drive
 1.4  Riverdale Village-Inner Ring                              12785 Riverdale Boulevard                Coon Rapids
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                               299 Swannanoa River Road                 Asheville
 1.6  Township Marketplace                                      State Route 18                           Monaca
 1.7  The Marketplace                                           7034 Charlotte Pike                      Nashville
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                     Lewiston Road and West Main Street       Batavia
 1.9  Towne Centre                                              1851 Old Fort Parkway (US 231)           Murfreesboro
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                          Peach Street                             Erie
  2   731 Lexington Avenue - Bloomberg Headquarters             731 Lexington Avenue                     New York
  3   Bank of America Plaza                                     800 Market Street                        Saint Louis
  4   Strategic Hotel Portfolio (8)                             Various                                  Various
 4.1  Hyatt Regency New Orleans                                 500 Poydras Plaza                        New Orleans
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                     122 North Second Street                  Phoenix
 4.3  Hyatt Regency La Jolla at Aventine                        3777 La Jolla Village Drive              La Jolla
  5   Sun Communities Portfolio 5 (8)                           Various                                  Various
 5.1  Sun Communities Portfolio 5 - Alpine Meadows              3800 Fruit Ridge Avenue Northwest        Grand Rapids
 5.2  Sun Communities Portfolio 5 - Goldcoaster                 34850 SW 187th Avenue                    Homestead
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill                  3601 Hill Avenue                         Toledo
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove            4441 Jena Lane                           Flint
 5.5  Sun Communities Portfolio 5 - Snow to Sun                 1701 North International Boulevard       Weslaco
 5.6  Sun Communities Portfolio 5 - Casa Del Valle              1048 North Alamo Road                    Alamo
  6   Extra Space Portfolio #2 (8)                              Various                                  Various
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                               8890 SW 72nd Street                      Miami
 6.2  Fountainbleau                                             8900 Northwest 12th Street               Doral
 6.3  Oakland                                                   210 Fallon Street                        Oakland
 6.4  Extra Space Storage - Inglewood                           3846 West Century Boulevard              Inglewood
 6.5  Margate                                                   1880 North State Road 7                  Margate
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                          2048 South State Road 7                  North Lauderdale
 6.7  Halls Ferry                                               9702 Halls Ferry Road                    Jennings
 6.8  Banksville                                                1005 East Entry Drive                    Pittsburgh
 6.9  Oxford                                                    103 Southbridge Road (Route 20)          North Oxford
6.10  Forest Park                                               4210 Forest Park Boulevard               St. Louis
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                  2401 South Hacienda Boulevard            Hacienda Heights
  8   Stonegate Birmingham (8)                                  Various                                  Various
 8.1  1000 Urban Center                                         1000 Urban Center Drive                  Vestavia Hills
 8.2  River Village                                             3760 River Run Drive                     Birmingham
 8.3  1500 Urban Center                                         1500 Urban Center Drive                  Vestavia Hills
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                         1400 Urban Center Drive                  Vestavia Hills
  9   West Village Retail                                       3700 Cole Avenue                         Dallas
 10   180 Livingston Street                                     180 Livingston Street                    Brooklyn
 11   Beaumont Apartments                                       1101 Beaumont Centre Lane                Lexington
 12   Casa Del Monte Manufactured Housing Community             6151 Forest Hill Boulevard               West Palm Beach
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                 5718 Flushing Avenue                     Maspeth
 14   RVG Portfolio (8)                                         Various                                  Various
14.1  Coliseum Marketplace                                      2190 Coliseum Drive                      Hampton
14.2  Liberty Marketplace                                       22 Hoover Avenue                         Dubois
 15   Greenbrier Apartments                                     100 Willow Oak Drive                     Columbia
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                         801 West 15th Street                     Plano
 17   Watkins-Dawson Business Center                            6500 McDonough Drive                     Norcross
 18   Pines City Center Plaza                                   10101-10345 Pines Boulevard              Pembroke Pines
 19   Trainer's Corner Shopping Center                          140-228 North West End Boulevard         Quakertown
 20   Belvedere Plaza                                           1203-1219 Columbia Drive                 Decatur
                                                                 and 3435-3553 Memorial Drive
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                          Various                                  Various
 21   Memorial Healthcare Plaza                                 3901 University Boulevard South          Jacksonville
 22   Memorial Medical Office Building                          3627 University Boulevard South          Jacksonville
 23   JFK Cancer Center                                         4685 South Congress Avenue               Lake Worth
 24   Oak Medical Plaza II                                      800 Rose Avenue                          Kissimmee
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                       800 West Oak Street                      Kissimmee
 26   The Pierce Building                                       1330-1354 Beacon Street                  Brookline
 27   Newsome Park                                              4801 Marshall Avenue                     Newport News
 28   Village Shoppes at East Cherokee                          6236 Old Highway 5                       Holly Springs
 29   Wiener Portfolio VIII (8)                                 Various                                  Various
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                   815 Gravesend Neck Road                  Brooklyn
29.2  115 East 21st Street                                      115 East 21st Street                     Brooklyn
29.3  35-19 147th Street                                        35-19 147th Street                       Flushing
29.4  314 Clinton Avenue                                        314 Clinton Avenue                       Brooklyn
 30   Paradise Valley Marketplace                               10810 North Tatum Boulevard              Phoenix
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured
      Housing Community                                         200 Ford Road                            San Jose
 32   30 North Michigan Avenue                                  30 North Michigan Avenue                 Chicago
 33   Stony Brook Village                                       100-140 Mill Street                      East Haven
 34   OKC SUSA Portfolio (8)                                    Various                                  Various
34.1  9809 SE 29th Street                                       9809 Southeast 29th Street               Oklahoma City
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                        6733 Northwest Expressway                Oklahoma City
34.3  8311 S. Western                                           8311 South Western Avenue                Oklahoma City
34.4  5110 NW 10th Street                                       5110 Northwest 10th Street               Oklahoma City
34.5  2420 South Meridian Avenue                                2420 South Meridian Avenue               Oklahoma City
34.6  201 N. Sooner Road                                        201 North Sooner Road                    Oklahoma City
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                      1708 South Air Depot Boulevard           Oklahoma City
34.8  168 Southeast 33rd Street                                 168 Southeast 33rd Street                Edmond
 35   Clark Portfolio (8)                                       Various                                  Various
35.1  Clark - Quebec/Pontiac Way                                2078 South Pontiac Way                   Denver
35.2  Clark - Pikes Peak                                        3760 Pikes Peak Avenue                   Colorado Springs
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                           13300 College Boulevard                  Lenexa
35.4  Clark - Sycamore, Fort Worth                              3030 Sycamore School Road                Fort Worth
35.5  Clark - Austin Bluffs                                     3160 Austin Bluffs Parkway               Colorado Springs
35.6  Clark - Maize Road                                        111 North Maize Road                     Wichita
35.7  Clark - 21st Street                                       8631 West 21st                           Wichita
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                          405 South Hillside Street                Wichita
 36   Villager Apartments                                       300 Barton Run Boulevard                 Marlton
 37   Jefferson Square                                          4700 42nd Avenue SW                      Seattle
 38   Galloway I and II Medical Office Buildings                7400 & 7500 SW 87th Avenue               Miami
 39   Plaza Apartments                                          1728 East Barstow Avenue                 Fresno
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                             500 Concord Place                        Culpeper
 41   Saf Keep Self Storage Melrose                             4996 Melrose Avenue                      Los Angeles
 42   Hotel Lucia                                               400 SW Broadway                          Portland
 43   Hall Office Park-G1                                       2401 Internet Boulevard                  Frisco
 44   Skyline Medical Office Building                           3443 Dickerson Pike                      Nashville
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                          3426-3484 Lithia-Pinecrest Road          Valrico
 46   Ventu Park                                                579-583 North Ventu Park Road            Newbury Park
 47   Prospect Center                                           1020 Prospect Street                     La Jolla
 48   Chesapeake Landing Apartments                             1551 Causeway Drive                      Centerville
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery           132 Bowery, 116 Elizabeth Street         New York
                                                                 and 145-149 Bowery
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                   5, 7 and 9 River Park Place East         Fresno
 51   Mansards Apartments                                       1501 Kindly Lane                         Virginia Beach
 52   Corporate Plaza                                           771 Corporate Drive                      Lexington
 53   Haddonfield Estates                                       126-A Kent Avenue                        Haddonfield
 54   Dallas Communications Complex                             6305, 6309 & 6311 O'Connor Boulevard     Irving
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                    3795 Hagers Grove Road SE                Salem
 56   Moreno Valley Village                                     12190-12240 Perris Boulevard             Moreno Valley
 57   1600 Dove                                                 1600 Dove Street                         Newport Beach
 58   Sunshine Holiday                                          2802 West Oakland Park Boulevard         Oakland Park
 59   Bragaw Office Building                                    1835 South Bragaw Street                 Anchorage
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                  25 Crossroads Drive                      Owings Mills
 61   The Aspens Manufactured Housing Community                 901 West Beaver Creek Road               Avon
 62   5000 & 7000 Atrium Way                                    5000 & 7000 Atrium Way                   Mount Laurel
 63   8505 Freeport Parkway                                     8505 Freeport Parkway                    Irving
 64   Evergreen Plaza                                           11712 NE Fourth Plain Road               Vancouver
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                              543-561 Par Drive, 425-441 Birdie Drive  Marion
 66   Rancho Riverside Manufactured Housing Community           3701 Fillmore Street                     Riverside
 67   Broadway Mesa Center                                      506-710 West Broadway Road               Mesa
 68   2601 Ocean Park Boulevard                                 2601 Ocean Park Boulevard                Santa Monica
 69   Uptown Park and Morgan Stanley Office (8)                 Various                                  Albuquerque
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                               2201 Louisiana Boulevard Northeast       Albuquerque
69.2  Morgan Stanley Office                                     6701 Uptown Boulevard Northeast          Albuquerque
 70   Somerset Village Shopping Center                          1180 & 1250 South Buckley Road           Aurora
 71   Fifth Third Bank Center                                   13350 Metro Parkway                      Fort Meyers
 72   Walnut Knolls                                             2036 North Walnut Street                 Bloomington
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                      6003 Hudson Road                         Woodbury
      MOB Portfolio 2 (Crossed Rollup)                          Various                                  Various
 74   Galen Medical Building & East Ridge
        Professional Building(8)                                Various                                  East Ridge
74.1  Galen Medical Building                                    961 Spring Creek Road                    East Ridge
74.2  East Ridge Professional Building                          935 Spring Creek Road                    East Ridge
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                 2341 McCallie Avenue                     Chattanooga
 76   East Ridge Medical Office Building                        929 Spring Creek Road                    East Ridge
 77   Plaza II                                                  2339 McCallie Avenue                     Chattanooga
 78   6333 Wilshire Medical                                     6333 Wilshire Boulevard                  Los Angeles
 79   Columbia Medical Center - Lewisville                      500 West Main Street                     Lewisville
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                            5170 Amber Valley Parkway                Fargo
 81   Cypress Estates Manufactured Housing Community            3330 East Main Street                    Mesa
 82   Sentry Self Storage                                       12375 West Sample Road                   Coral Springs
 83   Point East/West (8)                                       Various                                  Various
83.1  Point West I                                              2719 Klondike Road                       West Lafayette
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East                                                State Road 38 East                       Lafayette
 84   Robinson Station Shopping Center                          6501 Robinson Centre Drive               Pittsburgh
 85   Parkwest II                                               8 Park Place                             Hattiesburg
 86   Shirlington Self Storage                                  2710 South Nelson Street                 Arlington
 87   Bend Center Shopping Center                               63485 North Highway 97                   Bend
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community           350 South Willow Avenue                  Rialto
 89   Med Tech                                                  21475 Ridgetop Circle                    Sterling
 90   Park Lee Shopping Center                                  1615-1635 West Camelback Road            Phoenix
 91   Somerset Woods                                            1833 Richfield Drive                     Severn
 92   Barrington Centre Office Building                         303 East Main Street                     Barrington
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                           1767 West Ogden Avenue                   Naperville
 94   Carefree Cove Manufactured Housing Community              3274 Northwest 37th Street               Fort Lauderdale
 95   Solana Beach Corporate Center                             500 Stevens Avenue                       Solana Beach
 96   Sierra Crossing                                           2717 3rd Street                          Lubbock
 97   Huntington Village Apartments                             2002 Huntington Drive                    Chico
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                           7700 West Hefner Road                    Oklahoma City
 99   Simi Valley Plaza                                         2931 & 2941 Cochran Street               Simi Valley
 100  A+ Mini Storage                                           9901 NW 58th Street                      Miami
 101  Villa Carmel Manufactured Housing Community               16225 North Cave Creek Road              Phoenix
 102  The Barney & WL Stockade Apartments                       225 State Street                         Schenectady
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                  1 Millpaint Lane                         Owings Mills
 104  Storage USA - West Colonial                               7400 West Colonial Drive                 Orlando
 105  Las Palmas Manufactured Housing Community                 1025 South Riverside Avenue              Rialto
 106  233 S. Beverly Drive                                      233 South Beverly Drive                  Beverly Hills
 107  Home Manufactured Housing Community                       480 Southwest 8th Avenue                 Hallandale Beach
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                         1635 Darr Street                         Irving
 109  Maysville Market Center                                   2850 Maysville Pike                      Zanesville
 110  Stonebridge Ranch Retail Center                           6150 West El Dorado Parkway              McKinney
 111  Storage USA - Red Bug                                     1007 Willa Springs Drive                 Winter Springs
 112  Walgreens - Greenwell & Joor                              3671 Joor Road                           Baton Rouge
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC              1150 West Prince Road                    Tucson
 114  Continental Communities - Washington Estates II MHC       98 Monterrey Avenue                      Washington
 115  Coconut Cay Shoppes                                       12050, 12100, & 12120 US Highway 1       North Palm Beach
 116  Armored Self Storage - Lamar                              1650 East Lamar Road                     Phoenix
 117  Gull Harbor                                               83 Mansfield Road                        New London
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                9940 Belvedere Road                      West Palm Beach
 119  The Meadows Manufactured Housing Community                62880 West LaSalle Road                  Montrose
 120  Brookmore Hollow Apartments                               810 Brooks Avenue                        Rosenberg
 121  Ho Ho Kam Mobile Village                                  1925 South Arizona Boulevard             Coolidge
 122  Moberly Manor Phase II                                    1803-1808 Southeast Moberly Manor Drive  Bentonville
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                           800 Truse Parkway                        Memphis
 124  Calverton Project                                         12056-12060 Cherry Hill Road             Silver Spring
 125  WSG Development - Charlottesville                         1646 Seminole Trail                      Charlottesville
 126  Point West II                                             2702 Klondike Road                       West Lafayette
 127  Central Self Storage - Chandler                           1625 South Arizona Avenue                Chandler
------------------------------------------------------------------------------------------------------------------------------------





                                                                                                              YEAR         YEAR
 ID                                PROPERTY NAME                        COUNTY             STATE    ZIP CODE  BUILT     RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                     Various              Various  Various  Various     Various
 1.1  Cheektowaga Properties                                          Erie                 NY       14225   1982-1995 1994/2003/2004
 1.2  Clarence Portfolio                                              Erie                 NY       14221   1972-1995      1998
 1.3  Spring Creek Center and Steele Crossing                         Washington           AR       72703   1994-2002
 1.4  Riverdale Village-Inner Ring                                    Anoka                MN       55448   1999-2004
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                     Buncombe             NC       28805     1996
 1.6  Township Marketplace                                            Beaver               PA       15061   1997-2002      1998
 1.7  The Marketplace                                                 Davidson             TN       37209   1998-1999
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                           Genesee              NY       14020   1991-1996
 1.9  Towne Centre                                                    Rutherford           TN       37129     1998
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                                Erie                 PA       16509   2000-2003
  2   731 Lexington Avenue - Bloomberg Headquarters                   New York             NY       10022     2004
  3   Bank of America Plaza                                           Saint Louis City     MO       63101     1982
  4   Strategic Hotel Portfolio (8)                                   Various              Various  Various  Various     Various
 4.1  Hyatt Regency New Orleans                                       Orleans              LA       70113     1976         2001
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                           Maricopa             AZ       85004     1976         2002
 4.3  Hyatt Regency La Jolla at Aventine                              San Diego            CA       92037     1989         2001
  5   Sun Communities Portfolio 5 (8)                                 Various              Various  Various  Various     Various
 5.1  Sun Communities Portfolio 5 - Alpine Meadows                    Kent                 MI       49544     1974         2000
 5.2  Sun Communities Portfolio 5 - Goldcoaster                       Miami-Dade           FL       33034     1971         N/A
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill                        Lucas                OH       43607     1967         N/A
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove                  Genesee              MI       48507     1986         N/A
 5.5  Sun Communities Portfolio 5 - Snow to Sun                       Hidalgo              TX       78596     1980         N/A
 5.6  Sun Communities Portfolio 5 - Casa Del Valle                    Hidalgo              TX       78516     1983         N/A
  6   Extra Space Portfolio #2 (8)                                    Various              Various  Various  Various     Various
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                     Miami-Dade           FL       33173     1986         2000
 6.2  Fountainbleau                                                   Miami-Dade           FL       33172     1987         1988
 6.3  Oakland                                                         Alameda              CA       94607     1986
 6.4  Extra Space Storage - Inglewood                                 Los Angeles          CA       90303     1987
 6.5  Margate                                                         Broward              FL       33063     1985
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                                Broward              FL       33068     1986         1998
 6.7  Halls Ferry                                                     Saint Louis          MO       63136     1998         2003
 6.8  Banksville                                                      Allegheny            PA       15216     1998         2002
 6.9  Oxford                                                          Worcetster           MA       01537     1998
6.10  Forest Park                                                     St. Louis            MO       63108     1920         1998
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                        Los Angeles          CA       91745     1970         1999
  8   Stonegate Birmingham (8)                                        Jefferson            AL       Various  Various     Various
 8.1  1000 Urban Center                                               Jefferson            AL       35242     1991
 8.2  River Village                                                   Jefferson            AL       35243     1978         1999
 8.3  1500 Urban Center                                               Jefferson            AL       35242     1997
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                               Jefferson            AL       35242     1995
  9   West Village Retail                                             Dallas               TX       75204     2001
 10   180 Livingston Street                                           Kings                NY       11201   1900/1985      2003
 11   Beaumont Apartments                                             Fayette              KY       40513     1997         1999
 12   Casa Del Monte Manufactured Housing Community                   Palm Beach           FL       33415     1973         2004
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                       Queens               NY       11378     1936         2003
 14   RVG Portfolio (8)                                               Various              Various  Various  Various     Various
14.1  Coliseum Marketplace                                            Hampton City         VA       23666     2000         2004
14.2  Liberty Marketplace                                             Clearfield           PA       15801     2003
 15   Greenbrier Apartments                                           Richland             SC       29223     1989         1999
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                               Collin               TX       75075     1994
 17   Watkins-Dawson Business Center                                  Gwinnett             GA       30093     1977         1999
 18   Pines City Center Plaza                                         Broward              FL       33026     1994
 19   Trainer's Corner Shopping Center                                Bucks                PA       18951     1980         2003
 20   Belvedere Plaza                                                 Dekalb               GA       30032     1956         1993
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                                Various              FL       Various  Various     Various
 21   Memorial Healthcare Plaza                                       Duval                FL       32216     1974         1992
 22   Memorial Medical Office Building                                Duval                FL       32216     1987         N/A
 23   JFK Cancer Center                                               Palm Beach           FL       33461     1997         N/A
 24   Oak Medical Plaza II                                            Osceola              FL       34741     1978         N/A
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                             Osceola              FL       34741     1982         N/A
 26   The Pierce Building                                             Norfolk              MA       02446     1898         1987
 27   Newsome Park                                                    Newport News         VA       23607     1969         2003
 28   Village Shoppes at East Cherokee                                Cherokee             GA       30188     2003
 29   Wiener Portfolio VIII (8)                                       Various              NY       Various  Various
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                         Kings                NY       11223     1962
29.2  115 East 21st Street                                            Kings                NY       11226     1939
29.3  35-19 147th Street                                              Queens               NY       11354     1925
29.4  314 Clinton Avenue                                              Kings                NY       11205     1902
 30   Paradise Valley Marketplace                                     Maricopa             AZ       85028     2002         N/A
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community      Santa Clara          CA       95138     1984
 32   30 North Michigan Avenue                                        Cook                 IL       60602     1914         1950
 33   Stony Brook Village                                             New Haven            CT       06512     1990         1996
 34   OKC SUSA Portfolio (8)                                          Oklahoma             OK       Various  Various     Various
34.1  9809 SE 29th Street                                             Oklahoma             OK       73130     1983         2003
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                              Oklahoma             OK       73132     1979
34.3  8311 S. Western                                                 Oklahoma             OK       73139     1994
34.4  5110 NW 10th Street                                             Oklahoma             OK       73127     1973
34.5  2420 South Meridian Avenue                                      Oklahoma             OK       73108     1983
34.6  201 N. Sooner Road                                              Oklahoma             OK       73117     1972
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                            Oklahoma             OK       73110     1980
34.8  168 Southeast 33rd Street                                       Oklahoma             OK       73013     1983
 35   Clark Portfolio (8)                                             Various              Various  Various  Various
35.1  Clark - Quebec/Pontiac Way                                      Denver               CO       80224     2000
35.2  Clark - Pikes Peak                                              El Paso              CO       80909     2001
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                 Johnson              KS       66210     2001
35.4  Clark - Sycamore, Fort Worth                                    Tarrant              TX       76133     2001
35.5  Clark - Austin Bluffs                                           El Paso              CO       80918     2001
35.6  Clark - Maize Road                                              Sedgwick             KS       67212     2000
35.7  Clark - 21st Street                                             Sedgwick             KS       67205     2000
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                                Sedgwick County      KS       67211     2001
 36   Villager Apartments                                             Burlington           NJ       8053      1972
 37   Jefferson Square                                                King                 WA       98116     1987
 38   Galloway I and II Medical Office Buildings                      Miami-Dade           FL       33173     1989         2000
 39   Plaza Apartments                                                Fresno               CA       93710     1976         2004
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                   Culpeper             VA       22701     1987
 41   Saf Keep Self Storage Melrose                                   Los Angeles          CA       90029     2001
 42   Hotel Lucia                                                     Multnomah            OR       97205     1909         2002
 43   Hall Office Park-G1                                             Collin               TX       75034     2001
 44   Skyline Medical Office Building                                 Davidson             TN       37207     2000         N/A
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                                Hillsborough         FL       33594     2003
 46   Ventu Park                                                      Ventura              CA       91320     1982         2004
 47   Prospect Center                                                 San Diego            CA       92037     1968         2002
 48   Chesapeake Landing Apartments                                   Montgomery           OH       45458     1986         N/A
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                 New York             NY       10002     1900         2003
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                         Fresno               CA       93720     1992         N/A
 51   Mansards Apartments                                             Virginia Beach City  VA       23455     1971
 52   Corporate Plaza                                                 Fayette              KY       40503     1982
 53   Haddonfield Estates                                             Camden               NJ       08033     1955
 54   Dallas Communications Complex                                   Dallas               TX       75039     1982         2004
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                          Marion               OR       97301     1992         2003
 56   Moreno Valley Village                                           Riverside            CA       92557     1988
 57   1600 Dove                                                       Orange               CA       92660     1975         N/A
 58   Sunshine Holiday                                                Broward              FL       33311     1970
 59   Bragaw Office Building                                          Anchorage            AK       99508     1974         2003
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                        Baltimore            MD       21117     1987
 61   The Aspens Manufactured Housing Community                       Eagle                CO       81620     1975         1993
 62   5000 & 7000 Atrium Way                                          Burlington           NJ       8054      1988
 63   8505 Freeport Parkway                                           Dallas               TX       75063     1982         2000
 64   Evergreen Plaza                                                 Clark                WA       98682     1977         N/A
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                    Crittenden           AR       72364     1999
 66   Rancho Riverside Manufactured Housing Community                 Riverside            CA       92505     1964
 67   Broadway Mesa Center                                            Maricopa             AZ       85210     1988
 68   2601 Ocean Park Boulevard                                       Los Angeles          CA       90405     1979
 69   Uptown Park and Morgan Stanley Office (8)                       Bernalillo           NM       87110    Various     Various
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                     Bernalillo           NM       87110     2003
69.2  Morgan Stanley Office                                           Bernalillo           NM       87110     1980         1999
 70   Somerset Village Shopping Center                                Arapahoe             CO       80017     2003
 71   Fifth Third Bank Center                                         Lee                  FL       33912     2002
 72   Walnut Knolls                                                   Monroe               IN       47404     1974         2003
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                            Washington           MN       55125     1962         1993
      MOB Portfolio 2 (Crossed Rollup)                                Hamilton             TN       Various  Various       N/A
 74   Galen Medical Building & East Ridge Professional Building (8)   Hamilton             TN       37412    Various       N/A
74.1  Galen Medical Building                                          Hamilton             TN       37412     1997         N/A
74.2  East Ridge Professional Building                                Hamilton             TN       37412     1988         N/A
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                       Hamilton             TN       37404     1993         N/A
 76   East Ridge Medical Office Building                              Hamilton             TN       37412     1985         N/A
 77   Plaza II                                                        Hamilton             TN       37404     1985         N/A
 78   6333 Wilshire Medical                                           Los Angeles          CA       90048     1947         2000
 79   Columbia Medical Center - Lewisville                            Denton               TX       75057     1976         N/A
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                  Cass                 ND       58104     2003
 81   Cypress Estates Manufactured Housing Community                  Maricopa             AZ       85213     1982
 82   Sentry Self Storage                                             Broward              FL       33065     2001         N/A
 83   Point East/West (8)                                             Tippecanoe           IN       47906    Various     Various
83.1  Point West I                                                    Tippecanoe           IN       47906     1971         1980
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East                                                      Tippecanoe           IN       47906     1970
 84   Robinson Station Shopping Center                                Allegheny            PA       15205     2003         N/A
 85   Parkwest II                                                     Lamar                MS       39402     2003
 86   Shirlington Self Storage                                        Arlington            VA       22206     1985
 87   Bend Center Shopping Center                                     Deschutes            OR       97701     1998         N/A
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                 San Bernardino       CA       92376     1972
 89   Med Tech                                                        Loudoun              VA       20166     2002
 90   Park Lee Shopping Center                                        Maricopa             AZ       85015     1985         N/A
 91   Somerset Woods                                                  Anne Arundel         MD       21144     1972
 92   Barrington Centre Office Building                               Cook                 IL       60010     2001         N/A
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                 DuPage               IL       60540     1996
 94   Carefree Cove Manufactured Housing Community                    Broward              FL       33309     1969
 95   Solana Beach Corporate Center                                   San Diego            CA       92075     2003         N/A
 96   Sierra Crossing                                                 Lubbock              TX       79415     1976         2004
 97   Huntington Village Apartments                                   Butte                CA       95928     1999
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                 Oklahoma             OK       73162     2001
 99   Simi Valley Plaza                                               Ventura              CA       93065     1987         N/A
 100  A+ Mini Storage                                                 Miami-Dade           FL       33178     1996         N/A
 101  Villa Carmel Manufactured Housing Community                     Maricopa             AZ       85023     1970
 102  The Barney & WL Stockade Apartments                             Schenectady          NY       12508     1890         2003
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                        Baltimore            MD       21117     1972
 104  Storage USA - West Colonial                                     Orange               FL       32818     1999         N/A
 105  Las Palmas Manufactured Housing Community                       San Bernardino       CA       92376     1970
 106  233 S. Beverly Drive                                            Los Angeles          CA       90212     1931         1995
 107  Home Manufactured Housing Community                             Broward              FL       33009     1960
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                               Dallas               TX       75061     1964         2004
 109  Maysville Market Center                                         Muskingum            OH       43701     2003         N/A
 110  Stonebridge Ranch Retail Center                                 Collin               TX       75070     2004
 111  Storage USA - Red Bug                                           Seminole             FL       32708     1998         N/A
 112  Walgreens - Greenwell & Joor                                    East Baton Rouge     LA       70814     2004
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                    Pima                 AZ       85705     1969         1997
 114  Continental Communities - Washington Estates II MHC             Washington           PA       15301     1970         N/A
 115  Coconut Cay Shoppes                                             Palm Beach           FL       33408     1989
 116  Armored Self Storage - Lamar                                    Maricopa             AZ       85016     1982         1997
 117  Gull Harbor                                                     New London           CT       06320     1975         2003
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                      Palm Beach           FL       33411     2004
 119  The Meadows Manufactured Housing Community                      Montrose             CO       81401     1979         1997
 120  Brookmore Hollow Apartments                                     Fort Bend            TX       77471     1983
 121  Ho Ho Kam Mobile Village                                        Pinal                AZ       85228     1968         2000
 122  Moberly Manor Phase II                                          Benton               AR       72712     1998
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                 Shelby               TN       38117     2004
 124  Calverton Project                                               Montgomery           MD       20904     2003
 125  WSG Development - Charlottesville                               Albemarle            VA       22901     2004
 126  Point West II                                                   Tippecanoe           IN       47906     1970
 127  Central Self Storage - Chandler                                 Maricopa             AZ       85248     1988         1994
------------------------------------------------------------------------------------------------------------------------------------




                                                                    RENTABLE           OF        RENTABLE AREA         PROVISIONS
 ID                                PROPERTY NAME               AREA SF/UNITS (5)   MEASURE       SF/UNITS (4)     PAYMENTS) (11)(13)
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                 3,255,827         Sq. Ft.            66.04      L(25),D(28),O(7)
 1.1  Cheektowaga Properties                                        906,721         Sq. Ft.
 1.2  Clarence Portfolio                                            684,442         Sq. Ft.
 1.3  Spring Creek Center and Steele Crossing                       399,830         Sq. Ft.
 1.4  Riverdale Village-Inner Ring                                  249,366         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                   190,970         Sq. Ft.
 1.6  Township Marketplace                                          253,110         Sq. Ft.
 1.7  The Marketplace                                               167,795         Sq. Ft.
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                         182,417         Sq. Ft.
 1.9  Towne Centre                                                  108,188         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                              112,988         Sq. Ft.
  2   731 Lexington Avenue - Bloomberg Headquarters                 694,634         Sq. Ft.           452.04      L(28),D(89),O(3)
  3   Bank of America Plaza                                         750,000         Sq. Ft.            84.00      L(24),D(32),O(4)
  4   Strategic Hotel Portfolio (8)                                   2,315         Rooms          75,593.95      L(24),D(56),O(4)
 4.1  Hyatt Regency New Orleans                                       1,184         Rooms
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                             712         Rooms
 4.3  Hyatt Regency La Jolla at Aventine                                419         Rooms
  5   Sun Communities Portfolio 5 (8)                                 2,249          Pads           18,319.25      L(24),D(90),O(6)
 5.1  Sun Communities Portfolio 5 - Alpine Meadows                      403          Pads
 5.2  Sun Communities Portfolio 5 - Goldcoaster                         547          Pads
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill                          236          Pads
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove                    162          Pads
 5.5  Sun Communities Portfolio 5 - Snow to Sun                         493          Pads
 5.6  Sun Communities Portfolio 5 - Casa Del Valle                      408          Pads
  6   Extra Space Portfolio #2 (8)                                  597,909         Sq. Ft.            59.43      L(27),D(30),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                    84,997         Sq. Ft.
 6.2  Fountainbleau                                                  74,739         Sq. Ft.
 6.3  Oakland                                                        55,410         Sq. Ft.
 6.4  Extra Space Storage - Inglewood                                53,730         Sq. Ft.
 6.5  Margate                                                        51,451         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                               74,765         Sq. Ft.
 6.7  Halls Ferry                                                    56,400         Sq. Ft.
 6.8  Banksville                                                     60,650         Sq. Ft.
 6.9  Oxford                                                         45,250         Sq. Ft.
6.10  Forest Park                                                    40,517         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                          350         Units          98,200.20      L(27),YM1(50),O(7)
  8   Stonegate Birmingham (8)                                      478,408         Sq. Ft.            69.19      L(24),D(56),O(4)
 8.1  1000 Urban Center                                             165,530         Sq. Ft.
 8.2  River Village                                                 120,605         Sq. Ft.
 8.3  1500 Urban Center                                             101,849         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                              90,424         Sq. Ft.
  9   West Village Retail                                           123,290         Sq. Ft.           225.20      L(24),D(93),O(3)
 10   180 Livingston Street                                         165,200         Sq. Ft.           160.41      L(24),D(92),O(4)
 11   Beaumont Apartments                                               508         Units          51,181.10      L(24),D(92),O(4)
 12   Casa Del Monte Manufactured Housing Community                     657         Pads           37,963.43      L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                     672,545         Sq. Ft.            36.31      L(27),D(89),O(4)
 14   RVG Portfolio (8)                                             172,989         Sq. Ft.           129.49      L(24),D(92),O(4)
14.1  Coliseum Marketplace                                          104,789         Sq. Ft.
14.2  Liberty Marketplace                                            68,200         Sq. Ft.
 15   Greenbrier Apartments                                             526         Units          41,444.87      L(25),D(32),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                             181,116         Sq. Ft.           115.95      L(26),D(103),O(3)
 17   Watkins-Dawson Business Center                                513,707         Sq. Ft.            40.88      L(25),D(57),O(2)
 18   Pines City Center Plaza                                       161,962         Sq. Ft.           115.32      L(25),D(92),O(3)
 19   Trainer's Corner Shopping Center                              169,754         Sq. Ft.           103.68      L(24),D(92),O(4)
 20   Belvedere Plaza                                               371,441         Sq. Ft.            47.38      L(24),D(56),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                              247,630         Sq. Ft.            68.57      L(27),YM1(32),O(1)
 21   Memorial Healthcare Plaza                                      83,008         Sq. Ft.            89.71      L(27),YM1(32),O(1)
 22   Memorial Medical Office Building                              117,509         Sq. Ft.            48.28      L(27),YM1(32),O(1)
 23   JFK Cancer Center                                              27,490         Sq. Ft.           109.12      L(27),YM1(32),O(1)
 24   Oak Medical Plaza II                                            9,541         Sq. Ft.            54.37      L(27),YM1(32),O(1)
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                            10,082         Sq. Ft.            33.80      L(27),YM1(32),O(1)
 26   The Pierce Building                                            72,567         Sq. Ft.           229.86      L(25),D(92),O(3)
 27   Newsome Park                                                      650         Units          25,300.93      L(27),D(90),O(3)
 28   Village Shoppes at East Cherokee                              128,667         Sq. Ft.           122.67      L(25),D(88),O(7)
 29   Wiener Portfolio VIII (8)                                         207         Units          75,864.87      L(25),D(31),O(4)
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                           100         Units
29.2  115 East 21st Street                                               59         Units
29.3  35-19 147th Street                                                 38         Units
29.4  314 Clinton Avenue                                                 10         Units
 30   Paradise Valley Marketplace                                    92,167         Sq. Ft.           170.13      L(23),YM1(34),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community        271         Pads           56,854.80      L(25),D(92),O(3)
 32   30 North Michigan Avenue                                      218,039         Sq. Ft.            68.80      L(24),D(94),O(3)
 33   Stony Brook Village                                               165         Units          90,909.09      L(60),YM1(57),O(3)
 34   OKC SUSA Portfolio (8)                                        536,078         Sq. Ft.            26.74      L(27),D(90),O(3)
34.1  9809 SE 29th Street                                            61,190         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                             90,975         Sq. Ft.
34.3  8311 S. Western                                                74,170         Sq. Ft.
34.4  5110 NW 10th Street                                            77,325         Sq. Ft.
34.5  2420 South Meridian Avenue                                     82,300         Sq. Ft.
34.6  201 N. Sooner Road                                             59,800         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                           53,650         Sq. Ft.
34.8  168 Southeast 33rd Street                                      36,668         Sq. Ft.
 35   Clark Portfolio (8)                                           389,505         Sq. Ft.            35.88      L(25),D(92),O(3)
35.1  Clark - Quebec/Pontiac Way                                     56,440         Sq. Ft.
35.2  Clark - Pikes Peak                                             48,920         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                57,800         Sq. Ft.
35.4  Clark - Sycamore, Fort Worth                                   50,665         Sq. Ft.
35.5  Clark - Austin Bluffs                                          39,080         Sq. Ft.
35.6  Clark - Maize Road                                             51,970         Sq. Ft.
35.7  Clark - 21st Street                                            47,780         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                               36,850         Sq. Ft.
 36   Villager Apartments                                               184         Units          75,163.04      L(24),D(92),O(4)
 37   Jefferson Square                                              146,836         Sq. Ft.            88.70      L(27),D(32),O(1)
 38   Galloway I and II Medical Office Buildings                     72,677         Sq. Ft.           161.85      L(25),D(93),O(2)
 39   Plaza Apartments                                                  250         Units          45,906.33      L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                     210         Units          51,190.48      L(25),D(55),O(4)
 41   Saf Keep Self Storage Melrose                                  97,798         Sq. Ft.           109.41      L(24),D(93),O(3)
 42   Hotel Lucia                                                       127         Rooms          82,677.17      L(24),D(89),O(7)
 43   Hall Office Park-G1                                           115,814         Sq. Ft.            90.56      L(25),D(92),O(3)
 44   Skyline Medical Office Building                               175,794         Sq. Ft.            59.47      L(27),YM1(92),O(1)
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                               86,927         Sq. Ft.           120.08      L(25),D(56),O(3)
 46   Ventu Park                                                     67,132         Sq. Ft.           155.07      L(24),D(53),O(7)
 47   Prospect Center                                                42,302         Sq. Ft.           245.85      L(26),D(31),O(3)
 48   Chesapeake Landing Apartments                                     256         Units          39,908.69      L(24),YM1(33),O(3)
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                43,750         Sq. Ft.           229.46      L(25),D(55),O(4)
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                       176,359         Sq. Ft.            56.70      L(24),D(93),O(3)
 51   Mansards Apartments                                               240         Units          41,526.23      L(27),D(90),O(3)
 52   Corporate Plaza                                               119,948         Sq. Ft.            81.62      L(25),D(92),O(3)
 53   Haddonfield Estates                                               324         Units          28,086.42      L(60),YM1(57),O(3)
 54   Dallas Communications Complex                                 343,537         Sq. Ft.            26.20      L(24),D(35),O(1)
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                        112,099         Sq. Ft.            80.29      L(24),D(57),O(3)
 56   Moreno Valley Village                                         112,334         Sq. Ft.            80.04      L(25),D(92),O(3)
 57   1600 Dove                                                      59,991         Sq. Ft.           143.06      L(26),D(92),O(2)
 58   Sunshine Holiday                                                  399         Pads           21,430.89      L(25),D(92),O(3)
 59   Bragaw Office Building                                         72,151         Sq. Ft.           116.42      L(24),D(33),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                       83,109         Sq. Ft.           100.07      L(28),D(89),O(3)
 61   The Aspens Manufactured Housing Community                         159         Pads           50,253.45      L(25),D(92),O(3)
 62   5000 & 7000 Atrium Way                                         99,777         Sq. Ft.            78.17      L(24),D(92),O(4)
 63   8505 Freeport Parkway                                         122,732         Sq. Ft.            63.41      L(26),D(90),O(2)
 64   Evergreen Plaza                                               110,746         Sq. Ft.            69.53      L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                      216         Units          35,185.19      L(24),D(153),O(3)
 66   Rancho Riverside Manufactured Housing Community                   194         Pads           38,659.79      L(24),D(56),O(4)
 67   Broadway Mesa Center                                          157,851         Sq. Ft.            45.57      L(25),D(91),O(4)
 68   2601 Ocean Park Boulevard                                      43,751         Sq. Ft.           156.19      L(26),D(30),O(4)
 69   Uptown Park and Morgan Stanley Office (8)                      39,764         Sq. Ft.           171.01      L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                    15,621         Sq. Ft.
69.2  Morgan Stanley Office                                          24,143         Sq. Ft.
 70   Somerset Village Shopping Center                               33,352         Sq. Ft.           196.39      L(28),D(89),O(3)
 71   Fifth Third Bank Center                                        44,250         Sq. Ft.           146.46      L(26),D(91),O(3)
 72   Walnut Knolls                                                     146         Units          44,383.56      L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                              158         Rooms          40,395.92      L(26),D(91),O(3)
      MOB Portfolio 2 (Crossed Rollup)                              189,664         Sq. Ft.            32.67      L(27),YM1(32),O(1)
 74   Galen Medical Building & East Ridge Professional Building (8)  64,461         Sq. Ft.            46.53      L(27),YM1(32),O(1)
74.1  Galen Medical Building                                         36,937         Sq. Ft.
74.2  East Ridge Professional Building                               27,524         Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                      57,295         Sq. Ft.            20.49      L(27),YM1(32),O(1)
 76   East Ridge Medical Office Building                             24,683         Sq. Ft.            43.00      L(27),YM1(32),O(1)
 77   Plaza II                                                       43,225         Sq. Ft.            22.26      L(27),YM1(32),O(1)
 78   6333 Wilshire Medical                                          37,859         Sq. Ft.           158.48      L(24),D(89),O(7)
 79   Columbia Medical Center - Lewisville                           53,242         Sq. Ft.           111.18      L(27),YM1(92),O(1)
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                    117         Units          49,844.34      L(27),D(90),O(3)
 81   Cypress Estates Manufactured Housing Community                    160         Pads           35,200.00      L(24),D(34),O(3)
 82   Sentry Self Storage                                            74,975         Sq. Ft.            72.72      L(33),D(85),O(2)
 83   Point East/West (8)                                               392         Pads           13,456.63      L(24),D(93),O(3)
83.1  Point West I                                                      248         Pads
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East                                                        144         Pads
 84   Robinson Station Shopping Center                               26,126         Sq. Ft.           201.53      L(27),D(91),O(2)
 85   Parkwest II                                                        68         Units          76,743.32      L(25),D(92),O(3)
 86   Shirlington Self Storage                                       50,415         Sq. Ft.           103.14      L(24),D(93),O(3)
 87   Bend Center Shopping Center                                    48,373         Sq. Ft.           107.50      L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                   166         Pads           30,906.96      L(25),D(92),O(3)
 89   Med Tech                                                       41,077         Sq. Ft.           123.92      L(26),D(91),O(3)
 90   Park Lee Shopping Center                                       76,326         Sq. Ft.            66.67      L(26),D(92),O(2)
 91   Somerset Woods                                                    200         Units          24,915.57      L(27),D(90),O(3)
 92   Barrington Centre Office Building                              27,862         Sq. Ft.           175.87      L(24),D(94),O(2)
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                21,600         Sq. Ft.           224.07      L(24),D(94),O(3)
 94   Carefree Cove Manufactured Housing Community                      164         Pads           29,268.29      L(24),D(93),O(3)
 95   Solana Beach Corporate Center                                  18,064         Sq. Ft.           257.42      L(24),D(58),O(2)
 96   Sierra Crossing                                                   194         Units          23,195.88      L(24),D(93),O(3)
 97   Huntington Village Apartments                                      72         Units          62,364.34      L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                    99         Units          44,444.44      L(24),D(93),O(3)
 99   Simi Valley Plaza                                              22,812         Sq. Ft.           192.45      L(26),D(80),O(2)
 100  A+ Mini Storage                                                65,615         Sq. Ft.            64.62      L(24),YM1(33),O(3)
 101  Villa Carmel Manufactured Housing Community                       144         Pads           29,166.67      L(24),D(34),O(3)
 102  The Barney & WL Stockade Apartments                               108         Units          36,973.06      L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                          260         Units          15,330.00      L(27),D(90),O(3)
 104  Storage USA - West Colonial                                    78,955         Sq. Ft.            48.54      L(26),D(92),O(2)
 105  Las Palmas Manufactured Housing Community                         136         Pads           28,131.91      L(25),D(92),O(3)
 106  233 S. Beverly Drive                                           12,299         Sq. Ft.           308.38      L(26),D(90),O(4)
 107  Home Manufactured Housing Community                               137         Pads           27,372.26      L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                                 128         Units          29,296.88      L(24),D(89),O(7)
 109  Maysville Market Center                                        40,000         Sq. Ft.            93.66      L(25),D(92),O(3)
 110  Stonebridge Ranch Retail Center                                23,552         Sq. Ft.           142.90      L(27),D(89),O(4)
 111  Storage USA - Red Bug                                          62,000         Sq. Ft.            52.40      L(26),D(92),O(2)
 112  Walgreens - Greenwell & Joor                                   14,560         Sq. Ft.           219.78      L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                      139         Pads           23,021.58      L(25),D(92),O(3)
 114  Continental Communities - Washington Estates II MHC               149         Pads           20,939.60      L(25),D(92),O(3)
 115  Coconut Cay Shoppes                                            27,900         Sq. Ft.           107.53      L(25),D(34),O(1)
 116  Armored Self Storage - Lamar                                   53,140         Sq. Ft.            56.46      L(24),D(93),O(3)
 117  Gull Harbor                                                        65         Units          44,615.38      L(36),D(23),O(1)
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                     12,488         Sq. Ft.           224.22      L(24),D(93),O(3)
 119  The Meadows Manufactured Housing Community                        195         Pads           13,574.78      L(25),D(92),O(3)
 120  Brookmore Hollow Apartments                                       104         Units          24,945.50      L(26),D(91),O(3)
 121  Ho Ho Kam Mobile Village                                          202         Pads            9,900.99      L(24),D(93),O(3)
 122  Moberly Manor Phase II                                             72         Units          25,000.00      L(24),D(153),O(3)
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                 8,600         Sq. Ft.           207.56      L(24),D(93),O(3)
 124  Calverton Project                                               5,000         Sq. Ft.           346.95      L(27),D(90),O(3)
 125  WSG Development - Charlottesville                               9,114         Sq. Ft.           186.53      L(24),D(94),O(3)
 126  Point West II                                                     107         Pads           10,514.02      L(24),D(93),O(3)
 127  Central Self Storage - Chandler                                75,936         Sq. Ft.            13.11      L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------




                                                                      THIRD            THIRD MOST      SECOND          SECOND MOST
                                                                   MOST RECENT         RECENT NOI    MOST RECENT        RECENT NOI
 ID                                PROPERTY NAME                       NOI                DATE           NOI               DATE
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                   27,494,444                         9,415,321
 1.1  Cheektowaga Properties                                        20,506,136         12/31/2002
 1.2  Clarence Portfolio                                             5,683,558         12/31/2002
 1.3  Spring Creek Center and Steele Crossing                                                          3,436,941        12/31/2003
 1.4  Riverdale Village-Inner Ring
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                                                      1,600,981        12/31/2003
 1.6  Township Marketplace                                                                             1,519,432        12/31/2003
 1.7  The Marketplace                                                                                  1,476,828        12/31/2003
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                          1,304,750         12/31/2002
 1.9  Towne Centre                                                                                     1,009,958        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                                                                   371,181        12/31/2003
  2   731 Lexington Avenue - Bloomberg Headquarters
  3   Bank of America Plaza                                          7,946,961         12/31/2001      7,694,293        12/31/2002
  4   Strategic Hotel Portfolio (8)                                 38,552,246         12/31/2002     32,988,162        12/31/2003
 4.1  Hyatt Regency New Orleans                                     18,825,292         12/31/2002     17,034,540        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                         10,708,849         12/31/2002      8,966,051        12/31/2003
 4.3  Hyatt Regency La Jolla at Aventine                             9,018,105         12/31/2002      6,987,571        12/31/2003
  5   Sun Communities Portfolio 5 (8)                                3,862,684         12/31/2002      4,175,237        12/31/2003
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                   3,961,893         12/31/2002      3,913,767     T-12 12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                      907,287         12/31/2002        937,206     T-12 12/31/2003
 6.2  Fountainbleau                                                    519,264         12/31/2002        489,595     T-12 12/31/2003
 6.3  Oakland                                                          463,448         12/31/2002        507,308     T-12 12/31/2003
 6.4  Extra Space Storage - Inglewood                                  484,656         12/31/2002        492,498     T-12 12/31/2003
 6.5  Margate                                                          354,422         12/31/2002        323,778     T-12 12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                                 309,312         12/31/2002        302,752     T-12 12/31/2003
 6.7  Halls Ferry                                                      271,134         12/31/2002        267,392     T-12 12/31/2003
 6.8  Banksville                                                       285,690         12/31/2002        261,270     T-12 12/31/2003
 6.9  Oxford                                                           202,262         12/31/2002        200,425     T-12 12/31/2003
6.10  Forest Park                                                      164,418         12/31/2002        131,543     T-12 12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                       2,791,041         12/31/2002      2,815,104        12/31/2003
  8   Stonegate Birmingham (8)                                       4,311,856         12/31/2002      3,652,276        12/31/2003
 8.1  1000 Urban Center                                              1,165,164         12/31/2002      1,016,774        12/31/2003
 8.2  River Village                                                    957,623         12/31/2002        919,031        12/31/2003
 8.3  1500 Urban Center                                              1,308,623         12/31/2002      1,054,738        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                                880,445         12/31/2002        661,733        12/31/2003
  9   West Village Retail                                            1,691,721         12/31/2002      2,223,218        12/31/2003
 10   180 Livingston Street                                         -1,555,089         12/31/2002      2,077,979        12/31/2003
 11   Beaumont Apartments                                            2,300,394         12/31/2002      2,420,748        12/31/2003
 12   Casa Del Monte Manufactured Housing Community                  1,497,354         12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                      1,706,562         12/31/2001      1,935,773        12/31/2002
 14   RVG Portfolio (8)                                                738,950         12/31/2002      1,164,633        12/31/2003
14.1  Coliseum Marketplace                                             738,950         12/31/2002        812,481        12/31/2003
14.2  Liberty Marketplace                                                                                352,152        12/31/2003
 15   Greenbrier Apartments                                                                            1,946,000        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                              1,570,801         12/31/2002      1,494,809     T-12 12/31/2003
 17   Watkins-Dawson Business Center                                 2,221,571         12/31/2002      2,291,013     T-12 11/30/2003
 18   Pines City Center Plaza                                        1,760,876         12/31/2002      1,756,459     T-12 12/31/2003
 19   Trainer's Corner Shopping Center
 20   Belvedere Plaza                                                1,608,152         12/31/2001      1,650,631        12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                               2,483,680         12/31/2002      2,269,724        12/31/2003
 21   Memorial Healthcare Plaza                                        960,289         12/31/2002      1,034,006        12/31/2003
 22   Memorial Medical Office Building                                 980,417         12/31/2002        700,261        12/31/2003
 23   JFK Cancer Center                                                460,039         12/31/2002        411,192        12/31/2003
 24   Oak Medical Plaza II                                              58,627         12/31/2002         82,918        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                               24,308         12/31/2002         41,346        12/31/2003
 26   The Pierce Building                                            1,598,857         12/31/2002      2,060,799        12/31/2003
 27   Newsome Park                                                   1,589,022         12/31/2002      1,780,774     T-12 12/31/2003
 28   Village Shoppes at East Cherokee
 29   Wiener Portfolio VIII (8)                                        970,782         12/31/2001      1,036,116        12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                          547,558         12/31/2001        588,438        12/31/2002
29.2  115 East 21st Street                                             185,258         12/31/2001        197,572        12/31/2002
29.3  35-19 147th Street                                               203,890         12/31/2001        207,464        12/31/2002
29.4  314 Clinton Avenue                                                34,076         12/31/2001         42,642        12/31/2002
 30   Paradise Valley Marketplace                                                                      1,388,545        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community     1,480,209         12/31/2002      1,456,147        12/31/2003
 32   30 North Michigan Avenue                                       2,114,898         12/31/2002      2,116,512        12/31/2003
 33   Stony Brook Village                                                                              1,222,732        12/31/2003
 34   OKC SUSA Portfolio (8)                                         1,822,315         12/31/2002      1,781,485     T-12 12/31/2003
34.1  9809 SE 29th Street                                              210,161         12/31/2002        212,925     T-12 12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                               352,648         12/31/2002        345,012     T-12 12/31/2003
34.3  8311 S. Western                                                  316,492         12/31/2002        293,829     T-12 12/31/2003
34.4  5110 NW 10th Street                                              244,371         12/31/2002        238,706     T-12 12/31/2003
34.5  2420 South Meridian Avenue                                       162,719         12/31/2002        166,918     T-12 12/31/2003
34.6  201 N. Sooner Road                                               223,327         12/31/2002        203,968     T-12 12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                             174,917         12/31/2002        172,289     T-12 12/31/2003
34.8  168 Southeast 33rd Street                                        137,680         12/31/2002        147,838     T-12 12/31/2003
 35   Clark Portfolio (8)                                              923,459         12/31/2002      1,373,082        12/31/2003
35.1  Clark - Quebec/Pontiac Way                                       210,659         12/31/2002        223,703        12/31/2003
35.2  Clark - Pikes Peak                                               165,614         12/31/2002        212,056        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                  185,188         12/31/2002        191,288        12/31/2003
35.4  Clark - Sycamore, Fort Worth                                      51,043         12/31/2002        162,542        12/31/2003
35.5  Clark - Austin Bluffs                                            107,271         12/31/2002        176,561        12/31/2003
35.6  Clark - Maize Road                                               103,275         12/31/2002        174,363        12/31/2003
35.7  Clark - 21st Street                                               65,483         12/31/2002        112,403        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                                  34,925         12/31/2002        120,166        12/31/2003
 36   Villager Apartments                                            1,043,087         12/31/2002      1,124,433        12/31/2003
 37   Jefferson Square                                               1,594,042         12/31/2002      1,804,125     T-12 11/30/2003
 38   Galloway I and II Medical Office Buildings                     1,142,305         12/31/2002      1,394,217        12/31/2003
 39   Plaza Apartments                                                 958,386         12/31/2002      1,017,573        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                                                      909,039        12/31/2003
 41   Saf Keep Self Storage Melrose                                    669,364         12/31/2002        904,167        12/31/2003
 42   Hotel Lucia                                                      991,117         12/31/2002      1,507,898        12/31/2003
 43   Hall Office Park-G1                                              193,000         12/31/2002        430,905     T-12 12/31/2003
 44   Skyline Medical Office Building                                1,069,213         12/31/2002      1,329,363        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings
 46   Ventu Park                                                       518,179         12/31/2002        424,981        12/31/2003
 47   Prospect Center                                                1,142,783         12/31/2002      1,157,747     T-12 12/31/2003
 48   Chesapeake Landing Apartments                                  1,071,793         12/31/2002
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                1,004,141         12/31/2001        890,561        12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                        2,415,165         12/31/2002      2,357,488        12/31/2003
 51   Mansards Apartments                                            1,183,833         12/31/2002      1,107,829     T-12 11/30/2003
 52   Corporate Plaza                                                1,129,029         12/31/2002      1,066,680        12/31/2003
 53   Haddonfield Estates                                            1,056,292         12/31/2002        958,117        12/31/2003
 54   Dallas Communications Complex                                    989,257         12/31/2002        664,431        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR
 56   Moreno Valley Village                                            798,829         12/31/2002        694,001        12/31/2003
 57   1600 Dove                                                        908,114         12/31/2002        898,313        12/31/2003
 58   Sunshine Holiday                                                 675,954         12/31/2002        799,001        12/31/2003
 59   Bragaw Office Building
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                         711,442         12/31/2002        677,830     T-12 11/30/2003
 61   The Aspens Manufactured Housing Community                        899,330         12/31/2002        972,069     T-12 12/31/2003
 62   5000 & 7000 Atrium Way                                           893,965         12/31/2002        974,522        12/31/2003
 63   8505 Freeport Parkway                                            165,701       T-12 2/28/2002      348,681      T-12 2/28/2003
 64   Evergreen Plaza                                                  757,083         12/31/2002        792,781        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                     925,143         12/31/2002        941,136        12/31/2003
 66   Rancho Riverside Manufactured Housing Community                  662,419         12/31/2002        685,516        12/31/2003
 67   Broadway Mesa Center                                             821,958         12/31/2001        811,163        12/31/2002
 68   2601 Ocean Park Boulevard                                        644,557         12/31/2002        640,101        12/31/2003
 69   Uptown Park and Morgan Stanley Office (8)
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                                                                   170,051     T-12 12/31/2003
 71   Fifth Third Bank Center                                                                            575,082     T-12 12/31/2003
 72   Walnut Knolls                                                    628,248         12/31/2002        672,720        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                           1,140,500         12/31/2002      1,150,150     T-12 12/31/2003
      MOB Portfolio 2 (Crossed Rollup)                                 851,947         12/31/2002        818,855        12/31/2003
 74   Galen Medical Building & East Ridge Professional Building (8)    428,172         12/31/2002        429,785        12/31/2003
74.1  Galen Medical Building
74.2  East Ridge Professional Building
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                        159,116         12/31/2002        143,088        12/31/2003
 76   East Ridge Medical Office Building                               133,957         12/31/2002        130,987        12/31/2003
 77   Plaza II                                                         130,702         12/31/2002        114,996        12/31/2003
 78   6333 Wilshire Medical                                            531,973         12/31/2002        555,471        12/31/2003
 79   Columbia Medical Center - Lewisville                             861,360         12/31/2002        759,560        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing
 81   Cypress Estates Manufactured Housing Community                   581,498         12/31/2002        576,290        12/31/2003
 82   Sentry Self Storage                                              483,964         12/31/2002        574,553        12/31/2003
 83   Point East/West (8)                                              905,624         12/31/2002        752,560     T-12 12/31/2003
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center
 85   Parkwest II
 86   Shirlington Self Storage                                         799,133         12/31/2002        739,942        12/31/2003
 87   Bend Center Shopping Center                                      489,294         12/31/2002        513,349        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                  504,125         12/31/2002        505,501        12/31/2003
 89   Med Tech                                                                                           266,325        12/31/2003
 90   Park Lee Shopping Center                                         565,541         12/31/2002      1,260,729     Ann. 11/30/2003
 91   Somerset Woods                                                   695,696         12/31/2002        799,070     T-12 11/30/2003
 92   Barrington Centre Office Building                                300,811         12/31/2002        254,984        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                  278,091         12/31/2002        496,987        12/31/2003
 94   Carefree Cove Manufactured Housing Community                     452,773         12/31/2002        436,023        12/31/2003
 95   Solana Beach Corporate Center
 96   Sierra Crossing                                                  618,879         12/31/2002        578,710        12/31/2003
 97   Huntington Village Apartments                                    364,457         12/31/2002        405,299     T-12 11/30/2003
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                  446,929         12/31/2002        486,134        12/31/2003
 99   Simi Valley Plaza                                                362,424         12/31/2002        400,005        12/31/2003
 100  A+ Mini Storage                                                                                    352,102        12/31/2003
 101  Villa Carmel Manufactured Housing Community                      393,676         12/31/2002        409,115        12/31/2003
 102  The Barney & WL Stockade Apartments                                                                371,246        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                       1,132,893         12/31/2002      1,050,692     T-12 11/30/2003
 104  Storage USA - West Colonial                                      298,908         12/31/2002        356,599        12/31/2003
 105  Las Palmas Manufactured Housing Community                        362,550         12/31/2002        348,391        12/31/2003
 106  233 S. Beverly Drive                                             405,995         12/31/2002        389,727        12/31/2003
 107  Home Manufactured Housing Community                              328,804         12/31/2002        331,277     T-12 12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                                458,555         12/31/2002        329,024        12/31/2003
 109  Maysville Market Center
 110  Stonebridge Ranch Retail Center
 111  Storage USA - Red Bug                                            326,959         12/31/2002        322,191        12/31/2003
 112  Walgreens - Greenwell & Joor
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                     289,899         12/31/2002        282,366        12/31/2003
 114  Continental Communities - Washington Estates II MHC              314,153         12/31/2002        317,655        12/31/2003
 115  Coconut Cay Shoppes                                              390,392         12/31/2002        392,662     T-12 12/31/2003
 116  Armored Self Storage - Lamar                                     480,020         12/31/2002        476,003        12/31/2003
 117  Gull Harbor                                                      286,562         12/31/2002        278,922        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm
 119  The Meadows Manufactured Housing Community                       290,898         12/31/2002        266,865     T-12 12/31/2003
 120  Brookmore Hollow Apartments                                      246,941         12/31/2002        256,348        12/31/2003
 121  Ho Ho Kam Mobile Village                                         173,031         12/31/2002        214,807        12/31/2003
 122  Moberly Manor Phase II                                           266,188         12/31/2002        264,279        12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development
 124  Calverton Project
 125  WSG Development - Charlottesville
 126  Point West II                                                    197,843         12/31/2002        179,396     T-12 12/31/2003
 127  Central Self Storage - Chandler                                  287,984         12/31/2002        349,056     T-12 12/31/2003
------------------------------------------------------------------------------------------------------------------------------------



                                                                                      MOST RECENT
                                                                   MOST RECENT           NOI           UNDERWRITTEN    UNDERWRITTEN
 ID                                PROPERTY NAME                       NOI              DATE               NOI           REVENUE
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                                                       30,478,108       28,098,257
 1.1  Cheektowaga Properties                                                                             8,768,138        7,777,018
 1.2  Clarence Portfolio                                                                                 5,764,093        5,350,545
 1.3  Spring Creek Center and Steele Crossing                                                            3,663,029        3,255,434
 1.4  Riverdale Village-Inner Ring                                                                       3,350,169        2,970,997
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                                                        1,845,735        1,890,456
 1.6  Township Marketplace                                                                               1,860,485        1,819,570
 1.7  The Marketplace                                                                                    1,517,684        1,547,857
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                                                              1,457,283        1,430,911
 1.9  Towne Centre                                                                                       1,252,562        1,248,017
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                                                                     998,930          807,452
  2   731 Lexington Avenue - Bloomberg Headquarters                                                     35,990,430                0
  3   Bank of America Plaza                                          7,847,560     T-12 12/31/2003       7,150,732        7,706,339
  4   Strategic Hotel Portfolio (8)                                                                     30,066,445      127,303,245
 4.1  Hyatt Regency New Orleans                                                                         15,607,163       61,065,672
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                                                              9,045,744       34,835,164
 4.3  Hyatt Regency La Jolla at Aventine                                                                 5,413,538       31,402,409
  5   Sun Communities Portfolio 5 (8)                                5,709,450     Ann. 2/29/2004        3,734,244        4,941,696
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                                                       3,755,116        6,318,978
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                                                          869,697        1,285,462
 6.2  Fountainbleau                                                                                        473,253          797,973
 6.3  Oakland                                                                                              496,968          864,359
 6.4  Extra Space Storage - Inglewood                                                                      482,395          721,075
 6.5  Margate                                                                                              310,033          540,081
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                                                                     279,258          546,712
 6.7  Halls Ferry                                                                                          274,181          460,141
 6.8  Banksville                                                                                           238,449          440,462
 6.9  Oxford                                                                                               188,834          357,000
6.10  Forest Park                                                                                          142,048          305,713
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                       2,779,370     T-12 2/29/2004        2,865,936        4,330,335
  8   Stonegate Birmingham (8)                                       3,405,834     T-12 2/29/2004        3,045,731        6,130,169
 8.1  1000 Urban Center                                                932,038     T-12 2/29/2004        1,105,288        2,265,648
 8.2  River Village                                                    898,195     T-12 2/29/2004          894,149        1,155,509
 8.3  1500 Urban Center                                                938,620     T-12 2/29/2004          628,713        1,491,280
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                                636,981     T-12 2/29/2004          417,581        1,217,732
  9   West Village Retail                                            2,289,229     T-12 1/31/2004        2,720,479        2,739,091
 10   180 Livingston Street                                          3,766,040     Ann. 3/31/2004        2,658,034        3,691,422
 11   Beaumont Apartments                                            2,576,883     T-12 3/31/2004        2,287,740        3,772,005
 12   Casa Del Monte Manufactured Housing Community                  2,235,839     T-12 2/29/2004        2,210,785        3,100,000
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                      2,153,196     T-12 12/31/2003       2,354,876        3,484,485
 14   RVG Portfolio (8)                                              1,441,391     T-12 3/31/2004        2,032,201        2,178,257
14.1  Coliseum Marketplace                                             819,287     T-12 3/31/2004        1,015,580        1,093,657
14.2  Liberty Marketplace                                              622,104     T-12 3/31/2004        1,016,621        1,084,600
 15   Greenbrier Apartments                                          1,989,811     T-12 3/31/2004        2,022,412        3,687,962
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                                                                  1,918,875        2,006,267
 17   Watkins-Dawson Business Center                                 2,523,924     Ann. 4/30/2004        2,184,074        3,074,967
 18   Pines City Center Plaza                                                                            1,797,090        1,912,078
 19   Trainer's Corner Shopping Center                                                                   1,622,574        1,741,631
 20   Belvedere Plaza                                                1,854,986     T-12 12/31/2003       1,807,108        2,003,788
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                               2,320,253     Ann. 3/31/2004        1,871,326        3,430,962
 21   Memorial Healthcare Plaza                                      1,052,460     Ann. 3/31/2004          908,275        1,016,258
 22   Memorial Medical Office Building                                 701,480     Ann. 3/31/2004          506,483        1,402,208
 23   JFK Cancer Center                                                422,847     Ann. 3/31/2004          311,801          760,075
 24   Oak Medical Plaza II                                              79,264     Ann. 3/31/2004           63,505          114,427
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                               64,202     Ann. 3/31/2004           81,262          137,994
 26   The Pierce Building                                            1,972,519     T-12 3/31/2004        1,726,502        2,326,959
 27   Newsome Park                                                                                       1,795,106        3,575,006
 28   Village Shoppes at East Cherokee                                                                   1,720,161        1,807,777
 29   Wiener Portfolio VIII (8)                                      1,000,224     T-12 12/31/2003       1,211,485        2,104,481
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                          550,687     T-12 12/31/2003         675,288        1,106,993
29.2  115 East 21st Street                                             192,360     T-12 12/31/2003         257,652          506,906
29.3  35-19 147th Street                                               209,633     T-12 12/31/2003         227,022          400,614
29.4  314 Clinton Avenue                                                47,544     T-12 12/31/2003          51,522           89,968
 30   Paradise Valley Marketplace                                    1,435,464     Ann. 1/31/2004        1,894,322        1,978,610
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community     1,496,560     T-12 3/31/2004        1,359,835        1,979,117
 32   30 North Michigan Avenue                                       2,309,010     T-12 4/30/2004        1,946,763        4,449,420
 33   Stony Brook Village                                            1,332,466     T-12 3/31/2004        1,316,678        2,082,952
 34   OKC SUSA Portfolio (8)                                                                             1,567,243        2,443,564
34.1  9809 SE 29th Street                                                                                  170,762          277,424
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                                                                   310,356          453,241
34.3  8311 S. Western                                                                                      273,801          389,747
34.4  5110 NW 10th Street                                                                                  211,470          332,621
34.5  2420 South Meridian Avenue                                                                           146,971          246,923
34.6  201 N. Sooner Road                                                                                   169,907          280,182
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                                                                 148,686          240,383
34.8  168 Southeast 33rd Street                                                                            135,290          223,043
 35   Clark Portfolio (8)                                            1,414,956     T-12 2/29/2004        1,354,065        2,702,196
35.1  Clark - Quebec/Pontiac Way                                       219,035     T-12 2/29/2004          219,905          434,686
35.2  Clark - Pikes Peak                                               219,225     T-12 2/29/2004          222,175          350,381
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                  195,318     T-12 2/29/2004          168,997          367,438
35.4  Clark - Sycamore, Fort Worth                                     176,375     T-12 2/29/2004          155,703          358,670
35.5  Clark - Austin Bluffs                                            174,687     T-12 2/29/2004          173,741          286,391
35.6  Clark - Maize Road                                               176,389     T-12 2/29/2004          160,216          331,091
35.7  Clark - 21st Street                                              130,539     T-12 2/29/2004          133,758          293,527
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                                 123,394     T-12 2/29/2004          119,570          280,012
 36   Villager Apartments                                            1,160,279     T-12 3/31/2004        1,210,100        1,821,036
 37   Jefferson Square                                                                                   1,540,510        2,186,177
 38   Galloway I and II Medical Office Buildings                     1,552,364     Ann. 3/31/2004        1,246,079        1,747,336
 39   Plaza Apartments                                               1,010,513     T-12 3/31/2004        1,020,016        1,642,912
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                  1,121,782     Ann. 3/31/2004        1,039,697        1,540,615
 41   Saf Keep Self Storage Melrose                                    998,234     T-12 4/30/2004        1,033,607        1,638,522
 42   Hotel Lucia                                                    1,615,575     T-12 4/30/2004        1,653,681        3,900,000
 43   Hall Office Park-G1                                                                                1,238,921        1,924,610
 44   Skyline Medical Office Building                                1,458,444     Ann. 3/31/2004        1,099,914        2,477,155
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                                 182,445     T-12 2/29/2004        1,014,775        1,084,134
 46   Ventu Park                                                       903,280     Ann. 5/31/2004          929,725          969,249
 47   Prospect Center                                                                                    1,086,888        1,438,642
 48   Chesapeake Landing Apartments                                  1,027,906     T-12 2/29/2004          957,830        1,524,884
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                1,034,802     T-12 12/31/2003         931,641        1,230,916
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                        2,557,284     Ann. 2/29/2004        1,678,066        1,909,179
 51   Mansards Apartments                                                                                1,054,430        1,973,177
 52   Corporate Plaza                                                1,066,803     T-12 1/31/2004        1,120,872        1,643,578
 53   Haddonfield Estates                                              910,999     T-12 2/29/2004          887,229        2,394,913
 54   Dallas Communications Complex                                    690,781     T-12 2/29/2004        1,042,443        1,627,045
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                                                               777,958          799,601
 56   Moreno Valley Village                                            771,168     T-12 2/29/2004          884,352        1,044,596
 57   1600 Dove                                                        884,252     Ann. 3/31/2004          876,477        1,258,569
 58   Sunshine Holiday                                                 824,622     T-12 2/29/2004          776,701        1,231,460
 59   Bragaw Office Building                                                                               948,959        1,426,315
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                                                             945,287        1,564,689
 61   The Aspens Manufactured Housing Community                                                            913,891        1,164,795
 62   5000 & 7000 Atrium Way                                           942,159     T-12 3/31/2004          844,548          888,383
 63   8505 Freeport Parkway                                            186,987     T-12 2/29/2004          787,769        1,643,166
 64   Evergreen Plaza                                                  837,978     Ann. 2/29/2004          754,266          788,478
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                     942,765     T-12 2/29/2004          937,447        1,313,245
 66   Rancho Riverside Manufactured Housing Community                  684,563     T-12 3/31/2004          687,343          951,467
 67   Broadway Mesa Center                                             810,386     T-12 12/31/2003         821,680        1,137,878
 68   2601 Ocean Park Boulevard                                        632,497     T-12 2/29/2004          656,309          945,829
 69   Uptown Park and Morgan Stanley Office (8)                        390,463     T-12 2/29/2004          770,812          932,824
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                                                                0
69.2  Morgan Stanley Office                                                                                      0
 70   Somerset Village Shopping Center                                                                     598,699          635,103
 71   Fifth Third Bank Center                                                                              686,495          714,144
 72   Walnut Knolls                                                    756,588     Ann. 2/29/2004          608,559          989,298
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                                                               1,055,510        3,372,019
      MOB Portfolio 2 (Crossed Rollup)                                 779,248     Ann. 3/31/2004          767,715        2,016,049
 74   Galen Medical Building & East Ridge Professional Building (8)    444,391     Ann. 3/31/2004          390,362          832,815
74.1  Galen Medical Building
74.2  East Ridge Professional Building
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                         70,565     Ann. 3/31/2004          105,689          465,300
 76   East Ridge Medical Office Building                               143,503     Ann. 3/31/2004          123,174          279,115
 77   Plaza II                                                         120,789     Ann. 3/31/2004          148,490          438,819
 78   6333 Wilshire Medical                                            610,192     Ann. 3/31/2004          608,618          902,405
 79   Columbia Medical Center - Lewisville                             840,477     Ann. 3/31/2004          689,127          837,780
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                   361,707     Ann. 1/31/2004          596,212          952,450
 81   Cypress Estates Manufactured Housing Community                   564,984     T-12 3/31/2004          535,789          679,420
 82   Sentry Self Storage                                              607,819     Ann. 3/31/2004          514,013          759,413
 83   Point East/West (8)                                                                                  694,250        1,100,000
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                                 557,484     Ann. 3/31/2004          572,985          602,088
 85   Parkwest II                                                      464,007      Ann. 4/1/2004          491,533          662,848
 86   Shirlington Self Storage                                         734,053     T-12 3/31/2004          682,043          917,705
 87   Bend Center Shopping Center                                      487,478     Ann. 3/31/2004          530,911          593,386
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                  510,327     T-12 3/31/2004          457,543          705,865
 89   Med Tech                                                         381,097       02/29/2004            556,491          833,832
 90   Park Lee Shopping Center                                         443,148     Ann. 3/31/2004          580,373          563,045
 91   Somerset Woods                                                                                       778,455        1,827,360
 92   Barrington Centre Office Building                                493,328     Ann. 3/31/2004          511,019          516,354
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                  464,600     T-12 3/31/2004          504,950          512,347
 94   Carefree Cove Manufactured Housing Community                     437,096     T-12 2/29/2004          435,263          867,655
 95   Solana Beach Corporate Center                                                                        452,035          583,828
 96   Sierra Crossing                                                  565,820     T-12 2/29/2004          529,094        1,115,245
 97   Huntington Village Apartments                                                                        401,557          572,309
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                  535,096     T-12 2/29/2004          573,214        1,459,512
 99   Simi Valley Plaza                                                361,476     Ann. 3/31/2004          406,592          417,548
 100  A+ Mini Storage                                                  391,392     Ann. 1/31/2004          384,497          669,479
 101  Villa Carmel Manufactured Housing Community                      409,679     T-12 3/31/2004          404,222          560,557
 102  The Barney & WL Stockade Apartments                              385,446     T-12 2/29/2004          420,710          666,475
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                                                             966,881        2,094,341
 104  Storage USA - West Colonial                                      375,888     Ann. 2/29/2004          353,607          579,561
 105  Las Palmas Manufactured Housing Community                        352,236     T-12 3/31/2004          333,769          562,795
 106  233 S. Beverly Drive                                             471,964     Ann. 3/31/2004          355,917          435,617
 107  Home Manufactured Housing Community                                                                  344,445          557,848
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                                343,830     T-12 4/30/2004          367,442          819,324
 109  Maysville Market Center                                          272,732     Ann. 3/31/2004          396,105          432,590
 110  Stonebridge Ranch Retail Center                                                                      420,012          431,348
 111  Storage USA - Red Bug                                            350,466     T-12 2/29/2004          324,559          532,512
 112  Walgreens - Greenwell & Joor                                                                         305,092          315,000
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                     320,003     Ann. 3/31/2004          273,176          403,526
 114  Continental Communities - Washington Estates II MHC              295,208     Ann. 3/31/2004          296,090          416,671
 115  Coconut Cay Shoppes                                                                                  366,121          430,915
 116  Armored Self Storage - Lamar                                     458,668     T-12 2/29/2004          412,352          647,486
 117  Gull Harbor                                                      283,218     T-12 2/29/2004          284,903          525,400
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                                                           274,978          295,190
 119  The Meadows Manufactured Housing Community                                                           259,983          415,140
 120  Brookmore Hollow Apartments                                      253,517     T-12 2/29/2004          266,066          590,000
 121  Ho Ho Kam Mobile Village                                         220,899     T-12 3/31/2004          208,617          413,757
 122  Moberly Manor Phase II                                           259,841     T-12 2/29/2004          243,057          353,628
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                                                      219,298          228,984
 124  Calverton Project                                                                                    178,643          183,977
 125  WSG Development - Charlottesville                                                                    172,538          173,166
 126  Point West II                                                                                        155,800          300,000
 127  Central Self Storage - Chandler                                                                      308,876          524,003
------------------------------------------------------------------------------------------------------------------------------------



                                                                   UNDERWRITTEN      UNDERWRITTEN     UNDERWRITTEN      UNDERWRITTEN
 ID                                PROPERTY NAME                        EGI            EXPENSES         RESERVES           TI/LC
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                   39,522,728         9,044,622          488,374           712,968
 1.1  Cheektowaga Properties                                        11,399,301         2,631,164          136,008           146,554
 1.2  Clarence Portfolio                                             7,415,743         1,651,651          102,666           123,433
 1.3  Spring Creek Center and Steele Crossing                        4,445,939           782,909           59,975            86,921
 1.4  Riverdale Village-Inner Ring                                   4,624,224         1,274,055           37,405           124,683
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                    2,261,948           416,213           28,646            38,687
 1.6  Township Marketplace                                           2,492,278           631,793           37,967            39,183
 1.7  The Marketplace                                                1,838,552           320,868           25,169            26,261
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                          2,035,116           577,833           27,363            53,643
 1.9  Towne Centre                                                   1,624,473           371,912           16,228            49,353
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                               1,385,154           386,224           16,948            24,250
  2   731 Lexington Avenue - Bloomberg Headquarters                 54,926,083        18,935,653
  3   Bank of America Plaza                                         14,494,232         7,343,500          150,000           902,427
  4   Strategic Hotel Portfolio (8)                                 76,015,409        45,948,964
 4.1  Hyatt Regency New Orleans                                     38,667,509        23,060,346
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                         21,736,155        12,690,411
 4.3  Hyatt Regency La Jolla at Aventine                            15,611,745        10,198,207
  5   Sun Communities Portfolio 5 (8)                                6,709,835         2,975,591          112,750
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                   6,762,287         3,007,170           99,377
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                    1,337,159           467,461           12,754
 6.2  Fountainbleau                                                    850,865           377,612           11,211
 6.3  Oakland                                                          895,978           399,010           12,546
 6.4  Extra Space Storage - Inglewood                                  765,768           283,373            8,060
 6.5  Margate                                                          581,056           271,023           12,876
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                                 608,976           329,718           11,215
 6.7  Halls Ferry                                                      530,295           256,114            8,460
 6.8  Banksville                                                       464,916           226,467            9,098
 6.9  Oxford                                                           379,688           190,854            7,079
6.10  Forest Park                                                      347,586           205,538            6,078
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                       4,467,589         1,601,653           87,500
  8   Stonegate Birmingham (8)                                       6,805,766         3,760,035           95,682           491,560
 8.1  1000 Urban Center                                              2,377,426         1,272,138           33,106           158,707
 8.2  River Village                                                  1,465,129           570,980           24,121           110,604
 8.3  1500 Urban Center                                              1,569,830           941,117           20,370           119,954
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                              1,393,381           975,800           18,085           102,295
  9   West Village Retail                                            4,564,091         1,843,612           18,599           154,277
 10   180 Livingston Street                                          3,869,212         1,211,177           16,520           185,616
 11   Beaumont Apartments                                            3,999,805         1,712,065          101,600
 12   Casa Del Monte Manufactured Housing Community                  3,345,000         1,134,215           32,850
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                      3,632,660         1,277,784          100,882           174,915
 14   RVG Portfolio (8)                                              2,617,895           585,694           34,598            45,957
14.1  Coliseum Marketplace                                           1,290,278           274,698           20,958            21,534
14.2  Liberty Marketplace                                            1,327,617           310,996           13,640            24,423
 15   Greenbrier Apartments                                          3,862,962         1,840,550          131,500
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                              2,595,196           676,321           30,529            90,521
 17   Watkins-Dawson Business Center                                 3,336,974         1,152,900           84,145           315,859
 18   Pines City Center Plaza                                        2,692,078           894,988           42,443           106,587
 19   Trainer's Corner Shopping Center                               2,270,390           647,816           11,041            55,167
 20   Belvedere Plaza                                                2,330,929           523,821           81,717           152,291
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                               3,782,742         1,911,416           52,369           202,520
 21   Memorial Healthcare Plaza                                      1,281,962           373,687           16,920            69,957
 22   Memorial Medical Office Building                               1,435,720           929,237           24,005            70,924
 23   JFK Cancer Center                                                812,639           500,838            7,520            43,338
 24   Oak Medical Plaza II                                             114,427            50,922            1,908             8,506
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                              137,994            56,732            2,016             9,795
 26   The Pierce Building                                            2,651,483           924,980           34,832           115,277
 27   Newsome Park                                                   3,640,006         1,844,901          226,688
 28   Village Shoppes at East Cherokee                               2,230,974           510,813           19,300            78,619
 29   Wiener Portfolio VIII (8)                                      2,151,427           939,942           51,000
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                        1,153,939           478,651           24,250
29.2  115 East 21st Street                                             506,906           249,254           14,750
29.3  35-19 147th Street                                               400,614           173,592            9,500
29.4  314 Clinton Avenue                                                89,968            38,446            2,500
 30   Paradise Valley Marketplace                                    2,383,599           489,277           11,060            63,143
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community     2,530,317         1,170,483           10,840
 32   30 North Michigan Avenue                                       4,691,420         2,744,657           57,609           436,844
 33   Stony Brook Village                                            2,122,952           806,274           37,125
 34   OKC SUSA Portfolio (8)                                         2,604,364         1,037,121           80,818
34.1  9809 SE 29th Street                                              293,924           123,162            9,553
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                               485,941           175,585           13,662
34.3  8311 S. Western                                                  408,247           134,446           11,126
34.4  5110 NW 10th Street                                              357,621           146,151           11,614
34.5  2420 South Meridian Avenue                                       268,223           121,252           12,345
34.6  201 N. Sooner Road                                               300,182           130,275            8,970
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                             255,883           107,197            8,048
34.8  168 Southeast 33rd Street                                        234,343            99,053            5,500
 35   Clark Portfolio (8)                                            2,776,017         1,421,952           58,795
35.1  Clark - Quebec/Pontiac Way                                       444,686           224,781            8,466
35.2  Clark - Pikes Peak                                               363,881           141,706            7,338
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                  376,038           207,041            8,670
35.4  Clark - Sycamore, Fort Worth                                     373,670           217,967            7,600
35.5  Clark - Austin Bluffs                                            295,174           121,433            5,862
35.6  Clark - Maize Road                                               336,191           175,975            7,796
35.7  Clark - 21st Street                                              299,565           165,807            7,167
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                                 286,812           167,242            5,896
 36   Villager Apartments                                            1,892,202           682,102           46,000
 37   Jefferson Square                                               2,579,177         1,038,667           30,284           152,010
 38   Galloway I and II Medical Office Buildings                     1,919,246           673,167           18,169           136,956
 39   Plaza Apartments                                               1,682,412           662,395           70,750
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                  1,575,615           535,918           52,500
 41   Saf Keep Self Storage Melrose                                  1,692,415           658,808           14,661
 42   Hotel Lucia                                                    4,707,696         3,054,015          235,385
 43   Hall Office Park-G1                                            2,082,227           843,306           23,163           182,684
 44   Skyline Medical Office Building                                2,481,325         1,381,411           35,890            87,674
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                               1,422,634           407,859           12,222            60,875
 46   Ventu Park                                                     1,184,757           255,032           13,426            32,569
 47   Prospect Center                                                1,637,715           550,827           13,303           100,710
 48   Chesapeake Landing Apartments                                  1,687,234           729,404           69,120
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                1,253,776           322,135            8,750            62,773
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                        2,695,916         1,017,850           26,454           199,414
 51   Mansards Apartments                                            2,118,677         1,064,247           89,290
 52   Corporate Plaza                                                1,732,836           611,964           27,211           145,391
 53   Haddonfield Estates                                            2,435,413         1,548,184           81,000
 54   Dallas Communications Complex                                  2,227,045         1,184,602           52,929           122,803
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                         1,082,145           304,186           11,210
 56   Moreno Valley Village                                          1,343,076           458,723           16,850            61,047
 57   1600 Dove                                                      1,281,355           404,878           14,998            68,635
 58   Sunshine Holiday                                               1,731,460           954,758           17,955
 59   Bragaw Office Building                                         1,432,314           483,355           14,430            76,847
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                       1,639,372           694,085           16,622            97,100
 61   The Aspens Manufactured Housing Community                      1,305,595           391,704            7,950
 62   5000 & 7000 Atrium Way                                         1,252,363           407,815           19,955           102,856
 63   8505 Freeport Parkway                                          1,805,008         1,017,239           30,683            91,167
 64   Evergreen Plaza                                                1,057,936           303,670           26,578            55,755
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                   1,369,071           431,624           48,600
 66   Rancho Riverside Manufactured Housing Community                1,233,651           546,308            9,994
 67   Broadway Mesa Center                                           1,290,897           469,217           31,570            92,502
 68   2601 Ocean Park Boulevard                                      1,047,647           391,338            8,750            55,686
 69   Uptown Park and Morgan Stanley Office (8)                      1,011,202           240,389            7,157            67,130
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                                 885,103           286,404            5,003            33,090
 71   Fifth Third Bank Center                                        1,004,062           317,567            8,850            39,996
 72   Walnut Knolls                                                  1,017,951           409,392           44,530
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                           2,590,015         1,534,504          160,000
      MOB Portfolio 2 (Crossed Rollup)                               2,043,007         1,275,292           39,382           132,827
 74   Galen Medical Building & East Ridge Professional Building (8)    853,071           462,709           13,610            54,652
74.1  Galen Medical Building
74.2  East Ridge Professional Building
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                        465,300           359,611           11,815            27,370
 76   East Ridge Medical Office Building                               283,750           160,576            4,984            15,712
 77   Plaza II                                                         440,886           292,396            8,973            35,093
 78   6333 Wilshire Medical                                          1,040,669           432,051            7,572            57,101
 79   Columbia Medical Center - Lewisville                           1,060,178           371,051           10,648            31,755
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                   958,798           362,586           29,250
 81   Cypress Estates Manufactured Housing Community                   757,610           221,821            8,000
 82   Sentry Self Storage                                              873,459           359,446           11,277
 83   Point East/West (8)                                            1,190,000           495,750           19,300
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                                 694,932           121,947            3,701            12,456
 85   Parkwest II                                                      739,752           248,219           17,000
 86   Shirlington Self Storage                                       1,017,705           335,662            7,562
 87   Bend Center Shopping Center                                      645,760           114,849            4,845            33,925
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                1,014,565           557,023            6,640
 89   Med Tech                                                         833,832           277,341            8,215            55,074
 90   Park Lee Shopping Center                                         821,142           240,769           19,082            52,880
 91   Somerset Woods                                                 1,827,360         1,048,905           60,000
 92   Barrington Centre Office Building                                767,100           256,082            4,179            58,232
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                  619,347           114,397            3,255            21,064
 94   Carefree Cove Manufactured Housing Community                     953,155           517,892            8,200
 95   Solana Beach Corporate Center                                    598,279           146,244            2,710            30,890
 96   Sierra Crossing                                                1,160,245           631,152           68,600
 97   Huntington Village Apartments                                    605,309           203,752           15,120
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                1,469,512           896,298           24,750
 99   Simi Valley Plaza                                                547,506           140,914            6,159            20,962
 100  A+ Mini Storage                                                  707,632           323,135           11,027
 101  Villa Carmel Manufactured Housing Community                      611,481           207,259            7,200
 102  The Barney & WL Stockade Apartments                              733,475           312,765           32,954
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                       2,184,341         1,217,460           71,500
 104  Storage USA - West Colonial                                      624,980           271,373           11,843
 105  Las Palmas Manufactured Housing Community                        806,995           473,226            5,440
 106  233 S. Beverly Drive                                             562,264           206,347            3,075            17,333
 107  Home Manufactured Housing Community                              570,348           225,902            6,850
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                                850,285           482,843           33,536
 109  Maysville Market Center                                          542,609           146,504            6,000            21,462
 110  Stonebridge Ranch Retail Center                                  585,848           165,835            3,533            23,382
 111  Storage USA - Red Bug                                            556,784           232,225            9,480
 112  Walgreens - Greenwell & Joor                                     413,000           107,908            2,184
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                     438,266           165,090            6,200
 114  Continental Communities - Washington Estates II MHC              428,871           132,781            7,500
 115  Coconut Cay Shoppes                                              562,915           196,793           10,929            32,652
 116  Armored Self Storage - Lamar                                     661,486           249,134            7,953
 117  Gull Harbor                                                      543,400           258,497           16,036
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                       370,190            95,213            1,890            10,518
 119  The Meadows Manufactured Housing Community                       503,140           243,157            9,951
 120  Brookmore Hollow Apartments                                      643,200           377,134           27,040
 121  Ho Ho Kam Mobile Village                                         421,557           212,940           12,276
 122  Moberly Manor Phase II                                           367,428           124,371           16,200
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                  299,484            80,186            1,290            12,194
 124  Calverton Project                                                224,977            46,334              950             7,560
 125  WSG Development - Charlottesville                                223,303            50,765            1,368             7,688
 126  Point West II                                                    326,000           170,200            5,350
 127  Central Self Storage - Chandler                                  556,503           247,626           11,309
------------------------------------------------------------------------------------------------------------------------------------




                                                                   UNDERWRITTEN
 ID                                PROPERTY NAME                   NET CASH FLOW               LARGEST TENANT                 SF
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                  29,276,766
 1.1  Cheektowaga Properties                                        8,485,576    Sam's Club                                 137,742
 1.2  Clarence Portfolio                                            5,537,993    Wal-Mart                                   194,771
 1.3  Spring Creek Center and Steele Crossing                       3,516,134    Kohl's                                      86,584
 1.4  Riverdale Village-Inner Ring                                  3,188,081    JC Penney                                   93,480
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                   1,778,403    Dick's Sporting Goods                       44,000
 1.6  Township Marketplace                                          1,783,336    Lowe's                                     125,789
 1.7  The Marketplace                                               1,466,254    Lowe's                                     135,195
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                         1,376,278    BJ's Wholesale Club                         68,160
 1.9  Towne Centre                                                  1,186,980    TJMaxx                                      30,000
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                                957,732    Marshalls                                   30,000
  2   731 Lexington Avenue - Bloomberg Headquarters                35,990,430    Bloomberg, L.P.                            694,634
  3   Bank of America Plaza                                         6,098,305    Bank of America                            466,731
  4   Strategic Hotel Portfolio (8)                                30,066,445
 4.1  Hyatt Regency New Orleans                                    15,607,163
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                         9,045,744
 4.3  Hyatt Regency La Jolla at Aventine                            5,413,538
  5   Sun Communities Portfolio 5 (8)                               3,621,494
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                  3,655,738
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                     856,943
 6.2  Fountainbleau                                                   462,042
 6.3  Oakland                                                         484,422
 6.4  Extra Space Storage - Inglewood                                 474,335
 6.5  Margate                                                         297,157
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                                268,043
 6.7  Halls Ferry                                                     265,721
 6.8  Banksville                                                      229,351
 6.9  Oxford                                                          181,755
6.10  Forest Park                                                     135,969
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                      2,778,436
  8   Stonegate Birmingham (8)                                      2,458,489
 8.1  1000 Urban Center                                               913,475    Drummond Company                            31,020
 8.2  River Village                                                   759,424    Vesta Insurance Group                      115,774
 8.3  1500 Urban Center                                               488,389    MedManagement                               23,055
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                               297,201    Sherman International Corp.                 23,580
  9   West Village Retail                                           2,547,603    Magnolia Pictures                           19,667
 10   180 Livingston Street                                         2,455,898    NYC Transit Authority                      123,900
 11   Beaumont Apartments                                           2,186,140
 12   Casa Del Monte Manufactured Housing Community                 2,177,935
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                     2,079,080    Globe Storage & Moving Spaces A,B,C        145,000
 14   RVG Portfolio (8)                                             1,951,646
14.1  Coliseum Marketplace                                            973,088    Farm Fresh                                  57,510
14.2  Liberty Marketplace                                             978,558    Martins                                     55,000
 15   Greenbrier Apartments                                         1,890,912
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                             1,797,825    Bed Bath & Beyond of Plano                  50,536
 17   Watkins-Dawson Business Center                                1,784,070    OMIX-ADA                                    47,565
 18   Pines City Center Plaza                                       1,648,060    Pines Store, Inc. d/b/a Sedano's            32,415
                                                                                 Supermarket (Food Lion, Inc. sublessor)
 19   Trainer's Corner Shopping Center                              1,556,366    Kohl's                                      88,248
 20   Belvedere Plaza                                               1,573,100    Kroger                                      76,750
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                              1,616,437
 21   Memorial Healthcare Plaza                                       821,398    Associated Hospital Tenants                 63,784
 22   Memorial Medical Office Building                                411,554    Associated Hospital Tenants                 22,173
 23   JFK Cancer Center                                               260,943    HCA Hospital                                20,070
 24   Oak Medical Plaza II                                             53,091    Edward L. Frame                              2,485
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                              69,451    Central Florida Internists                   3,012
 26   The Pierce Building                                           1,576,393    Walgreens                                    8,469
 27   Newsome Park                                                  1,568,418
 28   Village Shoppes at East Cherokee                              1,622,242    Publix                                      44,840
 29   Wiener Portfolio VIII (8)                                     1,160,485
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                         651,038
29.2  115 East 21st Street                                            242,902
29.3  35-19 147th Street                                              217,522
29.4  314 Clinton Avenue                                               49,022
 30   Paradise Valley Marketplace                                   1,820,119    Mrs. Gooch's (Whole Foods)                  32,000
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community    1,348,995
 32   30 North Michigan Avenue                                      1,452,310    US Bank Corp RE/A Hern                      39,508
 33   Stony Brook Village                                           1,279,553
 34   OKC SUSA Portfolio (8)                                        1,486,425
34.1  9809 SE 29th Street                                             161,209
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                              296,694
34.3  8311 S. Western                                                 262,675
34.4  5110 NW 10th Street                                             199,856
34.5  2420 South Meridian Avenue                                      134,626
34.6  201 N. Sooner Road                                              160,937
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                            140,638
34.8  168 Southeast 33rd Street                                       129,790
 35   Clark Portfolio (8)                                           1,295,270
35.1  Clark - Quebec/Pontiac Way                                      211,439
35.2  Clark - Pikes Peak                                              214,837
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                 160,327
35.4  Clark - Sycamore, Fort Worth                                    148,103
35.5  Clark - Austin Bluffs                                           167,879
35.6  Clark - Maize Road                                              152,420
35.7  Clark - 21st Street                                             126,591
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                                113,674
 36   Villager Apartments                                           1,164,100
 37   Jefferson Square                                              1,358,216    Safeway                                     39,556
 38   Galloway I and II Medical Office Buildings                    1,090,954    GI Care Center                              13,981
 39   Plaza Apartments                                                949,266
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                   987,197
 41   Saf Keep Self Storage Melrose                                 1,018,946
 42   Hotel Lucia                                                   1,418,296
 43   Hall Office Park-G1                                           1,033,075    Tenet Texas Inc                             54,324
 44   Skyline Medical Office Building                                 976,350    Skyline Physicians Management               16,555
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                                941,678    Stein Mart, Inc.                            36,000
 46   Ventu Park                                                      883,730    Ralph's (Hughes Market)                     46,252
 47   Prospect Center                                                 972,875    Active.com                                  11,010
 48   Chesapeake Landing Apartments                                   888,710
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                 860,118    CK Photo                                     6,000
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                       1,452,198    Gottschalks                                 88,639
 51   Mansards Apartments                                             965,141
 52   Corporate Plaza                                                 948,270    USDA                                        36,189
 53   Haddonfield Estates                                             806,229
 54   Dallas Communications Complex                                   866,711    Willette Acquisition                        67,228
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                          766,748    Home Depot                                 112,099
 56   Moreno Valley Village                                           806,455    Ralph's Grocery Company                     53,301
 57   1600 Dove                                                       792,844    Systems Paving                               9,185
 58   Sunshine Holiday                                                758,746
 59   Bragaw Office Building                                          857,682    First Health                                22,510
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                        831,565    Checkfree Corporation                       22,790
 61   The Aspens Manufactured Housing Community                       905,941
 62   5000 & 7000 Atrium Way                                          721,737    American Express Travel Related             36,988
                                                                                 Services Company
 63   8505 Freeport Parkway                                           665,919    Hanson                                      93,805
 64   Evergreen Plaza                                                 671,933    Bi-Mart                                     37,440
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                    888,847
 66   Rancho Riverside Manufactured Housing Community                 677,349
 67   Broadway Mesa Center                                            697,608    Paper Plus                                  11,360
 68   2601 Ocean Park Boulevard                                       591,873    Levine/Seegal & Associates                   8,140
 69   Uptown Park and Morgan Stanley Office (8)                       696,526
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                           -    Pei Wei                                      3,356
69.2  Morgan Stanley Office                                                 -    Morgan Stanley                              24,143
 70   Somerset Village Shopping Center                                560,606    Movie Gallery                                3,640
 71   Fifth Third Bank Center                                         637,649    Fifth Third Bank Florida                    27,876
 72   Walnut Knolls                                                   564,029
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                            895,510
      MOB Portfolio 2 (Crossed Rollup)                                595,506
 74   Galen Medical Building & East Ridge Professional Building (8)   322,100
74.1  Galen Medical Building                                                -    Galen Medical Group                         24,887
74.2  East Ridge Professional Building                                      -    Associated Hospital Tenants                 17,229
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                        66,504    Richard Krause MD                           12,177
 76   East Ridge Medical Office Building                              102,478    Chattanooga Women Specialists                5,388
 77   Plaza II                                                        104,424    Associated Hospital Tenants                  7,130
 78   6333 Wilshire Medical                                           543,945    Vita Medical Center                          6,685
 79   Columbia Medical Center - Lewisville                            646,724    Surgery Center                              21,107
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                  566,962
 81   Cypress Estates Manufactured Housing Community                  527,789
 82   Sentry Self Storage                                             502,736
 83   Point East/West (8)                                             674,950
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                                556,828    David's Bridal                              10,027
 85   Parkwest II                                                     474,533
 86   Shirlington Self Storage                                        674,481
 87   Bend Center Shopping Center                                     492,142    Staples                                     24,627
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                 450,903
 89   Med Tech                                                        493,202    Eye Center                                   8,060
 90   Park Lee Shopping Center                                        508,411    Fry's                                       50,686
 91   Somerset Woods                                                  718,455
 92   Barrington Centre Office Building                               448,607    Morgan Stanley Dean Witter                   8,175
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                 480,631    Zano's Hair Salon                            4,000
 94   Carefree Cove Manufactured Housing Community                    427,063
 95   Solana Beach Corporate Center                                   418,435    Senior Resource Group                       12,268
 96   Sierra Crossing                                                 460,494
 97   Huntington Village Apartments                                   386,437
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                 548,464
 99   Simi Valley Plaza                                               379,471    Westpoint Furniture                          5,378
 100  A+ Mini Storage                                                 373,470
 101  Villa Carmel Manufactured Housing Community                     397,022
 102  The Barney & WL Stockade Apartments                             387,756
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                        895,381
 104  Storage USA - West Colonial                                     341,764
 105  Las Palmas Manufactured Housing Community                       328,329
 106  233 S. Beverly Drive                                            335,509    Mirage Enterprises, Inc.                     6,600
 107  Home Manufactured Housing Community                             337,595
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                               333,906
 109  Maysville Market Center                                         368,643    Dollar Zone of Zanesville                    6,000
 110  Stonebridge Ranch Retail Center                                 393,097    Lady of America                              5,200
 111  Storage USA - Red Bug                                           315,079
 112  Walgreens - Greenwell & Joor                                    302,908    Walgreen Louisiana Co., Inc.                14,560
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                    266,976
 114  Continental Communities - Washington Estates II MHC             288,590
 115  Coconut Cay Shoppes                                             322,540    Firestone                                    6,621
 116  Armored Self Storage - Lamar                                    404,399
 117  Gull Harbor                                                     268,867
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                      262,570    Blockbuster                                  4,788
 119  The Meadows Manufactured Housing Community                      250,032
 120  Brookmore Hollow Apartments                                     239,026
 121  Ho Ho Kam Mobile Village                                        196,341
 122  Moberly Manor Phase II                                          226,857
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                 205,814    Men's Wearhouse                              4,600
 124  Calverton Project                                               170,133    Chipotle Mexican Grill                       2,329
 125  WSG Development - Charlottesville                               163,482    Mattress Warehouse                           4,500
 126  Point West II                                                   150,450
 127  Central Self Storage - Chandler                                 297,567
------------------------------------------------------------------------------------------------------------------------------------





                                                                     LEASE                                                  LEASE
 ID                                PROPERTY NAME                  EXPIRATION           2ND LARGEST TENANT        SF       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)
 1.1  Cheektowaga Properties                                       1/31/24   Target Stores                     119,872     1/31/15
 1.2  Clarence Portfolio                                           12/31/19  Regal Cinema                       83,758     9/30/17
 1.3  Spring Creek Center and Steele Crossing                      1/31/22   Best Buy                           50,000     1/31/17
 1.4  Riverdale Village-Inner Ring                                 1/31/24   Borders                            21,641     1/31/23
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                  1/31/17   Circuit City                       33,000     1/31/17
 1.6  Township Marketplace                                         8/31/27   Shop 'N Save                       61,712    10/31/19
 1.7  The Marketplace                                              12/11/19  Fashion Bug                         7,500     9/30/04
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                        9/30/16   Dollar Tree                        13,904     3/31/08
 1.9  Towne Centre                                                 8/31/08   Books-a-Million                    20,010     1/31/07
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                             9/30/13   Bed Bath & Beyond                  29,173     1/31/13
  2   731 Lexington Avenue - Bloomberg Headquarters                11/1/28
  3   Bank of America Plaza                                        12/31/11  IBM                               154,825     7/31/12
  4   Strategic Hotel Portfolio (8)
 4.1  Hyatt Regency New Orleans
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix
 4.3  Hyatt Regency La Jolla at Aventine
  5   Sun Communities Portfolio 5 (8)
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall
 6.2  Fountainbleau
 6.3  Oakland
 6.4  Extra Space Storage - Inglewood
 6.5  Margate
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale
 6.7  Halls Ferry
 6.8  Banksville
 6.9  Oxford
6.10  Forest Park
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments
  8   Stonegate Birmingham (8)
 8.1  1000 Urban Center                                            2/28/14   Xerox Corp.                        22,274    10/31/12
 8.2  River Village                                                10/8/08   Unique Food Service Concept         4,831    11/30/08
 8.3  1500 Urban Center                                            12/31/06  Active Services Corporation        11,373     2/28/10
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                            6/30/05   MCI Worldcom                       13,727     4/30/07
  9   West Village Retail                                          1/31/12   Gap/Gap Body                       11,647     7/31/06
 10   180 Livingston Street                                        4/30/13   Safe Horizon, Inc.                 12,712   12/31/2012
 11   Beaumont Apartments
 12   Casa Del Monte Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                    9/30/12   Strong Hold WHSE                   75,000     4/30/06
 14   RVG Portfolio (8)
14.1  Coliseum Marketplace                                         1/31/21   Corolla Surf Shop                  10,568    12/31/09
14.2  Liberty Marketplace                                          9/30/23   Movie Gallery                       4,800     6/30/09
 15   Greenbrier Apartments
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                            1/31/15   Michael's Stores, Inc.             30,000    10/31/09
 17   Watkins-Dawson Business Center                               12/31/05  Usienergy, Inc.                    23,455     6/30/05
 18   Pines City Center Plaza                                      /21/2014  Leath Furniture                    30,000    7/9/2007
 19   Trainer's Corner Shopping Center                             1/31/25   Michael's                          21,400     2/28/14
 20   Belvedere Plaza                                              9/30/13   Maxway                             27,800     1/31/08
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)
 21   Memorial Healthcare Plaza                                    6/30/05   Payless Shoe Source                 3,640     1/31/08
 22   Memorial Medical Office Building                             6/30/05   M. Fox Two MD                       6,835     9/30/05
 23   JFK Cancer Center                                            6/30/10   Hematology/Oncology                 7,236     6/30/09
 24   Oak Medical Plaza II                                         8/31/10   Rafael Jiminez MD                   2,124     8/31/07
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                          4/30/09   Heart of Florida Cardiology         2,608    11/30/04
 26   The Pierce Building                                          11/30/40  SOFTWARE TOOL & DIE                 7,612     4/30/06
 27   Newsome Park
 28   Village Shoppes at East Cherokee                             10/31/23  East Cherokee Package               7,000     1/11/14
 29   Wiener Portfolio VIII (8)
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road
29.2  115 East 21st Street
29.3  35-19 147th Street
29.4  314 Clinton Avenue
 30   Paradise Valley Marketplace                                  1/31/22   Eckerds (Ground Lease)             10,908     1/31/23
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community
 32   30 North Michigan Avenue                                     12/31/05  Association for Women's             8,836     2/29/08
 33   Stony Brook Village
 34   OKC SUSA Portfolio (8)
34.1  9809 SE 29th Street
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway
34.3  8311 S. Western
34.4  5110 NW 10th Street
34.5  2420 South Meridian Avenue
34.6  201 N. Sooner Road
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot
34.8  168 Southeast 33rd Street
 35   Clark Portfolio (8)
35.1  Clark - Quebec/Pontiac Way
35.2  Clark - Pikes Peak
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College
35.4  Clark - Sycamore, Fort Worth
35.5  Clark - Austin Bluffs
35.6  Clark - Maize Road
35.7  Clark - 21st Street
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside
 36   Villager Apartments
 37   Jefferson Square                                             2/28/07   Prudential Northwest Realty        14,755    12/31/09
 38   Galloway I and II Medical Office Buildings                    6/7/08   DTG of Miami                       12,564     8/5/13
 39   Plaza Apartments
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments
 41   Saf Keep Self Storage Melrose
 42   Hotel Lucia
 43   Hall Office Park-G1                                          1/31/14   Skywire Software                   10,869    3/28/2009
 44   Skyline Medical Office Building                              6/30/07   Mid-State Cardiology Assoc, PC     12,582    10/31/05
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                             3/12/13   Chili's Grill & Bar (Ground Lease)  5,446     4/30/13
 46   Ventu Park                                                   1/31/24   Shahrem Malek                       2,794     9/30/08
 47   Prospect Center                                              7/31/05   Premier/Legacy Bank                 6,037    8/31/2012
 48   Chesapeake Landing Apartments
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery              2/28/07   Bowery Lighting                     5,000     1/31/08
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                      10/31/11  McCormick, Barstow, etal           66,421    12/19/13
 51   Mansards Apartments
 52   Corporate Plaza                                              10/31/06  Alliance Coal LLC (MAPCO)          12,579    9/30/2004
 53   Haddonfield Estates
 54   Dallas Communications Complex                                9/30/06   M Crowd Restaurant Group, Inc.     23,269     3/31/06
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                       4/30/17
 56   Moreno Valley Village                                         1/4/14   Rite Aide/Thrifty Payless, Inc     23,769     2/1/15
 57   1600 Dove                                                    12/31/09  Kimball and Tirey                   6,906     7/31/06
 58   Sunshine Holiday
 59   Bragaw Office Building                                       1/31/13   MWH Americas                       11,439    12/31/08
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                     9/30/11   The Dame Company                    9,633     7/31/13
 61   The Aspens Manufactured Housing Community
 62   5000 & 7000 Atrium Way                                       6/30/07   Avnet, Inc.                        27,377    11/30/05
 63   8505 Freeport Parkway                                        2/28/14   Allied Lending                      3,470     2/28/11
 64   Evergreen Plaza                                              10/31/07  24 Hour Fitness                    36,400    10/31/10
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III
 66   Rancho Riverside Manufactured Housing Community
 67   Broadway Mesa Center                                         9/30/05   Allied Manufacturing                9,712    11/30/05
 68   2601 Ocean Park Boulevard                                    9/30/07   Shomex Productions                  5,270     7/31/04
 69   Uptown Park and Morgan Stanley Office (8)
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                  2/15/14   Verizon                             2,856    11/24/08
69.2  Morgan Stanley Office                                        10/31/09
 70   Somerset Village Shopping Center                             10/31/08  Washington Mutual                   3,542     7/31/08
 71   Fifth Third Bank Center                                      1/31/13   Public Financial Management         3,384     2/28/09
 72   Walnut Knolls
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN
      MOB Portfolio 2 (Crossed Rollup)
 74   Galen Medical Building & East Ridge Professional Building (8)
74.1  Galen Medical Building                                       12/15/06  Women's Health                      5,738     8/31/05
74.2  East Ridge Professional Building                             6/30/05   Battlefield Orthopedic              4,750     6/30/07
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                    4/30/06   OB/GYN Center of Excellence         7,204     7/31/08
 76   East Ridge Medical Office Building                           2/29/08   Clave Waters MD                     3,433     3/31/07
 77   Plaza II                                                     6/30/05   Plaza Orthopedics                   4,180     1/31/05
 78   6333 Wilshire Medical                                        6/30/05   Yury Furman                         2,189     1/31/06
 79   Columbia Medical Center - Lewisville                         6/30/10   Orthopedic Associates              17,266     4/30/06
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing
 81   Cypress Estates Manufactured Housing Community
 82   Sentry Self Storage
 83   Point East/West (8)
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                             11/30/13  Best Mattress                       3,042     2/5/10
 85   Parkwest II
 86   Shirlington Self Storage
 87   Bend Center Shopping Center                                  8/31/14   Michaels                           19,018     6/30/08
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community
 89   Med Tech                                                     11/30/13  Arthritis & Sports Orthopedics      6,075     6/30/12
 90   Park Lee Shopping Center                                     12/31/10  Rent-A-Center                       3,380    10/31/06
 91   Somerset Woods
 92   Barrington Centre Office Building                            10/31/13  Coldwell Banker                     7,692     8/31/08
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                              5/31/07   Washington Mutual                   4,000     3/31/14
 94   Carefree Cove Manufactured Housing Community
 95   Solana Beach Corporate Center                                4/30/09   McMahon Development Group           5,796     4/30/10
 96   Sierra Crossing
 97   Huntington Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions
 99   Simi Valley Plaza                                            2/28/09   Sylvan Learning Center              2,500     5/31/05
 100  A+ Mini Storage
 101  Villa Carmel Manufactured Housing Community
 102  The Barney & WL Stockade Apartments
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments
 104  Storage USA - West Colonial
 105  Las Palmas Manufactured Housing Community
 106  233 S. Beverly Drive                                         12/14/05  Rosti                               2,502     3/31/06
 107  Home Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes
 109  Maysville Market Center                                      5/31/08   Cato Corp.                          4,160     1/31/08
 110  Stonebridge Ranch Retail Center                              3/31/10   Beef O' Brady's                     4,305     2/28/10
 111  Storage USA - Red Bug
 112  Walgreens - Greenwell & Joor                                 3/31/79
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC
 114  Continental Communities - Washington Estates II MHC
 115  Coconut Cay Shoppes                                          11/30/09  Mattress Giant                      5,406     2/28/05
 116  Armored Self Storage - Lamar
 117  Gull Harbor
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                   4/30/14   Everything Bagels                   2,100     5/31/09
 119  The Meadows Manufactured Housing Community
 120  Brookmore Hollow Apartments
 121  Ho Ho Kam Mobile Village
 122  Moberly Manor Phase II
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                              2/28/15   Vitamin Shoppe                      4,000     2/28/14
 124  Calverton Project                                            2/16/14   Starbucks                           1,480     2/28/14
 125  WSG Development - Charlottesville                            2/28/14   Norwood Mgmt. d/b/a                 3,114     3/31/09
                                                                             New Balance/Birkenstock
 126  Point West II
 127  Central Self Storage - Chandler
------------------------------------------------------------------------------------------------------------------------------------




                                                                                                                        LEASE
 ID                                PROPERTY NAME                        3RD LARGEST TENANT                SF           EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)
 1.1  Cheektowaga Properties                                       Dick's Sporting Goods                 50,000         3/31/15
 1.2  Clarence Portfolio                                           Dick's Sporting Goods                 50,000         2/28/11
 1.3  Spring Creek Center and Steele Crossing                      Bed Bath & Beyond                     32,000        11/30/09
 1.4  Riverdale Village-Inner Ring                                 Petsmart, Inc.                        19,141        11/30/18
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                  Carmike Cinemas                       31,795        11/30/17
 1.6  Township Marketplace                                         Petsmart                              19,355         1/31/16
 1.7  The Marketplace                                              China Super Buffet                     5,600         3/31/08
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                        Sears                                  8,248         6/30/08
 1.9  Towne Centre                                                 Party City                            12,000         1/31/09
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                             Babies R Us                           25,124         1/31/15
  2   731 Lexington Avenue - Bloomberg Headquarters
  3   Bank of America Plaza                                        PriceWaterhouseCoopers                62,662         7/31/07
  4   Strategic Hotel Portfolio (8)
 4.1  Hyatt Regency New Orleans
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix
 4.3  Hyatt Regency La Jolla at Aventine
  5   Sun Communities Portfolio 5 (8)
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall
 6.2  Fountainbleau
 6.3  Oakland
 6.4  Extra Space Storage - Inglewood
 6.5  Margate
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale
 6.7  Halls Ferry
 6.8  Banksville
 6.9  Oxford
6.10  Forest Park
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments
  8   Stonegate Birmingham (8)
 8.1  1000 Urban Center                                            MAW Insurance Company                 16,226         8/31/08
 8.2  River Village
 8.3  1500 Urban Center                                            Am Exp Lease Admin                    10,770         8/31/07
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                            P B S & J, Inc.                        6,872         8/31/05
  9   West Village Retail                                          Banana Republic                        8,000         7/31/06
 10   180 Livingston Street                                        Visiting Nurse Service                11,924         6/30/12
 11   Beaumont Apartments
 12   Casa Del Monte Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                    Hanover                               61,000        12/31/10
 14   RVG Portfolio (8)
14.1  Coliseum Marketplace                                         Pet Supplies Plus                      8,000        10/31/10
14.2  Liberty Marketplace                                          Willie's Pizza Buffet                  2,400         2/28/09
 15   Greenbrier Apartments
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                            DSW Shoe Warehouse                    26,361         1/31/14
 17   Watkins-Dawson Business Center                               INFO1                                 20,170        11/30/07
 18   Pines City Center Plaza                                      Navarro Discount Pharmacies           13,500         8/31/10
 19   Trainer's Corner Shopping Center                             Dollar General                         8,125         9/30/05
 20   Belvedere Plaza                                              Thrift Store                          23,800        10/31/11
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)
 21   Memorial Healthcare Plaza                                    Lee Brice D/B/A The Medicine           1,175        12/31/04
 22   Memorial Medical Office Building                             Arnold Graham-Smith MD                 5,379         7/31/04
 23   JFK Cancer Center                                            The Radiation Oncology                   184         3/31/05
 24   Oak Medical Plaza II                                         Mid-Florida Urological Assoc.          1,560           MTM
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                          Khalid Mazur M.R.                      2,160        12/31/05
 26   The Pierce Building                                          SOFTWARE ARTISANS                      5,235        10/31/04
 27   Newsome Park
 28   Village Shoppes at East Cherokee                             Sapporo's Steak and Seafood Sushi      6,000         2/28/14
 29   Wiener Portfolio VIII (8)
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road
29.2  115 East 21st Street
29.3  35-19 147th Street
29.4  314 Clinton Avenue
 30   Paradise Valley Marketplace                                  Beauty Brands                          5,510        12/31/06
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community
 32   30 North Michigan Avenue                                     American Diabetes                      5,841         2/28/06
 33   Stony Brook Village
 34   OKC SUSA Portfolio (8)
34.1  9809 SE 29th Street
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway
34.3  8311 S. Western
34.4  5110 NW 10th Street
34.5  2420 South Meridian Avenue
34.6  201 N. Sooner Road
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot
34.8  168 Southeast 33rd Street
 35   Clark Portfolio (8)
35.1  Clark - Quebec/Pontiac Way
35.2  Clark - Pikes Peak
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College
35.4  Clark - Sycamore, Fort Worth
35.5  Clark - Austin Bluffs
35.6  Clark - Maize Road
35.7  Clark - 21st Street
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside
 36   Villager Apartments
 37   Jefferson Square                                             Bartell Drug Company                  13,327         9/30/07
 38   Galloway I and II Medical Office Buildings                   Femwell                               12,061         3/31/09
 39   Plaza Apartments
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments
 41   Saf Keep Self Storage Melrose
 42   Hotel Lucia
 43   Hall Office Park-G1                                          Frisco YMCA                            8,768         5/31/06
 44   Skyline Medical Office Building                              Middle Tennessee                       9,822        10/31/05
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                             Covelli Family Limited Partnership     4,500        12/31/13
 46   Ventu Park                                                   Bella Luna Italian Restaurant          2,625        12/31/04
 47   Prospect Center                                              Carl/Man International                 4,016         3/31/06
 48   Chesapeake Landing Apartments
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery              Metropolitan Pain                      4,500         1/31/07
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                      Morgan Stanley                        18,349         1/26/07
 51   Mansards Apartments
 52   Corporate Plaza                                              Associates in Nuerology, P.S.C.       10,344         9/30/07
 53   Haddonfield Estates
 54   Dallas Communications Complex                                The Neiman Marcus                     19,846    6/30/05 (14,546);
                                                                                                                    8/10/04 (5,300)
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR
 56   Moreno Valley Village                                        CSK Auto                               6,016         7/31/09
 57   1600 Dove                                                    Hull and Company                       5,691        11/30/05
 58   Sunshine Holiday
 59   Bragaw Office Building                                       Cornerstone Credit Services           10,805        11/30/08
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                     Northwest Baltimore Radiation          7,761        12/31/11
 61   The Aspens Manufactured Housing Community
 62   5000 & 7000 Atrium Way                                       Conversion Technologies               10,800         3/31/08
 63   8505 Freeport Parkway                                        Waterloo Financial                     2,828         1/31/09
 64   Evergreen Plaza                                              Fa Fa Gourmet Chinese                  6,000         6/14/09
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III
 66   Rancho Riverside Manufactured Housing Community
 67   Broadway Mesa Center                                         Mesa Discount, Inc.                    9,712        12/31/05
 68   2601 Ocean Park Boulevard                                    Stegeman & Kastner                     4,143        10/12/05
 69   Uptown Park and Morgan Stanley Office (8)
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                  Earth Shoe                             1,780         3/17/14
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                             Somerset Liquors                       3,528         7/31/08
 71   Fifth Third Bank Center                                      Kraft Construction Company             3,246         6/30/08
 72   Walnut Knolls
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN
      MOB Portfolio 2 (Crossed Rollup)
 74   Galen Medical Building & East Ridge Professional Building (8)
74.1  Galen Medical Building
74.2  East Ridge Professional Building                             Orthopedic Specialist                    586         6/30/07
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                    Comprehensive Medical Care             4,755         3/31/05
 76   East Ridge Medical Office Building                           McLean Medical Services, Inc.          3,362         4/30/07
 77   Plaza II                                                     Steven Anderson, M.D.                  3,576         1/31/09
 78   6333 Wilshire Medical                                        Pacific Sleep Medicine Services        1,980        12/14/07
 79   Columbia Medical Center - Lewisville                         Associates of Surgery                  6,019         3/31/06
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing
 81   Cypress Estates Manufactured Housing Community
 82   Sentry Self Storage
 83   Point East/West (8)
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                             Fat Burger                             2,453         4/30/14
 85   Parkwest II
 86   Shirlington Self Storage
 87   Bend Center Shopping Center                                  Wilsons Furniture                      4,800         6/1/08
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community
 89   Med Tech                                                     Mitnick & Herbst PC                    4,695         6/23/07
 90   Park Lee Shopping Center                                     Payless Shoesource                     2,600         1/31/07
 91   Somerset Woods
 92   Barrington Centre Office Building                            Mesirow Financial                      4,934        10/31/06
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                              Lakeview Cleaners                      2,000         3/31/12
 94   Carefree Cove Manufactured Housing Community
 95   Solana Beach Corporate Center
 96   Sierra Crossing
 97   Huntington Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions
 99   Simi Valley Plaza                                            William the Tailor & Sons Drycleaning  1,860         3/31/07
 100  A+ Mini Storage
 101  Villa Carmel Manufactured Housing Community
 102  The Barney & WL Stockade Apartments
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments
 104  Storage USA - West Colonial
 105  Las Palmas Manufactured Housing Community
 106  233 S. Beverly Drive                                         Color Me Mine                          1,727         5/16/06
 107  Home Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes
 109  Maysville Market Center                                      Hallmark Gifts & Cards                 4,000         2/28/09
 110  Stonebridge Ranch Retail Center                              Marry's Gourmet Creations              2,831        12/31/07
 111  Storage USA - Red Bug
 112  Walgreens - Greenwell & Joor
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC
 114  Continental Communities - Washington Estates II MHC
 115  Coconut Cay Shoppes                                          Kinko's                                5,061        11/30/08
 116  Armored Self Storage - Lamar
 117  Gull Harbor
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                   Nail Salon                             1,400         4/30/07
 119  The Meadows Manufactured Housing Community
 120  Brookmore Hollow Apartments
 121  Ho Ho Kam Mobile Village
 122  Moberly Manor Phase II
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development
 124  Calverton Project                                            EB Games                               1,191         2/28/14
 125  WSG Development - Charlottesville                            EB Games                               1,500         2/28/09
 126  Point West II
 127  Central Self Storage - Chandler
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                    UPFRONT              ONGOING
                                                                    OCCUPANCY    OCCUPANCY    ACTUAL REPLACEMENT  ACTUAL REPLACEMENT
  ID                                PROPERTY NAME                     RATE      AS-OF DATE         RESERVES            RESERVES
 -----------------------------------------------------------------------------------------------------------------------------------
   1   DDR-Macquarie Portfolio (8)                                   90.94%        5/12/04
  1.1  Cheektowaga Properties                                        82.72%        5/12/04
  1.2  Clarence Portfolio                                            91.28%        5/12/04
  1.3  Spring Creek Center and Steele Crossing                       92.62%        5/12/04
  1.4  Riverdale Village-Inner Ring                                  93.87%        5/12/04
 -----------------------------------------------------------------------------------------------------------------------------------
  1.5  River Hills                                                  100.00%        5/12/04
  1.6  Township Marketplace                                          98.65%        5/12/04
  1.7  The Marketplace                                              100.00%        5/12/04
  1.8  BJ's Plaza/Tops Plaza/Batavia Commons                         91.28%        5/12/04
  1.9  Towne Centre                                                 100.00%        5/12/04
 -----------------------------------------------------------------------------------------------------------------------------------
 1.10  Erie Marketplace                                              87.22%        5/12/04
   2   731 Lexington Avenue - Bloomberg Headquarters                100.00%         2/9/04
   3   Bank of America Plaza                                         95.23%        4/26/04                              12,917
   4   Strategic Hotel Portfolio (8)                                 62.47%        3/31/04                             Various
  4.1  Hyatt Regency New Orleans                                     61.80%        3/31/04
 -----------------------------------------------------------------------------------------------------------------------------------
  4.2  Hyatt Regency Phoenix                                         60.20%        3/31/04
  4.3  Hyatt Regency La Jolla at Aventine                            68.20%        3/31/04
   5   Sun Communities Portfolio 5 (8)                               98.10%        Various
  5.1  Sun Communities Portfolio 5 - Alpine Meadows                  94.04%        2/27/04
  5.2  Sun Communities Portfolio 5 - Goldcoaster                     99.69%        2/27/04
 -----------------------------------------------------------------------------------------------------------------------------------
  5.3  Sun Communities Portfolio 5 - Byrne Hill                     100.00%        2/29/04
  5.4  Sun Communities Portfolio 5 - Fisherman's Cove                91.36%        2/27/04
  5.5  Sun Communities Portfolio 5 - Snow to Sun                     99.32%        2/27/04
  5.6  Sun Communities Portfolio 5 - Casa Del Valle                 100.00%        3/23/04
   6   Extra Space Portfolio #2 (8)                                  88.33%        1/22/04                               8,028
 -----------------------------------------------------------------------------------------------------------------------------------
  6.1  Extra Space Storage-Kendall                                   89.90%        1/22/04
  6.2  Fountainbleau                                                 82.20%        1/22/04
  6.3  Oakland                                                       87.60%        1/22/04
  6.4  Extra Space Storage - Inglewood                               94.80%        1/22/04
  6.5  Margate                                                       91.00%        1/22/04
 -----------------------------------------------------------------------------------------------------------------------------------
  6.6  North Lauderdale                                              91.60%        1/22/04
  6.7  Halls Ferry                                                   90.10%        1/22/04
  6.8  Banksville                                                    81.70%        1/22/04
  6.9  Oxford                                                        87.00%        1/22/04
 6.10  Forest Park                                                   88.30%        1/22/04
 -----------------------------------------------------------------------------------------------------------------------------------
   7   Emerald Ridge Apartments                                      94.57%        3/22/04                               6,563
   8   Stonegate Birmingham (8)                                      87.40%        Various                               7,974
  8.1  1000 Urban Center                                             87.30%         5/3/04
  8.2  River Village                                                100.00%         4/7/04
  8.3  1500 Urban Center                                             86.59%         5/3/04
 -----------------------------------------------------------------------------------------------------------------------------------
  8.4  1400 Urban Center                                             71.70%         5/3/04
   9   West Village Retail                                           97.11%         5/1/04                               1,540
  10   180 Livingston Street                                        100.00%        6/15/04                               1,377
  11   Beaumont Apartments                                           87.60%        3/28/04                               8,470
  12   Casa Del Monte Manufactured Housing Community                 99.85%        2/27/04                               2,740
 -----------------------------------------------------------------------------------------------------------------------------------
  13   Maspeth Industrial Center                                     98.51%        2/19/04                               8,407
  14   RVG Portfolio (8)                                             87.92%        6/21/04                               2,883
 14.1  Coliseum Marketplace                                          82.35%        6/21/04
 14.2  Liberty Marketplace                                           96.48%        6/21/04
  15   Greenbrier Apartments                                         96.20%       12/17/03                              10,960
 -----------------------------------------------------------------------------------------------------------------------------------
  16   Creekwalk Village Shopping Center                             97.34%        2/25/04                               2,260
  17   Watkins-Dawson Business Center                                84.90%         7/7/04                              10,702
  18   Pines City Center Plaza                                       98.15%         2/9/04                               3,540
  19   Trainer's Corner Shopping Center                              99.00%        5/25/04                                 870
  20   Belvedere Plaza                                               77.59%        5/31/04                               6,191
 -----------------------------------------------------------------------------------------------------------------------------------
       MOB Portfolio 1 (Crossed Rollup)                              78.12%        5/19/04         40,000
  21   Memorial Healthcare Plaza                                     82.60%        5/19/04         20,000
  22   Memorial Medical Office Building                              68.20%        5/19/04
  23   JFK Cancer Center                                            100.00%        5/19/04
  24   Oak Medical Plaza II                                          86.80%        5/19/04          9,000
 -----------------------------------------------------------------------------------------------------------------------------------
  25   Oak Medical Plaza I                                           89.10%        5/19/04         11,000
  26   The Pierce Building                                           89.47%         4/1/04                               2,900
  27   Newsome Park                                                  98.62%        2/11/04                              18,890
  28   Village Shoppes at East Cherokee                              92.04%        4/15/04
  29   Wiener Portfolio VIII (8)                                     97.59%        5/14/04                               4,230
 -----------------------------------------------------------------------------------------------------------------------------------
 29.1  815 Gravesend Neck Road                                       99.00%        5/14/04
 29.2  115 East 21st Street                                          96.61%        5/14/04
 29.3  35-19 147th Street                                            94.74%        5/14/04
 29.4  314 Clinton Avenue                                           100.00%        5/14/04
  30   Paradise Valley Marketplace                                   87.39%        5/13/04
 -----------------------------------------------------------------------------------------------------------------------------------
  31   Village of the Four Seasons Manufactured Housing Community   100.00%        3/31/04
  32   30 North Michigan Avenue                                      92.86%        2/29/04                               4,800
  33   Stony Brook Village                                           94.55%        3/22/04                               3,095
  34   OKC SUSA Portfolio (8)                                        73.79%        Various                               6,700
 34.1  9809 SE 29th Street                                           83.97%        4/30/04
 -----------------------------------------------------------------------------------------------------------------------------------
 34.2  6733 NW Expressway                                            72.99%        5/18/04
 34.3  8311 S. Western                                               84.75%        5/16/04
 34.4  5110 NW 10th Street                                           67.05%        5/18/04
 34.5  2420 South Meridian Avenue                                    62.52%        4/30/04
 34.6  201 N. Sooner Road                                            70.61%        4/30/04
 -----------------------------------------------------------------------------------------------------------------------------------
 34.7  1708 South Air Depot                                          74.37%        4/30/04
 34.8  168 Southeast 33rd Street                                     80.53%        5/17/04
  35   Clark Portfolio (8)                                           86.28%        2/29/04                               4,900
 35.1  Clark - Quebec/Pontiac Way                                    83.60%        2/29/04
 35.2  Clark - Pikes Peak                                            86.20%        2/29/04
 -----------------------------------------------------------------------------------------------------------------------------------
 35.3  Clark - College                                               78.70%        2/29/04
 35.4  Clark - Sycamore, Fort Worth                                  85.60%        2/29/04
 35.5  Clark - Austin Bluffs                                         83.37%        2/29/04
 35.6  Clark - Maize Road                                            93.30%        2/29/04
 35.7  Clark - 21st Street                                           89.90%        2/29/04
 -----------------------------------------------------------------------------------------------------------------------------------
 35.8  Clark - Hillside                                              91.80%        2/29/04
  36   Villager Apartments                                           96.20%        4/22/04                               3,834
  37   Jefferson Square                                              99.19%        6/30/04                               2,525
  38   Galloway I and II Medical Office Buildings                   100.00%         4/1/04                               1,151
  39   Plaza Apartments                                              92.00%        3/31/04                               5,895
 -----------------------------------------------------------------------------------------------------------------------------------
  40   Friendship Heights Apartments                                 95.71%         5/1/04                               4,375
  41   Saf Keep Self Storage Melrose                                 90.39%         4/1/04                               1,225
  42   Hotel Lucia                                                   75.32%        4/30/04                               4.00%
  43   Hall Office Park-G1                                           93.72%        3/18/04                               1,960
  44   Skyline Medical Office Building                               89.01%        5/19/04
 -----------------------------------------------------------------------------------------------------------------------------------
  45   Lithia Crossings                                              93.50%       5/3/2004
  46   Ventu Park                                                    95.79%        6/14/04                               1,125
  47   Prospect Center                                               92.50%         1/1/04                               1,110
  48   Chesapeake Landing Apartments                                 92.19%         3/1/04                               6,400
  49   132 Bowery/116 Elizabeth Street, 145-149 Bowery              100.00%        2/24/04                                 730
 -----------------------------------------------------------------------------------------------------------------------------------
  50   Park 41                                                       98.33%         6/1/04                               2,206
  51   Mansards Apartments                                           97.08%        2/11/04                               7,441
  52   Corporate Plaza                                               84.14%         3/1/04                               2,270
  53   Haddonfield Estates                                           91.05%        5/24/04                               6,750
  54   Dallas Communications Complex                                 70.28%        2/29/04                               4,410
 -----------------------------------------------------------------------------------------------------------------------------------
  55   Home Depot - Salem, OR                                       100.00%         7/1/04        200,000
  56   Moreno Valley Village                                        100.00%        5/31/04                               1,405
  57   1600 Dove                                                     97.47%         4/1/04                               1,250
  58   Sunshine Holiday                                              85.00%        3/31/04
  59   Bragaw Office Building                                        93.20%        6/11/04                               1,203
 -----------------------------------------------------------------------------------------------------------------------------------
  60   McDonogh Office Building                                      94.97%        1/31/04                               1,385
  61   The Aspens Manufactured Housing Community                    100.00%         1/1/04
  62   5000 & 7000 Atrium Way                                       100.00%        5/31/04                               1,663
  63   8505 Freeport Parkway                                         91.93%        3/24/04                               2,557
  64   Evergreen Plaza                                               96.35%        5/27/04
 -----------------------------------------------------------------------------------------------------------------------------------
  65   Greens at Marion Ph II & III                                  99.50%        2/29/04                               4,050
  66   Rancho Riverside Manufactured Housing Community              100.00%        3/17/04                               1,000
  67   Broadway Mesa Center                                          94.19%        5/17/04                               2,631
  68   2601 Ocean Park Boulevard                                     85.83%         4/1/04                                 730
  69   Uptown Park and Morgan Stanley Office (8)                     89.04%        6/10/04                                 600
 -----------------------------------------------------------------------------------------------------------------------------------
 69.1  Uptown Park                                                   72.11%        6/10/04
 69.2  Morgan Stanley Office                                        100.00%        3/30/04
  70   Somerset Village Shopping Center                              83.65%        3/31/04                                 417
  71   Fifth Third Bank Center                                       85.04%         3/1/04                                 738
  72   Walnut Knolls                                                 98.63%         4/1/04         44,034
 -----------------------------------------------------------------------------------------------------------------------------------
  73   Country Inns & Suites - Woodbury, MN                          67.72%       12/31/03                              13,980
       MOB Portfolio 2 (Crossed Rollup)                              76.92%        5/19/04         43,000
  74   Galen Medical Building & East Ridge Professional Building (8) 82.52%        5/19/04
 74.1  Galen Medical Building                                        82.90%        5/19/04
 74.2  East Ridge Professional Building                              82.00%        5/19/04
 -----------------------------------------------------------------------------------------------------------------------------------
  75   Plaza III                                                     62.90%        5/19/04
  76   East Ridge Medical Office Building                            85.10%        6/30/04
  77   Plaza II                                                      82.50%        5/19/04         43,000
  78   6333 Wilshire Medical                                         98.73%         5/1/04                                 631
  79   Columbia Medical Center - Lewisville                         100.00%        5/19/04
 -----------------------------------------------------------------------------------------------------------------------------------
  80   Amber Crossing                                                91.45%         3/3/04                               2,440
  81   Cypress Estates Manufactured Housing Community                93.13%        2/29/04                                 670
  82   Sentry Self Storage                                           73.00%         4/6/04                                 940
  83   Point East/West (8)                                           83.67%         2/1/04
 83.1  Point West I                                                  81.85%         2/1/04
 -----------------------------------------------------------------------------------------------------------------------------------
 83.2  Point East                                                    86.81%         2/1/04
  84   Robinson Station Shopping Center                              88.79%         5/6/04                                 218
  85   Parkwest II                                                   94.12%        4/30/04                               1,150
  86   Shirlington Self Storage                                      97.08%        3/31/04                                 630
  87   Bend Center Shopping Center                                  100.00%        5/10/04                                 323
 -----------------------------------------------------------------------------------------------------------------------------------
  88   Parque la Quinta Manufactured Housing Community              100.00%        3/31/04
  89   Med Tech                                                      86.74%        4/14/04                                 685
  90   Park Lee Shopping Center                                      94.97%         4/1/04
  91   Somerset Woods                                                94.50%        12/2/03        135,000
  92   Barrington Centre Office Building                             90.70%         6/1/04                                 139
 -----------------------------------------------------------------------------------------------------------------------------------
  93   Lakeview Square Shopping Center                               93.06%         4/7/04                                 275
  94   Carefree Cove Manufactured Housing Community                  98.78%        3/31/04
  95   Solana Beach Corporate Center                                100.00%         4/1/04                                  75
  96   Sierra Crossing                                               96.39%         4/5/04                               5,715
  97   Huntington Village Apartments                                 98.61%       11/30/03                               1,260
 -----------------------------------------------------------------------------------------------------------------------------------
  98   Hefner Mansions                                              100.00%         3/1/04         24,750
  99   Simi Valley Plaza                                            100.00%        4/12/04                                 665
  100  A+ Mini Storage                                               74.01%        2/23/04                                 674
  101  Villa Carmel Manufactured Housing Community                   97.92%        4/30/04                                 600
  102  The Barney & WL Stockade Apartments                           99.07%         3/9/04                               2,750
 -----------------------------------------------------------------------------------------------------------------------------------
  103  Painters Mill Apartments                                      93.85%        1/22/04
  104  Storage USA - West Colonial                                   85.38%        4/21/04                                 790
  105  Las Palmas Manufactured Housing Community                    100.00%        3/31/04
  106  233 S. Beverly Drive                                         100.00%         7/1/04                                 256
  107  Home Manufactured Housing Community                           98.54%         2/2/04
 -----------------------------------------------------------------------------------------------------------------------------------
  108  Tucasa Town Homes                                             98.44%        3/31/04                               2,795
  109  Maysville Market Center                                       96.00%         6/2/04
  110  Stonebridge Ranch Retail Center                              100.00%         2/6/04                                 290
  111  Storage USA - Red Bug                                         78.40%        4/21/04                                 685
  112  Walgreens - Greenwell & Joor                                 100.00%         7/1/04                                 185
 -----------------------------------------------------------------------------------------------------------------------------------
  113  Continental Communities - Crescent Manor MHC                  84.20%        4/30/04                                 348
  114  Continental Communities - Washington Estates II MHC           91.28%        4/30/04                                 375
  115  Coconut Cay Shoppes                                          100.00%       12/31/03                                 535
  116  Armored Self Storage - Lamar                                  99.47%        4/30/04                                 665
  117  Gull Harbor                                                   96.92%        3/16/04
 -----------------------------------------------------------------------------------------------------------------------------------
  118  Royal Palm                                                    88.79%        5/26/04                                 160
  119  The Meadows Manufactured Housing Community                    91.28%         1/1/04                                 829
  120  Brookmore Hollow Apartments                                   96.15%        4/28/04                               2,193
  121  Ho Ho Kam Mobile Village                                      83.17%        6/16/04                               1,023
  122  Moberly Manor Phase II                                       100.00%        2/29/04                               1,350
 -----------------------------------------------------------------------------------------------------------------------------------
  123  BSM Development                                              100.00%        4/22/04                                 110
  124  Calverton Project                                            100.00%        2/24/04                                  80
  125  WSG Development - Charlottesville                            100.00%        4/26/04                                 115
  126  Point West II                                                 86.92%       12/31/03
  127  Central Self Storage - Chandler                               84.90%        4/30/04                                 945
 -----------------------------------------------------------------------------------------------------------------------------------




                                                                                                                           UPFRONT
                                                                     UPFRONT   MONTHLY   MONTHLY TAX  MONTHLY INSURANCE  ENGINEERING
    ID                                PROPERTY NAME                  TI/LC      TI/LC      ESCROW          ESCROW         RESERVE
   ---------------------------------------------------------------------------------------------------------------------------------
     1   DDR-Macquarie Portfolio (8)
    1.1  Cheektowaga Properties
    1.2  Clarence Portfolio
    1.3  Spring Creek Center and Steele Crossing
    1.4  Riverdale Village-Inner Ring
   ---------------------------------------------------------------------------------------------------------------------------------
    1.5  River Hills
    1.6  Township Marketplace
    1.7  The Marketplace
    1.8  BJ's Plaza/Tops Plaza/Batavia Commons
    1.9  Towne Centre
   ---------------------------------------------------------------------------------------------------------------------------------
   1.10  Erie Marketplace
     2   731 Lexington Avenue - Bloomberg Headquarters
     3   Bank of America Plaza                                                   34,375    165,656            6,533           6,875
     4   Strategic Hotel Portfolio (8)                                                                                        1,125
    4.1  Hyatt Regency New Orleans
   ---------------------------------------------------------------------------------------------------------------------------------
    4.2  Hyatt Regency Phoenix
    4.3  Hyatt Regency La Jolla at Aventine
     5   Sun Communities Portfolio 5 (8)
    5.1  Sun Communities Portfolio 5 - Alpine Meadows
    5.2  Sun Communities Portfolio 5 - Goldcoaster
   ---------------------------------------------------------------------------------------------------------------------------------
    5.3  Sun Communities Portfolio 5 - Byrne Hill
    5.4  Sun Communities Portfolio 5 - Fisherman's Cove
    5.5  Sun Communities Portfolio 5 - Snow to Sun
    5.6  Sun Communities Portfolio 5 - Casa Del Valle
     6   Extra Space Portfolio #2 (8)                                                       67,716           15,215         131,531
   ---------------------------------------------------------------------------------------------------------------------------------
    6.1  Extra Space Storage-Kendall
    6.2  Fountainbleau
    6.3  Oakland
    6.4  Extra Space Storage - Inglewood
    6.5  Margate
   ---------------------------------------------------------------------------------------------------------------------------------
    6.6  North Lauderdale
    6.7  Halls Ferry
    6.8  Banksville
    6.9  Oxford
   6.10  Forest Park
   ---------------------------------------------------------------------------------------------------------------------------------
     7   Emerald Ridge Apartments                                                           44,317           10,833
     8   Stonegate Birmingham (8)                                                25,914     71,886           10,648
    8.1  1000 Urban Center
    8.2  River Village
    8.3  1500 Urban Center
   ---------------------------------------------------------------------------------------------------------------------------------
    8.4  1400 Urban Center
     9   West Village Retail                                                     13,575     73,452            7,521
    10   180 Livingston Street                                                              48,872
    11   Beaumont Apartments                                                                19,996            7,395          33,375
    12   Casa Del Monte Manufactured Housing Community                                      32,366                            3,125
   ---------------------------------------------------------------------------------------------------------------------------------
    13   Maspeth Industrial Center                                    174,915    14,577     22,827           15,330          33,125
    14   RVG Portfolio (8)                                                        3,827     23,717            2,133           3,750
   14.1  Coliseum Marketplace
   14.2  Liberty Marketplace
    15   Greenbrier Apartments                                                              37,761           10,000          10,875
   ---------------------------------------------------------------------------------------------------------------------------------
    16   Creekwalk Village Shopping Center                                       10,200     34,807                          107,375
    17   Watkins-Dawson Business Center                               500,000               21,150
    18   Pines City Center Plaza                                      200,000               29,884            7,577          13,500
    19   Trainer's Corner Shopping Center                                         5,450     15,667            4,812
    20   Belvedere Plaza                                                         12,691     14,149            6,309          18,063
   ---------------------------------------------------------------------------------------------------------------------------------
         MOB Portfolio 1 (Crossed Rollup)
    21   Memorial Healthcare Plaza
    22   Memorial Medical Office Building
    23   JFK Cancer Center
    24   Oak Medical Plaza II
   ---------------------------------------------------------------------------------------------------------------------------------
    25   Oak Medical Plaza I
    26   The Pierce Building                                                      9,605     25,101                           59,500
    27   Newsome Park                                                                       19,254           13,373          13,375
    28   Village Shoppes at East Cherokee
    29   Wiener Portfolio VIII (8)                                                          28,375              498          29,500
   ---------------------------------------------------------------------------------------------------------------------------------
   29.1  815 Gravesend Neck Road
   29.2  115 East 21st Street
   29.3  35-19 147th Street
   29.4  314 Clinton Avenue
    30   Paradise Valley Marketplace
   ---------------------------------------------------------------------------------------------------------------------------------
    31   Village of the Four Seasons Manufactured Housing Community                                                          29,200
    32   30 North Michigan Avenue                                                40,410     78,493            4,250       1,034,078
    33   Stony Brook Village                                                                22,144            3,610          63,713
    34   OKC SUSA Portfolio (8)                                                             11,595            3,293          41,406
   34.1  9809 SE 29th Street
   ---------------------------------------------------------------------------------------------------------------------------------
   34.2  6733 NW Expressway
   34.3  8311 S. Western
   34.4  5110 NW 10th Street
   34.5  2420 South Meridian Avenue
   34.6  201 N. Sooner Road
   ---------------------------------------------------------------------------------------------------------------------------------
   34.7  1708 South Air Depot
   34.8  168 Southeast 33rd Street
    35   Clark Portfolio (8)                                                                32,507                            6,338
   35.1  Clark - Quebec/Pontiac Way
   35.2  Clark - Pikes Peak
   ---------------------------------------------------------------------------------------------------------------------------------
   35.3  Clark - College
   35.4  Clark - Sycamore, Fort Worth
   35.5  Clark - Austin Bluffs
   35.6  Clark - Maize Road
   35.7  Clark - 21st Street
   ---------------------------------------------------------------------------------------------------------------------------------
   35.8  Clark - Hillside
    36   Villager Apartments                                                                 3,954            4,309           6,250
    37   Jefferson Square                                                        11,600     11,758            2,492
    38   Galloway I and II Medical Office Buildings                                         14,374            4,308           4,125
    39   Plaza Apartments                                                                   10,024            2,750          61,188
   ---------------------------------------------------------------------------------------------------------------------------------
    40   Friendship Heights Apartments                                                       6,116            2,517          15,625
    41   Saf Keep Self Storage Melrose                                                       9,808                              813
    42   Hotel Lucia                                                                         2,876            5,563
    43   Hall Office Park-G1                                                     12,350     19,568            3,832
    44   Skyline Medical Office Building                                         13,043
   ---------------------------------------------------------------------------------------------------------------------------------
    45   Lithia Crossings                                              93,000               17,053            1,571
    46   Ventu Park                                                               2,714      6,005              656
    47   Prospect Center                                                          8,720     13,186            2,083           7,500
    48   Chesapeake Landing Apartments                                                      13,653                           32,000
    49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                          5,250     14,367            3,699
   ---------------------------------------------------------------------------------------------------------------------------------
    50   Park 41
    51   Mansards Apartments                                                                11,034            6,047         755,488
    52   Corporate Plaza                                                         10,000      8,639              708           8,188
    53   Haddonfield Estates                                                                30,846            7,751         197,035
    54   Dallas Communications Complex                                           12,245     14,400            3,463         151,638
   ---------------------------------------------------------------------------------------------------------------------------------
    55   Home Depot - Salem, OR
    56   Moreno Valley Village                                                    5,090     10,833            2,004         246,250
    57   1600 Dove                                                     50,000     6,250      8,200              951
    58   Sunshine Holiday
    59   Bragaw Office Building                                       500,000                5,878            1,377           2,500
   ---------------------------------------------------------------------------------------------------------------------------------
    60   McDonogh Office Building                                                 8,090      9,725            1,290
    61   The Aspens Manufactured Housing Community                                           2,732            1,491
    62   5000 & 7000 Atrium Way                                       200,000     8,571     14,887            1,686          32,250
    63   8505 Freeport Parkway                                                    5,000
    64   Evergreen Plaza                                                                     9,848                           94,388
   ---------------------------------------------------------------------------------------------------------------------------------
    65   Greens at Marion Ph II & III                                                        3,836            1,848
    66   Rancho Riverside Manufactured Housing Community                                     7,500                           47,920
    67   Broadway Mesa Center                                         200,000     7,630      7,497            1,553          33,750
    68   2601 Ocean Park Boulevard                                    500,000     4,011      7,694            1,119
    69   Uptown Park and Morgan Stanley Office (8)                                5,595      3,756            1,847
   ---------------------------------------------------------------------------------------------------------------------------------
   69.1  Uptown Park
   69.2  Morgan Stanley Office
    70   Somerset Village Shopping Center                                         2,758     14,792              583
    71   Fifth Third Bank Center                                                  3,333      6,448            1,605
    72   Walnut Knolls                                                                       8,765            1,646         330,315
   ---------------------------------------------------------------------------------------------------------------------------------
    73   Country Inns & Suites - Woodbury, MN                                               20,521            2,778
         MOB Portfolio 2 (Crossed Rollup)
    74   Galen Medical Building & East Ridge Professional Building (8)
   74.1  Galen Medical Building
   74.2  East Ridge Professional Building
   ---------------------------------------------------------------------------------------------------------------------------------
    75   Plaza III
    76   East Ridge Medical Office Building
    77   Plaza II
    78   6333 Wilshire Medical                                        150,000                3,684                              750
    79   Columbia Medical Center - Lewisville
   ---------------------------------------------------------------------------------------------------------------------------------
    80   Amber Crossing                                                                      1,895            2,583
    81   Cypress Estates Manufactured Housing Community                                      3,417              350           8,750
    82   Sentry Self Storage                                                                 8,871            2,162
    83   Point East/West (8)                                                                 5,250
   83.1  Point West I
   ---------------------------------------------------------------------------------------------------------------------------------
   83.2  Point East
    84   Robinson Station Shopping Center                                                    7,841            2,167
    85   Parkwest II                                                                         6,032            1,606
    86   Shirlington Self Storage                                                            6,236            1,667
    87   Bend Center Shopping Center                                                                                         15,445
   ---------------------------------------------------------------------------------------------------------------------------------
    88   Parque la Quinta Manufactured Housing Community
    89   Med Tech                                                                 4,590      6,145              365
    90   Park Lee Shopping Center                                                 3,333      9,903                           10,625
    91   Somerset Woods                                                                      8,267            1,447           2,063
    92   Barrington Centre Office Building                                                   8,951              753           6,594
   ---------------------------------------------------------------------------------------------------------------------------------
    93   Lakeview Square Shopping Center                               43,050     1,980      3,385              646
    94   Carefree Cove Manufactured Housing Community                                                                        31,950
    95   Solana Beach Corporate Center                                                         867              381
    96   Sierra Crossing                                                                     8,624            3,478
    97   Huntington Village Apartments                                                       4,750              949
   ---------------------------------------------------------------------------------------------------------------------------------
    98   Hefner Mansions                                                                     3,604            2,564
    99   Simi Valley Plaza                                                        1,236      2,900            1,280           3,350
    100  A+ Mini Storage                                                                     7,316
    101  Villa Carmel Manufactured Housing Community                                         2,500              417         295,000
    102  The Barney & WL Stockade Apartments                                                 7,381            2,699          14,031
   ---------------------------------------------------------------------------------------------------------------------------------
    103  Painters Mill Apartments                                                           15,144            1,664           1,938
    104  Storage USA - West Colonial                                                         4,536            1,172           1,813
    105  Las Palmas Manufactured Housing Community
    106  233 S. Beverly Drive                                          50,000     2,000        828              688
    107  Home Manufactured Housing Community                                                 5,540
   ---------------------------------------------------------------------------------------------------------------------------------
    108  Tucasa Town Homes                                                                   5,353            3,281           3,125
    109  Maysville Market Center                                                               473
    110  Stonebridge Ranch Retail Center                                          1,950      7,301            1,369
    111  Storage USA - Red Bug                                                               3,953              974           6,694
    112  Walgreens - Greenwell & Joor
   ---------------------------------------------------------------------------------------------------------------------------------
    113  Continental Communities - Crescent Manor MHC                                        1,992              664
    114  Continental Communities - Washington Estates II MHC                                 3,110              716
    115  Coconut Cay Shoppes                                                      2,965      3,995            2,884          20,438
    116  Armored Self Storage - Lamar                                                        4,056            1,517          10,375
    117  Gull Harbor                                                                         6,598              598           4,375
   ---------------------------------------------------------------------------------------------------------------------------------
    118  Royal Palm                                                   139,301       880      3,908              661
    119  The Meadows Manufactured Housing Community                                          1,717            1,500
    120  Brookmore Hollow Apartments                                                         5,361            2,867
    121  Ho Ho Kam Mobile Village                                                              913              555          84,023
    122  Moberly Manor Phase II                                                              4,639              504
   ---------------------------------------------------------------------------------------------------------------------------------
    123  BSM Development                                                          1,000      3,960              447
    124  Calverton Project                                                          810        985              123
    125  WSG Development - Charlottesville                              5,000       640        748              337
    126  Point West II                                                                       1,750
    127  Central Self Storage - Chandler                                                     5,483              220
   ---------------------------------------------------------------------------------------------------------------------------------



                                                                      ENVIRONMENTAL
                                                                         REPORT              ENGINEERING            APPRAISAL
 ID                                PROPERTY NAME                         DATE                REPORT DATE          AS-OF DATE (9)
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                       Various                 Various               Various
 1.1  Cheektowaga Properties                                             5/6/04                 4/30/04                4/1/04
 1.2  Clarence Portfolio                                                 5/6/04                 Various                4/1/04
 1.3  Spring Creek Center and Steele Crossing                        4/16/04-5/6/04             4/30/04                4/1/04
 1.4  Riverdale Village-Inner Ring                                       5/6/04                 4/30/04                4/1/04
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills                                                       4/16/04                 4/16/04                4/1/04
 1.6  Township Marketplace                                               5/6/04                 4/30/04                4/1/04
 1.7  The Marketplace                                                    5/6/04                 4/29/04                4/3/04
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons                              5/6/04                 Various                4/1/04
 1.9  Towne Centre                                                       5/6/04                 4/29/04                4/3/04
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace                                                  4/28/04                 4/30/04                4/1/04
  2   731 Lexington Avenue - Bloomberg Headquarters                      2/4/04                  2/5/04               10/1/04
  3   Bank of America Plaza                                             4/15/04                 4/15/04                4/8/04
  4   Strategic Hotel Portfolio (8)                                     4/26/04                 3/16/04               Various
 4.1  Hyatt Regency New Orleans                                         4/26/04                 3/16/04                4/1/04
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix                                             4/26/04                 3/16/04               3/11/04
 4.3  Hyatt Regency La Jolla at Aventine                                4/26/04                 3/16/04                3/9/04
  5   Sun Communities Portfolio 5 (8)                                   Various                 Various                5/1/04
 5.1  Sun Communities Portfolio 5 - Alpine Meadows                       4/8/04                 4/21/04                5/1/04
 5.2  Sun Communities Portfolio 5 - Goldcoaster                          4/5/04                 4/15/04                5/1/04
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill                           4/9/04                  3/5/04                5/1/04
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove                    4/15/04                 4/17/04                5/1/04
 5.5  Sun Communities Portfolio 5 - Snow to Sun                          4/9/04                 4/12/04                5/1/04
 5.6  Sun Communities Portfolio 5 - Casa Del Valle                       4/8/04                 4/12/04                5/1/04
  6   Extra Space Portfolio #2 (8)                                      Various                 1/30/04               Various
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall                                       1/30/04                 1/30/04                1/9/04
 6.2  Fountainbleau                                                     1/30/04                 1/30/04                1/9/04
 6.3  Oakland                                                           1/30/04                 1/30/04               1/22/04
 6.4  Extra Space Storage - Inglewood                                   1/30/04                 1/30/04               1/21/04
 6.5  Margate                                                           1/30/04                 1/30/04                1/7/04
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale                                                  1/30/04                 1/30/04                1/7/04
 6.7  Halls Ferry                                                       1/30/04                 1/30/04               1/14/04
 6.8  Banksville                                                        1/30/04                 1/30/04               1/23/04
 6.9  Oxford                                                            1/30/04                 1/30/04               1/12/04
6.10  Forest Park                                                       1/30/04                 1/30/04               1/15/04
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                          3/10/04                 3/10/04                3/2/04
  8   Stonegate Birmingham (8)                                          4/26/04                 4/26/04                6/1/04
 8.1  1000 Urban Center                                                 4/26/04                 4/26/04                6/1/04
 8.2  River Village                                                     4/26/04                 4/26/04                6/1/04
 8.3  1500 Urban Center                                                 4/26/04                 4/26/04                6/1/04
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center                                                 4/26/04                 4/26/04                6/1/04
  9   West Village Retail                                               3/23/04                 3/22/04               3/17/04
 10   180 Livingston Street                                              5/3/04                 4/28/04               4/21/04
 11   Beaumont Apartments                                               4/19/04                 4/16/04               4/27/04
 12   Casa Del Monte Manufactured Housing Community                     3/26/04                 4/13/04               3/25/04
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                         2/19/04                 2/18/04               2/12/04
 14   RVG Portfolio (8)                                                 Various                  4/6/04               Various
14.1  Coliseum Marketplace                                               4/6/04                  4/6/04               3/31/04
14.2  Liberty Marketplace                                               6/25/04                  4/6/04               3/30/04
 15   Greenbrier Apartments                                             4/12/04                 4/14/04                4/2/04
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                                 2/17/04                 2/23/04                2/4/04
 17   Watkins-Dawson Business Center                                     4/8/04                  4/8/04               4/15/04
 18   Pines City Center Plaza                                            3/4/04                 3/31/04               2/27/04
 19   Trainer's Corner Shopping Center                                   9/5/03                 2/20/04                3/1/04
 20   Belvedere Plaza                                                    5/6/04                 4/21/04               4/16/04
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                                  Various                 12/31/03              Various
 21   Memorial Healthcare Plaza                                         12/11/03                12/31/03              12/5/03
 22   Memorial Medical Office Building                                  12/3/03                 12/31/03              12/5/03
 23   JFK Cancer Center                                                  1/5/04                 12/31/03              12/9/03
 24   Oak Medical Plaza II                                              12/3/03                 12/31/03               1/1/04
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                               12/3/03                 12/31/03               1/1/04
 26   The Pierce Building                                               12/8/03                  1/5/04               11/26/03
 27   Newsome Park                                                      2/13/04                 3/25/04                2/9/04
 28   Village Shoppes at East Cherokee                                   5/6/04                 4/30/04               4/23/04
 29   Wiener Portfolio VIII (8)                                         3/30/04                 3/30/04               Various
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road                                           3/30/04                 3/30/04               3/20/04
29.2  115 East 21st Street                                              3/30/04                 3/30/04               3/20/04
29.3  35-19 147th Street                                                3/30/04                 3/30/04               3/18/04
29.4  314 Clinton Avenue                                                3/30/04                 3/30/04               3/20/04
 30   Paradise Valley Marketplace                                       4/22/04                 2/23/04                1/8/04
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community         4/9/04                  4/8/04                4/5/04
 32   30 North Michigan Avenue                                          4/30/04                 3/22/04               4/21/04
 33   Stony Brook Village                                                4/6/04                 4/26/04                4/8/04
 34   OKC SUSA Portfolio (8)                                            Various                 2/17/04               2/12/04
34.1  9809 SE 29th Street                                               2/25/04                 2/17/04               2/12/04
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway                                                2/26/04                 2/17/04               2/12/04
34.3  8311 S. Western                                                   2/27/04                 2/17/04               2/12/04
34.4  5110 NW 10th Street                                               2/25/04                 2/17/04               2/12/04
34.5  2420 South Meridian Avenue                                        2/25/04                 2/17/04               2/12/04
34.6  201 N. Sooner Road                                                2/25/04                 2/17/04               2/12/04
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot                                              2/25/04                 2/17/04               2/12/04
34.8  168 Southeast 33rd Street                                         2/25/04                 2/17/04               2/12/04
 35   Clark Portfolio (8)                                               Various                 Various               Various
35.1  Clark - Quebec/Pontiac Way                                        3/29/04                 3/24/04               3/24/04
35.2  Clark - Pikes Peak                                                3/26/04                 3/24/04               3/23/04
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College                                                   3/24/04                 3/29/04               3/24/04
35.4  Clark - Sycamore, Fort Worth                                      3/29/04                3/26/2004              3/22/04
35.5  Clark - Austin Bluffs                                             3/26/04                3/24/2004              3/23/04
35.6  Clark - Maize Road                                                3/29/04                 3/29/04               3/25/04
35.7  Clark - 21st Street                                               3/29/04                 3/29/04               3/25/04
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside                                                  3/29/04                 3/29/04               3/25/04
 36   Villager Apartments                                               5/21/04                 5/21/04               5/17/04
 37   Jefferson Square                                                  6/19/03                 6/24/03                5/6/03
 38   Galloway I and II Medical Office Buildings                   12/23/03-12/30/03        12/23/03-4/10/04          12/4/03
 39   Plaza Apartments                                                   4/8/04                  4/8/04                4/5/04
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                     4/14/04                 4/14/04                4/1/04
 41   Saf Keep Self Storage Melrose                                     4/26/04                 4/19/04                4/5/04
 42   Hotel Lucia                                                        6/4/04                 5/13/04                5/1/04
 43   Hall Office Park-G1                                                3/9/04                  3/8/04                8/1/04
 44   Skyline Medical Office Building                                   12/3/03                 12/22/03              12/15/03
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                                  3/11/04                 3/31/04                3/1/04
 46   Ventu Park                                                        4/14/04                 4/14/04               2/16/04
 47   Prospect Center                                                    1/8/04                 3/29/04               1/12/04
 48   Chesapeake Landing Apartments                                     3/15/04                 3/15/04                3/9/04
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery                    3/1/04                  3/1/04               2/12/04
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                           3/12/04                  3/5/04               2/17/04
 51   Mansards Apartments                                                3/5/04                  3/8/04               2/25/04
 52   Corporate Plaza                                                   3/12/04                 3/15/04                3/9/04
 53   Haddonfield Estates                                               4/15/04                  4/5/04               4/13/04
 54   Dallas Communications Complex                                      4/9/04                  4/6/04               3/30/04
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                            4/30/04                 5/13/04               3/30/04
 56   Moreno Valley Village                                             1/22/04                 3/26/04               3/24/04
 57   1600 Dove                                                         12/16/03                12/18/03              12/4/03
 58   Sunshine Holiday                                                  4/12/04                  4/8/04               3/31/04
 59   Bragaw Office Building                                            4/29/04                 4/29/04               4/22/04
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                          1/26/04                 1/23/04                2/4/04
 61   The Aspens Manufactured Housing Community                         2/27/04                 2/24/04               12/12/03
 62   5000 & 7000 Atrium Way                                            4/14/04                 4/14/04               3/31/04
 63   8505 Freeport Parkway                                              4/9/04                  4/6/04                4/7/04
 64   Evergreen Plaza                                                   4/25/04                 5/13/04               3/30/04
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                      4/27/04                 4/28/04               4/19/04
 66   Rancho Riverside Manufactured Housing Community                   4/22/04                 4/29/04               4/10/04
 67   Broadway Mesa Center                                              3/22/04                 3/19/04               3/15/04
 68   2601 Ocean Park Boulevard                                         3/26/04                 3/26/04               3/15/04
 69   Uptown Park and Morgan Stanley Office (8)                         12/3/03                 12/3/03               11/24/03
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park                                                       12/3/03                 12/3/03               11/24/03
69.2  Morgan Stanley Office                                             12/3/03                 12/3/03               11/24/03
 70   Somerset Village Shopping Center                                  1/15/04                 2/27/04                1/9/04
 71   Fifth Third Bank Center                                           2/26/04                 3/26/04               2/24/04
 72   Walnut Knolls                                                     1/30/04                 1/28/04                3/5/04
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                               3/5/04                 1/27/04               1/26/04
      MOB Portfolio 2 (Crossed Rollup)                                  12/3/03                 Various               12/10/03
 74   Galen Medical Building & East Ridge Professional Building (8)     12/3/03                 Various               12/10/03
74.1  Galen Medical Building                                            12/3/03                 12/12/03              12/10/03
74.2  East Ridge Professional Building                                  12/3/03                 12/23/03              12/10/03
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                         12/3/03                 12/23/03              12/10/03
 76   East Ridge Medical Office Building                                12/3/03                 12/23/03              12/10/03
 77   Plaza II                                                          12/3/03                  1/9/04               12/10/03
 78   6333 Wilshire Medical                                              5/6/04                  5/6/04               4/29/04
 79   Columbia Medical Center - Lewisville                              12/11/03                12/31/03              12/2/03
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                                     1/9/04                  1/9/04               1/19/04
 81   Cypress Estates Manufactured Housing Community                    4/29/04                 4/30/04               4/22/04
 82   Sentry Self Storage                                               7/30/03                 7/28/03               7/11/03
 83   Point East/West (8)                                               3/10/04                 3/11/04               3/19/04
83.1  Point West I                                                      3/10/04                3/11/2004              3/19/04
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East                                                        3/10/04                3/11/2004              3/19/04
 84   Robinson Station Shopping Center                                  12/10/03                12/10/03               1/5/04
 85   Parkwest II                                                       4/27/04                 4/27/04                3/9/04
 86   Shirlington Self Storage                                          4/14/04                 4/13/04                4/6/04
 87   Bend Center Shopping Center                                        6/2/04                 4/28/04                4/1/04
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community                   4/12/04                  4/8/04                4/8/04
 89   Med Tech                                                          2/18/04                 2/17/04                2/9/04
 90   Park Lee Shopping Center                                          3/22/04                  1/7/04               1/16/04
 91   Somerset Woods                                                    2/11/04                 2/19/04                2/4/04
 92   Barrington Centre Office Building                                 4/15/04                 4/14/04                4/1/04
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                                    5/3/04                  5/3/04               4/25/04
 94   Carefree Cove Manufactured Housing Community                      4/12/04                  4/8/04               3/31/04
 95   Solana Beach Corporate Center                                      4/1/04                 6/15/04               4/29/04
 96   Sierra Crossing                                                   4/24/04                 4/16/04               4/21/04
 97   Huntington Village Apartments                                     1/22/04                  2/3/04               1/14/04
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                                   4/21/04                  4/2/04                4/5/04
 99   Simi Valley Plaza                                                  3/5/04                 2/24/04                3/1/04
 100  A+ Mini Storage                                                    3/9/04                  3/9/04                3/8/04
 101  Villa Carmel Manufactured Housing Community                       4/29/04                 5/12/04               4/22/04
 102  The Barney & WL Stockade Apartments                                4/9/04                  4/5/04               3/31/04
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                           2/4/04                 2/19/04                2/2/04
 104  Storage USA - West Colonial                                       1/26/04                 1/26/04               1/13/04
 105  Las Palmas Manufactured Housing Community                         4/12/04                  4/8/04                4/8/04
 106  233 S. Beverly Drive                                               3/5/04                 2/27/04                3/3/04
 107  Home Manufactured Housing Community                                2/6/04                  2/6/04               1/29/04
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                                  4/8/04                  4/6/04               4/12/04
 109  Maysville Market Center                                            4/5/04                  4/5/04               3/31/04
 110  Stonebridge Ranch Retail Center                                    1/5/04                  1/5/04                3/1/04
 111  Storage USA - Red Bug                                             1/26/04                 1/26/04               1/13/04
 112  Walgreens - Greenwell & Joor                                      4/15/04                 4/15/04               4/12/04
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                       3/2/04                  3/2/04               2/26/04
 114  Continental Communities - Washington Estates II MHC                3/8/04                  3/4/04               2/25/04
 115  Coconut Cay Shoppes                                                3/3/04                  4/1/04                3/4/04
 116  Armored Self Storage - Lamar                                      4/15/04                 4/20/04                4/8/04
 117  Gull Harbor                                                       3/18/04                 3/19/04               3/30/04
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                         4/2/04                  4/2/04                4/2/04
 119  The Meadows Manufactured Housing Community                        2/27/04                 3/11/04               2/18/04
 120  Brookmore Hollow Apartments                                       3/18/04                 3/19/04               3/16/04
 121  Ho Ho Kam Mobile Village                                          4/15/04                 4/20/04               4/22/04
 122  Moberly Manor Phase II                                            4/27/04                 4/28/04                5/7/04
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                                   4/12/04                 4/12/04                4/3/04
 124  Calverton Project                                                 1/29/04                 1/22/04               1/30/04
 125  WSG Development - Charlottesville                                 4/13/04                 4/14/04               4/17/04
 126  Point West II                                                     3/10/04                 3/11/04               3/19/04
 127  Central Self Storage - Chandler                                   8/26/03                 8/27/03               8/20/03
------------------------------------------------------------------------------------------------------------------------------------





 ID                                PROPERTY NAME                   SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
  1   DDR-Macquarie Portfolio (8)                                  DDR Macquarie Bison Holdings LLC
 1.1  Cheektowaga Properties
 1.2  Clarence Portfolio
 1.3  Spring Creek Center and Steele Crossing
 1.4  Riverdale Village-Inner Ring
------------------------------------------------------------------------------------------------------------------------------------
 1.5  River Hills
 1.6  Township Marketplace
 1.7  The Marketplace
 1.8  BJ's Plaza/Tops Plaza/Batavia Commons
 1.9  Towne Centre
------------------------------------------------------------------------------------------------------------------------------------
1.10  Erie Marketplace
  2   731 Lexington Avenue - Bloomberg Headquarters                Alexander's Inc.
  3   Bank of America Plaza                                        American Financial Realty Trust
  4   Strategic Hotel Portfolio (8)                                Strategic Hotel Funding, L.L.C.
 4.1  Hyatt Regency New Orleans
------------------------------------------------------------------------------------------------------------------------------------
 4.2  Hyatt Regency Phoenix
 4.3  Hyatt Regency La Jolla at Aventine
  5   Sun Communities Portfolio 5 (8)                              Sun Communities Operating Limited Partnership and
                                                                   Sun Communities, Inc.
 5.1  Sun Communities Portfolio 5 - Alpine Meadows
 5.2  Sun Communities Portfolio 5 - Goldcoaster
------------------------------------------------------------------------------------------------------------------------------------
 5.3  Sun Communities Portfolio 5 - Byrne Hill
 5.4  Sun Communities Portfolio 5 - Fisherman's Cove
 5.5  Sun Communities Portfolio 5 - Snow to Sun
 5.6  Sun Communities Portfolio 5 - Casa Del Valle
  6   Extra Space Portfolio #2 (8)                                 Kenneth M. Woolley, Spencer Kirk, Richard Tanner
------------------------------------------------------------------------------------------------------------------------------------
 6.1  Extra Space Storage-Kendall
 6.2  Fountainbleau
 6.3  Oakland
 6.4  Extra Space Storage - Inglewood
 6.5  Margate
------------------------------------------------------------------------------------------------------------------------------------
 6.6  North Lauderdale
 6.7  Halls Ferry
 6.8  Banksville
 6.9  Oxford
6.10  Forest Park
------------------------------------------------------------------------------------------------------------------------------------
  7   Emerald Ridge Apartments                                     John Schafer, Thomas Rakow, Joseph Cahill
  8   Stonegate Birmingham (8)                                     Mark D. Elgin, Robert C. McLean
 8.1  1000 Urban Center
 8.2  River Village
 8.3  1500 Urban Center
------------------------------------------------------------------------------------------------------------------------------------
 8.4  1400 Urban Center
  9   West Village Retail                                          Henry S. Miller III, Robert Bagwell,
                                                                   Donald J. McNamara, Blake Pogue
 10   180 Livingston Street                                        C. Glenn Schor, David Karmi
 11   Beaumont Apartments                                          A. John Knapp, Andover Group Inc., Plantation Group LP,
                                                                   RAS Land, Inc.
 12   Casa Del Monte Manufactured Housing Community                Robert S Davis, James L Bellinson
------------------------------------------------------------------------------------------------------------------------------------
 13   Maspeth Industrial Center                                    Meyer Chetrit, Jacob Chetrit
 14   RVG Portfolio (8)                                            Robert V. Gothier, Sr., Robert V. Gothier Jr.
14.1  Coliseum Marketplace                                         Robert V. Gothier, Sr., Robert V. Gothier Jr.
14.2  Liberty Marketplace                                          Robert V. Gothier, Sr., Robert V. Gothier Jr.
 15   Greenbrier Apartments                                        Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC
------------------------------------------------------------------------------------------------------------------------------------
 16   Creekwalk Village Shopping Center                            Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin
 17   Watkins-Dawson Business Center                               AP-Adler Investment Fund 2, L.P.
 18   Pines City Center Plaza                                      Barry Ross, William Matz
 19   Trainer's Corner Shopping Center                             Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy
 20   Belvedere Plaza                                              Jeffrey Weiss
------------------------------------------------------------------------------------------------------------------------------------
      MOB Portfolio 1 (Crossed Rollup)                             None
 21   Memorial Healthcare Plaza                                    None
 22   Memorial Medical Office Building                             None
 23   JFK Cancer Center                                            None
 24   Oak Medical Plaza II                                         None
------------------------------------------------------------------------------------------------------------------------------------
 25   Oak Medical Plaza I                                          None
 26   The Pierce Building                                          Richard D. Cohen, Paula Zahn Cohen
 27   Newsome Park                                                 Edwin Joseph, S&A Investments, LLC
 28   Village Shoppes at East Cherokee                             JP Morgan US Real Estate Income, New Plan Excel Realty Trust
 29   Wiener Portfolio VIII (8)                                    Joel Wiener
------------------------------------------------------------------------------------------------------------------------------------
29.1  815 Gravesend Neck Road
29.2  115 East 21st Street
29.3  35-19 147th Street
29.4  314 Clinton Avenue
 30   Paradise Valley Marketplace                                  Inland Western Retail Real Estate Trust, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 31   Village of the Four Seasons Manufactured Housing Community   MHC Operating Limited Partnership
 32   30 North Michigan Avenue                                     Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel
 33   Stony Brook Village                                          Joe Kazarnovsky, Ralph Reider
 34   OKC SUSA Portfolio (8)                                       Grant C. Humphreys
34.1  9809 SE 29th Street
------------------------------------------------------------------------------------------------------------------------------------
34.2  6733 NW Expressway
34.3  8311 S. Western
34.4  5110 NW 10th Street
34.5  2420 South Meridian Avenue
34.6  201 N. Sooner Road
------------------------------------------------------------------------------------------------------------------------------------
34.7  1708 South Air Depot
34.8  168 Southeast 33rd Street
 35   Clark Portfolio (8)                                          Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker,
                                                                   James, Harris, Jr.
35.1  Clark - Quebec/Pontiac Way
35.2  Clark - Pikes Peak
------------------------------------------------------------------------------------------------------------------------------------
35.3  Clark - College
35.4  Clark - Sycamore, Fort Worth
35.5  Clark - Austin Bluffs
35.6  Clark - Maize Road
35.7  Clark - 21st Street
------------------------------------------------------------------------------------------------------------------------------------
35.8  Clark - Hillside
 36   Villager Apartments                                          Bryan S. Weingarten, Randall C. Stein
 37   Jefferson Square                                             Anthony Thompson
 38   Galloway I and II Medical Office Buildings                   None
 39   Plaza Apartments                                             William J. Warmerdam, Audrey C. Warmerdam
------------------------------------------------------------------------------------------------------------------------------------
 40   Friendship Heights Apartments                                Allan Hudson
 41   Saf Keep Self Storage Melrose                                Edward E. Roach, Kile Morgan, Jr.
 42   Hotel Lucia                                                  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman
 43   Hall Office Park-G1                                          Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.
 44   Skyline Medical Office Building                              None
------------------------------------------------------------------------------------------------------------------------------------
 45   Lithia Crossings                                             Gordon Comer, Dr. Chandresh Saraiya, Peter Holden
 46   Ventu Park                                                   Michael Pashaie
 47   Prospect Center                                              Henry A. Gotthelf
 48   Chesapeake Landing Apartments                                James R. Murphy, Lawrence S. Connor
 49   132 Bowery/116 Elizabeth Street, 145-149 Bowery              David Lieberman, Allen Fuss
------------------------------------------------------------------------------------------------------------------------------------
 50   Park 41                                                      Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company
 51   Mansards Apartments                                          Edwin Joseph
 52   Corporate Plaza                                              Bill Frye, Jane Frye
 53   Haddonfield Estates                                          Joe Kazarnovsky
 54   Dallas Communications Complex                                Ray W. Washburne
------------------------------------------------------------------------------------------------------------------------------------
 55   Home Depot - Salem, OR                                       Jack Baskin
 56   Moreno Valley Village                                        Steve Wu
 57   1600 Dove                                                    John R. Saunders
 58   Sunshine Holiday                                             MHC Operating Limited Partnership
 59   Bragaw Office Building                                       Jim Yarmon; Stuart Bond
------------------------------------------------------------------------------------------------------------------------------------
 60   McDonogh Office Building                                     MacKenzie Properties, Richman Limited Partnership,
                                                                   Clark MacKenzie
 61   The Aspens Manufactured Housing Community                    Daniel M. Guggenheim
 62   5000 & 7000 Atrium Way                                       Stephen Lazovitz
 63   8505 Freeport Parkway                                        Robert Sena
 64   Evergreen Plaza                                              Scott D. Kepner, Robert K. Isackson
------------------------------------------------------------------------------------------------------------------------------------
 65   Greens at Marion Ph II & III                                 James E. Lindsey, J.E. Lindsey Family Limited Partnership
 66   Rancho Riverside Manufactured Housing Community              Thomas Morgan
 67   Broadway Mesa Center                                         Owen Wickstrand, R. Lee Huntington
 68   2601 Ocean Park Boulevard                                    Bradley Schroth
 69   Uptown Park and Morgan Stanley Office (8)                    Paul Silverman, Adam Silverman, David Silverman
------------------------------------------------------------------------------------------------------------------------------------
69.1  Uptown Park
69.2  Morgan Stanley Office
 70   Somerset Village Shopping Center                             Alan C. Fox
 71   Fifth Third Bank Center                                      Jack J. Antaramian, Kraft Enterprises Inc, Mexi-Gulf
                                                                   Developments Inc, as trustee
 72   Walnut Knolls                                                Jared Schenk
------------------------------------------------------------------------------------------------------------------------------------
 73   Country Inns & Suites - Woodbury, MN                         J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes
                                                                   Intervivos Trust None None
      MOB Portfolio 2 (Crossed Rollup)                             None
 74   Galen Medical Building & East Ridge Professional Building(8) None
74.1  Galen Medical Building
74.2  East Ridge Professional Building
------------------------------------------------------------------------------------------------------------------------------------
 75   Plaza III                                                    None
 76   East Ridge Medical Office Building                           None
 77   Plaza II                                                     None
 78   6333 Wilshire Medical                                        David Taban and Joseph Daneshgar
 79   Columbia Medical Center - Lewisville                         None
------------------------------------------------------------------------------------------------------------------------------------
 80   Amber Crossing                                               Kevin Christianson, Mark Payne
 81   Cypress Estates Manufactured Housing Community               Brian Fitterer, Joseph Sherman
 82   Sentry Self Storage                                          Norman Schulman
 83   Point East/West (8)                                          Harry Van Der Noord, Thomas Stantefort
83.1  Point West I
------------------------------------------------------------------------------------------------------------------------------------
83.2  Point East
 84   Robinson Station Shopping Center                             Norman E. McHolme, Paul R. Marotte
 85   Parkwest II                                                  Robert N. Graham
 86   Shirlington Self Storage                                     Hugh B. Calkin, H. Bradshaw Calkin, Jr.
 87   Bend Center Shopping Center                                  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,
                                                                   The Handel 1995 Trust, and The Gary R. Nathanson and
                                                                   Linda Nathanson Fam
------------------------------------------------------------------------------------------------------------------------------------
 88   Parque la Quinta Manufactured Housing Community              MHC Operating Limited Partnership
 89   Med Tech                                                     David Printz, Randall Peyton, MD
 90   Park Lee Shopping Center                                     Joseph W. Rich, J.W. Rich Investment Co.
 91   Somerset Woods                                               Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio
 92   Barrington Centre Office Building                            Fred J. Weinert, Jr.
------------------------------------------------------------------------------------------------------------------------------------
 93   Lakeview Square Shopping Center                              Larry P. Kanar, Marshall N. Dickler
 94   Carefree Cove Manufactured Housing Community                 MHC Operating Limited Partnership
 95   Solana Beach Corporate Center                                Ronald D. McMahon, Martin Fenton, and Michael Grust
 96   Sierra Crossing                                              McDougal Family Limited Partnership, Ltd., McD Equipment Leasing,
                                                                   L.C., Michael C. McDougal
 97   Huntington Village Apartments                                Gerald L. McIntyre, Woodson Lee Philbin
------------------------------------------------------------------------------------------------------------------------------------
 98   Hefner Mansions                                              E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland
 99   Simi Valley Plaza                                            Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,
                                                                   Stephen Gallagher, Nancy A. Bushell
 100  A+ Mini Storage                                              Raul L. Nunez
 101  Villa Carmel Manufactured Housing Community                  Brian Fitterer, Joseph Sherman
 102  The Barney & WL Stockade Apartments                          Rose Watkins
------------------------------------------------------------------------------------------------------------------------------------
 103  Painters Mill Apartments                                     Carl Julio, Edward Julio
 104  Storage USA - West Colonial                                  Arthur Victor II, Bruce D. Manley
 105  Las Palmas Manufactured Housing Community                    MHC Operating Limited Partnership
 106  233 S. Beverly Drive                                         Paul D. Kuperstein, Daniel J. Blatteis
 107  Home Manufactured Housing Community                          Joseph I. Wolf
------------------------------------------------------------------------------------------------------------------------------------
 108  Tucasa Town Homes                                            Joseph G. Mansour
 109  Maysville Market Center                                      Fletcher Bright Company
 110  Stonebridge Ranch Retail Center                              G. Randall  Andrews, Robert G. Muzyka, Jr.
 111  Storage USA - Red Bug                                        Arthur Victor II, Bruce D. Manley
 112  Walgreens - Greenwell & Joor                                 Thomas L. Bradshaw
------------------------------------------------------------------------------------------------------------------------------------
 113  Continental Communities - Crescent Manor MHC                 Continental Communities, L.L.C.
 114  Continental Communities - Washington Estates II MHC          Continental Communities, L.L.C.
 115  Coconut Cay Shoppes                                          Domenic Valsi
 116  Armored Self Storage - Lamar                                 Eugene Cox
 117  Gull Harbor                                                  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.
------------------------------------------------------------------------------------------------------------------------------------
 118  Royal Palm                                                   Robert V. Stunkel
 119  The Meadows Manufactured Housing Community                   Daniel M. Guggenheim, Theodore D. Fouts
 120  Brookmore Hollow Apartments                                  Sorin Caragea, Ionela Caragea
 121  Ho Ho Kam Mobile Village                                     Richard Delaney
 122  Moberly Manor Phase II                                       James E. Lindsey, J.E. Lindsey Family Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
 123  BSM Development                                              Allen C. McDonald, David Baker, Carl Storey, Tom Trent
 124  Calverton Project                                            Eric Gordon, James Leach
 125  WSG Development - Charlottesville                            Eric Sheppard, Philip Wolman
 126  Point West II                                                Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews
 127  Central Self Storage - Chandler                              William D. Schmicker, Dwight W. Davis, Dasch, Inc.
------------------------------------------------------------------------------------------------------------------------------------


GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C3

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                   % OF                                   % OF APPLICABLE
                                                               INITIAL POOL   LOAN GROUP    LOAN GROUP          # OF
   ID    PROPERTY NAME                                           BALANCE     (ONE OR TWO)     BALANCE        PROPERTIES
--------------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)                          2.99%           2           12.39%              6
  5.1    Sun Communities Portfolio 5 - Alpine Meadows             0.95%                        3.94%
  5.2    Sun Communities Portfolio 5 - Goldcoaster                0.74%                        3.06%
  5.3    Sun Communities Portfolio 5 - Byrne Hill                 0.43%                        1.77%
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove           0.39%                        1.64%
  5.5    Sun Communities Portfolio 5 - Snow to Sun                0.25%                        1.03%
--------------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle             0.23%                        0.96%
   7     Emerald Ridge Apartments                                 2.49%           1            3.29%              1
   11    Beaumont Apartments                                      1.89%           2            7.82%              1
   12    Casa Del Monte Manufactured Housing Community            1.81%           2            7.50%              1
   15    Greenbrier Apartments                                    1.58%           2            6.56%              1
--------------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                             1.19%           2            4.95%              1
   29    Wiener Portfolio VIII (2)                                1.14%           2            4.72%              4
  29.1   815 Gravesend Neck Road                                  0.62%                        2.58%
  29.2   115 East 21st Street                                     0.24%                        1.01%
  29.3   35-19 147th Street                                       0.23%                        0.95%
--------------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                       0.04%                        0.18%
   31    Village of the Four Seasons Manufactured
         Housing Community                                        1.12%           2            4.64%              1
   33    Stony Brook Village                                      1.09%           2            4.51%              1
   36    Villager Apartments                                      1.00%           2            4.16%              1
   39    Plaza Apartments                                         0.83%           2            3.45%              1
--------------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                            0.78%           2            3.23%              1
   48    Chesapeake Landing Apartments                            0.74%           2            3.07%              1
   51    Mansards Apartments                                      0.72%           2            3.00%              1
   53    Haddonfield Estates                                      0.66%           1            0.87%              1
   58    Sunshine Holiday                                         0.62%           2            2.57%              1
--------------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community                0.58%           1            0.76%              1
   65    Greens at Marion Ph II & III                             0.55%           2            2.29%              1
   66    Rancho Riverside Manufactured Housing Community          0.54%           2            2.26%              1
   72    Walnut Knolls                                            0.47%           2            1.95%              1
   80    Amber Crossing                                           0.42%           2            1.75%              1
--------------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community           0.41%           2            1.69%              1
   83    Point East/West (2)                                      0.38%           1            0.50%              1
  83.1   Point West I                                             0.22%                        0.29%
  83.2   Point East                                               0.16%                        0.22%
   85    Parkwest II                                              0.38%           1            0.50%              1
--------------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community          0.37%           2            1.54%              1
   91    Somerset Woods                                           0.36%           2            1.50%              1
   94    Carefree Cove Manufactured Housing Community             0.35%           2            1.44%              1
   96    Sierra Crossing                                          0.33%           2            1.35%              1
   97    Huntington Village Apartments                            0.33%           1            0.43%              1
--------------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                          0.32%           1            0.42%              1
  101    Villa Carmel Manufactured Housing Community              0.30%           2            1.26%              1
  102    The Barney & WL Stockade Apartments                      0.29%           2            1.20%              1
  103    Painters Mill Apartments                                 0.29%           2            1.20%              1
  105    Las Palmas Manufactured Housing Community                0.28%           2            1.15%              1
--------------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community                      0.27%           2            1.13%              1
  108    Tucasa Town Homes                                        0.27%           2            1.13%              1
  113    Continental Communities - Crescent Manor MHC             0.23%           2            0.96%              1
  114    Continental Communities - Washington Estates II MHC      0.23%           1            0.30%              1
  117    Gull Harbor                                              0.21%           2            0.87%              1
--------------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community               0.19%           2            0.80%              1
  120    Brookmore Hollow Apartments                              0.19%           2            0.78%              1
  121    Ho Ho Kam Mobile Village                                 0.15%           2            0.60%              1
  122    Moberly Manor Phase II                                   0.13%           2            0.54%              1
  126    Point West II                                            0.08%           1            0.11%              1
--------------------------------------------------------------------------------------------------------------------------

                                                                      MORTGAGE        CUT-OFF       GENERAL
                                                                        LOAN            DATE        PROPERTY
   ID    PROPERTY NAME                                               SELLER (1)       BALANCE       TYPE
----------------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)                                BOFA         41,200,000      Manufactured Housing
  5.1    Sun Communities Portfolio 5 - Alpine Meadows                   BOFA         13,080,000      Manufactured Housing
  5.2    Sun Communities Portfolio 5 - Goldcoaster                      BOFA         10,160,000      Manufactured Housing
  5.3    Sun Communities Portfolio 5 - Byrne Hill                       BOFA         5,880,000       Manufactured Housing
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove                 BOFA         5,440,000       Manufactured Housing
  5.5    Sun Communities Portfolio 5 - Snow to Sun                      BOFA         3,440,000       Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle                   BOFA         3,200,000       Manufactured Housing
   7     Emerald Ridge Apartments                                       GACC         34,370,069           Multifamily
   11    Beaumont Apartments                                            GECC         26,000,000           Multifamily
   12    Casa Del Monte Manufactured Housing Community                  GECC         24,941,975      Manufactured Housing
   15    Greenbrier Apartments                                          GECC         21,800,000           Multifamily
----------------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                   GECC         16,445,608           Multifamily
   29    Wiener Portfolio VIII (2)                                      GACC         15,704,028           Multifamily
  29.1   815 Gravesend Neck Road                                        GACC         8,583,505            Multifamily
  29.2   115 East 21st Street                                           GACC         3,345,418            Multifamily
  29.3   35-19 147th Street                                             GACC         3,171,497            Multifamily
----------------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                             GACC          603,608             Multifamily
   31    Village of the Four Seasons Manufactured Housing Community     GECC         15,407,650      Manufactured Housing
   33    Stony Brook Village                                            GECC         15,000,000           Multifamily
   36    Villager Apartments                                            GACC         13,830,000           Multifamily
   39    Plaza Apartments                                               GECC         11,476,583           Multifamily
----------------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                                  GACC         10,750,000           Multifamily
   48    Chesapeake Landing Apartments                                  BOFA         10,216,624           Multifamily
   51    Mansards Apartments                                            GECC         9,966,294            Multifamily
   53    Haddonfield Estates                                            GECC         9,100,000            Multifamily
   58    Sunshine Holiday                                               GECC         8,550,926       Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community                      GECC         7,990,298       Manufactured Housing
   65    Greens at Marion Ph II & III                                   GECC         7,600,000            Multifamily
   66    Rancho Riverside Manufactured Housing Community                GECC         7,500,000       Manufactured Housing
   72    Walnut Knolls                                                  BOFA         6,480,000            Multifamily
   80    Amber Crossing                                                 GECC         5,831,787            Multifamily
----------------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community                 GECC         5,632,000       Manufactured Housing
   83    Point East/West (2)                                            GECC         5,275,000       Manufactured Housing
  83.1   Point West I                                                   GECC         3,006,183       Manufactured Housing
  83.2   Point East                                                     GECC         2,268,817       Manufactured Housing
   85    Parkwest II                                                    GECC         5,218,546            Multifamily
----------------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community                GECC         5,130,556       Manufactured Housing
   91    Somerset Woods                                                 GECC         4,983,113            Multifamily
   94    Carefree Cove Manufactured Housing Community                   GECC         4,800,000       Manufactured Housing
   96    Sierra Crossing                                                GECC         4,500,000            Multifamily
   97    Huntington Village Apartments                                  GECC         4,490,232            Multifamily
----------------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                                GECC         4,400,000            Multifamily
  101    Villa Carmel Manufactured Housing Community                    GECC         4,200,000       Manufactured Housing
  102    The Barney & WL Stockade Apartments                            GECC         3,993,090            Multifamily
  103    Painters Mill Apartments                                       GECC         3,985,799            Multifamily
  105    Las Palmas Manufactured Housing Community                      GECC         3,825,940       Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community                            GECC         3,750,000       Manufactured Housing
  108    Tucasa Town Homes                                              GACC         3,750,000            Multifamily
  113    Continental Communities - Crescent Manor MHC                   BOFA         3,200,000       Manufactured Housing
  114    Continental Communities - Washington Estates II MHC            BOFA         3,120,000       Manufactured Housing
  117    Gull Harbor                                                    GECC         2,900,000            Multifamily
----------------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community                     GECC         2,647,083       Manufactured Housing
  120    Brookmore Hollow Apartments                                    GECC         2,594,332            Multifamily
  121    Ho Ho Kam Mobile Village                                       GECC         2,000,000       Manufactured Housing
  122    Moberly Manor Phase II                                         GECC         1,800,000            Multifamily
  126    Point West II                                                  GECC         1,125,000       Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------

                                                                     DETAILED
                                                                     PROPERTY
   ID    PROPERTY NAME                                               TYPE                    ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)                              Manufactured Housing   Various
  5.1    Sun Communities Portfolio 5 - Alpine Meadows                 Manufactured Housing   3800 Fruit Ridge Avenue Northwest
  5.2    Sun Communities Portfolio 5 - Goldcoaster                    Manufactured Housing   34850 SW 187th Avenue
  5.3    Sun Communities Portfolio 5 - Byrne Hill                     Manufactured Housing   3601 Hill Avenue
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove               Manufactured Housing   4441 Jena Lane
  5.5    Sun Communities Portfolio 5 - Snow to Sun                    Manufactured Housing   1701 North International Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle                 Manufactured Housing   1048 North Alamo Road
   7     Emerald Ridge Apartments                                         Conventional       2401 South Hacienda Boulevard
   11    Beaumont Apartments                                              Conventional       1101 Beaumont Centre Lane
   12    Casa Del Monte Manufactured Housing Community                Manufactured Housing   6151 Forest Hill Boulevard
   15    Greenbrier Apartments                                            Conventional       100 Willow Oak Drive
------------------------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                     Conventional       4801 Marshall Avenue
   29    Wiener Portfolio VIII (2)                                        Conventional       Various
  29.1   815 Gravesend Neck Road                                          Conventional       815 Gravesend Neck Road
  29.2   115 East 21st Street                                             Conventional       115 East 21st Street
  29.3   35-19 147th Street                                               Conventional       35-19 147th Street
------------------------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                               Conventional       314 Clinton Avenue
   31    Village of the Four Seasons Manufactured Housing Community   Manufactured Housing   200 Ford Road
   33    Stony Brook Village                                              Conventional       100-140 Mill Street
   36    Villager Apartments                                              Conventional       300 Barton Run Boulevard
   39    Plaza Apartments                                               Student Housing      1728 East Barstow Avenue
------------------------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                                    Conventional       500 Concord Place
   48    Chesapeake Landing Apartments                                    Conventional       1551 Causeway Drive
   51    Mansards Apartments                                              Conventional       1501 Kindly Lane
   53    Haddonfield Estates                                              Conventional       126-A Kent Avenue
   58    Sunshine Holiday                                             Manufactured Housing   2802 West Oakland Park Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community                    Manufactured Housing   901 West Beaver Creek Road
   65    Greens at Marion Ph II & III                                     Conventional       543-561 Par Drive, 425-441 Birdie Drive
   66    Rancho Riverside Manufactured Housing Community              Manufactured Housing   3701 Fillmore Street
   72    Walnut Knolls                                                    Conventional       2036 North Walnut Street
   80    Amber Crossing                                                   Conventional       5170 Amber Valley Parkway
------------------------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community               Manufactured Housing   3330 East Main Street
   83    Point East/West (2)                                          Manufactured Housing   Various
  83.1   Point West I                                                 Manufactured Housing   2719 Klondike Road
  83.2   Point East                                                   Manufactured Housing   State Road 38 East
   85    Parkwest II                                                      Conventional       8 Park Place
------------------------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community              Manufactured Housing   350 South Willow Avenue
   91    Somerset Woods                                                   Conventional       1833 Richfield Drive
   94    Carefree Cove Manufactured Housing Community                 Manufactured Housing   3274 Northwest 37th Street
   96    Sierra Crossing                                                Student Housing      2717 3rd Street
   97    Huntington Village Apartments                                    Conventional       2002 Huntington Drive
------------------------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                                  Conventional       7700 West Hefner Road
  101    Villa Carmel Manufactured Housing Community                  Manufactured Housing   16225 North Cave Creek Road
  102    The Barney & WL Stockade Apartments                              Conventional       225 State Street
  103    Painters Mill Apartments                                         Conventional       1 Millpaint Lane
  105    Las Palmas Manufactured Housing Community                    Manufactured Housing   1025 South Riverside Avenue
------------------------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community                          Manufactured Housing   480 Southwest 8th Avenue
  108    Tucasa Town Homes                                                Conventional       1635 Darr Street
  113    Continental Communities - Crescent Manor MHC                 Manufactured Housing   1150 West Prince Road
  114    Continental Communities - Washington Estates II MHC          Manufactured Housing   98 Monterrey Avenue
  117    Gull Harbor                                                      Conventional       83 Mansfield Road
------------------------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community                   Manufactured Housing   62880 West LaSalle Road
  120    Brookmore Hollow Apartments                                      Conventional       810 Brooks Avenue
  121    Ho Ho Kam Mobile Village                                     Manufactured Housing   1925 South Arizona Boulevard
  122    Moberly Manor Phase II                                           Conventional       1803-1808 Southeast Moberly Manor Drive
  126    Point West II                                                Manufactured Housing   2702 Klondike Road
------------------------------------------------------------------------------------------------------------------------------------

   ID    PROPERTY NAME                                            CITY                COUNTY              STATE        ZIP CODE
----------------------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)                          Various             Various             Various      Various
  5.1    Sun Communities Portfolio 5 - Alpine Meadows             Grand Rapids        Kent                MI            49544
  5.2    Sun Communities Portfolio 5 - Goldcoaster                Homestead           Miami-Dade          FL            33034
  5.3    Sun Communities Portfolio 5 - Byrne Hill                 Toledo              Lucas               OH            43607
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove           Flint               Genesee             MI            48507
  5.5    Sun Communities Portfolio 5 - Snow to Sun                Weslaco             Hidalgo             TX            78596
----------------------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle             Alamo               Hidalgo             TX            78516
   7     Emerald Ridge Apartments                                 Hacienda Heights    Los Angeles         CA            91745
   11    Beaumont Apartments                                      Lexington           Fayette             KY            40513
   12    Casa Del Monte Manufactured Housing Community            West Palm Beach     Palm Beach          FL            33415
   15    Greenbrier Apartments                                    Columbia            Richland            SC            29223
----------------------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                             Newport News        Newport News        VA            23607
   29    Wiener Portfolio VIII (2)                                Various             Various             NY           Various
  29.1   815 Gravesend Neck Road                                  Brooklyn            Kings               NY            11223
  29.2   115 East 21st Street                                     Brooklyn            Kings               NY            11226
  29.3   35-19 147th Street                                       Flushing            Queens              NY            11354
----------------------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                       Brooklyn            Kings               NY            11205
   31    Village of the Four Seasons Manufactured Housing
         Community                                                San Jose            Santa Clara         CA            95138
   33    Stony Brook Village                                      East Haven          New Haven           CT            06512
   36    Villager Apartments                                      Marlton             Burlington          NJ            08053
   39    Plaza Apartments                                         Fresno              Fresno              CA            93710
----------------------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                            Culpeper            Culpeper            VA            22701
   48    Chesapeake Landing Apartments                            Centerville         Montgomery          OH            45458
   51    Mansards Apartments                                      Virginia Beach      Virginia Beach City VA            23455
   53    Haddonfield Estates                                      Haddonfield         Camden              NJ            08033
   58    Sunshine Holiday                                         Oakland Park        Broward             FL            33311
----------------------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community                Avon                Eagle               CO            81620
   65    Greens at Marion Ph II & III                             Marion              Crittenden          AR            72364
   66    Rancho Riverside Manufactured Housing Community          Riverside           Riverside           CA            92505
   72    Walnut Knolls                                            Bloomington         Monroe              IN            47404
   80    Amber Crossing                                           Fargo               Cass                ND            58104
----------------------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community           Mesa                Maricopa            AZ            85213
   83    Point East/West (2)                                      Various             Tippecanoe          IN            47906
  83.1   Point West I                                             West Lafayette      Tippecanoe          IN            47906
  83.2   Point East                                               Lafayette           Tippecanoe          IN            47906
   85    Parkwest II                                              Hattiesburg         Lamar               MS            39402
----------------------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community          Rialto              San Bernardino      CA            92376
   91    Somerset Woods                                           Severn              Anne Arundel        MD            21144
   94    Carefree Cove Manufactured Housing Community             Fort Lauderdale     Broward             FL            33309
   96    Sierra Crossing                                          Lubbock             Lubbock             TX            79415
   97    Huntington Village Apartments                            Chico               Butte               CA            95928
----------------------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                          Oklahoma City       Oklahoma            OK            73162
  101    Villa Carmel Manufactured Housing Community              Phoenix             Maricopa            AZ            85023
  102    The Barney & WL Stockade Apartments                      Schenectady         Schenectady         NY            12508
  103    Painters Mill Apartments                                 Owings Mills        Baltimore           MD            21117
  105    Las Palmas Manufactured Housing Community                Rialto              San Bernardino      CA            92376
----------------------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community                      Hallandale Beach    Broward             FL            33009
  108    Tucasa Town Homes                                        Irving              Dallas              TX            75061
  113    Continental Communities - Crescent Manor MHC             Tucson              Pima                AZ            85705
  114    Continental Communities - Washington Estates II MHC      Washington          Washington          PA            15301
  117    Gull Harbor                                              New London          New London          CT            06320
----------------------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community               Montrose            Montrose            CO            81401
  120    Brookmore Hollow Apartments                              Rosenberg           Fort Bend           TX            77471
  121    Ho Ho Kam Mobile Village                                 Coolidge            Pinal               AZ            85228
  122    Moberly Manor Phase II                                   Bentonville         Benton              AR            72712
  126    Point West II                                            West Lafayette      Tippecanoe          IN            47906
----------------------------------------------------------------------------------------------------------------------------------

                                                                        NET           LOAN PER NET
                                                                     RENTABLE        RENTABLE AREA     OCCUPANCY
   ID    PROPERTY NAME                                              UNITS/PADS          UNITS/PADS       RATE
------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)                               2,249         18,319.25          98.10%
  5.1    Sun Communities Portfolio 5 - Alpine Meadows                   403                             94.04%
  5.2    Sun Communities Portfolio 5 - Goldcoaster                      547                             99.69%
  5.3    Sun Communities Portfolio 5 - Byrne Hill                       236                             100.00%
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove                 162                             91.36%
  5.5    Sun Communities Portfolio 5 - Snow to Sun                      493                             99.32%
------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle                   408                             100.00%
   7     Emerald Ridge Apartments                                       350          98,200.20          94.57%
   11    Beaumont Apartments                                            508          51,181.10          87.60%
   12    Casa Del Monte Manufactured Housing Community                  657          37,963.43          99.85%
   15    Greenbrier Apartments                                          526          41,444.87          96.20%
------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                   650          25,300.93          98.62%
   29    Wiener Portfolio VIII (2)                                      207          75,864.87          97.59%
  29.1   815 Gravesend Neck Road                                        100                             99.00%
  29.2   115 East 21st Street                                           59                              96.61%
  29.3   35-19 147th Street                                             38                              94.74%
------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                             10                              100.00%
   31    Village of the Four Seasons Manufactured Housing Community     271          56,854.80          100.00%
   33    Stony Brook Village                                            165          90,909.09          94.55%
   36    Villager Apartments                                            184          75,163.04          96.20%
   39    Plaza Apartments                                               250          45,906.33          92.00%
------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                                  210          51,190.48          95.71%
   48    Chesapeake Landing Apartments                                  256          39,908.69          92.19%
   51    Mansards Apartments                                            240          41,526.23          97.08%
   53    Haddonfield Estates                                            324          28,086.42          91.05%
   58    Sunshine Holiday                                               399          21,430.89          85.00%
------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community                      159          50,253.45          100.00%
   65    Greens at Marion Ph II & III                                   216          35,185.19          99.50%
   66    Rancho Riverside Manufactured Housing Community                194          38,659.79          100.00%
   72    Walnut Knolls                                                  146          44,383.56          98.63%
   80    Amber Crossing                                                 117          49,844.34          91.45%
------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community                 160          35,200.00          93.13%
   83    Point East/West (2)                                            392          13,456.63          83.67%
  83.1   Point West I                                                   248                             81.85%
  83.2   Point East                                                     144                             86.81%
   85    Parkwest II                                                    68           76,743.32          94.12%
------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community                166          30,906.96          100.00%
   91    Somerset Woods                                                 200          24,915.57          94.50%
   94    Carefree Cove Manufactured Housing Community                   164          29,268.29          98.78%
   96    Sierra Crossing                                                194          23,195.88          96.39%
   97    Huntington Village Apartments                                  72           62,364.34          98.61%
------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                                99           44,444.44          100.00%
  101    Villa Carmel Manufactured Housing Community                    144          29,166.67          97.92%
  102    The Barney & WL Stockade Apartments                            108          36,973.06          99.07%
  103    Painters Mill Apartments                                       260          15,330.00          93.85%
  105    Las Palmas Manufactured Housing Community                      136          28,131.91          100.00%
------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community                            137          27,372.26          98.54%
  108    Tucasa Town Homes                                              128          29,296.88          98.44%
  113    Continental Communities - Crescent Manor MHC                   139          23,021.58          84.20%
  114    Continental Communities - Washington Estates II MHC            149          20,939.60          91.28%
  117    Gull Harbor                                                    65           44,615.38          96.92%
------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community                     195          13,574.78          91.28%
  120    Brookmore Hollow Apartments                                    104          24,945.50          96.15%
  121    Ho Ho Kam Mobile Village                                       202           9,900.99          83.17%
  122    Moberly Manor Phase II                                         72           25,000.00          100.00%
  126    Point West II                                                  107          10,514.02          86.92%
------------------------------------------------------------------------------------------------------------------

                                                                      OCCUPANCY     ELEVATOR(S)          UTILITIES
   ID    PROPERTY NAME                                               AS-OF DATE      (YES/NO)         PAID BY TENANT
-------------------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)                               Various          No                   Various
  5.1    Sun Communities Portfolio 5 - Alpine Meadows                  2/27/04          No         Electric, Gas, Water, Sewer
  5.2    Sun Communities Portfolio 5 - Goldcoaster                     2/27/04          No         Electric, Gas, Water, Sewer
  5.3    Sun Communities Portfolio 5 - Byrne Hill                      2/29/04          No         Electric, Gas, Water, Sewer
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove                2/27/04          No         Electric, Gas, Water, Sewer
  5.5    Sun Communities Portfolio 5 - Snow to Sun                     2/27/04          No         Electric, Gas, Water, Sewer
-------------------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle                  3/23/04          No                Electric, Gas
   7     Emerald Ridge Apartments                                      3/22/04          No         Electric, Gas, Water, Sewer
   11    Beaumont Apartments                                           3/28/04          No           Electric, Water, Sewer
   12    Casa Del Monte Manufactured Housing Community                 2/27/04          No               Electric, Water
   15    Greenbrier Apartments                                        12/17/03          No                Electric, Gas
-------------------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                  2/11/04          No                Electric, Gas
   29    Wiener Portfolio VIII (2)                                     5/14/04        Various               Electric
  29.1   815 Gravesend Neck Road                                       5/14/04          Yes                 Electric
  29.2   115 East 21st Street                                          5/14/04          Yes                 Electric
  29.3   35-19 147th Street                                            5/14/04          No                  Electric
-------------------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                            5/14/04          No                  Electric
   31    Village of the Four Seasons Manufactured Housing Community    3/31/04          No         Electric, Gas, Water, Sewer
   33    Stony Brook Village                                           3/22/04          No                  Electric
   36    Villager Apartments                                           4/22/04          No         Electric, Gas, Water, Sewer
   39    Plaza Apartments                                              3/31/04          No                  Electric
-------------------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                                 5/1/04           No                Electric, Gas
   48    Chesapeake Landing Apartments                                 3/1/04           No           Electric, Water, Sewer
   51    Mansards Apartments                                           2/11/04          No           Electric, Water, Sewer
   53    Haddonfield Estates                                           5/24/04          No                  Electric
   58    Sunshine Holiday                                              3/31/04          No               Electric, Water
-------------------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community                     1/1/04           No           Electric, Water, Sewer
   65    Greens at Marion Ph II & III                                  2/29/04          No         Electric, Gas, Water, Sewer
   66    Rancho Riverside Manufactured Housing Community               3/17/04          No         Electric, Gas, Water, Sewer
   72    Walnut Knolls                                                 4/1/04           No                  Electric
   80    Amber Crossing                                                3/3/04           Yes                 Electric
-------------------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community                2/29/04          No         Electric, Gas, Water, Sewer
   83    Point East/West (2)                                           2/1/04           No                   Various
  83.1   Point West I                                                  2/1/04           No            Electric, Gas, Water
  83.2   Point East                                                    2/1/04           No         Electric, Gas, Water, Sewer
   85    Parkwest II                                                   4/30/04          Yes          Electric, Water, Sewer
-------------------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community               3/31/04          No         Electric, Gas, Water, Sewer
   91    Somerset Woods                                                12/2/03          No                  Electric
   94    Carefree Cove Manufactured Housing Community                  3/31/04          No                Water, Sewer
   96    Sierra Crossing                                               4/5/04           No           Electric, Water, Sewer
   97    Huntington Village Apartments                                11/30/03          No                  Electric
-------------------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                               3/1/04           No                    None
  101    Villa Carmel Manufactured Housing Community                   4/30/04          No         Electric, Gas, Water, Sewer
  102    The Barney & WL Stockade Apartments                           3/9/04           Yes               Electric, Gas
  103    Painters Mill Apartments                                      1/22/04          No                  Electric
  105    Las Palmas Manufactured Housing Community                     3/31/04          No         Electric, Gas, Water, Sewer
-------------------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community                           2/2/04           No           Electric, Water, Sewer
  108    Tucasa Town Homes                                             3/31/04          No                  Electric
  113    Continental Communities - Crescent Manor MHC                  4/30/04          No                Electric, Gas
  114    Continental Communities - Washington Estates II MHC           4/30/04          No         Electric, Gas, Water, Sewer
  117    Gull Harbor                                                   3/16/04          No                  Electric
-------------------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community                    1/1/04           No         Electric, Gas, Water, Sewer
  120    Brookmore Hollow Apartments                                   4/28/04          No                  Electric
  121    Ho Ho Kam Mobile Village                                      6/16/04          No                  Electric
  122    Moberly Manor Phase II                                        2/29/04          No         Electric, Gas, Water, Sewer
  126    Point West II                                                12/31/03          No                Electric, Gas
-------------------------------------------------------------------------------------------------------------------------------

                                                                                      STUDIOS
                                                                     ---------------------------------------------
                                                                          #          AVG RENT PER          MAX
   ID    PROPERTY NAME                                                  UNITS           MO. ($)         RENT ($)
-------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)
  5.1    Sun Communities Portfolio 5 - Alpine Meadows
  5.2    Sun Communities Portfolio 5 - Goldcoaster
  5.3    Sun Communities Portfolio 5 - Byrne Hill
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove
  5.5    Sun Communities Portfolio 5 - Snow to Sun
-------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle
   7     Emerald Ridge Apartments
   11    Beaumont Apartments
   12    Casa Del Monte Manufactured Housing Community
   15    Greenbrier Apartments
-------------------------------------------------------------------------------------------------------------------
   27    Newsome Park
   29    Wiener Portfolio VIII (2)                                       12               717              877
  29.1   815 Gravesend Neck Road
  29.2   115 East 21st Street                                            11               710              877
  29.3   35-19 147th Street
-------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                               1               795              795
   31    Village of the Four Seasons Manufactured Housing Community
   33    Stony Brook Village
   36    Villager Apartments
   39    Plaza Apartments
-------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments
   48    Chesapeake Landing Apartments
   51    Mansards Apartments
   53    Haddonfield Estates
   58    Sunshine Holiday
-------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community
   65    Greens at Marion Ph II & III
   66    Rancho Riverside Manufactured Housing Community
   72    Walnut Knolls                                                    4               315              315
   80    Amber Crossing
-------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community
   83    Point East/West (2)
  83.1   Point West I
  83.2   Point East
   85    Parkwest II
-------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community
   91    Somerset Woods
   94    Carefree Cove Manufactured Housing Community
   96    Sierra Crossing
   97    Huntington Village Apartments
-------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions
  101    Villa Carmel Manufactured Housing Community
  102    The Barney & WL Stockade Apartments                             16               410              440
  103    Painters Mill Apartments                                         4               605              605
  105    Las Palmas Manufactured Housing Community
-------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community
  108    Tucasa Town Homes                                                4               445              445
  113    Continental Communities - Crescent Manor MHC
  114    Continental Communities - Washington Estates II MHC
  117    Gull Harbor
-------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community
  120    Brookmore Hollow Apartments                                     20               480              480
  121    Ho Ho Kam Mobile Village
  122    Moberly Manor Phase II
  126    Point West II
-------------------------------------------------------------------------------------------------------------------

                                                                                         1 BEDROOM
                                                                           --------------------------------------
                                                                                #      AVG RENT PER      MAX
   ID    PROPERTY NAME                                                        UNITS       MO. ($)     RENT ($)
-----------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)
  5.1    Sun Communities Portfolio 5 - Alpine Meadows
  5.2    Sun Communities Portfolio 5 - Goldcoaster
  5.3    Sun Communities Portfolio 5 - Byrne Hill
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove
  5.5    Sun Communities Portfolio 5 - Snow to Sun
-----------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle
   7     Emerald Ridge Apartments                                              212         1,033        1,070
   11    Beaumont Apartments                                                   184          664          719
   12    Casa Del Monte Manufactured Housing Community
   15    Greenbrier Apartments                                                 230          584          655
-----------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                          60           425          509
   29    Wiener Portfolio VIII (2)                                             107          884         1,075
  29.1   815 Gravesend Neck Road                                               34           999          999
  29.2   115 East 21st Street                                                  37           765         1,075
  29.3   35-19 147th Street                                                    27           932          932
-----------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue                                                     9           789          789
   31    Village of the Four Seasons Manufactured Housing Community
   33    Stony Brook Village                                                   50          1,070        1,150
   36    Villager Apartments                                                   147          844          935
   39    Plaza Apartments                                                      60           575          575
-----------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                                         45           605          605
   48    Chesapeake Landing Apartments                                         148          542          608
   51    Mansards Apartments                                                   72           671          725
   53    Haddonfield Estates                                                   108          694          720
   58    Sunshine Holiday
-----------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community
   65    Greens at Marion Ph II & III                                          72           484          491
   66    Rancho Riverside Manufactured Housing Community
   72    Walnut Knolls                                                          7           485          505
   80    Amber Crossing                                                        28           586          610
-----------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community
   83    Point East/West (2)
  83.1   Point West I
  83.2   Point East
   85    Parkwest II                                                           12           685          695
-----------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community
   91    Somerset Woods
   94    Carefree Cove Manufactured Housing Community
   96    Sierra Crossing                                                       115          474          516
   97    Huntington Village Apartments                                         40           684          700
-----------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                                       92          1,325        1,595
  101    Villa Carmel Manufactured Housing Community
  102    The Barney & WL Stockade Apartments                                   56           587          750
  103    Painters Mill Apartments                                              49           629          640
  105    Las Palmas Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community
  108    Tucasa Town Homes                                                     36           545          545
  113    Continental Communities - Crescent Manor MHC
  114    Continental Communities - Washington Estates II MHC
  117    Gull Harbor                                                           65           737          739
-----------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community
  120    Brookmore Hollow Apartments                                           52           540          555
  121    Ho Ho Kam Mobile Village
  122    Moberly Manor Phase II                                                24           393          393
  126    Point West II
-----------------------------------------------------------------------------------------------------------------


                                                                                                      2 BEDROOM
                                                                                       ---------------------------------------
                                                                                            #       AVG RENT PER      MAX
   ID    PROPERTY NAME                                                                    UNITS        MO. ($)     RENT ($)
------------------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)
  5.1    Sun Communities Portfolio 5 - Alpine Meadows
  5.2    Sun Communities Portfolio 5 - Goldcoaster
  5.3    Sun Communities Portfolio 5 - Byrne Hill
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove
  5.5    Sun Communities Portfolio 5 - Snow to Sun
------------------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle
   7     Emerald Ridge Apartments                                                          136          1,385        1,385
   11    Beaumont Apartments                                                               284           814          859
   12    Casa Del Monte Manufactured Housing Community
   15    Greenbrier Apartments                                                             242           726          795
------------------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                                      338           475          597
   29    Wiener Portfolio VIII (2)                                                          60           935         1,171
  29.1   815 Gravesend Neck Road                                                            42           935          935
  29.2   115 East 21st Street                                                               10           843         1,171
  29.3   35-19 147th Street                                                                 8           1,048        1,048
------------------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue
   31    Village of the Four Seasons Manufactured Housing Community
   33    Stony Brook Village                                                                98          1,164        1,500
   36    Villager Apartments                                                                37           981         1,025
   39    Plaza Apartments                                                                  190           665          665
------------------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                                                      45           801          805
   48    Chesapeake Landing Apartments                                                     108           659          741
   51    Mansards Apartments                                                               144           757          825
   53    Haddonfield Estates                                                               216           798          820
   58    Sunshine Holiday
------------------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community
   65    Greens at Marion Ph II & III                                                      144           571          604
   66    Rancho Riverside Manufactured Housing Community
   72    Walnut Knolls                                                                     135           609          780
   80    Amber Crossing                                                                     71           749          755
------------------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community
   83    Point East/West (2)
  83.1   Point West I
  83.2   Point East
   85    Parkwest II                                                                        44           920         1,375
------------------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community
   91    Somerset Woods
   94    Carefree Cove Manufactured Housing Community
   96    Sierra Crossing                                                                    79           583          583
   97    Huntington Village Apartments                                                      32           805          805
------------------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions                                                                    7           1,886        1,950
  101    Villa Carmel Manufactured Housing Community
  102    The Barney & WL Stockade Apartments                                                36           643          810
  103    Painters Mill Apartments                                                          194           733          790
  105    Las Palmas Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community
  108    Tucasa Town Homes                                                                  88           673          695
  113    Continental Communities - Crescent Manor MHC
  114    Continental Communities - Washington Estates II MHC
  117    Gull Harbor
------------------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community
  120    Brookmore Hollow Apartments                                                        32           675          690
  121    Ho Ho Kam Mobile Village
  122    Moberly Manor Phase II                                                             48           450          450
  126    Point West II
------------------------------------------------------------------------------------------------------------------------------


                                                                                               3 BEDROOM
                                                                                -----------------------------------------
                                                                                     #        AVG RENT PER      MAX
   ID    PROPERTY NAME                                                             UNITS        MO. ($)       RENT ($)
-------------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)
  5.1    Sun Communities Portfolio 5 - Alpine Meadows
  5.2    Sun Communities Portfolio 5 - Goldcoaster
  5.3    Sun Communities Portfolio 5 - Byrne Hill
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove
  5.5    Sun Communities Portfolio 5 - Snow to Sun
-------------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle
   7     Emerald Ridge Apartments                                                    2           1,550         1,550
   11    Beaumont Apartments                                                        40           1,097         1,124
   12    Casa Del Monte Manufactured Housing Community
   15    Greenbrier Apartments                                                      54            950           950
-------------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                               222           600           737
   29    Wiener Portfolio VIII (2)                                                  28            982          1,093
  29.1   815 Gravesend Neck Road                                                    24            974           974
  29.2   115 East 21st Street                                                        1            843           843
  29.3   35-19 147th Street                                                          3           1,093         1,093
-------------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue
   31    Village of the Four Seasons Manufactured Housing Community
   33    Stony Brook Village                                                        17           1,500         1,500
   36    Villager Apartments
   39    Plaza Apartments
-------------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments                                              120           745           750
   48    Chesapeake Landing Apartments
   51    Mansards Apartments                                                        24            890           893
   53    Haddonfield Estates
   58    Sunshine Holiday
-------------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community
   65    Greens at Marion Ph II & III
   66    Rancho Riverside Manufactured Housing Community
   72    Walnut Knolls
   80    Amber Crossing                                                             18            877           890
-------------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community
   83    Point East/West (2)
  83.1   Point West I
  83.2   Point East
   85    Parkwest II                                                                12            895           895
-------------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community
   91    Somerset Woods                                                             200           840           840
   94    Carefree Cove Manufactured Housing Community
   96    Sierra Crossing
   97    Huntington Village Apartments
-------------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions
  101    Villa Carmel Manufactured Housing Community
  102    The Barney & WL Stockade Apartments
  103    Painters Mill Apartments                                                   13            864           915
  105    Las Palmas Manufactured Housing Community
-------------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community
  108    Tucasa Town Homes
  113    Continental Communities - Crescent Manor MHC
  114    Continental Communities - Washington Estates II MHC
  117    Gull Harbor
-------------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community
  120    Brookmore Hollow Apartments
  121    Ho Ho Kam Mobile Village
  122    Moberly Manor Phase II
  126    Point West II
-------------------------------------------------------------------------------------------------------------------------


                                                                                             4 BEDROOM
                                                                               ----------------------------------------
                                                                                    #       AVG RENT PER       MAX
   ID    PROPERTY NAME                                                            UNITS       MO. ($)       RENT ($)
-----------------------------------------------------------------------------------------------------------------------
   5     Sun Communities Portfolio 5 (2)
  5.1    Sun Communities Portfolio 5 - Alpine Meadows
  5.2    Sun Communities Portfolio 5 - Goldcoaster
  5.3    Sun Communities Portfolio 5 - Byrne Hill
  5.4    Sun Communities Portfolio 5 - Fisherman's Cove
  5.5    Sun Communities Portfolio 5 - Snow to Sun
-----------------------------------------------------------------------------------------------------------------------
  5.6    Sun Communities Portfolio 5 - Casa Del Valle
   7     Emerald Ridge Apartments
   11    Beaumont Apartments
   12    Casa Del Monte Manufactured Housing Community
   15    Greenbrier Apartments
-----------------------------------------------------------------------------------------------------------------------
   27    Newsome Park                                                               30          700            889
   29    Wiener Portfolio VIII (2)
  29.1   815 Gravesend Neck Road
  29.2   115 East 21st Street
  29.3   35-19 147th Street
-----------------------------------------------------------------------------------------------------------------------
  29.4   314 Clinton Avenue
   31    Village of the Four Seasons Manufactured Housing Community
   33    Stony Brook Village
   36    Villager Apartments
   39    Plaza Apartments
-----------------------------------------------------------------------------------------------------------------------
   40    Friendship Heights Apartments
   48    Chesapeake Landing Apartments
   51    Mansards Apartments
   53    Haddonfield Estates
   58    Sunshine Holiday
-----------------------------------------------------------------------------------------------------------------------
   61    The Aspens Manufactured Housing Community
   65    Greens at Marion Ph II & III
   66    Rancho Riverside Manufactured Housing Community
   72    Walnut Knolls
   80    Amber Crossing
-----------------------------------------------------------------------------------------------------------------------
   81    Cypress Estates Manufactured Housing Community
   83    Point East/West (2)
  83.1   Point West I
  83.2   Point East
   85    Parkwest II
-----------------------------------------------------------------------------------------------------------------------
   88    Parque la Quinta Manufactured Housing Community
   91    Somerset Woods
   94    Carefree Cove Manufactured Housing Community
   96    Sierra Crossing
   97    Huntington Village Apartments
-----------------------------------------------------------------------------------------------------------------------
   98    Hefner Mansions
  101    Villa Carmel Manufactured Housing Community
  102    The Barney & WL Stockade Apartments
  103    Painters Mill Apartments
  105    Las Palmas Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------
  107    Home Manufactured Housing Community
  108    Tucasa Town Homes
  113    Continental Communities - Crescent Manor MHC
  114    Continental Communities - Washington Estates II MHC
  117    Gull Harbor
-----------------------------------------------------------------------------------------------------------------------
  119    The Meadows Manufactured Housing Community
  120    Brookmore Hollow Apartments
  121    Ho Ho Kam Mobile Village
  122    Moberly Manor Phase II
  126    Point West II
-----------------------------------------------------------------------------------------------------------------------

FOOTNOTES FOR THE ANNEX A-1

     1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

     2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms are calculated using the average interest payment for the first 12 interest payment periods on such mortgage loans.

     3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

     4 For purposes of calculating the Cut-Off Date LTV Ratio, LTV Ratio at Maturity/APD, Loan per Net Rentable Area SF/Units and DSCR, the loan amount used for the for the DDR - Macquarie Portfolio Loan, 731 Lexington Avenue - Bloomberg Headquarters Loan and Strategic Hotel Portfolio Loan are the aggregate balances of the mortgage loans included in the Trust and the other mortgage loans or portion thereof in the split loan structure that are pari passu in right of payment with such mortgage loans.

     5 "Net Rentable Area SF/Units includes square footage for ground lease tenants."

     6 For purposes of calculating DSCR, Cut-Off Date LTV Ratio and LTV Ratio at Maturity/APD, the Cut-off Date Balance is calculated after netting out letters of credit and/or holdback amounts for Stonegate Birmingham (Loan No. 8) ($5,000,000), RVG Portfolio (Loan No. 14) ($1,600,000) and Ventu Park (Loan No. 46) ($630,000).

     7 Trainer's Corner Shopping Center: $1,600,000 cash escrow held as additional security for the completion of a 14,227 square foot pad building. On or before October 1, 2004, lender is required to disburse $800,000 of the cash escrow when construction work on the pad building has been substantially completed and tenants have accepted their space. Another $800,000 of the cash flow is required to be disbursed when tenants are open for business, two months rent have been paid, and the property generates at least 1.20x DSCR based on a 7.60% minimum constant. If the Borrower does not satisfy any of the tests the remaining cash escrow is required to be applied to reduce the loan balance.

           Saf Keep Self Storage Melrose: $500,000 LOC held as additional security for the loan until a 1.25x DSCR, based on a 8.25% minimum constant, has been satisfied. If the Borrower does not satisfy the test by September 30, 2005, the LOC may be used to pay down the loan.

           Somerset Village Shopping Center: $364,000 and $460,000 cash escrow held as additional security for the loan. The Borrower has until August 1, 2004, to qualify for the release of the $364,000 cash escrow which is contingent upon meeting a minimum annualized net cash flow of $553,521and supporting a minimum 1.20x DSCR and a maximum 80% LTV, based on a 7.5% minimum constant and a maximum occupancy of 88.5%, on a $6,150,000 loan. The Borrower has until February 13, 2005, to qualify for the release fo the $460,000 cash escrow which is contingent upon supporting a minimum DSCR of 1.20x and a maximum LTV of 80%, based on a 7.5% minimum constant and a maximum occupancy of 93%, on a $6,550,000 loan. If the Borrower does not satisfy either of the tests, the associated cash escrow is required to be used to reduce the loan amount and as of April 7, 2007 the constant monthly payment is required to be set based on a 30 year amortization schedule along with the principal balance of the loan after giving effect to any paydowns.

     8     One loan secured by multiple properties.



     9 For those mortgage loans indicating an "Appraisal As-of Date" beyond the Cut-Off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

     10 With respect to the mortgage loans that are cross-collateralized and cross-defaulted, Cut-Off Date LTV Ratio, LTV Ratio at Maturity/APD and DSCR were calculated in the aggregate.

     11 Lockout for 731 Lexington Avenue - Bloomberg Headquarters is the earlier of: a) 24 months from the last securitization of the pari passu A-notes (other than the Interest Only note) to occur, or b) 48 months from origination. Lockout for Strategic Hotel Portfolio is the earlier of: a) 24 months from the last securitization of the pari passu A-notes to occur, or b) 36 months from origination. Lockout for DDR-Macquarie Portfolio is the earlier of: a) 24 months from the last securitization of the pari passu A-notes (other than the floating rate note) to occur, or b) 36 months from origination. For purposes of the prepayment provisions shown herein, it is assumed that the pari passu note in this securitization is the last to occur.

     12 With respect to the 731 Lexington Avenue - Bloomberg Headquarters Loan, the initial interest rate of the loan term is 5.36252388%, and thereafter per the schedule as shown in Annex A-4.

     13 With respect to four mortgage loans, identified as Annex ID#'s 32, 81, 101 and 125, the first actual payment date (reflecting a full month of principal and interest) is 9/1/2004. The First Payment Date, Original Term to Maturity or APD (mos.), Stated Remaining Term to Maturity or APD (mos.), Remaining Interest Only Period (mos.), and Prepayment Provision (# of payments) were adjusted to include an additional one month interest-only payment to reflect the interest payment the Trust will receive on 8/1/2004.

FOOTNOTES FOR THE ANNEX A-2

     1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

     2     One loan secured by multiple properties.

ANNEX A-3

                  CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION

               TYPE OF MORTGAGED PROPERTIES(1)--ALL MORTGAGE LOANS


                                                                                        CUT-OFF DATE
                            NUMBER OF                   % OF INITIAL     NUMBER OF      BALANCE PER #
                            MORTGAGED  AGGREGATE CUT-        POOL         UNITS OR       OF UNITS OR
   PROPERTY TYPE           PROPERTIES OFF DATE BALANCE      BALANCE        NRA(3)           NRA(3)
-------------------       ----------- ----------------  -------------   ------------    -------------
Multifamily ..                 53     $  407,482,535         29.57%          11,739     $   46,913.64
  Multifamily                  29     $  257,186,105         18.66%           5,719     $   55,673.73
  Manufactured
    Housing ..                 24     $  150,296,429         10.91%           6,020     $   31,923.45
Office .......                 37     $  372,558,697         27.04%       4,174,477     $      166.55
Retail(2) ....                 39     $  325,379,450         23.61%       5,531,875     $      123.48
Self Storage .                 34     $  100,511,565          7.29%       2,082,326     $       63.41
Hotel ........                  5     $   66,882,555          4.85%           2,600     $   80,596.82
Industrial ...                  4     $   61,613,773          4.47%       1,687,640     $       37.47
Mixed Use ....                  4     $   43,535,961          3.16%         275,452     $      194.38
TOTAL/WEIGHTED                ---     --------------        ------
  AVERAGE ....                176     $1,377,964,536        100.00%
                              ===     ==============        ======



                                                        WEIGHTED AVERAGE
                      ----------------------------------------------------------------------------------
                                        STATED
                       MORTGAGE        REMAINING                             CUT-OFF DATE   LTV RATIO AT
   PROPERTY TYPE         RATE          TERM (MOS.)    OCCUPANCY     DSCR(4)   LTV RATIO(4)   MATURITY(4)
-------------------    --------        -----------    ---------     -------  -------------  ------------
Multifamily ..           5.134%            107         95.42%       1.38x        75.89%       63.83%
  Multifamily            5.066%            103         94.91%       1.38x        75.42%       63.05%
  Manufactured
    Housing ..           5.250%            114         96.31%       1.38x        76.69%       65.17%
Office .......           5.427%             97         94.09%       1.37x        66.98%       55.97%
Retail(2) ....           5.345%             99         93.03%       1.86x        70.59%       62.85%
Self Storage .           5.250%             94         85.54%       1.47x        69.56%       58.56%
Hotel ........           5.464%             93         65.73%       2.41x        50.21%       43.16%
Industrial ...           5.347%             97         89.23%       1.36x        74.06%       65.71%
Mixed Use ....           5.213%             92         95.72%       1.44x        72.26%       62.95%
TOTAL/WEIGHTED           -----             ---         -----        ----         -----        -----
  AVERAGE ....           5.300%            100                      1.55x        70.33%       60.14%

-------------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) 37 of such mortgage loans, representing approximately 23.01% of the Initial Pool Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored."

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.


                                     A-3-1

                  TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 1

                                                                                                  CUT-OFF DATE
                             NUMBER OF                          % OF LOAN        NUMBER OF        BALANCE PER #
                             MORTGAGED    AGGREGATE CUT-          GROUP 1         UNITS OR        OF UNITS OR
  PROPERTY TYPE             PROPERTIES   OFF DATE BALANCE         BALANCE          NRA(3)             NRA(3)
-----------------           ----------   ----------------       ---------      ------------      --------------
Office .......                   37       $  372,558,697           35.63%         4,174,477       $      166.55
Retail(2) ....                   39       $  325,379,450           31.12%         5,531,875       $      123.48
Self Storage .                   34       $  100,511,565            9.61%         2,082,326       $       63.41
Multifamily ..                   10       $   75,089,145            7.18%             1,720       $   67,355.87
  Multifamily                     5       $   57,578,847            5.51%               913       $   78,271.95
  Manufactured
    Housing ..                    5       $   17,510,298            1.67%               807       $   31,460.72
Hotel ........                    5       $   66,882,555            6.40%             2,600       $   80,596.82
Industrial ...                    4       $   61,613,773            5.89%         1,687,640       $       37.47
Mixed Use ....                    4       $   43,535,961            4.16%           275,452       $      194.38
TOTAL/WEIGHTED                  ---       --------------          ------
       AVERAGE                  133       $1,045,571,146          100.00%
                                ===       ==============          ======


                                                            WEIGHTED AVERAGE
                        ----------------------------------------------------------------------------------
                        MORTGAGE         REMAINING                             CUT-OFF DATE   LTV RATIO AT
  PROPERTY TYPE           RATE           TERM (MOS.)    OCCUPANCY   DSCR(4)    LTV RATIO(4)    MATURITY(4)
----------------        ---------        -----------    ---------   -------    ------------   -----------
Office .......           5.427%               97          94.09%    1.37x          66.98%       55.97%
Retail(2) ....           5.345%               99          93.03%    1.86x          70.59%       62.85%
Self Storage .           5.250%               94          85.54%    1.47x          69.56%       58.56%
Multifamily ..           4.938%              102          94.25%    1.43x          73.15%       62.29%
  Multifamily            4.816%               96          94.70%    1.36x          75.67%       65.23%
  Manufactured
    Housing ..           5.338%              119          92.78%    1.66x          64.87%       52.60%
Hotel ........           5.464%               93          65.73%    2.41x          50.21%       43.16%
Industrial ...           5.347%               97          89.23%    1.36x          74.06%       65.71%
Mixed Use ....           5.213%               92          95.72%    1.44x          72.26%       62.95%
TOTAL/WEIGHTED           -----               ---                    ----           -----        -----
       AVERAGE           5.338%               97                    1.61x          68.36%       58.86%


---------------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) 37 of such mortgage loans, representing approximately 30.33% of the Initial Loan Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored."

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of the Initial Loan Group 1 Balance.


                                     A-3-2

                  TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 2



                                                                                             CUT-OFF DATE
                           NUMBER OF                         % OF LOAN       NUMBER OF       BALANCE PER #
                           MORTGAGED    AGGREGATE CUT-        GROUP 2        UNITS OR        OF UNITS OR
  PROPERTY TYPE            PROPERTIES   OFF DATE BALANCE      BALANCE          NRA(2)           NRA(2)
----------------           ----------   ----------------     ----------       ---------       -------------
Multifamily ..                 24         $199,607,258         60.05%           4,806       $   49,155.03
Manufactured
  Housing ....                 19         $132,786,131         39.95%           5,213       $   31,984.47
 OTAL/WEIGHTED                ---         ------------        ------
  AVERAGE ....                 43         $332,393,389        100.00%
                              ===         ============        ======


                                                          WEIGHTED AVERAGE
                        ---------------------------------------------------------------------------------
                                        STATED
                        MORTGAGE      REMAINING                                CUT-OFF DATE  LTV RATIO AT
  PROPERTY TYPE           RATE        TERM (MOS.)     OCCUPANCY     DSCR         LTV RATIO     MATURITY
 ---------------        --------      -----------     ---------     ----       ------------  ------------
Multifamily ..           5.138%            104          94.97%      1.38x          75.34%       62.42%
Manufactured
  Housing ....           5.238%            113          96.77%      1.34x          78.25%       66.83%
 OTAL/WEIGHTED
  AVERAGE ....           5.178%            108                      1.37x          76.50%       64.18%

-------------

(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.


                                     A-3-3

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS


                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                         NUMBER                       % OF
                           OF        AGGREGATE       INITIAL                  STATED                CUT-OFF
RANGE OF                MORTGAGE      CUT-OFF         POOL        MORTGAGE   REMAINING              DATE LTV   LTV RATIO AT
MORTGAGE RATES            LOANS    DATE BALANCE      BALANCE        RATE     TERM (MOS.)  DSCR(1)   RATIO(1)    MATURITY(1)
----------------------  --------  -------------      -------      --------   -----------  -------   ---------  -------------
4.180% - 4.999% ......      22    $ 410,319,744       29.78%       4.649%        77       1.80x      70.38%      62.10%
5.000% - 5.249% ......      24    $ 221,568,002       16.08%       5.112%        99       1.69x      66.98%      57.98%
5.250% - 5.449% ......      12    $ 203,533,115       14.77%       5.361%       115       1.43x      68.91%      56.09%
5.450% - 5.749% ......      30    $ 230,745,453       16.75%       5.635%       107       1.34x      71.51%      60.48%
5.750% - 5.999% ......      23    $ 175,250,708       12.72%       5.849%       109       1.35x      71.10%      60.30%
6.000% - 6.600% ......      16    $ 136,547,513        9.91%       6.196%       120       1.33x      74.69%      63.05%
                           ---   --------------      ------
TOTAL/WEIGHTED
  AVERAGE ............     127   $1,377,964,536      100.00%       5.300%       100       1.55x      70.33%      60.14%
                           ===   ==============      ======

---------------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.72% of the Initial Pool Balance.

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                         NUMBER                       % OF
                           OF        AGGREGATE       INITIAL                  STATED                CUT-OFF
RANGE OF                MORTGAGE      CUT-OFF        GROUP 1      MORTGAGE   REMAINING              DATE LTV   LTV RATIO AT
MORTGAGE RATES            LOANS    DATE BALANCE      BALANCE        RATE     TERM (MOS.)  DSCR(1)   RATIO(1)    MATURITY(1)
----------------------  --------  -------------      -------      --------   -----------  -------   ---------  -------------
4.180% - 4.999% ......      12    $ 278,846,228       26.67%       4.559%        70       1.99x      67.29%      60.12%
5.000% - 5.249% ......      17    $ 145,094,263       13.88%       5.122%        91       1.83x      62.38%      54.30%
5.250% - 5.449% ......       9    $ 174,537,507       16.69%       5.372%    1   16       1.44x      67.55%      54.85%
5.450% - 5.749% ......      18    $ 154,874,927       14.81%       5.637%        99       1.37x      69.25%      60.75%
5.750% - 5.999% ......      22    $ 161,420,708       15.44%       5.857%    1   08       1.37x      70.49%      59.83%
6.000% - 6.600% ......      14    $ 130,797,513       12.51%       6.199%    1   20       1.33x      74.68%      63.11%
                           ---   --------------      ------
TOTAL/WEIGHTED
  AVERAGE ............      92   $1,045,571,146      100.00%       5.338%        97       1.61x      68.36%      58.86%
                           ===   ==============      ======

---------------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                         NUMBER                       % OF
                           OF        AGGREGATE       INITIAL                  STATED                CUT-OFF
RANGE OF                MORTGAGE      CUT-OFF        GROUP 2      MORTGAGE   REMAINING              DATE LTV   LTV RATIO AT
MORTGAGE RATES            LOANS    DATE BALANCE      BALANCE        RATE     TERM (MOS.)  DSCR      RATIO       MATURITY
----------------------  --------  -------------      -------      --------   -----------  -------   ---------  -------------
4.430% - 4.999% ......      10     $131,473,516       39.55%       4.839%     93          1.39x      76.94%      66.29%
5.000% - 5.249% ......       7     $ 76,473,739       23.01%       5.093%    115          1.43x      75.72%      64.95%
5.250% - 5.449% ......       3     $ 28,995,608        8.72%       5.298%    108          1.40x      77.12%      63.52%
5.450% - 5.749% ......      12     $ 75,870,526       22.83%       5.630%    123          1.29x      76.13%      59.93%
5.750% - 5.999% ......       1     $ 13,830,000        4.16%       5.750%    120          1.20x      78.14%      65.77%
6.000% - 6.140% ......       2      $ 5,750,000        1.73%       6.127%    120          1.23x      74.83%      61.67%
                           ---     ------------      ------
TOTAL/WEIGHTED
  AVERAGE ............      35     $332,393,389      100.00%       5.178%    108          1.37x      76.50%      64.18%
                           ===     ============      ======

                                     A-3-4

              MORTGAGED PROPERTIES BY STATE(1)--ALL MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                           NUMBER                          % OF
                             OF       AGGREGATE           INITIAL                    STATED                 CUT-OFF
                          MORTGAGED    CUT-OFF             POOL       MORTGAGE      REMAINING               DATE LTV  LTV RATIO AT
STATE                    PROPERTIES  DATE BALANCE         BALANCE       RATE       TERM (MOS.)  DSCR(2)     RATIO(2)   MATURITY(2)
---------------------    ---------- --------------        -------     --------     -----------  -------     --------  ------------
California .........         21     $  191,991,387         13.93%      5.380%             96     1.45x        70.18%     60.98%
New York ...........         12     $  179,946,361         13.06%      5.132%             99     1.80x        64.56%     53.88%
Florida ............         24     $  157,801,660         11.45%      5.219%             99     1.38x        74.70%     63.95%
Texas ..............         13     $  104,510,549          7.58%      5.646%            116     1.36x        73.93%     63.82%
Missouri ...........          3     $   66,724,816          4.84%      4.555%             60     1.28x        70.15%     58.54%
Virginia ...........          7     $   61,352,345          4.45%      5.539%            112     1.43x        75.93%     64.48%
Arizona ............         10     $   58,380,537          4.24%      5.134%             87     2.03x        64.00%     57.92%
Georgia ............          3     $   54,384,000          3.95%      5.344%             94     1.48x        73.13%     68.34%
Pennsylvania .......          7     $   44,379,754          3.22%      5.550%            108     1.60x        75.44%     63.31%
Kentucky ...........          2     $   35,789,846          2.60%      5.129%            120     1.26x        78.81%     60.75%
Alabama ............          4     $   33,100,000          2.40%      5.690%             84     1.26x        59.91%     55.08%
New Jersey .........          3     $   30,730,000          2.23%      5.577%            120     1.28x        78.01%     66.36%
Louisiana ..........          2     $   25,981,775          1.89%      5.224%             88     2.49x        49.50%     43.75%
Illinois ...........          3     $   24,740,000          1.80%      5.999%            121     1.28x        70.70%     57.62%
Oregon .............          3     $   24,700,000          1.79%      6.152%            107     1.42x        69.05%     58.42%
Tennessee ..........          9     $   24,513,806          1.78%      5.187%             86     1.96x        61.40%     55.25%
Colorado ...........          6     $   23,371,482          1.70%      5.291%            118     1.45x        72.60%     60.12%
South Carolina .....          1     $   21,800,000          1.58%      4.820%             59     1.37x        79.27%     75.65%
Washington .........          2     $   20,723,781          1.50%      5.136%             80     1.50x        69.12%     61.41%
Ohio ...............          3     $   19,842,868          1.44%      5.182%             88     1.36x        78.95%     70.51%
Maryland ...........          4     $   19,020,430          1.38%      5.361%            117     2.07x        58.22%     48.79%
Oklahoma ...........          9     $   18,733,546          1.36%      5.273%            118     1.51x        60.63%     45.94%
Michigan ...........          2     $   18,520,000          1.34%      5.051%            120     1.36x        80.00%     69.32%
Massachusetts ......          2     $   18,378,487          1.33%      5.090%            113     1.45x        77.13%     64.18%
Connecticut ........          2     $   17,900,000          1.30%      5.034%            109     1.34x        79.56%     71.03%
Arkansas ...........          3     $   17,626,977          1.28%      4.959%            124     2.37x        60.09%     30.85%
Minnesota ..........          2     $   13,504,416          0.98%      5.040%             87     2.76x        57.37%     50.95%
Indiana ............          4     $   12,880,000          0.93%      5.385%            119     1.51x        67.75%     53.95%
Alaska .............          1     $    8,400,000          0.61%      5.820%             60     1.45x        80.00%     74.66%
New Mexico .........          2     $    6,800,000          0.49%      6.430%            120     1.31x        76.40%     62.56%
Kansas .............          4     $    6,087,705          0.44%      5.220%            119     1.29x        74.15%     55.97%
North Dakota .......          1     $    5,831,787          0.42%      5.550%            117     1.41x        79.61%     66.81%
Mississippi ........          1     $    5,218,546          0.38%      5.750%            119     1.30x        79.92%     67.34%
North Carolina .....          1     $    4,297,674          0.31%      4.180%             59     3.62x        54.31%     54.31%
                            ---     --------------        ------
TOTAL/WEIGHTED
  AVERAGE ..........        176     $1,377,964,536        100.00%      5.300%            100     1.55x        70.33%     60.14%
                            ===     ==============        ======

---------------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

                                     A-3-5

                 MORTGAGED PROPERTIES BY STATE(1)--LOAN GROUP 1

                                                                                                 WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                           NUMBER                          % OF
                             OF       AGGREGATE           INITIAL                    STATED                 CUT-OFF
                          MORTGAGED    CUT-OFF            GROUP 1     MORTGAGE      REMAINING               DATE LTV  LTV RATIO AT
STATE                    PROPERTIES  DATE BALANCE         BALANCE       RATE       TERM (MOS.)  DSCR(2)     RATIO(2)   MATURITY(2)
---------------------    ---------- --------------        -------     --------     -----------  -------     --------  ------------
New York ...........          7     $  160,249,243         15.33%      5.209%            103     1.86x        63.36%     52.38%
California .........         16     $  148,650,658         14.22%      5.335%             92     1.50x        68.41%     59.93%
Florida ............         19     $  105,598,758         10.10%      5.260%             90     1.39x        72.85%     63.05%
Texas ..............          8     $   87,026,217          8.32%      5.679%            115     1.36x        73.44%     63.58%
Missouri ...........          3     $   66,724,816          6.38%      4.555%             60     1.28x        70.15%     58.54%
Georgia ............          3     $   54,384,000          5.20%      5.344%             94     1.48x        73.13%     68.34%
Pennsylvania .......          7     $   44,379,754          4.24%      5.550%            108     1.60x        75.44%     63.31%
Arizona ............          6     $   43,348,537          4.15%      5.081%             88     2.25x        59.01%     53.72%
Alabama ............          4     $   33,100,000          3.17%      5.690%             84     1.26x        59.91%     55.08%
Louisiana ..........          2     $   25,981,775          2.48%      5.224%             88     2.49x        49.50%     43.75%
Illinois ...........          3     $   24,740,000          2.37%      5.999%            121     1.28x        70.70%     57.62%
Oregon .............          3     $   24,700,000          2.36%      6.152%            107     1.42x        69.05%     58.42%
Tennessee ..........          9     $   24,513,806          2.34%      5.187%             86     1.96x        61.40%     55.25%
Virginia ...........          4     $   24,190,443          2.31%      5.976%            120     1.43x        73.92%     62.23%
Colorado ...........          5     $   20,724,399          1.98%      5.268%            118     1.46x        72.15%     59.68%
Washington .........          2     $   20,723,781          1.98%      5.136%             80     1.50x        69.12%     61.41%
Oklahoma ...........          9     $   18,733,546          1.79%      5.273%            118     1.51x        60.63%     45.94%
Massachusetts ......          2     $   18,378,487          1.76%      5.090%            113     1.45x        77.13%     64.18%
New Jersey .........          2     $   16,900,000          1.62%      5.435%            119     1.34x        77.91%     66.84%
Minnesota ..........          2     $   13,504,416          1.29%      5.040%             87     2.76x        57.37%     50.95%
Maryland ...........          2     $   10,051,518          0.96%      5.649%            116     1.43x        78.68%     66.29%
Kentucky ...........          1     $    9,789,846          0.94%      5.790%            119     1.38x        76.78%     64.77%
Alaska .............          1     $    8,400,000          0.80%      5.820%             60     1.45x        80.00%     74.66%
Arkansas ...........          1     $    8,226,977          0.79%      4.180%             59     3.62x        54.31%     54.31%
New Mexico .........          2     $    6,800,000          0.65%      6.430%            120     1.31x        76.40%     62.56%
Indiana ............          3     $    6,400,000          0.61%      5.672%            120     1.69x        55.35%     41.32%
Kansas .............          4     $    6,087,705          0.58%      5.220%            119     1.29x        74.15%     55.97%
Mississippi ........          1     $    5,218,546          0.50%      5.750%            119     1.30x        79.92%     67.34%
North Carolina .....          1     $    4,297,674          0.41%      4.180%             59     3.62x        54.31%     54.31%
Ohio ...............          1     $    3,746,244          0.36%      5.968%            119     1.37x        74.92%     63.54%
                            ---     --------------        ------
TOTAL/WEIGHTED
  AVERAGE ..........        133     $1,045,571,146        100.00%      5.338%             97     1.61x        68.36%     58.86%
                            ===     ==============        ======

---------------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

                                     A-3-6

                 MORTGAGED PROPERTIES BY STATE(1)--LOAN GROUP 2

                                                                                               WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                           NUMBER                          % OF
                             OF       AGGREGATE           INITIAL                    STATED                 CUT-OFF
                          MORTGAGED    CUT-OFF            GROUP 2      MORTGAGE    REMAINING                DATE LTV  LTV RATIO AT
STATE                    PROPERTIES  DATE BALANCE         BALANCE       RATE       TERM (MOS.)  DSCR         RATIO      MATURITY
---------------------    ---------- --------------        -------     --------     -----------  -------     --------  ------------
Florida ..................    5     $ 52,202,902           15.71%      5.137%          119      1.34x        78.45%     65.75%
California ...............    5     $ 43,340,729           13.04%      5.536%          113      1.27x        76.26%     64.60%
Virginia .................    3     $ 37,161,902           11.18%      5.255%          107      1.43x        77.25%     65.94%
Kentucky .................    1     $ 26,000,000            7.82%      4.880%          120      1.21x        79.57%     59.23%
South Carolina ...........    1     $ 21,800,000            6.56%      4.820%           59      1.37x        79.27%     75.65%
New York .................    5     $ 19,697,118            5.93%      4.507%           71      1.26x        74.32%     66.04%
Michigan .................    2     $ 18,520,000            5.57%      5.051%          120      1.36x        80.00%     69.32%
Connecticut ..............    2     $ 17,900,000            5.39%      5.034%          109      1.34x        79.56%     71.03%
Texas ....................    5     $ 17,484,332            5.26%      5.478%          120      1.36x        76.33%     65.00%
Ohio .....................    2     $ 16,096,624            4.84%      5.000%           81      1.35x        79.89%     72.13%
Arizona ..................    4     $ 15,032,000            4.52%      5.286%           81      1.38x        78.38%     70.01%
New Jersey ...............    1     $ 13,830,000            4.16%      5.750%          120      1.20x        78.14%     65.77%
Arkansas .................    2     $  9,400,000            2.83%      5.640%          180      1.28x        65.15%     10.31%
Maryland .................    2     $  8,968,912            2.70%      5.039%          117      2.78x        35.29%     29.18%
Indiana ..................    1     $  6,480,000            1.95%      5.102%          118      1.34x        80.00%     66.42%
North Dakota .............    1     $  5,831,787            1.75%      5.550%          117      1.41x        79.61%     66.81%
Colorado .................    1     $  2,647,083            0.80%      5.470%          119      1.39x        76.07%     63.55%
                             --     ------------          ------
TOTAL/WEIGHTED
  AVERAGE ................   43     $332,393,389          100.00%      5.178%          108      1.37x        76.50%     64.18%
                             ==     ============          ======

----------------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-3-7

          RANGE OF REMAINING TERMS TO MATURITY DATE--ALL MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                                              % OF
                               NUMBER    AGGREGATE           INITIAL                   STATED                CUT-OFF
RANGE OF REMAINING              OF        CUT-OFF             POOL        MORTGAGE   REMAINING               DATE LTV  LTV RATIO AT
TERMS (MOS.)                   LOANS    DATE BALANCE         BALANCE        RATE     TERM (MOS.)  DSCR(1)    RATIO(1)   MATURITY(1)
--------------------           ------   --------------       --------     --------   -----------  ------     --------  ------------
55 - 59 ............             19     $  209,924,509         15.23%      4.666%          58     2.12x        66.29%     62.54%
60 - 84 ............             19     $  327,670,001         23.78%      5.124%          76     1.58x        67.39%     60.31%
85 - 114 ...........              2     $    9,842,472          0.71%      5.532%         109     1.30x        72.11%     61.34%
115 - 119 ..........             53     $  491,857,554         35.69%      5.391%         118     1.43x        71.59%     58.90%
120 - 139 ..........             32     $  329,270,000         23.90%      5.725%         121     1.34x        74.03%     61.70%
140 - 180 ..........              2     $    9,400,000          0.68%      5.640%         180     1.28x        65.15%     10.31%
                                ---     --------------        ------
TOTAL/WEIGHTED
  AVERAGE ..........            127     $1,377,964,536        100.00%      5.300%         100     1.55x        70.33%     60.14%
                                ===     ==============        ======

-------------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

             RANGE OF REMAINING TERMS TO MATURITY DATE--LOAN GROUP 1

                                                                                                WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------
                                NUMBER     AGGREGATE             LOAN                   STATED                CUT-OFF
RANGE OF REMAINING                OF        CUT-OFF             GROUP 1    MORTGAGE    REMAINING              DATE LTV  LTV RATIO AT
TERMS (MOS.)                     LOANS    DATE BALANCE          BALANCE      RATE     TERM (MOS.)  DSCR(1)    RATIO(1)   MATURITY(1)
--------------------            ------   --------------        --------    --------   -----------  -------    --------  ------------
55 - 59 ............              16     $  162,203,857         15.51%      4.649%          58     2.35x        62.49%     59.15%
60 - 84 ............              14     $  296,688,001         28.38%      5.117%          76     1.60x        66.54%     59.41%
85 - 114 ...........               2     $    9,842,472          0.94%      5.532%         109     1.30x        72.11%     61.34%
115 - 119 ..........              35     $  343,646,816         32.87%      5.449%         118     1.43x        70.05%     57.12%
120 - 130 ..........              25     $  233,190,000         22.30%      5.928%         121     1.37x        72.13%     60.40%
                                  --     --------------        ------
TOTAL/WEIGHTED
  AVERAGE ..........              92     $1,045,571,146        100.00%      5.338%          97     1.61x        68.36%     58.86%
                                  ==     ==============        ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

             RANGE OF REMAINING TERMS TO MATURITY DATE--LOAN GROUP 2


                                                                                                  WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------
                                                                % OF
                                   NUMBER   AGGREGATE           LOAN                   STATED                CUT-OFF
RANGE OF REMAINING                  OF       CUT-OFF           GROUP 2     MORTGAGE   REMAINING              DATE LTV  LTV RATIO AT
TERMS (MOS.)                       LOANS   DATE BALANCE        BALANCE       RATE     TERM (MOS.)   DSCR       RATIO     MATURITY
--------------------------         ------  ------------        -------     --------   -----------   -----    --------  ------------
58 - 59 ..................           3     $ 47,720,652         14.36%      4.724%           59     1.32x      79.21%     74.06%
60 - 84 ..................           5     $ 30,982,000          9.32%      5.190%           74     1.40x      75.60%     68.85%
115 - 119 ................          18     $148,210,738         44.59%      5.257%          118     1.43x      75.17%     63.02%
120 - 139 ................           7     $ 96,080,000         28.91%      5.233%          120     1.29x      78.63%     64.85%
140 - 180 ................           2     $  9,400,000          2.83%      5.640%          180     1.28x      65.15%     10.31%
                                    --     ------------        ------
TOTAL/WEIGHTED
  AVERAGE ................          35     $332,393,389        100.00%      5.178%          108     1.37x      76.50%     64.18%
                                    ==     ============        ======


                                     A-3-8

                      YEARS OF MATURITY--ALL MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                 ------------------------------------------------------------
                                                      % OF
                         NUMBER     AGGREGATE        INITIAL                  STATED                   CUT-OFF
                           OF        CUT-OFF          POOL       MORTGAGE    REMAINING                 DATE LTV  LTV RATIO AT
YEARS OF MATURITY        LOANS    DATE BALANCE       BALANCE       RATE     TERM (MOS.)     DSCR(1)    RATIO(1)   MATURITY(1)
-----------------        ------  --------------      -------     --------   -----------     -------    --------  ------------
2009 ............           26   $  318,737,009       23.13%       4.708%        59          1.91x      67.39%      62.20%
2011 ............           12   $  218,857,501       15.88%       5.291%        83          1.60x      66.35%      59.69%
2013 ............            2   $    9,842,472        0.71%       5.532%       109          1.30x      72.11%      61.34%
2014 ............           84   $  800,127,554       58.07%       5.529%       119          1.40x      72.41%      59.83%
2015 ............            1   $   21,000,000        1.52%       5.370%       130          1.27x      78.65%      67.11%
2019 ............            2   $    9,400,000        0.68%       5.640%       180          1.28x      65.15%      10.31%
                           ---   --------------      ------
TOTAL/WEIGHTED
  AVERAGE .......          127   $1,377,964,536      100.00%       5.300%       100          1.55x      70.33%      60.14%
                           ===   ==============      ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

                         YEARS OF MATURITY--LOAN GROUP 1

                                                                                       WEIGHTED AVERAGES
                                                                 ------------------------------------------------------------
                                                      % OF
                         NUMBER     AGGREGATE         LOAN                    STATED                   CUT-OFF
                           OF        CUT-OFF         GROUP 1     MORTGAGE    REMAINING                 DATE LTV  LTV RATIO AT
YEARS OF MATURITY         LOANS   DATE BALANCE       BALANCE       RATE     TERM (MOS.)     DSCR(1)    RATIO(1)   MATURITY(1)
-----------------        ------  --------------      -------     --------   -----------     -------    --------  ------------
2009 ............           20   $  258,284,357       24.70%       4.685%        59          2.05x      64.69%      59.54%
2011 ............           10   $  200,607,501       19.19%       5.295%        83          1.62x      65.64%      59.04%
2013 ............            2   $    9,842,472        0.94%       5.532%       109          1.30x      72.11%      61.34%
2014 ............           59   $  555,836,816       53.16%       5.653%       119          1.41x      70.59%      58.12%
2015 ............            1   $   21,000,000        2.01%       5.370%       130          1.27x      78.65%      67.11%
                            --   --------------      ------
TOTAL/WEIGHTED
  AVERAGE .......           92   $1,045,571,146      100.00%       5.338%        97          1.61x      68.36%      58.86%
                            ==   ==============      ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

                         YEARS OF MATURITY--LOAN GROUP 2


                                                                                     WEIGHTED AVERAGES
                                                                 ----------------------------------------------------------
                                                      % OF
                         NUMBER     AGGREGATE         LOAN                   STATED                 CUT-OFF
                           OF        CUT-OFF         GROUP 2     MORTGAGE   REMAINING               DATE LTV  LTV RATIO AT
YEARS OF MATURITY         LOANS   DATE BALANCE       BALANCE       RATE     TERM (MOS.)   DSCR       RATIO      MATURITY
-----------------        ------  --------------      -------     --------   -----------  -------    --------  ------------
2009 ............            6     $ 60,452,652       18.19%       4.805%     59          1.34x      78.90%      73.59%
2011 ............            2     $ 18,250,000        5.49%       5.246%     83          1.38x      74.09%      66.77%
2014 ............           25     $244,290,738       73.49%       5.247%    119          1.37x      76.53%      63.74%
2019 ............            2     $  9,400,000        2.83%       5.640%    180          1.28x      65.15%      10.31%
                            --     ------------      ------
TOTAL/WEIGHTED
  AVERAGE .......           35     $332,393,389      100.00%       5.178%    108          1.37x      76.50%      64.18%
                            ==     ============      ======

                                     A-3-9

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                      % OF
                         NUMBER      AGGREGATE       INITIAL                 STATED                CUT-OFF
RANGE OF DEBT SERVICE      OF         CUT-OFF         POOL        MORTGAGE  REMAINING              DATE LTV  LTV RATIO AT
COVERAGE RATIO            LOANS    DATE BALANCE      BALANCE        RATE    TERM (MOS.)  DSCR(1)   RATIO(1)   MATURITY(1)
---------------------    ------   -------------      -------      --------  -----------  -------   --------  ------------
1.20x to 1.29x ......       41   $  485,812,722       35.26%       5.515%       105      1.25x      74.12%      61.74%
1.30x to 1.39x ......       36   $  388,904,139       28.22%       5.258%       102      1.34x      75.90%      66.02%
1.40x to 1.49x ......       26   $  215,232,338       15.62%       5.306%       106      1.45x      68.52%      56.09%
1.50x to 1.59x ......        4   $   49,538,907        3.60%       4.927%        70      1.51x      70.78%      62.39%
1.60x to 1.74x ......        7   $   44,074,397        3.20%       5.661%        89      1.66x      63.58%      55.66%
1.75x to 1.99x ......        6   $   49,756,854        3.61%       5.448%       119      1.86x      59.38%      51.38%
2.00x to 2.49x ......        2   $    7,983,113        0.58%       5.142%       118      2.14x      51.27%      43.44%
2.50x to 3.87x ......        5   $  136,662,067        9.92%       4.614%        70      3.14x      50.91%      48.92%
                           ---   --------------      ------
TOTAL/WEIGHTED
  AVERAGE ...........      127   $1,377,964,536      100.00%       5.300%       100      1.55x      70.33%      60.14%
                           ===   ==============      ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                     % OF
                         NUMBER      AGGREGATE        LOAN                    STATED               CUT-OFF
RANGE OF DEBT SERVICE      OF         CUT-OFF        GROUP 1      MORTGAGE   REMAINING             DATE LTV  LTV RATIO AT
COVERAGE RATIO            LOANS    DATE BALANCE      BALANCE        RATE     TERM (MOS.)  DSCR(1)  RATIO(1)   MATURITY(1)
---------------------    ------   -------------      -------      --------  -----------  -------   --------  ------------
1.21x to 1.29x ......       27    $  362,737,038      34.69%       5.569%       101      1.26x      73.17%      62.18%
1.30x to 1.39x ......       25    $  241,718,457      23.12%       5.404%       103      1.33x      74.07%      63.89%
1.40x to 1.49x ......       18    $  162,069,226      15.50%       5.332%       105      1.46x      66.15%      53.49%
1.50x to 1.59x ......        4    $   49,538,907       4.74%       4.927%        70      1.51x      70.78%      62.39%
1.60x to 1.74x ......        7    $   44,074,397       4.22%       5.661%        89      1.66x      63.58%      55.66%
1.75x to 1.99x ......        6    $   49,756,854       4.76%       5.448%       119      1.86x      59.38%      51.38%
2.00x to 2.49x ......        1    $    3,000,000       0.29%       5.130%       120      2.06x      63.83%      55.42%
2.50x to 3.87x ......        4    $  132,676,268      12.69%       4.605%        69      3.13x      51.69%      49.78%
                            --    --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...........       92    $1,045,571,146     100.00%       5.338%     97          1.61X      68.36%      58.86%
                            ==    ==============     ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                      % OF
                         NUMBER     AGGREGATE         LOAN                   STATED                CUT-OFF
RANGE OF DEBT SERVICE      OF        CUT-OFF         GROUP 2      MORTGAGE  REMAINING              DATE LTV  LTV RATIO AT
COVERAGE RATIO            LOANS    DATE BALANCE      BALANCE        RATE    TERM (MOS.)   DSCR       RATIO     MATURITY
---------------------    ------   -------------      -------      --------  -----------  -------   --------  ------------
1.20x to 1.29x ......       14     $123,075,684       37.03%       5.358%    116          1.23x      76.95%      60.43%
1.30x to 1.39x ......       11     $147,185,682       44.28%       5.018%    100          1.36x      78.92%      69.53%
1.40x to 1.49x ......        8     $ 53,163,112       15.99%       5.230%    107          1.44x      75.74%      64.00%
2.00x to 2.49x ......        1     $  4,983,113        1.50%       5.150%    117          2.19x      43.71%      36.23%
2.50x to 3.51x ......        1     $  3,985,799        1.20%       4.900%    117          3.51x      24.76%      20.36%
                            --     ------------      ------
TOTAL/WEIGHTED
  AVERAGE ...........       35     $332,393,389      100.00%       5.178%    108          1.37x      76.50%      64.18%
                            ==     ============      ======

                                     A-3-10

         RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                      % OF
                         NUMBER    AGGREGATE         INITIAL                 STATED                CUT-OFF
RANGE OF LTV RATIOS        OF       CUT-OFF           POOL        MORTGAGE  REMAINING              DATE LTV  LTV RATIO AT
AS OF THE CUT-OFF DATE    LOANS   DATE BALANCE       BALANCE        RATE    TERM (MOS.)  DSCR(1)   RATIO(1)   MATURITY(1)
----------------------   ------   -------------      -------      --------  -----------  -------   --------  ------------
24.76% to 49.99% .....       6   $   71,089,680        5.16%       5.263%     94          2.56x      44.09%      38.21%
50.00% to 59.99% .....       8   $  195,088,736       14.16%       4.940%     86          2.25x      57.34%      49.66%
60.00% to 69.99% .....      32   $  231,689,276       16.81%       5.540%    102          1.49x      65.10%      55.07%
70.00% to 74.99% .....      24   $  241,239,194       17.51%       5.239%     92          1.34x      72.52%      60.85%
75.00% to 80% ........      57   $  638,857,649       46.36%       5.349%    106          1.31x      78.28%      67.36%
                           ---   --------------      ------
TOTAL/WEIGHTED
  AVERAGE ............     127   $1,377,964,536      100.00%       5.300%    100          1.55x      70.33%      60.14%
                           ===   ==============      ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                     % OF
                         NUMBER     AGGREGATE         LOAN                    STATED                CUT-OFF
RANGE OF LTV RATIOS        OF        CUT-OFF         GROUP 1      MORTGAGE   REMAINING             DATE LTV  LTV RATIO AT
AS OF THE CUT-OFF DATE    LOANS    DATE BALANCE      BALANCE        RATE     TERM (MOS.) DSCR(1)   RATIO(1)   MATURITY(1)
----------------------   ------   -------------      -------      --------  -----------  -------   --------  ------------
28.45% to 49.99% .....       4   $   62,120,768        5.94%       5.295%     91          2.53x      45.36%      39.51%
50.00% to 59.99% .....       6   $  189,295,646       18.10%       4.938%     85          2.28x      57.36%      50.28%
60.00% to 69.99% .....      30   $  216,589,276       20.71%       5.548%    100          1.51x      64.88%      56.33%
70.00% to 74.99% .....      19   $  214,022,900       20.47%       5.211%     90          1.34x      72.41%      60.65%
75.00% to 80.00% .....      33   $  363,542,557       34.77%       5.504%    107          1.31x      77.72%      67.08%
                            --   --------------      ------
TOTAL/WEIGHTED
  AVERAGE ............      92   $1,045,571,146      100.00%       5.338%     97          1.61x      68.36%      58.86%
                            ==   ==============      ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                      % OF
                         NUMBER     AGGREGATE         LOAN                    STATED               CUT-OFF
RANGE OF LTV RATIOS        OF        CUT-OFF         GROUP 2      MORTGAGE   REMAINING             DATE LTV  LTV RATIO AT
AS OF THE CUT-OFF DATE    LOANS    DATE BALANCE      BALANCE        RATE     TERM (MOS.)  DSCR      RATIO      MATURITY
----------------------   ------   -------------      -------      --------  -----------  -------   --------  ------------
24.76% to 49.99% .....       2     $  8,968,912        2.70%       5.039%    117          2.78x      35.29%      29.18%
50.00% to 59.99% .....       2     $  5,793,090        1.74%       5.003%    138          1.37x      56.79%      29.44%
60.00% to 69.99% .....       2     $ 15,100,000        4.54%       5.417%    132          1.33x      68.34%      36.97%
70.00% to 74.99% .....       5     $ 27,216,294        8.19%       5.452%    110          1.40x      73.40%      62.43%
75.00% to 80.00% .....      24     $275,315,093       82.83%       5.146%    105          1.32x      79.02%      67.72%
                            --     ------------      ------
TOTAL/WEIGHTED
  AVERAGE ............      35     $332,393,389      100.00%       5.178%    108          1.37x      76.50%      64.18%
                            ==     ============      ======

                                     A-3-11

 RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES--ALL MORTGAGE LOANS


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                     % OF
RANGE OF LTV RATIOS      NUMBER    AGGREGATE         INITIAL                 STATED                 CUT-OFF
AS OF MORTGAGE LOAN        OF       CUT-OFF           POOL        MORTGAGE  REMAINING               DATE LTV  LTV RATIO AT
MATURITY DATE             LOANS   DATE BALANCE       BALANCE       RATE     TERM (MOS.)  DSCR(1)    RATIO(1)   MATURITY(1)
--------------------     ------  --------------      -------      --------  -----------  -------    --------  ------------
0.66% to 29.99% ....         4   $   14,381,567        1.04%       5.455%    158          2.08x      51.42%      13.91%
30.00% to 39.99% ...         3   $  166,108,113        1.17%       5.638%    119          1.98x      42.81%      33.71%
40.00% to 49.99% ...         9   $  165,149,427       11.99%       5.401%    107          1.86x      55.87%      43.15%
50.00% to 59.99% ...        32   $  373,517,263       27.11%       5.047%     87          1.80x      65.21%      56.55%
60.00% to 69.99% ...        65   $  672,373,446       48.79%       5.431%    108          1.35x      76.00%      65.46%
70.00% to 75.65% ...        14   $  136,434,721        9.90%       5.164%     78          1.34x      79.11%      72.30%
                           ---   --------------      ------
TOTAL/WEIGHTED
  AVERAGE ..........       127   $1,377,964,536      100.00%       5.300%    100          1.55x      70.33%      60.14%
                           ===   ==============      ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

      RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES--LOAN GROUP 1


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                      % OF
RANGE OF LTV RATIOS      NUMBER    AGGREGATE          LOAN                   STATED                 CUT-OFF
AS OF MORTGAGE LOAN        OF       CUT-OFF          GROUP 1      MORTGAGE  REMAINING               DATE LTV  LTV RATIO AT
MATURITY DATE             LOANS   DATE BALANCE       BALANCE       RATE     TERM (MOS.)  DSCR(1)    RATIO(1)   MATURITY(1)
--------------------     ------  --------------      -------      --------  -----------  -------    --------  ------------
22.07% to 29.99% ...        1    $      995,768        0.10%       5.930%    117          3.87x      28.45%      22.07%
30.00% to 39.99% ...         2   $   11,125,000        1.06%       5.856%    120          1.89x      42.40%      32.58%
40.00% to 49.99% ...         8   $  161,156,336       15.41%       5.416%    107          1.87x      55.84%      43.17%
50.00% to 59.99% ...        31   $  347,517,263       33.24%       5.060%     84          1.84x      64.14%      56.35%
60.00% to 69.99% ...        44   $  473,544,710       45.29%       5.477%    104          1.36x      75.26%      65.36%
70.00% to 74.66% ...         6   $   51,232,069        4.90%       5.574%     82          1.34x      79.07%      71.49%
                            --   --------------      ------
TOTAL/WEIGHTED
  AVERAGE ..........        92   $1,045,571,146      100.00%       5.338%     97          1.61x      68.36%      58.86%
                            ==   ==============      ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

      RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES--LOAN GROUP 2


                                                                                     WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                                      % OF
RANGE OF LTV RATIOS      NUMBER    AGGREGATE          LOAN                    STATED                CUT-OFF
AS OF MORTGAGE LOAN        OF       CUT-OFF          GROUP 2      MORTGAGE   REMAINING              DATE LTV  LTV RATIO AT
MATURITY DATE             LOANS   DATE BALANCE       BALANCE        RATE     TERM (MOS.)  DSCR       RATIO      MATURITY
--------------------     ------  --------------      -------      --------  -----------  -------    --------  ------------
0.66% to 29.99% ....         3     $ 13,385,799        4.03%       5.420%    161          1.94x      53.12%      13.31%
30.00% to 39.99% ...         1     $  4,983,113        1.50%       5.150%    117          2.19x      43.71%      36.23%
40.00% to 49.99% ...         1     $  3,993,090        1.20%       4.810%    119          1.41x      57.04%      42.42%
50.00% to 59.99% ...         1     $ 26,000,000        7.82%       4.880%    120          1.21x      79.57%      59.23%
60.00% to 69.99% ...        21     $198,828,735       59.82%       5.321%    116          1.34x      77.77%      65.71%
70.00% to 75.65% ...         8     $ 85,202,652       25.63%       4.917%     75          1.34x      79.13%      72.79%
                            --     ------------      ------
TOTAL/WEIGHTED
  AVERAGE ..........        35     $332,393,389      100.00%       5.178%    108          1.37x      76.50%      64.18%
                            ==     ============      ======

                                     A-3-12

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS


                                                                                                 WEIGHTED AVERAGES
                                                                              ------------------------------------------------------
                                                                  % OF
                                      NUMBER     AGGREGATE        INITIAL               STATED                CUT-OFF
RANGE OF CUT-OFF                       OF         CUT-OFF          POOL       MORTGAGE REMAINING              DATE LTV  LTV RATIO AT
DATE BALANCES                         LOANS     DATE BALANCE      BALANCE       RATE   TERM (MOS.) DSCR(1)    RATIO(1)   MATURITY(1)
---------------------------------     ------   --------------     -------     -------- ----------  -------    --------  ------------
340,788 to 1,999,999 ............       11     $   13,197,101       0.96%      5.523%      108     1.65x        62.31%     47.22%
2,000,000 to 2,999,999 ..........        7     $   18,940,431       1.37%      5.488%       90     1.38x        73.30%     63.84%
3,000,000 to 3,999,999 ..........       15     $   52,811,251       3.83%      5.608%      115     1.55x        68.81%     58.63%
4,000,000 to 5,999,999 ..........       24     $  120,370,860       8.74%      5.545%      107     1.45x        70.66%     59.71%
6,000,000 to 6,999,999 ..........        7     $   45,526,895       3.30%      5.640%      109     1.38x        74.46%     62.55%
7,000,000 to 9,999,999 ..........       18     $  150,709,554      10.94%      5.511%      108     1.39x        72.94%     60.85%
10,000,000 to 14,999,999 ........       17     $  192,800,464      13.99%      5.566%      100     1.39x        69.84%     59.73%
15,000,000 to 29,999,999 ........       20     $  395,407,099      28.70%      5.340%      108     1.38x        76.11%     65.46%
30,000,000 to 49,999,999 ........        4     $  144,200,880      10.46%      5.004%       87     1.36x        72.72%     64.41%
50,000,000 to 66,000,000 ........        4     $  244,000,000      17.71%      4.790%       80     2.25x        57.90%     49.39%
                                       ---     --------------     ------
TOTAL/WEIGHTED
  AVERAGE .......................      127     $1,377,964,536     100.00%      5.300%      100     1.55x        70.33%     60.14%
                                       ===     ==============     ======

---------------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1


                                                                                                 WEIGHTED AVERAGES
                                                                              ------------------------------------------------------
                                                                   % OF
                                      NUMBER    AGGREGATE          LOAN                 STATED                CUT-OFF
RANGE OF CUT-OFF                       OF        CUT-OFF          GROUP 1     MORTGAGE REMAINING              DATE LTV  LTV RATIO AT
DATE BALANCES                         LOANS    DATE BALANCE       BALANCE       RATE   TERM (MOS.) DSCR(1)    RATIO(1)   MATURITY(1)
---------------------------------     ------   --------------     -------     -------- ----------  -------    --------  ------------
$340,788 - $1,999,999 ...........       10     $   11,397,101       1.09%       5.538%      96     1.71x        63.26%     54.57%
$2,000,000 - $2,999,999 .........        3     $    8,799,016       0.84%       5.422%      76     1.40x        67.92%     61.10%
$3,000,000 - $3,999,999 .........        9     $   30,306,421       2.90%       5.790%     113     1.44x        71.96%     61.95%
$4,000,000 - $5,999,999 .........       17     $   85,293,403       8.16%       5.606%     108     1.43x        70.01%     58.60%
$6,000,000 - $6,999,999 .........        6     $   39,046,895       3.73%       5.729%     108     1.39x        73.55%     61.90%
$7,000,000 - $9,999,999 .........       14     $  117,092,334      11.20%       5.542%     103     1.40x        73.20%     63.66%
$10,000,000 - $14,999,999 .......       13     $  146,527,257      14.01%       5.612%     101     1.42x        67.33%     57.10%
$15,000,000 - $29,999,999 .......       13     $  260,107,838      24.88%       5.535%     111     1.41x        74.51%     64.52%
$30,000,000 - $49,999,999 .......        3     $  103,000,880       9.85%       4.985%      74     1.36x        69.81%     62.45%
$50,000,000 - $66,000,000 .......        4     $  244,000,000      23.34%       4.790%      80     2.25x        57.90%     49.39%
                                        --     --------------     ------
TOTAL/WEIGHTED
  AVERAGE                               92     $1,045,571,146     100.00%       5.338%      97     1.61x        68.36%     58.86%
                                        ==     ==============     ======

---------------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

                                     A-3-13

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2


                                                                                                 WEIGHTED AVERAGES
                                                                              ------------------------------------------------------
                                                                   % OF
                                      NUMBER    AGGREGATE          LOAN                  STATED               CUT-OFF
RANGE OF CUT-OFF                       OF        CUT-OFF          GROUP 2     MORTGAGE  REMAINING             DATE LTV  LTV RATIO AT
DATE BALANCES                         LOANS    DATE BALANCE       BALANCE       RATE   TERM (MOS.)  DSCR      RATIO       MATURITY
---------------------------------     ------   --------------     -------     -------- ----------  -------    --------  ------------
$1,800,000 - $1,999,999 .........        1     $  1,800,000          0.54%      5.430%     180     1.29x        56.25%      0.66%
$2,000,000 - $2,999,999 .........        4     $ 10,141,415          3.05%      5.545%     102     1.36x        77.97%     66.22%
$3,000,000 - $3,999,999 .........        6     $ 22,504,829          6.77%      5.363%     118     1.69x        64.57%     54.15%
$4,000,000 - $5,999,999 .........        7     $ 35,077,456         10.55%      5.395%     102     1.50x        72.23%     62.40%
$6,000,000 - $6,999,999 .........        1     $  6,480,000          1.95%      5.102%     118     1.34x        80.00%     66.42%
$7,000,000 - $9,999,999 .........        4     $ 33,617,221         10.11%      5.405%     124     1.36x        72.00%     51.07%
$10,000,000 - $14,999,999 .......        4     $ 46,273,207         13.92%      5.418%      97     1.28x        77.79%     68.06%
$15,000,000 - $29,999,999 .......        7     $135,299,261         40.70%      4.964%     102     1.31x        79.20%     67.27%
$30,000,000 - $41,200,000 .......        1     $ 41,200,000         12.39%      5.051%     120     1.36x        80.00%     69.32%
                                        --     ------------        ------
TOTAL/WEIGHTED
  AVERAGE .......................       35     $332,393,389        100.00%      5.178%     108     1.37x        76.50%     64.18%
                                        ==     ============        ======

           RANGE OF CURRENT OCCUPANCY RATES(1)(2)--ALL MORTGAGE LOANS


                                                                                                 WEIGHTED AVERAGES
                                                                              ------------------------------------------------------
                                                                     % OF
                                     NUMBER      AGGREGATE          INITIAL              STATED               CUT-OFF
RANGE OF CURRENT                       OF         CUT-OFF            POOL     MORTGAGE REMAINING              DATE LTV  LTV RATIO AT
OCCUPANCY RATES                    PROPERTIES  DATE BALANCE         BALANCE     RATE   TERM (MOS.) DSCR(3)    RATIO(3)   MATURITY(3)
---------------------------------  ----------  --------------       -------   -------- ----------  -------    --------  ------------
60.20% - 69.99% .................         8    $   66,216,650         4.81%    5.245%       86     2.39x        50.13%     43.97%
70.00% - 74.99% .................         8    $   33,325,641         2.42%    5.604%       87     1.43x        63.63%     56.96%
75.00% - 79.99% .................         4    $   33,076,633         2.40%    6.014%      101     1.40x        72.91%     62.45%
80.00% - 84.99% .................        20    $  106,945,650         7.76%    5.198%       90     1.79x        68.99%     61.17%
85.00% - 89.99% .................        26    $  154,731,163        11.23%    5.208%       98     1.49x        71.12%     59.75%
90.00% - 94.99% .................        38    $  298,488,144        21.66%    5.151%       97     1.66x        71.50%     63.25%
95.00% - 99.99% .................        38    $  426,758,983        30.97%    5.248%      102     1.37x        74.30%     62.71%
100.00% .........................        34    $  258,421,671        18.75%    5.535%      109     1.47x        68.19%     56.38%
                                         --    --------------       ------
TOTAL/WEIGHTED
  AVERAGE .......................       176    $1,377,964,536       100.00%    5.300%      100     1.55x        70.33%     60.14%
                                        ===    ==============       ======

---------------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 4.78% of the Initial Pool Balance.

                                     A-3-14

              RANGE OF CURRENT OCCUPANCY RATES(1)(2)--LOAN GROUP 1

                                                                                      WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                         NUMBER                       % OF
                           OF        AGGREGATE        LOAN                  STATED                  CUT-OFF
RANGE OF CURRENT        MORTGAGED     CUT-OFF        GROUP 1      MORTGAGE REMAINING                DATE LTV  LTV RATIO AT
OCCUPANCY RATES        PROPERTIES  DATE BALANCE      BALANCE        RATE   TERM (MOS.)   DSCR(3)    RATIO(3)   MATURITY(3)
---------------------  ---------- --------------     -------      -------- -----------   -------    --------  ------------
60.20% - 69.99% .....        8    $   66,216,650       6.33%       5.245%     86          2.39x      50.13%      43.97%
70.00% - 74.99% .....        8    $   33,325,641       3.19%       5.604%     87          1.43x      63.63%      56.96%
75.00% - 79.99% .....        4    $   33,076,633       3.16%       6.014%    101          1.40x      72.91%      62.45%
80.00% - 84.99% .....       18    $  101,745,650       9.73%       5.165%     89          1.82x      68.44%      60.86%
85.00% - 89.99% .....       24    $  120,180,236      11.49%       5.246%     92          1.56x      68.92%      59.55%
90.00% - 94.99% .....       27    $  217,023,657      20.76%       5.169%     94          1.72x      70.47%      62.61%
95.00% - 99.99% .....       18    $  258,928,761      24.76%       5.311%    100          1.38x      72.50%      61.47%
100.00% .............       26    $  215,073,917      20.57%       5.558%    108          1.51x      66.56%      54.98%
                            --    --------------     ------
TOTAL/WEIGHTED
  AVERAGE ...........      133    $1,045,571,146     100.00%       5.332%     97          1.61x      68.36%      58.86%
                           ===    ==============     ======

---------------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

              RANGE OF CURRENT OCCUPANCY RATES(1)(2)--LOAN GROUP 2


                                                                                      WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                         NUMBER                       % OF
                           OF       AGGREGATE         LOAN                  STATED                  CUT-OFF
RANGE OF CURRENT        MORTGAGED    CUT-OFF         GROUP 2      MORTGAGE REMAINING                DATE LTV  LTV RATIO AT
OCCUPANCY RATES        PROPERTIES  DATE BALANCE      BALANCE        RATE   TERM (MOS.)   DSCR(3)    RATIO(3)    MATURITY
---------------------  ---------- --------------     -------      -------- -----------   -------    --------  ------------
83.17% - 84.99% .....        2    $   5,200,000        1.56%       5.845%    119          1.22x      79.88%      67.14%
85.00% - 89.99% .....        2    $  34,550,926       10.39%       5.076%    120          1.23x      78.77%      60.45%
90.00% - 94.99% .....       11    $  81,464,487       24.51%       5.105%    105          1.49x      74.25%      64.95%
95.00% - 99.99% .....       20    $ 167,830,222       50.49%       5.151%    105          1.35x      77.08%      64.72%
100.00% .............        8    $  43,347,754       13.04%       5.421%    115          1.30x      76.31%      63.29%
                            --    -------------      ------
TOTAL/WEIGHTED
  AVERAGE ...........       43    $ 332,393,389      100.00%       5.178%    108          1.37x      76.50%      64.18%
                            ==    =============      ======

---------------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-3-15

            RANGE OF YEARS BUILT/RENOVATED(1)(2)--ALL MORTGAGE LOANS


                                                                                      WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                         NUMBER                        % OF
                           OF       AGGREGATE         INITIAL               STATED                  CUT-OFF
RANGE OF YEARS          MORTGAGED    CUT-OFF           POOL       MORTGAGE REMAINING                DATE LTV  LTV RATIO AT
BUILT/RENOVATED        PROPERTIES  DATE BALANCE       BALANCE       RATE   TERM (MOS.)   DSCR(3)    RATIO(3)   MATURITY(3)
---------------------  ---------- --------------      -------     -------- -----------   -------    --------  ------------
1902 to 1969 ........       10    $   61,734,028         4.48%     5.143%     100         1.30x      73.84%      63.47%
1970 to 1979 ........       20    $  106,006,249         7.69%     5.388%     112         1.48x      71.59%      60.59%
1980 to 1989 ........       33    $  241,542,010        17.53%     5.142%      87         1.38x      72.86%      62.57%
1990 to 1999 ........       42    $  331,296,794        24.04%     5.157%      97         1.54x      70.82%      60.71%
2000 to 2004 ........       71    $  637,385,454        46.26%     5.434%     104         1.65x      68.56%      58.53%
                           ---    --------------       ------
TOTAL/WEIGHTED
  AVERAGE ...........      176    $1,377,964,536       100.00%     5.300%     100         1.55x      70.33%      60.14%
                           ===    ==============       ======

---------------

(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46), representing approximately 4.78% of the Initial Pool Balance.

               RANGE OF YEARS BUILT/RENOVATED(1)(2)--LOAN GROUP 1


                                                                                      WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                         NUMBER                        % OF
                           OF       AGGREGATE          LOAN                  STATED                 CUT-OFF
RANGE OF YEARS          MORTGAGED    CUT-OFF          GROUP 1     MORTGAGE REMAINING                DATE LTV  LTV RATIO AT
BUILT/RENOVATED        PROPERTIES  DATE BALANCE       BALANCE       RATE   TERM (MOS.)   DSCR(3)    RATIO(3)   MATURITY(3)
---------------------  ---------- --------------      -------     -------- -----------   -------    --------  ------------
1950 to 1969 ........        2    $   24,100,000        2.30%      5.529%     120         1.31x      69.82%      56.58%
1970 to 1979 ........       11    $   41,373,621        3.96%      5.402%     107         1.41x      71.72%      60.51%
1980 to 1989 ........       25    $  184,861,404       17.68%      5.107%      84         1.39x      71.03%      60.44%
1990 to 1999 ........       35    $  253,249,711       24.22%      5.199%      93         1.62x      68.70%      60.70%
2000 to 2004 ........       60    $  541,986,410       51.84%      5.468%     102         1.70x      66.97%      57.43%
                           ---    --------------      ------
TOTAL/WEIGHTED
  AVERAGE ...........      133    $1,045,571,146      100.00%      5.338%      97         1.61x      68.36%      58.86%
                           ===    ==============      ======

---------------

(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

                                     A-3-16

               RANGE OF YEARS BUILT/RENOVATED(1)(2)--LOAN GROUP 2


                                                                                      WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                         NUMBER                        % OF
                           OF       AGGREGATE          LOAN                 STATED                  CUT-OFF
RANGE OF YEARS          MORTGAGED    CUT-OFF          GROUP 2     MORTGAGE REMAINING                DATE LTV  LTV RATIO AT
BUILT/RENOVATED        PROPERTIES  DATE BALANCE       BALANCE      RATE    TERM (MOS.)   DSCR(3)    RATIO(3)   MATURITY(3)
---------------------  ---------- --------------      -------     -------- -----------   -------    --------  ------------
1902 to 1969 ........        8    $  37,634,028         11.32%     4.895%      87         1.30x      76.41%      67.87%
1970 to 1979 ........        9    $  64,632,629         19.44%     5.379%     115         1.52x      71.50%      60.64%
1980 to 1989 ........        8    $  56,680,606         17.05%     5.256%      96         1.34x      78.83%      69.52%
1990 to 1999 ........        7    $  78,047,083         23.48%     5.018%     110         1.29x      77.69%      60.73%
2000 to 2004 ........       11    $  95,399,044         28.70%     5.237%     117         1.36x      77.58%      64.79%
                            --    -------------        ------
TOTAL/WEIGHTED
  AVERAGE ...........       43    $ 332,393,389        100.00%     5.178%     108         1.37x      76.50%      64.18%
                            ==    =============        ======

---------------

(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

        PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS


                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                                         % OF
                         NUMBER      AGGREGATE          INITIAL                 STATED                  CUT-OFF
                           OF         CUT-OFF             POOL       MORTGAGE  REMAINING                DATE LTV  LTV RATIO AT
PREPAYMENT PROVISION      LOANS     DATE BALANCE         BALANCE       RATE    TERM (MOS.)   DSCR(1)    RATIO(1)   MATURITY(1)
---------------------  ----------   --------------       -------     --------  -----------   -------    --------  ------------
Lockout followed by
  Defeasance ........       110     $1,249,808,009         90.70%      5.338%      101        1.55x     70.29%     59.78%

Lockout followed by
  Yield Maintenance..        17     $  128,156,527          9.30%      4.925%       83        1.52x     70.67%     63.67%
                            ---     --------------        ------
TOTAL/WEIGHTED
  AVERAGE ...........       127     $1,377,964,536        100.00%      5.300%      100        1.55x     70.33%     60.14%
                            ===     ==============        ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A), representing approximately 4.78% of the Initial Pool Balance.

           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                                                         WEIGHTED AVERAGES
                                                                ----------------------------------------------------------
                                                     % OF
                         NUMBER      AGGREGATE       LOAN                  STATED                 CUT-OFF
                           OF         CUT-OFF       GROUP 1     MORTGAGE  REMAINING               DATE LTV   LTV RATIO AT
PREPAYMENT PROVISION      LOANS    DATE BALANCE     BALANCE       RATE    TERM (MOS.)   DSCR(1)   RATIO(1)    MATURITY(1)
---------------------  ----------  --------------   -------     --------  -----------   -------   --------   ------------
Lockout followed by
  Defeasance .........      77     $  942,631,244     90.15%       5.384%     99         1.61x     68.35%     58.55%
Lockout followed by
  Yield Maintenance ..      15     $  102,939,903      9.85%       4.918%     80         1.56x     68.44%     61.65%
                            --     --------------    ------
TOTAL/WEIGHTED
  AVERAGE ............      92     $1,045,571,146    100.00%       5.338%     97         1.61x     68.36%     58.86%
                            ==     ==============    ======

---------------

(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 8, 14 and 46 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of Loan Group 1.

                                     A-3-17

           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                                                         WEIGHTED AVERAGES
                                                                ----------------------------------------------------------
                                                     % OF
                         NUMBER      AGGREGATE       LOAN                  STATED                 CUT-OFF
                           OF         CUT-OFF       GROUP 2     MORTGAGE  REMAINING               DATE LTV   LTV RATIO AT
PREPAYMENT PROVISION      LOANS    DATE BALANCE     BALANCE       RATE    TERM (MOS.)    DSCR       RATIO      MATURITY
---------------------  ----------  --------------   -------     --------  -----------   -------   --------   ------------
Lockout followed by
  Defeasance                33     $ 307,176,766     92.41%       5.197%     109         1.37x     76.23%     63.55%
Lockout followed by
  Yield Maintenance          2     $  25,216,624      7.59%       4.952%      94         1.34x     79.80%     71.92%
                            --     -------------    ------
TOTAL/WEIGHTED
  AVERAGE                   35     $ 332,393,389    100.00%       5.178%     108         1.37x     76.50%     64.18%
                            ==     =============    ======

                                     A-3-18

                                                       ANNEX A-4

              731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS MORTGAGE
             LOAN INTEREST RATE AND PRINCIPAL AMORTIZATION SCHEDULE


DISTRIBUTION DATE             INTEREST RATE              PRINCIPAL AMORTIZATION            ENDING BALANCE
-----------------            ---------------             ----------------------           ----------------
        8/1/04                  5.36252388%                             --                 65,000,000.00
        9/1/04                  5.36252388%                             --                 65,000,000.00
       10/1/04                  5.36252388%                             --                 65,000,000.00
       11/1/04                  5.36252388%                             --                 65,000,000.00
       12/1/04                  5.36252388%                             --                 65,000,000.00
        1/1/05                  5.36252388%                             --                 65,000,000.00
        2/1/05                  5.36252388%                             --                 65,000,000.00
        3/1/05                  5.36252388%                             --                 65,000,000.00
        4/1/05                  5.36252388%                             --                 65,000,000.00
        5/1/05                  5.36252388%                             --                 65,000,000.00
        6/1/05                  5.36252388%                             --                 65,000,000.00
        7/1/05                  5.36252388%                             --                 65,000,000.00
        8/1/05                  5.36252388%                             --                 65,000,000.00
        9/1/05                  5.36252388%                             --                 65,000,000.00
       10/1/05                  5.36252388%                             --                 65,000,000.00
       11/1/05                  5.36252388%                             --                 65,000,000.00
       12/1/05                  5.36252388%                             --                 65,000,000.00
        1/1/06                  5.36252388%                             --                 65,000,000.00
        2/1/06                  5.36252388%                             --                 65,000,000.00
        3/1/06                  5.36252388%                             --                 65,000,000.00
        4/1/06                  5.36252388%                     147,433.51                 64,852,566.49
        5/1/06                  5.36259782%                     160,347.74                 64,692,218.74
        6/1/06                  5.36267862%                     148,846.15                 64,543,372.60
        7/1/06                  5.36275398%                     161,721.08                 64,381,651.52
        8/1/06                  5.36283625%                     150,271.56                 64,231,379.96
        9/1/06                  5.36291308%                     150,961.27                 64,080,418.69
       10/1/06                  5.36299061%                     163,777.37                 63,916,641.32
       11/1/06                  5.36307515%                     152,405.83                 63,764,235.49
       12/1/06                  5.36315420%                     165,181.75                 63,599,053.75
        1/1/07                  5.36324031%                     153,863.47                 63,445,190.28
        2/1/07                  5.36332092%                     154,569.66                 63,290,620.62
        3/1/07                  5.36340230%                     191,297.97                 63,099,322.64
        4/1/07                  5.36350356%                     156,157.10                 62,943,165.55
        5/1/07                  5.36358668%                     168,828.67                 62,774,336.88
        6/1/07                  5.36367701%                     157,648.69                 62,616,688.19
        7/1/07                  5.36376180%                     170,278.77                 62,446,409.42
        8/1/07                  5.36385386%                     159,153.79                 62,287,255.64
        9/1/07                  5.36394037%                     159,884.26                 62,127,371.38
       10/1/07                  5.36402771%                     172,452.15                 61,954,919.23
       11/1/07                  5.36412243%                     161,409.59                 61,793,509.64
       12/1/07                  5.36421156%                     173,935.05                 61,619,574.58
        1/1/08                  5.36430813%                     162,948.73                 61,456,625.86
        2/1/08                  5.36439909%                     163,696.62                 61,292,929.24
        3/1/08                  5.36449096%                     187,868.99                 61,105,060.25

                                     A-4-1

DISTRIBUTION DATE             INTEREST RATE              PRINCIPAL AMORTIZATION            ENDING BALANCE
-----------------            ---------------             ----------------------           ----------------
        4/1/08                  5.36459701%                     165,310.21                 60,939,750.04
        5/1/08                  5.36469086%                     177,727.17                 60,762,022.87
        6/1/08                  5.36479233%                     166,884.65                 60,595,138.22
        7/1/08                  5.36488815%                     179,257.82                 60,415,880.40
        8/1/08                  5.36499166%                     168,473.35                 60,247,407.05
        9/1/08                  5.36508951%                     169,246.60                 60,078,160.45
       10/1/08                  5.36518837%                     181,554.06                 59,896,606.39
       11/1/08                  5.36529503%                     170,856.67                 59,725,749.72
       12/1/08                  5.36539599%                     183,119.35                 59,542,630.36
        1/1/09                  5.36550485%                     172,481.33                 59,370,149.04
        2/1/09                  5.36560800%                     173,272.97                 59,196,876.07
        3/1/09                  5.36571223%                     208,268.82                 58,988,607.25
        4/1/09                  5.36583831%                     175,024.14                 58,813,583.11
        5/1/09                  5.36594497%                     187,170.89                 58,626,412.22
        6/1/09                  5.36605972%                     176,686.51                 58,449,725.71
        7/1/09                  5.36616873%                     188,787.03                 58,260,938.68
        8/1/09                  5.36628593%                     178,363.93                 58,082,574.75
        9/1/09                  5.36639736%                     179,182.58                 57,903,392.17
       10/1/09                  5.36650999%                     191,213.66                 57,712,178.51
       11/1/09                  5.36663096%                     180,882.59                 57,531,295.92
       12/1/09                  5.36674613%                     192,866.39                 57,338,429.54
        1/1/10                  5.36686973%                     182,598.00                 57,155,831.54
        2/1/10                  5.36698752%                     183,436.07                 56,972,395.47
        3/1/10                  5.36710661%                     217,490.53                 56,754,904.94
        4/1/10                  5.36724880%                     185,276.21                 56,569,628.73
        5/1/10                  5.36737080%                     197,137.79                 56,372,490.94
        6/1/10                  5.36750149%                     187,031.38                 56,185,459.56
        7/1/10                  5.36762632%                     198,844.14                 55,986,615.41
        8/1/10                  5.36775996%                     188,802.45                 55,797,812.97
        9/1/10                  5.36788773%                     189,669.00                 55,608,143.97
       10/1/10                  5.36801695%                     201,408.39                 55,406,735.58
       11/1/10                  5.36815515%                     191,463.93                 55,215,271.65
       12/1/10                  5.36828746%                     203,153.39                 55,012,118.26
        1/1/11                  5.36842885%                     193,275.12                 54,818,843.14
        2/1/11                  5.36856434%                     194,162.20                 54,624,680.94
        3/1/11                  5.36870141%                     227,223.11                 54,397,457.83
        4/1/11                  5.36886307%                     196,096.24                 54,201,361.60
        5/1/11                  5.36900367%                     207,656.84                 53,993,704.75
        6/1/11                  5.36915368%                     197,949.35                 53,795,755.40
        7/1/11                  5.36929775%                     209,458.41                 53,586,296.99
        8/1/11                  5.36945136%                     199,819.24                 53,386,477.75
        9/1/11                  5.36959902%                     200,736.36                 53,185,741.39
       10/1/11                  5.36974848%                     212,167.89                 52,973,573.50
       11/1/11                  5.36990768%                     202,631.47                 52,770,942.03
       12/1/11                  5.37006092%                     214,010.29                 52,556,931.74
        1/1/12                  5.37022404%                     204,543.74                 52,352,387.99
        2/1/12                  5.37038120%                     205,482.54                 52,146,905.45
        3/1/12                  5.37054032%                     227,138.46                 51,919,766.99
        4/1/12                  5.37071768%                     207,468.15                 51,712,298.84

                                     A-4-2

DISTRIBUTION DATE             INTEREST RATE              PRINCIPAL AMORTIZATION            ENDING BALANCE
-----------------            ---------------             ----------------------           ----------------
        5/1/12                  5.37088103%                     218,712.43                 51,493,586.41
        6/1/12                  5.37105467%                     209,424.20                 51,284,162.21
        7/1/12                  5.37122232%                     220,614.07                 51,063,548.14
        8/1/12                  5.37140042%                     211,397.96                 50,852,150.18
        9/1/12                  5.37157253%                     212,368.22                 50,639,781.97
       10/1/12                  5.37174687%                     223,476.19                 50,416,305.77
       11/1/12                  5.37193192%                     214,368.62                 50,201,937.15
       12/1/12                  5.37211097%                     225,420.95                 49,976,516.20
        1/1/13                  5.37230091%                     216,387.13                 49,760,129.06
        2/1/13                  5.37248486%                     217,380.29                 49,542,748.77
        3/1/13                  5.37267128%                     248,290.54                 49,294,458.23
        4/1/13                  5.37288621%                     219,517.59                 49,074,940.65
        5/1/13                  5.37307804%                     230,426.70                 48,844,513.95
        6/1/13                  5.37328126%                     221,582.71                 48,622,931.24
        7/1/13                  5.37347850%                     232,434.37                 48,390,496.87
        8/1/13                  5.37368734%                     223,666.52                 48,166,830.35
        9/1/13                  5.37389021%                     224,693.09                 47,942,137.26
       10/1/13                  5.37409591%                     235,458.23                 47,706,679.03
       11/1/13                  5.37431355%                     226,805.05                 47,479,873.97
       12/1/13                  5.37452523%                     237,511.45                 47,242,362.52
        1/1/14                  5.37474908%                     228,936.14                 47,013,426.38
        2/1/14                  5.37496699%                     229,986.89                 46,783,439.49
        3/1/14                  5.37518805%                     259,729.41                 46,523,710.08
        4/1/14                  5.33000000%                     232,234.55                 46,291,475.53
 and thereafter

                                     A-4-3

                                    ANNEX A-5

          AMORTIZATION SCHEDULE FOR A-1 NOTE: STRATEGIC HOTEL PORTFOLIO

           PERIOD                  DATE                           PRINCIPAL
--------------------------------------------------------------------------------
              1                   8/1/04                          47,957.98
              2                   9/1/04                          48,182.06
              3                   10/1/04                         55,928.81
              4                   11/1/04                         48,668.51
              5                   12/1/04                         56,401.76
              6                   1/1/05                          49,159.44
              7                   2/1/05                          49,389.13
              8                   3/1/05                          72,067.40
              9                   4/1/05                          49,956.62
             10                   5/1/05                          57,654.15
             11                   6/1/05                          50,459.42
             12                   7/1/05                          58,143.00
             13                   8/1/05                          50,966.85
             14                   9/1/05                          51,204.99
             15                   10/1/05                         58,867.89
             16                   11/1/05                         51,719.29
             17                   12/1/05                         59,367.93
             18                   1/1/06                          52,238.34
             19                   2/1/06                          52,482.41
             20                   3/1/06                          74,874.39
             21                   4/1/06                          53,077.47
             22                   5/1/06                          60,688.44
             23                   6/1/06                          53,609.03
             24                   7/1/06                          61,205.25
             25                   8/1/06                          54,145.49
             26                   9/1/06                          54,398.48
             27                   10/1/06                         61,972.80
             28                   11/1/06                         54,942.21
             29                   12/1/06                         62,501.45
             30                   1/1/07                          55,490.95
             31                   2/1/07                          55,750.23
             32                   3/1/07                          77,839.75
             33                   4/1/07                          56,374.41
             34                   5/1/07                          63,893.93
             35                   6/1/07                          56,936.35
             36                   7/1/07                          64,440.29
             37                   8/1/07                          57,503.47
             38                   9/1/07                          57,772.15
             39                   10/1/07                         65,252.90
             40                   11/1/07                         58,346.97
             41                   12/1/07                         65,811.78
             42                   1/1/08                          58,927.09
             43                   2/1/08                          59,202.42
             44                   3/1/08                          73,807.96

                                     A-5-1

           PERIOD                  DATE                           PRINCIPAL
--------------------------------------------------------------------------------
             45                   4/1/08                          59,823.90
             46                   5/1/08                          67,247.74
             47                   6/1/08                          60,417.62
             48                   7/1/08                          67,825.00
             49                   8/1/08                          61,016.82
             50                   9/1/08                          61,301.92
             51                   10/1/08                         68,684.77
             52                   11/1/08                         61,909.27
             53                   12/1/08                         69,275.27
             54                   1/1/09                          62,522.21
             55                   2/1/09                          62,814.34
             56                   3/1/09                          84,250.05
             57                   4/1/09                          63,501.48
             58                   5/1/09                          70,823.32
             59                   6/1/09                          64,129.10
             60                   7/1/09                          71,433.53
             61                   8/1/09                          64,762.50
             62                   9/1/09                          65,065.10
             63                   10/1/09                         72,343.57
             64                   11/1/09                         65,707.12
             65                   12/1/09                         72,967.79
             66                   1/1/10                          66,355.07
             67                   2/1/10                          66,665.10
             68                   3/1/10                          87,744.41
             69                   4/1/10                          67,386.56
             70                   5/1/10                          74,600.65
             71                   6/1/10                          68,049.98
             72                   7/1/10                          75,245.66
             73                   8/1/10                          68,719.52
             74                   9/1/10                          69,040.60
             75                   10/1/10                         76,208.81
             76                   11/1/10                         69,719.26
             77                   12/1/10                         76,868.64
             78                   1/1/11                          70,404.18
             79                   2/1/11                          70,733.13
             80                   3/1/11                          91,435.93
             81                   4/1/11                          71,490.85
             82                   5/1/11                          78,591.09
             83                   6/1/11                          72,192.09
             84                   7/1/11                      44,741,144.43

                                     A-5-2

                                    ANNEX A-6

                         RATES TO BE USED IN DETERMINING
                   CLASS X-1 AND CLASS X-2 PASS-THROUGH RATES


                   DISTRIBUTION DATE                        REFERENCE RATE
                   -----------------                        ---------------
                   August 10, 2004                              5.3858%
                   September 10, 2004                           5.3858%
                   October 10, 2004                             5.2176%
                   November 10, 2004                            5.3859%
                   December 10, 2004                            5.2177%
                   January 10, 2005                             5.2193%
                   February 10, 2005                            5.2193%
                   March 10, 2005                               5.2151%
                   April 10, 2005                               5.3860%
                   May 10, 2005                                 5.2178%
                   June 10, 2005                                5.3860%
                   July 10, 2005                                5.2178%
                   August 10, 2005                              5.3860%
                   September 10, 2005                           5.3861%
                   October 10, 2005                             5.2179%
                   November 10, 2005                            5.3861%
                   December 10, 2005                            5.2180%
                   January 10, 2006                             5.2196%
                   February 10, 2006                            5.2196%
                   March 10, 2006                               5.2154%
                   April 10, 2006                               5.3861%
                   May 10, 2006                                 5.2181%
                   June 10, 2006                                5.3862%
                   July 10, 2006                                5.2181%
                   August 10, 2006                              5.3862%
                   September 10, 2006                           5.3862%
                   October 10, 2006                             5.2182%
                   November 10, 2006                            5.3862%
                   December 10, 2006                            5.2182%
                   January 10, 2007                             5.2198%
                   February 10, 2007                            5.2198%
                   March 10, 2007                               5.2157%
                   April 10, 2007                               5.3862%
                   May 10, 2007                                 5.2182%
                   June 10, 2007                                5.3862%
                   July 10, 2007                                5.2182%
                   August 10, 2007                              5.3862%
                   September 10, 2007                           5.3862%
                   October 10, 2007                             5.2183%
                   November 10, 2007                            5.3862%
                   December 10, 2007                            5.2183%
                   January 10, 2008                             5.3862%
                   February 10, 2008                            5.2199%
                   March 10, 2008                               5.2170%

                                     A-6-1

                   DISTRIBUTION DATE                        REFERENCE RATE
                   -----------------                        ---------------
                   April 10, 2008                               5.3862%
                   May 10, 2008                                 5.2183%
                   June 10, 2008                                5.3862%
                   July 10, 2008                                5.2184%
                   August 10, 2008                              5.3861%
                   September 10, 2008                           5.3861%
                   October 10, 2008                             5.2184%
                   November 10, 2008                            5.3861%
                   December 10, 2008                            5.2184%
                   January 10, 2009                             5.2200%
                   February 10, 2009                            5.2200%
                   March 10, 2009                               5.2261%
                   April 10, 2009                               5.3904%
                   May 10, 2009                                 5.2415%
                   June 10, 2009                                5.4153%
                   July 10, 2009                                5.3361%
                   August 10, 2009                              5.5741%
                   September 10, 2009                           5.5785%
                   October 10, 2009                             5.3960%
                   November 10, 2009                            5.5786%
                   December 10, 2009                            5.3960%
                   January 10, 2010                             5.3978%
                   February 10, 2010                            5.3978%
                   March 10, 2010                               5.3936%
                   April 10, 2010                               5.5788%
                   May 10, 2010                                 5.3962%
                   June 10, 2010                                5.5789%
                   July 10, 2010                                5.3963%
                   August 10, 2010                              5.5790%
                   September 10, 2010                           5.5791%
                   October 10, 2010                             5.3964%
                   November 10, 2010                            5.5791%
                   December 10, 2010                            5.3965%
                   January 10, 2011                             5.3983%
                   February 10, 2011                            5.3983%
                   March 10, 2011                               5.3942%
                   April 10, 2011                               5.5794%
                   May 10, 2011                                 5.4251%
                   June 10, 2011                                5.6087%
                   July 10, 2011                                5.4404%

                                     A-6-2

                                     ANNEX B
                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                           --------------------------

                                  $943,946,000
                       (APPROXIMATE OFFERED CERTIFICATES)


                                 $1,377,964,536
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

                           --------------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GERMAN AMERICAN CAPITAL CORPORATION
                              BANK OF AMERICA, N.A.
                            AS MORTGAGE LOAN SELLERS

                           --------------------------

---------------------------------------------------------------------------------------------------------------
                         Initial Pass-                                        Principal
          Approx. Size      Through     Ratings      Subordination    WAL       Window       Assumed Final
 Class       (Face)          Rate     (S&P/Moody's)     Levels       (yrs.)     (mo.)      Distribution Date
---------------------------------------------------------------------------------------------------------------
 A-1      $89,332,000       3.7520%      AAA/Aaa        14.000%       3.02      1-56        March 10, 2009
---------------------------------------------------------------------------------------------------------------
 A-2      $240,728,000      4.4330%      AAA/Aaa        14.000%       4.91      56-73       August 10, 2010
---------------------------------------------------------------------------------------------------------------
 A-3      $221,265,000      4.8650%      AAA/Aaa        14.000%       7.01      73-106      May 10, 2013
---------------------------------------------------------------------------------------------------------------
 A-4      $301,331,000      5.1890%      AAA/Aaa        14.000%       9.74      106-120     July 10, 2014
---------------------------------------------------------------------------------------------------------------
 B        $32,727,000       5.2759%      AA/Aa2         11.625%       9.96      120-120     July 10, 2014
---------------------------------------------------------------------------------------------------------------
 C        $15,502,000       5.3259%      AA-/Aa3        10.500%       9.96      120-120     July 10, 2014
---------------------------------------------------------------------------------------------------------------
 D        $27,559,000       5.4159%      A/A2           8.500%        9.96      120-120     July 10, 2014
---------------------------------------------------------------------------------------------------------------
 E        $15,502,000       5.4159%      A-/A3          7.375%        9.96      120-120     July 10, 2014
---------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC
CO-LEAD AND JOINT BOOKRUNNING MANAGER      CO-LEAD AND JOINT BOOKRUNNING MANAGER

CITIGROUP                            JP MORGAN               MERRILL LYNCH & CO.
CO-MANAGER                           CO-MANAGER              CO-MANAGER

                                                                   July 16, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

TRANSACTION FEATURES

> SELLERS:

-----------------------------------------------------------------------------------------------------------
                                                  NO. OF               CUT-OFF DATE
               SELLERS                             LOANS                BALANCE ($)              % OF POOL
-----------------------------------------------------------------------------------------------------------
General Electric Capital Corporation                 69                  615,283,262               44.65
German American Capital Corporation                  21                  487,100,506               35.35
Bank of America, N.A.                                37                  275,580,768               20.00
-----------------------------------------------------------------------------------------------------------
TOTAL:                                              127                1,377,964,536              100.00
-----------------------------------------------------------------------------------------------------------

> LOAN POOL:

  o     Average Cut-off Date Balance: $10,850,114

  o     Largest Mortgage Loan or cross-collateralized Loan Group by Cut-off Date
        Balance: $66,000,000 (Shadow Rated A / BAA2 / BBB+ by S&P, Moody's and Fitch)

  o     Five largest and ten largest loans or cross-collateralized  loan groups:
        20.70% and 32.11% of pool, respectively

> CREDIT STATISTICS:

  o     Weighted average underwritten DSCR of 1.55x.

  o Weighted average cut-off date LTV ratio of 70.33%; weighted average LTV at maturity/APD ratio of 60.14%

> PROPERTY TYPES:

Multifamily(1)    29.57%
Office            27.04%
Retail            23.61%
Self Storage       7.29%
Hotel              4.85%
Industrial         4.47%
Mixed Use          3.16%

(1) Consists of Multifamily (18.66%) and Manufactured Housing (10.91%).

> CALL PROTECTION: (AS APPLICABLE)

  o 90.70% of the pool (current balance) has a lockout period ranging from 24 to 36 payments from origination, then defeasance followed by an open period.

  o 9.30% of the pool (current balance) has a lockout period ranging from 23 to 60 payments from origination, then yield maintenance followed by an open period.

> BOND INFORMATION: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                                     RATINGS                                       ASSUMED FINAL       INITIAL
 CLASS      INITIAL CERTIFICATE  SUBORDINATION        (S&P/          AVERAGE        PRINCIPAL      DISTRIBUTION     PASS-THROUGH
                BALANCE(1)          LEVELS          MOODY'S)     LIFE (YRS.)(2)  WINDOW (MO.)(2)      DATE(2)     RATE (APPROX.)(3)
------------------------------------------------------------------------------------------------------------------------------------
 A-1(4)         $89,332,000        14.000%          AAA / Aaa          3.02           1-56        March 10, 2009         3.7520%
------------------------------------------------------------------------------------------------------------------------------------
 A-2(4)        $240,728,000        14.000%          AAA / Aaa          4.91           56-73      August 10, 2010         4.4330%
------------------------------------------------------------------------------------------------------------------------------------
 A-3(4)        $221,265,000        14.000%          AAA / Aaa          7.01          73-106         May 10, 2013         4.8650%
------------------------------------------------------------------------------------------------------------------------------------
 A-4(4)        $301,331,000        14.000%          AAA / Aaa          9.74          106-120       July 10, 2014         5.1890%
------------------------------------------------------------------------------------------------------------------------------------
 B              $32,727,000        11.625%          AA / Aa2           9.96          120-120       July 10, 2014         5.2759%
------------------------------------------------------------------------------------------------------------------------------------
 C              $15,502,000        10.500%          AA- / Aa3          9.96          120-120       July 10, 2014         5.3259%
------------------------------------------------------------------------------------------------------------------------------------
 D              $27,559,000         8.500%           A / A2            9.96          120-120       July 10, 2014         5.4159%
------------------------------------------------------------------------------------------------------------------------------------
 E              $15,502,000         7.375%           A- / A3           9.96          120-120       July 10, 2014         5.4159%
------------------------------------------------------------------------------------------------------------------------------------



PRIVATE CERTIFICATES (5)
------------------------------------------------------------------------------------------------------------------------------------
                                                     RATINGS                                       ASSUMED FINAL       INITIAL
 CLASS      INITIAL CERTIFICATE  SUBORDINATION        (S&P/          AVERAGE        PRINCIPAL      DISTRIBUTION     PASS-THROUGH
                BALANCE(1)          LEVELS          MOODY'S)     LIFE (YRS.)(2)  WINDOW (MO.)(2)      DATE(2)     RATE (APPROX.)(3)
------------------------------------------------------------------------------------------------------------------------------------
 X-1(6)      $1,377,964,535              N/A        AAA / Aaa             N/A          N/A         July 10, 2014       0.0541%
------------------------------------------------------------------------------------------------------------------------------------
 X-2(6)      $1,329,839,000              N/A        AAA / Aaa             N/A          N/A         July 10, 2011       0.5097%
------------------------------------------------------------------------------------------------------------------------------------
 A-1A(4)      $ 332,393,000            14.000%      AAA / Aaa            8.17         1-120        July 10, 2014       4.9910%
------------------------------------------------------------------------------------------------------------------------------------
 F             $ 15,502,000             6.250%     BBB+ / Baa1           9.96        120-120       July 10, 2014       5.4159%
------------------------------------------------------------------------------------------------------------------------------------
 G             $ 12,057,000             5.375%     BBB / Baa2            9.96        120-120       July 10, 2014       5.4159%
------------------------------------------------------------------------------------------------------------------------------------
 H             $ 18,947,000             4.000%     BBB- / Baa3           9.96        120-120       July 10, 2014       5.4159%
------------------------------------------------------------------------------------------------------------------------------------
 J              $ 6,890,000             3.500%      BB+ / Ba1            9.96        120-120       July 10, 2014       4.8760%
------------------------------------------------------------------------------------------------------------------------------------
 K              $ 6,890,000             3.000%      BB / Ba2             9.96        120-120       July 10, 2014       4.8760%
------------------------------------------------------------------------------------------------------------------------------------
 L              $ 6,890,000             2.500%      BB- / Ba3           10.04        120-121     August 10, 2014       4.8760%
------------------------------------------------------------------------------------------------------------------------------------
 M              $ 5,167,000             2.125%       B+ / B1            10.05        121-121     August 10, 2014       4.8760%
------------------------------------------------------------------------------------------------------------------------------------
 N              $ 5,168,000             1.750%       B / B2             10.05        121-121     August 10, 2014       4.8760%
------------------------------------------------------------------------------------------------------------------------------------
 O              $ 5,167,000             1.375%       B- / NR            10.60        121-130        May 10, 2015       4.8760%
------------------------------------------------------------------------------------------------------------------------------------
 P             $ 18,947,535             0.000%       NR/ NR             11.46        130-180       July 10, 2019       4.8760%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  Subject to a permitted variance of plus or minus 10%.

(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

(3) The Class A-1 and A-2 certificates will each accrue interest at a fixed rate. The Class A-3, A-4, A-1A, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel B Note). The Class B and Class C certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel B Note) less 0.14% and 0.09%, respectively. The Class D, Class E, Class F, Class G and Class H certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans (other than the Strategic Hotel B Note).

(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 92 mortgage loans, representing approximately 75.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 35 mortgage loans, representing approximately 24.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 77.61% of all the mortgage loans secured by multifamily properties and approximately 88.35% of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2, Class A-3, and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A certificates, pro rata.

(5)  Certificates to be offered  privately  pursuant to Rule 144A and Regulation
     S.

(6) Each of the properties referred to herein as the 731 Lexington Avenue -- Bloomberg Headquarters, Belvedere Plaza and Parkwest II also secure a subordinate note that is held outside of the trust. In addition, the Strategic Hotel Portfolio Loan also secures a subordinate note that is held in the trust. The Class X-1 and Class X-2 Certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust. For more information regarding these loans (as well as information regarding other properties which secure subordinate notes that are held outside of the trust), see "Description of the Mortgage Pool --The 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan" in the Prospectus Supplement and "Description of the Mortgage Pool -- The Strategic Hotel Portfolio Mortgage Loan" in the Prospectus Supplement.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

I. ISSUE CHARACTERISTICS

         ISSUE TYPE:                       Public:  Classes A-1,  A-2, A-3, A-4,
                                           B,   C,   D  and  E   (the   "Offered
                                           Certificates").

                                           Private  (Rule 144A,  Regulation  S):
                                           Classes X-1,  X-2,  A-1A, F, G, H, J,
                                           K, L, M, N, O and P.


         SECURITIES OFFERED:              $943,946,000       monthly       pay,
                                           multi-class,      sequential      pay
                                           commercial       mortgage       REMIC
                                           Pass-Through Certificates, consisting
                                           of  eight  fixed-rate  principal  and
                                           interest classes.


         MORTGAGE POOL:                    The  Mortgage  Pool  consists  of 127
                                           Mortgage   Loans  with  an  aggregate
                                           balance  as of the  Cut-Off  Date  of
                                           $1,377,964,536.  The  Mortgage  Loans
                                           are secured by 176 properties located
                                           throughout  34 states.  The  Mortgage
                                           Pool will be deemed to  consist  of 2
                                           loan groups ("Loan Group 1" and "Loan
                                           Group 2").  Loan Group 1 will consist
                                           of (i) all of the Mortgage Loans that
                                           are   not   secured   by    Mortgaged
                                           Properties   that   are   multifamily
                                           properties    and/or     manufactured
                                           housing   properties  and  (ii)  Five
                                           Mortgage  Loans  that are  secured by
                                           five  Mortgaged  Properties  that are
                                           multifamily   properties   and   four
                                           Mortgage  Loans  that are  secured by
                                           five  Mortgaged  Properties  that are
                                           manufactured housing properties. Loan
                                           Group 1 is  expected to consist of 92
                                           Mortgage  Loans,  with  an  aggregate
                                           balance  as of the  Cut-Off  Date  of
                                           $1,045,571,146.  Loan  Group  2  will
                                           consist of 21 Mortgage Loans that are
                                           secured  by 24  Mortgaged  Properties
                                           that are  multifamily  properties and
                                           14 Mortgage Loans that are secured by
                                           19  Mortgaged   Properties  that  are
                                           manufactured housing properties. Loan
                                           Group 2 is  expected to consist of 35
                                           Mortgage  Loans,  with  an  aggregate
                                           balance  as of the  Cut-Off  Date  of
                                           $332,393,389.

         SELLERS:                          General Electric Capital  Corporation
                                           (GECC);   German   American   Capital
                                           Corporation   (GACC);   and  Bank  of
                                           America, N.A. (BofA)

         CO-LEAD BOOKRUNNING MANAGERS:     Deutsche  Bank  Securities  Inc.  and
                                           Banc of America Securities LLC

         CO-MANAGERS:                      Citigroup Global Markets,  Inc., J.P.
                                           Morgan  Securities  Inc.  and Merrill
                                           Lynch, Pierce, Fenner & Smith, Inc.

         MASTER SERVICER:                  GEMSA Loan Services, L.P.

         SPECIAL SERVICER:                 Lennar Partners, Inc.

         TRUSTEE:                          Wells Fargo Bank, N.A.

         CUT-OFF DATE:                     The  latter  of July 1,  2004 and the
                                           date of  origination of such mortgage
                                           loan.

         EXPECTED CLOSING DATE:            On or about July 23, 2004.

         DISTRIBUTION DATES:               The 10th  day of each  month  or,  if
                                           such 10th day is not a business  day,
                                           the    business    day    immediately
                                           following such 10th day, beginning on
                                           August 2004.

         MINIMUM DENOMINATIONS:            $10,000 for the Offered  Certificates
                                           and in multiples of $1 thereafter.

         SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream,  same
                                           day funds, with accrued interest.

         ERISA/SMMEA STATUS:              Classes A-1,  A-2,  A-3, A-4, B, C, D
                                           and  E  are   expected  to  be  ERISA
                                           eligible. No Class of Certificates is
                                           SMMEA eligible.

         RATING AGENCIES:                  The  Offered   Certificates  will  be
                                           rated  by   Standard   &  Poor's  and
                                           Moody's.


         RISK FACTORS:                     THE   CERTIFICATES   INVOLVE  CERTAIN
                                           RISKS AND MAY NOT BE SUITABLE FOR ALL
                                           INVESTORS.  SEE  THE  "RISK  FACTORS"
                                           SECTION OF THE PROSPECTUS  SUPPLEMENT
                                           AND THE "RISK FACTORS" SECTION OF THE
                                           PROSPECTUS.

     This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

II. FULL COLLATERAL CHARACTERISTICS


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
340,788 - 1,999,999                         11         13,197,101           0.96
2,000,000 - 2,999,999                        7         18,940,431           1.37
3,000,000 - 3,999,999                       15         52,811,251           3.83
4,000,000 - 5,999,999                       24        120,370,860           8.74
6,000,000 - 6,999,999                       74          5,526,895           3.30
7,000,000 - 9,999,999                       18        150,709,554          10.94
10,000,000 - 14,999,999                     17        192,800,464          13.99
15,000,000 - 29,999,999                     20        395,407,099          28.70
30,000,000 - 49,999,999                     41         44,200,880          10.46
50,000,000 - 66,000,000                     42         44,000,000          17.71
--------------------------------------------------------------------------------
TOTAL                                      127      1,377,964,536         100.00
--------------------------------------------------------------------------------
 Min. 340,788             Max: 66,000,000          Average: 10,850,114
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                      Mortgaged      Cut-off Date           % of
                                     Properties       Balance ($)           Pool
--------------------------------------------------------------------------------
California                                  21        191,991,387          13.93
New York                                    12        179,946,361          13.06
Florida                                     24        157,801,660          11.45
Texas                                       13        104,510,549           7.58
Missouri                                     3         66,724,816           4.84
Arizona                                     10         58,380,537           4.24
Virginia                                     7         61,352,345           4.45
Georgia                                      3         54,384,000           3.95
Pennsylvania                                 7         44,379,754           3.22
Kentucky                                     2         35,789,846           2.60
Alabama                                      4         33,100,000           2.40
New Jersey                                   3         30,730,000           2.23
Louisiana                                    2         25,981,775           1.89
Other States (a)                            65        332,891,506          24.16
--------------------------------------------------------------------------------
TOTAL:                                     176      1,377,964,536         100.00
--------------------------------------------------------------------------------
(a) Includes 21 states

PROPERTY TYPE
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                      Mortgaged      Cut-off Date           % of
                                     Properties       Balance ($)           Pool
--------------------------------------------------------------------------------
Multifamily                                 53        407,482,535          29.57
  MULTIFAMILY                               29        257,186,105          18.66
  MANUFACTURED HOUSING                      24        150,296,429          10.91
Office                                      37        372,558,697          27.04
Retail                                      39        325,379,450          23.61
  ANCHORED                                  37        317,114,215          23.01
  UNANCHORED                                 2          8,265,235           0.60
Self Storage                                34        100,511,565           7.29
Hotel                                        5         66,882,555           4.85
Industrial                                   4         61,613,773           4.47
Mixed Use                                    4         43,535,961           3.16
--------------------------------------------------------------------------------
TOTAL                                      176      1,377,964,536         100.00
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 4.180% - 4.999%                          22         410,319,744           29.78
 5.000% - 5.249%                          24         221,568,002           16.08
 5.250% - 5.449%                          12         203,533,115           14.77
 5.450% - 5.749%                          30         230,745,453           16.75
 5.750% - 5.999%                          23         175,250,708           12.72
 6.000% - 6.600%                          16         136,547,513            9.91
--------------------------------------------------------------------------------
 TOTAL                                   127       1,377,964,536          100.00
--------------------------------------------------------------------------------
 Min: 4.180                  Max: 6.600             Wtd. Avg.: 5.300
--------------------------------------------------------------------------------

 ORIGINAL TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 60 - 80                                 26          318,737,009           23.13
 81 - 100                                12          218,857,501           15.88
 101 - 120                               83          318,737,009           57.22
 121 - 180                                6           51,940,000            3.77
--------------------------------------------------------------------------------
TOTAL                                   127        1,377,964,536          100.00
--------------------------------------------------------------------------------
 Min: 60                      Max: 180                Wtd. Avg.: 101
--------------------------------------------------------------------------------

(a) Calculated with respect to the anticipated prepayment date for 4 mortgage loans.

REMAINING TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
55 - 59                                  19          209,924,509           15.23
60 - 84                                  19          327,670,001           23.78
85 - 114                                  2            9,842,472            0.71
115 - 119                                53          491,857,554           35.69
120 - 139                                32          329,270,000           23.90
140 - 180                                 2            9,400,000            0.68
--------------------------------------------------------------------------------
TOTAL                                   127        1,377,964,536          100.00
--------------------------------------------------------------------------------
 Min: 55                          Max: 180                    Wtd. Avg.: 100
--------------------------------------------------------------------------------
 (a) Calculated with respect to the anticipated prepayment date for 4 mortgage loans.

LOANS WITH RESERVE REQUIREMENTS(a)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
Replacement                             100        1,054,304,662           76.51
Tax                                     102        1,082,053,434           78.53
Insurance                                84          825,612,230           59.92
TI/LC(b)                                 44          519,604,056           64.70
--------------------------------------------------------------------------------
(a)   Includes upfront or on-going reserves.

(b) Based only on portion of pool secured by retail, office and industrial properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 24.76% - 49.99%                           6          71,089,680            5.16
 50.00% - 59.99%                           8         195,088,736           14.16
 60.00% - 69.99%                          32         231,689,276           16.81
 70.00% - 74.99%                          24         241,239,194           17.51
 75.00% - 80.00%                          57         638,857,649           46.36
--------------------------------------------------------------------------------
 TOTAL                                   127       1,377,964,536          100.00
--------------------------------------------------------------------------------
 Min: 24.76                          Max: 80.00            Wtd. Avg. 70.33
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (4.78% Of the pool balance).

(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 0.66% - 29.99%                            4          14,381,567            1.04
 30.00% - 39.99%                           3          16,108,113            1.17
 40.00% - 49.99%                           9         165,149,427           11.99
 50.00% - 59.99%                          32         373,517,263           27.11
 60.00% - 69.99%                          65         672,373,446           48.79
 70.00% - 75.65%                          14         136,434,721            9.90
--------------------------------------------------------------------------------
 TOTAL                                   127       1,377,964,536          100.00
--------------------------------------------------------------------------------
 Min: 0.66                         Max: 75.65               Wtd. Avg.: 60.14
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (4.78% of the pool balance).

(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

DEBT SERVICE COVERAGE RATIOS (x)(a)(b)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 1.20x - 1.29x                            41         485,812,722           35.26
 1.30x - 1.39x                            36         388,904,139           28.22
 1.40x - 1.49x                            26         215,232,338           15.62
 1.50x - 1.59x                             4          49,538,907            3.60
 1.60x - 1.74x                             7          44,074,397            3.20
 1.75x - 1.99x                             6          49,756,854            3.61
 2.00x - 2.49x                             2           7,983,113            0.58
 2.50x - 3.87x                             5         136,662,067            9.92
 TOTAL                                   127       1,377,964,536          100.00
--------------------------------------------------------------------------------
 Min: 1.20                         Max: 3.87               Wtd. Avg.: 1.55
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (4.78% of the pool balance).

(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

III. LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 340,788 - 1,999,999                        10         11,397,101           1.09
 2,000,000 - 2,999,999                       3          8,799,016           0.84
 3,000,000 - 3,999,999                       9         30,306,421           2.90
 4,000,000 - 5,999,999                      17         85,293,403           8.16
 6,000,000 - 6,999,999                       6         39,046,895           3.73
 7,000,000 - 9,999,999                      14        117,092,334          11.20
 10,000,000 - 14,999,999                    13        146,527,257          14.01
 15,000,000 - 29,999,999                    13        260,107,838          24.88
 30,000,000 - 49,999,999                    31         03,000,880           9.85
 50,000,000 - 66,000,000                    42         44,000,000          23.34
 TOTAL                                      92      1,045,571,146         100.00
--------------------------------------------------------------------------------
 Min: 340,788               Max: 66,000,000            Average: 11,364,904
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                      Mortgaged      Cut-off Date           % of
                                     Properties       Balance ($)           Pool
--------------------------------------------------------------------------------
New York                                     7        160,249,243          15.33
California                                  16        148,650,658          14.22
Florida                                     19        105,598,758          10.10
Texas                                        8         87,026,217           8.32
Missouri                                     3         66,724,816           6.38
Georgia                                      3         54,384,000           5.20
Pennsylvania                                 6         44,379,754           4.24
Arizona                                      7         43,348,537           4.15
Alabama                                      4         33,100,000           3.17
Louisiana                                    2         25,981,775           2.48
Illinois                                     3         24,740,000           2.37
Oregon                                       3         24,700,000           2.36
Tennessee                                    9         24,513,806           2.34
Other States (a)                            43        202,173,583          19.34
--------------------------------------------------------------------------------
TOTAL                                      133      1,045,571,146         100.00
--------------------------------------------------------------------------------
(a) Includes 17 states

PROPERTY TYPE
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                      Mortgaged      Cut-off Date           % of
                                     Properties       Balance ($)           Pool
--------------------------------------------------------------------------------
Office                                       3       7372,558,697          35.63
Retail                                      39        325,379,450          31.12
  ANCHORED                                  37        317,114,215          30.33
  UNANCHORED                                 2          8,265,235           0.79
Self Storage                                34        100,511,565           9.61
Multifamily                                 10         75,089,145           7.18
  MULTIFAMILY                                5         57,578,847           5.51
  MANUFACTURED HOUSING                       5         17,510,298           1.67
Hotel                                        5         66,882,555           6.40
Industrial                                   4         61,613,773           5.89
Mixed Use                                    4         43,535,961           4.16
--------------------------------------------------------------------------------
TOTAL                                      133      1,045,571,146         100.00
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 4.180% - 4.999%                          12         278,846,228           26.67
 5.000% - 5.249%                          17         145,094,263           13.88
 5.250% - 5.449%                           9         174,537,507           16.69
 5.450% - 5.749%                          18         154,874,927           14.81
 5.750% - 5.999%                          22         161,420,708           15.44
 6.000% - 6.600%                          14         130,797,513           12.51
 TOTAL                                    92       1,045,571,146          100.00
--------------------------------------------------------------------------------
 Min: 4.180                       Max: 6.600            Wtd. Avg.: 5.338
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 60 - 80                                20          258,284,357            24.70
 81 - 100                               10          200,607,501            19.19
 101 - 120                              58          544,139,288            52.04
 121 - 132                               4           42,540,000             4.07
--------------------------------------------------------------------------------
 TOTAL                                  92        1,045,571,146           100.00
--------------------------------------------------------------------------------
 Min: 60                           Max: 132             Wtd. Avg.: 98
--------------------------------------------------------------------------------

(a) Calculated with respect to the anticipated prepayment date for 4 mortgage loans.

REMAINING TERM TO STATED MATURITY (MOS)(a)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 55 - 59                                16          162,203,857            15.51
 60 - 84                                14          296,688,001            28.38
 85 - 114                                2            9,842,472             0.94
 115 - 119                              35          343,646,816            32.87
 120 - 130                              25          233,190,000            22.30
 TOTAL                                  92        1,045,571,146           100.00
--------------------------------------------------------------------------------
 Min: 55                           Max: 130              Wtd. Avg.: 97
--------------------------------------------------------------------------------

(a) Calculated with respect to the anticipated prepayment date for 4 mortgage loans.

LOANS WITH RESERVE REQUIREMENTS(a)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
Replacement                              74         811,462,144            77.61
Tax                                      73         828,575,117            79.25
Insurance                                59         618,542,512            59.16
TI/LC (b)                                44         519,604,056            64.70
--------------------------------------------------------------------------------

(a)   Includes upfront or on-going reserves.

(b) Based only on portion of pool secured by retail, office and industrial properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 28.45% - 49.99%                           4          62,120,768            5.94
 50.00% - 59.99%                           6         189,295,646           18.10
 60.00% - 69.99%                          30         216,589,276           20.71
 70.00% - 74.99%                          19         214,022,900           20.47
 75.00% - 80.00%                          33         363,542,557           34.77
--------------------------------------------------------------------------------
 TOTAL                                    92       1,045,571,146          100.00
--------------------------------------------------------------------------------
 Min: 28.45                          Max: 80.00          Wtd. Avg.: 68.36
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (6.30% of the loan group 1 balance).

(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)
                  NO. OF  AGGREGATE
                MORTGAGECUT-OFF DATE% OF
                   LOANS BALANCE ($)POOL
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
22.07% - 29.99%                            1             995,768            0.10
30.00% - 39.99%                            2          11,125,000            1.06
40.00% - 49.99%                            8         161,156,336           15.41
50.00% - 59.99%                           31         347,517,263           33.24
60.00% - 69.99%                           44         473,544,710           45.29
70.00% - 74.66%                            6          51,232,069            4.90
--------------------------------------------------------------------------------
TOTAL                                     92       1,045,571,146          100.00
--------------------------------------------------------------------------------
 Min: 22.07                       Max: 74.66             Wtd. Avg.: 58.86
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (6.30% of the loan group 1 balance).

(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

DEBT SERVICE COVERAGE RATIOS (X)(A)(B)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
1.21x - 1.29x                             27         362,737,038           34.69
1.30x - 1.39x                             25         241,718,457           23.12
1.40x - 1.49x                             18         162,069,226           15.50
1.50x - 1.59x                              4          49,538,907            4.74
1.60x - 1.74x                              7          44,074,397            4.22
1.75x - 1.99x                              6          49,756,854            4.76
2.00x - 2.49x                              1           3,000,000            0.29
2.50x - 3.87x                              4         132,676,268           12.69
TOTAL                                     92       1,045,571,146          100.00
--------------------------------------------------------------------------------
 Min: 1.21                          Max: 3.87             Wtd. Avg.: 1.61
--------------------------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (6.30% of the loan group 1 balance).

(b) In the case of 3 mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

IV. LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 1,800,000 - 1,999,999                        1        1,800,000           0.54
 2,000,000 - 2,999,999                        4       10,141,415           3.05
 3,000,000 - 3,999,999                        6       22,504,829           6.77
 4,000,000 - 5,999,999                        7       35,077,456          10.55
 6,000,000 - 6,999,999                        1        6,480,000           1.95
 7,000,000 - 9,999,999                        4       33,617,221          10.11
 10,000,000 - 14,999,999                      4       46,273,207          13.92
 15,000,000 - 29,999,999                      7      135,299,261          40.70
 30,000,000 - 41,200,000                      1       41,200,000          12.39
 TOTAL                                       35      332,393,389         100.00
--------------------------------------------------------------------------------
 Min: 1,800,000                   Max: 41,200,000        Average: 9,496,954
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                      Mortgaged      Cut-off Date           % of
                                     Properties       Balance ($)           Pool
--------------------------------------------------------------------------------
Florida                                       5       52,202,902          15.71
California                                    5       43,340,729          13.04
Virginia                                      3       37,161,902          11.18
Kentucky                                      1       26,000,000           7.82
South Carolina                                1       21,800,000           6.56
New York                                      5       19,697,118           5.93
Michigan                                      2       18,520,000           5.57
Connecticut                                   2       17,900,000           5.39
Texas                                         5       17,484,332           5.26
Ohio                                          2       16,096,624           4.84
Arizona                                       4       15,032,000           4.52
New Jersey                                    1       13,830,000           4.16
Arkansas                                      2        9,400,000           2.83
Other States (a)                              5       23,927,782           7.20
--------------------------------------------------------------------------------
TOTAL                                        43      332,393,389         100.00
--------------------------------------------------------------------------------
(a) Includes 4 states

PROPERTY TYPE
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                      Mortgaged      Cut-off Date           % of
                                     Properties       Balance ($)           Pool
--------------------------------------------------------------------------------
 Multifamily                                 24      199,607,258          60.05
 Manufactured Housing                        19      132,786,131          39.95
--------------------------------------------------------------------------------
 TOTAL                                       43      332,393,389         100.00
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 4.430% - 4.999%                          10        131,473,516            39.55
 5.000% - 5.249%                           7         76,473,739            23.01
 5.250% - 5.449%                           3         28,995,608             8.72
 5.450% - 5.749%                          12         75,870,526            22.83
 5.750% - 5.999%                           1         13,830,000             4.16
 6.000% - 6.140%                           2          5,750,000             1.73
--------------------------------------------------------------------------------
 TOTAL                                    35        332,393,389           100.00
--------------------------------------------------------------------------------
 Min: 4.430                           Max: 6.140            Wtd. Avg.: 5.178
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 60 - 80                                 6          60,452,652             18.19
 81 - 100                                2          18,250,000              5.49
 101 - 120                              25         244,290,738             73.49
 121 - 180                               2           9,400,000              2.83
--------------------------------------------------------------------------------
 TOTAL                                  35         332,393,389            100.00
--------------------------------------------------------------------------------
 Min: 60                              Max: 180           Wtd. Avg.: 109
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 58 - 59                                 3          47,720,652             14.36
 60 - 84                                 5          30,982,000              9.32
 115 - 119                              18         148,210,738             44.59
 120 - 139                               7          96,080,000             28.91
 140 - 180                               2           9,400,000              2.83
--------------------------------------------------------------------------------
 TOTAL                                  35         332,393,389            100.00
--------------------------------------------------------------------------------
 Min: 58                             Max: 180                 Wtd. Avg.: 108
--------------------------------------------------------------------------------

LOANS WITH RESERVE REQUIREMENTS(a)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
Replacement                             26         242,842,518            73.06
Tax                                     29         253,478,317            76.26
Insurance                               25         207,069,718            62.30
--------------------------------------------------------------------------------

(a)   Includes upfront or on-going reserves.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 24.76% - 49.99%                           2          8,968,912             2.70
 50.00% - 59.99%                           2          5,793,090             1.74
 60.00% - 69.99%                           2         15,100,000             4.54
 70.00% - 74.99%                           5         27,216,294             8.19
 75.00% - 80.00%                          24        275,315,093            82.83
--------------------------------------------------------------------------------
 TOTAL                                    35        332,393,389           100.00
--------------------------------------------------------------------------------
 Min: 24.76                         Max: 80.00                Wtd. Avg.: 76.50
--------------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY (%)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 0.66% - 29.99%                            3         13,385,799             4.03
 30.00% - 39.99%                           1          4,983,113             1.50
 40.00% - 49.99%                           1          3,993,090             1.20
 50.00% - 59.99%                           1         26,000,000             7.82
 60.00% - 69.99%                          21        198,828,735            59.82
 70.00% - 75.65%                           8         85,202,652            25.63
--------------------------------------------------------------------------------
 TOTAL                                    35        332,393,389           100.00
--------------------------------------------------------------------------------
 Min: 0.66                         Max: 75.65                 Wtd. Avg.: 64.18
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (x)
--------------------------------------------------------------------------------
                                         No. of       Aggregate
                                       Mortgage      Cut-off Date           % of
                                          Loans       Balance ($)           Pool
--------------------------------------------------------------------------------
 1.20x - 1.29x                            14        123,075,684            37.03
 1.30x - 1.39x                            11        147,185,682            44.28
 1.40x - 1.49x                             8         53,163,112            15.99
 2.00x - 2.49x                             1          4,983,113             1.50
 2.50x - 3.51x                             1          3,985,799             1.20
 TOTAL                                    35        332,393,389           100.00
--------------------------------------------------------------------------------
 Min: 1.20                         Max: 3.51                  Wtd. Avg.: 1.37
--------------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

V. LARGE LOAN DESCRIPTIONS

                                TEN LARGEST LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         % OF
 LOAN                                                                                    CUT-OFF DATE        % OF      APPLICABLE
  NO.          PROPERTY NAME                     CITY         STATE     PROPERTY TYPE       BALANCE          POOL     LOAN GROUP(2)
------------------------------------------------------------------------------------------------------------------------------------
  1.    DDR-- Macquarie Portfolio               Various      Various        Retail        $ 66,000,000        4.79%       6.31%
------------------------------------------------------------------------------------------------------------------------------------
  2.    731 Lexington Avenue-- Bloomberg        New York        NY          Office        $ 65,000,000        4.72%       6.22%
        Headquarters
------------------------------------------------------------------------------------------------------------------------------------
  3.    Bank of America Plaza                   St. Louis       MO          Office        $ 63,000,000        4.57%       6.03%
------------------------------------------------------------------------------------------------------------------------------------
  4.    Strategic Hotel Portfolio                Various      Various        Hotel        $ 50,000,000        3.63%       4.78%
------------------------------------------------------------------------------------------------------------------------------------
                                                                          Manufactured
  5.    Sun Communities Portfolio 5              Various      Various       Housing       $ 41,200,000        2.99%      12.39%
------------------------------------------------------------------------------------------------------------------------------------
  6.    Extra Space Portfolio #2                 Various      Various     Self Storage    $ 35,530,811        2.58%       3.40%
------------------------------------------------------------------------------------------------------------------------------------
  7.    Emerald Ridge Apartments             Hacienda Heights   CA         Multifamily    $ 34,370,069        2.49%       3.29%
------------------------------------------------------------------------------------------------------------------------------------
  8.    Stonegate Birmingham                     Various        AL          Office        $ 33,100,000        2.40%       3.17%
------------------------------------------------------------------------------------------------------------------------------------
  9.    West Village Retail                      Dallas         TX          Retail        $ 27,765,000        2.01%       2.66%
------------------------------------------------------------------------------------------------------------------------------------
  10.   180 Livingston Street                    Brooklyn       NY          Office        $ 26,500,000        1.92%       2.53%
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGES                                                           $442,465,880       32.11%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                UNITS/      LOAN PER                  CUT-OFF
 LOAN                                            SF/        UNIT/SF/                    DATE         BALLOON
  NO.          PROPERTY NAME                  PADS/KEYS    PAD/KEY(1)       DSCR(1)     LTV(1)        LTV(1)
------------------------------------------------------------------------------------------------------------------------------------
  1.    DDR-- Macquarie Portfolio            3,255,827     $    66.04        3.62x      54.31%        54.31%
------------------------------------------------------------------------------------------------------------------------------------
  2.    731 Lexington Avenue-- Bloomberg       694,634     $   452.04        1.48x      58.69%        42.01
        Headquarters
------------------------------------------------------------------------------------------------------------------------------------
  3.    Bank of America Plaza                  750,000     $    84.00        1.27x      70.00%        58.18%
------------------------------------------------------------------------------------------------------------------------------------
  4.    Strategic Hotel Portfolio                2,315     $75,593.95        2.65x      46.35%        41.40%
------------------------------------------------------------------------------------------------------------------------------------

  5.    Sun Communities Portfolio 5              2,249     $18,319.25        1.36x      80.00%        69.32%
------------------------------------------------------------------------------------------------------------------------------------
  6.    Extra Space Portfolio #2               597,909     $    59.43        1.50x      72.68%        64.66%
------------------------------------------------------------------------------------------------------------------------------------
  7.    Emerald Ridge Apartments                   350     $98,200.20        1.31x      76.38%        67.26%
------------------------------------------------------------------------------------------------------------------------------------
  8.    Stonegate Birmingham                   478,408     $    69.19        1.26x      59.91%        55.08%
------------------------------------------------------------------------------------------------------------------------------------
  9.    West Village Retail                    123,290     $   225.20        1.21x      77.13%        67.26%
------------------------------------------------------------------------------------------------------------------------------------
  10.   180 Livingston Street                  165,200     $   160.41        1.30x      69.74%        58.97%
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGES                                              1.84x      64.64%        55.98%
------------------------------------------------------------------------------------------------------------------------------------

(1)   With respect to the DDR -- Macquarie  Portfolio Loan, 731 Lexington Avenue
      - Bloomberg Headquarters Loan and Strategic Hotel Portfolio Loan, the principal balance of the mortgage loan or mortgage loans PARI PASSU with such mortgage loan are included in the calculation of the DSCR, LTV Ratios and Loan per Unit/SF/Pad/Key. With respect to the Strategic Hotel Portfolio Loan, the principal balance of the Strategic Hotel Portfolio B
      Note is not included in the calculation of the DSCR, LTV Ratios and Loan per Unit. With respect to the Stonegate Birmingham Loan, the DSCR and LTV Ratios are calculated based on principal loan balance, as of the Cut-Off Date or Maturity Date, as applicable, after netting out a letter of credit of $5,000,000.


(2) Except for the mortgage loan identified as Sun Communities Portfolio 5, all of the mortgage loans represented in this table are part of loan group 1.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET   TMA BALANCE:   $66,000,000
                             DDR-MACQUARIE PORTFOLIO  TMA DSCR:      3.62x
                                                      TMA LTV:       54.3%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
UNION CONSUMER SQUARE (CHEEKTOWAGA PROPERTIES)
Cheektowaga, NY

[GRAPHIC OMITTED]
THE MARKETPLACE
Nashville, TN

[GRAPHIC OMITTED]
SPRING CREEK CENTER AND STEELE CROSSING
Fayetteville, AR

[GRAPHIC OMITTED]
TOWNSHIP MARKETPLACE
Monaca, PA

[GRAPHIC OMITTED]
RIVERDALE VILLAGE - INNER RING
Coon Rapids, MN

[GRAPHIC OMITTED]
TRANSIT-WEHRLE PLAZA (CLARENCE PORTFOLIO)
Clarence, NY




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE:  $66,000,000
                             DDR-MACQUARIE PORTFOLIO   TMA DSCR:     3.62x
                                                       TMA LTV:      54.3%
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:               GACC

 LOAN PURPOSE:              Acquisition

 SHADOW RATING
 (S&P/MOODY'S/FITCH/DBRS)   A / Baa2 / BBB+ / A (low)

 ORIGINAL TMA BALANCE:      $66,000,0001

 CUT-OFF TMA BALANCE:       $66,000,0001

 % BY INITIAL UPB:          4.79%

 INTEREST RATE:             4.180%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        July 1, 2004

 MATURITY DATE:             June 1, 2009

 AMORTIZATION:              Interest only

 CALL  PROTECTION:          Lockout  until the earlier of (a) 24 months from the
                            securitization closing date for the A-3 note and (b)
                            June 1, 2007, then defeasance is permitted. On and after December 1, 2008, prepayment can be made without penalty.

 SPONSOR:                   DDR Macquarie Bison Holdings LLC

 BORROWER:                  21 special purpose entities

 PARI PASSU DEBT:           Three pari passu notes with an  aggregate  principal
                            balance of $149,000,000 which are not included in the Trust.1

 SUBORDINATE DEBT           None

 LOCKBOX:                   Hard

 INITIAL RESERVES:          None

 MONTHLY RESERVES(2):       None
--------------------------------------------------------------------------------

(1) The subject $66,000,000 represents the A-2 note from a $215,000,000 whole loan. The A-1, A-3 and a floating rate note ("A-F") are pari passu and are not included in the Trust. All numbers under the heading "Financial Information" are based on the combined A-1, A-2, A-3 and A-F notes.

(2) Monthly reserves for taxes, insurance, replacement reserves and TI and leasing reserves will only be collected in any period following a test on which the DSCR declines below 1.05x or an event of default has occurred and is continuing.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------

 LOAN BALANCE/SQ.FT.:       $66.04

 BALLOON BALANCE/SQ.FT.:    $66.04

 LTV:                       54.3%

 BALLOON LTV:               54.3%

 DSCR(3):                   3.62x
--------------------------------------------------------------------------------

(3) Calculated on the combined notes and for the A-F Note assuming LIBOR of 1.50%. If the entire $215,000,000 loan was fixed at the same rate, the DSCR would be 3.25x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:  Portfolio

 PROPERTY TYPE:             20  anchored   retail   properties   located  in  10
                            clustered retail centers

 COLLATERAL:                Fee  simple   interest  in  an  anchored   community
                            shopping center portfolio

 LOCATION:                  The  properties  are located in six states:  NY, AR,
                            PA, MN, NC and TN

 YEARS BUILT / RENOVATED:   1972-2004 / 1994-2004

 TOTAL AREA:                3,255,827 SF

 PROPERTY MANAGEMENT:       Developers Diversified Realty Corporation Management

 OVERALL PORTFOLIO OCCUPANCY
 (AS OF 5/12/04):           90.9%  (significant  master lease of vacant space by
                            DDR and Benderson makes the portfolio 97.0% leased)

 UNDERWRITTEN NET
 CASH FLOW:                 $29,276,766

 APPRAISED VALUE
 (AGGREGATE):               $395,875,000

 APPRAISAL DATES:           April 1, 2004 and April 3, 2004

--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE:  $66,000,000
                             DDR-MACQUARIE PORTFOLIO   TMA DSCR:     3.62x
                                                       TMA LTV:      54.3%
--------------------------------------------------------------------------------

                         ASSETS BASED ON SQUARE FOOTAGE

------------------------------------------------------------------------------------------------------------------------------------
                                                          YEAR (S)                                    APPRAISED     ALLOCATED
                                                           BUILT/         OVERALL        PRIMARY        VALUE     LOAN AMOUNT
 PROPERTY NAME            LOCATION            NRSF        RENOVATED      OCCUPANCY       ANCHOR     ($ MILLIONS)  ($ MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
 Cheektowaga
 Properties
 (5 properties)         Cheektowaga, NY     906,721    1982-1995/ 2004    82.7%        Sam's Club      $115.0         $62.6
------------------------------------------------------------------------------------------------------------------------------------
 Clarence Portfolio    Clarence-Amherst-
 (4 properties)          Lancaster, NY      684,442    1972-1995/1998     91.3%         Wal-Mart        $74.0         $39.8
------------------------------------------------------------------------------------------------------------------------------------
 Spring Creek Center
 and Steele Crossing
 (2 properties)        Fayetteville, AR     399,830     1994-2002/NAP     92.6%          Kohl's         $49.3         $26.8
------------------------------------------------------------------------------------------------------------------------------------
 Township Marketplace     Monaca, PA        253,110    1997-2002/1998     98.7%          Lowe's         $23.5         $13.4
------------------------------------------------------------------------------------------------------------------------------------
 Riverdale Village-
 Inner Ring             Coon Rapids, MN     249,366     1999-2004/NAP     93.9%         JC Penney       $42.2         $23.2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Dick's
 River Hills             Asheville, NC      190,970       1996/NAP       100.0%      Sporting Goods     $25.8         $14.0
------------------------------------------------------------------------------------------------------------------------------------
 BJ's Plaza/Tops Plaza/
 Batavia Commons                                                                          BJ's
 (3 properties)           Batavia, NY       182,417     1991-1996/NAP     91.3%      Wholesale Club     $17.0         $9.3
------------------------------------------------------------------------------------------------------------------------------------
 The Marketplace         Nashville, TN      167,795     1998-1999/NAP    100.0%          Lowe's         $20.2         $10.9
------------------------------------------------------------------------------------------------------------------------------------
 Erie Marketplace          Erie, PA         112,988     2000-2003/NAP     87.2%        Marshall's       $12.7         $6.1
------------------------------------------------------------------------------------------------------------------------------------
 Towne Center          Murfreesboro, TN     108,188       1998/NAP       100.0%          TJ Maxx        $16.3         $8.9
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVERAGE                        3,255,827                      90.9%(1)                                   $215.0
------------------------------------------------------------------------------------------------------------------------------------

(1) Approximately 150,023 vacant SF has been master leased by DDR and Benderson effectively making the portfolio 97.0% leased.

------------------------------------------------------------------------------------------------------------------------------------
                             PORTFOLIO TOP 5 TENANTS
------------------------------------------------------------------------------------------------------------------------------------
 TENANTS                           RATINGS (S/M/F)                              NRSF                   % OF PORTFOLIO NRSF
------------------------------------------------------------------------------------------------------------------------------------
 Sam's Club/Wal-Mart                  AA/Aa2/AA                                332,513                       10.21%
------------------------------------------------------------------------------------------------------------------------------------
 Lowe's                                A/A2/A                                  260,984                        8.01%
------------------------------------------------------------------------------------------------------------------------------------
 Dick's Sporting Goods                   NA                                    144,000                        4.42%
------------------------------------------------------------------------------------------------------------------------------------
 Target                                A+/A2/A                                 119,872                        3.68%
------------------------------------------------------------------------------------------------------------------------------------
 PETsMART                            BB-/Ba2/NA                                96,172                         2.95%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                   NA                                    953,541                       29.27%
------------------------------------------------------------------------------------------------------------------------------------

THE DDR-MACQUARIE PORTFOLIO LOAN

THE LOAN. The DDR-Macquarie Portfolio Whole Loan is an interest only loan secured by a first mortgage on 20 anchored community shopping centers located within ten distinct retail submarkets. The subject $66,000,000 loan is one of three pari passu fixed rate notes totaling $165,250,000. A floating rate pari passu note ("A-F") totaling $49,750,000 was also originated at the same time, thus providing for a total loan amount of $215,000,000. There is no LIBOR cap on the A-F note. However, in a stress test scenario, LIBOR could rise to 25% (from its current 1.15%) and the DSCR on the loan would still be 1.47x. All three pari passu fixed rate notes have the same maturity date and the same interest rate.

The whole loan is a $215  million  loan that is shadow rated A / Baa2 / BBB+ / A
(low) by S&P, Moody's, Fitch, and DBRS, respectively. The A-1, A-3 and A-F notes will not be included in the GE 2004-C3 trust. The A-1 Note is an asset in the COMM 2004-LNB3 trust. Based on the acquisition cost of the portfolio of approximately $395.8MM, the borrower has approximately $180.8MM (45.7%) of hard equity in the deal.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $66,000,000
                             DDR-MACQUARIE PORTFOLIO    TMA DSCR:    3.62x
                                                        TMA LTV:     54.3%
--------------------------------------------------------------------------------

THE BORROWERS. The borrowers consist of 21 newly formed single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained. The sponsor of the loan is DDR Macquarie Bison Holdings LLC.

      In November 2003, DDR closed a transaction pursuant to which DDR formed an Australian Stock Exchange listed property trust, Macquarie DDR Trust (ASX:
      MDT), with Macquarie Bank Limited. MDT will focus on acquiring ownership interests in institutional-quality community center properties in the U.S. MDT operates with a leverage ratio of approximately 50%. Macquarie DDR Trust is a listed property trust with property assets of approximately $772 million (as of December 31, 2003).

      MACQUARIE DDR TRUST
      Macquarie DDR Trust ("MDT") is a joint venture between Macquarie Bank Limited ("MBL") and Developers Diversified Trust ("DDR"). MDT gives investors exposure to a diversified portfolio of community shopping centers located in the US. The joint venture enables shareholders to benefit from each parties' expertise - Macquarie in capital and funds management and DDR in the management and development of community shopping centers. MDT maintains an 81% ownership interest in this portfolio while DDR retains a 14.5% interest and MBL acquired the remaining 4.5%. DDR remains responsible for all day-to-day operations of the properties and will receive fees for property management, leasing, construction management, acquisitions, due diligence, dispositions (including out parcel sales), and financing. Through the joint venture company, DDR and MBL will also receive base asset management fees and incentive fees based on the performance of MDT. The Trust listed on the Australian Stock Exchange on November 26, 2003.

      MACQUARIE  BANK  LIMITED
      Macquarie Bank Limited (ASX: MBL) is a national investment bank providing various banking and financial services to customers in Australia. The bank provides lease and leveraged financing, acceptance of deposits, underwriting services, foreign currency services and corporate and financial advice. The bank also provides life insurance, acts as a commodities dealer and investment manager. As of year end 2003, the bank had assets of approximately $24.2 billion.

      DEVELOPERS  DIVERSIFIED REALTY TRUST
      Developers Diversified Realty Trust (NYSE: DDR) is a publicly traded REIT. As of December 31, 2003, DDR owned 360 shopping centers located in 44 states, containing an aggregate of approximately 82 million SF of gross leasable area. The DDR portfolio was 95.1% leased and 94.3% occupied as of December 31, 2003. DDR had $3.9 billion in assets and $2.1 billion of long term liabilities as of December 31, 2003. DDR is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTIES. The DDR-Macquarie Portfolio properties consist of the borrower's fee simple interests in 20 properties, which together contain 3,255,827 SF of retail space located in New York (54.47% of NRSF), Arkansas (12.28% of NRSF), Pennsylvania (11.24% of NRSF), Tennessee (8.48% of NRSF), Minnesota (7.66% of
NRSF) and North Carolina (5.87% of NRSF). The assets range in size from 108,188 to 906,721 SF.

In May 2004, DDR acquired a total of approximately 110 assets from Benderson Development Company ("Benderson"), totaling approximately 18.8 million SF, for a total value of approximately $2.3 billion. Benderson is the largest private developer; owner and operator of high quality market dominant community centers in North America. Upon completion of the transactions, DDR will own or manage over 470 operating and development retail properties in 44 states comprising over 100 million SF of space. Three of the assets in the subject portfolio
(namely, Cheektowaga Properties, Clarence Portfolio, and BJ's Plaza/Tops Plaza/Batavia Commons) are part of the DDR acquisition of the Benderson assets, and the remaining seven assets were contributed by DDR to this financing.

The acquisition marks DDR's entrance into the upstate New York market. Significant upside in performance is expected from the three acquired assets due to Benderson's recent concentration on selling their portfolio rather than leasing and managing the properties. The portfolio is currently 90.9% occupied, however, approximately 150,023 SF of the vacant space is under master lease with either Benderson or DDR, effectively making the portfolio approximately 97.0% leased. DDR is responsible for their portion of the master lease for three years and will pay agreed upon rents as well as any leasing costs associate with the leasing space. Benderson's master lease exists for five years. As vacant space is leased, such space will be extinguished under the vacant master leases.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $66,000,000
                             DDR-MACQUARIE PORTFOLIO    TMA DSCR:    3.62x
                                                        TMA LTV:     54.3%
--------------------------------------------------------------------------------

CHEEKTOWAGA PROPERTIES, CHEEKTOWAGA, NEW YORK (906,721 SF; 27.85% OF PORTFOLIO)

PROPERTY INFORMATION. The Cheektowaga Properties consists of five one-story anchored neighborhood retail shopping centers containing a total of 906,721 SF on a combined total site of 68 acres. All the properties are located within close proximity to each other in Central Cheektowaga. This area is considered to be part of the central portion of the Buffalo-Niagara Falls MSA. Generally, the boundaries of the Town of Cheektowaga are Amherst to the north, West Seneca to the south, Lancaster to the east, and the Buffalo CBD to the west. More specifically, the centers surround the intersection of Walden Avenue and Union Road (Route 277), and are clustered around the Walden Galleria Mall (anchored by Bon-Ton, JC Penney, Kaufman's, Lord & Taylor and Sears). The five retail shopping centers are known as: Union Consumer Square (385,991 SF), Walden
Consumer  Square  (253,644 SF),  Dick's Plaza (170,764 SF), Walden Place (68,502
SF), and Borders Books Plaza (26,500 SF). In addition to the top five retail tenants below, retailers at the five properties include: Office Max (37,640 SF), Linens N' Things (37,000 SF), Marshall's (32,000 SF), Border's Bookstores (26,500 SF), and Office Depot (24,744 SF). There are a total of 3,644 parking spaces at the properties (approximately 4 spaces per 1,000 SF).

------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

 TENANTS              RATINGS (S/M/F)        SF              % NRSF              RENT PSF     LEASE EXPIRATION      SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 Sam's Club(1)           AA/Aa2/AA         137,742           15.19%                $9.28          1/31/2024           $401
------------------------------------------------------------------------------------------------------------------------------------
 Target Stores            A+/A2/A          119,872           13.22%                $3.75          1/31/2015            NA
------------------------------------------------------------------------------------------------------------------------------------
 Dick's Sporting Goods      NA             50,000             5.51%               $12.00          3/31/2015            NA
------------------------------------------------------------------------------------------------------------------------------------
 Circuit City               NA             42,700             4.71%               $18.63          1/31/2016            NA
------------------------------------------------------------------------------------------------------------------------------------
 Media Play                 NA             40,000             4.41%                $8.00          1/31/2010            NA
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                  390,314           43.05%                $8.82                              $401
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings of the parent company, Wal Mart. The Sam's Club will be expanded this year to approximately 190,000 SF with an increase in rent.

MARKET. The subject property is located in the Lackawanna/Cheektowaga/Airport Area submarket of the Buffalo MSA. The Buffalo MSA contains a total of 17.2 million SF of neighborhood and community retail centers. The Lackawanna/Cheektowaga/Airport Area submarket in which the subject is located consists of 4.2 million SF or 24.5% of the total market. As of fourth quarter 2003, there were 39 shopping centers in the Cheektowaga submarket. This submarket exhibited an overall vacancy rate of 20.9% as of fourth quarter 2003 compared to the Buffalo MSA vacancy rate of 16.3%. The average asking rent in the Cheektowaga submarket is $9.19 PSF. The average asking rent in the Buffalo MSA is $10.83 PSF. As of year-end 2003, average asking prices were up 1.7% compared to year end 2002. Asking rents posted increases of 1.4%, in the fourth quarter 2003. It is also noted that the majority of the vacancy is concentrated in older product (pre-1980). The subject properties were constructed in 1982 and underwent renovations in 1994 and 2003-2004. The current in place occupancy of the subject properties is 82.7%. Average household income within a 5 mile radius of the properties was $51,752 in 2002 and is expected to grow at an annual rate of 3.6% through 2007.

CLARENCE PORTFOLIO, CLARENCE-AMHERST-LANCASTER, NEW YORK (684,442 SF; 21.02% OF PORTFOLIO)

PROPERTY INFORMATION. The Clarence Portfolio consists of four one-story anchored neighborhood retail shopping centers containing a total of 684,442 SF of owned collateral on a combined total site of 108.7 acres in the NE retail corridor of the Buffalo MSA. Each individual retail property within the portfolio is located along Transit Road (Route 78), between the New York State Thruway (Interstate
90) and Greiner Road, in the cities of Clarence, Amherst and Lancaster, New York. All three cities are located within the Buffalo-Niagara Falls MSA and the Amherst submarket. The four retail shopping centers are known as: Eastgate Plaza (412,927 SF), Premier Place (142,536 SF), Regal Cinema (112,941 SF), and Barnes & Noble Plaza (16,030 SF). There are a total of 4,467 parking spaces at the four properties, which equates to a parking ratio of 6.53 spaces per 1,000 SF.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $66,000,000
                             DDR-MACQUARIE PORTFOLIO    TMA DSCR:    3.62x
                                                        TMA LTV:     54.3%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

 TENANTS              RATINGS (S/M/F)        SF              % NRSF              RENT PSF     LEASE EXPIRATION      SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 Wal-Mart                AA/Aa2/AA         194,771           28.46%                $4.98         12/31/2019            NA
------------------------------------------------------------------------------------------------------------------------------------
 Regal Cinema            BB-/B3/-          83,758            12.24%                $6.95          9/30/2017        $553,806(1)
------------------------------------------------------------------------------------------------------------------------------------
 Dick's Sporting Goods      NA             50,000             7.31%                $9.90          2/28/2011          $192.57
------------------------------------------------------------------------------------------------------------------------------------
 Linens N' Things           NA             38,555             5.63%               $11.00          1/31/2015          $128.21
------------------------------------------------------------------------------------------------------------------------------------
 Stein Mart                 NA             36,963             5.40%                $4.44         12/31/2008            NA
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                  404,047           59.03%                $6.52                             $132.40
------------------------------------------------------------------------------------------------------------------------------------

(1)   Represents sales per screen. The Regal Cinema is a 16-screen theatre.

MARKET. The four-property retail portfolio includes properties within Amherst, Clarence, and Lancaster, New York. Clarence abuts Lancaster to the north and Amherst to the east. All of the subject properties are located in the Amherst submarket of the Buffalo MSA. The Buffalo MSA contains a total of 17.2 million SF of neighborhood and community retail centers. The Amherst submarket in which one of the subject properties is located consists of 4.2 million SF or 24.5% of the total market. As of fourth quarter 2003, there were 47 shopping centers in the Amherst submarket. This submarket exhibited a vacancy rate of 15.9% as of fourth quarter 2003 compared to the Buffalo MSA vacancy rate of 16.3%. The average asking rent in the Amherst submarket is $12.12 PSF. The average asking rent in the Buffalo MSA is $10.83 PSF. As of year-end 2003, average asking prices for the Buffalo MSA were up 1.7% compared to year end 2002. Asking rents posted increases of 1.4%, in the fourth quarter 2003. In 2002, the average household income within five miles of the properties was $61,028.

SPRING CREEK CENTER AND STEELE CROSSING, FAYETTEVILLE, ARKANSAS (399,830 SF; 12.28% OF PORTFOLIO)

PROPERTY INFORMATION. The two properties are both multi-tenant anchored power shopping centers containing in total 399,830 SF. The two properties contain 38.5-acres of non-contiguous land. The two properties are located at the confluence of US 71B, Highway 471 S and Joyce Boulevard. They are centrally located to serve the entire northwest Arkansas trade area consisting of approximately 300,000 residents in Washington, Benton, Carroll and Madison counties. The two centers are located adjacent to the Northwest Arkansas Mall, which is anchored by Dillard's, JC Penney and Sears. More than 15,000 University of Arkansas students and the corporate headquarters for Wal-Mart, J.B. Hunt and Tyson Foods are located in this trade area. This location is in the north central portion of Fayetteville, just south of the town of Springdale. The Spring Creek Center consists of 262,827 SF of space and Steele Crossing consists of 137,003 SF of space. The Spring Creek Center is shadow anchored by a Wal-Mart Supercenter and Steele Crossing is shadow anchored by Target.


------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

 TENANTS              RATINGS (S/M/F)        SF              % NRSF              RENT PSF     LEASE EXPIRATION      SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 Kohl's                   A-/A3/A          86,584            21.66%                $3.25          1/31/2022            NA
------------------------------------------------------------------------------------------------------------------------------------
 Best Buy              BBB-/Baa3/BBB       50,000            12.51%               $11.75          1/31/2017            NA
------------------------------------------------------------------------------------------------------------------------------------
 Bed, Bath & Beyond      BBB/NA/NA         32,000             8.00%                $8.91         11/30/2009            NA
------------------------------------------------------------------------------------------------------------------------------------
 Goody's                    NA             30,230             7.56%                $9.50          8/31/2013            NA
------------------------------------------------------------------------------------------------------------------------------------
 TJ Maxx(1)              A1/A3/NA          28,000             7.00%                $7.25         10/31/2005           $304
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                  226,814           56.73%                $7.25                              $304
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings of the parent company, TJX Company's, Inc.

MARKET. These two major regional shopping centers and the Northwest Arkansas Mall anchor the area as a major retail destination. The subject property (Spring Creek Centre) fronts along Joyce Road and Mall Avenue, both primary access points for the mall. Steele Crossing is located just south of the Northwest Arkansas Mall at the intersection of U.S. 71 B and College Avenue. The merchandising mix of the two centers complement each other and together they form the dominant retail hub for much of the northwestern suburbs. In the aggregate, the competitive market (inclusive of the subject) contains a total GLA of approximately 1,577,956 SF. The weighted average total occupancy in these centers is about 93.6%. Projections for the year 2010 have the population over 400,000 persons, while the average household income with a 10-mile radius is $56,879.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $66,000,000
                             DDR-MACQUARIE PORTFOLIO    TMA DSCR:    3.62x
                                                        TMA LTV:     54.3%
--------------------------------------------------------------------------------

TOWNSHIP MARKETPLACE, MONACA, PENNSYLVANIA (253,110 SF; 7.77% OF PORTFOLIO)

PROPERTY INFORMATION. Township Marketplace is a 253,110 SF regional community center located at the intersection of State Route 18, East of Route 60 (Hershey
Road) in Monaca, Pennsylvania. The property is 30 miles northwest of the Pittsburgh CBD in a bedroom community. Township Marketplace is anchored by Lowe's, PETsMART, Shop-N-Save, Pier 1 Imports and shadow anchored by a new Cinemark, which currently is under construction. The neighborhood is characterized by commercial uses and low-density residential development, as well as traffic arteries that feed the area providing for increased traffic flow. There is a total of 1,812 parking spaces at the properties thus giving the properties a parking ratio of 7.2 spaces per 1,000 SF.


------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

 TENANTS              RATINGS (S/M/F)        SF              % NRSF              RENT PSF     LEASE EXPIRATION      SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 Lowe's                   A/A2/A           125,789           49.70%                $7.83          8/31/2027            NA
------------------------------------------------------------------------------------------------------------------------------------
 Shop `N' Save              NA             61,712            24.38%                $3.30         10/31/2019            NA
------------------------------------------------------------------------------------------------------------------------------------
 PETsMART               BB-/Ba2/NA         19,355             7.65%                $9.84          1/31/2016            NA
------------------------------------------------------------------------------------------------------------------------------------
 Pier 1 Imports        BBB-/Baa3/NA         8,110             3.20%               $17.00          2/29/2012            NA
------------------------------------------------------------------------------------------------------------------------------------
 Eat N Park                 NA              7,496             2.96%               $10.01         12/31/2013            NA
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                  222,462           87.89%                $7.16                               NA
------------------------------------------------------------------------------------------------------------------------------------

MARKET. The subject property is located in the northwest portion of the Pittsburgh MSA within 1.5 miles of the Beaver Valley Mall (anchored by Sears and JC Penney) and opposite a Wal Mart anchored center in the area's dominant retail submarket. For year-end 2003, average asking rents were placed at $13.71 PSF for non-anchor space within the western submarket. This represents a slight increase over the year-end 2002 average asking rate of $13.41 PSF and the year-end 2001 average asking rent of $12.73. The average rent in place is $11.76, which is 14.2% below market. At the end of 2002, the Pittsburgh MSA had average household income $56,265. The Township Marketplace has a 15-mile radius population of 337,000.

RIVERDALE VILLAGE-INNER RING, COON RAPIDS, MINNESOTA (249,366 SF; 7.66% OF PORTFOLIO)

PROPERTY INFORMATION. Riverdale Village-Inner Ring consists of 13-buildings that contain 249,366 SF on a 43.84-acre parcel of land. The center is anchored by JC Penney, Borders Books, and PETsMART. The subject is part of a larger super power center that will contain approximately 783,000 SF upon completion. The adjacent property is generally referred to as the "perimeter" section and is anchored by Costco, Sears, Kohl's, Old Navy, Best Buy, Linen & Things and JoAnn Fabrics. Due to the draw of this new retail hub, Sears relocated to this property from a nearby retail center. The subject property is known as the "interior" section or Inner Ring and is in the last stages of construction. Upon completion the subject property will include an amphitheater, park, and approximately 285,743 SF of space, including the 39,000 SF yet-to-be built out parcel buildings. The property is located in Anoka County, within the greater Coon Rapids area. The city of Blaine is located to the east, Champlin and Brooklyn Park are to the southwest, and Spring Lake Park is to the south. Generally, the boundaries of the immediate area are within a two mile radius of the subject property. The Minneapolis CBD is approximately 15 miles southeast the subject property. More specifically the site is located on the northeast corner of Round Lake Boulevard and Main Street, west of Highway 10 and Highway 47. There are a total of 1,598 parking spaces at the property, thus giving the property a parking ratio of 5.6 spaces per 1,000 SF.

MARKET. The Greater Minneapolis MSA has eight properties which are comparable to the Riverdale Village-Inner Ring property. According to the appraiser, in-line occupancy rates of the comps range from 90% to 100% and asking rents range from $14 to $16 PSF. In the aggregate, these shopping centers contain a total GLA of approximately 3.3 million SF. According to the appraisal, average household income within the primary trade area for 2002 is forecasted to be $77,176. The average household income in the 10-mile area is reported at $78,978. Population growth in the MSA is forecasted to be approximately 2.0% per year over the next 2 years. Anoka County, where the subject is located, has a current population of 306,403 and according to the appraisal it is projected to reach 328,445 by 2007 indicating a 1.4% growth rate.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $66,000,000
                             DDR-MACQUARIE PORTFOLIO    TMA DSCR:    3.62x
                                                        TMA LTV:     54.3%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

 TENANTS              RATINGS (S/M/F)        SF              % NRSF              RENT PSF     LEASE EXPIRATION      SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 JC Penney              BB+/Ba3/BB         93,480            37.49%                $6.50          1/31/2024            NA
------------------------------------------------------------------------------------------------------------------------------------
 Borders Books              NA             21,641             8.68%               $12.95          1/31/2023            NA
------------------------------------------------------------------------------------------------------------------------------------
 PETsMART, Inc.         BB-/Ba2/NA         19,141             7.68%               $12.70         11/30/2018            NA
------------------------------------------------------------------------------------------------------------------------------------
 Ultra Salon                NA             10,300             4.13%               $19.50         10/31/2012            NA
------------------------------------------------------------------------------------------------------------------------------------
 Pier 1 Imports        BBB-/Baa3/NA        10,207             4.09%               $18.84          8/31/2013            NA
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                  154,769           62.06%                $9.85                               NA
------------------------------------------------------------------------------------------------------------------------------------

RESERVES. The loan has no initial reserves. Reserves will only be collected following a test on which the DSCR declines below 1.05x (calculated using the trailing twelve month NOI and a loan constant of 9.25%) or an event of default has occurred and is continuing. If the DSCR declines below 1.05x, monthly reserves for taxes, insurance, replacement reserves and TI/LC reserves will be required.

CASH MANAGEMENT. THE LOAN HAS BEEN STRUCTURED WITH A HARD LOCKBOX.

PROPERTY MANAGEMENT. The properties are managed by Developers Diversified Realty Corporation Management, an affiliate of the sponsor.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Two of the borrowers owning properties in Pennsylvania entered into notes with its parent in the aggregate principal amount of $14,921,546. These notes are unsecured and subordinate to the DDR-Macquarie Portfolio Whole Loan and provide (i) that interest accrue but not be payable until the DDR-Macquarie Loan is paid in full and (ii) that the sole event of default under each subordinate note is the failure to repay the subordinate note on its maturity date (which date is after the maturity date for the DDR-Macquarie Portfolio Whole Loan).

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

RELEASE PROVISIONS. After July 1, 2005, the borrowers are permitted to prepay up to 50% of the original principal amount of the A-F note (not an asset of the trust) and obtain a release of certain properties from the lien of the mortgage, subject to the following conditions: (i) the borrowers pay an amount equal to 115% of the allocated loan amount for each property to be released, or with respect to the properties located in Clarence, New York, Cheektowaga, New York, and Batavia, New York, 120% of the allocated loan amount, (ii) no event of default has occurred or is continuing, (iii) the borrowers provide lender with rating agency confirmation that the certificates will not be downgraded, and
(iv) after such release, the DSCR with respect to the remaining properties is not less than 1.35x (calculated using the trailing twelve month NOI and a loan constant of 9.25%). Any excess between the amount paid in connection with the release and the amount applied to pay scheduled interest and principal on the A-F note will be held by lender as additional security for the indebtedness.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $66,000,000
                             DDR-MACQUARIE PORTFOLIO    TMA DSCR:    3.62x
                                                        TMA LTV:     54.3%
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

ARCHITECT'S RENDERING. THE INSET IS AN ACTUAL PHOTOGRAPH.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:               GACC

 LOAN PURPOSE:              Refinance

 ORIGINAL TMA BALANCE:      $65,000,000(1)

 CUT-OFF TMA BALANCE:       $65,000,000(1)

 SHADOW RATINGS:
 (FIRST MORTGAGE)           AAA / AAA / A3 / AAA (S/F/M/D)

 SHADOW RATINGS:
 (WHOLE LOAN)               BBB- / A- (S/F)

 % BY INITIAL UPB           4.72%

 INTEREST RATE:             5.36252388% initially, then by
 schedule per Annex A-4

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        April 1, 2004

 ANTICIPATED
 PREPAYMENT DATE:           March 1, 2014

 MATURITY DATE:             March 1, 2029

 AMORTIZATION:              Interest only through and including the payment date
 (See Annex A-4)            occurring  on March 1, 2006.  Thereafter  the A-Note
                            amortizes on a 19.75-year schedule

 CALL  PROTECTION:          Lockout  until the earlier of (a) 24 months from the
                            date of the last securitization of the A-1, A-2, A-3
                            and A-4 pari  passu  notes,  or (b) 48  months  from
                            origination,  then  defeasance is  permitted.  After
                            December  1,  2013,   prepayment  permitted  without
                            penalty on any business day.

 SPONSOR:                   Alexander's,  Inc. (NYSE: ALX), a REIT controlled by
                            Vornado Realty Trust

 BORROWER:                  731 Office One LLC

 PARI PASSU DEBT:           $249,000,0001

 SUBORDINATE DEBT:          A $86,00,000  investment grade B-note,  held outside
                            the trust.(1, 2)

 LOCKBOX:                   Hard

 INITIAL RESERVES(3):       Debt Service: $11,169,694
                            Tax:          $382,217

 MONTHLY RESERVES(4)        None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
                             TRUST           WHOLE
                         MORTGAGE ASSET      LOAN
                         --------------    --------
 LOAN BALANCE / SF.:        $452.04         $575.84

 BALLOON BALANCE / SF.:     $323.54         $447.35

 LTV:                       58.7%           74.8%

 BALLOON LTV:               42.0%           58.1%

 DSCR:                      1.48x           1.25x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:  Single Asset

 PROPERTY TYPE:             Office

 COLLATERAL:                Fee simple interest in an office
                            condominium

 LOCATION:                  New York, NY

 YEAR BUILT / RENOVATED:    2004 / NAP

 COLLATERAL SF:             694,634 sq. ft.

 PROPERTY MANAGEMENT:       Vornado Management Corporation,  an affiliate of the
                            Borrower

 OCCUPANCY (AS OF 2/9/04):  100.0%

 UNDERWRITTEN NET
 CASH FLOW:(5)              $35,990,430

 APPRAISED VALUE
 (AS OF FINAL RENT
 COMMENCEMENT DATE):        $535,000,000

--------------------------------------------------------------------------------

(1) The trust mortgage asset represents the A-2 note from a $400,000,000 first mortgage loan consisting of a $314,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3 and A-4 notes), an $86,000,000 subordinate B note and an $86,000,000 (notional balance) I/O note. The A-1, A-3 and A-4 notes, the subordinate B-note and the I/O note are not included in the trust. All numbers under the heading "Financial Information-Trust Mortgage Asset" are based on the combined A-1, A-2, A-3 and A-4 notes. All numbers under the heading "Financial Information-Whole Loan" are based on the combined A-1, A-2, A-3, A-4 and B notes.

(2)   Note is held by an affiliate of the tenant, Bloomberg, L.P.

(3) Initial Reserves for debt service and taxes on the whole loan for the period from the closing date until the anticipated final rent commencement date.

(4) So long as the tenant complies with its obligations under its NNN lease, there will be no monthly reserves for taxes, insurance, operating expenses and capital expenditures as required under the loan documents. Excess cash flow will also be reserved on a monthly basis upon the occurence of certain events, including DSCR falling below a specified level.

(5) Calculated based on the average rent for the period commencing on the rent commencement date and ending on the Anticipated Prepayment Date. The final rent commencement date is expected to occur on or about November 9, 2004.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                  MAJOR TENANT

 TENANT                    NRSF            % NRSF              RENT PSF(2)         LEASE EXPIRATION         RATINGS (S/M/F)
------------------------------------------------------------------------------------------------------------------------------------
 Bloomberg, L.P.          694,634          100.0%               $49.71                 11/1/2028                -/-/A-(1)
------------------------------------------------------------------------------------------------------------------------------------

(1)   See "Tenant" Section herein

(2)   Represents   initial  rental  rate.   Bloomberg's  rental  rate  increases
      gradually over the lease term; the average rental rate up to the ARD date is $54.97; the average rental rate over the 25-year lease term is $65.52

THE 731 LEXINGTON AVENUE - BLOOMBERG HEADQUARTERS LOAN

THE LOAN. The 731 Lexington Avenue - Bloomberg Headquarters Loan is primarily secured by a first mortgage on the borrower's fee simple interest in a 694,634 sq. ft., Class-A office condominium within a larger complex comprising the full square block from 58th to 59th Street between Lexington Avenue and Third Avenue in the Plaza District of Midtown Manhattan. The Bloomberg office condo consists of floors 3-19, the exclusive lobby and the lower level space, and is triple-net leased to Bloomberg, L.P. ("Bloomberg"), which will utilize the space as its global headquarters.

The subject $65.0MM loan (shadow rated AAA / AAA / A3 / AAA by S&P, Fitch, Moody's and DBRS, respectively) has an Anticipated Prepayment Date of March 1, 2014 with amortization commencing April 1, 2006, based on a 19.75-yr schedule. The loan is one of four pari passu notes totaling $314.0MM. The remaining three A-notes, totaling $249.0MM, have the same interest rate, maturity date, amortization term, and shadow rating as the subject loan and are held outside of the trust. There also exists a pari passu interest only note (with a notional balance of $86.0 MM) and an $86.0MM subordinate B-note (shadow rated BBB-/A- by S&P and Fitch, respectively) which is held outside of the trust by an affiliate of the tenant. The A-1 Note is an asset in the COMM 2004-LNB3 trust.

THE BORROWER. The borrower is a single purpose, bankruptcy remote entity sponsored by ALEXANDER'S, INC. Alexander's is a publicly traded REIT (NYSE: ALX, Rated BB+ by S&P) engaged in leasing, managing, developing and redeveloping properties in the metropolitan and suburban areas of New York City where its department stores had previously been located.

ALEXANDER'S activities are conducted through its manager, Vornado Realty Trust (NYSE: VNO). As of September 30, 2003, Vornado (33%) and an affiliate, Interstate Properties (27%), owned a combined 60% of Alexander's common stock. Steven Roth is CEO of Alexander's, Chairman/CEO of Vornado, and a general partner in Interstate Properties. The other two general partners in Interstate Properties, David Mandelbaum and Russell B. Wight, Jr. are also directors of Alexander's and trustees of Vornado.

VORNADO REALTY TRUST (rated BBB+/BBB by S&P and Fitch, respectively) has been traded on the New York Stock Exchange for over 40 years and is currently the fourth largest REIT in the United States with a total market capitalization of approximately $6 billion. Vornado owns, operates, develops, and manages offices, retail centers, merchandise and furniture marts, temperature-controlled logistics and real estate properties totaling over 75 million SF, primarily in the Northeast and mid-Atlantic regions of the United States. Vornado is one of the largest property owners in the New York City metropolitan area, with ownership interests in 21 office buildings aggregating more than 13.6 million SF of space. With its recent purchase of Charles E. Smith Commercial Realty and Kaempfer Company, Vornado is also one of the largest owners of commercial properties in the Washington DC region. Vornado Realty Trust and Interstate Properties are both previous sponsors of a Deutsche Bank borrower.

THE PROPERTY: Vornado took control of Alexander's and the subject site, formerly home to Alexander's flagship department store, in 1991. The department store was demolished in 1998 and construction of the current project began in 2001. The subject property will feature newly constructed Class A office and studio space with column free floor plates and feature floor to ceiling windows with excellent views of Central Park, the East River, and Midtown Manhattan. Collateral for the subject loan consists of the fee simple interest in the 694,634 SF office condominium. The subject condominium consists of floors 3-19, the exclusive lobby and lower level space, of a 1.39 million SF development that is comprised of a 54-story tower attached to a nine-story building around a central courtyard, which covers the full square block from 58th to 59th Street between Lexington Avenue and Third Avenue in Manhattan. The full development contains 900,000 SF of office space, 160,000 SF of retail space, and 105 luxury residential condominiums (see diagram for stacking

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

plan). The residential  condominium units are currently being marketed for sale.

In all, the 731 Lexington Avenue property will be divided into four condominium units: (i) the Bloomberg Office Condo consisting of 694,634 SF of space (collateral for the loan). (ii) a speculative office condo consisting of 205,000 sq. ft. that is currently being marketed for lease (additional collateral for the mortgage loan as described below under the section "Additional Collateral"),
(iii) a retail condo consisting of 160,000 SF that will include a Home Depot Expo, H&M, Fleet, Wachovia, a high-end restaurant and several other smaller retail spaces (not collateral for the mortgage loan), and a residential condo consisting of 105 units totaling 330,000 SF (not collateral for the mortgage loan). Portions of the 731 Lexington Avenue property are currently under construction.

The triple-net lease to Bloomberg, the sole tenant at the mortgaged property, has a term of 25 years, commenced in stages as outlined below, and has an initial rental rate of $49.71 per sq. ft. Construction costs for the loan collateral were approximately $345 million, exclusive of Bloomberg's build out. There is a nine-month free rent period after acceptance of space ("Lease Commencement"), with the commencement of full rent on November 9, 2004 (the "Final Rent Commencement Date"), as more specifically shown in the schedule below:

LEASE COMMENCEMENT:    RENT COMMENCEMENT:     SQ. FT.:     % OF TOTAL:
------------------     -----------------      -------      ----------
11/14/2003                8/14/2004           608,426          87.6%
12/26/2003                9/26/2004            81,947          11.8%
2/2/2004                  11/2/2004             3,586           0.5%
2/9/2004                  11/9/2004               675           0.1%
                                              -------         ------
                                              694,634         100.0%

A debt service reserve was funded at closing which covers all debt service until the Final Rent Commencement Date during the free rent period.

THE TENANT. Bloomberg is a global information services, news and media company, serving customers in 126 countries around the world. Headquartered in New York, the company employs more than 8,200 people in 110 offices. Bloomberg is the 49th largest private company in the US with 2003 revenues estimated at $3B according to Forbes. Bloomberg, which will have their global headquarters at 731 Lexington Avenue, is also the second largest news-syndicate (behind Associated Press and ahead of Reuters and Dow Jones).

BLOOMBERG L.P., IS CURRENTLY PRIVATELY RATED `A-' (LONG-TERM SENIOR UNSECURED DEBT RATING) BY FITCH, INC. WITH A POSITIVE OUTLOOK. STANDARD & POOR'S RATING SERVICES' THREE-YEAR (2000-2002) ADJUSTED KEY U.S. INDUSTRIAL FINANCIAL RATIOS FOR `A' RATED COMPANIES INCLUDE A MEDIAN EBITDA INTEREST COVERAGE RATIO OF 8.5X AND A MEDIAN FREE OPERATING CASH FLOW / TOTAL DEBT RATIO OF 22.3%. BLOOMBERG L.P. MET OR EXCEEDED BOTH OF THESE RATIOS AS OF JUNE 30, 2003.

Bloomberg provides worldwide financial communication via the Bloomberg Professional(R) service, Bloomberg Television(R), Bloomberg RadioSM, several magazines, a book publishing division, and websites. Clients include the central banks, investment institutions, commercial banks, government offices and agencies, corporations and news organizations.

BLOOMBERG  PRODUCTS

Bloomberg Professional(R) service has forged an enviable position within the financial services industry and is the world's second-largest provider of global financial data to market professionals with 37% market share. The Professional service provides an excellent combination of data, analytics, electronic trading and straight-through processing tools on a single platform. The Bloomberg Professional(R) service's terminals provide real-time, around-the-clock financial news, market data, analysis and provides access to more than 3.6 million financial instruments via 170,000 terminals to 260,000 users.

Bloomberg News(R) has more than 1,600 journalists and editors reporting from 94 bureaus and serves as an electronic newspaper with unlimited updates and editions. In addition to being a central element of the Professional service, and providing the content for Bloomberg Television(R) and Bloomberg RadioSM, more than 350 leading newspapers worldwide use Bloomberg News as a key source for business news stories. The news service produces more than 4,000 news stories daily.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

Bloomberg Television(R) delivers information via 10 networks in seven languages and reaches more than 200 million homes around the world. Bloomberg also delivers market reports integrated into local newscasts--to more than 100 television stations in major markets across the country. Globally syndicated and custom reports are produced for many other television networks. Bloomberg RadioSM delivers information via a 24-hour business station in the New York-metropolitan area and is available in the U.S. through satellite radio and is distributed as far away as Singapore and Japan. Bloomberg RadioSM also distributes syndicated reports to more than 840 affiliates worldwide in four languages

THE MARKET. The property is located within Midtown Manhattan's Plaza District, occupying the entire city block bounded by Lexington and Third Avenues and 58th and 59th Streets. This location is as a gateway between New York's top residential and retail addresses and its Midtown office district. The subject property is well located within New York City's subway system, with the 4, 5 Express subway line stops located adjacent to the property and the N, R, W subway line stops also located within close proximity.

According to the appraisal, the subject property is located in the East Side subdistrict, which is classified within the Plaza District, and considered one of Manhattan's premier office and retail locations. The subject property is also surrounded by many New York landmarks, restaurants, hotels, retail shops and tourist attractions. It is located near various bus and subway lines. The Plaza District is generally bound by 47th Street to the south and 65th Street to the north and to the west from Avenue of the Americas to the East River. The Plaza District is comprised of four statistical areas tracked by Cushman & Wakefield:
East Side, Park Avenue, Madison/Fifth, and Sixth Avenue/Rockefeller Center.

As of fourth quarter 2003, the four office subdistricts that comprise the Plaza District contained 96,519,139 sq. ft. of Class A office space and 5,010,082 sq. ft. of Class B office space. There is little Class C office space in these subdistricts, with Class C space totaling 281,400 sq. ft., or less than one percent.

According to the appraisal, the Plaza District has historically evidenced the highest rents in midtown Manhattan due to the demand generated by its location and quality office space. The direct primary (Class A) asking rental rate in the four Plaza District subdistricts averaged $57.34 in the fourth quarter of 2003, above the overall direct primary midtown Manhattan average of $52.83. The direct primary vacancy rate for the four Plaza District subdistricts averaged 7.0 percent in fourth quarter 2003, and the direct secondary (Class B) vacancy rate averaged 5.3 percent. In comparison, the direct primary vacancy rate for midtown Manhattan as a whole was 7.6%, while Midtown's direct secondary vacancy rate was 10.1%. Recent sale prices of comparable office properties include the GM Building ($729 PSF) in Manhattan, One Lincoln ($675 PSF) in Boston and 399 Park Avenue ($631 PSF) in Manhattan.

The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, printing and publishing, advertising and communications. Seventeen Fortune 500 Industrial companies have headquarters in the Plaza District, including RJR Nabisco Holdings, Bristol-Myers Squibb and Colgate-Palmolive. There are approximately two dozen Fortune 500 Service companies in the Plaza District as well, notably, JP Morgan Chase, Citicorp, AOL Time Warner and Bear Stearns & Co., Inc.

The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists. Several of New York's finer hotels are located in the immediate vicinity of the subject, including the Parker Meridian, the Ritz-Carlton, The Plaza, and the Essex House. Within walking distance are the New York Palace, the St. Regis Hotel, the Four Seasons, as well as the Waldorf-Astoria. More moderately priced hotels are found in the subject's immediate vicinity as well, including the Salisbury, the Helmsley Windsor, the Wyndham, and the New York Hilton. The presence of many fine hotels in the area serves as an important inducement to national and international firms seeking space in midtown Manhattan.

The comparable properties, as determined by the appraiser, contain a total net rentable area of 16,216,736 sq. ft. The direct occupancy rate for these buildings is 89.9%, compared to 91.9% for the East Side subdistrict direct inventory. The asking rental rates range from $58.00 to $130.00. These average rental rates are well above the $66.52 PSF that Bloomberg averages over the length of the 25 year lease term.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

RESERVES. On a whole loan basis:
      Debt service--$11,169,694 to pay debt service through the free rent period of the Bloomberg L.P. lease.

      Taxes--$382,217 to pay real estate taxes through the free rent period of the Bloomberg L.P. lease.

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The property will be managed by Vornado Management Corporation, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $86,000,000 investment grade B-note held outside of the trust (shadow rated BBB- by S&P and A- by Fitch) by an affiliate of Bloomberg, L.P.
FUTURE  MEZZANINE OR SUBORDINATE  INDEBTEDNESS.  Not permitted.

ADDITIONAL COLLATERAL. The 731 Lexington Avenue - Bloomberg Headquarters Loan is also secured by the Borrower's fee simple interest in a 205,000 SF speculative office condominium ("Unit 2") in the building; the lender received this additional collateral because Bloomberg has certain expansion rights into Unit 2 which arise under the Bloomberg Condo lease. The Unit 2 collateral is subject to release if space in Unit 2 is no longer required to be available to Bloomberg pursuant to the Bloomberg Condo lease; rents and other cash flows from Unit 2 are not required to be deposited in the lockbox and Unit 2 may be separately financed by the borrower's parents; and the lender has agreed not to foreclose on the Unit 2 collateral unless certain Unit 2-specific defaults occur. In addition, subject to the consent of the holder of the subordinate B-Note and certain other conditions, the loan documents permit the borrower to transfer Unit 2 to another wholly-owned subsidiary of the sponsor. If such loan modification becomes effective, the Unit 2 collateral may be separately financed, and, under certain circumstances, the Unit 2 owner may obtain the release of Unit 2 from the lien of the mortgage of the 731 Lexington Avenue - Bloomberg Headquarters Loan. No value is attributed to the Unit 2 collateral and no information on Unit 2 (or any rents or cash flows from Unit 2) is included in this Collateral Term Sheet. While this speculative office space serves as additional collateral for this loan, it is excluded from all valuation calculations such as loan balance PSF and balloon balance PSF and is not accounted for in the underwritten net cash flow.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                             731 LEXINGTON AVENUE -   TMA BALANCE:  $65,000,000
                             BLOOMBERG HEADQUARTERS   TMA DSCR:     1.48x
                                                      TMA LTV:      58.7%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $63,000,000
                              BANK OF AMERICA PLAZA        DSCR:     1.27x
                                                           LTV:      70.0%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $63,000,000
                              BANK OF AMERICA PLAZA        DSCR:     1.27x
                                                           LTV:      70.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:               GACC

 LOAN PURPOSE:              Acquisition

 ORIGINAL TMA BALANCE:      $63,000,000

 CUT-OFF TMA BALANCE:       $63,000,000

 % BY INITIAL UPB:          4.57%

 INTEREST RATE:             4.546%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        August 1, 2004

                           MATURITY DATE: July 1, 2009

 AMORTIZATION:              240 months

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance is permitted. On and after April 1, 2009, prepayment can be made without penalty.

 SPONSOR:                   American Financial Realty Trust ("AFR")

 BORROWER:                  First States Investors 225, LLC

 ADDITIONAL FINANCING:      None

 LOCKBOX:                   Hard

 INITIAL RESERVES:          Tax:          $993,933
                            Insurance:    $78,393
                            Engineering:  $6,875

 MONTHLY RESERVES:          Tax:          $165,656
                            TI/LC:        $34,375
                            Replacement:  $12,917
                            Insurance:    $6,533

                            Supplemental
                            Bank of America Reserve:(1)         $41,250

--------------------------------------------------------------------------------

(1) The Borrower is required to deposit $41,250 monthly into a Bank of America Reserve. If Bank of America (or a replacement tenant satisfactory to Lender) executes a satisfactory lease extension with respect to all or a portion of the space it currently occupies, collections will be suspended and funds previously collected will be released on a pro-rata basis with respect to the space so leased/extended.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 LOAN BALANCE / SQ.FT.:     $84.00

 BALLOON BALANCE / SQ.FT.:  $69.81

 LTV:                       70.0%

 BALLOON LTV:               58.2%

 DSCR:                      1.27x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET / PORTFOLIO:  Single Asset

 PROPERTY TYPE:             CBD Office

 COLLATERAL:                Fee simple interest in a Class "A" CBD office

 LOCATION:                  St. Louis, MO

 YEAR BUILT / RENOVATED:    1982 / NAP

 TOTAL AREA:                750,000 sq. ft.

 PROPERTY MANAGEMENT:       First States Management Corp., an affiliate of the
                            Borrower

 OCCUPANCY (AS OF 04/26/04):95.2%

 UNDERWRITTEN NET
 CASH FLOW:                 $6,098,305

 APPRAISED VALUE:           $90,000,000

 APPRAISAL DATE:            4/8/2004

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                              MAJOR OFFICE TENANTS
                                                                WEIGHTED AVG      % BELOW          LEASE
 TENANT                     NRA         % NRA        % GPR        RENT PSF      MARKET RENT2     EXPIRATION      RATINGS (S/M/F)
------------------------------------------------------------------------------------------------------------------------------------
 Bank of America(3)       466,731       62.2%        55.5%         $10.40           13.3%        12/31/2011(3)    A+/ Aa2 / AA-
------------------------------------------------------------------------------------------------------------------------------------
 IBM4                     154,825       20.6%        18.1%         $10.25           14.6%         7/31/201(2)     A+ / A1 / AA-
------------------------------------------------------------------------------------------------------------------------------------
 PriceWaterhouseCoopers   62,662        8.4%         15.6%         $21.75            N/A          7/31/2007         - / - / -
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:  684,218      91.20%        89.7%         $11.41
------------------------------------------------------------------------------------------------------------------------------------

(2) The leases for Bank of America and IBM are NNN leases; market rent for NNN leases, according to the appraisal, is $12.00 PSF. The lease for PriceWaterhouseCoopers is modified gross; market rent for modified gross leases, according to the appraisal, is $21.00 PSF.

(3) 3,713 SF expires 6/30/04, 8,264 SF expires 9/30/04 and the remaining 454,754 SF expires 12/31/11. 4. IBM subleases all but 2,221 SF of its space to four tenants but remains liable under its lease through 7/31/2012.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $63,000,000
                              BANK OF AMERICA PLAZA        DSCR:     1.27x
                                                           LTV:      70.0%
--------------------------------------------------------------------------------

BANK OF AMERICA PLAZA LOAN

THE LOAN. The Bank of America Plaza loan is secured by a first mortgage on the fee simple interest in a 750,000 SF, 30-story, Class "A" office building, a 5-story annex building, and a 2-story underground parking garage. In December 2003, the Borrower's sponsor, American Financial Realty Trust ("AFR"), acquired Bank of America Plaza from GE Pension Trust for $81.5 million plus the seller's prepayment penalty of $5.8 million for a total acquisition cost of approximately $87.3 million. The December purchase was an all cash transaction; after the origination of the loan, the borrower's cash equity (excluding closing costs) is approximately $24.3 million or 38.5% of cost.

THE BORROWER. First States Investors 225, LLC, is a special purpose, bankruptcy-remote entity whose sole purpose is to own and operate Bank of America Plaza. The sponsor of the borrower, American Financial Realty Trust ("AFR"), successor company to American Financial Realty Group, is a self-managed and self-administered Maryland real estate investment trust ("REIT") that was formed in May 2002, and completed its initial public offering in June 2003 (NYSE: AFR). AFR, headquartered in Jenkintown, Pennsylvania, is a newly organized, self-administered and self-managed real estate investment trust
(REIT) led by its CEO, Nick Schorsch and its chairman, Lewis Raineri. AFR is engaged in the acquisition of corporate owned real estate assets, primarily multi-tenant office buildings and single-tenant bank branches, leased to financial institutions. AFR provides property management, brokerage, leasing, project management and other services to its properties. AFR's high credit client base includes many of the largest financial institutions in the country including Bank of America, Wachovia Bank, Citibank, Sovereign Bank, and Key Bank as well as other large regional institutions.

AFR's portfolio consists of 17.2 million square feet located in 27 states and the District of Columbia. The overall occupancy of its portfolio is 88.9% and its weighted average remaining lease term is 13.3 years as of December 31, 2003. As of December 31, 2003, AFR had total assets of $2.14 billion and revenues for the year totaled $135.6 million.

AFR is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Bank of America Plaza loan is secured by a first mortgage on the fee simple interest in a 750,000SF, 30-story, Class "A" office building, a 5-story annex building, and a 2-story underground parking garage. The building, one of the five tallest buildings in downtown St. Louis, is designed with a bronzed glass exterior and a lobby area that features a 60-foot high atrium finished with mahogany walls and polished terrazzo tile floors. A two-story escalator connects the street level lobby to the main lobby located on the third floor. Both lobbies have been upgraded with tapestries and planters, new seating areas, and new ceiling and lighting systems. The closed circuit video system, supplemented by a card key access system, has been upgraded to include new color monitors and digital recording devices.

The third floor lobby contains an enclosed walkway which connects the subject to a parking garage located across the street from the subject. The borrower master leases 258 spaces in this garage (which has a total of 2,237 spaces) for the exclusive use of certain tenants of the subject. In addition, the subject's 2-level underground garage provides space for 60 vehicles.

SIGNIFICANT TENANTS. Bank of America Plaza is 95.2% leased to seven tenants (84.8% of which are investment grade). The three largest tenants, Bank of America (466,731 SF; 62.2% of NRA), IBM (154,825 SF; 20.6%of NRA) and
PriceWaterhouseCoopers (62,662 SF; 8.4% of NRA), lease and/or occupy approximately 91% of the NRA and contribute 89% of the GPR. The remaining four tenants are Key Bank, N.A. (14,858 SF; 2.0% of NRA; rated A/A2/A by S/M/F, respectively), Ralcorp Holdings, Inc. (Ralston Foods; 10,333 SF; 1.4% of NRA), Marsh USA, Inc. (3,457 SF; 0.5% of NRA), and St. Louis Petroleum (1,382 SF; 0.2% of NRA). Below is a background brief for each of the three largest tenants.

BANK OF AMERICA, NA (NYSE: BAC, rated A+/Aa2/AA- by S/M/F, respectively) is the largest tenant, occupying 466,731 SF (62.2% of the NRA) and contributing 55.5% of GPR. Bank of America leases the entire five-story annex which is accessed via the third floor lobby level. Bank of America Corporation operates through its banking and non-banking subsidiaries as a provider of financial services and products throughout the United States and in selected international markets. As of December 31, 2003, the company operated and managed its operations through four business segments: Consumer and Commercial Banking, Asset Management and Global Corporate and Investment Banking. As of December 31, 2003, Bank of America had total assets of $736.4 billion, shareholder's equity of $47.98 billion, and for the year had total revenues of $37.88 billion. The subject space is currently utilized by Bank of America as executive and administrative offices and includes a retail branch and a check processing center. On October 27, 2003, Bank of America and FleetBoston

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $63,000,000
                              BANK OF AMERICA PLAZA        DSCR:     1.27x
                                                           LTV:      70.0%
--------------------------------------------------------------------------------

Financial Corporation announced they had signed an agreement and plan of merger. The merger agreement became effective in April 2004. Bank of America has been a tenant since 1997 when it (as NationsBank) acquired Boatmen's Bank, the original lessee. Bank of America has two leases at the subject. The first covers 11,977 SF which had an initial term of almost 15 years with 8,264 SF expiring in 9/30/04 and 3,713 SF expiring in 6/30/04. The second lease, which covers 454,754 SF, has an initial term of 21 years with an expiration date of 12/31/11. In addition, Bank of America subleases 19,674 SF of space from IBM, as described below.

IBM (NYSE: IBM, rated A+/A1/AA- by S/M/F, respectively) leases the second largest amount of space at the subject property (154,825 SF 20.6% of NRA) and contributes 18.1% of GPR. Approximately five years ago, IBM (International Business Machines Corporation) sub-leased all but 2,221 SF of its space to four tenants, Bank of America (19,674 SF), Ralcorp Holdings (Ralston Foods; 97,355
SF), Marsh USA, Inc. (27,625 SF), and Mercer (7,950 SF), however, IBM remains liable under its lease through the lease expiration date, 7/31/12. IBM, an information technology company, has a variety of businesses ranging from business transformation consulting to software, hardware, fundamental research, financing and component technologies used to build larger systems. IBM's clients are varied and include sole proprietorships, large organizations, governments and companies representing every major industry and endeavor. Organizationally, IBM's major operations consist of a Global Services segment; three hardware product segments: Systems Group, Personal Systems Group and Technology Group; a Software segment; a Global Financing segment, and an Enterprise Investments segment. As of December 31, 2003, the company had total assets of $104.4 billion and shareholder's equity of $27.9 billion. Revenues for 2003 increased 10% (from 2002 revenues) to $89.13 billion, and net income from continuing operations increased 43% to $7.61 billion. IBM's lease had an original term of 20.5 years and has a current expiration date of 7/31/12.

PRICEWATERHOUSECOOPERS ("PWC") is the third largest tenant of the subject, occupying 62,662 SF (8.4% of NRA) and contributing 15.6% of GPR. PWC is a privately-owned company that provides tax and advisory services for public and private clients primarily in four areas: corporate accountability; risk management; structuring and mergers and acquisitions; and performance and process improvement. Aggregate net revenue during 2003 for PWC firms was $14.7 billion (compared to $13.8 billion in 2002). The subject location serves as PWC's main office serving the St. Louis region. PWC has been a tenant since 1982 and has a current lease expiration date of 7/31/07.

THE MARKET. Bank of America Plaza is well-located in the St. Louis Central Business District. The property is within walking distance of the Mississippi River, the Gateway Arch, Jefferson National Expansion Memorial, Laclede's
Landing (a downtown historic district), Busch Stadium, and several hotels including the Westin, Marriott Renaissance and the Adams Mark Hotel. The downtown area is approximately 90% developed with office space, industrial space, parking garages, hotels, and retail development. The subject is well designed and competes very effectively among the highest quality Class A office buildings in the St. Louis CBD. In addition, the area is well served by a well developed interstate highway system, and two airports: the Lambert-St. Louis International Airport is the nation's eighth busiest airport servicing 93 cities worldwide; a $1.1 billion multi-year airport expansion is currently underway; and the MidAmerica Airport which opened in November 1997.

The subject is centrally located within the St. Louis Metropolitan Statistical Area (MSA). Between 1990 and 2002, the St. Louis MSA experienced continued growth with population increasing 1.0% to 2,622,670. For 2003, the median household income for the St. Louis MSA is estimated at $41,558, or 8.3% higher than the national median household income of $38,469.

According to the appraisal, there was 97.4 million SF of multi-tenant office space (in 3,024 buildings) in the St. Louis metropolitan area at year-end 2003; the overall vacancy rate was 12.1%, and the overall average asking rental rate was $17.67 PSF. The subject is located within the St. Louis CBD sub-market, the largest sub-market in the metropolitan area with 24.4 million square feet of Class A, B and C office. As of year-end 2003, there was 8.2 million square feet of Class "A" office space within 16 buildings in the St. Louis CBD. These properties had a direct vacancy rate of 10.3% (11.2% including sub-lease space), and average asking rents of $18.75 PSF. The subject, a Class "A" office property, is outperforming its market with an occupancy rate (as of the 4/26/04 rent roll) of 95.23%. Actual rental rates paid by tenants of the subject range from $8.68 PSF to $21.75 PSF and average $11.74 PSF. Rental rates averaged $21.00 PSF for tenants with modified gross leases, and $10.36 PSF for tenants with NNN leases (tenant pays pro-rata share of all operating expenses). The appraiser estimated a current market rent for the subject space would be $21.00 PSF on a modified gross basis and $12.00 PSF on a NNN basis. Modified gross rents at the subject are consistent with market rents; NNN rents (Bank of America and IBM) are approximately 14% below market rents. Both tenants have been occupants of the building since 1982, and rental rate increases


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $63,000,000
                              BANK OF AMERICA PLAZA        DSCR:     1.27x
                                                           LTV:      70.0%
--------------------------------------------------------------------------------

provided for in the leases have not kept pace with rent increases in the market, indicating potential upside in rental income at the subject property. There are no new office projects currently under development in the St. Louis CBD.

PROPERTY MANAGEMENT. The property is managed by First States Management Corp., an affiliate of the loan sponsor. First States Management has extensive experience in real estate acquisitions, financing and asset management, as well as a strong understanding of bank regulatory requirements. The company provides property management services for all properties in AFR's portfolio. First States Management Corp. currently manages 578 buildings containing 17.2 million SF of commercial space; properties are located in 27 states and the District of Columbia. As of 12/31/03, the overall occupancy rate of its portfolio was 88.9%, and the weighted average remaining lease term was 13.3 years.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $63,000,000
                              BANK OF AMERICA PLAZA        DSCR:     1.27x
                                                           LTV:      70.0%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                            STRATEGIC HOTEL PORTFOLIO   TMA DSCR:    2.65x
                                                        TMA LTV:     46.3%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
HYATT REGENCY PHOENIX, Phoenix, AZ

[GRAPHIC OMITTED]
HYATT REGENCY LA JOLLA AT AVENTINE, La Jolla, CA

[GRAPHIC OMITTED]
HYATT REGENCY NEW ORLEANS, New Orleans, LA

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                            STRATEGIC HOTEL PORTFOLIO   TMA DSCR:    2.65x
                                                        TMA LTV:     46.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Refinance

 ORIGINAL TMA BALANCE:      $50,000,0001

 CUT-OFF TMA BALANCE:       $50,000,0001

 % BY INITIAL UPB:          3.63%

 INTEREST RATE:             5.1575268171%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        August 1, 2004

 MATURITY DATE:             July 1, 2011

 AMORTIZATION:              360 months

 CALL  PROTECTION:          Lockout  until the earlier of (a) 24 months from the
                            last securitization date of the pari passu notes and
                            (b) June 29, 2007, then defeasance is permitted.  On
                            and  after  April  1,  2011,   prepayment  permitted
                            without penalty.

 SPONSOR:                   Strategic Hotel Funding, L.L.C.

 BORROWER:                  SHC New Orleans,  L.L.C.,  SHC Phoenix III,  L.L.C.,
                            New Aventine, L.L.C.

 PARI PASSU DEBT:           $125,000,000(1)

 SUBORDINATE DEBT:          $33,500,000(1) (included in trust)

 LOCKBOX:                   Hard

 INITIAL RESERVES:          Deferred Maintenance and
                            Environmental Conditions: $1,125
                            Liquidity Reserve Account: $1,885,535

 MONTHLY RESERVES:          FF+E(2)
                            Incentive Fee(3)

--------------------------------------------------------------------------------

(1) The Trust Mortgage Asset amount of $50,000,000 represents the A-1 note from a $208,500,000 first mortgage loan consisting of a $175,000,000 senior loan (evidenced by pari passu A-1, A-2 and A-3 notes) and a $33,500,000 subordinate loan (evidenced by B-1, B-2, B-3 and B-4 notes). The A-2 and A-3 notes are not included in the trust. The B notes (shadow rated Ba1/BB by Moody's and S&P, respectively) are subordinate to the A notes and are included in the trust but do not back any certificates other than Class SHP certificates.

(2) Monthly reserves will be collected based on total revenues in the amount of 5% for New Orleans property, 3% for Phoenix property, and 4% for La Jolla property. Monthly reserves will only be collected for FF&E to the extent such fees are not withheld by the property manager.

(3) Monthly reserves will only be collected for incentive fees to the extent such fees are not withheld by the property manager. Incentive fees are fully subordinate to debt service.

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION1
--------------------------------------------------------------------------------

                                             TMA + Pari
                           TMA + Pari        Passu Debt
                           Passu  Debt   + Subordinate Debt
                          ------------   ------------------
 LOAN BALANCE:            $175,000,000      $208,500,000

 LOAN BALANCE/KEY:           $75,594           $90,065

 LTV:                         46.3%             55.2%

 BALLOON LTV:                 41.4%             49.3%

 DSCR:                        2.65x             2.13x

 SHADOW RATING (S/M):       AA-/Baa2           BB/Ba1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:  Portfolio

 PROPERTY TYPE:             Full Service Hotel

 COLLATERAL:                Fee simple interests in three luxury hotels

 LOCATION:                  New Orleans, LA
                            Phoenix, AZ
                            La Jolla, CA

 YEAR BUILT / RENOVATED:    Various

 PORTFOLIO NO. OF KEYS      2,315

 PROPERTY MANAGEMENT:       Hyatt Corporation

 PORTFOLIO OCCUPANCY:       62.5%

 UNDERWRITTEN NET
 CASH FLOW:                 $30,066,445

 PORTFOLIO APPRAISED VALUE: $377,600,000

 PORTFOLIO APPRAISAL DATE:  March 9, 2004 - April 1, 2004

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                PORTFOLIO HOTELS

                                                                YEAR BUILT/       APPRAISED       APPRAISED        ALLOCATED
 PROPERTY NAME                    LOCATION        # OF KEYS       RENOVATED          VALUE         VALUE/KEY       LOAN AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
 Hyatt Regency New Orleans     New Orleans, LA     1,184          1976/2001      $185,000,000       $156,250       $22,781,775
------------------------------------------------------------------------------------------------------------------------------------
 Hyatt Regency Phoenix           Phoenix, AZ         712          1976/2002      $102,700,000       $144,242       $11,390,887
------------------------------------------------------------------------------------------------------------------------------------
 Hyatt Regency La Jolla         La Jolla, CA         419          1989/2001       $89,900,000       $214,558       $15,827,338
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                                   2,315                         $377,600,000       $163,110       $50,000,000
------------------------------------------------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                            STRATEGIC HOTEL PORTFOLIO   TMA DSCR:    2.65x
                                                        TMA LTV:     46.3%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT FIGURES

 HYATT REGENCY NEW ORLEANS                      2001                    2002                   2003                   T-12(1)
------------------------------------------------------------------------------------------------------------------------------------
 Occupancy                                      67.2%                   63.2%                  65.0%                  61.8%
------------------------------------------------------------------------------------------------------------------------------------
 ADR                                           $150.75                 $147.02                $142.75                $142.94
------------------------------------------------------------------------------------------------------------------------------------
 Rev Par                                       $101.30                 $92.98                 $92.79                 $88.37
------------------------------------------------------------------------------------------------------------------------------------
 HYATT REGENCY PHOENIX
------------------------------------------------------------------------------------------------------------------------------------
 Occupancy                                      60.2%                   61.3%                  59.7%                  60.2%
------------------------------------------------------------------------------------------------------------------------------------
 ADR                                           $146.35                 $144.85                $136.33                $135.11
------------------------------------------------------------------------------------------------------------------------------------
 Rev Par                                       $88.03                  $88.74                 $81.34                 $81.40
------------------------------------------------------------------------------------------------------------------------------------
 HYATT REGENCY LA JOLLA AT AVENTINE
-----------------------------------------------------------------------------------------------------------------------------------
 Occupancy                                      69.5%                   73.1%                  69.0%                  68.2%
------------------------------------------------------------------------------------------------------------------------------------
 ADR                                           $177.34                 $157.32                $155.73                $149.45
------------------------------------------------------------------------------------------------------------------------------------
 Rev Par                                       $123.22                 $114.97                $107.47                $101.88
------------------------------------------------------------------------------------------------------------------------------------

(1)   Trailing 12 months numbers through 3/31/04.

STRATEGIC HOTEL PORTFOLIO LOAN

THE LOAN. The Strategic Hotel Portfolio Loan is secured by a first mortgage on the fee simple interests in three luxury hotels totaling 2,315 rooms. The hotels were constructed between 1976 and 1989 and renovated in 2001 and 2002. The hotels are located in New Orleans, Louisiana, Phoenix, Arizona, and La Jolla, California. There is a $33.5 million B-note which is subordinate to the A-note but does not back any certificates other than Class SHP certificates. Based on the portfolio cost basis of $397.8 million, there is $189.4 million (47.6%) of implied equity in the properties.

THE BORROWERS. The borrowers, SHC New Orleans LLC, SHC Phoenix III, L.L.C., and New Aventine, L.L.C., are single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained. The loan sponsor is Strategic Hotel Capital, Inc. ("SHCI"), a newly formed public real estate investment trust which trades on the NYSE under the ticker symbol "SLH." In June 2004 SHCI successfully raised $246.4 million in an initial public offering and has a market capitalization of approximately $369 million as of June 30, 2004. No cash dividend was distributed to the investors from the IPO proceeds. SHCI was incorporated in January 2004 to own and manage luxury hotels in North America and Europe. The company's predecessor, Strategic Hotel Capital, L.L.C. ("SHC LLC"), was founded in 1997 by Laurence S. Geller with an aggregate investment of $927 million from investors such as Prudential Insurance Company of America, Whitehall Street Real Estate Limited Partnerships VII and IX and Security Capital (which sold its interest to SHC LLC in 1999).

SHCI does not operate any of their hotels directly; instead they employ internationally known hotel management companies to operate them under management contracts or operating leases. SHCI's existing hotels are operated under the brands of Embassy Suites, Four Seasons, Hilton, Hyatt, InterContinental, Loews and Marriott.

SHCI seeks to maximize asset value and operating results through systematic asset management. The company also seeks to acquire additional properties that meet their investment criteria. Given the company's history of rigorous asset management, strategic acquisitions and selective dispositions, they believe that they are well-positioned not only to take advantage of the market recovery, but also to continue to reap the benefits of their value-added asset management systems. Based on their past experience, SHCI also believes that full-service properties, such as the hotels within their portfolio in the upper-upscale and luxury segments of the hotel industry, may benefit disproportionately well relative to properties in other segments during periods of economic recovery.

SHCI manages or has investments in 14 hotels and resorts that have a total of 5,931 rooms. It had net income of $67.7 million in the three months ended March 31, 2004.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                            STRATEGIC HOTEL PORTFOLIO   TMA DSCR:    2.65x
                                                        TMA LTV:     46.3%
--------------------------------------------------------------------------------

THE PROPERTIES.

HYATT REGENCY NEW ORLEANS.

PROPERTY INFORMATION. The Hyatt Regency New Orleans, a 31-story atrium style hotel, opened in 1976 and is comprised of 1,184 guestrooms, including 305 king rooms, 566 double/doubles rooms and 313 suites. Guest rooms average 450 square feet in size and are located on floors 6 through 27 of the atrium tower and on floors 6 through 11 of the Lanai wing. Approximately $16.7 million was spent on capital improvements between 1999 and 2003. The hotel also purchased a new trolley and expanded its telecommunications technology in 2003. Capital expenditures for 2004 are expected to be approximately $4.0 million and predominately include the replacement of soft goods in the Courtyard Restaurant and the improvement of mechanical equipment and property systems. During 2005, a major guestroom renovation is scheduled for an estimated cost of $15 million. The hotel offers over 108,000 SF of meeting space and includes a parking garage with 300 spaces. Food and beverage outlets at the hotel include two restaurants, a lounge and a sports bar. Other amenities include an outdoor pool, health club, sauna, business center and a gift shop.

The hotel is situated in the northwestern section of the New Orleans central business district. The Louisiana Superdome and the New Orleans Sports Arena are situated in the immediate vicinity of the Hyatt Regency New Orleans. The hotel is also connected to the New Orleans Mall which is a 600,000-square-foot retail mall anchored by Macy's and Lord & Taylor. Nearby attractions include the Ernest
N. Morial Convention Center, the French Quarter and the Riverfront, which are located within two miles of the property. The Hyatt Regency New Orleans benefits from convenient access. By virtue of the building's height and clear signage on top of the structure, the Hyatt Regency New Orleans hotel is highly visible from either direction on Poydras Street. The Hyatt Regency New Orleans is located approximately 12 miles from Louis Armstrong New Orleans International Airport.

THE MARKET: New Orleans is a key metropolitan area in the Gulf South Region of the United States, serving as a transportation hub and vital seaport. The city lies approximately 90 miles from the mouth of the Mississippi River in southeast Louisiana, and provides access to U.S. markets, as well as to Latin America and the entire global marketplace. The Port of New Orleans is one of America's leading general cargo ports and holds the nation's top market share for import steel, natural rubber, plywood, and coffee.

New Orleans is a unique tourist destination that features a distinct culture, heritage, and cuisine that have been indigenous to the area for more than two centuries. The French Quarter, or "Vieux Carre," is an 84-square-block district bounded by the Mississippi River and located in the center of downtown. Contained within this distinct area are hotels, bars, restaurants, museums, a brewery, a French Market, and retail facilities all consistent in their preserved architecture and small scale. The French Quarter is home to Bourbon Street, renowned as the birthplace of jazz, and the site of the annual Mardi Gras celebration. It is also an attraction for attendees of the festivals, events, and conventions held in New Orleans throughout the year. In 2003, the New Orleans area reportedly attracted over 8.5 million visitors, an increase of 3.3% from 2002, and spending increased from roughly $3.8 billion to $4.5 billion.

In 2003, the subject property's competitive market recorded an average occupancy of 69.3% at an average rate of $145.76, thereby yielding a RevPAR of $100.96. The market demand has a meeting and group orientation; in 2003, this segment contributed 69% of the overall occupancy. The leisure segment constituted 20% of the total, followed by the commercial segment (at 11%).

In 2003, the subject property achieved an occupancy of 65.0% at an average rate of $142.75 thereby yielding a RevPAR of $92.79. This performance resulted in an occupancy penetration of 93.8% and RevPAR penetration of 97.9%. Penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average. In 2003, the subject property's meeting and group orientation segment contributed 75% of the overall occupancy. The leisure segment constituted 10% of the total, followed by the commercial segment (at 15%).

HYATT REGENCY PHOENIX:

THE PROPERTY. The Hyatt Regency Phoenix, completed in 1976, is comprised of 712 guest rooms including 286 king rooms, 205 queen rooms, 152 double rooms, 36 studio suites, 25 two bedroom suites, 5 hospitality suites and 3 one bedroom suites. The hotel guestrooms were refurbished in 1999. Capital expenditures for 2003 were approximately $788,000 and major projects included refurbishment of the food and beverage equipment, guestroom thermostats and the replacement of the boiler tube and replacement of an escalator. Capital expenditures for 2004 are expected to be approximately $1.4 million, including elevator improvements at the hotel. The Hyatt Regency


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                            STRATEGIC HOTEL PORTFOLIO   TMA DSCR:    2.65x
                                                        TMA LTV:     46.3%
--------------------------------------------------------------------------------

Phoenix is located in downtown Phoenix, Arizona. The property is directly adjacent to the Phoenix Downtown Civic Plaza Convention Center and thus serves as the convention headquarters hotel for the majority of conventions held in
Phoenix. Other nearby attractions include the America West Arena, BankOne Ballpark, and the Orpheum Theatre, as well as local, national and multinational businesses in the downtown area. Additionally the Property offers a rotating rooftop restaurant and lounge, a bar and grill, and two cafes. The Hotel offers approximately 47,000 square feet of meeting space. The subject site is readily accessible to a variety of local, county, state and interstate highways, including Interstates 10 and 17. The Hyatt Regency Phoenix is located approximately six miles northwest of the Phoenix Sky Harbor International Airport.

THE MARKET. The Phoenix metropolitan area is the 15th largest in the country. The greater Phoenix area is strategically located between California and Texas. The greater Phoenix metropolitan area enjoys a diverse economy built on a base of various industries including aerospace, electronics manufacturing, business services, travel and tourism, and information processing. In addition, Phoenix is home to the state capital, county government, and many federal government services. Many financial services and banking institutions have established data processing, credit card, and customer service operations in the greater Phoenix area over the past five years. Some of the businesses represented include American Express, Discover Card, Ernst and Young, Merrill Lynch, Charles Schwab, and Sprint.

The Phoenix market area is a dynamic area for both business and leisure travel. Millions of people are attracted to the city's recreational facilities, shopping activities, and natural sites. The Greater Phoenix Convention & Visitors Bureau estimates that over twelve million people visit the Phoenix region each year, which accounts for over $5 billion in annual tourism-related expenditures. The metropolitan area features over 50,000 hotel rooms, over 200 golf courses, a dozen or more luxury spas, museums, art galleries, and outstanding shopping. The city's focus on increasing downtown entertainment venues, such as the sports complexes, symphony hall, Arizona Center, and the expansion of the Civic Plaza indicate the desire to revitalize downtown Phoenix into a living city that not only houses business during the week, but social and entertainment functions during non-business hours.

In 2003, the subject property's competitive market recorded an average occupancy of 61.9% at an average rate of $122.53, thereby yielding a RevPAR of $75.89. The market demand has a meeting and convention orientation; in 2003, the convention segments contributed 25% of the overall marketwide occupancy and the in-house group segment constituted an additional 26% of business. Commercial demand was significant at 35% of the market demand, and leisure demand accounted for the remaining 14%. This compares to the subject property's substantially higher convention segment of 39%, in-house segment of 30%, commercial segment with 23% and the leisure segment with 8% of demand. In 2003, the subject property achieved an occupancy of 59.7% at an average rate of $136.33 thereby yielding a RevPAR of $81.34. This performance resulted in an occupancy penetration of 96.3% and a RevPAR penetration of 107.2%.

HYATT REGENCY LA JOLLA AT AVENTINE.

PROPERTY. The Hyatt Regency La Jolla at Aventine, completed in 1989, has 419 guest rooms including 24 suites, 220 king rooms and 175 double rooms. Guest rooms are located in a 16-story building. The hotel is part of a larger, mixed-use development known as the Aventine that was constructed in 1989 and includes a six-story office building with an adjacent eleven-story office tower, a three-story health club building, the 16- story Hyatt Regency La Jolla hotel, a restaurant complex housing four individual restaurants, two parking garages, an outdoor swimming pool, and two lighted tennis courts. The subject property includes the hotel facilities (including the free standing Pavillion meeting space), the hotel motor court/entrance, the swimming pool and the 32,000-square-foot health club. The free-standing restaurant Japengo in the restaurant complex which is managed by Hyatt is leased from a third party. Additionally, the hotel offers approximately 30,500 square feet of meeting and banquet space. Between 1997 and 2001, approximately $8.0 million was invested in the Hyatt Regency La Jolla at Aventine for the addition of new facilities and the refurbishment of existing improvements. Capital expenditures for 2003 were approximately $2.1 million and included a major guestroom and corridor renovation at the hotel while $2.0 million has been budgeted for 2004 improvements.

The Hyatt Regency La Jolla at Aventine is located approximately 10 miles north of the San Diego International Airport within an area commonly referred to as the "Golden Triangle", a triangular region in north San Diego that is bordered by Interstates 5 (I-5) and 805 (I-805) and State Route 52. Specifically, the hotel is located in the southeast quadrant formed by the intersection of I-5 and La Jolla Village Drive. The hotel is located in close proximity to beaches on the Pacific Ocean, Sea World, Del Mar Racetrack, Fairgrounds, Qualcomm Stadium, UCSD and University Center Shopping Mall.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                            STRATEGIC HOTEL PORTFOLIO   TMA DSCR:    2.65x
                                                        TMA LTV:     46.3%
--------------------------------------------------------------------------------

MARKET. The subject property is located in the city of La Jolla and county of San Diego, California. San Diego County covers 2,147 square miles and is located in Southern California. The county's economy is supported by the following key industries: agriculture, defense, fishing, technology, international trade, manufacturing, medical research, retail sales, and tourism. According to the San Diego Convention and Visitor's Bureau, 2003 convention delegate attendance was up 35.7% to 450,000 attendees and 2003 delegate room nights were up 16.0% to 667,007. Presently, the convention center's capacity is somewhat constrained by the number of available hotel rooms in the downtown area, which allows for compression into other San Diego markets such as the subject's market area.

Commercial lodging demand provided roughly 47% of marketwide occupancy in 2003, followed by the meeting and group segment at roughly 31%, driven by the competitive properties' ample meeting and group facilities. Leisure demand accounted for the remainder of the balance, at roughly 22%, supported by the area's wide array of tourist attractions. In 2003, the subject property's commercial segment accounted for approximately 47% of the hotel's total demand. The subject property accommodated 36% of its total demand from the meeting and group segment; this is above the market average and reflects the Hyatt's superior meeting facilities. The leisure segment contributed 17%.

Per the appraisal, marketwide occupancy for the primarily competitive set increased moderately from 70.6% in 2001 to 71.5% in 2003. However, average rate declined from $159.37 to $143.45, a decline of roughly 10%. Note also that despite a decline of roughly $22.00 from 2001 to 2003, the subject property's average rate was at 111% of the marketwide average. The subject property underwent a guestroom refurbishment in the fourth quarter of 2003, which will have a positive impact on management's ability to grow average rate. In 2003 occupancy penetration was 98.2% and RevPar penetration was 108.8%.

PROPERTY MANAGEMENT. The properties are managed by Hyatt Corporation. Hyatt Corporation opened its first hotel on September 27, 1957 and now owns and operates 207 Hyatt Hotels and Resorts worldwide. The 207 hotels are managed and supervised by two different entities: subsidiaries of Hyatt International Corporation operates 61 hotels and 24 resorts in 39 countries, with an additional 17 hotels under development. Hyatt Regency Hotels are Hyatt's core brand of hotels, lobbies and rooms are designed to reflect the best of the local cultures, the food and beverage outlets are inventive, and exceptional technology, meeting, and fitness facilities are available. Hyatt Hotels Corporation, a separate company, and its subsidiaries operate, lease and franchise 122 hotels and resorts in the United States, Canada, and the Caribbean. Today, Hyatt specializes in deluxe hotels with meeting facilities and special services for the business traveler near airports, and leading resort areas throughout the world.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Trust Mortgage Asset amount of $50,000,000 represents the A-1 note from a $208,500,000 first mortgage loan consisting of a $175,000,000 senior loan (evidenced by pari passu A-1, A-2 and A-3 notes) and a $33,500,000 subordinate loan (evidenced by four separate B notes). The A-2 and A-3 notes are not included in the trust. The B notes (shadow rated Ba1/BB by Moody's and S&P, respectively) are subordinate to the A notes and are included in the trust but do not back any certificates other than Class SHP certificates.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

RELEASE PROVISIONS. On one or more occasions, subject to satisfaction of the following conditions, the borrowers may obtain the release of any Strategic Hotel Portfolio Loan property or properties. From and after April 1, 2011, the borrower may prepay the loan subject to the payment of debt service through the end of the interest accrual period in which the prepayment is to occur. In connection with such prepayment, any property may be released provided that the amount of the prepayment equals or exceeds 120% of the property's allocated loan amount and subject to the satisfaction of certain conditions set forth in the loan agreement. At any time after the earlier to occur of 24 months from the last securitization date of the pari passu notes and June 29, 2007, and subject to the satisfaction of certain requirements set forth in the loan, the borrower may obtain a release of any applicable Strategic Hotel Portfolio Loan property by defeasance with U.S. Treasuries a portion of the principal balance of the Loan equal to 120% of the allocated loan amount for such property. The Aggregate DSCR of the date of the proposed release, for all properties then remaining subject to the liens of the mortgages, cannot be less than the greater of 2.66 to 1.0 and the Aggregate DSCR for the mortgaged properties immediately prior to the release in question. The borrowers have the right to repay a portion of the loan in excess of 120% of the allocated loan amount for such property that is necessary to comply with this requirement. Provided the Aggregate DSCR requirement immediately prior to the release in question is satisfied, the borrowers will not be obligated to defease the loan by more than 100% of the net sale proceeds received from a bona-fide third party purchaser in connection with a release of a property, however, in no event will the principal amount of the loan defeased be less than 120% of the allocated loan amount for such property.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                            STRATEGIC HOTEL PORTFOLIO   TMA DSCR:    2.65x
                                                        TMA LTV:     46.3%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $41,200,000
                           SUN COMMUNITIES PORTFOLIO 5     DSCR:     1.36x
                                                           LTV:      80.0%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
ALPINE MEADOWS, Grand Rapids, MI

[GRAPHIC OMITTED]
GOLDCOASTER, Homestead, FL

[GRAPHIC OMITTED]
ALPINE MEADOWS, Grand Rapids, MI

[GRAPHIC OMITTED]
FISHERMAN'S COVE, Flint, MI


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $41,200,000
                           SUN COMMUNITIES PORTFOLIO 5     DSCR:     1.36x
                                                           LTV:      80.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                 BofA

 LOAN PURPOSE:                Refinance

 ORIGINIAL PRINCIPAL BALANCE: $41,200,000

 CUT-OFF PRINCIPAL BALANCE:   $41,200,000

 % BY INTIAL UPB:             2.99%

 INTEREST RATE:               5.051%

 PAYMENT DATE:                1st of each month

 FIRST PAYMENT DATE:          August 1, 2004

 MATURITY DATE:               July 1, 2014

 AMORTIZATION:                Interest  only  for  the  first  two  loan  years.
                              Commencing August 1, 2006, amortization is on a 30 year schedule.

 CALL PROTECTION:             Lockout  for 24 months  from  securitization  date
                              then defeasance permitted. After January 1, 2014 prepayment can be made without penalty.

 SPONSORS:                    Sun  Communities   Operating  Limited  Partnership
                              ("SCOLP") and Sun Communities, Inc.

 BORROWERS:                   Sun   Pool  5  LLC,   Sun   Texas   Pool   Limited
                              Partnership, Sun Gold Coaster LLC and Aspen-Alpine
                              Project, LLC

 LOCKBOX:                     Soft at Closing, Springing Hard

 INITIAL RESERVES(1):         None

 MONTHLY RESERVES(1):         None

--------------------------------------------------------------------------------

(1) The loan has no initial or monthly reserves, however, upon the occurrence of certain events, including DSCR falling below 1.10x for the previous 3 month period and continuing through the date the DSCR is not less than 1.10x to 1.00x for 6 months, reserves will be collected for deposit into the replacement reserve account in an amount equal to one-twelfth (1/12th) of the sum of $50.00 per pad site on each property on each scheduled payment date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 LOAN BALANCE/PAD:           $18,319

 BALLOON BALANCE/PAD:        $15,873

 LTV:                         80.0%

 BALLOON LTV:                 69.3%

 DSCR:                        1.36x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:    Portfolio

 PROPERTY TYPE:             Manufactured Housing

 COLLATERAL:                Fee Simple Interest in six
                            Manufactured Housing Communities

 LOCATIONS:                 Michigan, Florida, Texas, and Ohio

 YEARS BUILT/RENOVATED:     Alpine Meadows     1974/2000
                            Goldcoaster        1971/NA
                            Byrne Hill         1967/NA
                            Fisherman's Cove   1986/NA
                            Snow to Sun        1980/NA
                            Casa Del Valle     1983/NA

 TOTAL AREA:                2,249 Pads

 PROPERTY MANAGEMENT:       Borrower Managed

 OCCUPANCY:                 Alpine Meadows
                              as of 2/27/04                   94.0%
                            Goldcoaster as of 2/27/04         99.7%(2)
                            Byrne Hill as of 2/29/04 100%
                            Fisherman's Cove
                              as of 2/27/04                   91.4%
                            Snow to Sun as of 2/27/04         99.3%(3)
                            Casa Del Valle as
                              of 3/23/2004                    100%(4)

 UNDERWRITTEN NET CASH FLOW: $3,621,494

 APPRAISED VALUE:           $51,500,000

 APPRAISAL DATE:            5/1/04

--------------------------------------------------------------------------------

(2) The occupancy percentage reflects the occupancy at the permanent pads only. 325 of the 547 total pads are permanent. The remaining 222 are seasonal pads.

(3) The occupancy percentage reflects the occupancy at the permanent pads only. 296 of the 493 total pads are permanent. The remaining 197 are seasonal pads.

(4) The occupancy percentage reflects the occupancy at the permanent pads only. 226 of the 408 total pads are permanent. The remaining 182 are seasonal pads


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $41,200,000
                           SUN COMMUNITIES PORTFOLIO 5     DSCR:     1.36x
                                                           LTV:      80.0%
--------------------------------------------------------------------------------

THE LOAN. The Sun Communities Portfolio 5 Loan is secured by a first mortgage on a portfolio of six manufactured housing communities (Fisherman's Cove, Byrne Hill, Casa Del Valle, Snow to Sun, Goldcoaster and Alpine Meadows) located in six cities and four states containing a total of 2,249 pads, of which 1,418 (63%) are manufactured housing pads and 831 (37%) are recreational vehicle
("RV") spaces. The current manufactured housing pad mix is 1,029 (73%) single-wide and 389 (27%) double-wide. The communities were built from 1967 to 1986 and are situated on a total of 297 acres. Four of the properties are all-age communities and two are age-qualified communities requiring residents to be at least 55 years old. Project amenities typically include a clubhouse, pool, basketball courts, shuffleboard courts, laundry facilities and RV storage. All roads within the communities are paved and lighted.

THE BORROWERS.  The co-borrowers are Sun Pool 5 LLC (Fisherman's  Cove and Byrne
Hill), a Michigan limited liability company, Sun Texas Pool Limited Partnership (Casa Del Valle and Snow to Sun), a Michigan limited partnership, Sun Gold Coaster LLC (Goldcoaster), a Michigan limited liability company, and Aspen-Alpine Project, LLC (Alpine Meadows), a Michigan limited liability company, all of which are single purpose bankruptcy remote entities with two independent directors for which such co-borrowers' legal counsel has delivered a non-consolidation opinion. Equity ownership in each of the co-borrowers is held 0.5% by Sun QRS Pool 5, Inc., a Michigan corporation, as the managing member or general partner of the co-borrowers, as applicable, and 99.5% by Sun Communities Operating LP, a Michigan limited partnership, as the limited partner of the co-borrowers, as applicable. The borrower principals are Sun Communities, Inc. ("SCI") and Sun Communities Operating Limited Partnership ("SCOLP").

SCI is a fully integrated, self-administered and self-managed REIT, which owns, operates and develops manufactured housing communities concentrated in the Midwest and Southeast United States. SCI, together with affiliates and predecessors, has been in the business since 1975. Structured as an umbrella partnership REIT, or UPREIT, SCOLP is the operating partnership through which SCI conducts substantially all of its operations, and which owns, either directly or indirectly through subsidiaries, all of the assets.

As of December 31, 2003, SCI owned and operated a portfolio of 127 manufactured housing communities located in 17 states, consisting of 115 manufactured housing communities, 5 RV communities and 7 communities containing both manufactured housing pads and RV spaces. The communities contained a total of 43,875 developed pads, consisting of 38,797 manufactured housing pads and 5,078 RV spaces, plus an additional 6,756 manufactured housing pads suitable for development.

SCI, through Sun Home Services, Inc. ("SHS"), actively markets, sells and leases new and pre-owned manufactured housing to tenants and prospective tenants for placement in the communities.

As of the fiscal year ended December 31, 2003, SCI reported revenue of approximately $189.1 million, net income of $23.7 million, liquidity of $24.1 million and stockholder equity of $326.6 million.

THE PROPERTIES.

GOLDCOASTER is a 547-pad manufactured housing community located in Homestead, Miami-Dade County, Florida. Of the 547 pads, 325 (59%) are manufactured housing pads and 222 (41%) are RV spaces. The current manufactured housing pad mix is 110 (34%) single-wide and 215 (66%) double-wide. The community was built in 1971 and is situated on 75.5 acres. The subject property is an all-age community with project amenities including a clubhouse, heated pool and spa, basketball court, bocce ball courts, horseshoe pits, shuffleboard courts, playground, laundry facilities and RV storage. All roads within the park are paved and lighted. Each pad is improved with one parking space. As of the rent roll dated February 27, 2004, the subject property manufactured housing pads were 99.7% occupied.

FISHERMAN'S COVE is a 162-pad manufactured housing community located in Flint, Genesee County, Michigan. The current pad mix is 52 (32%) single-wide and 110 (68%) double-wide. The community was built in 1986 and is situated on 35.9 acres. The subject property is an all-age community and project amenities include a clubhouse, pool, tennis court, playground and RV storage. All roads within the park are paved and lighted. Each pad is improved with one to two parking spaces. As of the rent roll dated February 27, 2004, the subject property was 91.4% occupied.

BYRNE HILL is a 236-pad manufactured housing community located in Toledo, Lucas County, Ohio. The current pad mix is 186 (79%) single-wide and 50 (21%) double-wide. The community was built in 1967 and is situated on 33.8 acres. The subject property is an all-age community and project amenities include a clubhouse, pool, basketball court, shuffleboard courts, horseshoe pits and a playground. All roads within the park are paved and lighted. Each pad is improved with either one or two parking spaces. As of the rent roll dated February 29, 2004, the subject property was 100% occupied.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $41,200,000
                           SUN COMMUNITIES PORTFOLIO 5     DSCR:     1.36x
                                                           LTV:      80.0%
--------------------------------------------------------------------------------

CASA DEL VALLE is a 408-pad manufactured housing community located in Alamo, Hidalgo County, Texas. Of the 408 pads, 112 (27%) are manufactured housing pads and 296 (73%) are recreational vehicle (RV) spaces, of which 114 are currently leased on a permanent basis (12 month leases) and 182 are leased on a seasonal basis (daily, weekly, monthly). The current manufactured housing pad mix is 108 (96%) single-wide and 4 (4%) double-wide. The community was built in 1983 and is situated on 33.9 acres. The subject property is an age-qualified community requiring residents to be at least 55 years old. Project amenities within this gated-access community include a clubhouse, recreation halls, billiards hall, exercise room, crafts room, library, woodworking shop, pool and spa, tennis courts, shuffleboard courts, horseshoe pits, picnic areas and laundry facilities. All roads within the park are paved and lighted. As of the rent roll dated March 23, 2004, the subject property manufactured housing pads were 100% occupied.

SNOW TO SUN is a 493-pad manufactured housing community located in Weslaco, Hidalgo County, Texas. Of the 493 pads, 180 (37%) are manufactured housing pads and 313 (63%) are recreational vehicle (RV) spaces, of which 116 pads are currently leased on a permanent basis (12 month leases) and 197 pads are leased on a seasonal basis (daily, weekly, monthly). The current manufactured housing pad mix is 170 (94%) single-wide and 10 (6%) double-wide. The community was built in 1980 and is situated on 55.1 acres. The subject property is an age-qualified community requiring residents to be at least 55 years old. Project amenities within this gated-access community include a clubhouse with kitchen, fitness center, billiards room, game room, card room, shuffleboard courts and laundry facilities. All roads within the park are paved and lighted. As of the rent roll dated February 27, 2004, the subject property manufactured housing pads were 99.3% occupied.

ALPINE MEADOWS is a 403-pad manufactured housing community located in Grand Rapids, Kent County, Michigan. The current pad mix is 100% single-wide. The community was built in 1974 and is situated on 63.0 acres. The subject property is an all-age community. Project amenities within this gated-access community include a clubhouse, pool, basketball court, playground and RV storage. All roads within the park are paved and lighted. Each pad is improved with one to two parking spaces. As of the rent roll dated February 27, 2004, the subject property was 94.0% occupied.

THE MARKETS.

GOLDCOASTER is located at the southern tip of Florida, approximately 35 miles southwest of Miami and two miles southwest of Homestead within the Miami-Dade metropolitan statistical area. Population is approximately 2.4 million in the metropolitan statistical area, 360,000 in Miami, 32,000 in Homestead and 67,000 within a five-mile radius of the subject property. The major industry segments are professional and business services (15%), government (15%) and education and health services (12%). The area is predominantly rural with new housing developments beginning to appear. Due to the Miami-Dade County Master Land Use Plan and Urban Development Boundary, established to protect the Everglades, land development is controlled.

FISHERMAN'S COVE is located in eastern Michigan, approximately 60 miles northwest of Detroit, two miles southwest of the Flint and one mile east of the Bishop International Airport within the Flint metropolitan statistical area. Population is approximately 450,000 in the metropolitan statistical area and Genesee County, and 125,000 in Flint, which basically encompasses the five-mile radius around the subject property. The major industry segments are manufacturing (16%), government (15%) and education and health services (14%). The immediate neighborhood is primarily residential in nature and approximately 50% developed.

BYRNE HILL is located in northwest Ohio, approximately 60 miles southwest of Detroit and six miles west of Toledo within the Toledo metropolitan statistical area. Population is approximately 625,000 in the metropolitan statistical area, 455,000 in Lucas County, 314,000 in Toledo and 147,000 within a five-mile radius of the subject property. The major industry segments are manufacturing (17%), government (15%) and education and health services (14%). The immediate neighborhood is primarily residential in nature.

CASA DEL VALLE is located at the southern tip of Texas, approximately 250 miles south of San Antonio and seven miles northwest of Alamo within the McAllen-Edinburg-Mission metropolitan statistical area. Population is approximately 625,000 in the metropolitan statistical area, which encompasses Hidalgo County, 15,000 in Alamo and 106,000 within a five-mile radius of the subject property. In addition to the trade links and proximity to the Mexican border, the major industry segments are education and heath services (18%), retail trade (15%) and leisure and hospitality services (9%). The immediate neighborhood is described as semi-rural and is approximately 25% built out with residential development. Commercial development is located primarily along Highway 83 and includes a variety of hotels, restaurants and shops.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $41,200,000
                           SUN COMMUNITIES PORTFOLIO 5     DSCR:     1.36x
                                                           LTV:      80.0%
--------------------------------------------------------------------------------

SNOW TO SUN is located at the southern tip of Texas, approximately 250 miles south of San Antonio and four miles northeast of Weslaco within the Brownsville-Harlingen-San Benito metropolitan statistical area. Population is approximately 625,000 in the metropolitan statistical area, which encompasses Hidalgo County, 27,000 in Weslaco and 80,000 within a five-mile radius of the subject property. In addition to the trade links and proximity to the Mexican border, the major industry segments are education and health services (18%), retail trade (15%) and leisure and hospitality services (9%). The immediate neighborhood is described as semi-rural and is approximately 25% built out with residential development. Commercial development is located primarily along Highway 83 and includes a variety of hotels, restaurants and shops.

ALPINE MEADOWS is located in west central Michigan, approximately 165 miles northwest of Detroit and eight miles northwest of Grand Rapids within the Grand Rapids-Muskegon-Holland metropolitan statistical area. Population is approximately 1.1 million in the metropolitan statistical area, 575,000 in Kent County, 200,000 in Grand Rapids and 56,000 within a five-mile radius of the subject property. The major industry segments are manufacturing (24%), education and health services (12%) and retail trade (12%). The immediate neighborhood is a low-density residential and agricultural area. Small commercial and industrial developments are located beyond the neighborhood's perimeter.

PROPERTY MANAGEMENT. Each Sun Communities Portfolio mortgaged property is self managed by its related Sun Communities Portfolio borrower. SCOLP, through its subsidiaries, currently manages 43,875 developed sites, consisting of 38,797 manufactured housing sites and 5,078 RV sites, plus an additional 6,756 manufactured housing sites suitable for development.

Each Sun Communities Portfolio borrower neither receives nor pays any management fee or other compensation in connection with the management of the Sun Communities Portfolio mortgaged properties and none are subject to a formal management agreement. In the event any Sun Communities Portfolio borrower elects to have the properties managed by a property manager, whether or not affiliated with the Sun Communities Portfolio borrower, such property manager (if not affiliated with the Sun Communities Portfolio borrower) is required to be a "qualified manager" approved by the mortgagee, and the Sun Communities Portfolio borrower is required to enter into an acceptable management agreement and subordination thereof that conforms to the mortgagee's standards.

RELEASE. The borrower is permitted to partially defease the related Sun Communities Portfolio 5 loan and release an individual property from the lien of the related mortgage by defeasing the Sun Communities Portfolio 5 loan with respect to such individual mortgaged property in an amount equal to the greater of (a) 110% of the allocable loan amount with respect to such individual mortgaged property, or (b) the amount which, if applied to the outstanding principal amount of the Sun Communities Portfolio 5 loan, would cause the remaining properties to have a DSCR of not less than 1.275x to 1.00x. In connection with a defeasance, the borrower is required to provide defeasance collateral in an amount necessary to pay the outstanding principal balance of the Sun Communities Portfolio 5 loan (or the portion of such balance defeased, in the case of partial defeasance) following the expiration of the related lock-out period. The borrower is also permitted to release an individual related Mortgaged Property from the cross collateralization and cross default provisions of the related Mortgage in connection with a partial assumption of the Sun Communities Portfolio 5 loan upon satisfaction of various terms set forth in the related loan documents.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $41,200,000
                           SUN COMMUNITIES PORTFOLIO 5     DSCR:     1.36x
                                                           LTV:      80.0%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $35,530,811
                            EXTRA SPACE PORTFOLIO #2       DSCR:     1.50x
                                                           LTV:      72.7%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
OXFORD, North Oxford, MA

[GRAPHIC OMITTED]
NORTH LAUDERDALE, North Lauderdale, FL

[GRAPHIC OMITTED]
FOREST PARK, St. Louis, MO

[GRAPHIC OMITTED]
FOUNTAINBLEAU, Doral, FL

[GRAPHIC OMITTED]
EXTRA SPACE STORAGE-INGLEWOOD, Inglewood, CA


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $35,530,811
                            EXTRA SPACE PORTFOLIO #2       DSCR:     1.50x
                                                           LTV:      72.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GECC
 LOAN PURPOSE:              Refinance
 ORIGINAL PRINCIPAL BALANCE:$35,715,000
 CUT-OFF PRINCIPAL BALANCE: $35,530,811
 % BY INITIAL UPB:          2.58%
 INTEREST RATE:             4.70%
 PAYMENT DATE:              1st of each month
 FIRST PAYMENT DATE:        May 1, 2004
 MATURITY DATE:             April 1, 2009
 AMORTIZATION:              300 Months
 CALL PROTECTION:           Lockout  for 24 months from  securitization  closing
                            date,  then  defeasance is  permitted.  On and after
                            February  1,  2009  prepayment  can be made  without
                            penalty.
 SPONSOR:                   Kenneth M. Woolley, Spencer Kirk, and Richard Tanner
 BORROWER:                  Extra Space Properties Three LLC
 ADDITIONAL FINANCING:      None
 LOCKBOX:                   None
 INITIAL RESERVES:          Tax:          $293,582
                            Insurance:    $60,858
                            Engineering:  $131,531
 MONTHLY RESERVES:          Tax:          $67,716
                            Insurance:    $15,215
                            Replacement:  $8,028

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 LOAN BALANCE:              $6,029 / unit          $59.43 / sf
 BALLOON BALANCE:           $5,364 / unit          $52.87 / sf
 LTV:                                                    72.7%
 BALLOON LTV:                                            64.7%
 DSCR:                                                   1.50x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET / PORTFOLIO:        Portfolio
 PROPERTY TYPE:                   Self Storage
 COLLATERAL:                      Nine fee simple and one leasehold  interest in
                                  ten self-storage facilities in five states. No
                                  partial releases permitted
 LOCATION:                        Various
 YEAR BUILT / RENOVATED:          1920 - 1998 / 1998 - 2003
 NET RENTABLE SQUARE FEET:        597,909
 UNITS:                           5,893
 PROPERTY MANAGEMENT:             Extra Space Management, LLC
 OCCUPANCY (AS OF
   01/22/04)                      88.3%
 UNDERWRITTEN  NET CASH FLOW:     $3,655,738
 APPRAISED  VALUE:                $48,890,000
 APPRAISAL DATE:                  January 2004

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                    NET
                                ALLOCATED LOAN                    RENTABLE                       AVG RENT /
 PROPERTY NAME      STATE           AMOUNT           UNITS       SQUARE FEET      OCCUPANCY      SQ FT. / MO
------------------------------------------------------------------------------------------------------------------
 Kendall             FL           $8,540,796          938          84,997            90%            $1.29
------------------------------------------------------------------------------------------------------------------
 Fountainbleu        FL           $4,662,894          771          74,739            82%            $1.19
------------------------------------------------------------------------------------------------------------------
 Oakland             CA           $4,627,597          537          55,410            88%            $1.45
------------------------------------------------------------------------------------------------------------------
 Inglewood           CA           $4,585,194          567          53,730            95%            $1.32
------------------------------------------------------------------------------------------------------------------
 Margate             FL           $2,963,006          624          51,451            91%            $0.89
------------------------------------------------------------------------------------------------------------------
 North Lauderdale    FL           $2,519,961          796          74,765            92%            $0.85
------------------------------------------------------------------------------------------------------------------
 Halls Ferry         MO           $2,472,777          437          56,400            90%            $0.95
------------------------------------------------------------------------------------------------------------------
 Banksville          PA           $2,208,472          478          60,650            82%            $0.79
------------------------------------------------------------------------------------------------------------------
 Oxford              MA           $1,698,075          377          45,250            87%            $0.79
------------------------------------------------------------------------------------------------------------------
 Forest Park         MO           $1,252,039          368          40,517            88%            $0.86
------------------------------------------------------------------------------------------------------------------
 TOTAL                           $35,530,811        5,893         597,909            88%            $1.06
------------------------------------------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $35,530,811
                            EXTRA SPACE PORTFOLIO #2       DSCR:     1.50x
                                                           LTV:      72.7%
--------------------------------------------------------------------------------

THE EXTRA SPACE PORTFOLIO #2 LOAN

THE LOAN. The Extra Space Portfolio #2 Loan is secured by a first mortgage on ten Extra Space Storage properties, containing a total of 5,893 self-storage units, located in Florida, California, Missouri, Pennsylvania and Massachusetts. With the exception of Extra Space Forrest Park which was constructed in 1920 and renovated in 1998, all of the properties were constructed between 1985 and 1998.

THE BORROWER. The borrower is a single purpose, bankruptcy remote entity that has a Special Manager. The sponsors of the borrower are Kenneth M. Woolley, Spencer Kirk, and Richard Tanner. They are the Chairman and CEO, Director, and the Senior VP and Founder of Extra Space Storage, respectively.

Founded in 1977, Extra Space Storage owns and operates 110 self-storage properties located in 15 states and also manages 12 additional properties for third parties. As of February 29, 2004,the properties contain an aggregated of approximately 7.1 million net rentable square feet configured into approximately 69,700 separate storage units.

In May 2004, Extra Space Storage filed an S-11 with the SEC for an initial public offering of its common stock.

Extra Space Storage is a repeat borrower of GECC.

PROPERTIES. Extra Space Portfolio #2 consists of ten self-storage properties located in Florida, California, Missouri, Massachusetts and Pennsylvania. No partial releases are permitted. All properties have an on-site property manager and are generally located in in-fill locations. Five of the properties offer climate controlled units. The weighted average tenant mix is reported by the sponsors to be approximately 63% residential users.

The properties are linked together through a proprietary web-based tracking and yield management technology called STORE, which allows the company to analyze, set and adjust rental rates in real time across it's various properties. This technology allows customers to reserve units at any one of their facilities online.The company also utilizes an offsite call center which routes calls from the different properties to the call center when on-site personnel are not available.

EXTRA SPACE KENDALL. Extra Space Kendall is located in Miami, FL, approximately 11 miles southwest from the Miami CBD. The property has 84,997 net rentable square feet in 10, single-story buildings, containing 938 units (231 of which are climate controlled), and is 90% occupied. The property also has 10 outdoor vehicle storage spaces.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 140,907 and reported average household income was $68,424. Monthly rent comparables for a 100 sf self-storage unit ranged from $108 to $155 with that of Extra Space Kendall at $129. Vacancy comparables ranged from 8% to 10%.

EXTRA SPACE FOUNTAINBLEAU. Extra Space Fountainbleau is located in Doral, FL, approximately 9 miles west from the Miami CBD. The property has 74,739 net rentable square feet in three, two-story buildings, containing 771 units (554 of which are climate controlled), and is 82% occupied. The property has six elevators servicing the buildings.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 154,694 and reported average household income was $49,783. Monthly rent comparables for a 100 sf self-storage unit ranged from $86 to $165 with that of Extra Space Fountainbleau at $119. Vacancy comparables ranged from 8% to 22%.

EXTRA SPACE OAKLAND. Extra Space Oakland, located in Oakland, CA, has 55,410 net rentable square feet in three buildings, containing 537 units, and is 88% occupied. The property is subject to a ground lease that expires in 2034.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 251,279 and reported average household income was $57,991. Monthly rent comparables for a 100 sf self-storage unit ranged from $139 to $197 with that of Extra Space Oakland at $145. Vacancy comparables ranged from 6% to 35%.

EXTRA SPACE INGLEWOOD. Extra Space Inglewood is located in Inglewood, CA. The property has 53,730 net rentable square feet in four, two-story buildings, containing 567 units, and is 95% occupied. The property has 5 elevators.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 348,417 and reported average household income was $46,264. Monthly rent comparables for a 100 sf self-storage unit ranged from $109 to $149 with that of Extra Space Inglewood at $132. Vacancy comparables ranged from 2% to 17%.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $35,530,811
                            EXTRA SPACE PORTFOLIO #2       DSCR:     1.50x
                                                           LTV:      72.7%
--------------------------------------------------------------------------------

EXTRA SPACE MARGATE. Extra Space Margate is located in Margate, FL, approximately five miles northwest from the Fort Lauderdale CBD. The property has 51,451 net rentable square feet in 5 buildings, containing 624 units (329 of which are climate controlled), and is 91% occupied. The property also has 11 outdoor vehicle storage spaces.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 166,610 and reported average household income was $58,931. Monthly rent comparables for a 100 sf self-storage unit ranged from $89 to $106 with that of Extra Space Margate at $89. Vacancy comparables ranged from 5% to 50%.

EXTRA SPACE NORTH LAUDERDALE. Extra Space North Lauderdale is located in North Lauderdale, FL, approximately 6 miles southeast from the North Lauderdale CBD. The property has 74,765 net rentable square feet in five, two-story buildings, containing 796 units (599 of which are climate controlled), and is 92% occupied. The property has 5 elevators.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 152,229 and reported average household income was $47,656. Monthly rent comparables for a 100 sf self-storage unit ranged from $94 to $139 with that of Extra Space North Lauderdale at $85. Vacancy comparables ranged from 2% to 20%.

EXTRA SPACE HALLS FERRY. Extra Space Halls Ferry is located in Jennings, MO, a suburb of St. Louis. The property has 56,400 net rentable square feet in 22, single-story buildings, containing 437 units, and is 90% occupied. The property also has 3 outdoor vehicle storage spaces.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 109,346 and reported average household income was $43,494. Monthly rent comparables for a 100 sf self-storage unit ranged from $70 to $99 with that of Extra Space Halls Ferry at $95. Vacancy comparables ranged from 10% to 20%.

EXTRA SPACE BANKSVILLE. Extra Space Banksville is located in the Banksville neighborhood of Pittsburgh, PA. The property has 660,650 net rentable square feet in 11 buildings, containing 478 units, and is 82% occupied.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 155,926 and reported average household income was $50,577. Monthly rent comparables for a 100 sf self-storage unit ranged from $70 to $102 with that of Extra Space Banksville at $79. Vacancy comparables ranged from 8% to 16%.

EXTRA SPACE OXFORD. Extra Space Oxford is located in North Oxford, MA, in the Worcester-Fitchburg-Leominster PMSA. The property has 45,250 net rentable square feet in 13 buildings, containing 377 units (60 of which are climate controlled), and is 87% occupied. The property also has 12 outdoor vehicle storage spaces.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 11,522 and reported average household income was $65,761. Monthly rent comparables for a 100 sf self-storage unit ranged from $53 to $109 with that of Extra Space Oxford at $79. Vacancy comparables ranged from 8% to 49%.

EXTRA SPACE FOREST PARK. Extra Space Forest Park is located in St. Louis, MO, a suburb of St. Louis. The property has 40,517 net rentable square feet in one, four-story building, containing 368 units, and is 88% occupied. The building has an elevator to access all floors. According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 165,401 and reported average household income was $39,061. Monthly rent comparables for a 100 sf self-storage unit ranged from $96 to $100 with that of Extra Space Forest Park at $86. Vacancy comparables ranged from 9% to 18%.

PROPERTY MANAGEMENT. The property is managed by Extra Space Management, LLC which operates 122 facilities located primarily in high-density areas including:
New York, New Jersey, Massachusetts, Florida, and California. Extra Space Storage is an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

GROUND LEASE. The Extra Space Oakland property is secured by a ground lease, which expires in 2034. Extra Space Oakland pays $101,795 per year in rent which is adjusted each year via a CPI index. Every five years the annual rent is recalculated based on the site's as vacant fair market rental value. The next fair market adjustment will occur on November 2009. The ground lease was underwritten at $125,639.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE:  $35,530,811
                            EXTRA SPACE PORTFOLIO #2       DSCR:     1.50x
                                                           LTV:      72.7%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $34,370,069
                            EMERALD RIDGE APARTMENTS      DSCR:     1.31x
                                                          LTV:      76.4%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $34,370,069
                            EMERALD RIDGE APARTMENTS      DSCR:     1.31x
                                                          LTV:      76.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Acquisition

 ORIGINAL BALANCE:          $34,500,000

 CUT-OFF BALANCE:           $34,370,069

 % BY INITIAL UPB:          2.49%

 INTEREST RATE:             4.60%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        May 1, 2004

 ANTICIPATED PREPAYMENT
 DATE:                      April 1, 2011

 MATURITY DATE:             April 1, 2021

 AMORTIZATION:              360 months

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            prepayment with yield maintenance. On and after October 1, 2011, prepayment can be made without penalty.

 SPONSOR:                   John Schafer, Thomas Rakow, Joseph Cahill

 BORROWER:                  Aslan Emerald Ridge, LLC

 ADDITIONAL FINANCING:      None

 LOCKBOX:                   Soft at Closing, Springing Hard

 INITIAL RESERVES:          Insurance:    $21,666

 MONTHLY RESERVES:          Tax:          $44,317
                            Insurance:    $10,833
                            Replacement:  $ 6,563
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / UNIT:       $98,200

 BALLOON BALANCE / UNIT:    $86,475

 LTV:                       76.4%

 BALLOON LTV:               67.3%

 DSCR:                      1.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:  Single Asset

 PROPERTY TYPE:             Multifamily

 COLLATERAL:                Fee Simple interest in a 350-unit multi-family
                            development

 LOCATION:                  Hacienda Heights, CA

 YEAR BUILT / RENOVATED:    1970 / 1999

 UNITS:                     350

 PROPERTY MANAGEMENT:       Sares-Regis Group

 OCCUPANCY
 (AS OF 03/22/04):          94.6%

 UNDERWRITTEN NET

 CASH FLOW:                 $2,778,436

 APPRAISED VALUE:           $45,000,000

 APPRAISAL DATE:            3/02/04
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                                UNIT DESCRIPTION
                                                                    AVERAGE RENT
 UNIT TYPE                 # OF UNITS         AVG. SF/UNIT           (PER MONTH)         MARKET RENT
--------------------------------------------------------------------------------------------------------
 One Bedroom                   212                 685                 $1,033              $1,020
--------------------------------------------------------------------------------------------------------
 Two Bedroom                   136                 955                 $1,385              $1,385
--------------------------------------------------------------------------------------------------------
 Three Bedroom                  2                 1,075                $1,550              $1,550
--------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG:               350                 792                 $1,173
--------------------------------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $34,370,069
                            EMERALD RIDGE APARTMENTS      DSCR:     1.31x
                                                          LTV:      76.4%
--------------------------------------------------------------------------------

THE EMERALD RIDGE APARTMENTS LOAN

THE LOAN. The Emerald Ridge Apartments loan is secured by a first mortgage on the fee interest in a 350-unit, multifamily apartment community located in Hacienda Heights, California. The collateral consists of 25 two-story apartment buildings, a leasing and management building, clubhouse building and fitness center located on 10.4 acres. The purchase price for the property was $43.9 million; after the origination of the loan, the borrower had approximately $9.9 million (28.6%) of cash equity in the property.

THE BORROWER. The borrower, Aslan Emerald Ridge, LLC, is a single-purpose entity for which a non-consolidation opinion was obtained. The borrower is 90% owned by the Community Investment Fund and 10% owned by Aslan Realty Group.

      The COMMUNITY INVESTMENT FUND I, LLC is a real estate investment fund formed in 2000 for the purpose of promoting affordable housing in underserved neighborhoods. The investment fund targets development and value-added opportunistic investments on a nationwide basis, investing in
      (a) multifamily properties, (b) neighborhood and community retail properties and (c) mixed-use properties with a residential component. The investment fund is 99.99% OWNED BY FANNIE MAE (as investment member) and 0.01% by AEW Capital Management, L.P. (as managing member). As of 9/30/03, the investment fund reported net worth of $64.7 million and liquidity of $2.0 million.

      ASLAN REALTY GROUP is an Irvine, California based real estate group established in 1998 that specializes in the acquisition, redevelopment/repositioning, management and sale of multifamily properties in southern California. The three principals, John Schafer, Joseph Cahill and Thomas Rakow, have 50 years of combined multifamily experience. During 2000-2003, Aslan Realty acquired 12 apartment communities totaling approximately 3,000 units. In a joint venture with California Public Employees Retirement System/Buchanan Urban Investors, Aslan Realty originally acquired Emerald Ridge Apartments in late 2001 from Avalon Bay Communities. Upon resale of the property to the borrower, Aslan Realty will retain partial ownership and reinvest $2.4 million of equity (out of a total of $9.9 million in new equity). The principals of Aslan report combined net worth of $15.1 million and liquidity of $1.49 million.

THE PROPERTY. Emerald Ridge Apartments was constructed in 1970 and substantially renovated in 1999. The subject property is located in Hacienda Heights, California, an attractive, well-maintained, middle-income Los Angeles suburb. The collateral consists of 25 two-story apartment buildings, a one-story clubhouse with fitness center and a one-story leasing/management building. The buildings are situated on a gently sloping 10.4-acre site with excellent visibility along the adjacent arterial road. The apartments, totaling 277,320 SF of rentable area, consist of 106 one-bedroom/one-bath units at 650 SF, 106 one-bedroom/one-bath units at 720 SF, 136 two-bedroom/two-bath units at 955 SF, and 2 three-bedroom/two-bath units at 1,075 SF, for an average unit size of 792 SF. Unit amenities include washer/dryer, kitchen with range/oven, exterior-vented hood, pantry, dishwasher and disposal, tenant-controlled heating and air-conditioning systems, vertical and mini-blinds, wall-to-wall carpeting, ceiling fan, vinyl-tiled entry, kitchen and baths, and patios for ground floor units. Units are individually metered for electric, with tenants becoming responsible on rollover of existing leases for water/sewer and trash pass-through assessments (60% of units as of 3/04). In addition, tenants are responsible for either installing their own refrigerator or renting one from the borrower. Community amenities include gated entrances, three swimming pools with lounge chairs and umbrella-covered tables, jacuzzi and dry sauna, tenant storage units, fitness center, barbecue/picnic/play areas, lush irrigated landscaping, courtesy patrol, security cameras, 24-hour emergency service, carports and private garages, on-site management/leasing office and proximity to good schools, public transportation and shopping centers. Parking includes 534 asphalt-paved surface spaces, including 363 carport and 136 shared garage spaces (1.5 spaces/unit). The apartment buildings are constructed of conventional wood-framing, painted stucco and wood exterior facades, flat built-up roofs with shingled pitched mansard fronts, and single-paned aluminum-framed windows. Carports and garages contain wood-framed walls and steel poles supporting flat built-up roofs. Apartment units contain individual gas-fired heating systems, through-wall air-conditioning units and smoke-alarms. Each building contains a shared gas-fired hot water system. Landscaping consists of mature tress, shrubs, lush perimeter plantings and lawns, concrete-paved walkways, wall/pole mounted lighting fixtures and gazebos.

THE MARKET. Emerald Ridge Apartments is located in Hacienda Heights, California, a residential community that lies 16 miles southeast of the Los Angeles CBD and approximately 30 miles inland from the Pacific coastline. The subject fronts on South Hacienda Boulevard, the main north-south commercial arterial boulevard through Hacienda Heights, and is situated in a densely developed neighborhood consisting primarily of single-family homes, with retail/commercial/multifamily properties situated along the boulevard. The subject is within the San Gabriel Valley, encompassing approximately 15 municipalities in eastern Los Angeles County that lie south of the Angeles National




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $34,370,069
                            EMERALD RIDGE APARTMENTS      DSCR:     1.31x
                                                          LTV:      76.4%
--------------------------------------------------------------------------------

Forest. The San Gabriel Valley is generally suburban residential, but still characterized by large industrial, office and retail concentrations located along the area's highway corridors, particularly in the City of Industry, a major employment zone just north of Hacienda Heights which accounts for 37% of Valley manufacturing jobs. Per the appraisal, the property's 2003 five-mile radius population was estimated at 442,837 residents with projected expansion to 472,845 by 2008. Within both a one-mile and three-mile radius of the property, the community is relatively affluent with median household income of approximately $80,500.

The subject is located in the Los Angeles multifamily market and West Covina/La Puente/Rowland Heights multifamily submarket. Notwithstanding Los Angeles County's rapid population growth in recent years, the metro market's multifamily development rate has lagged, in particular with respect to more affordable Class 'B' properties, due to high land and construction costs, lack of large multifamily development sites in the more established suburban locations, and high entitlement/building permit fees. No properties have been developed in the subject's submarket since 1990, and no projects were reported in planning or under construction.

Per the Reis 4th Quarter 2003 Apartment Market Report, the Los Angeles multifamily inventory totaled 740,116 units in 14,524 properties, only 6% of which was developed since 1994. Market occupancy stood at 96.4%, with Class B/C properties averaging 97.1%. The subject's submarket totaled 11,766 units in 71 properties at 97.1% occupancy, while the surrounding San Gabriel Valley market stood at 97.2% occupancy, up from 96.1% a year earlier. The appraisal identified 5 comparable multifamily properties totaling 1,552 units, which ranged from 92%-100% occupancy and averaged 95%. As of 3/22/04, the subject was at 94.6% occupancy.

Per the Reis 4th Quarter 2003 report, asking rental rates in the Los Angeles market continued their long term upward trend during 2003, rising 4.6% to an average asking rate of $1,161/unit. The West Covina/La Puente/Rowland Heights multifamily submarket closely tracked the larger market, with submarket rents rising 2.3% to an average asking rate of $1,075/unit. Rental rates at Emerald Ridge Apartments have trended upwards during the trailing 12-month period, with recently signed leases for the subject's 650SF and 720SF one-bedroom units averaging $1,013/unit and $1,040/unit, respectively, versus the overall one-bedroom average of $1,033/unit. Market comparable one-bedroom units ranged from $975-$1,345/unit. The appraisal determined market rental rates of $1,020/unit and $1,050/unit, respectively. The subject's recent two-bedroom leases averaged $1,392/unit versus the overall two-bedroom average of $1,385/unit. Comparable two-bedroom units ranged from $1,145-$1,745/unit. The appraisal determined a two-bedroom market rental rate of $1,385/unit. The subject's two three-bedroom units recently leased at $1,550/unit, which the appraisal determined to be at market. The one comparable property with three-bedroom units was asking $1,415/unit.

PROPERTY MANAGEMENT. The subject property is independently managed by Sares-Regis Group, a full-service regional real estate company based in Irvine, California, with over $2 billion of commercial and multifamily properties under management on behalf of institutional partners and clients. In business since 1975 and manager of the subject since 2001, Sares-Regis manages 53 multifamily properties totaling 13,344 units that are located primarily in southern
California as well as Colorado and Arizona. Sares-Regis also manages 13.5 million square feet of commercial property, and 1,000 acres of single-family residential development projects.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit the equity owners of the borrower to pledge their interest in the borrower in connection with preferred equity or subordinate financing, subject to the satisfaction of certain conditions, including (i) an after financing loan to value ratio not to exceed 80%, (ii) delivery of an acceptable intercreditor agreement and (iii) Rating Agency "no downgrade" confirmation.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $34,370,069
                            EMERALD RIDGE APARTMENTS      DSCR:     1.31x
                                                          LTV:      76.4%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $33,100,000
                              STONEGATE BIRMINGHAM        DSCR:     1.26x
                                                          LTV:      59.9%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]
RIVER VILLAGE, Birmingham, AL

                               [GRAPHIC OMITTED]
1000 URBAN CENTER, Vestavia Hills, AL

                               [GRAPHIC OMITTED]
1500 URBAN CENTER, Vestavia Hills, AL

                               [GRAPHIC OMITTED]
1400 URBAN CENTER, Vestavia Hills, AL



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $33,100,000
                              STONEGATE BIRMINGHAM        DSCR:     1.26x
                                                          LTV:      59.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 LOAN SELLER:               GACC

 LOAN PURPOSE:              Refinance

 ORIGINAL BALANCE:          $33,100,000

 CUT-OFF BALANCE:           $33,100,000

 % BY INITIAL UPB:          2.40%

 INTEREST RATE:             5.690%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        August 1, 2004

 MATURITY DATE:             July 1, 2011

 AMORTIZATION:              Interest-only for first 24 months; thereafter
                            amortizing on 360 month schedule

 CALL PROTECTION:           Lockout for 24 months from securitization date, then
                            defeasance in whole only is permitted. On and after April 1, 2011, prepayment permitted without penalty.

 SPONSOR:                   Mark D. Elgin and Robert C. McLean

 BORROWER:                  SG/SPV Property I, LLC

 LOCKBOX:                   Hard

 INITIAL RESERVES:          Tax:          $575,089
                            Insurance:    $117,122
                            Earnout:(1)   $5,000,000
                            Tenant
                            Allowance
                            Reserve:      $920,315

 MONTHLY RESERVES:          Tax:          $71,886
                            TI/LC:(2)     $25,914
                            Replacement:  $7,974
                            Insurance:    $10,648
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION

 LOAN BALANCE / SF:         $69.19

 BALLOON BALANCE / SF:      $64.45

 LTV3:                      59.9%

 BALLOON LTV(3):            55.1%

 DSCR(3):                   1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:    Portfolio

 PROPERTY TYPE:               Suburban Office

 COLLATERAL:                  Fee simple interest in four Class "A" office
                              buildings

 LOCATION:                    Vestavia Hills & Birmingham, AL

 YEARS BUILT / RENOVATED:     1978-1997 / 1999

 TOTAL AREA:                  478,408 sq. ft.

 PROPERTY MANAGEMENT:         Commercial Real Estate Services Joint Venture

 PORTFOLIO OCCUPANCY
 (AS OF 4/07/04 - 05/03/04):  87.4%

 UNDERWRITTEN NET CASH FLOW:  $2,458,489

APPRAISED VALUE:              $46,900,000

 APPRAISAL DATE:              6/1/04
--------------------------------------------------------------------------------

(1)   See "Earnout / DSCR Reserve" section herein.

(2) Subject to a cap of $600,000. If the largest tenant has not executed a lease extension 18 months prior to its expiration, the cap will be increased to $3.5MM and all excess cash flow will be swept into the reserve. See "Significant Tenants" section herein.

(3) Calculated based on principal loan as balance, as of the Cut-Off Date or Maturity Date, as applicable, after netting out a letter of credit of $5,000.000.

-----------------------------------------------------------------------------------------------------------------------------------
                                                           STONEGATE BIRMINGHAM PROPERTIES
-----------------------------------------------------------------------------------------------------------------------------------
                                              YEAR BUILT (S) /   OVERALL                                APPRAISED    ALLOCATED LOAN
 PROPERTY                  NRSF       % NRSF      RENOVATED     OCCUPANCY       LARGEST TENANT            VALUE         AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 1000 Urban Center        165,530      34.6%      1991/NAP        87.3%        Drummond Company        $16,300,000    $11,452,658
-----------------------------------------------------------------------------------------------------------------------------------
 River Village            120,605      25.2%      1978/1999      100.0%      Vesta Insurance Group     $10,600,000    $8,344,395
-----------------------------------------------------------------------------------------------------------------------------------
 1500 Urban Center        101,849      21.3%      1997/NAP        86.6%          MedManagement         $10,200,000    $7,046,709
-----------------------------------------------------------------------------------------------------------------------------------
 1400 Urban Center        90,424       18.9%      1995/NAP        71.7%   Sherman International Corp.  $9,800,000     $6,256,238
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVERAGE       478,408     100.0%                      87.4%                                $46,900,000    $33,100,000
-----------------------------------------------------------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $33,100,000
                              STONEGATE BIRMINGHAM        DSCR:     1.26x
                                                          LTV:      59.9%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         STONEGATE BIRMINGHAM TOP 10 TENANTS
-----------------------------------------------------------------------------------------------------------------------------------
                                                               WEIGHTED AVG.       % BELOW             LEASE
 TENANT                       NRA         % NRA       % GPR       RENT PSF       MARKET RENT(1)      EXPIRATION   RATINGS (S/M/F)
-----------------------------------------------------------------------------------------------------------------------------------
 Vesta Insurance Group      115,774       24.2%       16.1%         $9.98            44.6%            10/8/2008       -/B2/B-
-----------------------------------------------------------------------------------------------------------------------------------
 Drummond Company           31,020        6.5%        3.5%          8.13             54.8%            2/28/2014        -/-/-
-----------------------------------------------------------------------------------------------------------------------------------
 Sherman
 International Corp.        23,580        4.9%        6.4%          19.58             NAP             6/30/2005        -/-/-
-----------------------------------------------------------------------------------------------------------------------------------
 MedManagement              23,055        4.8%        5.1%          15.75            12.5%           12/31/2006    BBB/Baa2/BBB(2)
-----------------------------------------------------------------------------------------------------------------------------------
 Xerox Corp.                22,274        4.7%        5.1%          16.30            9.4%            10/31/2012      BB-/B1/BB
-----------------------------------------------------------------------------------------------------------------------------------
 MAW Insurance Company      16,226        3.4%        3.6%          16.00            11.1%            8/31/2008        -/-/-
-----------------------------------------------------------------------------------------------------------------------------------
 MCI Worldcom               13,727        2.9%        4.0%          21.00             NAP             4/30/2007        -/-/-
-----------------------------------------------------------------------------------------------------------------------------------
 Chubb Federal Insurance
 Company                    11,515        2.4%        2.7%          17.00            5.6%             1/31/2014       A/A2/A+
-----------------------------------------------------------------------------------------------------------------------------------
 Active Services
 Corporation                11,373        2.4%        2.6%          16.25            9.7%             2/28/2010        -/-/-
-----------------------------------------------------------------------------------------------------------------------------------
 MAW Mortgage
 Company, LLC               11,218        2.3%        2.5%          16.00            11.1%            7/31/2008        -/-/-
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVERAGE         279,762       58.5%       51.7%        $13.24            32.3%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Market rental rent for the subject's office space as of 12/03 ranges from $18-$22 PSF on a gross basis, according to the appraiser. The % Below Market Rent values are calculated based on a $18.00 market rental rate.

(2)   Ratings of parent company, McKesson Corporation.

(3)   Ratings of parent company, Chubb Corp.

STONEGATE BIRMINGHAM LOAN

THE LOAN. The Stonegate Birmingham loan is secured by a first mortgage on the fee simple interest in four Class `A', multi-tenant office buildings located in Vestavia Hills and Birmingham, Alabama. The subject property was acquired by the borrower in 1999, and excluding closing costs, the total cost basis for the property is approximately $45 million, implying approximately $11.9 million (36.0%) of cash equity in the property.

THE BORROWER. The borrower, SG/SPV Property I, LLC, is a single-purpose entity. The loan sponsors are Mark D. Elgin and Robert C. McLean. In 1999, Mr. Elgin formed Stonegate Realty Company, LLC ("SRC") and its various affiliated entities to purchase the ongoing real estate operations of Torchmark Development Corporation, (along with Drummond Corp.), which included the subject Stonegate Birmingham properties. Torchmark Corporation, based in Birmingham, AL, is a diversified financial services organization that is publicly traded on the New York Stock Exchange (ticker: TMK) and is an industry leader in supplemental insurance. Mr. Elgin and his colleagues at SRC have a long history with the Torchmark properties dating back to their initial planning, design and construction. Mr. Elgin began his career in Oklahoma City in 1983 with Globe Life & Accident Insurance Company (a subsidiary of Torchmark), supervising all of Globe's real estate and development activities. In 1988, Mr. Elgin moved to Birmingham where he assumed responsibility for all of Torchmark's real estate activities including the development of Liberty Park and the Stonegate Birmingham properties. During his tenure with Globe/Torchmark, Mr. Elgin and his team supervised the development and renovation of more than 2.5 million square feet of commercial office and retail buildings while managing a portfolio of more than 2 million square feet of commercial office space, including the negotiation of more than 3 million square feet of lease transactions. In addition, Mr. Elgin's group oversaw nearly 6,000 acres under development, including the high-end, golf oriented communities of Liberty Park/Old Overton Golf Club (AL), Rancho La Quinta (CA), Branson Hills (MO), Stonegate Farms (AL) and Highland Park (AL). Robert McClean has over 20 years of real estate experience and is responsible for the development of over one million square feet of office space. As of 4/11/04, Mr. Elgin had a net worth of approximately $5.0 million; as of 12/31/03, Mr. McClean had a net worth of approximately $1.65 million.

THE PROPERTIES. The collateral for the loan includes the fee simple interest in four office properties (1000 Urban Center Drive, 1400 Urban Center Drive, 1500 Urban Center Drive, and 3760 River Run Drive, known as `River Village') located within Liberty Park, an upscale 3,000-acre planned community in Vestavia Hills and Birmingham.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $33,100,000
                              STONEGATE BIRMINGHAM        DSCR:     1.26x
                                                          LTV:      59.9%
--------------------------------------------------------------------------------

1000 Urban Center is a 5-story building completed in 1991. It contains 165,530 SF of net rentable area (34.6% of total) and is currently leased to 18 tenants. The largest tenants are Drummond Company (31,020 SF), Molton, Allen, Williams (`MAW') Insurance Company/MAW Mortgage Company (27,444 SF), and Xerox Corporation (22,274 SF). Remaining tenants range in size from 1,462 SF (0.31% of
NRA) to 11,515 SF (2.4% of NRA) and include Chubb Federal Insurance Company (rated "A" by S&P), Vulcan Aggregates, Co.(parent company Vulcan Materials rated "A+" by S&P), Drake Beam & Morin, Amerisure Mutual Insurance Co., First National Bankers Bank, and Humana, Inc.

3760 River Run Drive (`River Village') is a 2-story red brick building completed in two phases in 1978 and 1999. It contains 120,605 SF of net rentable area (25.2% of total) and is currently leased to two tenants, Vesta Insurance Group (115,774 SF; 24.2% of NRA; rated "B2' by Moody's) and Unique Food Service Concept (4,831 SF, 1.0% of NRA). The latter tenant operates the River Bar & Grill at the subject building.

1500 Urban Center is a 4-story building completed in 1997. It contains 101,849 SF of net rentable area (21.3% of NRA) and is currently leased to 12 tenants. There is a 2-story lobby, and interior finishes feature travertine marble floors and walls, stone accents, wood trim and statuary bronze hardware. The building is served by 3 elevators, has a loading dock, and provides covered, surface and executive parking. The largest tenants are MedManagement (23,055 SF, 4.8% of NRA), and Active Services Corporation (11,373 SF, 2.4% of NRA). Remaining tenants range in size from 902 SF (0.2% of NRA) to 10,770 SF (2.3% of NRA) and include American Express Leasing Administration, and the Federal Aviation Administration.

1400 Urban Center is a 4-story building completed in 1995. It contains 90,424 SF of net rentable area (18.9% of total) and is currently leased to 9 tenants. Interior finishes include granite, stone accents, wood trim and bronze hardware. The building is served by 3 elevators, has a loading dock, and provides covered, surface and executive parking. The largest tenants are Sherman International Corp. (23,580 SF, 4.9% of NRA, 6.4% of GPR) and MCI Worldcom (13,727 SF, 2.9% of
NRA). Remaining tenants range in size from 2,051 SF (0.43% of NRA) to 6,872 SF (1.44% of NRA). SIGNIFICANT TENANTS. Stonegate Birmingham is currently 87.4% occupied by 41 office tenants with the top three tenants accounting for over 35% of NRA.

      VESTA INSURANCE GROUP (NYSE: VTA, 24.2% of NRA, 16.1% of GPR; rated "B2" by Moody's and "B-" by Fitch), offers a wide range of personal insurance and financial services products, including property and casualty, life and health, and non-standard automobile insurance. The company's products are distributed through independent agents, managing agents, and brokers throughout the United States. Vesta is permitted to terminate its lease at any time with 6 months notice. However, Vesta has been a tenant of the property since 1992 when its initial 18-year lease for 45,091 SF commenced. In 1998, Vesta leased an additional 48,536 PSF under a lease co-terminus with its original lease (expires 10/08/08). Vesta pays rent of $9.98 PSF, approximately 40% below the average rent paid by remaining tenants of the subject, and 45% below the low end of market rents ($18.00
      PSF). However, should Vesta Insurance not extend its lease prior to April 1, 2007 (18 months prior to lease expiration date), or should it exercise its option to terminate the lease, the TI/LC Reserve cap amount will be increased to $3.5 million and all excess cash flow will be swept into the TI/LC Reserve. In addition, if the tenant exercises its option to terminate the lease, the borrower will be required to deposit the lease termination penalty (payable by Vesta in an amount currently estimated at $1.1 million) into the TI/LC Reserve.

      DRUMMOND COMPANY, INC. (6.48% of NRA, 3.5% of GPR) is principally in the business of mining, purchasing and selling of coal and coal derivatives. Ranked in the top 25 percent of U.S. owned coal companies, Drummond primarily produces low sulfur or compliance coal, meeting all phase II requirements of the 1990 Amendments of the Clean Air Act while being the largest merchant coke producer in the U.S. With their 132 ovens and an annual capacity of 750,000 tons of sealable coke, which is used in the automotive and construction pipe industries, Drummond is well known in the foundry industry for its product and reliability of supply. The company also has a significant investment in land and forestry management operations including real estate developments in Florida, Alabama and
      California as well as additional parcels suitable for industrial, commercial and residential use. It also has acreage of standing timber suitable for harvesting. Currently, Drummond occupies 31,020 sq. ft. under a lease that expires on 2/28/2014. The subject property serves as the company's headquarters.

      SHERMAN INTERNATIONAL CORP. (4.9% of NRA, 6.4% of GPR) is a diversified producer of concrete ready mix and concrete products. The company operates production facilities in Alabama and Georgia, serving the Southeastern United States. Sherman is

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $33,100,000
                              STONEGATE BIRMINGHAM        DSCR:     1.26x
                                                          LTV:      59.9%
--------------------------------------------------------------------------------

                              COLLATERAL TERM SHEET

                              STONEGATE BIRMINGHAM

      committed to providing quality products and is recognized as an industry leader in the production of specification concrete products. These products include but are not limited to concrete pipe products, prestressed/precast products, concrete masonry products as well as many other specialty products. Currently, Sherman International Corp. occupies 23,580 SF. under a lease that expires on 6/30/2005. The subject property serves as the Company's headquarters.

THE MARKET. The subject's 3,000-acre Liberty Park master planned community is located in the municipality of Vestavia Hills and Birmingham in the southeastern section of the Birmingham, Alabama MSA. It is one of the premier executive housing communities in the state (with homes in the $300,000 to over $500,000 range) and is home to the Tom Fazio-designed Old Overton Club, considered one of the finest private golf clubs in the Southeastern United States and was ranked by Golf Digest as the #1 new private golf course in 1994. The subject buildings, and other Class "A" office properties in the vicinity, are strategically situated along I-459. These properties boast some of the region's largest corporate tenants making the area one of the strongest Class "A" office sub-markets in the greater Birmingham area. Since development began in the late 1980's, the growth of Liberty Park has and is expected to continue to have substantial positive impact upon the Birmingham Stonegate properties. Liberty Park is just north of the area known as the Colonnade, which contains the headquarters of many large companies, and has amenities that include shopping, hospitals, hotels, and recreational developments.

According to the Birmingham Chamber of Commerce, there is approximately 16 million square feet of office space in the Birmingham area with the majority located within the City of Birmingham. There are 7 sub-markets identified as being in the region with over 4.0 million square feet reported in the Central Business District and over 8.6 million square feet classified as suburban. According to the appraisal, as of year end 2003, the Birmingham suburbs had an office vacancy rate of 14.8%. The subject is situated along the IH465 corridor in Birmingham's Southeast Quadrant sub-market. As of year end 2003, this sub-market contained approximately 2.9 million square feet of Class "A" office space that had an average vacancy rate of 14.71%, and an average rental rate of $18.80 PSF. There was no new construction reported in the sub-market during the last six-months of 2003, and no new construction is planned for 2004.

In further analyzing the subject's sub-market, the appraiser surveyed six properties deemed similar to and competitive with the subject. These buildings contained approximately 1,023,855 square feet of space, had occupancy rates ranging from 91.2% to 100%, and averaged 94.27%. Asking rental rates at these properties ranged from $18.00 psf to $22.00 psf. The subject has had an average occupancy rate of 92% over the past four years, and, except for one small month-to-month tenant that pays $1.02 PSF, its tenants pay rental rates ranging from $9.98 PSF (the largest tenant, Vesta Insurance) to $21.75 PSF. Excluding Vesta Insurance, existing tenants of the subject pay an average rental rate of approximately $16.75 PSF.

Birmingham is Alabama's largest city and serves as the state's business, financial, and cultural hub with more than 25% of the state's businesses located in metropolitan Birmingham. Over 25% of Alabama's total retail sales are made by Birmingham area merchants, every major Alabama bank is headquartered in the city, and nearly 40% of the state's college students attend an institution that is in or less than an hour's drive from Birmingham. The 2003 population in the Birmingham MSA (941,411) is expected to grow by 3.3% (to 972,477) by 2008. In 2003, the median household income in Birmingham MSA was $42,053, compared to $45,128 for the U.S. The University of Alabama at Birmingham (UAB), a leader in health care and medical research, became the city's largest employer during the 1980's. With nearly 16,000 jobs and a payroll of more than $430 million, UAB is now the largest employer in the State of Alabama. Other major private employers include Alabama Power Company and AmSouth Bank. Several major highways (I-459, U.S. Highway 280, I-65) serve the area, allowing for quick access to all areas of Birmingham.

PROPERTY MANAGEMENT. Commercial Real Estate Services Joint Venture, a borrower affiliate, is providing property management services for Stonegate Birmingham. Robert McClean, one of the loan sponsors, is the Chief Operating Officer of Commercial Real Estate Services Joint Venture. Mr. McLean has over 20 years of real estate experience including commercial loan origination and development. He has been responsible for the development of over 1.0 million square feet of Class `A' office space. With approximately 65 employees, Commercial Real Estate Services Joint Venture provides a complete range of real estate services including property management, leasing, brokerage, construction development and construction management. As of December 2003, the company managed over 20 properties in Alabama and Oklahoma containing approximately 2.2 million square feet.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $33,100,000
                              STONEGATE BIRMINGHAM        DSCR:     1.26x
                                                          LTV:      59.9%
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents do not restrict Stonegate Realty Company, LLC (the 49% member of the sole member of the borrower) or its wholly-owned subsidiaries from pledging its assets (which include but are not limited to indirect ownership interests in the borrower) in connection with working capital financings, provided that such entities may not own an aggregate of more than 49% of the ownership interests in the borrower. No lender consent is required for this type of financing.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. In addition to the working capital financings described above, the owners of Stonegate Investors LLC (the 51% member of the sole member of the borrower) have a one-time right to place mezzanine financing (limited to $1,000,000) secured by pledges of up to 20% of the interests in Stonegate Investors LLC, upon the satisfaction of certain conditions set forth in the loan documents, including approval of the mezzanine loan documents by the lender and delivery of a satisfactory intercreditor agreement. No aggregate loan-to-value or debt service coverage ratio tests apply to any such financing; a no-downgrade opinion is not required in connection with any such financing.

EARNOUT / DSCR RESERVE: At closing, an earnout reserve was established in the amount of $5,000,000 (letter of credit posted at closing). During the first 3 years of the loan term (the "Release Period"), funds will be released from the reserve (or the required letter of credit amount will be reduced) on a quarterly basis in such amounts which cause the "Net Loan Amount" (the gross loan amount less the remaining amount of the holdback or letter of credit) to support a DSCR (based on annualized rents-in-place and the greater of underwritten or T-12 expenses) of 1.25x, provided the following conditions are satisfied: (a) no default exists; (b) the property maintains an occupancy percentage equal to or greater than 85%; and (c) to the extent there is income attributable to a new tenant, borrower has delivered a satisfactory estoppel from any such tenant confirming such tenant is in occupancy and paying rent (with appropriate retainage withheld for any outstanding rent concessions or landlord obligations). To the extent funds remain after the expiration of the Release Period, such funds will be held by lender as additional collateral or used in connection with a partial defeasance.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $33,100,000
                              STONEGATE BIRMINGHAM        DSCR:     1.26x
                                                          LTV:      59.9%
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $27,765,000
                               WEST VILLAGE RETAIL        DSCR:     1.21
                                                          LTV:      77.1%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $27,765,000
                               WEST VILLAGE RETAIL        DSCR:     1.21
                                                          LTV:      77.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:                 GECC

 LOAN PURPOSE:                Refinance

 ORIGINAL PRINCIPAL BALANCE   $27,765,000

 CUT-OFF PRINCIPAL BALANCE    $27,765,000

 % BY INITIAL UPB:            2.01%

 INTEREST RATE:               6.24%

 PAYMENT DATE:                1st of each month

 FIRST PAYMENT DATE:          8/1/2004

 MATURITY DATE:               7/1/2014

 AMORTIZATION:                Interest  only  beginning  August 1, 2004 and
                              continuing to and including July 1, 2006.
                              Beginning August 1, 2006, the borrower makes a constant payment of $175,014.64, which is based on a 28-year amortization schedule.

 CALL  PROTECTION:            Lockout  for  24  months  from  securitization
                              date, then defeasance is permitted. On and after May 1, 2014, prepayment can be made without penalty.

 SPONSOR:                     Henry S. Miller III, Robert Bagwell, Donald J.
                              McNamara and Blake Pogue.

 BORROWER:                    West Village 2004 PO Limited Partnership

 ADDITIONAL FINANCING:        None

 LOCKBOX:                     Hard

 INITIAL RESERVES:            Tax           $367,259
                              Insurance     $37,605

 MONTHLY RESERVES:            Tax           $73,452
                              Insurance     $7,521
                              Replacement   $1,5401
                              TI/LC         $13,5752
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE / SQ. FT.:                 $225.20
 BALLOON BALANCE / SQ. FT.:              $196.40
 LTV:                                    77.1%
 BALLOON LTV:                            67.3%
 DSCR:                                   1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET / PORTFOLIO:        Single Asset

 PROPERTY TYPE:                   Retail

 COLLATERAL:                      Fee simple interest in the retail portion of a
                                  mixed-use condominium development. Floors two through four are primarily residential and the multifamily portion is not part of the collateral.

 LOCATION:                        Dallas, Texas

 YEAR BUILT:                      2001

 TOTAL AREA:                      123,290 sq. ft.

 PROPERTY MANAGEMENT:             Westvil Management Company, an affiliate of
                                  the Sponsor

 OCCUPANCY (AS OF 05/01/04)       97.1%

 UNDERWRITTEN NET CASH FLOW:      $2,547,603

 APPRAISED VALUE:                 $36,000,000

 APPRAISAL DATE:                  March 17, 2004
--------------------------------------------------------------------------------

1) Capped at $36,000.
2) Capped at $325,000.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $27,765,000
                               WEST VILLAGE RETAIL        DSCR:     1.21
                                                          LTV:      77.1%
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                                 2003 SALES
                                                                    LEASE          RATING        PSF OR PER
 TENANT                    NRSF        % NRSF      RENT PSF      EXPIRATION        (S/M/F)         SCREEN
----------------------------------------------------------------------------------------------------------------
 Magnolia Pictures        19,667        16.0%        $7.32        1/31/2012       NR/NR/NR        $434,285
----------------------------------------------------------------------------------------------------------------
 Gap/Gap Body             11,647        9.5%        $22.00        7/31/2006      BB+/Ba2/BB+        $241
----------------------------------------------------------------------------------------------------------------
 Banana Republic           8,000        6.5%        $22.00        7/31/2006      BB+/Ba2/BB+        $433
----------------------------------------------------------------------------------------------------------------
 Legacy Trading Company    6,160        5.0%        $31.71        9/30/2008       NR/NR/NR          $173
----------------------------------------------------------------------------------------------------------------
 Ann Taylor Loft           5,810        4.7%        $29.00        1/31/2012       NR/Ba2/NR         $379
----------------------------------------------------------------------------------------------------------------
 Paris Vendome             5,324        4.3%        $31.00        1/31/2012       NR/NR/NR          $531
----------------------------------------------------------------------------------------------------------------
 2003 Average Sales For Tenants Required to Report was $388 PSF (excludes theatre sales which were $434,285 per screen).
----------------------------------------------------------------------------------------------------------------

THE WEST VILLAGE RETAIL

THE LOAN. The West Village Retail Loan is secured by a first mortgage on the 123,290 sq. ft. retail portion of a mixed-use condominium development located in Dallas, Texas. Generally, retail is located on the ground floor and Class A apartments (not part of the collateral) are located on floors two through four. The underlying condominium declarations provide the owner of the collateral for the loan 60% of the voting interest and the ability to appoint two-thirds of the directors.

THE BORROWER. The borrower is West Village 2004 PO Limited Partnership, a single purpose, bankruptcy remote entity with two general partners. One of the general partners has an independent director. Henry S. Miller III, Robert Bagwell, Donald J. McNamara and Blake Pogue are the sponsors of the borrower.

Blake Pogue, either directly or through family interests owns approximately 48% ownership in the property. Blake Pogue is President of the Phoenix Property Company. The Phoenix Property Company was formed in 1994 to develop multifamily communities in urban and suburban locations throughout the United States. The company has offices in Dallas, Texas and Newport Beach.

Henry S. Miller III, either directly or through family interests owns approximately 23% ownership in the property. The Henry S. Miller Company is the largest independent real estate brokerage services firm in Texas. Collectively, the Henry S. Miller Companies manage several million square feet of office, retail, industrial, multi-family and mixed-use properties throughout Texas. Their development group has developed several million square feet of space on properties worth well over $500 million and include in addition to the West Village property, Highland Park Village and Preston Royal in Dallas's upscale shopping districts.

THE PROPERTY. The West Village Retail Loan is secured by a 123,290 sq. ft. upscale retail property with the retail generally located on the ground floor of a four-story mixed-use condominium development built in 2001. The property is located just north of the Dallas central business district, at the intersection of Lemmon and McKinney Avenues and is approximately one-quarter mile west of the US 75/Central Expressway corridor, one of the three-north/south freeways that traverse through the heart of Dallas. The appraiser reported that the immediate neighborhood is approximately 95% developed and that the property has high traffic counts, excellent visibility and accessibility. Floors two through four primarily contain 179 Class A multi-family units and are not part of the collateral. There are 132 surface parking spaces and a five-story parking garage which has 599 parking spaces available for retail use.

SIGNIFICANT TENANTS. The property is 99.5% leased to 42 tenants (97.1% occupied by 40 tenants). The annual average sales for the period ending December 31, 2003 were $388 per square foot for those tenants required to report sales. There are a variety of mainstream, boutique and entertainment tenants including Magnolia Pictures, Banana Republic Company, Ann Taylor Loft, Paris Vendome, and Gap. The three largest tenants at the property are Magnolia Pictures, Gap/Gap Body and Banana Republic.

Magnolia Pictures occupies 19,667 square feet (16.0% of total space/5.1% of base rent) under a lease with a rent of $7.32 psf that commenced on 1/11/2002 and expires 1/31/2012. The Magnolia Theatre in West Village, a multi-level stadium seating theatre, primarily on the upper floors, is a five-screen theatre featuring first-run independent and foreign films, as well as restored classics and other non-traditional studio movies. The sales per screen for the period ending December 31, 2003 were $434,285. Magnolia Pictures Co. operates the Magnolia Theater in the West Village Retail center and a theatre in Boulder, Colorado. Magnolia Pictures, was purchased




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2004-C2
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $27,765,000
                               WEST VILLAGE RETAIL        DSCR:     1.21
                                                          LTV:      77.1%
--------------------------------------------------------------------------------

by Landmark Theatre Corp. in 2003. Landmark Theatres, founded in 1974, is the nation's largest art-house chain and features first-run independent and foreign films, restored classics and non-traditional studio fare in 57 theatres representing 204 screens in 14 states and the District of Columbia. Landmark is owned by 2929 Entertainment, the production company of Dallas Mavericks owner Mark Cuban and his business partner, Dallas entrepreneur, Todd Wagner. 2929 Entertainment has ownership stakes in movies and TV distribution and exhibition companies; its holdings include Rysher Entertainment, Magnolia Pictures, HDNet, and Landmark Theatre Corp. 2929 Entertainment also partners with movie studios such as Warner Bros. and Lions Gate to release various film and television projects.

Gap/Gap Body (NYSE: GPS; Rated BB+/Ba2/BB+ by S/M/F) occupies 11,647 square feet (9.5% of total space/9.1% of base rent) under a lease with a rent of $22.00 psf that commenced 7/3/2001 and expires 7/31/2006. The lease provides for 2-five year options. The Gap, Inc. is a global specialty retailer operating stores selling casual apparel, accessories and personal care products for men, women and children under the Gap, Banana Republic, and Old Navy brands. As of the fiscal year-end 2003 which ended January 31, 2004, the Company operated stores in 3,022 locations as follows: Gap US - 1,389 locations, Gap International - 358 locations, Banana Republic - 435 locations and Old Navy - 840 locations. Through the company's fiscal year end, which ended January 31, 2004, sales were $15.9 Billion vs. $14.5 Billion over the same period the previous year, representing a 10% increase over the prior period.

Banana Republic (NYSE: GPS; Rated BB+/Ba2/BB+ by S/M/F) occupies 8,000 square feet (6.5% of total space/6.3% of base rent) under a lease with a rent of $22.00 psf that commenced 7/13/2001 and expires 7/31/2006. The lease provides for 2-five year options. Banana Republic, a division of Gap, Inc., reported $2.1 Billion in total sales in 2003 vs. $1.9 Billion in 2002 and $1.9 Billion in 2001.

THE MARKET. The property is located in the Dallas/Fort Worth MSA. The appraiser reported that the DFW MSA is the ninth largest MSA in the U.S. (5.7 million residents), the fastest growing area in the U.S. since 1990, the top financial and trade center for the Southwest and a major center for semiconductors, telecommunications, defense and computer services. The property is located in the Intown/Uptown area of the City of Dallas and is located just north of the Dallas central business district. This area is considered to be relatively prestigious with housing prices ranging from $200,000 to upwards of $5 million or more. The appraiser reported that the 2003 population estimate and average household income within a 1-mile, 3-mile and 5-mile radius were 27,214, 164,391 and 351,051 and $74,645, $76,356 and $71,931, respectively.

West Village Retail is located in the Oak Lawn/Park Cities submarket, which includes Highland Park and University Park and is reported to be one of the premier submarkets in the MSA. The appraiser reported that as of the 4th Quarter 2003 overall retail occupancy for the DFW MSA was 89% and the submarket's year-end 2003 occupancy was 91% with quoted average rents of $28.13 per sq. ft. Rental rates at West Village range from $7.32 to $42.00 psf NNN. The average rent excluding the Magnolia Theatre ($7.32) is $26.66 psf, NNN.

THE PROPERTY MANAGEMENT. Westvil Management Company, an affiliate of the sponsor.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

GROUND LEASE. None.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $27,765,000
                               WEST VILLAGE RETAIL        DSCR:     1.21
                                                          LTV:      77.1%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $26,500,000
                              180 LIVINGSTON STREET       DSCR:     1.30x
                                                          LTV:      69.7%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $26,500,000
                              180 LIVINGSTON STREET       DSCR:     1.30x
                                                          LTV:      69.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 LOAN SELLER:               BofA

 LOAN PURPOSE:              Refinance

 ORIGINIAL PRINCIPAL BALANCE:             $26,500,000

 CUT-OFF PRINCIPAL BALANCE: $26,500,000

 % BY INTIAL UPB:           1.92%

 INTEREST RATE:             5.900%

 PAYMENT DATE:              1st of each month

 FIRST PAYMENT DATE:        August 1, 2004

 MATURITY DATE:             July 1, 2014

 AMORTIZATION:              360 Months

 CALL PROTECTION            Lockout for 24 months from securitization date then
                            defeasance permitted. On and after April 1, 2014 prepayment can be made without penalty.

 SPONSORS:                  C. Glenn Schor, David Karmi

 BORROWER:                  Treeline 180 Livingston LLC

 ADDITIONAL FINANCING:      Future mezzanine debt permitted
                            up to a combined debt amount of 85%
                            of appraised value and a minimum of
                            a 1.20x combined DSCR

 LOCKBOX:                   Soft at Closing, Springing Hard

 INITIAL RESERVES(1):       None

 MONTHLY RESERVES(1):       Tax:               $48,872
                            Insurance:         $7,354
                            Replacement:       $1,377
--------------------------------------------------------------------------------

(1) See discussion of reserves in "Significant Tenants" below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 LOAN BALANCE/SQ.FT.:         $160

 BALLOON BALANCE/SQ.FT.:      $136

 LTV:                         69.7%

 BALLOON LTV:                 59.0%

 DSCR:                        1.30x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:      Single Asset

 PROPERTY TYPE:               Office

 COLLATERAL:                  Fee Simple Interest in an Office Building

 LOCATION:                    Brooklyn, NY

 YEAR BUILT/RENOVATED:        1900/2003(2)

 TOTAL AREA:                  165,200 square feet

 PROPERTY MANAGEMENT:         Treeline Management Corp.

 OCCUPANCY (AS OF 6/15/04):   100.0%

 UNDERWRITTEN NET CASH FLOW:  $2,455,898

 APPRAISED VALUE:             $38,000,000

 APPRAISAL DATE:              4/21/04
--------------------------------------------------------------------------------

(2) Built in 1900; Converted to office in 1985; Extensive renovations in 2003
BALANCE:  $26,500,000

-------------------------------------------------------------------------------------------------------------------------
                                 ANCHOR TENANTS
-------------------------------------------------------------------------------------------------------------------------
 TOP TENANTS(3)                             SF           NRSF        RENT PSF        LEASE EXPIRATION     RATINGS (S/M/F)
-------------------------------------------------------------------------------------------------------------------------
 NYC Transit Authority                    123,900        75.0%        $25.11              4/30/13              AA/A2/NR
-------------------------------------------------------------------------------------------------------------------------
 Safe Horizon, Inc.                       12,712         7.7%         $20.98             12/31/12              NR/NR/NR
-------------------------------------------------------------------------------------------------------------------------
 Visiting Nurse Service                   11,924         7.2%         $20.93              6/30/12              NR/NR/NR
-------------------------------------------------------------------------------------------------------------------------

(3) Information obtained from Underwritten Rent Roll except for Ratings and unless otherwise stated. Credit Ratings are of the parent company.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $26,500,000
                              180 LIVINGSTON STREET       DSCR:     1.30x
                                                          LTV:      69.7%
--------------------------------------------------------------------------------

THE LOAN. The 180 Livingston Street loan is secured by a first mortgage on a 165,200 square foot condominium unit of a larger 272,800 square foot, six-story, central business district office building located in Brooklyn, New York.

THE BORROWER. The borrower is Treeline 180 Livingston LLC, a Delaware limited liability company that is a single purpose, bankruptcy-remote entity with one independent director, for which such borrower's legal counsel has delivered a non-consolidation opinion at loan closing. Treeline 180 Livingston LLC is 100.0% owned by its sole member, Treeline Livingston Partners LLC, a Delaware limited liability company. Treeline Livingston Partners LLC is 15.0% owned by its managing member, Treeline 180 LLC, and 85.0% owned by six other affiliated limited liability companies. The borrower principals are David Karmi and C. Glenn Schor.

The Treeline companies own and manage more than 1.5 million square feet of commercial real estate in the New York metropolitan area. Established in 1985, Treeline is a full-service real estate investment firm based in Garden City, New York. Although Treeline started in Long Island, it has extended its operations throughout the five boroughs of New York City, Westchester, and the greater New York metropolitan area, including New Jersey and Connecticut.

THE PROPERTY: The collateral for the mortgage loan is 180 Livingston Street, a 165,200 square foot condominium unit within a 272,800 square foot, six-story, central business district office building located in Brooklyn, New York.
Constructed in 1900 as a warehouse and subsequently converted to offices in 1985, the property is situated on 0.8 acres. Upon purchase in October 2002, the related borrower spent approximately $13.5 million in renovations, which included new HVAC systems, a new roof, passenger elevators, new entrances, a granite facade at street level, new electrical service, new technology and communication systems, and extensive tenant improvements.

SIGNIFICANT TENANTS. The property is 100% leased to six tenants. The three largest tenants, representing approximately 90% of total net rentable and 90% of total gross potential rent, are:

NYC Transit Authority ("MTA") ("AA" by S&P and rated "A2" by Moody's) occupies 123,900 square feet (75.0% of net rentable area and 77.0% of net rentable income) on a ten-year lease at an average rent of $25.11 per square foot expiring in April 2013 with one, five-year renewal option. MTA is responsible for the New York City subway and bus system and employs over 48,000 people. The location serves as general office space for the MTA and is one-half block from one of MTA's main office buildings. MTA has reportedly spent approximately $3 million of its own funds to up-fit its space in the property.

Safe Horizon, Inc. (Not Rated), a nonprofit victim assistance, advocacy and violence prevention organization, occupies 12,712 square feet (7.7% of net rentable area and 6.6% of net rentable income ) on a ten-year lease at $20.98 per square foot expiring in December 2012 with two, five-year renewal options. Safe Horizon was established in 1978 and operates in all five of New York's boroughs with a staff of 900. Safe Horizon has the right to terminate its lease after July 2005 with six months notice if it does not receive renewal funding for its programs; should it terminate during the 2006 or 2007 lease years, it is required to pay 50% of the landlord's unamortized costs. Safe Horizon also receives rent credits of $20,000 after August 2007 and August 2012. This location serves as general office space for the organization.

The Visiting Nurse Service ("VNS") (Not Rated), the oldest certified home health agency in New York City, occupies 11,924 square feet (7.2% of net rentable area and 6.2% of net rentable income ) on a ten-year lease at $20.93 per square foot expiring in June 2012 with one five year renewal option. VNS is a not-for-profit agency certified by the New York State Department of Health and has been providing affordable home health care to Brooklyn residents for over 100 years. This location serves as general office space for the agency.

The initial lease term for the 180 Livingston Street mortgage loan expires on February 30, 2013, however MTA has an option to terminate its lease on April 30, 2010 (with 12 months notice) for the entire space or on a floor-by-floor basis. MTA's right to terminate is deemed waived if MTA exercises its option to extend its term. The borrower is also required to establish an account to fund TI/LC (the "Leasing Reserve Account") and to deposit into this account, (I) the sum of $21,590.91 on each Scheduled Payment Date, beginning in September 2006 up to and including the April 2010 payment, and (II) any sum or termination fee (including but not limited to the termination of the unamortized costs) payable to borrower in connection with the election by the MTA to exercise any early termination option contained in the MTA lease on the date of the borrower's receipt thereof. In addition, beginning on the date nine months prior to the expiration of the MTA lease, in the event that borrower has not provided evidence to mortgagee that the MTA has renewed the MTA lease upon terms and conditions satisfactory to mortgagee in its reasonable discretion, the borrower shall deposit into the Leasing Reserve Account, the sum of $100,000.00 on each Scheduled Payment Date until such time as the borrower has deposited $1,850,000.00 in the Leasing Reserve



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $26,500,000
                              180 LIVINGSTON STREET       DSCR:     1.30x
                                                          LTV:      69.7%
--------------------------------------------------------------------------------

Account. In lieu of the making the foregoing deposits into the Leasing Reserve Account, the borrower may post cash or a letter of credit in an amount which, when added to the amounts in the Leasing Reserve Account, will be equal to $1,850,000.00.

THE MARKET. The property is located in downtown Brooklyn, Kings County, New York (New York primary metropolitan statistical area). The population in Brooklyn increased by 9% from 1990 to 2003 with a total population of over 2.5 million as of 2003.

Located approximately one-half mile south of the Brooklyn and Manhattan Bridges, the property is considered part of the downtown Brooklyn office sub-market. The sub-market consists of approximately 16.1 million square feet at an average overall occupancy rate of 88.6% and an average rental rate of $23.03 per square foot. The appraiser identified five comparable office properties containing a total of 787,300 square feet with comparable quoted rental rates ranging from $23.00 per square foot to $28.00 per square foot. The property is 100% occupied with rental rates averaging $24.45 per square foot.

PROPERTY MANAGEMENT. Treeline Management Corp., an affiliate of the 180 Livingston Street mortgage loan borrower, manages the property. Founded in 1985, Treeline Management Corp. currently manages 1.5 million square feet of office space in the New York area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The 180 Livingston Street mortgage loan borrower shall have the right to obtain mezzanine financing during the term of the 180 Livingston Street mortgage loan, subject to compliance with the following terms and conditions: (a) such financing shall be extended by a qualified financial institution reasonably acceptable to mortgagee; (b) such financing shall be secured by the borrowing members' equity interests in 180 Livingston Street mortgage loan borrower; (c) the mezzanine lender extending the financing executes a subordination and intercreditor agreement satisfactory to mortgagee; (d) the aggregate principal amount of such mezzanine financing shall not exceed an amount which, when combined with the outstanding principal balance of the 180 Livingston Street mortgage loan, at the time of the mezzanine financing request, shall result in (i) the loan-to-value calculated inclusive of the mezzanine financing greater than 85%, or (ii) the debt service coverage ratio ("DSCR") calculated inclusive of the mezzanine financing of less than 1.20x (based upon the 180 Livingston Street mortgage loan constant payment rate and underwritten net operating income and net cash flow), each as determined by mortgagee based upon its standard underwriting criteria; (e) the proceeds of such mezzanine financing shall be used to make capital contributions to 180 Livingston Street mortgage loan borrower for the purpose of funding operating and/or capital expenditures related to the property; and (f) 180 Livingston Street mortgage loan borrower shall deliver to mortgagee confirmation from the rating agencies that such mezzanine financing shall not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the 180 Livingston Street mortgage loan.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET       BALANCE:  $26,500,000
                              180 LIVINGSTON STREET       DSCR:     1.30x
                                                          LTV:      69.7%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $943,946,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                       GE COMMERCIAL MORTGAGE CORPORATION
                                   (DEPOSITOR)
                               -------------------

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               -------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                   The date of this Prospectus is July 6, 2004

                                TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus and Each Accompanying
  Prospectus Supplement .................................................................................      5
SUMMARY OF PROSPECTUS ...................................................................................      6
RISK FACTORS ............................................................................................     14
  Limited Liquidity of Your Certificates ................................................................     14
  Limited Assets of Each Trust Fund .....................................................................     14
  Prepayment Considerations; Variability in Average Life of Offered Certificates;
    Special Yield Considerations ........................................................................     15
  Limited Nature of Ratings .............................................................................     16
  Risks Associated with Certain Mortgage Loans and Mortgaged Properties .................................     17
  Borrowers May Be Unable to Make Balloon Payments ......................................................     19
  Credit Support Limitations ............................................................................     19
  Leases and Rents ......................................................................................     20
  Environmental Risks ...................................................................................     20
  Special Hazard Losses .................................................................................     21
  Some Certificates May Not Be Appropriate for ERISA Plans ..............................................     21
  Certain Federal Tax Considerations Regarding Residual Certificates ....................................     21
  Certain Federal Tax Considerations Regarding Original Issue Discount ..................................     22
  Bankruptcy Proceedings Entail Certain Risks ...........................................................     22
  Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ........................     23
  Delinquent and Non-Performing Mortgage Loans ..........................................................     23
DESCRIPTION OF THE TRUST FUNDS ..........................................................................     24
  General ...............................................................................................     24
  Mortgage Loans ........................................................................................     24
  MBS ...................................................................................................     28
  Certificate Accounts ..................................................................................     29
  Credit Support ........................................................................................     29
  Cash Flow Agreements ..................................................................................     29
YIELD AND MATURITY CONSIDERATIONS .......................................................................     30
  General ...............................................................................................     30
  Pass-Through Rate .....................................................................................     30
  Payment Delays ........................................................................................     30
  Certain Shortfalls on Collections of Interest .........................................................     30
  Yield and Prepayment Considerations ...................................................................     31
  Weighted Average Life and Maturity ....................................................................     32
  Controlled Amortization Classes and Companion Classes .................................................     33
  Other Factors Affecting Yield, Weighted Average Life and Maturity .....................................     34
THE DEPOSITOR ...........................................................................................     36
USE OF PROCEEDS .........................................................................................     36
DESCRIPTION OF THE CERTIFICATES .........................................................................     37
  General ...............................................................................................     37
  Distributions .........................................................................................     37
  Distributions of Interest on the Certificates .........................................................     38
  Distributions of Principal on the Certificates ........................................................     39
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
    Equity Participations ...............................................................................     39
  Allocation of Losses and Shortfalls ...................................................................     40
  Advances in Respect of Delinquencies ..................................................................     40

  Reports to Certificateholders .........................................................................     41
  Voting Rights .........................................................................................     42
  Termination ...........................................................................................     42
  Book-entry Registration and Definitive Certificates ...................................................     43
DESCRIPTION OF THE POOLING AGREEMENTS ...................................................................     45
  General ...............................................................................................     45
  Assignment of Mortgage Loans; Repurchases .............................................................     45
  Representations and Warranties; Repurchases ...........................................................     46
  Collection and Other Servicing Procedures .............................................................     47
  Sub-Servicers .........................................................................................     48
  Special Servicers .....................................................................................     48
  Certificate Account ...................................................................................     48
  Modifications, Waivers and Amendments of Mortgage Loans ...............................................     51
  Realization Upon Defaulted Mortgage Loans .............................................................     52
  Hazard Insurance Policies .............................................................................     53
  Due-on-Sale and Due-on-Encumbrance Provisions .........................................................     54
  Servicing Compensation and Payment of Expenses ........................................................     54
  Evidence as to Compliance .............................................................................     55
  Certain Matters Regarding the Master Servicer and the Depositor .......................................     55
  Events of Default .....................................................................................     56
  Rights Upon Event of Default ..........................................................................     57
  Amendment .............................................................................................     58
  List of Certificateholders ............................................................................     58
  The Trustee ...........................................................................................     58
  Duties of the Trustee .................................................................................     59
  Certain Matters Regarding the Trustee .................................................................     59
  Resignation and Removal of the Trustee ................................................................     59
DESCRIPTION OF CREDIT SUPPORT ...........................................................................     60
  General ...............................................................................................     60
  Subordinate Certificates ..............................................................................     60
  Cross-Support Provisions ..............................................................................     61
  Insurance or Guarantees with Respect to Mortgage Loans ................................................     61
  Letter of Credit ......................................................................................     61
  Certificate Insurance and Surety Bonds ................................................................     61
  Reserve Funds .........................................................................................     61
  Credit Support with Respect to MBS ....................................................................     62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS .................................................................     63
  General ...............................................................................................     63
  Types of Mortgage Instruments .........................................................................     63
  Leases and Rents ......................................................................................     63
  Personalty ............................................................................................     64
  Foreclosure ...........................................................................................     64
  Bankruptcy Laws .......................................................................................     67
  Environmental Risks ...................................................................................     70
  Due-on-Sale and Due-on-Encumbrance ....................................................................     72
  Subordinate Financing .................................................................................     72
  Default Interest and Limitations on Prepayments .......................................................     72
  Applicability of Usury Laws ...........................................................................     72
  Servicemembers Civil Relief Act .......................................................................     73
  Type of Mortgaged Property ............................................................................     73

  Americans with Disabilities Act .......................................................................     74
  Forfeitures In Drug, RICO and Money Laundering Violations .............................................     74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................................................     75
  Federal Income Tax Consequences for REMIC Certificates ................................................     75
  Taxation of Regular Certificates ......................................................................     78
  Taxation of Residual Certificates .....................................................................     85
  Taxes That May Be Imposed on the REMIC Pool ...........................................................     92
  Liquidation of the REMIC Pool .........................................................................     93
  Administrative Matters ................................................................................     93
  Limitations on Deduction of Certain Expenses ..........................................................     93
  Taxation of Certain Foreign Investors .................................................................     94
  Backup Withholding ....................................................................................     95
  Reporting Requirements ................................................................................     95
  Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is
    Made ................................................................................................     97
  Standard Certificates .................................................................................     97
  Stripped Certificates .................................................................................    100
  Reporting Requirements and Backup Withholding .........................................................    103
  Taxation of Certain Foreign Investors .................................................................    103
STATE AND OTHER TAX CONSIDERATIONS ......................................................................    104
CERTAIN ERISA CONSIDERATIONS ............................................................................    105
  General ...............................................................................................    105
  Plan Asset Regulations ................................................................................    105
  Administrative Exemptions .............................................................................    106
  Insurance Company General Accounts ....................................................................    106
  Unrelated Business Taxable Income; Residual Certificates ..............................................    107
LEGAL INVESTMENT ........................................................................................    107
METHOD OF DISTRIBUTION ..................................................................................    109
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .......................................................    110
LEGAL MATTERS ...........................................................................................    111
FINANCIAL INFORMATION ...................................................................................    111
RATING ..................................................................................................    111
INDEX OF PRINCIPAL DEFINITIONS ..........................................................................    112

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                               -------------------

     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

--------------------------------------------------------------------------------
                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES ....  Mortgage pass-through certificates, issuable in series.

DEPOSITOR ................  GE commercial mortgage corporation is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Glectric Gapital Corporation is owned by General Electric Capital services, Inc., The common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

MASTER SERVICER ..........  The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

SPECIAL SERVICER .........  One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

TRUSTEE ..................  The trustee for each series of certificates will be named in the related prospectus supplement.

THE TRUST ASSETS .........  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. MORTGAGE ASSETS .......  The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                            o residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                            o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                            Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                            As described in the related prospectus supplement, a mortgage loan:

                            o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                            o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                            o      may be fully amortizing or partially
                                   amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                            o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                            o may permit defeasance with non-callable U.S. Treasury securities or securities issued by government agencies; and

                            o may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                            Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" in this prospectus.

                            If specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                            o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                            o certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "DESCRIPTION OF THE TRUST FUNDS--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT ...  Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "DESCRIPTION OF THE TRUST FUNDS--CERTIFICATE ACCOUNTS" and "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" in this prospectus.

C. CREDIT SUPPORT ........  If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "RISK FACTORS--CREDIT SUPPORT LIMITATIONS", "DESCRIPTION OF THE TRUST FUNDS--CREDIT SUPPORT" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

D. CASH FLOW AGREEMENTS ..  If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            the obligor under any cash flow agreements of this type. See "DESCRIPTION OF THE TRUST FUNDS--CASH FLOW AGREEMENTS" in this prospectus.

DESCRIPTION OF
 CERTIFICATES ............  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                            As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                            o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                            o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                            o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                            o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                            o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                            o provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

                            o      provide for distributions based on
                                   collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                            Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                            The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "RISK FACTORS--LIMITED ASSETS OF EACH TRUST FUND" and "DESCRIPTION OF THE CERTIFICATES" in this prospectus.

DISTRIBUTIONS OF
 INTEREST ON THE
 CERTIFICATES ............  Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "RISK FACTORS--PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS", "YIELD AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES" in this prospectus.

DISTRIBUTIONS OF
 PRINCIPAL OF THE
 CERTIFICATES ............  Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                            Distributions of principal with respect to one or more classes of certificates may:

                            o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                            o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                            o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                            o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                            Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES" in this prospectus.

ADVANCES .................  If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" in this prospectus.

TERMINATION ..............  If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--TERMINATION" in this prospectus.
--------------------------------------------------------------------------------

REGISTRATION OF
 BOOK-ENTRY CERTIFICATES..  If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "RISK FACTORS--BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT" and "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.

CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES ........  The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

CERTAIN ERISA
 CONSIDERATIONS ..........  If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "CERTAIN ERISA CONSIDERATIONS" in this prospectus and "ERISA CONSIDERATIONS" in the related prospectus supplement.

LEGAL INVESTMENT .........  The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase,
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            ownership, and sale of the offered certificates. See "LEGAL INVESTMENT" in this prospectus and in the related prospectus supplement.

RATING ...................  At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See "RATING" in this prospectus and "RATINGS" in the related prospectus supplement.
--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "DESCRIPTION OF THE CERTIFICATES--REPORTS TO CERTIFICATEHOLDERS" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o     The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--TERMINATION" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "DESCRIPTION OF CREDIT SUPPORT" and "RATING" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;
     o     Declines in real estate values;

     o     Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o     Acts of God; and

     o     Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o     Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o     The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o     The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o     Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--LIMITED NATURE OF RATINGS", "DESCRIPTION OF THE CERTIFICATES" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--LEASES AND RENTS" in this prospectus.

ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--ENVIRONMENTAL RISKS" in this prospectus.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o     fire;

     o     lightning;

     o     explosion;

     o     smoke;

     o     windstorm and hail; and

     o     riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "DESCRIPTION OF THE POOLING AGREEMENTS--HAZARD INSURANCE POLICIES" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "CERTAIN ERISA CONSIDERATIONS" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o     reduce monthly payments due under a mortgage loan;

     o     change the rate of interest due on a mortgage loan; or

     o     otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS--GENERAL" in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "DEPOSITOR") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "MORTGAGE ASSET SELLER"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--MORTGAGE LOANS" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     GENERAL. The mortgage loans will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages, deeds of trust or similar security instruments (the "MORTGAGES") that create liens on fee or leasehold estates in properties (the "MORTGAGED PROPERTIES") consisting of:

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("COOPERATIVES"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o     non-cash items such as depreciation and amortization,

     o     capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("NET LEASES"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o     the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "RISK FACTORS--RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES" and "--BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("DUE DATES") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "EQUITY PARTICIPATION"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o With respect to mortgage loans with adjustable mortgage interest rates ("ARM LOANS"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS AGREEMENT"). The issuer of the MBS (the "MBS ISSUER") and/or the servicer of the underlying mortgage loans (the "MBS SERVICER") will have entered into the MBS Agreement, generally with a trustee (the "MBS TRUSTEE") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o     the payment characteristics of the MBS,

     o     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o     a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--MORTGAGE LOANS--MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "RISK FACTORS--CREDIT SUPPORT LIMITATIONS" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "CASH FLOW AGREEMENT"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "RISK FACTORS--PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "DETERMINATION DATE") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "PREPAYMENT INTEREST SHORTFALL") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.

The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "DESCRIPTION OF THE POOLING AGREEMENTS--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o     the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o     the quality of management of the Mortgaged Properties,

     o     the servicing of the mortgage loans,

     o     possible changes in tax laws and other opportunities for investment,

     o     the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o     by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     NEGATIVE AMORTIZATION. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--YIELD AND PREPAYMENT CONSIDERATIONS" above.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     OPTIONAL EARLY TERMINATION. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "SENIOR CERTIFICATES") or subordinate (collectively, "SUBORDINATE CERTIFICATES") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "DEFINITIVE CERTIFICATES") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "RISK FACTORS--LIMITED LIQUIDITY OF YOUR CERTIFICATES" and "--BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "RECORD DATE"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("ACCRUAL CERTIFICATES"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "YIELD AND MATURITY CONSIDERATIONS--CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "RISK FACTORS--PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS" and "YIELD AND MATURITY CONSIDERATIONS" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "RELATED PROCEEDS") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "NONRECOVERABLE ADVANCE"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "DISTRIBUTION DATE STATEMENT") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
           (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "CODE"), as are from time to time in force. See, however, "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "DESCRIPTION OF THE POOLING AGREEMENTS--AMENDMENT" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "DESCRIPTION OF THE POOLING AGREEMENTS--EVENTS OF DEFAULT", "--RIGHTS UPON EVENT OF DEFAULT" and "--RESIGNATION AND REMOVAL OF THE TRUSTEE" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "CERTIFICATE OWNER") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the depositor is unable to locate a qualified successor, or

     o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "POOLING AGREEMENT"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.

Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "WARRANTING PARTY") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o     the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.

The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "SERVICING STANDARD").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO PROPERTY"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "SUB-SERVICING AGREEMENT") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--CERTIFICATE ACCOUNT" and "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

     A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     GENERAL. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("PERMITTED INVESTMENTS"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     DEPOSITS. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "INSURANCE AND CONDEMNATION PROCEEDS") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with the net operating income (less reasonable reservesfor future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus;

     5. any advances made as described under "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "DESCRIPTION OF THE TRUST FUNDS--CASH FLOW AGREEMENTS" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES" and "--REPRESENTATIONS AND WARRANTIES; REPURCHASES" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus, and all proceeds of any mortgage asset purchased as described under "DESCRIPTION OF THE CERTIFICATES-- TERMINATION" in this prospectus (all of the foregoing, also "LIQUIDATION PROCEEDS");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--HAZARD INSURANCE POLICIES" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of the trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--CERTAIN MATTERS REGARDING THE TRUSTEE" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXES THAT MAY BE IMPOSED ON THE REMIC POOL" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable,
(2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

     2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL RISKS" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--DUE-ON-SALE AND DUE-ON-ENCUMBRANCE" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "YIELD AND MATURITY CONSIDERATIONS--CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

     o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "EVENTS OF DEFAULT" under the related Pooling Agreement will include

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses
(1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "RISK FACTORS--CREDIT SUPPORT LIMITATIONS" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C BANK"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST FUNDS--MORTGAGE LOANS" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--BANKRUPTCY LAWS" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "BANKRUPTCY CODE") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.

The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--ENVIRONMENTAL RISKS" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     LEASEHOLD RISKS. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     COOPERATIVE SHARES. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     CERTAIN OF THE BORROWERS MAY BE PARTNERSHIPS. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal

(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "DESCRIPTION OF THE POOLING AGREEMENTS--REALIZATION UPON DEFAULTED MORTGAGE LOANS" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "GARN ACT"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC REGULATIONS") promulgated by the U.S. Department of Treasury (the "TREASURY"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC POOL". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC CERTIFICATES" and will consist of one or more classes of "REGULAR CERTIFICATES" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE" below.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust (a "FASIT") for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "DISQUALIFIED ORGANIZATIONS" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--DISQUALIFIED ORGANIZATIONS" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "REFORM ACT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

GENERAL

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID REGULATIONS") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("RANDOM LOT CERTIFICATES"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute

"qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

ACQUISITION PREMIUM

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below.

VARIABLE RATE REGULAR CERTIFICATES

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--ORIGINAL ISSUE DISCOUNT" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

DEFERRED INTEREST

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

MARKET DISCOUNT

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--ORIGINAL ISSUE DISCOUNT" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TREATMENT OF LOSSES

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

TAXATION OF REMIC INCOME

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("RESIDUAL CERTIFICATEHOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of

Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--TAXATION OF REMIC INCOME" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, PROVIDED that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE--MARKET DISCOUNT" below regarding the basis of mortgage loans to the REMIC Pool and "--SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--TAXATION OF REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" and "--VARIABLE RATE REGULAR CERTIFICATES", without regard to the de minimis rule described in that section, and "--PREMIUM" above.

     DEFERRED INTEREST. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--TAXATION OF REGULAR CERTIFICATES--DEFERRED INTEREST" above.

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above.

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--TAXATION OF REGULAR CERTIFICATES--PREMIUM", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--FOREIGN INVESTORS" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--TAXATION OF CERTAIN FOREIGN INVESTORS--RESIDUAL CERTIFICATES" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "PASS-THROUGH ENTITY" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--FOREIGN INVESTORS" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--DISQUALIFIED ORGANIZATIONS" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. PERSON" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--TAXATION OF RESIDUAL CERTIFICATES--BASIS AND LOSSES" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

     The IRS has issued regulations, the "MARK TO MARKET REGULATIONS", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR CERTIFICATES

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "NON-U.S. PERSON" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships.

Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

RESIDUAL CERTIFICATES

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--TAXATION OF RESIDUAL CERTIFICATES--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--FOREIGN INVESTORS" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--STATUS OF REMIC CERTIFICATES" above.

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

GENERAL

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "STRIPPED CERTIFICATES", as described below, as a REMIC (certificates of that kind of series are referred to as "STANDARD CERTIFICATES"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--RECHARACTERIZATION OF SERVICING FEES" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--STRIPPED CERTIFICATES" and "--RECHARACTERIZATION OF SERVICING FEES", below.

TAX STATUS

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a REIT will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a FASIT will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

PREMIUM AND DISCOUNT

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF RESIDUAL
CERTIFICATES--TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE--PREMIUM" above.

     ORIGINAL ISSUE DISCOUNT. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--STRIPPED CERTIFICATES" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--STRIPPED CERTIFICATES" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD CERTIFICATES

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--STANDARD CERTIFICATES--RECHARACTERIZATION OF SERVICING FEES" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--STANDARD CERTIFICATES--RECHARACTERIZATION OF SERVICING FEES" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--STANDARD CERTIFICATES--GENERAL" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--TAXATION OF STRIPPED CERTIFICATES--POSSIBLE ALTERNATIVE CHARACTERIZATIONS" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--MARKET DISCOUNT" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

STATUS OF STRIPPED CERTIFICATES

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

TAXATION OF STRIPPED CERTIFICATES

     Original Issue Discount. Except as described under "--GENERAL" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" and "--VARIABLE RATE REGULAR CERTIFICATES" above. However, with thE apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF REGULAR CERTIFICATES--SALE OR EXCHANGE OF REGULAR CERTIFICATES" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--BACKUP WITHHOLDING" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF CERTAIN FOREIGN INVESTORS--REGULAR CERTIFICATES" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("PARTIES IN INTEREST") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "EXEMPTIONS") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) REGULATIONS") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "DISQUALIFIED ORGANIZATION," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES--TAXATION OF RESIDUAL CERTIFICATES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES--DISQUALIFIED ORGANIZATIONS."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("NON-SMMEA CERTIFICATES") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "TYPE IV SECURITIES," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "REGISTRATION STATEMENT") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                   PAGE
1998 Policy Statement ...........................   108
401(c) Regulations ..............................   106
Accrual Certificates ............................    38
ADA .............................................    74
ARM Loans .......................................    27
Bankruptcy Code .................................    65
Cash Flow Agreement .............................    29
Certificate Owner ...............................    43
Code ............................................    42
Cooperatives ....................................    24
CPR .............................................    33
Definitive Certificates .........................    37
Depositor .......................................    24
Determination Date ..............................    30
Disqualified Organization .......................   107
disqualified organizations ......................    76
Distribution Date Statement .....................    41
DOL .............................................   105
DTC .............................................    37
Due Dates .......................................    26
EDGAR ...........................................   111
Equity Participation ............................    27
Exemptions ......................................   106
FAMC ............................................    28
FHLMC ...........................................    28
FNMA ............................................    28
Garn Act ........................................    72
GNMA ............................................    28
Indirect Participants ...........................    43
Insurance and Condemnation
  Proceeds ......................................    49
L/C Bank ........................................    61
Liquidation Proceeds ............................    49
Mark to Market Regulations ......................    92
MBS .............................................    24
MBS Agreement ...................................    28
MBS Issuer ......................................    28
MBS Servicer ....................................    28
MBS Trustee .....................................    28
MERS ............................................    45
Mortgage Asset Seller ...........................    24
Mortgage Notes ..................................    24
Mortgaged Properties ............................    24
Mortgages .......................................    24
NCUA ............................................   108
Net Leases ......................................    25
Non-SMMEA Certificates ..........................   107
Non-U.S. Person .................................    94
Nonrecoverable Advance ..........................    40
OCC .............................................   108
OID Regulations .................................    78
Participants ....................................    43
Parties in Interest .............................   105
Pass-Through Entity .............................    89
Permitted Investments ...........................    48
Plans ...........................................   105
Pooling Agreement ...............................    45
Prepayment Assumption ...........................    79
Prepayment Interest Shortfall ...................    30
Prepayment Premium ..............................    27
PTCE 95-60 ......................................   106
Random Lot Certificates .........................    78
Record Date .....................................    38
Reform Act ......................................    78
Registration Statement ..........................   110
Regular Certificates ............................    75
Related Proceeds ................................    40
Relief Act ......................................    73
REMIC ...........................................    12
REMIC Certificates ..............................    75
REMIC Pool ......................................    75
REMIC Regulations ...............................    75
REO Property ....................................    47
Residual Certificateholders .....................    85
Securities Act ..................................   109
Senior Certificates .............................    37
Servicing Standard ..............................    47
SMMEA ...........................................   107
SPA .............................................    33
Standard Certificates ...........................    97
Startup Day .....................................    76
Stripped Certificateholder ......................   101
Stripped Certificates ...........................    97
Sub-Servicing Agreement .........................    48
Subordinate Certificates ........................    37
Title V .........................................    72
Treasury ........................................    75
Type IV securities ..............................   108
U.S. Person .....................................    91
Warranting Party ................................    46

[THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECMC 2004-C3." The spreadsheet file "GECMC 2004-C3" is a Microsoft Excel(1), Version
5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

--------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                              ---------------------

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                   PAGE
Notice to Residents of the United Kingdom ...........    S-4
Summary of Certificates .............................    S-7
Summary of Terms ....................................    S-9
Risk Factors ........................................   S-33
Description of the Mortgage Pool ....................   S-66
Description of the Certificates .....................  S-107
Servicing of the Mortgage Loans .....................  S-145
Yield and Maturity Considerations ...................  S-185
Certain Federal Income Tax Consequences .............  S-193
Method of Distribution ..............................  S-194
Legal Matters .......................................  S-195
Ratings .............................................  S-195
Legal Investment ....................................  S-196
ERISA Considerations ................................  S-196
Index of Principal Definitions ......................  S-199

PROSPECTUS                                              PAGE
Summary of Prospectus ...............................      6
Risk Factors ........................................     14
Description of the Trust Funds ......................     24
Yield and Maturity Considerations ...................     30
The Depositor .......................................     36
Use of Proceeds .....................................     36
Description of the Certificates .....................     37
Description of the Pooling Agreements ...............     45
Description of Credit Support .......................     60
Certain Legal Aspects of Mortgage Loans .............     63
Certain Federal Income Tax Consequences .............     75
State and Other Tax Considerations ..................    104
Certain ERISA Considerations ........................    105
Legal Investment ....................................    107
Method of Distribution ..............................    109
Incorporation of Certain Information By
  Reference .........................................    110
Legal Matters .......................................    111
Financial Information ...............................    111
Rating ..............................................    111
Index of Principal Definitions ......................    112


     DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL OCTOBER 19, 2004.

================================================================================


================================================================================

                           $943,946,000 (APPROXIMATE)



                                  GE COMMERCIAL
                              MORTGAGE CORPORATION
                                   (DEPOSITOR)



                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C3




CLASS A-1 CERTIFICATES ................  $ 89,332,000
CLASS A-2 CERTIFICATES ................  $240,728,000
CLASS A-3 CERTIFICATES ................  $221,265,000
CLASS A-4 CERTIFICATES ................  $301,331,000
CLASS B CERTIFICATES ..................  $ 32,727,000
CLASS C CERTIFICATES ..................  $ 15,502,000
CLASS D CERTIFICATES ..................  $ 27,559,000
CLASS E CERTIFICATES ..................  $ 15,502,000




                              --------------------
                              PROSPECTUS SUPPLEMENT
                              --------------------



                            DEUTSCHE BANK SECURITIES

                         BANC OF AMERICA SECURITIES LLC

                                    CITIGROUP

                                    JPMORGAN

                               MERRILL LYNCH & CO.






                                  JULY 16, 2004


================================================================================